                                         Free Writing Prospectus
                                         Filed Pursuant to Rule 433
                                         Registration Statement No.: 333-126661

The information in this free writing prospectus is not complete and may be amended prior to the time of sale. This free writing prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED DECEMBER 5, 2005, MAY BE AMENDED OR
COMPLETED PRIOR TO TIME OF SALE

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

     The depositor has filed a registration statement (including a prospectus)
with the SEC (SEC File No. 333-126661) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 212-834-3813 (collect call) or by emailing Avinash
Bappanad at bappanad_avinash@jpmorgan.com.
                                --------------
                          $3,871,203,000 (APPROXIMATE)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                   Depositor

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-LDP5
                           JPMORGAN CHASE BANK, N.A.
                          EUROHYPO AG, NEW YORK BRANCH
                         NOMURA CREDIT & CAPITAL, INC.
                         PNC BANK, NATIONAL ASSOCIATION
                         IXIS REAL ESTATE CAPITAL INC.
                           AIG MORTGAGE CAPITAL, LLC
                             Mortgage Loan Sellers
                                --------------
     J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2005-LDP5 Commercial Mortgage Pass-Through Certificates,
which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 195 fixed rate mortgage loans secured by first liens on 313 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the offered certificates. The
Series 2005-LDP5 certificates are not obligations of J.P. Morgan Chase
Commercial Mortgage Securities Corp., the mortgage loan sellers or any of their respective affiliates, and neither the Series 2005-LDP5 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.
                                --------------

                    INITIAL CLASS          INITIAL
                     CERTIFICATE           APPROX.       PASS-THROUGH
                      BALANCE OR         PASS-THROUGH        RATE
                  NOTIONAL AMOUNT(1)         RATE         DESCRIPTION
               ----------------------- --------------- ----------------

Class A-1 ....    $    250,727,000                 %         Fixed
Class A-2 ....    $    497,502,000%          (4)
Class A-3 ....    $    171,451,000%          (4)
Class A-4 ....    $  1,394,695,000%          (4)
Class A-SB ...    $    169,706,000%          (4)
Class A-1A ...    $    453,417,000%          (4)
Class X-2 ....    $  4,112,135,000(5)              %      Variable(6)
Class A-M ....    $    319,643,000%          (4)
Class A-MFL ..    $    100,000,000(7)    LIBOR +   %      Floating(8)
Class A-J ....    $    298,995,000%          (4)
Class B ......    $     26,228,000%          (4)
Class C ......    $     73,437,000%          (4)
Class D ......    $     41,965,000%          (4)
Class E ......    $     20,982,000%          (4)
Class F ......    $     52,455,000%          (4)

                     ASSUMED                                       RATED
                      FINAL                EXPECTED                FINAL
                   DISTRIBUTION             RATINGS            DISTRIBUTION
                     DATE(2)        (S&P/MOODY'S/FITCH)(3)        DATE(2)
               ------------------- ------------------------ ------------------

Class A-1 ....   June 15, 2010            AAA/Aaa/AAA       December 15, 2044
Class A-2 ....    May 15, 2011            AAA/Aaa/AAA       December 15, 2044
Class A-3 ....  January 15, 2014          AAA/Aaa/AAA       December 15, 2044
Class A-4 .... November 15, 2015          AAA/Aaa/AAA       December 15, 2044
Class A-SB ... December 15, 2014          AAA/Aaa/AAA       December 15, 2044
Class A-1A ... December 15, 2015          AAA/Aaa/AAA       December 15, 2044
Class X-2 .... December 15, 2012          AAA/Aaa/AAA       December 15, 2044
Class A-M .... December 15, 2015          AAA/Aaa/AAA       December 15, 2044
Class A-MFL .. December 15, 2015        AAA/Aaa/AAA(9)      December 15, 2044
Class A-J .... December 15, 2015          AAA/Aaa/AAA       December 15, 2044
Class B ...... December 15, 2015          AA+/Aa1/AA+       December 15, 2044
Class C ...... December 15, 2015           AA/Aa2/AA        December 15, 2044
Class D ...... December 15, 2015          AA-/Aa3/AA-       December 15, 2044
Class E ...... December 15, 2015           A+/A1/A+         December 15, 2044
Class F ...... December 15, 2015            A/A2/A          December 15, 2044

(Footnotes to table on page S-8)

-------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-38 OF THIS
FREE WRITING PROSPECTUS AND PAGE 9 OF THE PROSPECTUS.
Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.
The certificates will represent interests in the trust fund only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.
-------------------------------------------------------------------------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE REGULATORS HAVE NOT
APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY
OR ACCURACY OF THIS FREE WRITING PROSPECTUS OR THE ACCOMPANYING PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. J.P. MORGAN CHASE
COMMERCIAL MORTGAGE SECURITIES CORP. WILL NOT LIST THE OFFERED CERTIFICATES ON
ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES
ASSOCIATION.

     THE UNDERWRITERS, J.P. MORGAN SECURITIES INC., NOMURA SECURITIES
INTERNATIONAL, INC., DEUTSCHE BANK SECURITIES INC., IXIS SECURITIES NORTH
AMERICA INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, PNC CAPITAL
MARKETS LLC AND WACHOVIA CAPITAL MARKETS, LLC WILL PURCHASE THE OFFERED
CERTIFICATES FROM J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. AND
WILL OFFER THEM TO THE PUBLIC AT NEGOTIATED PRICES, PLUS, IN CERTAIN CASES,
ACCRUED INTEREST, DETERMINED AT THE TIME OF SALE. J.P. MORGAN SECURITIES INC.
AND NOMURA SECURITIES INTERNATIONAL, INC. ARE ACTING AS CO-LEAD MANAGERS FOR
THIS OFFERING AND DEUTSCHE BANK SECURITIES INC., IXIS SECURITIES NORTH AMERICA
INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, PNC CAPITAL MARKETS
LLC AND WACHOVIA CAPITAL MARKETS, LLC ARE ACTING AS CO-MANAGERS FOR THIS
OFFERING. J.P. MORGAN SECURITIES INC. AND NOMURA SECURITIES INTERNATIONAL, INC.
ARE ACTING AS JOINT BOOKRUNNERS FOR THIS OFFERING IN THE FOLLOWING MANNER:
NOMURA SECURITIES INTERNATIONAL, INC. IS ACTING AS SOLE BOOKRUNNER WITH RESPECT
TO  % OF THE CLASS A-4 CERTIFICATES. J.P. MORGAN SECURITIES INC. IS ACTING AS
SOLE BOOKRUNNER WITH RESPECT TO THE REMAINDER OF THE CLASS A-4 CERTIFICATES AND
ALL OTHER CLASSES OF OFFERED CERTIFICATES.

     THE UNDERWRITERS EXPECT TO DELIVER THE OFFERED CERTIFICATES TO PURCHASERS
IN BOOK-ENTRY FORM ONLY THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY
IN THE UNITED STATES AND CLEARSTREAM BANKING, SOCIETE ANONYME AND EUROCLEAR
BANK, AS OPERATOR OF THE EUROCLEAR SYSTEM, IN EUROPE, AGAINST PAYMENT IN NEW
YORK, NEW YORK ON OR ABOUT DECEMBER 28, 2005. WE EXPECT TO RECEIVE FROM THIS
OFFERING APPROXIMATELY   % OF THE INITIAL AGGREGATE PRINCIPAL BALANCE OF THE
OFFERED CERTIFICATES, PLUS (EXCEPT WITH RESPECT TO THE CLASS A-MFL
CERTIFICATES) ACCRUED INTEREST FROM DECEMBER 1, 2005, BEFORE DEDUCTING EXPENSES
PAYABLE BY US.

JPMORGAN                                                                 NOMURA
IXIS SECURITIES NORTH AMERICA INC.                      PNC CAPITAL MARKETS LLC
DEUTSCHE BANK SECURITIES        MERRILL LYNCH & CO.         WACHOVIA SECURITIES

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-LDP5

                             [MAP OF UNITED STATES]

Texas                     39 properties       $731,887,172     17.4% of total
New York                  29 properties       $483,407,753     11.5% of total
Florida                   41 properties       $405,776,490      9.7% of total
Washington                 9 properties       $251,847,048      6.0% of total
Illinois                  11 properties       $247,684,504      5.9% of total
Massachusetts              4 properties       $205,388,568      4.9% of total
Iowa                       3 properties       $197,843,146      4.7% of total
Maryland                  13 properties       $188,720,166      4.5% of total
California                18 properties       $152,542,345      3.6% of total
Colorado                   7 properties       $132,104,369      3.1% of total
North Carolina            16 properties       $131,951,544      3.1% of total
New Jersey                11 properties       $127,053,000      3.0% of total
Michigan                   9 properties       $113,138,416      2.7% of total
Ohio                      13 properties       $111,668,188      2.7% of total
Missouri                   9 properties        $90,726,981      2.2% of total
Georgia                    6 properties        $78,487,702      1.9% of total
Tennessee                 11 properties        $75,108,145      1.8% of total
Indiana                    8 properties        $65,575,218      1.6% of total
Pennsylvania              12 properties        $64,508,571      1.5% of total
Virginia                   7 properties        $60,657,668      1.4% of total
Oklahoma                   2 properties        $31,084,878      0.7% of total
Kansas                     5 properties        $29,889,682      0.7% of total
District Of Columbia       2 properties        $28,200,000      0.7% of total
Arizona                    4 properties        $25,163,998      0.6% of total
Nevada                     4 properties        $22,550,000      0.5% of total
Rhode Island               1 property          $20,750,000      0.5% of total
Alabama                    4 properties        $19,802,312      0.5% of total
Kentucky                   3 properties        $18,208,045      0.4% of total
Oregon                     1 property          $16,000,000      0.4% of total
Arkansas                   1 property          $14,400,000      0.3% of total
Maine                      2 properties        $14,342,105      0.3% of total
Wisconsin                  3 properties        $12,400,000      0.3% of total
Vermont                    1 property          $11,088,203      0.3% of total
Wyoming                    1 property           $7,560,000      0.2% of total
Delaware                   1 property           $4,500,000      0.1% of total
South Dakota               1 property           $2,790,562      0.1% of total
West Virginia              1 property           $1,620,000      0.0% of total

                [PICTURE OF BROOKDALE OFFICE PORTFOLIO BUILDINGS]

Brookdale Office Portfolio                                      Various, Various

                [PICTURE OF GRAND PLAZA]

                                                  [PICTURE OF HOUSTON GALLERIA]

Grand Plaza                  Chicago, IL    Houston Galleria        Houston, TX

              [PICTURES OF JORDAN CREEK]

Jordan Creek                                                 West Des Moines, IA

         [PICTURES OF DRA-CRT PORTFOLIO BUILDINGS]

Selig Office Portfolio                                               Seattle, WA

        [PICTURE]           [PICTURE]

DRA-CRT Portfolio II          Various, Various

                                             [PICTURES OF 2 GRAND CENTRAL TOWER]

        [PICTURES OF NEC AMERICA CORPORATE CENTER]

NEC America Corporate Center       Irving, TX     2 Grand Central Tower  NY, NY

              IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

     The offered certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of offered certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of offered certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

     As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the offered certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     You have requested that the underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this free writing prospectus. This free writing prospectus is being provided to you for informative purposes only in response to your specific request. The underwriters described in this free writing prospectus may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this free writing prospectus. The underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this free writing prospectus.

     The information contained herein supersedes any previous information delivered to you and may be superseded by information delivered to you prior to the time of sale.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                            FREE WRITING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus (the "Prospectus") on file with the SEC (SEC File No. 333-126661)
and attached as Annex I hereto, which provides general information, some of which may not apply to the offered certificates; and (b) this free writing prospectus, which describes the specific terms of the offered certificates.

     This free writing prospectus and the accompanying Prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this free writing prospectus and the
Prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this free writing prospectus and the Prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" commencing on page S-224 of this free writing prospectus. The capitalized terms used in the Prospectus are defined on the pages indicated under the caption "Index of Defined Terms" commencing on page
123 of the Prospectus.

     In this free writing prospectus, the terms "Depositor," "we," "us" and
"our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

                                      S-2

                             EUROPEAN ECONOMIC AREA

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member
State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the
Prospectus Directive, except that it may, with effect from and including the
Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

       (a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

       (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance
    sheet of more than |Hm43,000,000 and (3) an annual net turnover of more
    than |Hm50,000,000, as shown in its last annual or consolidated accounts;
    or

       (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus
    Directive.

     For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant
Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the
Prospectus Directive in that Member State and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

     Each underwriter has represented and agreed that:

       (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the
    Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

       (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

     The distribution of this free writing prospectus (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or 19 (Investment Professionals) of the
Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all
such persons together being referred to as the "Relevant Persons"). This free writing prospectus must not be acted on or relied on by persons who are not
Relevant Persons. Any investment or investment activity to which this free writing prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

                                      S-3

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the offered certificates and that compensation will not be available under the United Kingdom Financial Services Compensation
Scheme.

                                      S-4

                                                      PAGE
                                                     -----

IMPORTANT NOTICE REGARDING THE
   OFFERED CERTIFICATES  .........................    S-2
IMPORTANT NOTICE ABOUT
   INFORMATION PRESENTED IN THIS

NOTICE TO UNITED KINGDOM

   Geographic Concentration Entails
      Risks ......................................   S-38
   Certain State-Specific Considerations .........   S-39
   Risks to the Mortgaged Properties
      Relating to Terrorist Attacks and
      Foreign Conflicts ..........................   S-40
   Risks Relating to Mortgage Loan
      Concentrations .............................   S-40
   Risks Relating to Enforceability of
      Cross-Collateralization ....................   S-42
   The Borrower's Form of Entity May
      Cause Special Risks ........................   S-42
   Ability to Incur Other Borrowings
      Entails Risk ...............................   S-44
   Borrower May Be Unable to Repay
      Remaining Principal Balance on
      Maturity Date or Anticipated
      Repayment Date .............................   S-47
   Commercial and Multifamily Lending
      Is Dependent Upon Net Operating
      Income .....................................   S-48
   Tenant Concentration Entails Risk .............   S-49
   Mortgaged Properties Leased to
      Multiple Tenants Also Have Risks ...........   S-51
   Certain Additional Risks Relating to
      Tenants ....................................   S-51
   Substitution of Mortgaged Properties
      May Lead to Increased Risks ................   S-54
   Risks Related to Redevelopment and
      Renovation at the Mortgaged
      Properties .................................   S-54
   Mortgaged Properties Leased to
      Borrowers or Borrower Affiliated
      Entities Also Have Risks ...................   S-55
   Tenant Bankruptcy Entails Risks ...............   S-55
   Mortgage Loans Are Nonrecourse and
      Are Not Insured or Guaranteed ..............   S-55

                                                      PAGE
                                                     -----

   Office Properties Have Special Risks ..........   S-56
   Retail Properties Have Special Risks ..........   S-56
   Multifamily Properties Have Special
      Risks ......................................   S-58
   Industrial Properties Have Special
      Risks ......................................   S-60
   Senior Living and Residential
      Healthcare Facilities Have Special
      Risks ......................................   S-61
   Hotel Properties Have Special Risks ...........   S-62
   Risks Relating to Affiliation with a
      Franchise or Hotel Management
      Company ....................................   S-62
   Lack of Skillful Property Management
      Entails Risks ..............................   S-63
   Some Mortgaged Properties May Not
      Be Readily Convertible to
      Alternative Uses ...........................   S-63
   Condominium Ownership May Limit
      Use and Improvements .......................   S-64
   Property Value May Be Adversely
      Affected Even When Current
      Operating Income Is Not ....................   S-64
   Mortgage Loans Secured by Leasehold
      Interests May Expose Investors to

   Your Lack of Control Over the Trust
      Fund Can Create Risks ......................   S-66
   Potential Conflicts of Interest ...............   S-67
   Special Servicer May Be Directed to
      Take Actions ...............................   S-68
   Bankruptcy Proceedings Entail Certain
      Risks ......................................   S-68
   Risks Relating to Prepayments and
      Repurchases ................................   S-69
   Optional Early Termination of the
      Trust Fund May Result in an Adverse
      Impact on Your Yield or May Result
      in a Loss ..................................   S-72
   Sensitivity to LIBOR and Yield
      Considerations .............................   S-73
   Risks Relating to the Swap Contract ...........   S-73
   Mortgage Loan Sellers May Not Be
      Able to Make a Required
      Repurchase or Substitution of a
      Defective Mortgage Loan ....................   S-74

                                      S-5

                                                  PAGE
                                                ------

   Risks Relating to Enforceability of
      Yield Maintenance Charges,
      Prepayment Premiums or
      Defeasance Provisions .................    S-74
   Risks Relating to Borrower Default .......    S-74
   Risks Relating to Interest on Advances
      and Special Servicing Compensation.....    S-75
   Risks of Limited Liquidity and Market
      Value .................................    S-75
   Different Timing of Mortgage Loan
      Amortization Poses Certain Risks ......    S-75
   Subordination of Subordinate Offered
      Certificates ..........................    S-76
   Limited Information Causes
      Uncertainty ...........................    S-76
   Environmental Risks Relating to the
      Mortgaged Properties ..................    S-76
   Tax Considerations Relating to
      Foreclosure ...........................    S-78
   Risks Associated with One Action
      Rules .................................    S-78
   Risks Relating to Enforceability .........    S-78
   Potential Absence of Attornment
      Provisions Entails Risks ..............    S-79
   Property Insurance May Not Be
      Sufficient ............................    S-79
   Zoning Compliance and Use
      Restrictions May Adversely Affect
      Property Value ........................    S-82
   Risks Relating to Costs of Compliance
      with Applicable Laws and
      Regulations ...........................    S-82
   No Reunderwriting of the Mortgage
      Loans .................................    S-83
   Litigation or Other Legal Proceedings
      Could Adversely Affect the
      Mortgage Loans ........................    S-83
   Risks Relating to Book-Entry
      Registration ..........................    S-84
   Risks Relating to Inspections of

                                                  PAGE
                                                ------

   Top Fifteen Mortgage Loans or Groups
      of Cross-Collateralized Mortgage
      Loans .................................   S-110
   ARD Loans ................................   S-110
   Certain Terms and Conditions of the
      Mortgage Loans ........................   S-111
   Additional Mortgage Loan

   Underwriting Guidelines and
      Processes .............................   S-123
   Representations and Warranties;
      Repurchases and Substitutions .........   S-125
   Repurchase or Substitution of
      Cross-Collateralized Mortgage

   Book-Entry Registration and Definitive
      Certificates ..........................   S-134
   Distributions ............................   S-136
   Allocation of Yield Maintenance
      Charges and Prepayment Premiums........   S-158
   Assumed Final Distribution Date;
      Rated Final Distribution Date .........   S-159
   Subordination; Allocation of Collateral

   Reports to Certificateholders; Certain
      Available Information .................   S-169
   Voting Rights ............................   S-174
   Termination; Retirement of
      Certificates ..........................   S-174
   The Trustee, Certificate Registrar and

                                      S-6

                                                   PAGE
                                                 ------

   The Directing Certificateholder and
      the Houston Galleria Operating
      Advisor .................................. S-182
   Limitation on Liability of Directing
      Certificateholder and Houston

   Servicing and Other Compensation
      and Payment of Expenses .................. S-186
   Maintenance of Insurance .................... S-189
   Modifications, Waiver and
      Amendments ............................... S-192
   Realization Upon Defaulted Mortgage
      Loans .................................... S-193
   Inspections; Collection of Operating
      Information .............................. S-196
   Certain Matters Regarding the Master
      Servicers, the Special Servicer and
      the Depositor ............................ S-197

                                                   PAGE
                                                 ------

YIELD AND MATURITY

   Yield Sensitivity of the Class X-2
      Certificates ............................. S-214
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ................................ S-216
   Taxation of the Swap Contract ............... S-217
CERTAIN RELATIONSHIPS AMONG

ANNEX A-1 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
          PROPERTIES

ANNEX A-2 CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
          PROPERTIES

ANNEX A-3 DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS OR GROUPS OF
          CROSS-COLLATERALIZED MORTGAGE LOANS

ANNEX B   CERTAIN CHARACTERISTICS OF THE MULTIFAMILY & MANUFACTURED HOUSING
          LOANS

ANNEX C   STRUCTURAL AND COLLATERAL FREE WRITING PROSPECTUS

ANNEX D   FORM OF REPORT TO CERTIFICATEHOLDERS

ANNEX E   CLASS X-2 COMPONENT NOTIONAL AMOUNTS

ANNEX F   CLASS X-2 REFERENCE RATES

ANNEX G   CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

ANNEX H   MORTGAGE LOAN AMORTIZATION SCHEDULES

ANNEX I   COPY OF PROSPECTUS

                                      S-7

                            SUMMARY OF CERTIFICATES

                      INITIAL CLASS
                       CERTIFICATE
                         BALANCE           APPROXIMATE    PASS-THROUGH
                       OR NOTIONAL           CREDIT           RATE
     CLASS              AMOUNT(1)          SUPPORT(10)     DESCRIPTION
--------------- ------------------------- ------------- ----------------

 Offered
 Certificates
 A-1                $    250,727,000         30.000%          Fixed
 A-2                $    497,502,000         30.000%           (4)
 A-3                $    171,451,000         30.000%           (4)
 A-4                $  1,394,695,000         30.000%           (4)
 A-SB               $    169,706,000         30.000%           (4)
 A-1A               $    453,417,000         30.000%           (4)
 X-2                $  4,112,135,000(5)       N/A          Variable(6)
 A-M                $    319,643,000         20.000%           (4)
 A-MFL              $    100,000,000(7)      20.000%       Floating(8)
 A-J                $    298,995,000         12.875%           (4)
 B                  $     26,228,000         12.250%           (4)
 C                  $     73,437,000         10.500%           (4)
 D                  $     41,965,000          9.500%           (4)
 E                  $     20,982,000          9.000%           (4)
 F                  $     52,455,000          7.750%           (4)
 Non-Offered
 Certificates
 X-1                $  4,196,426,779(12)      N/A          Variable(13)
 G                  $     36,719,000          6.875%           (4)
 H                  $     52,455,000          5.625%           (4)
 J                  $     41,965,000          4.625%           (4)
 K                  $     62,946,000          3.125%           (4)
 L                  $     26,228,000          2.500%           (4)
 M                  $     15,736,000          2.125%           (4)
 N                  $     15,737,000          1.750%           (4)
 O                  $      5,245,000          1.625%           (4)
 P                  $      5,246,000          1.500%           (4)
 Q                  $     10,491,000          1.250%           (4)
 NR                 $     52,455,779          N/A              (4)
 HG-1(14)           $     28,000,000          N/A              N/A
 HG-2(14)           $     24,000,000          N/A              N/A
 HG-3(14)           $     40,800,000          N/A              N/A
 HG-4(14)           $     32,400,000          N/A              N/A
 HG-5(14)           $      5,800,000          N/A              N/A

                                        INITIAL
                                        APPROX.        WEIGHTED        EXPECTED
                  ASSUMED FINAL          PASS-          AVERAGE        RATINGS
                   DISTRIBUTION         THROUGH          LIFE           (S&P/           PRINCIPAL
     CLASS           DATE(2)             RATE         (YRS.)(11)    MOODY'S/FITCH)(3)   WINDOW(11)
--------------- ------------------- ----------------- ------------ ------------------- ---------------

 Offered
 Certificates
 A-1              June 15, 2010% 2.9       AAA/Aaa/AAA     01/06 -- 06/10
 A-2               May 15, 2011% 4.7       AAA/Aaa/AAA     07/10 -- 05/11
 A-3             January 15, 2014% 7.0       AAA/Aaa/AAA     01/12 -- 01/14
 A-4            November 15, 2015% 9.6       AAA/Aaa/AAA     01/14 -- 11/15
 A-SB           December 15, 2014% 6.9       AAA/Aaa/AAA     06/10 -- 12/14
 A-1A           December 15, 2015% 8.1       AAA/Aaa/AAA     01/06 -- 12/15
 X-2            December 15, 2012                         % N/A       AAA/Aaa/AAA          N/A
 A-M            December 15, 2015% 9.9       AAA/Aaa/AAA     12/15 -- 12/15
 A-MFL          December 15, 2015         LIBOR +         % 9.9      AAA/Aaa/AAA(9)   12/15 -- 12/15
 A-J            December 15, 2015% 9.9       AAA/Aaa/AAA     12/15 -- 12/15
 B              December 15, 2015% 9.9       AA+/Aa1/AA+     12/15 -- 12/15
 C              December 15, 2015% 9.9        AA/Aa2/AA      12/15 -- 12/15
 D              December 15, 2015% 9.9       AA-/Aa3/AA-     12/15 -- 12/15
 E              December 15, 2015% 9.9         A+/A1/A+      12/15 -- 12/15
 F              December 15, 2015% 9.9          A/A2/A       12/15 -- 12/15
 Non-Offered
 Certificates
 X-1                   N/A                                % N/A        AAA/Aaa/AAA         N/A
 G                     N/A                                % N/A          A-/A3/A-          N/A
 H                     N/A                                % N/A       BBB+/Ba1/BBB+        N/A
 J                     N/A                                % N/A        BBB/Ba2/BBB         N/A
 K                     N/A                                % N/A       BBB-/Ba3/BBB-        N/A
 L                     N/A                                % N/A         BB+/NR/BB+         N/A
 M                     N/A                                % N/A          BB/NR/BB          N/A
 N                     N/A                                % N/A         BB-/NR/BB-         N/A
 O                     N/A                                % N/A          B+/NR/B+          N/A
 P                     N/A                                % N/A           B/NR/B           N/A
 Q                     N/A                                % N/A          B-/NR/B-          N/A
 NR                    N/A                                % N/A          NR/NR/NR          N/A
 HG-1(14)              N/A                 N/A              N/A             N/A            N/A
 HG-2(14)              N/A                 N/A              N/A             N/A            N/A
 HG-3(14)              N/A                 N/A              N/A             N/A            N/A
 HG-4(14)              N/A                 N/A              N/A             N/A            N/A
 HG-5(14)              N/A                 N/A              N/A             N/A            N/A

---------
(1)   Approximate, subject to a permitted variance of plus or minus 10%.

(2)   The assumed final distribution dates set forth in this free writing prospectus have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date;
      Rated Final Distribution Date" in this free writing prospectus. The rated final distribution date for each class of certificates is December 15,
      2044. See "Description of the Certificates--Assumed Final Distribution
      Date; Rated Final Distribution Date" in this free writing prospectus.

(3)   Ratings shown are those of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. and
      Fitch, Inc.

(4)   The pass-through rates applicable to the Class A-1A, Class A-2, Class
      A-3, Class A-4, Class A-SB, Class A-M, Class A-J, Class B, Class C, Class
      D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class
      M, Class N, Class O, Class P, Class Q and Class NR certificates and the
      Class A-MFL regular interest on each distribution date will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (not including the Houston
      Galleria trust subordinate companion loan) (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve

                                      S-8

      30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

(5)   The Class X-2 notional amount will be equal to the aggregate of the class balances (or portions thereof) of certain of the other classes of certificates.

(6)   The pass-through rate on the Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the
      Class X-2 certificates. See "Description of the
      Certificates--Distributions" in this free writing prospectus.

(7)   The certificate balance of the Class A-MFL certificates will be equal to the certificate balance of the Class A-MFL regular interest. See
      "Description of the Swap Contract" in this free writing prospectus.

(8)   The pass-through rate applicable to the Class A-MFL certificates on each
      distribution date will be a per annum rate equal to LIBOR plus      %. In
      addition, under certain circumstances described in this free writing prospectus, the pass-through rate applicable to the Class A-MFL
      certificates may convert to a fixed rate equal to      % per annum. The
      initial LIBOR rate will be determined on December 26, 2005, and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the related interest accrual period. See "Description of the
      Swap Contract--The Swap Contract" and "Description of the
      Certificates--Distributions" in this free writing prospectus.

(9)   The ratings assigned to the Class A-MFL certificates only reflect the
      receipt of a fixed rate of interest at a rate equal to   % per annum. See
      "Ratings" in this free writing prospectus.

(10)  The credit support percentages set forth for the Class A-1, Class A-2,
      Class A-3, Class A-4, Class A-SB and Class A-1A certificates are represented in the aggregate. The credit support percentages set forth for the Class A-M and the Class A-MFL certificates are represented in the aggregate. The credit support percentages do not include the certificate balances for the Class HG-1, Class HG-2, Class HG-3, Class HG-4 and Class
      HG-5 certificates.

(11)  The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in
      this free writing prospectus and on the assumptions that there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of the mortgage loans.

(12)  The Class X-1 notional amount will be equal to the aggregate of the class balances (or portions thereof) of certain of the other classes of certificates.

(13)  The pass-through rate on the Class X-1 certificates will be based on the weighted average interest strip rates of the components of the Class X-1 certificates. See "Description of the Certificates--Distributions" in
      this free writing prospectus.

(14)  The Class HG-1, Class HG-2, Class HG-3, Class HG-4 and Class HG-5
      certificates only represent interests in the Houston Galleria trust subordinate companion loan. Payments on these certificates will be subordinated to payments to the other classes of certificates represented in this table only to the extent that payments on the Houston Galleria trust subordinate companion loan are generally subordinate to payments on the Houston Galleria loan and to the extent that losses and certain expenses are incurred with respect to the Houston Galleria loan.

THE CLASS S, CLASS R AND CLASS LR CERTIFICATES ARE NOT OFFERED BY THIS FREE
WRITING PROSPECTUS OR REPRESENTED IN THIS TABLE.

                                      S-9

                               SUMMARY OF TERMS

     This summary highlights selected information from this free writing prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying
Prospectus attached as Annex I hereto carefully.

                           RELEVANT PARTIES AND DATES

Depositor....................   J.P. Morgan Chase Commercial Mortgage
                                Securities Corp., a wholly-owned subsidiary of
                                JPMorgan Chase Bank, N.A., a banking association
                                organized under the laws of the United States,
                                which is a wholly-owned subsidiary of JPMorgan
                                Chase & Co., a Delaware corporation. The
                                depositor's address is 270 Park Avenue, New
                                York, New York 10017, and its telephone number
                                is (212) 834-9271. See "The Depositor" in the
                                Prospectus.

Mortgage Loan Sellers........   JPMorgan Chase Bank, N.A., a national banking
                                association organized under the laws of the
                                United States, Eurohypo AG, New York Branch, the
                                New York branch of a German banking corporation,
                                Nomura Credit & Capital, Inc., a Delaware
                                corporation, PNC Bank, National Association, a
                                national banking association, IXIS Real Estate
                                Capital Inc., a New York corporation, and AIG
                                Mortgage Capital, LLC, a Delaware limited
                                liability company. JPMorgan Chase Bank, N.A. is
                                the initial swap counterparty and is an
                                affiliate of each of the depositor and J.P.
                                Morgan Securities Inc., one of the underwriters.
                                Nomura Credit & Capital, Inc. is an affiliate of
                                Nomura Securities International, Inc., one of
                                the underwriters. PNC Bank, National Association
                                is an affiliate of each of Midland Loan
                                Services, Inc., the special servicer and one of
                                the master servicers, and PNC Capital Markets
                                LLC, one of the underwriters. IXIS Real Estate
                                Capital Inc. is an affiliate of IXIS Securities
                                North America Inc., one of the underwriters. See
                                "Description of the Mortgage Pool--The Mortgage
                                Loan Sellers" and "Risk Factors--Potential
                                Conflicts of Interest" in this free writing
                                prospectus.

                                      S-10

                         SELLERS OF THE MORTGAGE LOANS

                                          AGGREGATE                 % OF       % OF
                                          PRINCIPAL        % OF    INITIAL    INITIAL
                           NUMBER OF      BALANCE OF     INITIAL    LOAN       LOAN
                            MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
          SELLER             LOANS          LOANS        BALANCE   BALANCE    BALANCE
------------------------- ----------- ----------------- --------- --------- ----------

  JPMorgan Chase
  Bank, N.A. ............      44      $1,304,801,164      31.1%     33.3%      12.9%
  Eurohypo AG, New
  York Branch ...........      26       1,182,035,933      28.2      30.5        9.0
  Nomura Credit &
  Capital, Inc. .........      61         931,206,086      22.2      19.6       43.5
  PNC Bank, National
  Association ...........      36         402,255,121       9.6       7.1       30.4
  IXIS Real Estate
  Capital Inc. ..........      23         321,919,449       7.7       8.1        4.5
  AIG Mortgage
  Capital, LLC ..........       5          54,209,028       1.3       1.4        0.0
                               --      --------------     -----     -----      -----
  Total .................     195      $4,196,426,780     100.0%    100.0%     100.0%
                              ===      ==============     =====     =====      =====

Underwriters.................   J.P. Morgan Securities Inc., Nomura Securities
                                International, Inc., IXIS Securities North
                                America Inc., PNC Capital Markets LLC, Deutsche
                                Bank Securities Inc., Merrill Lynch, Pierce,
                                Fenner & Smith Incorporated and Wachovia Capital
                                Markets, LLC. J.P. Morgan Securities Inc. is an
                                affiliate of the depositor and an affiliate of
                                JPMorgan Chase Bank, N.A., one of the mortgage
                                loan sellers and the swap counterparty. Nomura
                                Securities International, Inc. is an affiliate
                                of Nomura Credit & Capital, Inc., one of the
                                mortgage loan sellers. IXIS Securities North
                                America Inc. is an affiliate of IXIS Real Estate
                                Capital Inc., one of the mortgage loan sellers.
                                PNC Capital Markets LLC is an affiliate of PNC
                                Bank, National Association, one of the mortgage
                                loan sellers and an affiliate of Midland Loan
                                Services, Inc., the special servicer and one of
                                the master servicers. See "Risk
                                Factors--Potential Conflicts of Interest" in
                                this free writing prospectus.

Master Servicers.............   Midland Loan Services, Inc., a Delaware
                                corporation, will act as master servicer with
                                respect to 85 of the mortgage loans,
                                representing approximately 42.0% of the
                                aggregate principal balance of the pool of
                                mortgage loans as of the cut-off date (67
                                mortgage loans in loan group 1, representing
                                approximately 41.8% of the aggregate principal
                                balance of the mortgage loans in loan group 1 as
                                of the cut-off date, and 18 mortgage loans in
                                loan group 2, representing approximately 43.3%
                                of the aggregate principal balance of the
                                mortgage loans in loan group 2 as of the cut-off
                                date). Its servicing offices are located at
                                10851 Mastin, Suite 700, Overland Park, Kansas
                                66210 and its telephone number is (913)
                                253-9000. Midland Loan Services, Inc., is the
                                special servicer and is an affiliate of PNC
                                Bank, National Association, one of the mortgage
                                loan sellers, and of PNC Capital Markets LLC,
                                one of the underwriters.

                                GMAC Commercial Mortgage Corporation, a
                                California corporation, will act as master
                                servicer with respect to 110 of

                                      S-11

                                the mortgage loans, representing approximately
                                58.0% of the aggregate principal balance of the
                                pool of mortgage loans as of the cut-off date
                                (80 mortgage loans in loan group 1,
                                representing approximately 58.2% of the
                                aggregate principal balance of the mortgage
                                loans in loan group 1 as of the cut-off date,
                                and 30 mortgage loans in loan group 2,
                                representing approximately 56.7% of the
                                aggregate principal balance of the mortgage
                                loans in loan group 2 as of the cut-off date).
                                Its principal servicing offices are located at
                                200 Witmer Road, Horsham, Pennsylvania 19044.

                                The master servicers will be primarily
                                responsible for collecting payments and
                                gathering information with respect to the
                                mortgage loans included in the trust fund and
                                the companion loans that are not part of the
                                trust fund. See "Servicing of the Mortgage
                                Loans--The Master Servicers" in this free
                                writing prospectus.

Special Servicer.............   Midland Loan Services, Inc., a Delaware
                                corporation, will also act as special servicer
                                with respect to the mortgage loans and will be
                                primarily responsible for making decisions and
                                performing certain servicing functions with
                                respect to the mortgage loans that, in general,
                                are in default or as to which default is
                                imminent. The servicing offices of Midland Loan
                                Services, Inc. are located at 10851 Mastin,
                                Suite 700, Overland Park, Kansas 66210 and its
                                telephone number is (913) 253-9000. Midland Loan
                                Services, Inc. is one of the master servicers
                                and is an affiliate of PNC Bank, National
                                Association, one of the mortgage loan sellers,
                                and of PNC Capital Markets LLC, one of the
                                underwriters. The special servicer may be
                                removed without cause under certain
                                circumstances described in this free writing
                                prospectus. See "Servicing of the Mortgage
                                Loans--The Special Servicer" in this free
                                writing prospectus.

Trustee......................   LaSalle Bank National Association, a national
                                banking association with its principal offices
                                located in Chicago, Illinois. A corporate trust
                                office of the trustee is located at 135 South
                                LaSalle Street, Suite 1625, Chicago, Illinois
                                60603, Attention: Global Securities and Trust
                                Services Group, JP Morgan 2005-LDP5 and its
                                telephone number is (312) 904-1487. See
                                "Description of the Certificates--The Trustee,
                                Certificate Registrar and Authenticating Agent"
                                in this free writing prospectus. Following the
                                transfer of the mortgage loans into the trust,
                                the trustee, on behalf of the trust, will become
                                the mortgagee of record under each mortgage
                                loan.

Cut-off Date.................   With respect to each mortgage loan, the
                                related due date in December 2005 for that
                                mortgage loan or, with respect to those mortgage
                                loans that were originated in either November
                                2005 or December 2005 and have their first due

                                      S-12

                                date in January 2006 or February 2006,
                                respectively, the later of December 1, 2005 or
                                the date of origination of that mortgage loan.

Closing Date.................   On or about December 28, 2005.

Distribution Date............   The 15th day of each month or, if the 15th day
                                is not a business day, on the next succeeding
                                business day, beginning in January 2006.

Interest Accrual Period......   Interest will accrue on the offered certificates
                                (other than with respect to the Class A-MFL
                                certificates) and the Class A-MFL regular
                                interest during the calendar month prior to the
                                related distribution date. With respect to the
                                Class A-MFL certificates, the interest accrual
                                period will be the period from and including the
                                distribution date in the month preceding the
                                month in which the related distribution date
                                occurs (or, in the case of the first
                                distribution date, the closing date) to, but
                                excluding the related distribution date. Except
                                with respect to the Class A-MFL certificates,
                                interest will be calculated on the offered
                                certificates assuming that each month has 30
                                days and each year has 360 days. With respect to
                                the Class A-MFL certificates, interest will be
                                calculated based upon the actual number of days
                                in the related interest accrual period and a
                                year consisting of 360 days; provided that if
                                the pass-through rate for the Class A-MFL
                                certificates converts to a fixed rate, interest
                                will be calculated assuming that each month has
                                30 days and each year has 360 days.

Due Period...................   For any mortgage loan and any distribution
                                date, the period commencing on the day
                                immediately following the due date for the
                                mortgage loan in the month preceding the month
                                in which that distribution date occurs and
                                ending on and including the due date for the
                                mortgage loan in the month in which that
                                distribution date occurs. However, in the event
                                that the last day of a due period (or applicable
                                grace period) is not a business day, any
                                periodic payments received with respect to the
                                mortgage loans relating to that due period on
                                the business day immediately following that last
                                day will be deemed to have been received during
                                that due period and not during any other due
                                period.

Determination Date...........   For any distribution date, the fourth business
                                day prior to the distribution date.

Swap Contract................   The trust will have the benefit of an interest
                                rate swap contract relating to the Class A-MFL
                                certificates issued by JPMorgan Chase Bank,
                                N.A., which has a long-term certificates of
                                deposit rating of "A--" by Fitch, Inc., "AA--"
                                by Standard & Poor's Ratings Services, a
                                division of The McGraw-Hill Companies, Inc. and
                                "Aa2" by Moody's Investors

                                      S-13

                                Service, Inc., in an initial notional amount
                                equal to the aggregate initial certificate
                                balance of the Class A-MFL regular interest
                                (and correspondingly, the Class A-MFL
                                certificates). The notional amount of the swap
                                contract will decrease to the extent of any
                                decrease in the certificate balance of the
                                Class A-MFL regular interest (and
                                correspondingly, the Class A-MFL certificates).
                                The swap contract will have a maturity date of
                                December 15, 2044 (the same date as the rated
                                final distribution date of the Class A-MFL
                                certificates). Under the swap contract, the
                                trust will generally be obligated to pay to the
                                swap counterparty one business day prior to
                                each distribution date an amount equal to the
                                sum of (i) any yield maintenance charges
                                distributable to the Class A-MFL regular
                                interest and (ii) the product of (A) the
                                notional amount of the swap contract and (B)
                                the pass-through rate on the Class A-MFL
                                regular interest, and the swap counterparty
                                will generally be obligated to pay to the trust
                                one business day prior to each distribution
                                date an amount equal to the product of (i) the
                                notional amount of the swap contract and (ii)
                                LIBOR plus      % per annum. If there is an
                                interest shortfall with respect to the Class
                                A-MFL regular interest, there will be a
                                corresponding dollar-for-dollar reduction in
                                the interest payment made by the swap
                                counterparty to the trust and, ultimately, a
                                corresponding decrease in the effective
                                pass-through rate on the Class A-MFL
                                certificates for such distribution date. See
                                "Risk Factors--Risks Relating to the Swap
                                Contract" and "Description of the Swap
                                Contract" in this free writing prospectus.

                                      S-14

                                 OFFERED SECURITIES

General......................   We are offering the following 15 classes of
                                commercial mortgage pass-through certificates as
                                part of Series 2005-LDP5:

                                o   Class A-1

                                o   Class A-2

                                o   Class A-3

                                o   Class A-4

                                o   Class A-SB

                                o   Class A-1A

                                o   Class X-2

                                o   Class A-M

                                o   Class A-MFL

                                o   Class A-J

                                o   Class B

                                o   Class C

                                o   Class D

                                o   Class E

                                o   Class F

                                Series 2005-LDP5 will consist of the above
                                classes and the following classes that are not
                                being offered through this free writing
                                prospectus and the accompanying Prospectus:

                                Class X-1, Class G, Class H, Class J, Class K,
                                Class L, Class M, Class N, Class O, Class P,
                                Class Q, Class NR, Class HG-1, Class HG-2,
                                Class HG-3, Class HG-4, Class HG-5, Class S,
                                Class R and Class LR.

                                The Series 2005-LDP5 certificates will
                                collectively represent beneficial ownership
                                interests in a trust created by J.P. Morgan
                                Chase Commercial Mortgage Securities Corp. The
                                trust's assets will primarily be 195 fixed rate
                                mortgage loans secured by first liens on 313
                                commercial, multifamily and manufactured
                                housing community properties. In addition, a
                                subordinate companion loan will be an asset of
                                the trust, but collections and amounts advanced
                                in respect of this subordinate companion loan
                                will only support the Class HG-1, Class HG-2,
                                Class HG-3, Class HG-4 and Class HG-5
                                certificates, which are referred to in this
                                free writing prospectus as the Class HG
                                certificates.

                                      S-15

Certificate Balances.........   Your certificates will have the approximate
                                aggregate initial certificate balance or
                                notional amount set forth below, subject to a
                                variance of plus or minus 10%:

  Class A-1 ...........   $  250,727,000
  Class A-2 ...........   $  497,502,000
  Class A-3 ...........   $  171,451,000
  Class A-4 ...........   $1,394,695,000
  Class A-SB ..........   $  169,706,000
  Class A-1A ..........   $  453,417,000
  Class X-2 ...........   $4,112,135,000
  Class A-M ...........   $  319,643,000
  Class A-MFL .........   $  100,000,000
  Class A-J ...........   $  298,995,000
  Class B .............   $   26,228,000
  Class C .............   $   73,437,000
  Class D .............   $   41,965,000
  Class E .............   $   20,982,000
  Class F .............   $   52,455,000

                                The Class A-MFL certificates will, at all
                                times, have a certificate balance equal to the
                                certificate balance of the Class A-MFL regular
                                interest.

PASS-THROUGH RATES
A. Offered Certificates......   Your certificates will accrue interest at an
                                annual rate called a pass-through rate, which is
                                set forth below for each class:

  Class A-1 ...........   %
  Class A-2 ...........   %(1)
  Class A-3 ...........   %(1)
  Class A-4 ...........   %(1)
  Class A-SB ..........   %(1)
  Class A-1A ..........   %(1)
  Class X-2 ...........   %(2)
  Class A-M ...........   %(1)
  Class A-MFL .........   LIBOR +   %(3)
  Class A-J ...........   %(1)
  Class B .............   %(1)
  Class C .............   %(1)
  Class D .............   %(1)
  Class E .............   %(1)
  Class F .............   %(1)

                                ----------
                                (1)   The pass-through rates applicable to the
                                      Class A-1A, Class A-2, Class A-3, Class
                                      A-4, Class A-SB, Class A-M, Class A-J,
                                      Class B, Class C, Class D, Class E and
                                      Class F certificates and the Class A-MFL
                                      Regular Interest on each distribution
                                      date will be a per annum rate equal to
                                      one of (i) a fixed rate, (ii) the
                                      weighted average of the net interest
                                      rates on the mortgage loans (not
                                      including the Houston Galleria trust
                                      subordinate companion loan) (in each case
                                      adjusted, if necessary, to accrue on the
                                      basis of a 360-day year consisting of
                                      twelve 30-day months), (iii) a rate equal
                                      to the lesser of a specified fixed
                                      pass-through rate and the rate

                                      S-16

                                   described in clause (ii) above or (iv) the
                                   rate described in clause (ii) above less a
                                   specified percentage.

                                (2)   The interest accrual amount on the Class
                                      X-2 certificates will be calculated by
                                      reference to a notional amount equal to
                                      the aggregate of the class balances of
                                      all or some of the other classes of
                                      certificates or portions thereof. The
                                      pass-through rate on the Class X-2
                                      certificates will be based on the
                                      weighted average of the interest strip
                                      rates of the components of the Class X-2
                                      certificates, which will be based on the
                                      net mortgage rates applicable to the
                                      mortgage loans (not including the Houston
                                      Galleria trust subordinate companion
                                      loan) as of the preceding distribution
                                      date minus the pass-through rates of such
                                      components. See "Description of the
                                      Certificates--Distributions" in this free
                                      writing prospectus.

                                (3)   The pass-through rate applicable to the
                                      Class A-MFL certificates on each
                                      distribution date will be a per annum
                                      rate equal to LIBOR plus      % per
                                      annum. In addition, under certain
                                      circumstances described in this free
                                      writing prospectus, the pass-through rate
                                      applicable to the Class A-MFL
                                      certificates may convert to a fixed rate
                                      equal to      % per annum. The initial
                                      LIBOR rate will be determined on December
                                      26, 2005, and subsequent LIBOR rates will
                                      be determined 2 LIBOR business days
                                      before the start of the related interest
                                      accrual period. See "Description of the
                                      Swap Contract--The Swap Contract" in this
                                      free writing prospectus.

B. Interest Rate Calculation
   Convention................   Interest on the certificates (other than the
                                Class A-MFL certificates) and the Class A-MFL
                                regular interest will be calculated based on a
                                360-day year consisting of twelve 30-day months,
                                or a "30/360 basis". Interest on the Class A-MFL
                                certificates will be calculated based on the
                                actual number of days in each interest accrual
                                period and a 360-day year, or an "actual/360
                                basis", provided that if the pass-through rate
                                for the Class A-MFL certificates converts to a
                                fixed rate, interest will be calculated on a
                                30/360 basis.

                                For purposes of calculating the pass-through
                                rates on the Class A-1A, Class A-4, Class A-SB,
                                Class A-M, Class A-J, Class X-2, Class B, Class
                                C, Class D, Class E and Class F certificates
                                and the Class A-MFL regular interest and each
                                other class of certificates with a pass-through
                                rate that is based on, limited by or equal to,
                                the weighted average of the net mortgage rates
                                on the mortgage loans (not including the
                                Houston Galleria trust subordinate companion
                                loan), the mortgage loan interest rates will
                                not reflect any default interest rate, any rate
                                increase occurring after an anticipated
                                repayment date, any mortgage loan term
                                modifications agreed to by the special servicer
                                or any modifications resulting from a
                                borrower's bankruptcy or insolvency.

                                For purposes of calculating the pass-through
                                rates on the certificates and the Class A-MFL
                                regular interest (and correspondingly, the
                                Class A-MFL certificates), the interest rate
                                for each mortgage loan that accrues interest
                                based on the actual number of days in each
                                month and assuming a 360-day year, or an
                                "actual/360 basis," will be recalculated, if
                                necessary, so that the amount of interest that
                                would accrue at that recalculated rate in the
                                applicable month, calculated on a 30/360 basis,
                                will equal the amount of interest that is

                                      S-17

                                required to be paid on that mortgage loan in
                                that month, subject to certain adjustments as
                                described in "Description of the
                                Certificates--Distributions--Pass-Through
                                Rates", and "--Interest Distribution Amount" in
                                this free writing prospectus.

DISTRIBUTIONS

A. Amount and Order of
   Distributions.............   On each distribution date, funds available for
                                distribution from the mortgage loans (other than
                                the Houston Galleria trust subordinate companion
                                loan), net of specified trust fees,
                                reimbursements and expenses, will be distributed
                                in the following amounts and order of priority:

                                First/Class A-1, Class A-2, Class A-3, Class
                                A-4, Class A-SB, Class A-1A, Class X-1 and
                                Class X-2 certificates: To pay interest
                                concurrently, (a) on the Class A-1, Class A-2,
                                Class A-3, Class A-4 and Class A-SB
                                certificates, pro rata, from the portion of the
                                funds available for distribution attributable
                                to the mortgage loans in loan group 1, (b) on
                                the Class A-1A certificates from the portion of
                                the funds available for distribution
                                attributable to the mortgage loans in loan
                                group 2 and (c) on the Class X-1 and Class X-2
                                certificates from the funds available for
                                distribution attributable to all mortgage
                                loans, without regard to loan groups, in each
                                case in accordance with their interest
                                entitlements; however, if, on any distribution
                                date, the funds available for distribution (or
                                applicable portion) are insufficient to pay in
                                full the total amount of interest to be paid to
                                any of the classes described above, the funds
                                available for distribution will be allocated
                                among all those classes, pro rata, without
                                regard to loan groups, in accordance with their
                                interest entitlements for that distribution
                                date.

                                Second/Class A-1, Class A-2, Class A-3, Class
                                A-4, Class A-SB and Class A-1A certificates: To
                                the extent of funds allocated to principal and
                                available for distribution, (a)(1) first, to
                                the Class A-SB certificates, available
                                principal received from loan group 1 and, after
                                the Class A-1A certificates have been reduced
                                to zero, funds attributed to principal received
                                from loan group 2 remaining after payments
                                specified in clause (b) below have been made,
                                until the certificate balance of the Class A-SB
                                certificates is reduced to the planned
                                principal balance set forth in Annex G to this
                                free writing prospectus; (2) then to principal
                                on the Class A-1, Class A-2, Class A-3 and
                                Class A-4 certificates, in sequential order,
                                and then to the Class A-SB certificates, in
                                each case in an amount equal to the funds
                                attributable to mortgage loans in loan group 1
                                remaining after the payments specified in
                                clause (1) above have been made and, after the
                                Class A-1A certificates have been reduced to
                                zero, the funds attributable to mortgage loans
                                in loan group 2, until the certificate balances
                                of the

                                      S-18

                                Class A-1, Class A-2, Class A-3, Class A-4 and
                                Class A-SB certificates have been reduced to
                                zero and (b) to the Class A-1A certificates, in
                                an amount equal to the funds attributable to
                                mortgage loans in loan group 2 and, after the
                                Class A-4 and Class A-SB certificates have been
                                reduced to zero, the funds attributable to
                                mortgage loans in loan group 1 remaining after
                                the payments specified in clause (a) have been
                                made, until the certificate balance of the
                                Class A-1A certificates has been reduced to
                                zero. If the certificate balance of each and
                                every class of certificates other than the
                                Class A-1, Class A-2, Class A-3, Class A-4,
                                Class A-SB and Class A-1A certificates has been
                                reduced to zero as a result of the allocation
                                of mortgage loan losses to those certificates,
                                funds available for distributions of principal
                                will be distributed to the Class A-1, Class
                                A-2, Class A-3, Class A-4, Class A-SB and Class
                                A-1A certificates, pro rata, rather than
                                sequentially, without regard to loan groups,
                                the distribution priorities above or the
                                planned principal balance of the Class A-SB
                                certificates.

                                Third/Class A-1, Class A-2, Class A-3, Class
                                A-4, Class A-SB and Class A-1A certificates: To
                                reimburse the Class A-1, Class A-2, Class A-3,
                                Class A-4, Class A-SB and Class A-1A
                                certificates, pro rata, for any previously
                                unreimbursed losses on the mortgage loans
                                allocable to principal that were previously
                                borne by those classes, without regard to loan
                                group.

                                Fourth/Class A-M certificates and Class A-MFL
                                regular interest: To the Class A-M certificates
                                and the Class A-MFL regular interest as
                                follows: (a) first, to interest on the Class
                                A-M certificates and the Class A-MFL regular
                                interest, pro rata, in the amount of their
                                respective interest entitlements; (b) second,
                                to the extent of funds allocated to principal
                                and available for distribution remaining after
                                distributions in respect of principal to each
                                class with a higher priority (in this case, the
                                Class A-1, Class A-2, Class A-3, Class A-4,
                                Class A-SB and Class A-1A certificates), to
                                principal on the Class A-M certificates and the
                                Class A-MFL regular interest, pro rata, until
                                the certificate balances of the Class A-M
                                certificates and the Class A-MFL regular
                                interest, as applicable, have been reduced to
                                zero; and (c) third, to reimburse the Class A-M
                                certificates and the Class A-MFL regular
                                interest, pro rata, for any previously
                                unreimbursed losses on the mortgage loans
                                allocable to principal that were previously
                                borne by each such class.

                                Fifth/Class A-J certificates: To the Class A-J
                                certificates as follows: (a) first, to interest
                                on the Class A-J certificates in the amount of
                                its interest entitlement; (b) second, to the
                                extent of funds allocated to principal and
                                available for distribution remaining after
                                distributions in respect of principal to each
                                class with a higher priority (in this case, the
                                Class A-1, Class A-2, Class A-3, Class A-4,
                                Class A-SB, Class A-1A, and Class

                                      S-19

                                A-M certificates and the Class A-MFL regular
                                interest), to principal on the Class A-J
                                certificates until the certificate balance of
                                the Class A-J certificates has been reduced to
                                zero; and (c) third, to reimburse the Class A-J
                                certificates for any previously unreimbursed
                                losses on the mortgage loans allocable to
                                principal that were previously borne by that
                                class.

                                Sixth/Class B certificates: To the Class B
                                certificates in a manner analogous to the Class
                                A-J certificates' allocations of priority Fifth
                                above.

                                Seventh/Class C certificates: To the Class C
                                certificates in a manner analogous to the Class
                                A-J certificates' allocations of priority Fifth
                                above.

                                Eighth/Class D certificates: To the Class D
                                certificates in a manner analogous to the Class
                                A-J certificates' allocations of priority Fifth
                                above.

                                Ninth/Class E certificates: To the Class E
                                certificates in a manner analogous to the Class
                                A-J certificates' allocations of priority Fifth
                                above.

                                Tenth/Class F certificates: To the Class F
                                certificates in a manner analogous to the Class
                                A-J certificates' allocations of priority Fifth
                                above.

                                Eleventh/Non-offered certificates (other than
                                the Class S and Class X-1 certificates): In the
                                amounts and order of priority described in
                                "Description of the Certificates--
                                Distributions--Priority" in this free writing
                                prospectus.

                                For purposes of making distributions to the
                                Class A-1, Class A-2, Class A-3, Class A-4,
                                Class A-SB and Class A-1A certificates, except
                                in the event of insufficient funds, as
                                described above, the pool of mortgage loans
                                will be deemed to consist of two distinct
                                groups, loan group 1 and loan group 2. Loan
                                group 1 will consist of 147 mortgage loans,
                                representing approximately 89.2% of the
                                aggregate principal balance of all the mortgage
                                loans as of the cut-off date and loan group 2
                                will consist of 48 mortgage loans, representing
                                approximately 10.8% of the aggregate principal
                                balance of all the mortgage loans as of the
                                cut-off date. Loan group 2 will include 46.1%
                                of all the mortgage loans secured by
                                multifamily, senior housing and manufactured
                                housing community properties as a percentage of
                                the aggregate principal balance of all the
                                mortgage loans as of the cut-off date. Annex
                                A-1 to this free writing prospectus will set
                                forth the loan group designation with respect
                                to each mortgage loan.

                                On each distribution date, funds available for
                                distribution on the Class A-MFL certificates
                                will be distributed in the following amounts
                                and order of priority: (a) first, to interest
                                on the Class A-MFL certificates, in the amount
                                of its interest

                                      S-20

                                entitlement; (b) second, to the extent of funds
                                allocated to principal in respect of the Class
                                A-MFL regular interest, to principal on the
                                Class A-MFL certificates until the certificate
                                balance of the Class A-MFL certificates has
                                been reduced to zero; and (c) third, to
                                reimburse the Class A-MFL certificates for any
                                previously unreimbursed losses on the mortgage
                                loans allocable to principal that were
                                previously borne by the Class A-MFL
                                certificates.

                                Funds collected or advanced in respect of the
                                Houston Galleria trust subordinate companion
                                loan will not be available for distributions on
                                the certificates, other than the Class HG-1,
                                Class HG-2, Class HG-3, Class HG-4 and Class
                                HG-5 certificates. Amounts collected or
                                advanced with respect to the Houston Galleria
                                trust subordinate companion loan will be
                                distributed solely in respect of the Class
                                HG-1, Class HG-2, Class HG-3, Class HG-4 and
                                Class HG-5 certificates.

B. Interest and Principal
   Entitlements..............   A description of the interest entitlement of
                                each class of certificates and the Class A-MFL
                                regular interest can be found in "Description of
                                the Certificates--Distributions--Interest
                                Distribution Amount" in this free writing
                                prospectus.

                                A description of the amount of principal
                                required to be distributed to each class of
                                certificates and the Class A-MFL regular
                                interest entitled to principal on a particular
                                distribution date also can be found in
                                "Description of the
                                Certificates--Distributions--Principal
                                Distribution Amount" in this free writing
                                prospectus.
C. Yield
   Maintenance Charges.......   Yield maintenance charges with respect to the
                                mortgage loans will be allocated to the offered
                                certificates (other than the Class X-2 and Class
                                A-MFL certificates), the Class G, Class H, Class
                                J and Class K certificates and the Class A-MFL
                                regular interest as described in "Description of
                                the Certificates-- Allocation of Yield
                                Maintenance Charges and Prepayment Premiums" in
                                this free writing prospectus. For so long as the
                                swap contract is in effect, any yield
                                maintenance charges distributable in respect of
                                the Class A-MFL regular interest will be payable
                                to the swap counterparty pursuant to the terms
                                of the swap contract. If the swap contract is no
                                longer in effect, any yield maintenance charges
                                allocable to the Class A-MFL regular interest
                                will be paid to the holders of the Class A-MFL
                                certificates.

                                For an explanation of the calculation of yield
                                maintenance charges, see "Description of the
                                Mortgage Pool--Certain Terms and Conditions of
                                the Mortgage Loans--Prepayment Provisions" in
                                this free writing prospectus.
D.  General..................   The chart below describes the manner in which
                                the payment rights of certain classes of
                                certificates and the Class A-MFL

                                      S-21

                                regular interest will be senior or subordinate,
                                as the case may be, to the payment rights of
                                other classes of certificates and the Class
                                A-MFL regular interest. The chart shows the
                                entitlement to receive principal and/or
                                interest of certain classes of certificates and
                                the Class A-MFL regular interest (other than
                                excess interest that accrues on the mortgage
                                loans that have anticipated repayment dates) on
                                any distribution date in descending order
                                (beginning with the Class A-1, Class A-2, Class
                                A-3, Class A-4, Class A-SB, Class A-1A, Class
                                X-1 and Class X-2 certificates). It also shows
                                the manner in which mortgage loan losses are
                                allocated to certain classes of certificates
                                and the Class A-MFL regular interest in
                                ascending order (beginning with the other
                                classes of certificates (other than the Class
                                S, Class R and Class LR certificates) that are
                                not being offered by this free writing
                                prospectus). Mortgage loan losses (other than
                                mortgage loan losses on the Houston Galleria
                                trust subordinate companion loan) will not be
                                allocated to the Class HG certificates.
                                Mortgage loan losses that are realized on the
                                Houston Galleria trust subordinate companion
                                loan will be allocated to the classes of Class
                                HG certificates. No principal payments or
                                mortgage loan losses will be allocated to the
                                Class S, Class R, Class LR, Class X-1 or Class
                                X-2 certificates, although principal payments
                                and mortgage loan losses may reduce the
                                notional amount of the Class X-1 and/or Class
                                X-2 certificates and, therefore, the amount of
                                interest they accrue. In addition, while
                                mortgage loan losses and available funds
                                shortfalls will not be directly allocated to
                                the Class A-MFL certificates, mortgage loan
                                losses and available funds shortfalls may be
                                allocated to the Class A-MFL regular interest
                                in reduction of the certificate balance of the
                                Class A-MFL regular interest and the amount of
                                its interest entitlement, respectively. Any
                                decrease in the certificate balance of the
                                Class A-MFL regular interest will result in a
                                corresponding decrease in the certificate
                                balance of the Class A-MFL certificates, and
                                any interest shortfalls suffered by the Class
                                A-MFL regular interest will reduce the amount
                                of interest distributed on the Class A-MFL
                                certificates to the extent described in this
                                free writing prospectus.

                                      S-22

[CHART CONSISTING OF TEXT BOXES OMITTED]

                                ----------
                                *     The Class X-1 and Class X-2 certificates
                                      are interest-only certificates, and the
                                      Class X-1 certificates are not offered by
                                      this free writing prospectus.

                                **    The Class A-MFL certificates are entitled
                                      to receive floating rate payments from
                                      the swap counterparty under the swap
                                      contract in exchange for the fixed rate
                                      payments to which the Class A-MFL regular
                                      interest is entitled.

                                ***   Excluding the Class X-1 certificates and
                                      the Class HG certificates. Mortgage loan
                                      losses, other than mortgage loan losses
                                      with respect to the Houston Galleria
                                      loan, will not be allocated to the Class
                                      HG certificates.

                                Other than the subordination of certain classes
                                of certificates, as described above, no other
                                form of credit enhancement will be available
                                for the benefit of the holders of the offered
                                certificates.

                                Principal losses on mortgage loans that are
                                allocated to a class of certificates or the
                                Class A-MFL regular interest will reduce the
                                certificate balance of that class of
                                certificates or the Class A-MFL regular
                                interest (and correspondingly the Class A-MFL
                                certificates), respectively.

                                See "Description of the Certificates" in this
                                free writing prospectus.

                                      S-23

E. Shortfalls in Available
   Funds.....................   The following types of shortfalls in available
                                funds will reduce distributions to the classes
                                of certificates (or the Class A-MFL regular
                                interest) with the lowest payment priorities:
                                shortfalls resulting from the payment of special
                                servicing fees and other additional compensation
                                that the special servicer is entitled to
                                receive; shortfalls resulting from interest on
                                advances made by a master servicer, the special
                                servicer or the trustee (to the extent not
                                covered by late payment charges or default
                                interest paid by the related borrower);
                                shortfalls resulting from extraordinary expenses
                                of the trust; and shortfalls resulting from a
                                modification of a mortgage loan's interest rate
                                or principal balance or from other unanticipated
                                or default-related expenses of the trust.
                                Reductions in distributions to the Class A-MFL
                                regular interest will cause a corresponding
                                reduction in distributions to the Class A-MFL
                                certificates to the extent described in this
                                free writing prospectus. In addition, prepayment
                                interest shortfalls that are not covered by
                                certain compensating interest payments made by
                                the applicable master servicer are required to
                                be allocated to the certificates and the Class
                                A-MFL regular interest (and thus to the Class
                                A-MFL certificates to the extent described in
                                this free writing prospectus), on a pro rata
                                basis, to reduce the amount of interest payable
                                on the certificates and the Class A-MFL regular
                                interest (and correspondingly to the Class A-MFL
                                certificates to the extent described in this
                                free writing prospectus). See "Description of
                                the Certificates-- Distributions--Priority" in
                                this free writing prospectus.

ADVANCES

A. P&I Advances..............   Each master servicer is required to advance a
                                delinquent periodic mortgage loan payment with
                                respect to those mortgage loans (including the
                                Houston Galleria trust subordinate companion
                                loan) for which it is acting as master servicer
                                unless it (or the special servicer or the
                                trustee) determines that the advance will be
                                non-recoverable. The applicable master servicer
                                will not be required to advance balloon payments
                                due at maturity in excess of the regular
                                periodic payment, interest in excess of a
                                mortgage loan's regular interest rate or any
                                prepayment premiums or yield maintenance
                                charges. The amount of the interest portion of
                                any advance will be subject to reduction to the
                                extent that an appraisal reduction of the
                                related mortgage loan has occurred. See
                                "Description of the Certificates--Advances" in
                                this free writing prospectus. There may be other
                                circumstances in which the applicable master
                                servicer will not be required to advance one
                                full month of principal and/or interest. If the
                                applicable master servicer fails to make a
                                required advance, the trustee will be required
                                to make the advance. Neither the applicable
                                master servicer nor the trustee is required to
                                advance amounts determined to be

                                      S-24

                                non-recoverable. See "Description of the
                                Certificates-- Advances" in this free writing
                                prospectus. If an interest advance is made by a
                                master servicer, that master servicer will not
                                advance its servicing fee, but will advance the
                                trustee's fee. None of the master servicers or
                                the trustee will be required to advance any
                                amounts due to be paid by the swap counterparty
                                for distribution to the Class A-MFL
                                certificates.
B. Property Protection
   Advances..................   Each master servicer may be required (with
                                respect to those mortgage loans for which it is
                                acting as master servicer), and the special
                                servicer may be permitted, to make advances to
                                pay delinquent real estate taxes, assessments
                                and hazard insurance premiums and similar
                                expenses necessary to:

                                o protect and maintain the related mortgaged
                                  property;

                                o maintain the lien on the related mortgaged
                                  property; or

                                o enforce the related mortgage loan documents.

                                If the applicable master servicer fails to make
                                a required advance of this type, the trustee is
                                required to make this advance. None of the
                                master servicers, the special servicer or the
                                trustee is required to advance amounts
                                determined to be non-recoverable. See
                                "Description of the Certificates-- Advances" in
                                this free writing prospectus.

C.  Interest on Advances.....   The applicable master servicer, the special
                                servicer and the trustee, as applicable, will be
                                entitled to interest on the above described
                                advances at the "Prime Rate" as published in The
                                Wall Street Journal, as described in this free
                                writing prospectus. Interest accrued on
                                outstanding advances may result in reductions in
                                amounts otherwise payable on the certificates.
                                Neither the applicable master servicer nor the
                                trustee will be entitled to interest on advances
                                made with respect to principal and interest due
                                on a mortgage loan until the related due date
                                has passed and any grace period for late
                                payments applicable to the mortgage loan has
                                expired. See "Description of the
                                Certificates--Advances" and "--Subordination;
                                Allocation of Collateral Support Deficit" in
                                this free writing prospectus and "Description of
                                the Certificates--Advances in Respect of
                                Delinquencies" and "Description of the Pooling
                                Agreements--Certificate Account" in the
                                Prospectus.

                                 THE MORTGAGE LOANS

The Mortgage Pool............   The trust's primary assets will be 195 fixed
                                rate mortgage loans (not including the Houston
                                Galleria trust subordinate companion loan), each
                                evidenced by one or more promissory notes
                                secured by first mortgages, deeds of trust or
                                similar security instruments on the fee and/or
                                leasehold estate of the related borrower in 313
                                commercial, multifamily and manufactured housing
                                community properties. The aggregate

                                      S-25

                                principal balance of the mortgage loans (not
                                including the Houston Galleria trust
                                subordinate companion loan) as of the cut-off
                                date will be approximately $4,196,426,780.

                                In addition, the assets of the trust will
                                include the Houston Galleria trust subordinate
                                companion loan; provided that funds collected
                                or advanced in respect of the Houston Galleria
                                trust subordinate companion loan will only be
                                available to support distributions on the Class
                                HG certificates.

                                The Houston Galleria loan (identified as Loan
                                No. 2 on Annex A-1 to this free writing
                                prospectus), with a principal balance as of the
                                cut-off date of $290,000,000 and representing
                                approximately 6.9% of the aggregate principal
                                balance of the pool of mortgage loans as of the
                                cut-off date, is included in the trust fund and
                                is part of a split loan structure in which (i)
                                one companion loan, referred to in this free
                                writing prospectus as the Houston Galleria pari
                                passu companion loan, is pari passu with the
                                Houston Galleria loan, (ii) one companion loan,
                                referred to in this free writing prospectus as
                                the Houston Galleria non-trust subordinate
                                companion loan, is subordinate to both of the
                                Houston Galleria loan and the Houston Galleria
                                pari passu companion loan, and (iii) one
                                companion loan, referred to in this free
                                writing prospectus as the Houston Galleria
                                trust subordinate companion loan, is
                                subordinate to each of the Houston Galleria
                                loan, the Houston Galleria pari passu companion
                                loan and the Houston Galleria non-trust
                                subordinate companion loan. The Houston
                                Galleria pari passu companion loan, with a
                                principal balance as of the cut-off date of
                                $290,000,000, and the Houston Galleria
                                non-trust subordinate companion loan, with a
                                principal balance as of the cut-off date of
                                $110,000,000, are not included in the trust
                                fund.

                                The Houston Galleria trust subordinate
                                companion loan, with a principal balance as of
                                the cut-off date of $131,000,000, is included
                                in the trust fund but only supports the Class
                                HG certificates. Unless otherwise noted,
                                references to "mortgage loan" in this free
                                writing prospectus do not include the Houston
                                Galleria trust subordinate companion loan. See
                                "Description of the Mortgage Pool--Additional
                                Debt" in this free writing prospectus.

                                In addition, five (5) mortgage loans
                                (identified as Loan Nos. 1, 5, 37, 39 and 154
                                on Annex A-1 to this free writing prospectus),
                                with an aggregate principal balance as of the
                                cut-off date of $591,013,146 and representing
                                approximately 14.1% of the aggregate principal
                                balance of the pool of mortgage loans as of the
                                cut-off date, are referred to in this free
                                writing prospectus as the AB mortgage loans and
                                are each evidenced by the senior of two or more
                                notes secured by one or more mortgages on the
                                related mortgaged property and one or more
                                assignment of leases, with the subordinate
                                companion loans not being part of the trust

                                      S-26

                                fund. See "Description of the Mortgage
                                Pool--Additional Debt" in this free writing
                                prospectus.

                                The following tables set forth certain
                                anticipated characteristics of the mortgage
                                loans as of the cut-off date (unless otherwise
                                indicated). Except as specifically noted,
                                information presented in this free writing
                                prospectus (including loan-to-value ratios and
                                debt service coverage ratios) with respect to
                                any mortgage loan with one or more subordinate
                                companion loans is calculated without regard to
                                the related subordinate companion loan(s), and
                                in the case of the Houston Galleria loan, in
                                certain circumstances, such information,
                                particularly as it relates to debt service
                                coverage ratios and loan to value ratios,
                                includes the principal balance and debt service
                                payments of the Houston Galleria pari passu
                                companion loan. In addition, because the Colony
                                Portfolio is secured by 8 mortgaged properties,
                                each with its own maturity date and prepayment
                                lockout period, solely for purposes of the
                                statistical and numerical information presented
                                herein, it is treated as 8 cross-collateralized
                                and cross-defaulted mortgage loans each secured
                                by a separate mortgaged property. The sum of
                                the numerical data in any column may not equal
                                the indicated total due to rounding. Unless
                                otherwise indicated, all figures presented in
                                this "Summary of Terms" are calculated as
                                described under "Description of the Mortgage
                                Pool--Additional Mortgage Loan Information" in
                                this free writing prospectus and all
                                percentages represent the indicated percentage
                                of the aggregate principal balance of the pool
                                of mortgage loans, the mortgage loans in loan
                                group 1 or the mortgage loans in loan group 2,
                                in each case, as of the cut-off date. The
                                principal balance of each mortgage loan as of
                                the cut-off date assumes the timely receipt of
                                principal scheduled to be paid on or before the
                                cut-off date and no defaults, delinquencies or
                                prepayments on any mortgage loan on or prior to
                                the cut-off date.

                                      S-27

     The mortgage loans will have the following approximate characteristics as of the cut-off date:

                  CUT-OFF DATE MORTGAGE LOAN CHARACTERISTICS

                                                            ALL MORTGAGE LOANS
                                                       ----------------------------

Aggregate outstanding principal balance(1) ...........            $4,196,426,780
Number of mortgage loans .............................                       195
Number of mortgaged properties .......................                       313
Number of crossed loan pools(10) .....................                         6
Crossed loan pools as a percentage(10) ...............                     15.4%
Range of mortgage loan principal balances ............  $866,213 to $335,000,000
Average mortgage loan principal balance ..............             $  21,520,137
Range of mortgage rates ..............................        4.5650% to 7.0000%
Weighted average mortgage rate .......................                  5.35388%
Range of original terms to maturity(2)................   51 months to 240 months
Weighted average original term to maturity(2) ........                108 months
Range of remaining terms to maturity(2) ..............   39 months to 240 months
Weighted average remaining term to maturity(2) .......                 06 months
Range of original amortization terms(3) ..............  120 months to 397 months
Weighted average original amortization term(3) .......                 55 months
Range of remaining amortization terms(3) .............  118 months to 397 months
Weighted average remaining amortization term(3).......                354 months
Range of loan-to-value ratios(5) .....................            22.7% to 80.0%
Weighted average loan-to-value ratio(5) ..............                     69.0%
Range of loan-to-value ratios as of the maturity
 date(2)(4)(5) .......................................            19.1% to 79.8%
Weighted average loan-to-value ratio as of the
 maturity date(2)(4)(5) ..............................                     63.5%
Range of debt service coverage ratios(6) .............            1.14x to 3.31x
Weighted average debt service coverage ratio(6) ......                     1.50x
Percentage of aggregate outstanding principal
 balance consisting of:
Balloon mortgage loans
 Partial Interest Only(7) ............................                 40.9%
 Interest Only(8) ....................................                 34.3%
 Balloon(9) ..........................................                 24.1%
Fully Amortizing Loans ...............................                  0.7%

                                                               LOAN GROUP 1                 LOAN GROUP 2
                                                       ---------------------------- ----------------------------

Aggregate outstanding principal balance(1) ...........               $3,743,009,643                 $453,417,137
Number of mortgage loans .............................                          147                           48
Number of mortgaged properties .......................                          258                           55
Number of crossed loan pools(10) .....................                            5                            1
Crossed loan pools as a percentage(10) ...............                        13.8%                        28.7%
Range of mortgage loan principal balances ............     $866,213 to $335,000,000     $998,948 to $130,000,000
Average mortgage loan principal balance ..............                $  25,462,651                  $ 9,446,190
Range of mortgage rates ..............................           4.5650% to 7.0000%           4.9800% to 5.8500%
Weighted average mortgage rate .......................                     5.34741%                     5.40723%
Range of original terms to maturity(2)................      51 months to 240 months      60 months to 120 months
Weighted average original term to maturity(2) ........                   109 months                   104 months
Range of remaining terms to maturity(2) ..............      39 months to 240 months      57 months to 120 months
Weighted average remaining term to maturity(2) .......                   106 months                   103 months
Range of original amortization terms(3) ..............     120 months to 397 months     240 months to 360 months
Weighted average original amortization term(3) .......                   354 months                   357 months
Range of remaining amortization terms(3) .............     118 months to 397 months     234 months to 360 months
Weighted average remaining amortization term(3).......                   353 months                   357 months
Range of loan-to-value ratios(5) .....................               22.7% to 80.0%               42.9% to 80.0%
Weighted average loan-to-value ratio(5) ..............                    68.5%                        73.4%
Range of loan-to-value ratios as of the maturity
 date(2)(4)(5) .......................................               19.1% to 79.8%               35.4% to 78.3%
Weighted average loan-to-value ratio as of the
 maturity date(2)(4)(5) ..............................                        63.0%                        67.2%
Range of debt service coverage ratios(6) .............               1.14x to 3.31x                120x to 2.13x
Weighted average debt service coverage ratio(6) ......                        1.52x                        1.40x
Percentage of aggregate outstanding principal
 balance consisting of:
Balloon mortgage loans
 Partial Interest Only(7) ............................                        41.7%                        33.9%
 Interest Only(8) ....................................                        34.1%                        36.6%
 Balloon(9) ..........................................                        23.4%                        29.5%
Fully Amortizing Loans ...............................                         0.8%                         0.0%

---------
(1)   Subject to a permitted variance of plus or minus 10%.
(2)   In the case of the mortgage loans with anticipated repayment dates, as of the related anticipated repayment date.
(3)   Excludes the mortgage loans that pay interest-only to maturity.
(4)   Excludes the fully amortizing mortgage loans.
(5)   In the case of 9 mortgage loans (identified as Loan Nos. 35, 41, 48, 50,
      51, 74, 81, 109 and 130 on Annex A-1 to this free writing prospectus), the loan-to-value ratios were based on the stabilized values as defined in the related appraisal.
(6)   In the case of 11 mortgage loans (identified as Loan Nos. 4, 35, 36, 41,
      48, 50, 51, 68, 82, 96 and 100 on Annex A-1 to this free writing prospectus), the debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related mortgaged property on a "stabilized" basis that are consistent with the respective performance-related criteria required to obtain the release of certain escrows or letters of credit pursuant to the related mortgage loan documents. See Annex A-1 for more information regarding the determination of debt service coverage ratios with respect to these mortgage loans. For all partial interest-only loans, the debt service coverage ratio was calculated based on the first principal and interest payments made into the trust during the term of the loan. Payments on the
      Hanover Mall loan (identified as Loan No. 26 on Annex A-1 to this free writing prospectus) will be interest-only for 48 months, followed by regular amortization based on a 26-year amortization schedule.
(7)   Includes 1 partial interest-only ARD loan representing 0.2% of the aggregate principal balance of the mortgage loans as of the cut-off date.

(8)   Includes 2 interest-only ARD loans representing 0.3% of the aggregate principal balance of the mortgage loans as of the cut-off date.
(9)   Includes 1 amortizing ARD loan representing 1.3% of the aggregate principal balance of the mortgage loans as of the cut-off date.
(10)  Includes 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), which consists of two cross-collateralized and cross-defaulted loans which have approximate original principal balances of $171,429,920 and $163,570,079.

                                      S-28

                                 The mortgage loans accrue interest based on
                                 the following conventions:

                             INTEREST ACCRUAL BASIS

                                      AGGREGATE                  % OF       % OF
                                      PRINCIPAL        % OF    INITIAL    INITIAL
       INTEREST        NUMBER OF      BALANCE OF     INITIAL    LOAN        LOAN
       ACCRUAL          MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
        BASIS            LOANS          LOANS        BALANCE   BALANCE    BALANCE
--------------------- ----------- ----------------- --------- --------- -----------

  Actual/360 ........     189      $3,893,552,261      92.8%     91.9%      100.0%
  30/360 ............       6         302,874,519       7.2       8.1         0.0
                          ---      --------------     -----     -----       -----
  Total .............     195      $4,196,426,780     100.0%    100.0%      100.0%
                          ===      ==============     =====     =====       =====

                                 See "Description of the Mortgage Pool--Certain
                                 Terms and Conditions of the Mortgage Loans" in
                                 this free writing prospectus.

                               AMORTIZATION TYPES

                                       AGGREGATE                  % OF      % OF
                                       PRINCIPAL        % OF    INITIAL    INITIAL
                        NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
        TYPE OF          MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
     AMORTIZATION         LOANS          LOANS        BALANCE   BALANCE    BALANCE
---------------------- ----------- ----------------- --------- --------- ----------

  Balloon Loans
  Partial
  Interest-
  Only(1)(2) .........      71      $1,714,726,036      40.9%     41.7%      33.9%
  Interest
  Only(3) ............      38       1,441,375,857      34.3      34.1       36.6
  Balloon(4) .........      78       1,009,355,072      24.1      23.4       29.5
                            --      --------------     -----     -----      -----
  Subtotal ...........     187      $4,165,456,965      99.3%     99.2%     100.0%
  Fully Amortizing
  Loans ..............       8          30,969,815       0.7       0.8        0.0
                           ---      --------------     -----     -----      -----
  Total ..............     195      $4,196,426,780     100.0%    100.0%     100.0%
                           ===      ==============     =====     =====      =====

                                ----------
                                (1)   The interest-only periods range from 1
                                      to 84 months.

                                (2)   Includes 1 partial interest-only ARD
                                      loan in loan group 1 representing
                                      approximately 0.2% of the aggregate
                                      principal balance of the pool of
                                      mortgage loans as of the cut-off date
                                      (representing approximately 0.3% of the
                                      aggregate principal balance of the
                                      mortgage loans in loan group 1 as of the
                                      cut-off date).

                                (3)   Includes 2 interest-only ARD loans in
                                      loan group 1 representing approximately
                                      0.3% of the aggregate principal balance
                                      of the pool of mortgage loans as of the
                                      cut-off date (representing approximately
                                      0.4% of the aggregate principal balance
                                      of the mortgage loans in loan group 1 as
                                      of the cut off date).

                                (4)   Includes 1 amortizing ARD loan in loan
                                      group 1 representing approximately 1.3%
                                      of the aggregate principal balance of
                                      the pool of mortgage loans as of the
                                      cut-off date (representing approximately
                                      1.5% of the aggregate principal balance
                                      of the mortgage loans in loan group 1 as
                                      of the cut-off date).

                                      S-29

                                Four (4) mortgage loans, representing
                                approximately 1.9% of the aggregate principal
                                balance of the pool of mortgage loans as of
                                the cut-off date (approximately 2.1% of the
                                aggregate principal balance of the mortgage
                                loans in loan group 1 as of the cut-off date),
                                provide for an increase in the related
                                interest rate after a certain date, referred
                                to as the anticipated repayment date. The
                                interest accrued in excess of the original
                                rate, together with any interest on that
                                accrued interest, will be deferred and will
                                not be paid until the principal balance of the
                                related mortgage loan has been paid, at which
                                time the deferred interest will be paid to the
                                Class S certificates. In addition, after the
                                anticipated repayment date, cash flow in
                                excess of that required for debt service and
                                certain budgeted expenses with respect to the
                                related mortgaged property will be applied
                                towards the payment of principal (without
                                payment of a yield maintenance charge) of the
                                related mortgage loan until its principal
                                balance has been reduced to zero. A
                                substantial principal payment would be
                                required to pay off these mortgage loans on
                                their anticipated repayment dates. The
                                amortization terms for these mortgage loans
                                are significantly longer than the periods up
                                to the related mortgage loans' anticipated
                                repayment dates. See "Description of the
                                Mortgage Pool--ARD Loans" in this free writing
                                prospectus.

                                See "Description of the Mortgage
                                Pool--Additional Mortgage Loan Information"
                                and "--Certain Terms and Conditions of the
                                Mortgage Loans" in this free writing
                                prospectus.

                                The following table contains general
                                information regarding the prepayment
                                provisions of the mortgage loans:

                       OVERVIEW OF PREPAYMENT PROTECTION

                                     AGGREGATE                  % OF      % OF
                                     PRINCIPAL        % OF    INITIAL    INITIAL
                      NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
     PREPAYMENT        MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
     PROTECTION         LOANS          LOANS        BALANCE   BALANCE    BALANCE
-------------------- ----------- ----------------- --------- --------- ----------

  Defeasance(1).....     171      $3,881,284,385      92.5%     93.1%      87.6%
  Yield
  Maintenance.            23         308,267,395       7.3       6.7       12.4
  Defeasance or
  Yield
  Maintenance.             1           6,875,000       0.2       0.2        0.0
                         ---      --------------     -----     -----      -----
  Total ............     195      $4,196,426,780     100.0%    100.0%     100.0%
                         ===      ==============     =====     =====      =====

                                 ----------
                                (1)   Includes one mortgage loan (representing
                                      approximately 8.0% of the aggregate
                                      principal balance of the pool of
                                      mortgage loans as of the cut-off date
                                      and 9.0% of the aggregate principal
                                      balance of the mortgage loans in loan
                                      group 1 as of the cut-off date) that is
                                      prepayable with yield maintenance until
                                      the expiration of the lockout period and
                                      then is subject to defeasance.

                                      S-30

                                Defeasance permits the related borrower to
                                substitute direct non-callable U.S. Treasury
                                obligations or, in certain cases, other
                                government securities for the related
                                mortgaged property as collateral for the
                                related mortgage loan.

                                The mortgage loans generally permit voluntary
                                prepayment without payment of a yield
                                maintenance charge or any prepayment premium
                                during a limited "open period" immediately
                                prior to and including the stated maturity
                                date or anticipated repayment date as follows:

                             PREPAYMENT OPEN PERIOD

                                 AGGREGATE                  % OF      % OF
                                 PRINCIPAL        % OF    INITIAL    INITIAL
                  NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
   OPEN PERIOD     MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
   (PAYMENTS)       LOANS          LOANS        BALANCE   BALANCE    BALANCE
---------------- ----------- ----------------- --------- --------- ----------

  1 ............      14      $  556,637,787      13.3%     14.2%       5.2%
  2 ............       6         180,249,095       4.3       4.8        0.0
  3 ............      60         499,424,280      11.9      11.5       15.3
  4 ............      92       2,126,612,470      50.7      51.2       46.4
  5 ............       3         155,095,000       3.7       4.1        0.0
  6 ............       4         104,402,475       2.5       2.6        1.9
  7 ............      14         273,505,674       6.5       3.5       31.2
  10 ...........       1         290,000,000       6.9       7.7        0.0
  25 ...........       1          10,500,000       0.3       0.3        0.0
                      --      --------------     -----     -----      -----
  Total ........     195      $4,196,426,780     100.0%    100.0%     100.0%
                     ===      ==============     =====     =====      =====

                                See "Description of the Mortgage
                                Pool--Additional Mortgage Loan Information"
                                and "--Certain Terms and Conditions of the
                                Mortgage Loans--Defeasance; Collateral
                                Substitution; Property Releases" in this free
                                writing prospectus.

                  CURRENT USES OF THE MORTGAGED PROPERTIES(1)

                                      AGGREGATE                  % OF      % OF
                                      PRINCIPAL        % OF    INITIAL    INITIAL
                       NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
                       MORTGAGED       MORTGAGE        POOL    GROUP 1    GROUP 2
     CURRENT USE      PROPERTIES        LOANS        BALANCE   BALANCE    BALANCE
-------------------- ------------ ----------------- --------- --------- ----------

  Office ...........      105      $1,875,434,779      44.7%     50.1%       0.0%
  Retail ...........       83       1,070,673,876      25.5      28.6        0.0
  Multifamily ......       70         818,921,401      19.5      10.3       95.4
  Industrial .......       28         173,100,247       4.1       4.6        0.0
  Senior
  Housing ..........        5         110,219,826       2.6       2.9        0.0
  Hotel ............       12          90,088,500       2.1       2.4        0.0
  Manufactured
  Housing ..........        9          54,891,393       1.3       0.9        4.6
  Self-Storage .....        1           3,096,757       0.1       0.1        0.0
                          ---      --------------     -----     -----      -----
  Total ............      313      $4,196,426,780     100.0%    100.0%     100.0%
                          ===      ==============     =====     =====      =====

                                 ----------
                                (1)    Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is based on allocated
                                       loan amounts as stated in Annex A-1.

                                     S-31

                                The mortgaged properties are located in 36
                                states and the District of Columbia. The
                                following table lists the states which have
                                concentrations of mortgaged properties of 5.0%
                                or more:

                     GEOGRAPHIC DISTRIBUTION--ALL LOANS(1)

                                           AGGREGATE
                                           PRINCIPAL
                           NUMBER OF       BALANCE OF
                           MORTGAGED        MORTGAGE       % OF INITIAL
         STATE            PROPERTIES         LOANS         POOL BALANCE
----------------------   ------------   ---------------   -------------

  Texas ..............        39         $731,887,172          17.4%
  New York ...........        29         $483,407,753          11.5%
  Florida ............        41         $405,776,490           9.7%
  Washington .........         9         $251,847,048           6.0%
  Illinois ...........        11         $247,684,504           5.9%

                                 ----------
                                (1)    Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is
                                       based on allocated loan amounts as stated
                                       in Annex A-1.

                    GEOGRAPHIC DISTRIBUTION--LOAN GROUP 1(1)

                                              AGGREGATE         % OF
                                              PRINCIPAL        INITIAL
                              NUMBER OF       BALANCE OF        LOAN
                              MORTGAGED        MORTGAGE        GROUP 1
          STATE              PROPERTIES         LOANS          BALANCE
-------------------------   ------------   ---------------   ----------

  Texas .................        27         $587,474,390         15.7%
  New York ..............        28         $465,907,753         12.4%
  Florida ...............        41         $405,776,490         10.8%
  Washington ............         8         $249,300,000          6.7%
  Illinois ..............         7         $227,004,504          6.1%
  Massachusetts .........         4         $205,388,568          5.5%
  Iowa ..................         3         $197,843,146          5.3%

                                ----------
                                (1)    Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is
                                       based on allocated loan amounts as stated
                                       in Annex A-1.

                    GEOGRAPHIC DISTRIBUTION--LOAN GROUP 2(1)

                                         AGGREGATE         % OF
                                         PRINCIPAL        INITIAL
                         NUMBER OF       BALANCE OF        LOAN
                         MORTGAGED        MORTGAGE        GROUP 2
        STATE           PROPERTIES         LOANS          BALANCE
--------------------   ------------   ---------------   ----------

  Texas ............        12         $144,412,783         31.8%
  Maryland .........         8         $130,000,000         28.7%

                                ----------
                                (1)    Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is based on allocated
                                       loan amounts as stated in Annex A-1.

                                      S-32

                       ADDITIONAL ASPECTS OF CERTIFICATES

Denominations................   The offered certificates (other than the
                                Class X-2 certificates) will be offered in
                                minimum denominations of $10,000 initial
                                certificate balance. Investments in excess of
                                the minimum denominations may be made in
                                multiples of $1. The Class X-2 certificates
                                will be issued, maintained and transferred only
                                in minimum denominations of authorized initial
                                notional amount of not less than $1,000,000,
                                and in integral multiples of $1 in excess
                                thereof.

Registration, Clearance and
 Settlement..................   Each class of offered certificates will be
                                registered in the name of Cede & Co., as
                                nominee of The Depository Trust Company, or
                                DTC.

                                You may hold your offered certificates
                                through: (1) DTC in the United States; or (2)
                                Clearstream Banking, societe anonyme or
                                Euroclear Bank, as operator of the Euroclear
                                System. Transfers within DTC, Clearstream
                                Banking, societe anonyme or Euroclear Bank, as
                                operator of the Euroclear System, will be made
                                in accordance with the usual rules and
                                operating procedures of those systems.

                                We may elect to terminate the book-entry
                                system through DTC (with the consent of the
                                DTC participants), Clearstream Banking,
                                societe anonyme or Euroclear Bank, as operator
                                of the Euroclear System, with respect to all
                                or any portion of any class of the offered
                                certificates.

                                See "Description of the
                                Certificates--Book-Entry Registration and
                                Definitive Certificates" in this free writing
                                prospectus and in the Prospectus.

Information Available to
 Certificateholders..........   On each distribution date, the trustee will
                                prepare and make available to each
                                certificateholder of record, initially expected
                                to be Cede & Co., a statement as to the
                                distributions being made on that date.
                                Additionally, under certain circumstances,
                                certificateholders of record may be entitled to
                                certain other information regarding the trust.
                                See "Description of the Certificates--Reports
                                to Certificateholders; Certain Available
                                Information" in this free writing prospectus.
Deal Information/Analytics...   Certain information concerning the mortgage
                                loans and the offered certificates may be
                                available to subscribers through the following
                                services:

                                o   Bloomberg, L.P., Trepp, LLC and Intex
                                    Solutions, Inc.; and

                                o   the trustee's website at www.etrustee.net.

                                     S-33

Optional Termination.........   On any distribution date on which the
                                aggregate principal balance of the pool of
                                mortgage loans (including the Houston Galleria
                                trust subordinate companion loan) remaining in
                                the trust fund is less than 1% of the aggregate
                                principal balance of the mortgage loans as of
                                the cut-off date (including the Houston
                                Galleria trust subordinate companion loan),
                                certain entities specified in this free writing
                                prospectus will have the option to purchase all
                                of the remaining mortgage loans (and all
                                property acquired through exercise of remedies
                                in respect of any mortgage loan) at the price
                                specified in this free writing prospectus.
                                Exercise of this option will terminate the
                                trust and retire the then outstanding
                                certificates. The trust may also be terminated
                                in connection with a voluntary exchange of all
                                the then outstanding certificates (other than
                                the Class HG, Class S, Class R and Class LR
                                certificates), including the Class X-1
                                certificates (provided, however, that the
                                offered certificates are no longer outstanding
                                and there is only one holder of the outstanding
                                certificates) for the mortgage loans remaining
                                in the trust.

                                See "Description of the
                                Certificates--Termination; Retirement of
                                Certificates" in this free writing prospectus
                                and "Description of the Certificates--
                                Termination" in the Prospectus.

Tax Status...................   Elections will be made to treat a portion of
                                the trust (exclusive of the Class A-MFL regular
                                interest, the swap contract, the floating rate
                                account and the interest that is deferred after
                                the anticipated repayment date on the mortgage
                                loans that have anticipated repayment dates and
                                the related distribution account for this
                                deferred interest) as two separate REMICs -- a
                                lower-tier REMIC and an upper-tier REMIC -- for
                                federal income tax purposes. The portion of the
                                trust representing the deferred interest
                                described above will be treated as a grantor
                                trust for federal income tax purposes. The
                                grantor trust will also hold the Class A-MFL
                                regular interest, the swap contract and the
                                floating rate account, and the Class A-MFL
                                certificates will represent an undivided
                                beneficial interest in those assets. In the
                                opinion of counsel, the portions of the trust
                                referred to above will qualify for this
                                treatment.

                                Pertinent federal income tax consequences of
                                an investment in the offered certificates
                                include:

                                o   Each class of offered certificates (other
                                    than the Class A-MFL certificates) and the
                                    Class A-MFL regular interest will represent
                                    "regular interests" in the upper-tier REMIC.

                                     S-34

                                o   The Class A-MFL certificates will represent
                                    an undivided interest in a portion of the
                                    trust fund which is treated as a grantor
                                    trust for federal income tax purposes, which
                                    portion includes the Class A-MFL regular
                                    interest, the floating rate account and the
                                    beneficial interest of such class in the
                                    swap contract.

                                o   The regular interests will be treated as
                                    newly originated debt instruments for
                                    federal income tax purposes.

                                o   You will be required to report income on the
                                    regular interests represented by your
                                    certificates using the accrual method of
                                    accounting.

                                o   It is anticipated that the offered
                                    certificates (other than the Class A-MFL
                                    certificates and the Class X-2 certificates)
                                    and the Class A-MFL regular interest will be
                                    issued at a [premium], and that the Class
                                    X-2 certificates will be issued [with
                                    original issue discount] for federal income
                                    tax purposes.

                                See "Certain Federal Income Tax Consequences"
                                in this free writing prospectus and in the
                                Prospectus.

Certain ERISA Considerations.   Subject to important considerations described
                                under "Certain ERISA Considerations" in this
                                free writing prospectus and in the Prospectus,
                                the offered certificates are eligible for
                                purchase by persons investing assets of
                                employee benefit plans or individual retirement
                                accounts. In particular, fiduciaries of plans
                                contemplating the purchase of the Class A-MFL
                                certificates should review the additional
                                requirements for purchases of Class A-MFL
                                certificates by plans, as discussed under
                                "Certain ERISA Considerations" in this free
                                writing prospectus.

Legal Investment.............   The offered certificates will not constitute
                                "mortgage related securities" for purposes of
                                the Secondary Mortgage Market Enhancement Act
                                of 1984, as amended. If your investment
                                activities are subject to legal investment laws
                                and regulations, regulatory capital
                                requirements, or review by regulatory
                                authorities, then you may be subject to
                                restrictions on investment in the offered
                                certificates. You should consult your own legal
                                advisors for assistance in determining the
                                suitability of and consequences to you of the
                                purchase, ownership and sale of the offered
                                certificates.

                                See "Legal Investment" in this free writing
                                prospectus and in the Prospectus.

                                     S-35

Ratings......................   The offered certificates will not be issued
                                unless each of the offered classes receives the
                                following ratings from Standard & Poor's
                                Ratings Services, a division of The McGraw-Hill
                                Companies, Inc., Moody's Investors Service,
                                Inc. and Fitch, Inc.

                             S&P     MOODY'S     FITCH
                           ------   ---------   ------

  Class A-1 ............     AAA       Aaa        AAA
  Class A-2 ............     AAA       Aaa        AAA
  Class A-3 ............     AAA       Aaa        AAA
  Class A-4 ............     AAA       Aaa        AAA
  Class A-SB ...........     AAA       Aaa        AAA
  Class A-1A ...........     AAA       Aaa        AAA
  Class X-2 ............     AAA       Aaa        AAA
  Class A-M ............     AAA       Aaa        AAA
  Class A-MFL ..........     AAA       Aaa        AAA
  Class A-J ............     AAA       Aaa        AAA
  Class B ..............     AA+       Aa1        AA+
  Class C ..............     AA        Aa2        AA
  Class D ..............     AA-       Aa3        AA-
  Class E ..............     A+         A1        A+
  Class F ..............      A         A2         A

                                A rating agency may downgrade, qualify or
                                withdraw a security rating at any time. A
                                rating agency not requested to rate the
                                offered certificates may nonetheless issue a
                                rating and, if one does, it may be lower than
                                those stated above. The security ratings do
                                not address the frequency of prepayments
                                (whether voluntary or involuntary) of mortgage
                                loans, the degree to which prepayments might
                                differ from those originally anticipated, the
                                likelihood of collection of excess interest,
                                default interest or yield maintenance charges,
                                or the tax treatment of the certificates.
                                Also, the security ratings do not represent
                                any assessment of the yield to maturity that
                                investors may experience or the possibility
                                that the Class X-2 certificateholders might
                                not fully recover their investments in the
                                event of rapid prepayments of the mortgage
                                loans (including both voluntary and
                                involuntary prepayments). In addition, a
                                security rating of the Class A-MFL
                                certificates does not represent any assessment
                                as to whether the floating interest rate on
                                such certificates will convert to a fixed
                                rate. With respect to the Class A-MFL
                                certificates, Standard & Poor's Ratings
                                Services, a division of The McGraw-Hill
                                Companies, Inc., Moody's Investors Service,
                                Inc. and Fitch, Inc. are only rating the
                                receipt of interest up to the fixed per annum
                                rate applicable to the Class A-MFL regular
                                interest. See "Yield and Maturity
                                Considerations," "Risk Factors" and
                                "Description of the Certificates--Advances" in
                                this free writing prospectus and "Yield and
                                Maturity Considerations" in the Prospectus.

                                      S-36

                                See "Ratings" in this free writing prospectus
                                and "Rating" in the Prospectus for a
                                discussion of the basis upon which ratings are
                                given and the conclusions that may not be
                                drawn from a rating.

                                      S-37

                                 RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

     This free writing prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in Texas, New York, Florida, Washington and
Illinois secure mortgage loans representing approximately 17.4%, 11.5%, 9.7%,
6.0% and 5.9%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Mortgaged properties located in Texas, New York, Florida, Washington,
Illinois, Massachusetts, and Iowa secure mortgage loans representing approximately 15.7%, 12.4%, 10.8%, 6.7% 6.1%, 5.5%, and 5.3% respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date.

     Mortgaged properties located in Texas and Maryland secure mortgage loans representing approximately 31.8%, and 28.7%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group 2 as of the cut-off date.

     With respect to the mortgaged properties located in California, 15 of the mortgaged properties securing mortgage loans representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount are in southern California (10 mortgage loans in loan group 1, representing approximately 2.7% of the aggregate principal balance of the loans in loan group 1 as of the cut-off date and 5 mortgage loans in loan group 2, representing approximately 3.1% of the aggregate principal balance of the loans in loan group 2 as of the cut-off date), and 3 of the mortgaged properties securing mortgage loans representing approximately
0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount are in northern California (2 mortgage loans in loan group 1, representing approximately 0.8% of the aggregate principal balance of the loans in loan group 1 as of the cut-off date and 1 mortgage loans in loan group 2, representing approximately 1.5% of the aggregate principal balance of the loans in loan group 2 as of the cut-off date). For purposes of determining whether a mortgaged property is in northern
California or southern California, mortgaged properties located north of San
Luis Obispo County, Kern County and San Bernardino County are included in northern California and mortgaged properties located in or south of those counties are included in southern California.

     Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors--e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental

                                      S-38

rules or fiscal policies--also may adversely affect the mortgaged properties.
For example, mortgaged properties located in California, Texas or Florida may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than mortgaged properties in other parts of the country and mortgaged properties located in coastal states, including, but not limited to,
Louisiana, Alabama and Mississippi, also may be more generally susceptible to hurricanes than properties in other parts of the country. Recent hurricanes in the Gulf Coast region have resulted in severe property damage as a result of the winds and the associated flooding. Some of the mortgaged properties do not require flood insurance. We cannot assure you that any hurricane damage would be covered by insurance. See "--Other Risks--Recent Hurricanes" below,
"Servicing of the Mortgage Loans--Maintenance of Insurance" in this free writing prospectus and "Description of the Pooling Agreements--Hazard Insurance
Policies" in the accompanying Prospectus.

CERTAIN STATE-SPECIFIC CONSIDERATIONS

     Texas Law. Thirty-nine (39) of the mortgaged properties, representing approximately 17.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (27 mortgaged properties securing loans in loan group 1, representing approximately 15.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date by allocated loan amount, and 12 mortgaged properties securing loans in loan group 2, representing approximately 31.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date by allocated loan amount), are located in the State of Texas. Texas law does not require that a lender must bring a foreclosure action before being entitled to sue on a note. Texas does not restrict a lender from seeking a deficiency judgment. The delay inherent in obtaining a judgment generally causes the secured lender to file a suit seeking a judgment on the debt and to proceed simultaneously with non-judicial foreclosure of the real property collateral.
The desirability of non-judicial foreclosure of real property is further supported by the certain and defined non-judicial foreclosure procedures. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied, and the deficiency determination is subject to the borrower's defense (and, if successful, right of offset) that the fair market value of the property at the time of foreclosure was greater than the foreclosure bid. In addition, the availability of a deficiency judgment is limited in the case of the Mortgage Loans because of the limited nature of its recourse liabilities.

     Maryland Law. Thirteen (13) of the mortgaged properties, representing approximately 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (5 mortgaged properties securing loans in loan group 1, representing approximately 1.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date by allocated loan amount, and 8 mortgaged properties securing loans in loan group 2, representing approximately 28.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date by allocated loan amount), are located in the State of Maryland. Commercial mortgage loans in Maryland are generally secured by deeds of trust on the related real estate. Under Maryland law, foreclosure of a deed of trust in
Maryland is accomplished judicially under a specific "power of sale" provision in the deed of trust. After appropriate notices to the borrower and owner of the property are provided as specified in the loan documents, suit is initiated with the filing of an order to docket with the Circuit Court in the County where the property is located, along with the original or a certified copy of the lien instrument, a statement of debt and an affidavit under the Soldiers'
and Sailors' Civil Relief Act of 1940, as amended. It is not necessary that process issue or that a hearing be held prior to sale in an action to foreclose under a power of sale. Advertising of the foreclosure is published once a week for three weeks prior to the sale in a newspaper of general circulation in the county in which the action is pending. Notice of the sale, with a copy of the advertisement of sale which is to be published, is sent by certified and regular mail to the owners and all lienholders no sooner than 30 days prior to the sale and not less than 10 days prior to the sale. An affidavit of service is to be filed in the foreclosure action. Before making sale of the property, the trustee under the deed of trust is to file a bond to the State of Maryland with the Court. The sale is to be

                                      S-39

conducted in the county in which the property is located, either immediately outside the courthouse entrance, on the property or elsewhere as ordered by the court or as specified in the advertisement. After the sale, a report of sale is filed by the trustee conducting the sale, an affidavit of the purchaser is filed along with a draft notice describing the property and stating the date at least thirty days hence by which objections to the ratification of the sale must be filed. This notice is published at least once a week for three successive weeks in one or more newspapers of general circulation. Any exception to ratification of the sale is ruled upon by the Court. Thereafter, the Court acts upon ratification of the sale and the matter is referred to an auditor to state an account. After being provided with the title report relied upon, invoices and proofs of advertising, the auditor states an account, which is sent to all interested parties. After any exceptions to the auditor's report are resolved, the Court enters an order ratifying the auditor's report.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS AND FOREIGN
   CONFLICTS

     The terrorist attacks on the World Trade Center and the Pentagon on
September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could
(i) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur, (ii) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns, which could adversely impact leasing revenue, mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

     With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in
Iraq and elsewhere may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

     The United States continues to maintain a military presence in Iraq and
Afghanistan. It is uncertain what effect the activities of the United States in
Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

RISKS RELATING TO MORTGAGE LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

     o    The largest mortgage loan represents approximately 8.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the largest mortgage loan in loan group 1 (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represents approximately 9.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the largest mortgage loan in loan group 2 represents approximately 28.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     o    The 3 largest mortgage loans represent, in the aggregate,
          approximately 20.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 3 largest mortgage loans in loan group 1 (treating as a single mortgage loan all mortgage

                                      S-40

          loans that are cross-collateralized with each other) represent approximately 23.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 3 largest mortgage loans in loan group 2 represent approximately 39.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     o    The 10 largest mortgage loans represent, in the aggregate, approximately 45.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 10 largest mortgage loans in loan group 1 (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent approximately
          49.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 10 largest mortgage loans in loan group 2 represent approximately 65.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     See "Description of the Mortgage Pool--Top Fifteen Mortgage Loans or
Groups of Cross-Collateralized Mortgage Loans" in this free writing prospectus.

     Each of the other mortgage loans represents no more than 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in loan group 1 represents no more than
2.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. Each of the other mortgage loans in loan group 2 represents no more than 3.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of
5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

                PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%(1)

                                           AGGREGATE                        % OF INITIAL     % OF INITIAL
                          NUMBER OF        PRINCIPAL       % OF INITIAL         LOAN             LOAN
                          MORTGAGED       BALANCE OF           POOL            GROUP 1         GROUP 2
    PROPERTY TYPE        PROPERTIES     MORTGAGE LOANS        BALANCE          BALANCE         BALANCE
---------------------   ------------   ----------------   --------------   --------------   -------------

Office ..............       105        $1,875,434,779           44.7%            50.1%            0.0%
Retail ..............        83        $1,070,673,876           25.5%            28.6%            0.0%
Multifamily .........        70        $  818,921,401           19.5%            10.3%           95.4%

----------
(1)   Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

      A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

     o    Twelve (12) groups of mortgage loans (identified on Annex A-1 hereto under the "related borrower" heading) have borrowers related to each other, but no group of mortgage loans having borrowers that are related to each other represents more than approximately 5.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Mortgage Loans with related borrowers are identified under "Related Borrower" on Annex A-1 to this free writing prospectus.

                                      S-41

     o    Sixteen (16) mortgage loans, representing approximately 27.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 29.8% of the aggregate principal balance of the loans in loan group 1 as of the cut-off date and approximately
          10.9% of the aggregate principal balance of loan group 2 as of the cut-off date), are secured by more than one mortgaged property.

     See "Description of the Mortgage Pool--Additional Mortgage Loan
Information" in this free writing prospectus. Mortgaged properties owned by related borrowers are likely to:

     o    have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o    have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described above and in Annex A-1 to this free writing prospectus, the mortgage loans in 6 groups of mortgage loans (comprised of 26 mortgage loans representing approximately 15.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, approximately 13.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 28.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are cross-collateralized and cross-defaulted with each other. These mortgage loans include, among others, those indicated on Annex A-1 to this free writing prospectus as Loan Nos. 1
(Brookdale Office Portfolio), 8 through 15 (Bluebird Portfolio) and 16 through
23 (Colony Portfolio). Cross-collateralization arrangements may be terminated with respect to such mortgage loan groups in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by a borrower could be avoided if a court were to determine that:

     o    the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

     o    the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

     o    subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

     o    recover payments made under that mortgage loan; or

     o    take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

     Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals.

                                      S-42

For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities, generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans, generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as "single-purpose entities." In general, but not in all cases, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness.
These provisions are designed to mitigate the possibility that the borrowers'
financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrowers with respect to 2 of the mortgage loans in loan group 1, representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are not required to be single-purpose entities. See "Certain Legal Aspects of Mortgage
Loans--Bankruptcy Laws" in the Prospectus. Also, although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally single purpose entities, but at origination their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a "single purpose entity".
The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

     o    operating entities with business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

     o    individuals that have personal liabilities unrelated to the mortgaged property.

     However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

     Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of the borrowers with those of the parent. Consolidation of the assets of those borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of Mortgage
Loans-- Bankruptcy Laws" in the Prospectus.

     With respect to 18 mortgage loans, representing approximately 4.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (16 mortgage loans in loan group 1, representing approximately 4.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately
7.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the related borrowers own the related mortgaged property as tenants-in-common. As a result, if a borrower that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against

                                      S-43

the tenant-in-common borrowers, particularly if the borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are special purpose entities.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. No investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

     The Houston Galleria loan, representing approximately 6.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.7% of the aggregate principal balance of the mortgage loans in loan group 1), is a senior loan in a split loan structure with the
Houston Galleria pari passu companion loan (which is pari passu with the
Houston Galleria loan), the Houston Galleria non-trust subordinate companion loan (which is junior to the Houston Galleria loan and the Houston Galleria pari passu companion loan) and the Houston Galleria trust subordinate companion loan (which is junior to the Houston Galleria loan, the Houston Galleria pari passu companion loan and the Houston Galleria non-trust subordinate companion loan). Each of these loans is secured by a single mortgage instrument on the related mortgaged property. The Houston Galleria pari passu companion loan and the Houston Galleria non-trust subordinate companion loan will not be included as assets of the trust fund. The Houston Galleria trust subordinate companion loan will be an asset of the trust, but will only support the Class HG certificates. See "Description of the Mortgage Pool--Houston Galleria Whole
Loan" in this free writing prospectus.

     In addition, the borrower with respect to the Selig Office Portfolio mortgage loan (identified as Loan No. 3 on Annex A-1 to this free writing prospectus), representing approximately 5.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), has the right, subject to the satisfaction of certain criteria set forth in the related loan documents, to incur additional secured indebtedness that is pari passu with the related mortgage loan. See
"Description of the Mortgage Pool--Top Fifteen Mortgage Loans or Groups of
Cross-Collateralized Mortgage Loans" relating to the Selig Office Portfolio loan and "--Additional Debt" in this free writing prospectus.

     In addition to the Houston Galleria loan, as of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that 5 mortgage loans identified as Loan Nos. 1, 5,

                                      S-44

37, 39 and 154 in the Annex A-1 to this free writing prospectus, representing in the aggregate approximately 14.1% of the initial pool balance as of the cut-off date (approximately 15.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) and (approximately 0.9%
of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) (referred to in this free writing prospectus as the AB mortgage loans) are each evidenced by the senior of two or more notes secured by one or more mortgages on the related mortgaged property and one or more assignments of leases, with the subordinate companion loan not being part of the trust fund. In each case, the senior loan in the related mortgage loan pair is an AB mortgage loan, which is included in the trust fund. The subordinate companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement.

     Subject to the restrictions described under "--Special Servicer May Be
Directed to Take Actions", the holder of the subordinate companion loan(s)
related to the Houston Galleria loan and each AB mortgage loan will have the right, under certain conditions, (i) to direct, consent or provide advice with respect to certain actions proposed to be taken by the related master servicer or the special servicer, as applicable, with respect to the related mortgage loan or mortgaged property and (ii) with respect to some mortgage loans, to make cure payments on the related mortgage loan. The holder of each subordinate companion loan will have the right to purchase the related AB mortgage loan or
Houston Galleria loan, as applicable, under certain limited circumstances. In addition, the holders of the subordinate companion loans will have the right to approve certain modifications to the related AB mortgage loan or Houston
Galleria loan, as applicable, under certain circumstances. In exercising such rights, the holder of the subordinate companion loan does not have any obligation to consider the interests of, or the impact of such exercise on, the trust or the certificates. See "Description of the Mortgage Pool--Additional
Debt" in this free writing prospectus. The subordinate companion loans are generally subordinate in right of payment to the related mortgage loans, subject to the terms of the related intercreditor agreement. See "Description of the Mortgage Pool--Additional Debt" in this free writing prospectus.

     Although the Houston Galleria pari passu companion loan and the Houston
Galleria non-trust subordinate companion loan are not assets of the trust fund, each related borrower is still obligated to make interest and principal payments on these loans. As a result, the trust fund is subject to additional risks, including:

     o    the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

     o    the risk that it may be more difficult for the related borrower to refinance the related AB mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations and the subordinate obligations upon the maturity of the related AB mortgage loan.

     See "Description of the Mortgage Pool--General," "--Additional Debt" and
"--AB Mortgage Loan Pairs" in this free writing prospectus and "Certain Legal
Aspects of Mortgage Loans -- Subordinate Financing" in the Prospectus.

     As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware of certain permitted secured subordinated debt and provisions in the mortgage loan documents with respect to certain of the mortgage loans that allow the related borrower to incur additional subordinated debt that is secured by the related mortgaged property in the future. The borrowers under 6 mortgage loans (identified as Loan Nos. 1, 2, 5, 37, 39 and
154 on Annex A-1 to this free writing prospectus), representing approximately
21.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date have incurred or may incur in the future secured, subordinate debt. The mortgaged property relating to 1 mortgage loan (identified as Loan
No.3 on Annex A-1 to this free writing prospectus), representing approximately
6.9% of the aggregate principal balance of the pool of mortgage loans as of the

                                      S-45

cut-off date (approximately 7.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), may be encumbered with
(a) secured debt of equal priority (pari passu) with the debt of the mortgage loan and/or (b) mezzanine debt, in the future. Investors should note that any such pari passu debt would not be included as an asset of the trust fund and the holder of such debt will have equal priority with the trust fund on all proceeds relating to the related mortgage loan and with respect to the related mortgaged property. See "Description of the Mortgage Pool--Top Fifteen Mortgage
Loans or Groups of Cross-Collateralized Mortgage Loans" to this free writing prospectus relating to the Selig Office Portfolio Loan. By definition, the mortgage loan in the trust fund would necessarily be cross-defaulted and cross-collateralized with such pari passu debt. The incurrence of any pari passu or mezzanine debt with respect to this mortgage loan is subject to certain conditions, some of which are described under "Description of the
Mortgage Pool--Additional Debt" in this free writing prospectus. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred, and/or may incur in the future, unsecured debt other than in the ordinary course of business. See "Description of the Mortgage
Pool--Additional Debt-- Unsecured Subordinate Indebtedness" in this free writing prospectus. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower. See "Description of the
Mortgage Pool--Additional Debt" in this free writing prospectus.

     Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See "--The Borrower's Form of Entity May Cause Special Risks"
above. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, to be incurred in the future subject to criteria set forth in the mortgage loan documents.

     o    With respect to 7 mortgage loans (identified as Loan Nos. 24, 28, 38,
          39, 70, 85 and 113 on Annex A-1 to this free writing prospectus), representing approximately 6.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (5 mortgage loans in loan group 1, representing approximately 7.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately 5.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt, subject to the terms of an intercreditor agreement or a subordination and standstill agreement.

     o    In the case of 23 mortgage loans (identified as Loan Nos. 2, 3, 5, 8,
          9, 10, 11, 12, 13, 14, 15, 28, 30, 39, 52, 55, 59, 66, 71, 81, 86, 106
          and 160 on Annex A-1 to this free writing

                                      S-46

          prospectus), representing approximately 27.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
          (14 mortgage loans in loan group 1, representing approximately 27.1%
          of the aggregate principal balance of the mortgage loans in loan group
          1 as of the cut-off date and 9 mortgage loans in loan group 2, representing approximately 28.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the owners of the related borrowers are expressly permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt under certain circumstances.

     o    In the case of 2 mortgage loans (identified as Loan Nos. 115 and 120 on Annex A-1 to this free writing prospectus), representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 1.5%
          of the aggregate principal balance of the mortgage loans in loan group
          2 as of the cut-off date), in the event of a sale of the related mortgaged property, the related borrower is permitted to take back purchase money financing secured by equity interests in the buyer subject to various conditions, including but not limited to, combined debt service coverage and loan-to-value tests and subject to an intercreditor, subordination and standstill agreement.

     Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or the option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

     Generally, upon a default under mezzanine debt, the holder of such mezzanine debt may be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt, if permitted pursuant to the terms of the related intercreditor agreement.
Although such transfer of equity may not trigger the due-on-sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR
ANTICIPATED REPAYMENT DATE

     Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or with substantial remaining principal balances at the anticipated repayment date of the related mortgage loan involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

     A borrower's ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

      o the availability of, and competition for, credit for commercial real estate projects;

                                      S-47

     o    the prevailing interest rates;

     o    the fair market value of the related mortgaged property;

     o    the borrower's equity in the related mortgaged property;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the mortgaged property;

     o    reductions in applicable government assistance/rent subsidy programs;

     o    the tax laws; and

     o    the prevailing general and regional economic conditions.

     The mortgage loan sellers have informed us that 187 of the mortgage loans, representing approximately 99.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (139 mortgage loans in loan group 1, representing approximately 99.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 48 mortgage loans in loan group 2, representing 100.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates, including any mortgage loans that pay interest only for their entire term. This includes 71 mortgage loans, representing approximately 40.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (59 mortgage loans in loan group 1, representing approximately 41.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 12 mortgage loans in loan group 2, representing approximately 33.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interest-only for the first 1 to 84 months of their respective terms and 38 mortgage loans, representing approximately 34.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (25 mortgage loans in loan group 1, representing approximately 34.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 13 mortgage loans in loan group 2, representing approximately 36.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interest-only until their respective maturity dates.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the
Mortgage Loans" in this free writing prospectus and "Risk Factors--Borrowers
May Be Unable to Make Balloon Payments" in the Prospectus.

COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger mortgage loans to a single borrower or groups of related borrowers.

     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

      o the age, design and construction quality of the properties;

                                      S-48

     o    perceptions regarding the safety, convenience and attractiveness of the properties;

     o    the characteristics of the neighborhood where the property is located;

     o    the proximity and attractiveness of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

     o    an increase in the capital expenditures needed to maintain the properties or make improvements;

     o    dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     o    a decline in the financial condition of a major tenant;

     o    an increase in vacancy rates; and

     o    a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o    national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o    local real estate conditions, such as an oversupply of competing properties, retail space, office space or multifamily housing or hotel capacity;

     o    demographic factors;

     o    consumer confidence;

     o    consumer tastes and preferences;

     o    retroactive changes in building codes;

     o    changes or continued weakness in specific industry segments; and

     o    the public perception of safety for customers and clients.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    tenant defaults;

     o    in the case of rental properties, the rate at which new rentals occur;
          and

     o    the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single-tenant or if

                                      S-49

any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or that are leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier's business operations are negatively impacted or if such a tenant or tenants fail to renew their leases. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 66 mortgage loans, representing approximately 11.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 13.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured solely by properties that are wholly or significantly owner-occupied or by properties that are leased to a single tenant or affiliated tenants. With respect to certain of these mortgage loans which are leased to a single tenant, leases at the mortgaged properties will expire prior to, at or soon after the maturity dates of the mortgage loans. In addition, with respect to the DRA-CRT Portfolio II loan
(identified as Loan No. 7 on Annex A-1 to this free writing prospectus), representing approximately 3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), six of the mortgaged properties are leased to a single tenant, of which
4 of the 6 leases expire prior to the maturity date of the related mortgage loan. With respect to the Colony Portfolio loan (identified as Loan Nos. 16 through 23 on Annex A-1 to this free writing prospectus), representing approximately 3.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), 2 of the mortgaged properties are leased to a single tenant, which leases expire prior to the maturity date of the related mortgage loan. See "Description of the
Mortgage Pool--Top Fifteen Mortgage Loans or Groups of Cross-Collateralized
Mortgage Loans" in this free writing prospectus relating to the DRA-CRT
Portfolio II loan and the Colony Portfolio loan. For example, in the case of one mortgage loan (identified as Loan No. 24 on Annex A-1 to this free writing prospectus), representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the lease of the single-tenant at the mortgaged property expires in March 2016 and the mortgage loan matures in October 2015. In the case of another mortgage loan (identified as Loan No. 25 on Annex A-1 to this free writing prospectus), representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately
2.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the mortgage loan is secured by eight mortgaged properties, five of which are leased to a single tenant. In addition, one mortgage loan (identified as Loan No. 47 on Annex A-1 to this free writing prospectus), representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is secured solely by a property that is leased to a single tenant, and the lease at the mortgaged property is scheduled to expire less than eight months prior to the maturity date of the mortgage loan.
Additionally, certain of the mortgaged properties may be leased in whole or in part to an affiliate of the related borrower. For example, with respect to the
Four Seasons Miami-Commercial loan (identified as Loan No. 32 on Annex A-1 to this free writing prospectus), representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 1.6% of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date), the Sports Club/LA tenant is affiliated with the borrower and occupies one of the four condominium units comprising the mortgaged property under a master lease. The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property.
Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary

                                      S-50

tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term or took additional reserves or required letters of credit in connection with the lease expiration. There are a significant number of mortgage loans secured by mortgaged properties with single tenant leases or material leases that expire within a short period of time prior to the maturity dates or anticipated repayment dates of such mortgage loans. See Annex A-1 to this free writing prospectus for the lease expiration date of each single-tenant loan or the lease expiration dates for the three largest tenants for each other mortgage loan. We cannot assure you that any material or sole tenant will re-lease the premises or that the premises will be relet to another tenant or that the space will be relet at the same rent per square foot during the term of, or at the expiration of, the primary lease term, or that the related mortgaged property will not suffer adverse economic consequences in this regard. Additionally, the underwriting of certain of these mortgage loans leased to single-tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Office
Properties Have Special Risks" and "--Retail Properties Have Special Risks"
below.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o    space in the mortgaged properties could not be leased or re-leased;

     o    leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

     o    substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

     o    tenants were unwilling or unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case;

     o    rental payments could not be collected for any other reason; or

     o    a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single-tenant mortgaged properties, during the term of the related mortgage loans.

     Certain of the mortgaged properties are and/or may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations or for damage to the leased premises caused by casualty or condemnation. For example, with respect to the DRA-CRT Portfolio II mortgage loan (identified

                                      S-51

as Loan No. 7 on Annex A-1 to this free writing prospectus), representing approximately 3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), a majority of the mortgaged properties have space leased to government tenants.
See "Description of the Mortgage Pool--Top Fifteen Mortgage Loans or Groups of
Cross-Collateralized Mortgage Loans" in this free writing prospectus relating to the DRA-CRT Portfolio II loan. In addition, with respect to the Penn Branch
Shopping Center loan (identified as Loan No. 58 on Annex A-1 to this free writing prospectus), representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately
0.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), 52.3% of the mortgaged property is leased to a government tenant whose authority to spend money is granted annually by
Congressional appropriations. The related lease states that funds have been appropriated only through September 30, 2006 for payments under the lease. In the event that appropriations are not made for future payments under the lease, the lease will be terminated upon the expiration of any then-existing appropriation.

     Certain of the mortgaged properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future. For example, with respect to the 1 mortgage loan in the Colony
Portfolio, the Park Center Office loan (identified as Loan No. 20 on Annex A-1 to this free writing prospectus), representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the sole tenant at the Park
Center Office NEC Loan, has subleased a portion of its space to Calusa
Investments LLC and SteelCloud, Inc. Also, with respect to the NEC America
Corporate Center loan (identified as Loan No. 24 on Annex A-1 to this free writing prospectus), representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately
2.7% of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date), the sole tenant at the related mortgaged property has subleased a portion of its space to Interinsurance Exchange of the
Automobile Club. See "Description of the Mortgage Pool--Top Fifteen Mortgage
Loans or Groups of Cross-Collateralized Mortgage Loans" in this free writing prospectus relating to the Colony Portfolio.

     The mortgaged properties related to many of the mortgage loans will experience substantial (50% of gross leaseable area or more) lease rollover on or prior to the maturity date, and in many cases relatively near, or soon after, the maturity dates of the mortgage loans, including certain of the mortgage loans described under "Description of the Mortgage Pool--Top Fifteen
Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans" in this free writing prospectus. For example, the Brookdale Office Portfolio mortgage loan
(identified as Loan No. 1 on Annex A-1 to this free writing prospectus), representing approximately 8.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 9.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is scheduled to have approximately 92.2% of net rentable area roll over prior to the maturity date. Similarly, the Selig Office Portfolio mortgage loan
(identified as Loan No. 3 on Annex A-1 to this free writing prospectus), representing approximately 5.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is scheduled to have leases covering approximately 91.5% of net rentable area rollover prior to the maturity date. Another mortgage loan (identified as
Loan No. 47 on Annex A-1 to this free writing prospectus), representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is scheduled to have approximately 100% of net rentable area roll over less than eight months prior to the maturity date. With respect to the mortgage loans described above and certain other mortgage loans in the trust fund, many of the related loan documents require tenant improvement and leasing commission reserves (including trapping excess cash flow after notice of lease termination), and in many cases, the

                                      S-52

leases contain lessee extension options extending the term of such leases for a specified term. However, there can be no assurance that any such extension options will be exercised or that the amount of any such reserves will be adequate to mitigate the lack of rental income associated with these rollovers.
Also, certain of the mortgaged properties may be subject to tenant termination rights prior to the maturity date of the related mortgage loan.

     In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. In the case of
4 mortgage loans (identified as Loan Nos. 1, 4, 5 and 30 on Annex A-1 to this free writing prospectus ), representing approximately 8.0%, 4.5%, 4.2% and
1.5%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 9.0%, 5.1%, 4.7% and 1.7%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related mortgaged properties have been recently completed or renovated, are in the process of being leased-up and certain buildings at the related mortgaged property may have significant vacant space as of the closing date. Any "dark" space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited. For example, Rite Aid, which leases approximately
100% of the gross leasable area of the mortgaged property related to the Rite
Aid (Middletown) mortgage loan (identified as Loan No. 176 on Annex A-1 to this free writing prospectus), representing approximately 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 0.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), has a right of first offer to purchase the mortgaged property before the borrower may offer it to a third party.
Similarly, in the case of 1 mortgage loan (identified as Loan No. 25 on Annex
A-1 to this free writing prospectus), representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the single tenant at the mortgaged property known as 35 Technology Drive has the right to purchase the property for $10,489,000 at

                                      S-53

any time prior to September 15, 2009. With respect to 1 mortgage loan
(identified as Loan No. 47 on Annex A-1 to this free writing prospectus), representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), although the related borrower is prohibited from prepaying the related mortgage loan until April 2011, the sole tenant at the mortgaged property, TRS
Inc. -- Experian, has the option to (x) acquire the mortgaged property at fair market value commencing in October 2010 and (y) upon the occurrence of a condemnation of (i) the entire mortgaged property or (ii) more than 25% of the improvements or 50% of the land comprising the mortgaged property, such tenant may apply the proceeds to restore the property or notify the landlord of its intention to terminate the lease and in the event the single-tenant elects to terminate the lease, it is required to offer to purchase the property at a price determined in accordance with a schedule attached to the related lease documents. In either case, there can be no assurance that the proceeds of any such purchase will be sufficient to pay any amounts remaining due on the related mortgage loan. In such case, the trust fund's recourse would be limited to a guaranty by the sponsor of any shortfall. See "--Risks Relating to
Prepayments and Repurchases" below and "Description of the Mortgage Pool--Top
Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans" in
this free writing prospectus.

SUBSTITUTION OF MORTGAGED PROPERTIES MAY LEAD TO INCREASED RISKS

     Three (3) mortgage loans (identified as Loan Nos. 25, 34, and 38 on Annex
A-1 to this free writing prospectus), representing 4.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (5.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), permit the related borrowers to substitute mortgaged properties of like kind and quality for the properties currently securing the related mortgage loans. As a result, it is possible that the mortgaged properties that secure the mortgage loans may not secure such mortgage loans for their entire term. Any substitution will require the borrower to meet certain conditions, including debt service coverage tests, and the related borrower will be required to obtain written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn and provide an opinion of counsel that the REMIC status of the trust fund will not be adversely impacted by the proposed substitution. Nevertheless, the replacement property may differ from the substituted property with respect to certain characteristics. For example, with respect to each individual mortgaged property relating to the Colony
Portfolio (identified as Loan Nos. 16 through 23 on Annex A-1 to this free writing prospectus), representing approximately 3.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately
3.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related borrower may obtain the release of each individual property by substituting its interest in other properties as collateral during the term of such mortgage loan, subject to certain conditions. Also, with respect to the Atlantic Development Portfolio loan
(identified as loan no. 25 on Annex A-1 to this free writing prospectus), representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.6% of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date), the related borrower is permitted to substitute a vacant tract of land for a similar tract. See "Description of the Mortgage Pool--Top Fifteen
Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans" in this free writing prospectus relating to the Colony Portfolio and the Atlantic
Development Portfolio loan.

RISKS RELATED TO REDEVELOPMENT AND RENOVATION AT THE MORTGAGED PROPERTIES

     Certain of the mortgaged properties are properties which are currently undergoing or are expected to undergo in the future redevelopment or renovation. For example, in the case of one mortgage loan (identified as Loan
No. 25 on Annex A-1 to this free writing prospectus), representing approximately 2.3% of the aggregate principal balance of the pool of mortgage

                                      S-54

loans as of the cut-off date (approximately 2.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the single tenant at the mortgaged property known as 35 Technology Drive is in the process of, and is solely responsible for, gut renovating 75% of the related mortgaged property. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property.
Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

     In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan.

     The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

     If the special servicer forecloses on behalf of the trust or a mortgaged property that is being redeveloped or renovated, the special servicer will only be permitted to arrange for completion of the redevelopment or renovation if at least 10% of the costs of construction were incurred at the time default on the related mortgage loan became imminent.

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO
   HAVE RISKS

     If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower or its affiliate's financial condition worsens, which risk may be mitigated when mortgaged properties are leased to unrelated third parties.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. For example, certain of the mortgaged properties securing 2 mortgage loans (identified as Loan Nos. 7 and 66 on Annex
A-1 to this free writing prospectus), representing approximately 3.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are leased in part to Winn
Dixie, which filed for bankruptcy under Chapter 11 of the United States
Bankruptcy Code in 2005. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years'
rent).

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been

                                      S-55

pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     Office properties secure 43 mortgage loans representing approximately
45.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 50.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     A large number of factors may adversely affect the value of office properties, including:

     o    the quality of an office building's tenants;

     o    an economic decline in the business operated by the tenants;

     o    the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

     o    the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

     o    the diversity of an office building's tenants (or reliance on a single or dominant tenant);

     o    the desirability of the area as a business location;

     o    the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

     o    an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (all of which affect the demand for office space); and

     o    in the case of medical office properties, the performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.
See "--Risks Relating to Mortgage Loan Concentrations" above.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     Retail properties secure 60 mortgage loans representing approximately
25.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 28.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     The quality and success of a retail property's tenants significantly affect the property's market value and the related borrower's ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and

                                      S-56

making a shopping center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on or adjacent to the related mortgaged property. A "shadow anchor" is usually larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

     o    an anchor tenant's or shadow anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's or shadow anchor tenant's lease; or
          if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

     o    the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

     o    the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued
          payment of rent).

     Sixty-one (61) of the mortgaged properties, securing mortgage loans representing approximately 22.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 26.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to have an "anchor tenant". Five (5) of the mortgaged properties, securing mortgage loans representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 0.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "shadow anchored". Seventeen (17)
of the mortgaged properties, securing mortgage loans representing approximately
2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "unanchored".

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. In addition, in the event that an
"anchor" or a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. For example, with respect to the Houston Galleria loan (identified as
Loan No. 2 on Annex A-1 to this free writing prospectus), representing approximately 6.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), an anchor tenant, Lord & Taylor, has vacated approximately 232,600 square feet of rentable area. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences.
In this regard, see "--Tenant Bankruptcy Entails Risks" and "--Certain
Additional Risks Relating to Tenants" above.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home

                                      S-57

shopping networks; internet websites and telemarketing. Continued growth of these alternative retail markets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower's ability to refinance such property.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

     Certain of the retail properties, including the mortgaged properties securing 3 mortgage loans (identified as Loan Nos. 5, 26 and 40 on Annex A-1 to this free writing prospectus), representing approximately 7.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 8.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), have movie theaters as part of the mortgaged property. These retail properties are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties. See "--Tenant Bankruptcy Entails Risks" above. In addition, because of unique construction requirements of movie theaters, any vacant movie theater space would not easily be converted to other uses.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Multifamily properties secure 63 mortgage loans representing approximately
19.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (21 mortgaged properties securing mortgage loans in loan group
1, representing approximately 10.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 42 mortgaged properties securing mortgage loans in loan group 2, representing approximately
95.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o    the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

     o    the location of the property, for example, a change in the neighborhood over time;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the types of services or amenities that the property provides;

     o    the property's reputation;

     o    the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the presence of competing properties;

     o    the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

     o    in the case of student housing facilities (mortgaged properties securing the mortgage loans identified as Loan Nos. 154 and 190 on
          Annex A-1 to this free writing prospectus), which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

                                      S-58

     o    dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

     o    adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

     o    state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment;
          and

     o    government assistance/rent subsidy programs.

     Certain states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection.
For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

     Multifamily properties located in certain areas of the United States have experienced increased occupancy levels as a result of relocations related to hurricanes Katrina, Rita and Wilma (including 2 mortgaged properties securing a mortgage loan that is part of the Colony Portfolio (Loan Nos. 19 and 21)
representing approximately 0.6% of the aggregate principal balance of the pool of mortage loans as of the cut-off date (approximately 0.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date)). However, there can be no assurance that such increased occupancy levels will continue as the areas affected by the hurricanes in the Southeastern
United States become habitable. See "--Other Risks--Recent Hurricanes" in this free writing prospectus.

     Certain of the mortgaged properties securing mortgage loans are eligible
(or may become eligible in the future) for and have received low-income or affordable housing tax credits or other similar governmental benefits pursuant to certain government programs in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance
Rental Certificate Program of the United States Department of Housing and Urban
Development. Certain of the mortgage loans are secured by, or may be secured in the future by, mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within such mortgaged properties. With respect to certain of the mortgage loans, the borrower may receive tax abatements, subsidies or other assistance from government programs.
Generally, the mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or mortgaged property must have certain other characteristics consistent with the government policy. We can give you no assurance that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower or investors in such programs to receive the subsidies or assistance in the future or for

                                      S-59

the borrower to continue to receive their tax benefits, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. See
"Description of the Mortgage Pool--Assistance Programs" in this free writing prospectus.

     Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Industrial properties secure 13 mortgage loans representing approximately
6.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount. Significant factors determining the value of industrial properties are:

     o    the quality of tenants;

     o    reduced demand for industrial space because of a decline in a particular industry segment;

     o    the property becoming functionally obsolete;

     o    building design and adaptability;

     o    unavailability of labor sources;

     o    changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

     o    changes in proximity of supply sources;

     o    the expenses of converting a previously adapted space to general use;
          and

     o    the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceilings, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

     In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

                                      S-60

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

SENIOR LIVING AND RESIDENTIAL HEALTHCARE FACILITIES HAVE SPECIAL RISKS

     Senior living properties secure 3 mortgage loans representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     Residential healthcare facilities pose risks not associated with other types of income- producing real estate. Providers of long term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to and maintenance of facilities and services. Providers also are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers.

     The failure of a borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a mortgaged property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs.

     In the event of foreclosure, we cannot ensure that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license.

     We also cannot provide assurance that a new license could be obtained or that the related mortgaged property would be adaptable to other uses following a foreclosure.

     To the extent any residential healthcare facility receives a significant portion of its revenues from government reimbursement programs, primarily
Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.

     Governmental payors have employed cost containment measures that limit payments to healthcare providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, we can give no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the mortgaged properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their mortgage loan obligations, could be adversely affected.

     Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its right to reimbursement. Accordingly, in the event of foreclosure, none of the trustee, the applicable master servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

     Other factors that may adversely affect the value and successful operation of a residential healthcare property include:

     o    increasing governmental regulation and supervision;

     o    a decline in the financial health, skill or reputation of the operator;

                                      S-61

     o    increased operating expenses; and

     o    competing facilities owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues, or other sources.

HOTEL PROPERTIES HAVE SPECIAL RISKS

     Hotel properties secure 5 mortgage loans representing approximately 2.1%
of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     Various factors may adversely affect the economic performance of a hotel, including:

     o    adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    the construction of competing hotels or resorts;

     o    continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o    a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o    changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety or other factors.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.
Additionally, terrorist attacks in September 2001 and the potential for future terrorist attacks may have adversely affected the occupancy rates, and accordingly, the financial performance of hotel properties. See "--Risks to the
Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts"
above.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location.
This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

     Limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

     The liquor licenses for most of the hotel mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant.
There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

RISKS RELATING TO AFFILIATION WITH A FRANCHISE OR HOTEL MANAGEMENT COMPANY

     Eleven (11) of the hotel properties that secure the mortgage loans representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the

                                      S-62

cut-off date (approximately 2.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

     o    the continued existence and financial strength of the franchisor or hotel management company;

     o    the public perception of the franchise or hotel chain service mark;
          and

     o    the duration of the franchise licensing or management agreements.

     The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor.
Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

     The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future property managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable. Additionally, other mortgaged properties may be part of a condominium regime. The use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not

                                      S-63

represent the entire condominium regime, may similarly not be readily convertible to alternative uses. Additionally, any vacant movie theater space would not easily be converted to other uses due to the unique construction requirements of movie theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. Furthermore, certain mortgaged properties are subject to certain use restrictions and/or low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of such mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses.

     Zoning or other restrictions may also prevent alternative uses. See
"--Zoning Compliance and Use Restrictions May Adversely Affect Property Value"
below. See also "--Industrial Properties Have Special Risks" above.

CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS

     With respect to certain of the mortgage loans, the related mortgaged property consists of the related borrower's interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association. Such interests may in some cases constitute less than a majority of such voting rights. The board of managers of the condominium generally has discretion to make decisions affecting the condominium and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under the related mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
   NOT

     Various factors may adversely affect the value of a mortgaged property without affecting the property's current net operating income. These factors include, among others:

     o    the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

     o    potential environmental legislation or liabilities or other legal liabilities;

     o    the availability of refinancing; and

     o    changes in interest rate levels.

                                      S-64

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER
RISKS OF DEFAULT AND LOSS

     A leasehold interest under a ground lease secures all or a portion of 6 mortgage loans representing approximately 12.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (5 mortgage loans, representing approximately 13.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan representing approximately 3.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right.
If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated may not be enforceable. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

     Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

     Further, in a decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537
(7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C.  Section  363(f))
upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the
Bankruptcy Code (11 U.S.C.  Section  363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the
Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section
363(f)(1)(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recoup the full value of the leasehold interest in bankruptcy court.

     See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold
Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the
Prospectus.

                                      S-65

SHARI'AH COMPLIANT LOANS

     One group of two cross-collateralized mortgage loans (identified as Loan
No. 1 on Annex A-1 to this free writing prospectus), representing approximately
8.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 9.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) is structured to comply with Islamic law (Shari'ah). Title to each mortgaged property is held by the related borrower, each of which is owned by a corporate service company. Each borrower has master leased the related mortgaged property to a master lessee, each of which is owned by certain Muslim investors. The rent payable pursuant to the master lease is intended to cover the debt service payments required under the related mortgage loan. Each master lease is expressly subordinate to the related mortgage loan pursuant to the terms of a subordination agreement. There is a risk that in a bankruptcy case of the master lessee, the master lease could be recharacterized as a financing lease.
If such recharacterization occurred, the master lessee could own the fee interest in the related mortgaged property and the master lease would be viewed as a loan. To mitigate the effect of such recharacterization, each master tenant has been formed as a special purpose entity. In addition, the mortgage has been dated prior to the execution of each master lease. No master tenant can enter into its master lease until after the related mortgage has been executed. Thus, each mortgage will be prior in time to the related master lease even if such master lease is recharacterized as a financing lease.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. The values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect "as stabilized" values reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. For example, with respect to 9 mortgage loans
(identified as Loan Nos. 35, 41, 48, 50, 51, 74, 81, 109 and 130 on Annex A-1
to this free writing prospectus), representing approximately 4.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 8.9% of aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) the appraised value represented is the "as-stabilized" value. In some cases, the an appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property.

     We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this free writing prospectus. Those decisions are generally made,

                                      S-66

subject to the express terms of the pooling and servicing agreement, by the applicable master servicer, the trustee, or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

     The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates.
See "Servicing of the Mortgage Loans--General" in this free writing prospectus.

     Notwithstanding the foregoing, the applicable master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the applicable master servicer, the special servicer or any of their respective affiliates holds Series 2005-LDP5 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. Each of these relationships may create a conflict of interest. For instance, a special servicer or its affiliate that holds Series 2005-LDP5 non-offered certificates might seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the non-offered certificates. See
"--Special Servicer May Be Directed to Take Actions" below.

     Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the trust. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust.
Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the applicable master servicer or the special servicer.

     Conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real-estate related assets in the ordinary course of their businesses.
During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. For example, with respect to certain of the mortgage loans, the related mortgage loan seller holds subordinate secured debt
(including certain, subordinate companion loans) and/or mezzanine debt relating to the applicable mortgaged property. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans may create conflicts of interest.

                                      S-67

     Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under "Description of the Mortgage Pool-- Representations and Warranties; Repurchases and
Substitutions" in this free writing prospectus.

     JPMorgan Chase Bank, N.A. is one of the mortgage loan sellers and the swap counterparty and is an affiliate of J.P. Morgan Chase Commercial Mortgage
Securities Corp., the depositor, and J.P. Morgan Securities Inc., one of the underwriters. Nomura Credit & Capital, Inc. is one of the mortgage loan sellers and is an affiliate of Nomura Securities International, Inc., one of the
underwriters. PNC Bank, National Association is one of the mortgage loan sellers and is an affiliate of Midland Loan Services, Inc., the special servicer and one of the master servicers, and of PNC Capital Markets LLC, one of the underwriters. IXIS Real Estate Capital Inc. is one of the mortgage loan sellers and is an affiliate of IXIS Securities North America Inc., one of the underwriters.

     Each of the foregoing relationships should be considered carefully by prospective investors.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

     o    a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o    these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

     o    affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

SPECIAL SERVICER MAY BE DIRECTED TO TAKE ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder
(or with respect to an AB mortgage loan, in certain circumstances, the holder of the related subordinate companion loan or with respect to the Houston
Galleria loan, the operating advisor for the Houston Galleria loan (provided no change of control event has occurred)), take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. See "Servicing of the
Mortgage Loans--The Directing Certificateholder and the Houston Galleria
Operating Advisor" in this free writing prospectus. The directing certificateholder will be controlled by the controlling class certificateholders. The operating advisor for the Houston Galleria loan will be designated by certain holders of the Class HG certificates or the holder of the
Houston Galleria non-trust subordinate companion loan pursuant to the pooling and servicing agreement. Each of the directing certificateholder, the operating advisor for the Houston Galleria loan and the holder of a subordinate companion loan may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder, the operating advisor for the Houston Galleria loan the holder of a subordinate companion loan may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this free writing prospectus. See "Description of the Mortgage Pool--AB Mortgage Loan
Pairs" and "Servicing of the Mortgage Loans--General", "--The Special Servicer"
and "--The Directing Certificateholder and the Houston Galleria Operating
Advisor" in this free writing prospectus.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.
In addition, even if a court determines

                                      S-68

that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.
A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4)
otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the applicable master servicer's or the special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R.
325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for
the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans have sponsors that have previously filed for bankruptcy protection, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. We cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

                                      S-69

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A
certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1,
Class A-2, Class A-3, Class A-4 and Class A-SB certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     The yield on each of the Class A-1A, Class A-2, Class A-3, Class A-4,
Class A-SB, Class A-M, Class A-J, Class X-2, Class B, Class C, Class D, Class E
and Class F certificates would be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate equal to, based upon, or limited by the weighted average net mortgage rate of the mortgage loans. The pass-through rates on those classes of certificates may be adversely affected as a result of a decrease in the weighted average of the net mortgage rates on the mortgage loans (not including the Houston Galleria trust subordinate companion loan) even if principal prepayments do not occur. See "Yield and
Maturity Considerations" in this free writing prospectus.

     The Class X-2 certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount. Because the notional amount of the Class X-2 certificates is based upon all or a portion of the outstanding certificate balances of the Class A-1, Class A-2,
Class A-3, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class O, Class P and Class Q certificates and the Class
A-MFL regular interest as described under "Description of the Certificates --
General" in this free writing prospectus, the yield to maturity on the Class
X-2 certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans. Also, a rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-2 certificates. Investors in the Class
X-2 certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance or prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a 3-month period prior to the stated maturity date or anticipated repayment date, or after the anticipated repayment date, as the case may be. However, 23 mortgage loans, representing approximately 19.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (12 mortgage loans in loan group 1, representing approximately 18.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 11 mortgage

                                      S-70

loans in loan group 2, representing approximately 33.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), permit voluntary prepayment without payment of a yield maintenance charge at any time on or after a date generally ranging from 1 month to 10 months (or in the case of 1 mortgage loan identified as Loan No. 90 on Annex
A-1 hereto, 25 months) prior to the stated maturity date. Additionally, none of the mortgage loans with anticipated repayment dates require a yield maintenance charge after the related anticipated repayment date. In addition, with respect to 1 mortgage loan (identified as Loan No. 47 on Annex A-1 to this free writing prospectus), representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), although the related borrower is prohibited from prepaying the related mortgage loan until April 2011, the sole tenant at the mortgaged property, TRS Inc. -- Experian, has the option to acquire the mortgaged property at fair market value commencing in October 2010. The mortgagee has received a payment guaranty from Lexington Corp. Property Trust to make up for any shortfall between the value paid by the tenant and the amount necessary to defease the related mortgage loan. In addition, upon the occurrence of a condemnation of (i) the entire mortgaged property or (ii) more than 25% of the improvements or 50% of the land comprising the mortgaged property, such tenant may apply the proceeds to restore the property or notify the landlord of its intention to terminate the lease. In the event the single-tenant elects to terminate the lease, it is required to offer to purchase the property at a price determined in accordance with a schedule included in the lease documents.
See "Description of the Mortgage Pool--Certain Terms and Conditions of the
Mortgage Loans--Prepayment Provisions" in this free writing prospectus. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lockout period;

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable yield maintenance charges and prepayment premiums;

     o    the applicable master servicer's or the special servicer's ability to enforce those charges or premiums;

     o    the failure to meet certain requirements for the release of escrows;

     o    the occurrence of casualties or natural disasters; and

     o    economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of some of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See "--Risks
Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or
Defeasance Provisions" below. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration; provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

                                      S-71

     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment premium will be payable. Mezzanine lenders and holders of subordinate companion loans may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. In addition, certain of the mortgage loans are secured by mortgaged properties that have tenants or a master lessee that have an option to purchase the mortgaged property.
Generally, such options are subject and subordinate to the related mortgage loan. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

     Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

       (i)  will be released to the related borrower upon satisfaction of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

       (ii) if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

     In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium, may be applied to reduce the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term.

     With respect to the Advance Auto Parts loan (identified as Loan No. 188 on
Annex A-1 to this free writing prospectus), representing approximately 0.04% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.04% of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date), in the event that the related borrower does not deliver a certificate of occupancy with respect to the mortgaged property and a tenant estoppel certificate acceptable to the lender within 6 months of the origination date, the holdback in the amount of
$1,620,000 will be applied to prepay the outstanding principal balance of the
Mortgage Loan in full, with yield maintenance. In that event, the cross-collateralization and cross-default arrangements between the Advance Auto
Parts loan and the Wal-Mart (Cincinnati) loan, representing approximately 0.43%
of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date), will not apply and the mortgaged property securing the Advance Auto Parts loan will be released, with no default under the Wal-Mart (Cincinnati) loan.

OPTIONAL EARLY TERMINATION OF THE TRUST FUND MAY RESULT IN AN ADVERSE IMPACT ON
YOUR YIELD OR MAY RESULT IN A LOSS

     The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See "Description of the Certificates-- Termination;
Retirement of Certificates" in this free writing prospectus.

                                      S-72

SENSITIVITY TO LIBOR AND YIELD CONSIDERATIONS

     The yield to investors in the Class A-MFL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the Class A-MFL certificates should consider the risk that lower than anticipated levels of
LIBOR could result in actual yields that are lower than anticipated yields on the Class A-MFL certificates.

     In addition, because interest payments on the Class A-MFL certificates may be reduced or the pass-through rate may convert to a fixed rate, subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans, in connection with certain events discussed in this free writing prospectus, the yield to investors in the Class A-MFL certificates under such circumstances may not be as high as that offered by other LIBOR-based investments which are not subject to such interest-rate restrictions.

     In general, the earlier a change in the level of LIBOR, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield to maturity of a level of LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Class A-MFL certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of LIBOR. The failure by the swap counterparty in its obligation to make payments under the swap contract and/or the conversion to a fixed rate which is below the rate which would otherwise be payable at the floating rate would have such a negative impact. There can be no assurance that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to a fixed rate would not adversely affect the amount and timing of distributions to the holders of the Class A-MFL certificates. See "Yield and Maturity
Considerations" in this free writing prospectus.

RISKS RELATING TO THE SWAP CONTRACT

     The trust will have the benefit of a swap contract relating to the Class
A-MFL certificates issued by JPMorgan Chase Bank, N.A. Because the Class A-MFL regular interest accrues interest at a fixed rate of interest, the ability of the holders of the Class A-MFL certificates to obtain the payment of interest at the designated pass-through rate (which payment of interest may be reduced in certain circumstances as described in this free writing prospectus) will depend on payment by the swap counterparty pursuant to the swap contract. See
"Description of the Swap Contract--The Swap Counterparty" in this free writing prospectus.

     If the swap counterparty's long term rating is not at least "A--" by
Standard & Poor's Ratings Services, a division of The McGraw Hill Companies,
Inc., "A3" by Moody's Investors Service, Inc. and "A--" by Fitch, Inc., the
swap counterparty will be required to post collateral or find a replacement swap counterparty that would not cause another rating agency trigger event. In the event that the swap counterparty fails to either post acceptable collateral or find an acceptable replacement swap counterparty after such a trigger event, the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% of the Class A-MFL certificates, to enforce the rights of the trust under the swap contract as may be permitted by the terms thereof and use any termination fees received from the swap counterparty to enter into a replacement swap contract on substantially similar terms. If the costs attributable to entering into a replacement swap contract would exceed the net proceeds of the liquidation of the swap contract, a replacement swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-MFL certificates. There can be no assurance that the swap counterparty will maintain its current ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap contract.

     During the occurrence of such a trigger event and in the event that a replacement swap counterparty is not found, the Class A-MFL certificate pass-through rate will convert to a fixed interest rate. Any such conversion to a fixed rate might result in a temporary delay of payment of the distributions to the holders of the Class A-MFL certificates if DTC does not receive notice of the resulting change in payment terms of the Class A-MFL certificates within the time frame and in advance of the Distribution Date that DTC requires to modify the payment.

                                      S-73

     In addition, if the funds allocated to payment of interest distributions on the Class A-MFL regular interest are insufficient to make all required interest payments on the Class A-MFL regular interest, the amount paid to the swap counterparty will be reduced and interest paid by the swap counterparty under the swap contract will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the swap counterparty and the amount that would have been paid if the funds allocated to payment of interest distributions on the Class A-MFL regular interest had been sufficient to make all required interest payments on the Class A-MFL regular interest. As a result, the holders of the Class A-MFL certificates may experience an interest shortfall. See "Description of the Swap Contract" in this free writing prospectus.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR
SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank, N.A.
solely in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller's representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do
so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the
Mortgage Pool--The Mortgage Loan Sellers" and "--Representations and
Warranties; Repurchases and Substitutions" in this free writing prospectus and
"Description of the Pooling Agreements--Representations and Warranties;
Repurchases" in the Prospectus.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES, PREPAYMENT
PREMIUMS OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges or prepayment premiums also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premiums. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o    the aggregate amount of distributions on the offered certificates;

     o    their yield to maturity;

     o    their rate of principal payments; and

     o    their weighted average life.

     If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

                                      S-74

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure"
in the Prospectus.

RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

     To the extent described in this free writing prospectus, the applicable master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.
While we have been advised by the underwriters that one or more of them, through one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market making may be discontinued at any time, and there can be no assurance that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. See "Risk
Factors-- Your Ability to Resell Certificates May Be Limited Because of Their
Characteristics" in the Prospectus.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity

                                      S-75

of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this free writing prospectus. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this free writing prospectus, unless your certificates are
Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A or Class X-2
certificates, your right to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier sequential designation and to the Class X-1 certificates.

     See "Description of the Certificates--Distributions--Priority" and
"Description of the Certificates--Subordination; Allocation of Collateral
Support Deficit" in this free writing prospectus.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan
(or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or
(ii) subject to a lender's environmental insurance policy. In some cases, Phase
II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

     o    that will be remediated or abated in all material respects by the closing date;

     o    for which an escrow or letter of credit for the remediation was established;

     o    for which an environmental insurance policy was obtained from a third party insurer;

     o    for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

     o    for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

     o    for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

                                      S-76

     o    as to which the borrower or other responsible party obtained a "no further action" letter or other evidence that governmental authorities are not requiring further action or remediation (or as to which the borrower or other responsible party will be obtaining such "no further action" or remediation letter and a holdback or other assurance was made to secure the receipt of such letter); or

     o    that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials and lead-based paint, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills.
Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     With respect to the Danforth Heights mortgage loan, (identified as Loan
No. 105 on Annex A-1 to this free writing prospectus), representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), a Phase
II site assessment was performed with respect to the mortgaged property, which reported soil contamination due to the historical use of the property. The levels detected are in excess of MDEP standards. The related loan agreement requires the borrower to remove and dispose of the impacted soil in accordance with applicable federal and state regulations. $50,000 was reserved at closing in order to pay for the cleanup.

     With respect to the Kildaire Plaza mortgage loan (identified as Loan No.
143 on Annex-1 to this free writing prospectus) representing approximately 0.1%
of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), a Phase II site assessment was performed with respect to the mortgaged property, which reported soil and groundwater contamination by dry cleaning solvents. The levels detected are in excess of North Carolina Soil to Groundwater Maximum Soil
Contaminant Concentrations and Groundwater Quality Standards. The soil and groundwater contamination has been reported to the North Carolina Department of
Environment and Natural Resources ("NCDENR") and the subject property has been accepted into the NCDENR's Dry Cleaner Solvent Cleanup Act Program. Under this program, a state fund assumes all costs associated with remediation and cleanup after payment of an initial $40,000 deductible, this amount has been held back from loan proceeds.

     The property securing the Sylmar Plaza loan (identified as Loan No. 80 on
Annex A-1 to this free writing prospectus) representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is listed with the Los Angeles
Regional Water Quality Control Board (the "LARWQCB") for soil contamination associated with onsite dry cleaning activities conducted by a cleaners tenant in the main retail building. The related Phase I site assessment, recommends that the mortgaged property complete all remediation activities required by the
LARWQCB until the case is closed. $106,000 was reserved at closing to pay for the remediation

                                      S-77

     See "Description of the Mortgage Pool--Underwriting Guidelines and
Processes-- Environmental Site Assessment" and "Servicing of the Mortgage
Loans--Realization Upon Defaulted Mortgage Loans" in this free writing prospectus and "Risk Factors--Failure to Comply with Environmental Law May
Result in Additional Losses" and "Certain Legal Aspects of Mortgage
Loans--Environmental Risks" in the Prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when the mortgage loan defaulted or the default of the mortgage loan becomes imminent. Any net income from the operation of the property (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax on that income at the highest marginal corporate tax rate
(currently 35%) and possibly state or local tax. In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

RISKS ASSOCIATED WITH ONE ACTION RULES

     The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including
California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See "Certain Legal Aspects of Mortgage
Loans-- Foreclosure" in the Prospectus.

RISKS RELATING TO ENFORCEABILITY

     All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

     If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the

                                      S-78

appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS

     In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property
(unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

PROPERTY INSURANCE MAY NOT BE SUFFICIENT

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events. In addition, approximately 17.4%, 9.7% and
3.6% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 15.7%, 10.8% and 3.5%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 31.8%, 0.0% and 4.7%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are located in Texas, Florida and California, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance.
Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived, are not required or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

     Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the
Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance
Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim.

                                      S-79

The Treasury Department established procedures for the Terrorism Insurance
Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002.
Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk
Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage or, if any have, that they will continue to maintain the coverage.

     Through December 2005, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

     However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance
Program.

     Furthermore, there can be no assurance that the Terrorism Insurance
Program or state legislation will substantially lower the cost of obtaining terrorism insurance. There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance.
Moreover, there can be no assurance that such program will be renewed or extended, or that subsequent terrorism insurance legislation will be passed upon its expiration. New legislation was introduced in June 2004 and reintroduced in February 2005 to extend the Terrorism Insurance Program for an additional 2 years beyond December 31, 2005 and to establish a partnership or commission to recommend a long-term solution to the terrorism risk problem.
However, there can be no assurance that such proposal will be enacted into law.

     Finally, the Terrorism Insurance Program terminates on December 31, 2005 and the Secretary of the Treasury announced on June 30, 2005 the Treasury
Department's opposition to an extension of the Terrorism Risk Insurance Act of
2002 in its current form. If the Terrorism Risk Insurance Act of 2002 is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain "sunset clauses" (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Risk Insurance Act of
2002.

     The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance

                                      S-80

policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust fund.

     Some of the mortgage loans specifically require terrorism insurance, but this insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or other similar conditions.
For example, with respect to the Brookdale Office Portfolio mortgage loan
(identified as Loan No. 1 on Annex A-1 to this free writing prospectus)
representing approximately 8.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 9.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent of such insurance that can be purchased for an annual premium equal to two times the related borrower's then current premium for "all-risk" insurance, unless owners and/or operators of similar properties are generally obtaining terrorism insurance or lenders financing similar properties are generally requiring terrorism insurance as a condition of financing. With respect to the DRA-CRT Portfolio II mortgage loan (identified as Loan No. 7 on Annex A-1 to this free writing prospectus), representing approximately 3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), if terrorism insurance is provided pursuant to a stand-alone insurance policy, the borrower is not required to spend in excess of $575,750 to obtain such coverage. If such terrorism insurance coverage is provided pursuant to a blanket policy, the borrower shall not be obligated to spend in excess of $301,000 for such coverage, provided that such blanket policy at all times must have a blanket coverage amount at least equal to the property in the portfolio that has the then highest sum of replacement cost plus 18-months business interruption insurance. With respect to the Chartwell Portfolio mortgage loan (identified as Loan No. 27 on Annex A-1 to this free writing prospectus), representing approximately 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent of such insurance that can be purchased for $200,000 annually.

     With respect to certain of the mortgage loans, the "all-risk" policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

     With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its "all-risk"
policy or under a stand-alone policy.

     Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the applicable master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, based on inquiry consistent with the servicing standards and subject to the consent of the directing certificateholder, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the applicable master servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding

                                      S-81

sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real estate properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

     We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS MAY ADVERSELY AFFECT PROPERTY VALUE

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures". This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures". The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

     In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with
Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of Mortgage Loans--Americans with
Disabilities Act" in the Prospectus. The expenditure of these costs or the imposition of injunctive

                                      S-82

relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached.
See "Description of the Mortgage Pool--Representations and Warranties;
Repurchases and Substitutions" in this free writing prospectus.

LITIGATION OR OTHER LEGAL PROCEEDINGS COULD ADVERSELY AFFECT THE MORTGAGE LOANS

     There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates.
In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed-in-lieu of foreclosures. In addition, in the case of 2 mortgage loans
(identified as Loan Nos. 82 and 139 on Annex A-1 to this free writing prospectus), representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the sponsor has had properties that have been either in default or foreclosed upon in the past three years.

     In the case of the Jordan Creek loan (identified as Loan No. 5 on Annex
A-1 to this free writing prospectus), representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.7% of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date), the borrower, the related mortgage loan seller and others have been sued in connection with a suit to foreclose a mechanic's lien in the amount of $1,620,211.61 against the mortgaged property filed by a contractor in connection with the build-out of a tenant space at the mortgaged property. The title company has undertaken the defense of the lender. At origination, the lender received a title insurance policy for the mortgaged property that insures that the related mortgage is a first priority lien on the mortgaged property.

     In the case of 5 mortgage loans (identified as Loan Nos. 42, 43, 44, 45 and 46 respectively on Annex A-1 to this free writing prospectus), representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.9% of the aggregate principal balance of the mortgage loans in group 1 as of the cut-off date), the sponsor of the related borrower is being sued following the foreclosure of a mortgage loan made to an entity controlled by that sponsor, which mortgage loan was an asset in a prior commercial mortgage loan securitization transaction. The action is being brought for the actual economic damages of the mortgagee in connection with incomplete renovations to the property and termination of the leases in the mortgaged property.

     In the case of 1 mortgage loan (identified as Loan No. 36 on Annex A-1 to this free writing prospectus), representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut off date
(approximately 1.2% of the aggregate principal balance of the mortgage loans in group 1 as of the cut-off date), a $20,000,000 lawsuit was filed by the

                                      S-83

condominium owners of the building adjacent to the mortgaged property, claiming their building sank and shifted due to the construction on the mortgaged property. The lawsuit names as defendants the sole member of the related borrower, the fee owner of the mortgaged property and others. The litigation is being defended by the related sponsor's insurance company. In addition, the mortgaged property is subject to three mechanic's liens in the aggregate amount of $829,297.72, which do not appear as exceptions to the related title insurance policy and for which funds have been escrowed.

     We cannot assure you that any litigation, other legal proceedings or other adverse situations will not have a material adverse effect on your investment.

RISKS RELATING TO BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk
Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay
Payment" in the Prospectus for a discussion of important considerations relating to not being a certificateholder of record.

RISKS RELATING TO INSPECTIONS OF PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

OTHER RISKS

     Recent Hurricanes. In late August, September and October 2005, hurricanes
Katrina, Rita and Wilma and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana,
Mississippi, Alabama and Florida) and certain other parts of the southeastern
United States (including offshore facilities in the Gulf of Mexico) consisting of severe flooding, wind and water damage, forced evacuations, contamination, gas leaks and fire and environmental damage. That damage, and the national, regional and local economic and other effects of that damage, are not yet fully assessed or known. Initial economic effects appear to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some of the affected areas. It is not possible to determine the extent to which these effects may be temporary or how long they may last. These effects could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storm. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets, government finances, and spending or travel habits may subsequently arise or become apparent in connection with the hurricanes and their aftermath. Furthermore, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because standard hazard insurance policies generally do not provide coverage for damage arising from floods and windstorms, property owners in the affected areas may not be insured for the damage to their properties and, in the aggregate, this may affect the timing and extent of local and regional economic recovery.

     See "Risk Factors" in the Prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                                      S-84

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The trust will consist primarily of 195 fixed rate mortgage loans (not including the Houston Galleria Trust Subordinate Companion Loan) secured by 313 commercial, multifamily and manufactured housing community Mortgaged Properties with an aggregate principal balance of approximately $4,196,426,780 as of the
Cut-off Date (the "Initial Pool Balance" ). In addition, the assets of the trust fund will include the Houston Galleria Trust Subordinate Companion Loan;
provided amounts collected or advanced in respect of the Houston Galleria Trust
Subordinate Companion Loan will only be available to support the Class HG
Certificates and will not be available for distribution on the Pooled
Certificates. The Houston Galleria Trust Subordinate Companion Loan will have a principal balance of approximately $131,000,000 as of the Cut-off Date.

     Even though the Houston Galleria Trust Subordinate Companion Loan will be an asset of the trust fund, all references to "mortgage loans", unless otherwise noted, exclude the Houston Galleria Trust Subordinate Companion Loan.
Unless otherwise noted, all numerical and statistical information presented in this free writing prospectus, including Cut-off Date, Balances, LTV Ratios and
DSCRs with respect to the mortgage loans with one or more Subordinate Companion
Loans is calculated without regard to the related Subordinate Companion Loans, and with respect to the Houston Galleria Loan, such information, especially as it relates to DSCRs and LTV Ratios, includes the principal balance and debt service payments of the Houston Galleria Pari Passu Companion Loan. In
addition, because the Colony Portfolio is secured by 8 Mortgaged Properties, each with its own maturity date and prepayment lockout period, solely for purposes of the numerical and statistical information presented in this free writing prospectus, it is treated as 8 cross-collateralized and cross-defaulted mortgage loans, each secured by a separate Mortgaged Property. See "--Top
Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans" in
this free writing prospectus.

     All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this free writing prospectus without further description are approximate percentages by Initial Pool Balance.

     The pool of mortgage loans will be deemed to consist of two loan groups
("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups") for the purpose of principal and interest distributions on the Class A Certificates
(as described herein). Loan Group 1 will consist of 147 mortgage loans, representing approximately $3,743,009,643 of the Initial Pool Balance (the
"Initial Loan Group 1 Balance"). Loan Group 2 will consist of 48 mortgage loans, representing approximately $453,417,137 of the Initial Pool Balance (the
"Initial Loan Group 2 Balance"). Annex A-1 to this free writing prospectus sets forth the loan group designation with respect to each mortgage loan.

     The "Cut-off Date Balance" of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date for such mortgage loan, after application of all payments due on or before that date, whether or not received.

     Each mortgage loan is evidenced by a promissory note (a "Mortgage Note")
and secured by one or more mortgages, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien:

     (1) on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties;

     (2) with respect to 3 mortgage loans (identified as Loan Nos. 30, 36 and
134 on Annex A-1 to this free writing prospectus), representing approximately
2.8% of the Initial Pool Balance (approximately 3.1% of the Initial Loan Group
1 Balance), on a leasehold estate in a commercial property;

     (3) with respect to 2 mortgage loans (identified as Loan Nos. 35 and 61 on
Annex A-1 to this free writing prospectus), representing approximately 1.5% of the Initial Pool Balance

                                      S-85

(approximately 1.3% of the Initial Loan Group 1 Balance and 3.9% of the Initial
Loan Group 2 Balance), on the overlapping fee estate and leasehold estate of the commercial property; or

     (4) with respect to 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), representing approximately 8.0% of the
Initial Pool Balance (approximately 9.0% of the Initial Loan Group I Balance), on a fee simple estate in 18 of the related mortgaged properties and a leasehold estate on 3 of the related mortgaged properties (each of clauses (1)
through (4), a "Mortgaged Property").

     Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold
Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the
Prospectus.

     On or about December 28, 2005 (the "Closing Date" ), J.P. Morgan Chase
Commercial Mortgage Securities Corp. (the "Depositor" ) will acquire the mortgage loans from JPMorgan Chase Bank, N.A., Nomura Credit & Capital, Inc.,
Eurohypo AG, New York Branch, PNC Bank, National Association, IXIS Real Estate
Capital Inc. and AIG Mortgage Capital, LLC (collectively, the "Mortgage Loan
Sellers") pursuant to six mortgage loan purchase agreements (the "Purchase
Agreements"), each between the Depositor and the applicable Mortgage Loan
Seller (or, with respect to one such Purchase Agreement, among the Depositor,
AIG Mortgage Capital, LLC and Some 1, LLC). The Depositor will then assign its interests in the mortgage loans and the Houston Galleria Trust Subordinate
Companion Loan, without recourse, to LaSalle Bank National Association, as trustee (the "Trustee"), for the benefit of the holders of the Certificates
(the "Certificateholders"). For each mortgage loan that does not have a first full payment of interest due until February 2006, the related Mortgage Loan
Seller will also be required to convey to the trust all amounts in respect of interest that would otherwise have been due if the related borrower had been required to make a full payment of interest in January 2006. See "--The
Mortgage Loan Sellers" below and "Description of the Pooling
Agreements--Assignment of Mortgage Loans; Repurchases" in the Prospectus.

     The mortgage loans were originated in the period between November 2004 and
December 2005. Eighty (80) of the mortgage loans, representing approximately
40.2% of the Initial Pool Balance (68 mortgage loans in Loan Group 1, representing approximately 41.5% of the Initial Loan Group 1 Balance and 12
mortgage loans in Loan Group 2, representing approximately 29.7% of the Initial
Loan Group 2 Balance), will not have made any scheduled debt service payments as of the related Cut-off Date.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan
Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

ASSISTANCE PROGRAMS

     With respect to certain of the mortgage loans, the borrowers or investors in such borrowers may receive tax abatements, subsidies or other assistance from government programs. Generally, the related Mortgaged Property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or Mortgaged Property must have certain other characteristics consistent with the government policy related to the applicable program.

     We can give you no assurance that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or for the investors in such borrower to continue to receive their tax credit, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related

                                      S-86

mortgage loans. The related Mortgage Loan Seller may have underwritten the related mortgage loan on the assumption that such assistance will continue.
Loss of any applicable assistance could have an adverse effect on the ability of the related borrowers to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related Mortgaged
Property could reduce the market value of the related Mortgaged Property.

ADDITIONAL DEBT

     General.

     While it is expected that the final form of the agreements will be substantially in the form described below, some or all of the Intercreditor
Agreements described below remain under negotiation and as a result the terms and provisions described in this free writing prospectus may not necessarily reflect what will ultimately be agreed to by the parties. To the extent the provisions change in a manner that would be materially adverse to holders of the offered certificates, the Depositor will deliver an updated description of the related provisions to prospective investors.

     Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

     The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     AB Mortgage Loans. Five (5) mortgage loans (each, an "AB Mortgage Loan")
(identified as Loan Nos. 1, 5, 37, 39 and 154 on Annex A-1 to this free writing prospectus), representing approximately 14.1% of the Initial Pool Balance (4 mortgage loans representing approximately 15.7% of the Initial Loan Group 1
Balance and 1 mortgage loan representing approximately 0.9% of the Initial Loan
Group 2 Balance), are each a senior loan in a split loan structure with a subordinate companion loan (with respect to each AB Mortgage Loan, the "AB
Subordinate Companion Loan" and, together with the related AB Mortgage Loan, an
"AB Mortgage Loan Pair"). No Subordinate Companion Loan is an asset of the trust fund. Generally, each such AB Mortgage Loan Pair is evidenced by a separate senior note and a subordinate note, both of which are secured by a single mortgage instrument on the related Mortgaged Property.

     The first such AB Mortgage Loan (the "Brookdale Office Portfolio AB
Mortgage Loan") (identified as Loan No. 1 on Annex A-1 to this free writing prospectus) has a principal balance as of the Cut-off Date of $335,000,000. The related Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $81,000,000.

     The second such AB Mortgage Loan (the "Jordan Creek AB Mortgage Loan")
(identified as Loan No. 5 on Annex A-1 to this free writing prospectus) has a principal balance as of the Cut-off Date of $174,783,146. The related
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $22,500,000.

     The third such AB Mortgage Loan (the "Intech One & Two AB Mortgage Loan")
(identified as Loan No. 37 on Annex A-1 to this free writing prospectus) has a principal balance as of the Cut-off Date of $44,500,000. The related
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $5,500,000.

     The fourth such AB Mortgage Loan (the "30 West Monroe AB Mortgage Loan")
(identified as Loan No. 39 on Annex A-1 to this free writing prospectus) has a principal balance as of the Cut-off Date of $32,650,000. The related
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $3,600,000.

                                      S-87

     The fifth such AB Mortgage Loan (the "Lincoln Park Town Homes AB Mortgage
Loan") (identified as Loan No. 154 on Annex A-1 to this free writing prospectus) has a principal balance as of the Cut-off Date of $4,080,000. The related Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $255,000.

     In addition to the AB Mortgage Loans, the Houston Galleria Loan is a
senior loan in a split loan structure with the Houston Galleria Pari Passu
Companion Loan (which is pari passu with the Houston Galleria Loan) and the
Houston Galleria Subordinate Companion Loans (together with the AB Subordinate
Companion Loans, the "Subordinate Companion Loans"), which are junior to the
Houston Galleria Loan and the Houston Galleria Pari Passu Companion Loan. The
Houston Galleria Trust Subordinate Companion Loan is also subordiante to the
Houston Galleria Non-Trust Subordinate Companion Loan. See "--The Houston
Galleria Whole Loan" below.

     Each of the Subordinate Companion Loans and the Houston Galleria Pari
Passu Companion Loan are referred to as a "Companion Loan" in this free writing prospectus. The holders of the Subordinate Companion Loans will have certain rights with respect to the related AB Mortgage Loan or Houston Galleria Loan, as applicable, as described under "--AB Mortgage Loan Pairs" and "Houston
Galleria Whole Loan" below.

     The following table sets forth for the Houston Galleria Loan (including the Houston Galleria Pari Passu Companion Loan) and each of the AB Mortgage
Loans both the debt service coverage ratio ("DSCR") and loan-to-value ("LTV")
ratios without taking into account the related Subordinate Companion Loan and the combined DSCR and LTV Ratios taking into account the related Subordinate
Companion Loans, as applicable.

                                                                                MORTGAGE
                                                                              LOAN CUT-OFF   CUT-OFF DATE
                                                        MORTGAGE   COMBINED     DATE LTV     COMBINED LTV
              MORTGAGE LOAN               LOAN GROUP   LOAN DSCR     DSCR         RATIO         RATIO
---------------------------------------- ------------ ----------- ---------- -------------- -------------

Houston Galleria Loan .................. 1            2.00x       1.39x            47.5%         67.3%
Intech One & Two AB Loan ............... 1            1.28x       1.07x            77.7%         87.3%
Lincoln Park Town Homes AB Loan ........ 2            1.42x       1.27x            78.5%         83.4%
Brookdale Office Portfolio AB Loan ..... 1            1.67x       1.32x            60.4%         75.0%
Jordan Creek AB Loan ................... 1            1.71x       1.52x            55.1%         62.1%
30 West Monroe AB Loan ................. 1            1.46x       1.32x            71.8%         79.7%

     Other Secured Indebtedness. As of the Cut-off Date, the applicable
Mortgage Loan Sellers have informed us that, in addition to the outstanding secured indebtedness discussed above, they are aware of the following existing or specifically permitted secured indebtedness with respect to the mortgage loans:

     o    The mortgage loan documents with respect to 1 mortgage loan
          (identified as Loan No. 3 on Annex A-1 to this free writing prospectus), representing approximately 5.8% of the Initial Pool
          Balance (approximately 6.5% of the Initial Loan Group 1 Balance), permit secured indebtedness of equal priority (pari passu) with the debt of the mortgage loan in the future, subject to satisfaction of certain conditions, including (i) that the additional debt has a debt service coverage ratio equal to or greater than (A) during the first 5 years of the loan term, 1.45x and (B) thereafter, 1.40x, (ii) that the additional debt has a loan-to-value ratio equal to or less than (A)
          during the first 5 years of the loan term, 65% and (B) thereafter,
          60%, (iii) confirmation from the rating agencies that the incurrence of the additional debt will not result in the qualification, reduction or withdrawal of the then current ratings assigned to the
          certificates, (iv) that the lender of such additional indebtedness and the mortgage lender have entered into a co-lender agreement acceptable to the mortgage lender in its sole and absolute discretion and to the rating agencies and (v) that the servicer has determined that the incurrence of the additional debt will not constitute a "significant modification" (within the meaning of Treasury regulations section
          1.1001-3) of the mortgage loan. See "--Top Fifteen Mortgage Loans or
          Groups of Cross-Collateralized Mortgage Loans" relating to the Selig
          Office Portfolio Loan in this free writing prospectus.

                                      S-88

     Mezzanine Debt. Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower.
However, certain of the mortgage loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. The holders of mezzanine loans typically have the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with such a purchase would equal the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and unpaid servicing expenses, advances and interest on advances related to, such mortgage loan. The lenders for this mezzanine debt generally are not affiliates of the related mortgage loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower subject to the terms of the related intercreditor agreement, which typically require either confirmation from each
Rating Agency that the transfer would not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any Class of
Certificates or that the holder of the ownership interests is an entity which meets certain financial and other tests under the intercreditor agreement. As of the Cut-off Date, the applicable Mortgage Loan Sellers have informed us that they are aware of the following existing or specifically permitted mezzanine indebtedness with respect to the mortgage loans:

     o    In the case of 1 mortgage loan (identified as Loan No. 28 on Annex A-1 to this free writing prospectus), representing approximately 1.8% of the Initial Pool Balance (representing approximately 2.1% of the
          Initial Loan Group 1 Balance), a mezzanine loan in the original principal amount of $4,000,000 has been made to the owners of the related borrower, secured by such owner's ownership interest in the borrower.

     o    In the case of 1 mortgage loan (identified as Loan No. 85 on Annex A-1 to this free writing prospectus), representing approximately 0.3% of the Initial Pool Balance (representing approximately 2.5% of the
          Initial Loan Group 2 Balance), a mezzanine loan in the original principal amount of $1,300,000 has been made to the owners of the related borrower, secured by such owner's ownership interest in the borrower.

     o    In the case of 1 mortgage loan (identified as Loan No. 39 on Annex A-1 to this free writing prospectus), representing approximately 0.8% of the Initial Pool Balance (representing approximately 0.9% of the
          Initial Loan Group 1 Balance), a mezzanine loan in the original principal amount of $3,750,000 has been made to the owners of the related borrower, secured by such owner's ownership interest in the borrower. The related borrower may obtain additional advances under the existing mezzanine loan in an amount up to $2,250,000 for tenant improvements and leasing expenses.

     o    In the case of 1 mortgage loan (identified as Loan No. 24 on Annex A-1 to this free writing prospectus), representing approximately 2.4% of the Initial Pool Balance (representing approximately 2.7% of the
          Initial Loan Group 1 Balance), a mezzanine loan in the original principal amount of $6,000,000 has been made to the owners of the related borrower, secured by such owner's ownership interest in the borrower.

     o    In the case of 1 mortgage loan (identified as Loan No. 38 on Annex A-1 to this free writing prospectus), representing approximately 1.0% of the Initial Pool Balance (representing approximately 1.1% of the
          Initial Loan Group 1 Balance), a mezzanine loan in the original principal amount of $4,000,000 has been made to the owners of the related borrower, secured by such owner's ownership interest in the borrower.

                                      S-89

     o    In the case of 23 mortgage loans (identified as Loan Nos. 2, 3, 5, 8,
          9, 10, 11, 12, 13, 14, 15, 28, 30, 39, 52, 55, 59, 66, 71, 81, 86,
          106, and 160 on Annex A-1 to this free writing prospectus), representing approximately 27.3% of the Initial Pool Balance (14 mortgage loans in Loan Group 1, representing approximately 27.1% of the Initial Loan Group 1 Balance and 9 mortgage loans in Loan Group 2, representing approximately 28.7% of the Initial Loan Group 2 Balance), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt.
          The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, which may include the consent of the mortgage lender, rating agency confirmation of "no downgrade"
          with respect to the certificates, and loan-to-value ratio and debt service coverage ratio tests.

     o    In the case of 2 mortgage loans (identified as Loan Nos. 115 and 120 on Annex A-1 to this free writing prospectus), representing approximately 0.3% of the Initial Pool Balance (representing approximately 0.2% of the Initial Group 1 Balance and approximately
          1.5% of the Initial Group 2 Balance), in the event of a sale of the related Mortgaged Property, the related borrower is permitted to take back purchase money financing secured by equity interests in the buyer subject to various conditions, including but not limited to, combined debt service coverage and loan-to-value tests and subject to an intercreditor, subordination and standstill agreement.

     Unsecured Indebtedness. The applicable mortgage loan seller is aware of the following unsecured debt with respect to each mortgage loan:

     o    In the case of 1 mortgage loans (identified as Loan No. 58 on Annex
          A-1 to this free writing prospectus), representing approximately 0.5%
          of the Initial Pool Balance (approximately 0.5% of the Initial Loan
          Group 1 Balance), the related borrowers are permitted to incur future unsecured financing.

     In addition to the provisions noted above, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. Certain risks relating to additional debt are described in "Risk Factors--Ability to Incur Other Borrowings Entails Risk" in
this free writing prospectus and "Certain Legal Aspects of Mortgage Loans--
Subordinate Financing" in the Prospectus.

HOUSTON GALLERIA WHOLE LOAN

     The Loans. One mortgage loan (identified as Loan No. 2 on Annex A-1 to this free writing prospectus) (the "Houston Galleria Loan"), representing approximately 6.9% of the Initial Pool Balance (approximately 7.7% of the
Initial Loan Group 1 Balance), is one of four mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the Houston Galleria Mortgaged Property. The Houston Galleria Loan is
evidenced by promissory note A1.

     The mortgage loan evidenced by promissory note A2 is referred to in this free writing prospectus as the "Houston Galleria Pari Passu Companion Loan"
(and together with the Houston Galleria Loan, the "Houston Galleria Pari Passu
Loans"). The Houston Galleria Pari Passu Companion Loan, which has a principal balance of $290,000,000 as of the Cut-off Date, is pari passu with the Houston
Galleria Loan and is not included in the trust.

     The mortgage loan evidenced by promissory note B is referred to in this free writing prospectus as the "Houston Galleria Non-Trust Subordinate
Companion Loan". The Houston Galleria Non-Trust Subordinate Companion Loan,
which has a principal balance of $110,000,000 as of the Cut-off Date, is subordinate to the Houston Galleria Pari Passu Loans and is not included in the trust.

     The mortgage loan evidenced by promissory note C is referred to in this free writing prospectus as the "Houston Galleria Trust Subordinate Companion
Loan" (and together with the Houston Galleria Non-Trust Subordinate Companion
Loan, the "Houston Galleria Subordinate

                                      S-90

Companion Loans"). The Houston Galleria Trust Subordinate Companion Loan, which has a principal balance of $131,000,000 as of the Cut-off Date, is subordinate to the Houston Galleria Non-Trust Subordinate Companion Loan and the Houston
Galleria Pari Passu Loans and is included in the trust (provided, the Houston
Galleria Trust Subordinate Companion Loan only supports the Class HG
Certificates).

     The Houston Galleria Pari Passu Companion Loan and the Houston Galleria
Subordinate Companion Loans are collectively referred to as the "Houston
Galleria Companion Loans" in this free writing prospectus. The Houston Galleria
Loan, the Houston Galleria Pari Passu Companion Loan and the Houston Galleria
Subordinate Companion Loans are collectively referred to in this free writing prospectus as the "Houston Galleria Whole Loan".

     With respect to each such loan, the related holders are expected to enter into an intercreditor agreement that will set forth the respective rights of the holders thereof (the "Houston Galleria Intercreditor Agreement"). Pursuant
to the terms of the Houston Galleria Intercreditor Agreement, the Houston
Galleria Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as
applicable, according to the Servicing Standards. The Houston Galleria
Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Houston Galleria Whole Loan will be allocated first, to the Houston
Galleria Trust Subordinate Companion Loan, then to the Houston Galleria
Non-Trust Subordinate Companion Loan, and thereafter, to the Houston Galleria
Pari Passu Loans, pro rata and pari passu.

     If the principal balance of the Houston Galleria Trust Subordinate
Companion Loan or the Houston Galleria Non-Trust Subordinate Companion Loan,
less any existing related Appraisal Reduction, is at least equal to 25% of the original principal balance of such Subordinate Companion Loan, the holder of the most subordinated such Subordinate Companion Loan (the "Houston Galleria
Controlling Holder"), or an advisor on its behalf, will be entitled to (i) make cure payments, subject to certain limitations contained in the Houston Galleria
Intercreditor Agreement, with respect to the Houston Galleria Whole Loan in the event that the borrower fails to make any payment under the Houston Galleria
Whole Loan, resulting in a monetary event of default, and (ii) advise and direct the Master Servicer and/or Special Servicer with respect to certain matters, including, among other things, foreclosure or material modifications of the Houston Galleria Loan.

     With respect to any of the foregoing rights exercisable by the Houston
Galleria Controlling Holder, so long as no Houston Galleria Trust Control
Appraisal Period exists, such rights will be exercisable by the majority holder(s) of the Class of Class HG Certificates bearing the latest alphabetical designation and for which no HG Certificate Control Transfer Period has occurred. However, no advice or direction may require or cause the applicable
Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the applicable Master Servicer's and the
Special Servicer's obligation to act in accordance with the Servicing Standard.
See "Servicing of the Mortgage Loans--The Controlling Class Representative and
the Houston Galleria Operating Advisor" in this free writing prospectus.

     A "Houston Galleria Trust Control Appraisal Event" will exist if, and for so long as, the initial principal balance of the Houston Galleria Trust
Subordinate Companion Loan (minus the sum of (i) any principal payments
(whether as scheduled amortization, principal prepayments or otherwise)
allocated to, and received on, the Houston Galleria Trust Subordinate Companion
Loan after the Cut-Off Date, (ii) any Appraisal Reduction allocated to the
Houston Galleria Trust Subordinate Companion Loan and (iii) realized losses allocated to the Houston Galleria Trust Subordinate Companion Loan) is less than 25% of its initial principal balance. A "HG Certificate Control Transfer
Period" will exist with respect to a Class of Class HG Certificates if, and for so long as, the Certificate Balance (as adjusted to reflect the allocation of any (i) principal payments, (ii) Appraisal Reductions and (iii) realized losses allocated to such Class of Class HG Certificates) of such Class of Class HG
Certificates is less than 25% of its initial Certificate Balance; provided, however, a HG Certificate Control Transfer Period will be deemed to occur with respect to each

                                      S-91

Class of Class HG Certificates if, and for so long as, the principal balance of the Houston Galleria Trust Subordinate Companion Loan is less than 25% of its original principal balance without regard to whether a HG Certificate Transfer
Period exists (which will occur with respect to the Class HG-1 and Class HG-2
Certificates).

     During any period in which a Houston Galleria Trust Control Appraisal
Event exists and no Houston Galleria Non-Trust Control Appraisal Event has
occurred and is continuing, the Houston Galleria Non-Trust Subordinate
Companion Loan will be entitled to exercise the rights of the Houston Galleria
Controlling Holder.

     A "Houston Galleria Non-Trust Control Appraisal Event" will exist if, and for so long as, the initial principal balance of the Houston Galleria Non-Trust
Subordinate Companion Loan (minus the sum of (i) any principal payments
(whether as scheduled amortization, principal prepayments or otherwise)
allocated to, and received on, the Houston Galleria Non-Trust Subordinate
Companion Loan after the Cut-Off Date, (ii) any Appraisal Reduction allocated to the Houston Galleria Non-Trust Subordinate Companion Loan and (iii) realized losses allocated to the Houston Galleria Non-Trust Subordinate Companion Loan)
is less than 25% of its initial principal balance.

     Purchase Option. In the event that the Houston Galleria Loan is in default, the Houston Galleria Controlling Holder will have an option (the
"Houston Galleria Purchase Option") to purchase the Houston Galleria Loan from the trust fund at the applicable Option Price. In order to exercise the Houston
Galleria Purchase Option, the Houston Galleria Controlling Holder will also be required to purchase the Houston Galleria Companion Loans for a similar price.
If the Houston Galleria Controlling Holder fails to exercise this option within the time period set forth in the Pooling and Servicing Agreement and the
Houston Galleria Intercreditor Agreement, certain other parties may have the right to purchase the Houston Galleria Loan as described under "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this free writing prospectus.

     Servicing. The applicable Master Servicer and Special Servicer will service and administer the Houston Galleria Loan and each of the Houston
Galleria Companion Loans pursuant to the Pooling and Servicing Agreement and the Houston Galleria Intercreditor Agreement for so long as the Houston
Galleria Loan is part of the Trust Fund; provided, the applicable Master
Servicer and Special Servicer will service and administer the Houston Galleria
Trust Subordinate Companion Loan so long as it is included in the trust fund.

     Distributions. Under the terms of the Houston Galleria Intercreditor
Agreement, prior to the occurrence and continuance of a monetary event of default or other material non-monetary event of default with respect to the
Houston Galleria Whole Loan (or, if such a default has occurred, but the holders of the Houston Galleria Non-Trust Subordinate Companion Loan or the
Class HG Certificates, as applicable, have cured such a default), after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds received with respect to the Houston Galleria Whole Loan will generally be paid in the following manner, in each case to the extent of available funds:

     first, pro rata (based on the outstanding principal balance of the Houston
Galleria Pari Passu Loans), between the holder of the Houston Galleria Loan and the holder of the Houston Galleria Pari Passu Loan, in an amount equal to interest due with respect to the Houston Galleria Pari Passu Loans;

     second, pro rata (based on the outstanding principal balance of the
Houston Galleria Pari Passu Loans), between the holder of the Houston Galleria
Loan and the holder of the Houston Galleria Pari Passu Loan, in an amount equal to (A) the principal payments due and payable, if any, with respect to the
Houston Galleria Pari Passu Loans, and (B) the pro rata portion (based on the outstanding principal balance of the Houston Galleria Whole Loan) of any prepayments, including condemnation and casualty proceeds applied to repayment of the Houston Galleria Whole Loan;

     third, pro rata (based on the outstanding principal balance of the Houston
Galleria Pari Passu Loans), between the holder of the Houston Galleria Loan and the holder of the Houston Galleria

                                      S-92

Pari Passu Loan, in an amount equal to any unreimbursed realized losses previously allocated to the Houston Galleria Pari Passu Loans;

     fourth, to the holder of the Houston Galleria Non-Trust Subordinate
Companion Loan, in an amount equal to any unreimbursed cure payments relating to the Houston Galleria Pari Passu Loans paid by the holder of the Houston
Galleria Non-Trust Subordinate Companion Loan;

     fifth, to the holder of the Houston Galleria Non-Trust Subordinate
Companion Loan, in an amount equal to interest due with respect to the Houston
Galleria Non-Trust Subordinate Companion Loan;

     sixth, to the holder of the Houston Galleria Non-Trust Subordinate
Companion Loan, in an amount equal to (A) principal payments due and payable with respect to the Houston Galleria Trust Subordinate Loan and (B) the pro
rata (based on outstanding principal balance of the Houston Galleria Whole
Loan) portion of any prepayments, including condemnation and casualty proceeds applied to repayment of the Houston Galleria Whole Loan;

     seventh, to the holder of the Houston Galleria Non-Trust Subordinate
Companion Loan, in an amount equal to any unreimbursed realized losses previously allocated to the Houston Galleria Non-Trust Subordinate Companion
Loan;

     eighth, to the holder of the Houston Galleria Trust Subordinate Companion
Loan, in an amount equal to any unreimbursed cure payments relating to the
Houston Galleria Pari Passu Loans paid by the holder of the Houston Galleria
Trust Subordinate Companion Loan;

     ninth, to the holder of the Houston Galleria Trust Subordinate Companion
Loan, in an amount equal to any unreimbursed cure payments relating to the
Houston Galleria Non-Trust Subordinate Companion Loan paid by the holder of the
Houston Galleria Trust Subordinate Companion Loan;

     tenth, to the holder of the Houston Galleria Trust Subordinate Companion
Loan, in an amount equal to interest due with respect to the Houston Galleria
Trust Subordinate Companion Loan,

     eleventh, to the holder of the Houston Galleria Trust Subordinate
Companion Loan, in an amount equal to (A) principal payments due and payable with respect to the Houston Galleria Trust Subordinate Companion Loan, if any,
and (B) the pro rata (based on outstanding principal balance of the Houston
Galleria Whole Loan) portion of any prepayments, including condemnation and casualty proceeds applied to repayment of the Houston Galleria Whole Loan;

     twelfth, to the holder of the Houston Galleria Trust Subordinate Companion
Loan, in an amount equal to any unreimbursed realized losses previously allocated to the Houston Galleria Trust Subordinate Companion Loan;

     thirteenth, pro rata (based on the outstanding principal balance of the
Houston Galleria Pari Passu Loans), between the holder of the Houston Galleria
Loan and the holder of the Houston Galleria Pari Passu Loan, in an amount equal to any default interest due on the Houston Galleria Pari Passu Loans; provided, however, that any default interest which accrued during any period for which the holder of the Houston Galleria Trust Subordinate Companion Loan made cure payments will instead be paid to the holder of the Houston Galleria Trust
Subordinate Companion Loan and any default interest which accrued during any period for which the holder of the Houston Galleria Non-Trust Subordinate
Companion Loan made cure payments will instead be paid to the holder of the
Houston Galleria Non-Trust Subordinate Companion Loan;

     fourteenth, to the holder of the Houston Galleria Non-Trust Subordinate
Companion Loan, in an amount equal to any default interest due on the Houston
Galleria Non-Trust Subordinate Companion Loan; provided, however, that any default interest which accrued during any period for which the holder of the
Houston Galleria Trust Subordinate Companion Loan made cure payments will instead be paid to the holder of the Houston Galleria Trust Subordinate
Companion Loan;

                                      S-93

     fifteenth, to the holder of the Houston Galleria Trust Subordinate
Companion Loan, in an amount equal to any default interest due on the Houston
Galleria Trust Subordinate Companion Loan;

     sixteenth, pro rata (based on the ratio of the prepayment premiums due to each note under the Houston Galleria Whole Loan), among the holder of the
Houston Galleria Loan, the holder of the Houston Galleria Pari Passu Loan, the holder of the Houston Galleria Non-Trust Subordinate Companion Loan and the
holder of the Houston Galleria Trust Subordinate Companion Loan, in an amount equal to any prepayment premiums actually received;

     seventeenth, to the holder of the Houston Galleria Non-Trust Subordinate
Companion Loan, in an amount equal to any unreimbursed costs and expenses related to the Houston Galleria Trust Whole Loan;

     eighteenth, to the holder of the Houston Galleria Trust Subordinate
Companion Loan, in an amount equal to any unreimbursed costs and expenses related to the Houston Galleria Whole Loan; and

     nineteenth, pro rata (based on the initial principal balance of each note comprising the Houston Galleria Whole Loan), among the holder of the Houston
Galleria Loan, the holder of the Houston Galleria Pari Passu Loan, the holder of the Houston Galleria Non-Trust Subordinate Companion Loan and the holder of the Houston Galleria Trust Subordinate Companion Loan, any excess.

     Following the occurrence and during the continuance of an event of default with respect to the Houston Galleria Loan and subject to the right to purchase the Houston Galleria Loan from the Trust Fund by the Houston Galleria
Controlling Holder, after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the
Houston Galleria Loan and each of the Houston Galleria Companion Loans, all payments and proceeds (of whatever nature) on the Houston Galleria Loan and the
Houston Galleria Companion Loans will be paid in the following manner:

     first, pro rata (based on the outstanding principal balance of the Houston
Galleria Pari Passu Loans), between the holder of the Houston Galleria Loan and the holder of the Houston Galleria Pari Passu Loan, in an amount equal to interest due and payable with respect to the Houston Galleria Pari Passu Loans;

     second, pro rata (based on the outstanding principal balance of the
Houston Galleria Pari Passu Loans), between the holder of the Houston Galleria
Loan and the holder of the Houston Galleria Pari Passu Loan, in an amount equal to the regularly scheduled principal due and payable with respect to the
Houston Galleria Pari Passu Loans, if any;

     third, to the holder of the Houston Galleria Non-Trust Subordinate
Companion Loan, in an amount equal to interest due and payable with respect to the Houston Galleria Non-Trust Subordinate Companion Loan;

     fourth, to the holder of the Houston Galleria Trust Subordinate Companion
Loan in an amount equal to interest due and payable with respect to the Houston
Galleria Trust Subordinate Companion Loan;

     fifth, pro rata, (based on the outstanding principal balance of the
Houston Galleria Pari Passu Loans), between the holder of the Houston Galleria
Loan and the holder of the Houston Galleria Pari Passu Loan, in an amount equal to the principal balance of the Houston Galleria Pari Passu Loans, until paid in full;

     sixth, pro rata (based on the outstanding principal balance of the Houston
Galleria Pari Passu Loans), between the holder of the Houston Galleria Loan and the holder of the Houston Galleria Pari Passu Loan, in an amount equal to any unreimbursed realized losses previously allocated to the Houston Galleria Pari
Passu Loans;

     seventh, to the holder of the Houston Galleria Non-Trust Subordinate
Companion Loan, in an amount equal to any unreimbursed cure payments paid by the holder of such Houston Galleria Non-Trust Subordinate Companion Loan;

                                      S-94

     eighth, to the holder of the Houston Galleria Non-Trust Subordinate
Companion Loan, in an amount equal to the principal balance of the Houston
Galleria Non-Trust Subordinate Companion Loan, until paid in full;

     ninth, to the holder of the Houston Galleria Non-Trust Subordinate
Companion Loan, in an amount equal to any unreimbursed losses previously allocated to the Houston Galleria Non-Trust Subordinate Companion Loan;

     tenth, to the holder of the Houston Galleria Trust Subordinate Companion
Loan, in an amount equal to any unreimbursed cure payments relating to the
Houston Galleria Pari Passu Loans and the Houston Galleria Non-Trust
Subordinate Companion Loan paid by the holder of such Houston Galleria Trust
Subordinate Companion Loan;

     eleventh, to the holder of the Houston Galleria Trust Subordinate
Companion Loan, in an amount equal to the principal balance of the Houston
Galleria Trust Subordinate Companion Loan, until paid in full;

     twelfth, to the holder of the Houston Galleria Trust Subordinate Companion
Loan, in an amount equal to any unreimbursed losses previously allocated to the
Houston Galleria Trust Subordinate Companion Loan;

     thirteenth, pro rata (based on the outstanding principal balance of the
Houston Galleria Pari Passu Loans), between the holder of the Houston Galleria
Loan and the holder of the Houston Galleria Pari Passu Loan, in an amount equal to any default interest due on the Houston Galleria Pari Passu Loans; provided, however, that any default interest which accrued during any period for which the holder of the Houston Galleria Trust Subordinate Companion Loan made cure payments will instead be paid to the holder of the Houston Galleria Trust
Subordinate Companion Loan and any default interest which accrued during any period for which the holder of the Houston Galleria Non-Trust Subordinate
Companion Loan made cure payments will instead be paid to the holder of the
Houston Galleria Non-Trust Subordinate Companion Loan;

     fourteenth, to the holder of the Houston Galleria Non-Trust Subordinate
Companion Loan, in an amount equal to any default interest due on the Houston
Galleria Non-Trust Subordinate Companion Loan; provided, however, that any default interest which accrued during any period for which the holder of the
Houston Galleria Trust Subordinate Companion Loan made cure payments will instead be paid to the holder of the Houston Galleria Trust Subordinate
Companion Loan;

     fifteenth, to the holder of the Houston Galleria Trust Subordinate
Companion Loan, in an amount equal to any default interest due on the Houston
Galleria Trust Subordinate Companion Loan;

     sixteenth, pro rata (based on the initial principal balance of the Houston
Galleria Pari Passu Loans), between the holder of the Houston Galleria Loan and the holder of the Houston Galleria Pari Passu Loan, in an amount equal to any prepayment premiums payable with respect to the Houston Galleria Pari Passu
Loans;

     seventeenth, to the holder of the Houston Galleria Non-Trust Subordinate
Companion Loan, in an amount equal to any prepayment premiums payable with respect to the Houston Galleria Non-Trust Subordinate Companion Loan;

     eighteenth, to the holder of the Houston Galleria Trust Subordinate
Companion Loan, in an amount equal to any prepayment premiums payable with respect to the Houston Galleria Trust Subordinate Companion Loan;

     nineteenth, to the holder of the Houston Galleria Non-Trust Subordinate
Companion Loan, in an amount equal to any unreimbursed costs and expenses related to the Houston Galleria Whole Loan;

     twentieth, to the holder of the Houston Galleria Trust Subordinate
Companion Loan, in an amount equal to any unreimbursed costs and expenses related to the Houston Galleria Whole Loan; and

                                      S-95

     twenty-first, pro rata (based on the initial principal balance of each note comprising the Houston Galleria Whole Loan), to the holder of the Houston
Galleria Loan, the holder of the Houston Galleria Pari Passu Loan, the holder of the Houston Galleria Non-Trust Subordinate Companion Loan and the holder of the Houston Galleria Trust Subordinate Companion Loan, any excess.

AB MORTGAGE LOAN PAIRS

     General.

     Each AB Mortgage Loan is evidenced by the senior of two or more notes each secured by one or more mortgages and one or more assignments of leases and rents. The Subordinate Companion Loan relating to each AB Mortgage Loan, which is in each case evidenced by the subordinate of the two notes, will not be part of the trust fund.

     Each AB Mortgage Loan and the related Subordinate Companion Loan are cross-defaulted. For purposes of the information presented in this free writing prospectus with respect to each AB Mortgage Loan, unless otherwise specified, the LTV Ratio and DSCR reflect only the AB Mortgage Loan and do not take into account the related Subordinate Companion Loan.

     The trust, as the holder of each AB Mortgage Loan, and the holder of the related Subordinate Companion Loan will be parties to a separate intercreditor agreement (each, an "Intercreditor Agreement"). Under the terms of each
Intercreditor Agreement, the holder of the related Subordinate Companion Loan has agreed to subordinate its interest in certain respects to the related AB
Mortgage Loan. The applicable Master Servicer and the Special Servicer will undertake to perform the obligations of the holder of each AB Mortgage Loan under the related Intercreditor Agreement.

     Brookdale Office Portfolio AB Mortgage Loan Pair

     The Brookdale Office Portfolio Mortgage Loan (identified as Loan No. 1 on
Annex A-1 to this free writing prospectus), representing 8.0% of the Initial
Pool Balance, is one of two mortgage loans that are part of a split loan structure that are secured by the same mortgage instruments on the Brookdale
Office Portfolio Mortgaged Property. Only the Brookdale Office Portfolio
Mortgage Loan, which is evidenced by the Brookdale Office Portfolio Note A, is included in the Trust Fund. The Brookdale Office Portfolio Note A's principal balance as of the Cut-off Date is $335,000,000. The Brookdale Office Portfolio
Subordinate Companion Loan's principal balance as of the Cut-off Date is
$81,000,000. The Brookdale Office Portfolio Subordinate Companion Loan is
subordinated in right of payment to the Brookdale Office Portfolio Mortgage
Loan.

     The Brookdale Office Portfolio Mortgage Loan and the Brookdale Office
Portfolio Subordinate Companion Loan have the same maturity date. The amortization schedule is attached hereto as Exhibit H. The Brookdale Office
Portfolio Subordinate Companion Loan is currently held by Eurohypo AG, New York
Branch or an affiliate thereof but may be transferred at any time (subject to compliance with the terms of the intercreditor agreement referred to below).

     An intercreditor agreement (the "Brookdale Office Portfolio Intercreditor
Agreement") between the holders of the Brookdale Office Portfolio Mortgage Loan and the Brookdale Office Portfolio Subordinate Companion Loan (the "Brookdale
Office Portfolio Note A Holder" and the "Brookdale Office Portfolio Subordinate
Companion Loan Holder", respectively) sets forth the rights of such noteholders. The Brookdale Office Portfolio Intercreditor Agreement generally provides that the mortgage loans that comprise the Brookdale Office Portfolio
AB Mortgage Loan Pair will be serviced and administered pursuant to the Pooling and Servicing Agreement by the applicable Master Servicer and Special Servicer, as applicable, according to the Servicing Standards.

     Distributions. Under the terms of the Brookdale Office Portfolio
Intercreditor Agreement, prior to the occurrence and continuance of a Brookdale
Special Event of Default with respect to

                                      S-96

Brookdale Office Portfolio AB Mortgage Loan Pair (or, if such a default has occurred, but the Brookdale Office Portfolio Subordinate Companion Loan Holder
has cured such a default), after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds received with respect to Brookdale Office Portfolio AB Mortgage Loan Pair will generally be applied in the following manner, in each case to the extent of available funds:

     First, the Brookdale Office Portfolio Note A Holder will receive accrued and unpaid interest on the outstanding principal of the Brookdale Office
Portfolio Mortgage Loan at its interest rate;

     Second, the Brookdale Office Portfolio Note A Holder will receive all principal payments due on the Brookdale Office Portfolio AB Mortgage Loan Pair;

     Third, the Brookdale Office Portfolio Subordinate Companion Loan Holder
will receive an amount up to the aggregate amount of all payments made by the
Brookdale Office Portfolio Subordinate Companion Loan Holder in connection with the exercise of its cure rights under the Brookdale Office Portfolio
Intercreditor Agreement;

     Fourth, the Brookdale Office Portfolio Subordinate Companion Loan Holder
will receive an amount equal to the accrued and unpaid interest on the outstanding principal of the Brookdale Office Portfolio Subordinate Companion
Loan at its interest rate;

     Fifth, the Brookdale Office Portfolio Subordinate Companion Loan Holder
will receive all principal payments due on the Brookdale Office Portfolio
Subordinate Companion Loan;

     Sixth, the Brookdale Office Portfolio Note A Holder will receive an amount equal to a pro rata share of any prepayment premium due in respect of the
Brookdale Office Portfolio AB Mortgage Loan Pair (taking into account the interest rate of the Brookdale Office Portfolio Mortgage Loan and its respective principal balance);

     Seventh, the Brookdale Office Portfolio Subordinate Companion Loan Holder
will receive an amount equal to a pro rata share of any prepayment premium due in respect of the Brookdale Office Portfolio AB Mortgage Loan Pair (taking into account the interest rate of the Brookdale Office Portfolio Subordinate
Companion Loan and its respective principal balance);

     Eighth, the Brookdale Office Portfolio Note A Holder and the Brookdale
Office Portfolio Subordinate Companion Loan Holder will receive any default interest in excess of the interest paid in accordance with First and Fourth above, to the extent actually paid by the related borrower, on a pro rata basis
(based on their respective principal balances) to the extent not payable pursuant to the Pooling and Servicing Agreement (x) to cover interest on
Advances, (y) to offset additional trust fund expenses or (z) to any servicer, trustee or fiscal agent;

     Ninth, the Brookdale Office Portfolio Note A Holder and the Brookdale
Office Portfolio Subordinate Companion Loan Holder will receive late payment charges, on a pro rata basis (based on their respective principal balances) to the extent actually paid by the related borrower and not payable pursuant to the Pooling and Servicing Agreement, (x) to cover interest on Advances, (y) to offset additional trust fund expenses or (z) to any servicer, trustee or fiscal agent; and

     Tenth, if any excess amount is paid by the related borrower and is not required to be returned to such borrower or another party, and not otherwise applied in accordance with the foregoing First through Ninth, such amount will be paid to the Brookdale Office Portfolio Note A Holder and the Brookdale
Office Portfolio Subordinate Companion Loan Holder, pro rata (based on their respective initial principal balances).

     A "Brookdale Special Event of Default" means (a) a monetary event of default or (b) a non-monetary event of default with respect to which the
Brookdale Office Portfolio AB Mortgage Loan Pair becomes a Specially Serviced
Mortgage Loan (unless the reason the Brookdale Office Portfolio AB Mortgage
Loan Pair has become a Specially Serviced Mortgage Loan is because a material default under the related mortgage loan documents is imminent but has not yet occurred).

                                      S-97

     Following the occurrence and during the continuance of a Brookdale Special
Event of Default with respect to the Brookdale Office Portfolio AB Mortgage
Loan Pair (unless the Brookdale Office Portfolio Subordinate Companion Loan
Holder has cured such a default), after payment of all amounts then payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds with respect to the Brookdale Office Portfolio AB Mortgage Loan Pair will generally be applied in the following manner, in each case to the extent of available funds:

     First, the Brookdale Office Portfolio Note A Holder will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

     Second, the Brookdale Office Portfolio Note A Holder will receive an amount up to its principal balance until such principal balance has been paid in full;

     Third, the Brookdale Office Portfolio Subordinate Companion Loan Holder
will receive an amount up to the aggregate amount of all payments made by the
Brookdale Office Portfolio Subordinate Companion Loan Holder in connection with the exercise of its cure rights under the Brookdale Office Portfolio
Intercreditor Agreement;

     Fourth, the Brookdale Office Portfolio Subordinate Companion Loan Holder
will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

     Fifth, the Brookdale Office Portfolio Subordinate Companion Loan Holder
will receive an amount up to its principal balance, until such principal balance has been paid in full;

     Sixth, the Brookdale Office Portfolio Note A Holder will receive an amount equal to a pro rata share of any prepayment premium due in respect of the
Brookdale Office Portfolio AB Mortgage Loan Pair (taking into account the interest rate of the Brookdale Office Portfolio Mortgage Loan and its respective principal balance);

     Seventh, the Brookdale Office Portfolio Subordinate Companion Loan Holder
will receive an amount equal to any prepayment premium due in respect of the
Brookdale Office Portfolio AB Mortgage Loan Pair (taking into account the interest rate of the Brookdale Office Portfolio Subordinate Companion Loan and
its respective principal balance);

     Eighth, the Brookdale Office Portfolio Note A Holder and the Brookdale
Office Portfolio Subordinate Companion Loan Holder will receive any default interest in excess of the interest paid in accordance with First and Fourth above, to the extent actually paid by the related borrower, on a pro rata basis
(based on their respective principal balances) to the extent not payable pursuant to the Pooling and Servicing Agreement (x) to cover interest on
Advances, (y) to offset additional trust fund expenses or (z) to any servicer, trustee or fiscal agent;

     Ninth, the Brookdale Office Portfolio Note A Holder and the Brookdale
Office Portfolio Subordinate Companion Loan Holder will receive late payment charges, on a pro rata basis (based on their respective principal balances) to the extent not payable pursuant to the Pooling and Servicing Agreement, to the extent actually paid by the related borrower and not payable pursuant to the
Pooling and Servicing Agreement (x) to cover interest on Advances, (y) to offset additional trust fund expenses or (z) to any servicer, trustee or fiscal agent;

     Tenth, if the proceeds of any foreclosure sale or any liquidation of the
Brookdale Office Portfolio AB Mortgage Loan Pair or the related mortgaged property exceed the amounts required to be applied in accordance with the foregoing clauses First through Ninth, and as a result of a workout, the principal balance of the Brookdale Office Portfolio Subordinate Companion Loan
has been reduced or (ii) any realized principal loss or additional trust fund expense was allocated to the Brookdale Office Portfolio Subordinate Companion
Loan, such excess amount will be paid to the Brookdale Office Portfolio
Companion Loan Holder in an amount up to the amount of the reduction to the
Brookdale Office Portfolio Subordinate Companion Loan as a result of such workout or realized principal loss or additional trust fund expense; and

     Eleventh, if any excess amount is paid by the related borrower and is not required to be returned to such borrower or another party, and is not otherwise applied in accordance with the

                                      S-98

foregoing clauses First through Tenth, such remaining amount will be paid to the Brookdale Office Portfolio Note A Holder and the Brookdale Office Portfolio
Subordinate Companion Loan Holder, pro rata (based on their respective initial principal balances).

     The Brookdale Office Portfolio Subordinate Companion Loan Holder has
certain rights under the Brookdale Office Portfolio Intercreditor Agreement,
including, among others, the following:

     Consent Rights of the Brookdale Office Portfolio Subordinate Companion
Loan Holder. Unless a Brookdale Office Portfolio Control Appraisal Period
exists or if the holder of more than 50% of the principal balance of the
Brookdale Office Portfolio Subordinate Companion Loan is the borrower or an affiliate of the borrower, the Brookdale Office Portfolio Subordinate Companion
Loan Holder will have the right to direct, provide or withhold consent or provide advice to the applicable Master Servicer or the Special Servicer, as applicable, with respect to the Brookdale Office Portfolio AB Mortgage Loan
Pair. These rights will generally include the right to exercise the rights of the Directing Certificateholder set forth in "Servicing of the Mortgage
Loans--General", "--The Directing Certificateholder and the Houston Galleria
Operating Advisor" and "--Modifications, Waivers and Amendments" in this free writing prospectus as well as certain additional rights relating to, among other things, any release of collateral securing the Brookdale Office Portfolio
AB Mortgage Loan Pair or any release of the related borrower or guarantor; any extension of the maturity date of the Mortgage Loan; any incurrence of additional debt by the borrower or any mezzanine financing by any beneficial owner of the borrower (except as expressly permitted by the terms of the related mortgage loan documents with no material discretion by the mortgagee);
any workout; the voting on any plan of reorganization, restructuring or similar event in the bankruptcy or similar proceeding of the borrower; any proposed modification or waiver of any provision of the related mortgage loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the borrower, and any renewal or replacement of the then-existing insurance polices (to the extent the mortgagee's approval is required under the related mortgage loan documents); any sale of the Brookdale
Office Portfolio Mortgage Loan other than in connection with the exercise of a fair value purchase option set forth in the "Servicing of the Mortgage
Loans--Realization upon Defaulted Mortgage Loans" in this free writing prospectus; any transfer of all or any portion of the Mortgaged Property or any transfer of any direct or indirect ownership interest in the borrower (except as expressly permitted by the related mortgage loan documents) or any consent to an assignment and assumption of the Mortgage Loan pursuant to the related mortgage loan documents); any acceleration of the Brookdale Office Portfolio
Mortgage Loan Pair; any amendment to any single purpose entity provisions of the related mortgage loan documents; any material alteration to the Mortgaged
Property (to the extent the mortgagee's consent is required pursuant to the related mortgage loan documents); any approval of the making, material modification or termination of any lease (to the extent the mortgagee's consent is required pursuant to the related mortgage loan documents); any determination regarding the use or application of condemnation awards or casualty insurance proceeds, to the extent the mortgagee has discretion thereover; and any waiver of any guarantor's obligations under any guaranty or indemnity; and approval of annual budgets and business plans to the extent of any such approval rights in the related mortgage loan documents.

     If a Brookdale Office Portfolio Control Appraisal Period exists or if the holder of more than 50% of the principal balance of the Brookdale Office
Portfolio Subordinate Companion Loan is the borrower or an affiliate of the borrower, the Directing Certificateholder will be entitled to exercise all of the rights under the Pooling and Servicing Agreement with respect to the
Brookdale Office Portfolio AB Mortgage Loan Pair, and the Brookdale Office
Portfolio Subordinate Companion Loan Holder will not be entitled to exercise such rights. A "Brookdale Office Portfolio Control Appraisal Period" will exist if, and for so long as, the initial principal balance of the Brookdale Office
Portfolio Subordinate Companion Loan (minus the sum (i) of any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Brookdale Office Portfolio
Subordinate Companion Loan, (ii) any appraisal reduction amount allocated to the Brookdale Office Portfolio Subordinate

                                      S-99

Companion Loan and (iii) any realized principal losses allocated to the
Brookdale Office Portfolio Subordinate Companion Loan) is less than 25% of (A)
its initial principal balance minus (B) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the
Brookdale Office Portfolio Subordinate Companion Loan.

     In addition, the Brookdale Office Portfolio Subordinate Companion Loan
Holder is entitled to avoid a Brookdale Office Portfolio Control Appraisal
Period caused by application of an appraisal reduction amount upon satisfaction of certain conditions within 30 business days of its receipt of a third-party appraisal that indicates a Brookdale Office Portfolio Control Appraisal Period
exists: (i) the Brookdale Office Portfolio Subordinate Companion Loan Holder
must deliver as a supplement to the appraised value of the related Mortgaged
Property, in the amount specified in clause (ii) below, to the applicable
Master Servicer (in each case together with documentation reasonably acceptable to the applicable Master Servicer) cash, government securities, a letter of credit acceptable to the Rating Agencies or other instruments meeting Rating
Agency criteria as "eligible investments" (the "Brookdale Office Portfolio
Threshold Event Collateral"), and (ii) the Brookdale Office Portfolio Threshold
Event Collateral must be in an amount which, when added to the appraised value of the related Mortgaged Property, would cause the Brookdale Office Portfolio
Control Appraisal Period with respect to the Brookdale Office Portfolio
Subordinate Companion Loan Holder to cease to exist.

     The applicable Master Servicer and the Special Servicer are required to ignore and act without regard to any such advice, direction or objection that the applicable Master Servicer or the Special Servicer, as applicable, has determined, in its reasonable, good faith judgment, will require or cause the applicable Master Servicer or the Special Servicer to violate any provision of the Brookdale Office Portfolio Intercreditor Agreement, the related mortgage loan documents or the Pooling and Servicing Agreement (including any REMIC provisions), including the applicable Master Servicer's or Special Servicer's obligation to act in accordance with the Servicing Standards.

     Termination of Special Servicer. Prior to a Brookdale Office Portfolio
Control Appraisal Period, provided the holder of more than 50% of the principal balance of the Brookdale Office Portfolio Subordinate Companion Loan is not the
borrower or an affiliate of the borrower, the Brookdale Office Portfolio
Subordinate Companion Loan Holder will be entitled to terminate the Special
Servicer with respect to the special servicing of the Brookdale Office
Portfolio AB Mortgage Loan Pair at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement and the Brookdale
Office Portfolio Intercreditor Agreement. The appointment of a successor special servicer will be subject to receipt of written confirmation from the
Rating Agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates.

     Cure Rights. In the event that the related borrower fails to make any payment of principal or interest on the Brookdale Office Portfolio AB Mortgage
Loan Pair, resulting in a monetary event of default, or the borrower otherwise defaults with respect to Brookdale Office Portfolio AB Mortgage Loan Pair, the
Brookdale Office Portfolio Subordinate Companion Loan Holder will have the right to cure such event of default subject to certain limitations set forth in the Brookdale Office Portfolio Intercreditor Agreement. The Brookdale Office
Portfolio Subordinate Companion Loan Holder will be limited to six cure payments over the life of the Brookdale Office Portfolio AB Mortgage Loan Pair and no single cure event may exceed three consecutive months. So long as the
Brookdale Office Portfolio Subordinate Companion Loan Holder is exercising a cure right, neither the applicable Master Servicer nor the Special Servicer will be permitted to treat such event of default as such for purposes of transferring the Brookdale Office Portfolio AB Mortgage Loan Pair to special servicing or otherwise.

     Purchase Option. In the event that (a) any payment of principal or interest on the Brookdale Office Portfolio AB Mortgage Loan Pair becomes 90 or more days delinquent, (b) the Brookdale Office Portfolio AB Mortgage Loan Pair
has been accelerated, (c) the principal balance

                                     S-100

of the Brookdale Office Portfolio AB Mortgage Loan Pair is not paid at maturity, (d) the related borrower files a petition for bankruptcy or (e) the
Brookdale Office Portfolio AB Mortgage Loan Pair becomes a Specially Serviced
Mortgage Loan (and the Brookdale Office Portfolio AB Mortgage Loan Pair is
either in default or a default with respect thereto is reasonably foreseeable), the Brookdale Office Portfolio Subordinate Companion Loan Holder will have an option to purchase the Brookdale Office Portfolio Mortgage Loan from the Trust
Fund at a price generally equal to the unpaid principal balance of the
Brookdale Office Portfolio Mortgage Loan, plus accrued and unpaid interest on such balance, all unreimbursed Advances, together with accrued and unpaid interest on all Advances, and all master servicing fees and special servicing fees and any other amounts payable to the applicable Master Servicer or the
Special Servicer pursuant to the Pooling and Servicing Agreement that are allocable to the Brookdale Office Portfolio Mortgage Loan, together with interest.

     The Jordan Creek AB Mortgage Loan Pair

     The Jordan Creek Mortgage Loan, (identified as Loan No. 5 on Annex A-1 to this free writing prospectus), representing 4.2% of the Initial Pool Balance, is one of two mortgage loans that are part of a split loan structure that are secured by the same mortgage instrument on the Jordan Creek Mortgaged Property.
Only the Jordan Creek Mortgage Loan, which is evidenced by the Jordan Creek
Note A, is included in the Trust Fund. The Jordan Creek Note A's principal balance as of the Cut-off Date is $174,783,146. The Jordan Creek Subordinate
Companion Loan's principal balance as of the Cut-off Date is $22,155,610. The
Jordan Creek Subordinate Companion Loan is subordinated in right of payment to the Jordan Creek Mortgage Loan.

     The Jordan Creek Mortgage Loan and the Jordan Creek Subordinate Companion
Loan have the same coupon, maturity date and amortization schedule. The Jordan
Creek Subordinate Companion Loan is currently held by AIB Debt Management
Limited, an affiliate of Allied Irish Banks PLC.

     An intercreditor agreement (the "Jordan Creek Intercreditor Agreement")
between the holders of the Jordan Creek Note A and the Jordan Creek Subordinate
Companion Loan (the "Jordan Creek Note A Holder" and the "Jordan Creek
Subordinate Companion Loan Holder", respectively) sets forth the rights of such noteholders. The Jordan Creek Intercreditor Agreement generally provides that the mortgage loans that comprise the Jordan Creek AB Mortgage Loan Pair will be serviced and administered pursuant to the Pooling and Servicing Agreement by the applicable Master Servicer and the Special Servicer, as applicable, in accordance with the applicable Servicing Standards.

     Distributions. Under the terms of the Jordan Creek Intercreditor
Agreement, prior to the occurrence and continuance of a Jordan Creek Special
Event of Default with respect to Jordan Creek AB Mortgage Loan Pair (or, if such a default has occurred, but the Jordan Creek Subordinate Companion Loan
Holder has cured such a default), after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds received with respect to Jordan Creek AB Mortgage Loan Pair will generally be applied in the following manner, in each case to the extent of available funds:

     First, the Jordan Creek Note A Holder will receive accrued and unpaid interest on the outstanding principal of the Jordan Creek AB Mortgage Loan at its interest rate;

     Second, the Jordan Creek Note A Holder will receive an amount equal to its pro rata portion of all principal payments on the Jordan Creek AB Mortgage Loan
Pair;

     Third, the Jordan Creek Subordinate Companion Loan Holder will receive an amount up to the aggregate amount of all payments made by the Jordan Creek
Subordinate Companion Loan Holder in connection with the exercise of its cure rights under the Jordan Creek Intercreditor Agreement;

     Fourth, the Jordan Creek Subordinate Companion Loan Holder will receive an amount equal to the accrued and unpaid interest on the outstanding principal of the Jordan Creek Subordinate Companion Loan at its interest rate;

                                     S-101

     Fifth, the Jordan Creek Subordinate Companion Loan Holder will receive an amount equal to its pro rata portion of all principal payments on the Jordan
Creek AB Mortgage Loan Pair;

     Sixth, the Jordan Creek Note A Holder will receive an amount equal to a pro rata share of any prepayment premium due in respect of the Jordan Creek AB
Mortgage Loan Pair;

     Seventh, the Jordan Creek Subordinate Companion Loan Holder will receive an amount equal to a pro rata share of any prepayment premium due in respect of the Jordan Creek AB Mortgage Loan Pair;

     Eighth, the Jordan Creek Note A Holder and the Jordan Creek Subordinate
Companion Loan Holder will receive any default interest in excess of the interest paid in accordance with First and Fourth above, to the extent actually paid by the related borrower, on a pro rata basis (based on their respective principal balances) to the extent not payable pursuant to the Pooling and
Servicing Agreement (x) to cover interest on Advances, (y) to offset additional trust fund expenses or (z) to any servicer, trustee or fiscal agent;

     Ninth, the Jordan Creek Note A Holder and the Jordan Creek Subordinate
Companion Loan Holder will receive late payment charges, on a pro rata basis
(based on their respective principal balances) to the extent not payable pursuant to the Pooling and Servicing Agreement, to the extent actually paid by the related borrower and not payable pursuant to the Servicing Agreement (x) to cover interest on Advances, (y) to offset additional trust fund expenses or (z)
to any servicer, trustee or fiscal agent; and

     Tenth, if any excess amount is paid by the related borrower and is not required to be returned to the borrower or another party, and not otherwise applied in accordance with the foregoing First through Ninth, such amount will be paid to the Jordan Creek Note A Holder and the Jordan Creek Subordinate
Companion Loan Holder, pro rata (based on their respective principal balances).

     A "Jordan Creek Special Event of Default" means (a) a monetary event of default, with respect to an obligation of the borrower to pay money due under the Jordan Creek AB Mortgage Loan Pair or (b) a non-monetary event of default with respect to which the Jordan Creek AB Mortgage Loan Pair becomes a
Specially Serviced Mortgage Loan (unless the reason the Jordan Creek AB
Mortgage Loan Pair has become a Specially Serviced Mortgage Loan is because a material default under the related Mortgage Loan Documents is imminent but has not yet occurred); provided that the default relating to JVC Builders
Litigation will be deemed to be "not material" and will not cause the Jordan
Creek AB Mortgage Loan Pair to become a Specially Serviced Mortgage Loan. The
"JVC Builders Litigation" involves the filing of a certain mechanic's lien in the amount of $1,620,211.61 filed against the mortgaged property by John
Vratsinas Commercial Builders, Inc., d/b/a JVC Builders in connection with the build-out of a tenant space at the mortgaged property. The lender, together with the borrower and other parties, was named as a defendant in a suit to foreclose the lien, and the title insurer has undertaken the defense of the lender. At origination, the lender received a title insurance policy for the mortgaged property that insures that the related mortgage is a first priority lien on the mortgaged property.

     Following the occurrence and during the continuance of a Jordan Creek
Special Event of Default with respect to the Jordan Creek AB Mortgage Loan Pair
(unless the Jordan Creek Subordinate Companion Loan Holder has cured such a default), after payment of all amounts then payable or reimbursable under the
Pooling and Servicing Agreement, payments and proceeds with respect to the
Jordan Creek AB Mortgage Loan Pair will generally be applied in the following manner, in each case to the extent of available funds:

     First, the Jordan Creek Note A Holder will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

     Second, the Jordan Creek Note A Holder will receive an amount up to its principal balance until such principal balance has been paid in full;

                                     S-102

     Third, the Jordan Creek Subordinate Companion Loan Holder will receive an amount up to the aggregate amount of all payments made by the Jordan Creek
Subordinate Companion Loan Holder in connection with the exercise of its cure rights under the Jordan Creek Intercreditor Agreement;

     Fourth, the Jordan Creek Subordinate Companion Loan Holder will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

     Fifth, the Jordan Creek Subordinate Companion Loan Holder will receive an amount up to its principal balance, until such principal balance has been paid in full;

     Sixth, the Jordan Creek Note A Holder will receive an amount equal to a pro rata share of any prepayment premium due in respect of the Jordan Creek AB
Mortgage Loan Pair;

     Seventh, the Jordan Creek Subordinate Companion Loan Holder will receive an amount equal to any prepayment premium due in respect of the Jordan Creek AB
Mortgage Loan Pair;

     Eighth, the Jordan Creek Note A Holder and the Jordan Creek Subordinate
Companion Loan Holder will receive any default interest in excess of the interest paid in accordance with First and Fourth above, to the extent actually paid by the related borrower, on a pro rata basis (based on their respective principal balances) to the extent not payable pursuant to the Pooling and
Servicing Agreement (x) to cover interest on Advances, (y) to offset additional trust fund expenses or (z) to any servicer, trustee or fiscal agent;

     Ninth, the Jordan Creek Note A Holder and the Jordan Creek Subordinate
Companion Loan Holder will receive late payment charges, on a pro rata basis
(based on their respective principal balances) to the extent not payable pursuant to the Pooling and Servicing Agreement, to the extent actually paid by the related borrower and not payable pursuant to the Pooling and Servicing
Agreement (x) to cover interest on Advances, (y) to offset additional trust fund expenses or (z) to any servicer, trustee or fiscal agent; and

     Tenth, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses First through Ninth, such remaining amount will be paid to the Jordan Creek Note A Holder and the Jordan
Creek Subordinate Companion Loan Holder, pro rata (based on their respective initial principal balances).

     The Jordan Creek Subordinate Companion Loan Holder has certain rights under the Jordan Creek Intercreditor Agreement, including, among others, the following:

     Consent Rights of the Jordan Creek Subordinate Companion Loan
Holder. Unless a Jordan Creek Control Appraisal Period exists or if the holder of more than 50% of the principal balance of the Jordan Creek Subordinate
Companion Loan is the borrower or an affiliate of the borrower, the Jordan
Creek Subordinate Companion Loan Holder will have the right to direct, provide or withhold consent or provide advice to the applicable Master Servicer or the
Special Servicer, as applicable, with respect to the Jordan Creek AB Mortgage
Loan Pair. These rights will generally include the right to exercise the rights of the Directing Certificateholder set forth in "Servicing of the Mortgage
Loans--General", "--The Directing Certificateholder and the Houston Galleria
Operating Advisor" and "--Modifications, Waiver and Amendments" in this free writing prospectus as well as certain additional rights relating to, among other things, any release of collateral securing the Jordan Creek AB Mortgage
Loan Pair or any release of the related borrower or guarantor; any extension of the maturity date of the Mortgage Loan; any incurrence of additional debt by the borrower or any mezzanine financing by any beneficial owner of the borrower
(except as expressly permitted by the terms of the related mortgage loan document with no material discretion by the mortgagee); any workout; the voting on any plan of reorganization, restructuring or similar event in the bankruptcy or similar proceeding of the borrower; any proposed modification or waiver of any provision of the related mortgage loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the borrower, and any renewal or replacement of the then-existing insurance polices (to the extent the mortgagee's approval is required under the related mortgage

                                     S-103

loan documents); any transfer of all or any portion of the Mortgaged Property or any transfer of any direct or indirect ownership interest in the borrower
(except as expressly permitted by the related mortgage loan documents) or any consent to an assignment and assumption of the Mortgage Loan pursuant to the related mortgage loan documents); any acceleration of the Jordan Creek Mortgage
Loan Pair; any amendment to any single purpose entity provisions of the related mortgage loan documents; any material alteration to the Mortgaged Property (to the extent the mortgagee's consent is required pursuant to the related mortgage loan documents); any determination regarding the use or application of condemnation awards or casualty insurance proceeds, to the extent the mortgagee has discretion thereover; any waiver of any guarantor's obligations under any guaranty or indemnity; approval of out of pocket expenses in connection with the JVC Builder Litigation; and approval of annual budgets and business plans to the extent of any such approval rights in the related mortgage loan documents. If a Jordan Creek Control Appraisal Period exists or if the holder of more than 50% of the principal balance of the Jordan Creek Subordinate
Companion Loan is the borrower or an affiliate of the borrower, the Directing
Certificateholder will be entitled to exercise all of the rights under the
Pooling and Servicing Agreement with respect to the Jordan Creek AB Mortgage
Loan Pair, and the Jordan Creek Subordinate Companion Loan Holder will not be entitled to exercise such rights. A "Jordan Creek Control Appraisal Period"
will exist if, and for so long as, the initial principal balance of the Jordan
Creek Subordinate Companion Loan (minus the sum (i) of any principal payments
(whether as scheduled amortization, principal prepayments or otherwise)
allocated to, and received on, the Jordan Creek Subordinate Companion Loan,
(ii) any appraisal reduction amount allocated to the Jordan Creek Subordinate
Companion Loan and (iii) any realized principal losses allocated to the Jordan
Creek Subordinate Companion Loan) is less than 25% of (A) its initial principal balance minus (B) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Jordan Creek Subordinate
Companion Loan. In addition, the Jordan Creek Subordinate Companion Loan Holder is entitled to avoid a Jordan Creek Control Appraisal Period caused by application of an appraisal reduction amount upon satisfaction of certain conditions within 30 days of its receipt of a third-party appraisal that indicates a Jordan Creek Control Appraisal Period exists: (i) the Jordan Creek
Subordinate Companion Loan Holder must deliver as a supplement to the appraised value of the related Mortgaged Property, in the amount specified in clause (ii)
below, to the applicable Master Servicer (in each case together with documentation acceptable to the applicable Master Servicer in accordance with the Servicing Standards to create and perfect a first priority security interest in favor of the Trust Fund in such collateral) cash, government securities, a letter of credit issued by a bank or other financial institutions the long term unsecured debt obligations of which are rated at least "A" by S&P and "A2" by Moody's or the short term obligations of which are rated at least
"A-1" by S&P and "P-1" by Moody's or other instruments meeting Rating Agency criteria as "eligible investments" (the "Jordan Creek Threshold Event
Collateral"), and (ii) the Jordan Creek Threshold Event Collateral shall be in an amount which, when added to the appraised value of the related Mortgaged
Property, would cause the Jordan Creek Control Appraisal Period with respect to the Jordan Creek Subordinate Companion Loan Holder to cease to exist.

     The applicable Master Servicer and the Special Servicer are required to ignore and act without regard to any such advice, direction or objection that the applicable Master Servicer or the Special Servicer, as applicable, has determined, in its reasonable, good faith judgment, will) require or cause the applicable Master Servicer or the Special Servicer to violate any provision of the Jordan Creek Intercreditor Agreement, the related loan documents or the
Pooling and Servicing Agreement (including any REMIC provisions), including the applicable Master Servicer's or Special Servicer's obligation to act in accordance with the Servicing Standards.

     Termination of Special Servicer. Prior to a Jordan Creek Control Appraisal
Period, provided the holder of more than 50% of the principal balance of the
Jordan Creek Subordinate Companion Loan is not the borrower or an affiliate of the borrower, the Jordan Creek Subordinate Companion Loan Holder will be entitled to terminate the Special Servicer with respect to the special servicing of the Jordan Creek AB Mortgage Loan Pair at any time, with or

                                     S-104

without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement and the Jordan Creek Intercreditor Agreement. The appointment of a successor special servicer will be subject to receipt of written confirmation from the
Rating Agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates.

     Cure Rights. In the event that the related borrower fails to make any payment of principal or interest on the Jordan Creek AB Mortgage Loan Pair, resulting in a monetary event of default, or the borrower otherwise defaults with respect to the Jordan Creek AB Mortgage Loan Pair, the Jordan Creek
Subordinate Companion Loan Holder will have the right to cure such event of default subject to certain limitations set forth in the Jordan Creek
Intercreditor Agreement. The Jordan Creek Subordinate Companion Loan Holder
will be limited to four cure payments over the life of the Jordan Creek AB
Mortgage Loan Pair and no single cure event may exceed three consecutive months. So long as the Jordan Creek Subordinate Companion Loan Holder is
exercising a cure right, neither the applicable Master Servicer nor the Special
Servicer will be permitted to treat such event of default as such for purposes of transferring the Jordan Creek AB Mortgage Loan Pair to special servicing or otherwise.

     Purchase Option. In the event that (a) any payment of principal or interest on the Jordan Creek AB Mortgage Loan Pair becomes 90 or more days delinquent, (b) the Jordan Creek AB Mortgage Loan Pair has been accelerated,
(c) the principal balance of the Jordan Creek AB Mortgage Loan Pair is not paid at maturity, (d) the related borrower files a petition for bankruptcy or (e)
the Jordan Creek AB Mortgage Loan Pair becomes a Specially Serviced Mortgage
Loan (and the Jordan Creek AB Mortgage Loan Pair is either in default or a default with respect thereto is reasonably foreseeable), the Jordan Creek
Subordinate Companion Loan Holder will have an option to purchase the Jordan
Creek Mortgage Loan from the Trust Fund at a price generally equal to the unpaid principal balance of the Jordan Creek Mortgage Loan, plus accrued and unpaid interest on such balance, all unreimbursed Advances, together with accrued and unpaid interest on all Advances and all accrued master servicing fees and special servicing fees and any other amounts payable to the applicable
Master Servicer or the Special Servicer pursuant to the Pooling and Servicing
Agreement allocable to the Jordan Creek Mortgage Loan, together with interest.

     The Intech One & Two AB Mortgage Loan Pair

     General. The Intech One & Two AB Mortgage Loan, (identified as Loan No. 37 on Annex A-1 to this free writing prospectus), representing 1.1% of the Initial
Pool Balance, is one of two mortgage loans that are part of a split loan structure that are secured by the same mortgage instrument on the Intech One &
Two Mortgaged Property. Only the Intech One & Two AB Mortgage Loan, which is evidenced by the Intech One & Two Note A, is included in the Trust Fund. The
Intech One & Two Note A's principal balance as of the Cut-off Date is
$44,500,000. The Intech One & Two Subordinate Companion Loan, which is evidenced by the Intech One & Two Note B, has a principal balance as of the
Cut-off Date of $5,500,000. The Intech One & Two Subordinate Companion Loan is
subordinated in right of payment to the Intech One & Two AB Mortgage Loan. The
Intech One & Two AB Mortgage Loan and the Intech One & Two Subordinate
Companion Loan together are referred to in this free writing prospectus as the
"Intech One & Two AB Loan Pair."

     The Intech One & Two AB Mortgage Loan and the Intech One & Two Subordinate
Companion Loan have the same maturity date and amortization schedule. The
Intech One & Two Subordinate Companion Loan is currently held by Nomura Credit
& Capital, Inc.

     An intercreditor agreement (the "Intech One & Two Intercreditor
Agreement") between the holders of the Intech One & Two Note A and the Intech
One & Two Subordinate Companion Loan sets forth the rights of such noteholders.
The Intech One & Two Intercreditor Agreement generally provides that the mortgage loans that comprise the Intech One & Two AB Mortgage

                                     S-105

Loan Pair will be serviced and administered pursuant to the Pooling and
Servicing Agreement by the applicable Master Servicer and Special Servicer, as applicable, according to the applicable Servicing Standards.

     Servicing Provisions of the Intech One & Two Intercreditor Agreement. The
applicable Master Servicer and the Special Servicer will service and administer the Intech One & Two AB Mortgage Loan and the Intech One & Two Subordinate
Companion Loan pursuant to the Pooling and Servicing Agreement and the Intech
One & Two Intercreditor Agreement for so long as the Intech One & Two AB
Mortgage Loan is part of the trust; provided that prior to an acceleration or certain events of default under the related mortgage loan documents as described below, the servicer of the Intech One & Two Subordinate Companion
Loan will collect its principal and interest payments directly from the borrower. The applicable Master Servicer and/or the Special Servicer may not
enter into amendments, modifications or extensions of the Intech One & Two AB
Mortgage Loan or the Intech One & Two Subordinate Companion Loan if the
proposed amendment, modification or extension adversely affects the holder of the Intech One & Two Subordinate Companion Loan in a material manner without the consent of the holder of the Intech One & Two Subordinate Companion Loan;
provided, however, that such consent right will expire when the repurchase period described below expires.

     Application of Payments on the Intech One & Two AB Loan Pair. Pursuant to
the terms of the Intech One & Two Intercreditor Agreement and prior to the occurrence of (i) the acceleration of the Intech One & Two AB Mortgage Loan or the Intech One & Two Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower (each of the foregoing events in clauses (i), (ii) and (iii) being an
"Intech One & Two Event of Default"), the borrower will make separate monthly payments of principal and interest to the applicable Master Servicer and the servicer of the Intech One & Two Subordinate Companion Loan. Any escrow and reserve payments required in respect of any Intech One & Two AB Mortgage Loan or the Intech One & Two Subordinate Companion Loan will be paid to the applicable Master Servicer for application as provided in the mortgage loan documents.

     Following the occurrence and during the continuance of an Intech One & Two
Event of Default with respect to the Intech One & Two AB Mortgage Loan Pair
(unless and until the holder of the Intech One & Two Subordinate Companion Loan has exercised its option to purchase the Intech One & Two AB Mortgage Loan), after payment of all amounts then payable or reimbursable under the Pooling and
Servicing Agreement, payments and proceeds with respect to the Intech One & Two
AB Mortgage Loan Pair will generally be applied in the following manner, in each case to the extent of available funds:

     First, to the applicable Master Servicer, Special Servicer or Trustee, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

     Second, to the applicable Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity;

     Third, to the trust, in an amount equal to non-default interest due with respect to the Intech One & Two AB Mortgage Loan;

     Fourth, to the trust, in an amount equal to the principal balance of the
Intech One & Two AB Mortgage Loan until paid in full;

     Fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Intech One & Two AB Mortgage Loan;

     Sixth, to the holder of the Intech One & Two Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the Intech One & Two Subordinate Companion Loan;

     Seventh, to the holder of the Intech One & Two Subordinate Companion Loan, in an amount equal to non-default interest due with respect to the Intech One &
Two Subordinate Companion Loan;

                                     S-106

     Eighth, to the holder of the Intech One & Two Subordinate Companion Loan, in an amount equal to the principal balance of the Intech One & Two Subordinate
Companion Loan until paid in full;

     Ninth, to the holder of the Intech One & Two Subordinate Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Intech One & Two Subordinate Companion Loan;

     Tenth, to the trust and then to the holder of the Intech One & Two
Subordinate Companion Loan, in an amount equal to any unpaid default interest accrued on the Intech One & Two AB Mortgage Loan and the Intech One & Two
Subordinate Companion Loan, respectively;

     Eleventh, to the trust and the holder of the Intech One & Two Subordinate
Companion Loan on a pro rata basis based upon the percentage interests determined as of the date of origination of the Intech One & Two AB Mortgage
Loan Pair in an amount equal to late payment charges actually received or collected, other than prepayment premiums or default interest, that are not payable to any of the applicable Master Servicer, the Special Servicer or the
Trustee; and

     Twelfth, any excess, to the trust as holder of the Intech One & Two AB
Mortgage Loan and the holder of the Intech One & Two Subordinate Companion Loan on a pro rata basis based upon the percentage interests determined as of the date of origination of the Intech One & Two AB Loan Pair.

     Purchase Option. In the event that (i) any payment of principal or interest on the Intech One & Two AB Mortgage Loan Pair becomes 90 or more days delinquent, (ii) the Intech One & Two AB Mortgage Loan Pair has been accelerated, (iii) the principal balance of the Intech One & Two AB Mortgage
Loan Pair is not paid at maturity, (iv) the borrower files a petition for bankruptcy or (v) any other event where the cash flow payment under the Intech
One & Two Subordinate Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the Intech One & Two
Subordinate Companion Loan will have an option to purchase the Intech One & Two
Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice, subject to certain conditions set forth in the Intech
One & Two Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the Intech One & Two AB Mortgage Loan, together with all unpaid interest on the Intech One & Two AB Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under the
Intech One & Two AB Mortgage Loan is responsible. Unless the borrower or an affiliate is purchasing the Intech One & Two AB Mortgage Loan, no prepayment consideration will be payable in connection with such purchase of the Intech
One & Two AB Mortgage Loan.

     The Lincoln Park Town Homes AB Mortgage Loan Pair

     General. The Lincoln Park Town Homes AB Mortgage Loan, Loan No. 154,
representing 0.1% of the Initial Pool Balance, is one of two mortgage loans that are part of a split loan structure that are secured by the same mortgage instrument on the Lincoln Park Town Homes Mortgaged Property. Only the Lincoln
Park Town Homes AB Mortgage Loan, which is evidenced by the Lincoln Park Town
Homes Note A, is included in the Trust Fund. The Lincoln Park Town Homes Note
A's principal balance as of the Cut-off Date is $4,080,000. The Lincoln Park
Town Homes Subordinate Companion Loan, which is evidenced by the Lincoln Park
Town Homes Note B, has a principal balance as of the Cut-off Date of $255,000.
The Lincoln Park Town Homes Subordinate Companion Loan is subordinated in right of payment to the Lincoln Park Town Homes AB Mortgage Loan. The Lincoln Park
Town Homes AB Mortgage Loan and the Lincoln Park Town Homes Subordinate
Companion Loan together are referred to in this free writing prospectus as the
"Lincoln Park Town Homes AB Loan Pair".

     The Lincoln Park Town Homes AB Mortgage Loan and the Lincoln Park Town
Homes Subordinate Companion Loan have the same maturity date and amortization schedule. The Lincoln Park Town Homes Subordinate Companion Loan is currently held by CBA-Mezzanine Capital Finance, LLC.

                                     S-107

     An intercreditor agreement (the "Lincoln Park Town Homes Intercreditor
Agreement") between the holders of the Lincoln Park Town Homes Note A and the
Lincoln Park Town Homes Subordinate Companion Loan sets forth the rights of such noteholders. The Lincoln Park Town Homes Intercreditor Agreement generally provides that the mortgage loans that comprise the Lincoln Park Town AB
Mortgage Loan Pair will be serviced and administered pursuant to the Pooling and Servicing Agreement by the applicable Master Servicer and Special Servicer, as applicable, according to the applicable Servicing Standards.

     Servicing Provisions of the Lincoln Park Town Homes Intercreditor
Agreement. The applicable Master Servicer and the Special Servicer will service and administer the Lincoln Park Town Homes AB Mortgage Loan and the Lincoln
Park Town Homes Subordinate Companion Loan pursuant to the Pooling and
Servicing Agreement and the Lincoln Park Town Homes Intercreditor Agreement for
so long as the Lincoln Park Town Homes AB Mortgage Loan is part of the trust;
provided that prior to an acceleration or certain events of default under the related mortgage loan documents as described below, the servicer of the Lincoln
Park Town Homes Subordinate Companion Loan will collect its principal and interest payments directly from the borrower. The applicable Master Servicer and/or the Special Servicer may not enter into amendments, modifications or extensions of the Lincoln Park Town Homes AB Mortgage Loan or the Lincoln Park
Town Homes Subordinate Companion Loan if the proposed amendment, modification or extension adversely affects the holder of the Lincoln Park Town Homes
Subordinate Companion Loan in a material manner without the consent of the holder of the Lincoln Park Town Homes Subordinate Companion Loan; provided, however, that such consent right will expire when the repurchase period described below expires.

     Application of Payments on the Lincoln Park Town Homes AB Loan
Pair. Pursuant to the Lincoln Park Town Homes Intercreditor Agreement and prior to the occurrence of (i) the acceleration of the Lincoln Park Town Homes AB
Mortgage Loan or the Lincoln Park Town Homes Subordinate Companion Loan, (ii) a
monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower (each of the foregoing events in clauses (i), (ii)
and (iii) being a "Lincoln Park Town Homes Event of Default"), the borrower will make separate monthly payments of principal and interest to the applicable
Master Servicer and the servicer of the Lincoln Park Town Homes Subordinate
Companion Loan. Any escrow and reserve payments required in respect of the
Lincoln Park Town Homes AB Mortgage Loan or the Lincoln Park Town Homes
Subordinate Companion Loan will be paid to the applicable Master Servicer for application as provided in the mortgage loan documents.

     Following the occurrence and during the continuance of a Lincoln Park Town
Homes Event of Default with respect to the Lincoln Park Town Homes AB Mortgage
Loan Pair (unless and until the holder of the Lincoln Park Town Homes
Subordinate Companion Loan has exercised its option to purchase the Lincoln
Park Town Homes AB Mortgage Loan), after payment of all amounts then payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds with respect to the Lincoln Park Town Homes AB Mortgage Loan Pair will generally be applied in the following manner, in each case to the extent of available funds:

     First, to the applicable Master Servicer, Special Servicer or Trustee, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

     Second, to the applicable Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity;

     Third, to the trust, in an amount equal to non-default interest due with respect to the Lincoln Park Town Homes AB Mortgage Loan;

     Fourth, to the trust, in an amount equal to the principal balance of the
Lincoln Park Town Homes AB Mortgage Loan until paid in full;

     Fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Lincoln Park Town Homes AB Mortgage
Loan;

                                     S-108

     Sixth, to the holder of the Lincoln Park Town Homes Subordinate Companion
Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the Lincoln Park Town Homes Subordinate Companion Loan;

     Seventh, to the holder of the Lincoln Park Town Homes Subordinate
Companion Loan, in an amount equal to non-default interest due with respect to the Lincoln Park Town Homes Subordinate Companion Loan;

     Eighth, to the holder of the Lincoln Park Town Homes Subordinate Companion
Loan, in an amount equal to the principal balance of the Lincoln Park Town
Homes Subordinate Companion Loan until paid in full;

     Ninth, to the holder of the Lincoln Park Town Homes Subordinate Companion
Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Lincoln Park Town Homes Subordinate Companion Loan;

     Tenth, to the trust and then to the holder of the Lincoln Park Town Homes
Subordinate Companion Loan, in an amount equal to any unpaid default interest accrued on the Lincoln Park Town Homes AB Mortgage Loan and the Lincoln Park
Town Homes Subordinate Companion Loan, respectively;

     Eleventh, to the trust and the holder of the Lincoln Park Town Homes
Subordinate Companion Loan on a pro rata basis based upon the percentage interests determined as of the date of origination of the Lincoln Park Town
Homes AB Mortgage Loan Pair in an amount equal to late payment charges actually received or collected, other than prepayment premiums or default interest, that are not payable to any of the applicable Master Servicer, the Special Servicer or the Trustee; and

     Twelfth, any excess, to the trust as holder of the Lincoln Park Town Homes
AB Mortgage Loan and the holder of the Lincoln Park Town Homes Subordinate
Companion Loan on a pro rata basis based upon the percentage interests determined as of the date of origination of the Lincoln Park Town Homes AB Loan
Pair.

     Purchase Options. In the event that (i) any payment of principal or interest on the Lincoln Park Town Homes AB Mortgage Loan or its Lincoln Park
Town Homes Subordinate Companion Loan becomes 90 or more days delinquent, (ii)
the principal balance of the Lincoln Park Town Homes AB Mortgage Loan or its
Lincoln Park Town Homes Subordinate Companion Loan has been accelerated, (iii)
the principal balance of the Lincoln Park Town Homes AB Mortgage Loan or its
Lincoln Park Town Homes Subordinate Companion Loan is not paid at maturity,
(iv) the borrower under the Lincoln Park Town Homes AB Mortgage Loan or the
Lincoln Park Town Homes Subordinate Companion Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or (v) any other event where the cash flow payment under the Lincoln Park Town Homes Subordinate Companion
Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the Lincoln Park Town Homes Subordinate
Companion Loan will be entitled to purchase the Lincoln Park Town Homes AB
Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice, subject to certain conditions set forth in the
Lincoln Park Town Homes Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the Lincoln Park Town Homes AB
Mortgage Loan, together with all unpaid interest on the Lincoln Park Town Homes
AB Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under the Lincoln Park Town Homes AB Mortgage Loan is responsible.
Unless the borrower or an affiliate is purchasing the Lincoln Park Town Homes
AB Mortgage Loan, no prepayment consideration will be payable in connection with such purchase of the Lincoln Park Town Homes AB Mortgage Loan.

                                     S-109

TOP FIFTEEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

     The following table shows certain information regarding the fifteen largest mortgage loans or groups of cross-collateralized mortgage loans by
Cut-off Date Balance:

                                      LOAN     CUT-OFF DATE    % OF INITIAL
             LOAN NAME               GROUP       BALANCE       POOL BALANCE
----------------------------------- ------- ----------------- --------------

Brookdale Office Portfolio ........   1      $  335,000,000         8.0%
Houston Galleria ..................   1         290,000,000         6.9
Selig Office Portfolio ............   1         242,000,000         5.8
2 Grand Central Tower .............   1         190,000,000         4.5
Jordan Creek ......................   1         174,783,146         4.2
Grand Plaza .......................   1         160,000,000         3.8
DRA-CRT Portfolio II ..............   1         138,100,000         3.3
Bluebird Portfolio ................   2         130,000,000         3.1
Colony Portfolio ..................   1         127,383,000         3.0
NEC America Corporate Center.......   1         102,000,000         2.4
Atlantic Development Portfolio.....   1          96,590,000         2.3
Hanover Mall ......................   1          87,500,000         2.1
Chartwell Portfolio ...............   1          87,219,826         2.1
45 Broadway .......................   1          76,900,000         1.8
32 & 42 Broadway ..................   1          75,000,000         1.8
                                             --------------        ----
Total/Weighted Average ............          $2,312,475,972        55.1%
                                             ==============

                                       LOAN         UW          CUT-OFF        PROPERTY
             LOAN NAME               PER UNIT   DSCR(1)(2)   LTV RATIO(2)        TYPE
----------------------------------- ---------- ------------ -------------- ---------------

Brookdale Office Portfolio ........  $    108     1.67x          60.4%           Office
Houston Galleria ..................  $    395     2.00x          47.5%           Retail
Selig Office Portfolio ............  $    161     1.53x          71.8%           Office
2 Grand Central Tower .............  $    299     1.75x          72.7%           Office
Jordan Creek ......................  $    186     1.71x          55.1%           Retail
Grand Plaza .......................  $332,640     1.22x          63.0%        Multifamily
DRA-CRT Portfolio II ..............  $     99     1.52x          76.2%           Office
Bluebird Portfolio ................  $ 75,581     1.47x          74.4%        Multifamily
Colony Portfolio ..................  $     87     1.62x          61.4%          Various
NEC America Corporate Center.......  $    194     1.33x          80.0%           Office
Atlantic Development Portfolio.....  $    107     1.22x          78.8%          Various
Hanover Mall ......................  $    124     1.14x          79.9%           Retail
Chartwell Portfolio ...............  $160,331     1.44x          68.4%       Senior Housing
45 Broadway .......................  $    209     1.20x          78.9%           Office
32 & 42 Broadway ..................  $    152     1.23x          75.8%           Office
                                                  ----           ----
Total/Weighted Average ............               1.56x          66.3%

----------
(1)   The UW DSCR for all partial interest-only loans were calculated based on the first principal and interest payment made into the trust during the term of the loan. Payments on the Hanover Mall Loan (identified as Loan
      No. 26 on Annex A-1 to this free writing prospectus) wil be interest-only for 48 months, followed by regular amortization based on a 26-year amortization schedule.

(2)   Calculated based upon the aggregate principal balance and debt service of the Houston Galleria Loan and the Houston Galleria Pari Passu Companion
      Loan as of the Cut-off Date.

     For more information regarding the top fifteen mortgage loans and/or loan concentrations and related Mortgaged Properties, see the individual mortgage loan and portfolio descriptions under "Description of Certain Characteristics of the Top 15 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans"
in Annex A-3 to this free writing prospectus. Such descriptions are incorporated by reference into this free writing prospectus.

ARD LOANS

     Four (4 mortgage loans (the "ARD Loans"), representing approximately 1.9%
of the Initial Pool Balance (representing approximately 2.1% of the Initial
Loan Group 1 Balance), provided that, if after a certain date (each, an
"Anticipated Repayment Date"), the borrower has not prepaid the respective ARD
Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (which rate may continue to increase annually after the
Anticipated Repayment Date) (the "Revised Rate") rather than the stated
Mortgage Rate (the "Initial Rate"). The Anticipated Repayment Date for an ARD
Loan is generally 5 to 10 years after the origination of such ARD Loan. The
Revised Rate for each ARD Loan is generally equal to the Initial Rate plus at least 2% or the then-current treasury rate corresponding to a term equal to the remaining amortization period of such ARD Loan plus at least 2% per annum.
After the Anticipated Repayment Date, these ARD Loans further require that all cash flow available from the related Mortgaged Property after payment of the
Periodic Payments required under the terms of the related mortgage loan documents and all escrows and property expenses required under the related mortgage loan documents be used to accelerate amortization of principal on the respective ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loans after their Anticipated
Repayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and

                                     S-110

the related mortgage loan documents), only after the outstanding principal balance of the respective ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class S Certificates.

     Additionally, generally, an account was established at the origination of each ARD Loan into which the related borrower, property manager and/or tenants is required to deposit rents or other revenues from the related Mortgaged
Property. In certain instances, the lockbox structure does not come into effect
(i.e., spring) until immediately prior to, or on, the respective Anticipated
Repayment Date. See "--Lockbox Accounts" below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the respective borrowers on or about their Anticipated
Repayment Dates. However, we cannot assure you that the ARD Loans will be prepaid on their respective Anticipated Repayment Dates.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Loans. The mortgage loans have due dates that occur on the day of each month as set forth in the following table:

                             OVERVIEW OF DUE DATES

                                    AGGREGATE                      % OF        % OF
                                    PRINCIPAL          % OF      INITIAL      INITIAL
                   NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
                    MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
    DUE DATE         LOANS            LOANS          BALANCE     BALANCE      BALANCE
---------------   -----------   -----------------   ---------   ---------   ----------

1 .............        90       $2,020,949,969         48.2%       48.6%        44.6%
5 .............        22          392,888,141          9.4        10.2          2.7
6 .............         6           29,596,682          0.7         0.6          1.3
7 .............         2           16,283,105          0.4         0.2          1.9
10 ............         1          160,000,000          3.8         4.3          0.0
11 ............        74        1,576,708,883         37.6        36.1         49.7
                       --       --------------        -----       -----        -----
Total .........       195       $4,196,426,780        100.0%      100.0%       100.0%
                      ===       ==============        =====       =====        =====

     The mortgage loans have grace periods as set forth in the following table:

                           OVERVIEW OF GRACE PERIODS

                                    AGGREGATE                      % OF        % OF
                                    PRINCIPAL          % OF      INITIAL      INITIAL
                   NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
                    MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
  GRACE PERIOD       LOANS            LOANS          BALANCE     BALANCE      BALANCE
---------------   -----------   -----------------   ---------   ---------   ----------

0 .............       110       $2,220,315,665         52.9%       52.6%        55.4%
5 .............        40          687,416,469         16.4        14.7         30.4
7 .............        37          852,399,000         20.3        21.7          9.0
10 ............         8          436,295,645         10.4        11.0          5.2
                      ---       --------------        -----       -----        -----
Total .........       195       $4,196,426,780        100.0%      100.0%       100.0%
                      ===       ==============        =====       =====        =====

     In some cases, there are exceptions to the strict operation of the grace period (or lack thereof), allowing a notice and cure right, such as, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.

     The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis") or accrue interest on the basis of twelve 30-day months, assuming a 360-day year ("30/360
Basis"), as set forth in the following table:

                                     S-111

                             INTEREST ACCRUAL BASIS

                                             AGGREGATE                      % OF         % OF
                                             PRINCIPAL          % OF      INITIAL      INITIAL
                            NUMBER OF        BALANCE OF       INITIAL       LOAN         LOAN
                             MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
 INTEREST ACCRUAL BASIS       LOANS            LOANS          BALANCE     BALANCE      BALANCE
------------------------   -----------   -----------------   ---------   ---------   -----------

Actual/360 .............       189       $3,893,552,261         92.8%       91.9%        100.0%
30/360 .................         6          302,874,519          7.2         8.1           0.0
                               ---       --------------        -----       -----         -----
Total ..................       195       $4,196,426,780        100.0%      100.0%        100.0%
                               ===       ==============        =====       =====         =====

     The mortgage loans have the amortization characteristics set forth in the following table:

                               AMORTIZATION TYPES

                                                           AGGREGATE                      % OF        % OF
                                                           PRINCIPAL          % OF      INITIAL      INITIAL
                                          NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
                                           MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
         TYPE OF AMORTIZATION               LOANS            LOANS          BALANCE     BALANCE      BALANCE
--------------------------------------   -----------   -----------------   ---------   ---------   ----------

Balloon Loans
 Partial Interest Only(1)(2) .........        71       $1,714,726,036         40.9%       41.7%        33.9%
 Interest Only(3) ....................        38        1,441,375,857         34.3        34.1         36.6
 Balloon(4) ..........................        78        1,009,355,072         24.1        23.4         29.5
                                              --       --------------        -----       -----        -----
Subtotal .............................       187       $4,165,456,965         99.3%       99.2%       100.0%
Fully Amortizing Loans ...............         8           30,969,815          0.7         0.8          0.0
                                             ---       --------------        -----       -----        -----
Total ................................       195       $4,196,426,780        100.0%      100.0%       100.0%
                                             ===       ==============        =====       =====        =====

----------
(1)   The interest-only periods range from 1 to 84 months.

(2)   Includes 1 partial interest-only ARD loan representing approximately 0.2%
      of the Initial Pool Balance (approximately 0.3% of the Initial Loan Group
      1 Balance).

(3)   Includes 2 interest-only ARD loans representing 0.3% of the Initial Pool
      Balance (approximately 0.4% of the Initial Loan Group 1 Balance).

(4)   Includes 1 amortizing ARD loan representing 1.3% of the Initial Pool
      Balance (approximately 1.5% of the Initial Loan Group 1 Balance).

     Prepayment Provisions. Each mortgage loan prohibits any prepayments or
Defeasance for a specified period of time after its date of origination (a
"Lockout Period"). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:

                       OVERVIEW OF PREPAYMENT PROTECTION

                                                AGGREGATE                      % OF        % OF
                                                PRINCIPAL          % OF      INITIAL      INITIAL
                               NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
                                MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
   PREPAYMENT PROTECTION         LOANS            LOANS          BALANCE     BALANCE      BALANCE
---------------------------   -----------   -----------------   ---------   ---------   ----------

Defeasance(1) .............       171       $3,881,284,385         92.5%       93.1%        87.6%
Yield Maintenance .........        23          308,267,395          7.3         6.7         12.4
Yield Maintenance or
 Defeasance ...............         1            6,875,000          0.2         0.2          0.0
                                  ---       --------------        -----       -----        -----
Total .....................       195       $4,196,426,780        100.0%      100.0%       100.0%
                                  ===       ==============        =====       =====        =====

----------
(1)   Includes one mortgage loan, representing approximately 8.0% of the
      Initial Pool Balance (approximately 9.0% of the Initial Loan Group 1
      Balance), that is prepayable with yield maintenance until the expiration of a lockout period and then is subject to defeasance.

                                     S-112

     With respect to 23 mortgage loans, representing approximately 7.3% of the
Initial Pool Balance (18 mortgage loans in Loan Group 1, representing approximately 6.7% of the Initial Loan Group 1 Balance and 5 mortgage loans in
Loan Group 2, representing approximately 12.4% of the Initial Loan Group 2
Balance), "Yield Maintenance Charge" will generally, subject to variations, be equal to the greater of (in certain cases, the lesser of), (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or applicable Anticipated
Repayment Date (including any balloon payment) determined by discounting such payments at the Discount Rate (or as stated in the related loan documents), less the amount of principal being prepaid. The term "Discount Rate" generally means the yield on a U.S. Treasury security (in the case of certain mortgage loans, plus a specified percentage) that has the most closely corresponding maturity date to the maturity date, Anticipated Repayment Date or remaining weighted average life, as applicable, of the mortgage loan, in some cases converted to a monthly equivalent yield.

     With respect to the Brookdale Office Portfolio Mortgage Loan, representing approximately 8.0% of the Initial Pool Balance (approximately 9.0% of the
Initial Loan Group 1 Balance), the related mortgage loan documents provide that the related borrower may partially or fully defease the mortgage loan on or after the date that is two years from the closing date, however, the borrower may obtain the release of one or more properties prior to the date that is two years from the closing date by making a partial prepayment in an amount that does not exceed 10% of the aggregate original principal balance of the mortgage loan, which partial prepayment will be subject to a yield maintenance charge generally equal to the remainder of (i) the present value (determined using a discount rate equal to the Treasury Note Rate at such time) of the scheduled payments of principal and interest payable in respect of the principal amount of the mortgage loan being prepaid, including, without limitation, the payments due at maturity of the mortgage loan minus (ii) the principal amount of the mortgage loan being so prepaid. The term "Treasury Note Rate" shall mean, at the time of the prepayment, the rate of interest per annum equal to the yield to maturity (converted by the lender to the equivalent monthly yield using lender's then system of conversion) of the United States Treasury obligations selected by the holder of the note having maturity dates closest to the maturity date of the mortgage loan. See "Description of the Mortgage
Pool--Certain Terms and Conditions of the Mortgage Loans--Defeasance;
Collateral Substitution; Property Releases" in this free writing prospectus.

     Yield Maintenance Charges and prepayment premiums are distributable as described in this free writing prospectus under "Description of the
Certificates--Allocation of Yield Maintenance Charges and Prepayment Premiums."

     The mortgage loans generally permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an "open period" immediately prior to and including the stated maturity date or
Anticipated Repayment Date set forth in the following table:

                                     S-113

                            PREPAYMENT OPEN PERIODS

                                             AGGREGATE                      % OF        % OF
                                             PRINCIPAL          % OF      INITIAL      INITIAL
                            NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
                             MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
 OPEN PERIOD (PAYMENTS)       LOANS            LOANS          BALANCE     BALANCE      BALANCE
------------------------   -----------   -----------------   ---------   ---------   ----------

1 ......................        14       $  556,637,787         13.3%       14.2%         5.2%
2 ......................         6          180,249,095          4.3         4.8          0.0
3 ......................        60          499,424,280         11.9        11.5         15.3
4 ......................        92        2,126,612,470         50.7        51.2         46.4
5 ......................         3          155,095,000          3.7         4.1          0.0
6 ......................         4          104,402,475          2.5         2.6          1.9
7 ......................        14          273,505,674          6.5         3.5         31.2
10 .....................         1          290,000,000          6.9         7.7          0.0
25 .....................         1           10,500,000          0.3         0.3          0.0
                                --       --------------        -----       -----        -----
                               195       $4,196,426,780        100.0%      100.0%       100.0%
                               ===       ==============        =====       =====        =====

     Notwithstanding the foregoing, with respect to 1 mortgage loan (identified as Loan No. 47 on Annex A-1 to this free writing prospectus), representing approximately 0.7% of the Initial Pool Balance (approximately 0.8% of the
Initial Loan Group 1 Balance), although the related borrower is prohibited from prepaying the related mortgage loan until April 2011, the sole tenant at the mortgaged property, TRS Inc. -- Experian, has the option to acquire the
Mortgaged Property at fair market value commencing in October 2010. The mortgagee has received a payment guaranty from Lexington Corp. Property Trust to make up for any shortfall between the value paid by the tenant and the amount necessary to defease the related mortgage loan. In addition, upon the occurrence of a condemnation of (i) the entire Mortgaged Property or (ii) more than 25% of the improvements or 50% of the land comprising the Mortgaged
Property, such tenant may apply the proceeds to restore the Mortgaged Property or notify the landlord of its intention to terminate the lease. In the event the single-tenant elects to terminate the lease, it is required to offer to purchase the property at a price determined in accordance with a schedule in the lease documents.

     Unless a mortgage loan is relatively near its stated maturity date (or
Anticipated Repayment Date) or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance
Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance
Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and/or
Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after

                                     S-114

application of the related Insurance and Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of Insurance and Condemnation Proceeds. Furthermore,
the enforceability, under the laws of a number of states, of provisions providing for payments comparable to Yield Maintenance Charges or prepayment premiums upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay a Yield Maintenance Charge or prepayment premium will be enforceable under applicable state law. See "Certain Legal Aspects of Mortgage
Loans--Default Interest and Limitations on Prepayments" in the Prospectus.

     Defeasance; Collateral Substitution; Property Releases. The terms of 172 of the mortgage loans, representing approximately 92.7% of the Initial Pool
Balance (129 mortgage loans in Loan Group 1, representing approximately 93.3%
of the Initial Loan Group 1 Balance and 43 mortgage loans in Loan Group 2, representing approximately 87.6% of the Initial Loan Group 2 Balance), permit the applicable borrower on any due date after a specified period (the
"Defeasance Lockout Period"), provided no event of default exists, to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage in exchange for a grant of a security interest in certain government securities (a "Defeasance"). The Defeasance Lockout Period is at
least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

         (a) pays or delivers to the applicable Master Servicer on any due date
      (the "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other U.S. government obligations providing payments
      (x) on or prior to all successive scheduled payment dates from the Release
      Date to the related maturity date (or, in some cases, the first day of the open period) including the balloon payment (or the Anticipated Repayment
      Date (or, in some cases, the first day of the open period), including all amounts due and outstanding on the ARD Loan), assuming, in the case of each ARD Loan, a balloon payment that would be due assuming that the mortgage loan is prepaid on the related Anticipated Repayment Date and (y)
      in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

         (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     The mortgage loans secured by one or more Mortgaged Properties that permit release of one or more of the Mortgaged Properties (or portion thereof) without releasing all such Mortgaged Properties by means of partial Defeasance generally require that either (or, in some cases, both) (1) prior to the release of a related Mortgaged Property, a specified percentage (generally between 105% and 125%) of the allocated loan amount for the Mortgaged Property be defeased and/or (2) certain debt service coverage ratio and/or LTV Ratio tests (if applicable) be satisfied with respect to the remaining Mortgaged
Properties after the partial Defeasance. See "--Top Fifteen Mortgage Loans or
Groups of Cross Collateralized Mortgage Loans" in this free writing prospectus relating to the Colony Portfolio, the Selig Office Portfolio mortgage loan, the
DRA-CRT Portfolio II mortgage loan, the Brookdale Office Portfolio loan and the
Grand Plaza loan.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the applicable Master Servicer, will be responsible for purchasing the U.S.

                                     S-115

government obligations on behalf of the borrower at the borrower's expense.
Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan.

     In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required or permitted to do so under the mortgage loan documents, established or designated by the applicable Master
Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

     Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     Certain of the mortgage loans permit a partial release of an unimproved portion (which may have landscaping, parking or other non-income generating improvements) of the related Mortgaged Property or an improved portion of the related Mortgaged Property that was given no value for underwriting purposes for no consideration upon the satisfaction of certain requirements other than pursuant to Defeasance.

     In addition, 10 of the mortgage loans (identified as Loan Nos. 3, 7, 16,
17, 18, 19, 20, 21, 22 and 23 on Annex A-1 to this free writing prospectus), representing approximately 12.1% of the Initial Pool Balance (approximately
13.6% of the Loan Group 1 Balance) permit the release of one or more portions of the Mortgaged Property without releasing all of such Mortgaged Property by means of partial release upon the satisfaction of certain conditions, including but not limited to: (i) the payment of a specified percentage (generally between 105% and 125%) of the allocated loan amount or value of such portions to be released and (2) the satisfaction of certain DSCR and/or LTV ratio tests
(if applicable) with respect to the portions of the Mortgaged Property remaining after giving effect to the partial release. See "Description of the
Mortgage Pool--Top Fifteen Mortgage Loans or Groups of Cross Collateralized
Mortgage Loans" in this free writing prospectus relating to the Colony
Portfolio, the Selig Office Portfolio mortgage loan and the DRA-CRT Portfolio.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. Many of the mortgage loans permit transfers by the related borrower of the Mortgaged Property to purchasers who would then assume the related mortgage loan subject to the reasonable acceptability of the transferee to the mortgagee and the satisfaction of certain conditions provided in the related loan documents.
Certain of the mortgage loans permit or, within a specified time period, require the tenants-in-common borrowers to transfer ownership to other tenants-in-common borrowers or into a single-purpose entity. Certain of the
Mortgaged Properties have been, or may become, subject to additional financing.
See "--Additional Debt" above and "Risk Factors--Multifamily Properties Have
Special Risks" in this free writing prospectus.

     The applicable Master Servicer, with respect to non-Specially Serviced
Mortgage Loans, and the Special Servicer, with respect to Specially Serviced
Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-sale" clause

                                     S-116

(1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b)
to waive its right to exercise such rights; provided, however, that, with respect to such waiver of rights, (i) with respect to all non-Specially
Serviced Mortgage Loans, the applicable Master Servicer has obtained the prior written consent (or deemed consent) of the Special Servicer, (ii) with respect to all Specially Serviced Mortgage Loans, and all non-Specially Serviced
Mortgage Loans having a Stated Principal Balance greater than or equal to
$2,500,000, the Special Servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder and (iii) with respect to any mortgage loan (x) with a Stated Principal Balance greater than or equal to
$20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding or (z) that is one of the ten largest mortgage loans (by Stated Principal
Balance) outstanding, confirmation from each Rating Agency is obtained that such waiver or consent would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding
Certificates.

     With respect to a mortgage loan with a "due-on-encumbrance" clause, the applicable Master Servicer, with respect to non-Specially Serviced Mortgage
Loans, and the Special Servicer, with respect to Specially Serviced Mortgage
Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-encumbrance" clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided that, with respect to such waiver of rights, (i) if the mortgage loan is a non-Specially Serviced
Mortgage Loan, the applicable Master Servicer has made a recommendation and obtained the consent (or deemed consent) of the Special Servicer and (ii) the applicable Master Servicer or the Special Servicer, as the case may be, has obtained from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any Class of outstanding Certificates if such mortgage loan (1) has an outstanding principal balance (together with any cross-collateralized mortgage loan) that is greater than or equal to 2% of the aggregate Stated
Principal Balance of the mortgage loans or (2) has an LTV Ratio greater than
85% (including any proposed debt) or (3) has a DSCR less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) or
(4) is one of the ten largest mortgage loans (by Stated Principal Balance) or
(5) has a principal balance over $20,000,000. Any confirmation required will be at the related borrower's expense, to the extent permitted by the related mortgage loan documents; provided that, to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the applicable Master Servicer or the Special Servicer is required to use reasonable efforts to have the related borrower bear such costs and expenses.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage
Loans--Due-on-Sale and Due-on-Encumbrance" and "--Subordinate Financing" in the
Prospectus.

     Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of
(a) the outstanding principal balance of the related mortgage loan and (b) 100%
of the replacement cost of the improvements located on the related Mortgaged
Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts

                                     S-117

as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.
However, in the case of the Four Seasons Miami loan (identified as Loan No. 32 on Annex A-1 to this free writing prospectus), representing approximately 1.4%
of the Initial Pool Balance (representing approximately 1.6% of the Initial
Loan Group 1 Balance), the related Mortgaged Property is part of a mixed use complex that is covered by windstorm insurance that is allocable to the
Mortgaged Property as well as to the portion of the complex not securing that mortgage loan. The sponsor of this mortgage loan has agreed to indemnify the lender for losses to the extent the damage is in excess of such coverage which is allocated to the related Mortgaged Property. Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged Properties located in
California) do not require earthquake insurance. The Mortgaged Properties securing 20 mortgage loans representing approximately 9.5% of the Initial Pool
Balance (approximately 9.8% of the Initial Loan Group 1 Balance and approximately 7.3% of the Initial Loan 2 Balance), are located in areas that are considered a high earthquake risk areas (seismic zones 3 or 4). These areas include all or parts of the States of Alaska, California, Oregon and
Washington. Except with respect to 2 mortgage loans (identified as Loans No.
192 and 194 on Annex A-1 to this free writing prospectus), representing approximately 0.1% of the Initial Pool Balance (approximately 0.5% of the
Initial Loan Group 2 Balance), no Mortgaged Property has a probable maximum loss ("PML") in excess of 20%.

     Generally, such environmental insurance policy obtained in lieu of a Phase
I environmental site assessment is a blanket policy covering the mortgage loan seller's mortgage loans for which such assessments were not obtained which insures the trust fund against losses, with a per incident limit set at 125% of the outstanding balance of the mortgage loan and an aggregate limit equal to a percentage of the aggregate outstanding principal balance of the mortgage loans covered by the policy, resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related
Mortgaged Property during the applicable policy period, which continues for a period at least equal to the lesser of (a) five years beyond the maturity date of the related mortgage loan and (b) twenty years beyond the date of origination of the related mortgage loan, provided no foreclosure has occurred.
Subject to certain conditions and exclusions, such insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to the amount of the then outstanding loan balance and certain unpaid interest, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the
Mortgaged Property has taken place (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the
Mortgaged Property; and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     See "Risk Factors--Property Insurance May Not Be Sufficient" in this free writing prospectus for information regarding insurance coverage for acts of terrorism.

                                     S-118

ADDITIONAL MORTGAGE LOAN INFORMATION

     The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this free writing prospectus of the mortgage loans and the Mortgaged
Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1)
all scheduled principal and/or interest payments due on or before the Cut-off
Date will be made and (2) there will be no principal prepayments on or before the Cut-off Date.

     Prior to the issuance of the Certificates, one or more mortgage loans
(including mortgage loans specifically described in this free writing prospectus) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the
Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this free writing prospectus. The Depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this free writing prospectus may vary.

     With respect to mortgage loans secured by more than one Mortgaged
Property, the information presented in this free writing prospectus with respect to UW DSCR and LTV Ratios, as applicable, is the UW DSCR or LTV Ratio of the mortgage loan in the aggregate.

     For purposes of the statistical information in this free writing prospectus, unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, LTV Ratios and UW DSCRs, with respect to each AB Mortgage Loan and the Houston Galleria Loan is calculated without regard to the related Subordinate Companion Loans; provided however, the loan amount and debt service payment used in this free writing prospectus for purposes of calculating the loan-to-value ratios and debt service coverage ratios of the Houston Galleria Loan is the aggregate principal balance and aggregate debt service of the Houston Galleria Loan and the Houston
Galleria Pari Passu Companion Loan.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the
Securities and Exchange Commission. If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1.

     The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for
any mortgage loan for any period, as presented in this free writing prospectus, including the tables presented on Annex A-1 and Annex A-2 attached to this free writing prospectus, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. The Underwritten Cash Flow Debt Service Coverage Ratio for all
partial interest-only loans were calculated based on the first principal and interest payment made into the trust fund during the term of the loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the Underwritten Cash Flow Debt Service Coverage Ratio is the
ratio of the Underwritten Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in such cross-collateralized group. "Underwritten
Cash Flow" or "UW NCF" means the Underwritten NOI for the related Mortgaged
Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average

                                     S-119

annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

     "Underwritten NOI" or "UW NOI" means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property ("Effective Gross Income") is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry fees and other income items are included only if supported by a trend and/or are likely to be recurring. Operating expenses generally reflect the related Mortgaged
Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, "Net Operating
Income" or "NOI," for a Mortgaged Property equals the operating revenues
(consisting principally of rental and related revenue) for that Mortgaged
Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for such Mortgaged
Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

     The amounts representing Net Operating Income, Underwritten NOI and
Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the
Mortgaged Properties, nor are the Net Operating Income, Underwritten NOI and
Underwritten Cash Flow set forth in this free writing prospectus intended to represent such future cash flow.

     The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this free writing prospectus, including the tables presented on
Annex A-1 and Annex A-2 were derived principally from operating statements obtained from the respective borrowers (the "Operating Statements"). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases and the appraisers' projected expense levels. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating
Statements and rent rolls, in some instances, adjustments were made to such
Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for residential cooperative Mortgaged Properties is based on projected Net
Operating Income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves. In the case of 11 mortgage loans
(identified as Loan Nos. 4, 35, 36, 41, 48, 50, 51, 68, 82, 96 and 100 on Annex
A-1 to this free writing prospectus), representing approximately 10.2% of the
Initial Pool Balance (9 mortgage loans representing approximately 10.4% of the
Initial Loan Group 1 Balance and 2 mortgage loans representing approximately
9.4% of the Initial Loan Group 2 Balance), the DSCR (and the underlying UW NOI and UW NCF) was calculated taking into account various assumptions regarding the financial performance of the related Mortgaged Property on an as-stabilized basis, that are consistent with the respective performance-related criteria required to obtain the release of a cash escrow

                                     S-120

or a letter of credit. See Annex A-1 for more information regarding the determination of debt service coverage ratios with respect to these mortgage loans.

     The tables presented in Annex A-2 that are entitled "Cut-off Date LTV
Ratios" and "Maturity Date LTV Ratios" set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates or
Anticipated Repayment Dates of the mortgage loans. An "LTV Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. In the case of 9 of the mortgage loans
(identified as Loan Nos. 35, 41, 48, 50, 51, 74, 81, 109 and 130 on Annex A-1
to this free writing prospectus), representing approximately 4.9% of the
Initial Pool Balance (7 mortgage loans representing approximately 4.4% of the
Initial Loan Group 1 Balance and 2 mortgage loans representing approximately
8.9% of the Initial Loan Group 2 Balance), the stabilized appraised values were used as defined in the related appraisals. However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the
LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio of a mortgage loan as of its stated
maturity date or Anticipated Repayment Date, as the case may be, set forth in
Annex A-2 was calculated based on the principal balance of the related mortgage loan on the stated maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or Anticipated Repayment Date, as the case may be
(not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of the related origination date, the information set forth in this free writing prospectus, in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV
Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

     The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this free writing prospectus. Certain additional information regarding the mortgage loans is set forth in this free writing prospectus below under "--Underwriting Guidelines and Processes" and in the Prospectus under "Description of the Trust Funds--Mortgage Loans" and
"Certain Legal Aspects of Mortgage Loans".

THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are JPMorgan Chase Bank, N.A., Nomura Credit &
Capital, Inc., Eurohypo AG, New York Branch, PNC Bank, National Association,
IXIS Real Estate Capital Inc. and AIG Mortgage Capital, LLC. JPMorgan Chase
Bank, N.A. is the Initial Swap Counterparty and an affiliate of both the
Depositor and of J.P. Morgan Securities Inc., one of the Underwriters. Nomura
Credit & Capital, Inc. is an affiliate of Nomura Securities International,
Inc., one of the Underwriters. PNC Bank, National Association is an affiliate of PNC Capital Markets LLC, one of the Underwriters and of Midland Loan
Services Inc., which is the Special Servicer and one of the Master Servicers.
IXIS Real Estate Capital Inc. is an affiliate of IXIS Securities North America
Inc., one of the Underwriters.

JPMORGAN CHASE BANK, N.A.

     JPMorgan Chase Bank, National Association ("JPMCB") is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation. JPMCB is a commercial bank offering a wide

                                     S-121

range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency, a bureau of the United States Department of the Treasury. It is a member of the Federal
Reserve System and its deposits are insured by the Federal Deposit Insurance
Corporation.

     Effective July 1, 2004, Bank One Corporation merged with and into JPMorgan
Chase & Co., the surviving corporation in the merger, pursuant to the Agreement and Plan of Merger dated as of January 14, 2004.

     Prior to November 13, 2004, JPMCB was in the legal form of a banking corporation organized under the laws of the State of New York and was named
JPMorgan Chase Bank. On that date, it became a national banking association and its name was changed to JPMorgan Chase Bank, National Association (the
"Conversion"). Immediately after the Conversion, Bank One, N.A. (Chicago) and
Bank One, N.A. (Columbus) merged into JPMCB.

     JPMCB is also the Swap Counterparty, an affiliate of J.P. Morgan Chase
Commercial Mortgage Securities Corp., which is the Depositor, and an affiliate of J.P. Morgan Securities Inc., which is an Underwriter.

EUROHYPO AG, NEW YORK BRANCH

     Eurohypo AG, New York Branch ("Eurohypo") is the New York branch of a
German banking corporation and focuses on real estate and public finance banking. As of June 30, 2005, Eurohypo had total assets of approximately 239 billion EUR (U.S. $289 billion) of which approximately 94 billion EUR (U.S.
$114 billion) are real estate loans. Eurohypo has three offices in the United
States located in New York, Chicago and Los Angeles with over 80 professionals concentrating on real estate investment banking. Eurohypo originates its loans in the United States through its New York branch.

NOMURA CREDIT & CAPITAL, INC.

     Nomura Credit & Capital, Inc. ("NCCI") is a Delaware corporation whose principal offices are located in New York, New York. NCCI is a subsidiary of
Nomura Holding America Inc., and an indirect subsidiary of Nomura Holdings,
Inc., one of the largest global investment banking and securities firms, with a market capitalization of approximately $33 billion. NCCI is a HUD approved mortgagee primarily engaged in the business of originating and acquiring mortgage loans and other assets. NCCI is an affiliate of Nomura Securities
International, Inc., which is an Underwriter.

PNC BANK, NATIONAL ASSOCIATION

     PNC Bank, National Association ("PNC") is a national banking association with its principal office in Pittsburgh, Pennsylvania. PNC's business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the
Comptroller of the Currency. PNC is a wholly-owned indirect subsidiary of The
PNC Financial Services Group, Inc., a Pennsylvania corporation ("PNC
Financial"), and is PNC Financial's principal bank subsidiary. PNC Financial and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. As of December 31,
2004, PNC had total consolidated assets representing approximately 92.58% of
PNC Financial's consolidated assets. PNC is an affiliate of Midland Loan
Services, Inc., which is the Special Servicer and one of the Master Servicers,
and of PNC Capital Markets LLC, which is an Underwriter.

IXIS REAL ESTATE CAPITAL INC.

     IXIS Real Estate Capital Inc. ("IXIS") is a New York corporation whose principal offices are located in New York, New York. IXIS Real Estate Capital
Inc., formerly known as CDC Mortgage Capital Inc., is a New York corporation that primarily engages in originating, lending against,

                                     S-122

purchasing and securitizing commercial and residential mortgage loans. IXIS
Real Estate Capital Inc. is a wholly-owned subsidiary of IXIS Capital Markets
North America Inc., which is more than a 95% owned subsidiary of IXIS Corporate
& Investment Bank ("IXIS CIB"), a fully licensed bank under French laws.

AIG MORTGAGE CAPITAL, LLC

     AIG Mortgage Capital, LLC ("AIGMC") is a Delaware limited liability company. American International Group, Inc., a Delaware corporation ("AIG") is the ultimate parent of AIGMC. AIG is also the ultimate parent of AIG Global
Investment Corp., a New Jersey corporation ("AIGGIC") which acts as investment advisor to AIGMC in connection with, among other things, AIGMC's mortgage loan investments. AIGGIC originates commercial mortgage loans through offices in Los
Angeles, New York and Houston. AIG is the world's leading international insurance and financial services organization, with operations in more than 130 countries and jurisdictions. The mortgage loans originated by AIGMC will be transferred to the Depositor from either AIGMC and SOME I, LLC (an affiliate of
AIGMC). AIGMC underwrote and originated each of the AIGMC mortgage loans, will make the representations and warranties with respect to all of the AIGMC mortgage loans and will be the sole responsible party for any breach of such representations and warranties. For the purposes of this free writing prospectus, AIGMC is described as the Mortgage Loan Seller with respect to the mortgage loans sold to the Depositor by AIGMC and SOME I, LLC.

     The information set forth in this free writing prospectus concerning the
Mortgage Loan Sellers and their underwriting standards has been provided by the
Mortgage Loan Sellers.

UNDERWRITING GUIDELINES AND PROCESSES

     Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that its guidelines are generally consistent with those described below. All of the mortgage loans were generally underwritten in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified by a Mortgage Loan Seller at origination where it was determined not to adversely affect the related mortgage loan in any material respect.

     Property Analysis. The related Mortgage Loan Seller generally performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     Cash Flow Analysis. The related Mortgage Loan Seller reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in
this free writing prospectus.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the related Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform,
Recovery, and Enforcement Act of 1989 ("FIRREA"). The appraisal is generally based on the highest and best use of the Mortgaged Property and must include an estimate of the then current market value of the property in its then current condition although in certain cases, a Mortgage Loan Seller may also obtain a value on a stabilized basis.

                                     S-123

The related Mortgage Loan Seller then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

     Evaluation of Borrower. The Mortgage Loan Seller evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. Prior to origination, the related Mortgage
Loan Seller either (i) obtains or updates an environmental site assessment
("ESA") for a Mortgaged Property prepared by a qualified environmental firm or
(ii) obtains an environmental insurance policy for a Mortgaged Property. If an
ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the
ESA identifies such violations, which would require cleanup, remedial action or other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the related Mortgage Loan Seller either (i)
determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii)
requires the borrower to do one of the following: (A) carry out satisfactory remediation activities prior to the origination of the mortgage loan, (B)
establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time,
(D) obtain an environmental insurance policy for the Mortgaged Property, (E)
provide or obtain an indemnity agreement or a guaranty with respect to such condition, or (F) receive appropriate assurances that significant remediation activities or other significant response is not necessary or required.

     Certain of the mortgage loans may also have lender's or other environmental policies. See "--Certain Terms and Conditions of the Mortgage
Loans--Hazard, Liability and Other Insurance" above.

     Physical Assessment Report. Prior to origination, the related Mortgage
Loan Seller obtains a physical assessment report ("PAR") for each Mortgaged
Property prepared by a qualified structural engineering firm. The related
Mortgage Loan Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan
Seller generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. The borrower is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each
Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be

                                     S-124

written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged
Property, where a survey has been required.

     Property Insurance. The borrower is required to provide, and the related
Mortgage Loan Seller reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2)
a fire and extended perils insurance policy providing "special" form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related
Mortgage Loan Seller may require based on the specific characteristics of the
Mortgaged Property.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (including the Houston
Galleria Trust Subordinate Companion Loan) (subject to certain exceptions specified in the related Purchase Agreement) sold by that Mortgage Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

         (a) the mortgage loan is not delinquent 30 days or more in payment of principal and interest (without giving effect to any applicable grace period) as of the Cut-off Date and has not been 30 or more days past due, without giving effect to any applicable grace period;

         (b) the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

         (c) the Mortgage, together with any separate security agreement, UCC
      Financing Statement or similar agreement, if any, establishes a first priority security interest in favor of the Mortgage Loan Seller, in all the related borrower's personal property used in, and reasonably necessary to the operation of, the Mortgaged Property, and to the extent a security interest may be created therein and perfected by the filing of a UCC
      Financing Statement, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

         (d) there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

         (e) to the Mortgage Loan Seller's actual knowledge, there are no mechanics' or other similar liens affecting the Mortgaged Property that are or may be prior or equal to the lien of the Mortgage, except those bonded, escrowed for or insured against pursuant to the applicable title insurance policy and except for permitted encumbrances;

         (f) the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property subject to certain permitted encumbrances;

         (g) the Mortgaged Property is covered by a title insurance policy (or binding commitment therefor) insuring the Mortgage is a valid first lien, subject only to certain permitted encumbrances; no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

         (h) at the time of the assignment of the mortgage loan to the
      Depositor, the Mortgage Loan Seller had good title to and was the sole owner of the mortgage loan free and clear of any pledge, lien or encumbrance (other than the rights to servicing and related

                                     S-125

   compensation as provided in the Pooling and Servicing Agreement and certain related agreements) and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien or encumbrance (other than the rights to servicing and related compensation as provided in the Pooling and Servicing Agreement and certain related agreements);

         (i) the related assignment of mortgage and related assignment of the assignment of leases and rents are legal, valid and binding;

         (j) the Mortgage Loan Seller's endorsement of the related Mortgage Note constitutes the legal and binding assignment of the Mortgage Note, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles, and together with an assignment of mortgage and an assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

         (k) each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby;

         (l) the terms of the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

         (m) the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

         (n) except with respect to the enforceability of provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges and other creditors'
      rights limitations on enforceability, none of the mortgage loan documents is subject to any right of rescission, set-off, valid counterclaim or defense;

         (o) the terms of each mortgage loan document complied in all material respects with all applicable local, state or federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

         (p) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, the related Mortgaged Property was, and to the Mortgage Loan
      Seller's actual knowledge, as of the Closing Date, the related Mortgaged
      Property is, in all material respects, in compliance with, and used and occupied in accordance with, all restrictive covenants of record applicable to the Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the
      Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with applicable zoning laws is insured by an ALTA lender's title insurance policy (or binding commitment therefor), or the equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or (b)
      the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the mortgage loan or the rights of a holder of a related mortgage loan;

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         (q) to (i) the Mortgage Loan Seller's knowledge, in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established to cover the estimated costs of repairs and
      (ii) the Mortgage Loan Seller's actual knowledge, no condemnation proceedings are pending;

         (r) as of the date of origination of the mortgage loan and as of the
      Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

         (s) all escrow amounts required to be deposited by the borrower at origination have been deposited; and

         (t) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, there were and to the Mortgage Loan
      Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower or the current use of the Mortgaged
      Property to generate net cash flow sufficient to pay principal, interest and other amounts due under the mortgage loan.

     If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan (or the
Houston Galleria Trust Subordinate Companion Loan), the value of the related
Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following its receipt of that notice or, in the case of a breach or a defect that would cause the mortgage loan not to be a
"qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, if earlier, its discovery of the breach or defect (the "Initial Resolution
Period"), then the respective Mortgage Loan Seller will be obligated, pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan (the Houston Galleria Trust Subordinate Companion
Loan) or the related REO Loan within the Initial Resolution Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase,
(2) all accrued and unpaid interest on the mortgage loan (or the related REO
Loan) at the related Mortgage Rate, in effect from time to time (excluding any portion of such interest that represents default interest or additional interest on an ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, to the extent not otherwise included in clause (3) above, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable Master Servicer, the Special Servicer, the
Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses, and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan or (b) (other than with respect to the Houston Galleria
Trust Subordinate Companion Loan) within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; provided that the applicable Mortgage Loan Seller generally has an additional 90-day period immediately following the expiration of the Initial
Resolution Period to cure the breach or default (or if it cannot cure, to repurchase or substitute as described above) if it is diligently proceeding toward

                                     S-127

that cure, and has delivered to each Rating Agency, the applicable Master
Servicer, the Special Servicer, the Trustee and the Directing Certificateholder
an officer's certificate that describes the reasons that a cure was not effected within the Initial Resolution Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller's receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. In no event shall the applicable
Mortgage Loan Seller be permitted to substitute another mortgage loan for the
Houston Galleria Trust Subordinate Companion Loan. Any breach of a representation or warranty with respect to a mortgage loan that is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under
"--Repurchase or Substitution of Cross-Collateralized Mortgage Loans" below.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage
Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan; (e)
have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a "value" for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute ("MAI"); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders)
in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan as of the Closing Date, and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted mortgage loan; (j) constitute a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel
(provided at the applicable Mortgage Loan Seller's expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m)
not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by such Rating Agency to any class of Certificates then rated by such Rating Agency, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the Directing Certificateholder; (o) prohibit Defeasance within two years of the Closing Date; (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either the
Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on either
REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file, and (r) become a part of the same Loan Group as the deleted mortgage loan. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) of the preceding sentence are required to be determined on the basis of aggregate principal balances and (y)
each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except the rates described in clause (b) above and the remaining term to stated
maturity referred to in clause (e) above are required to be

                                     S-128

determined on a weighted average basis, provided that no individual Mortgage
Rate (net of the Servicing Fee and the Trustee Fee) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC
Rate) of any class of Certificates having a principal balance then outstanding.
When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the
Pooling and Servicing Agreement for any uncured breach of any Mortgage Loan
Seller's representations and warranties regarding the mortgage loans or any uncured document defect; provided, however, if any breach pertains to a representation or warranty that the related mortgage loan documents or any particular mortgage loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such mortgage loan document(s), then the applicable Mortgage Loan Seller will cure such breach within the applicable cure period (as the same may be extended) by reimbursing the trust fund the reasonable amount of any such costs and expenses incurred by the applicable Master Servicer, the Special Servicer, the Trustee
or the trust fund that are the basis of such breach and have not been reimbursed by the related borrower; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable Mortgage Loan Seller shall have the option to either repurchase or substitute for the related mortgage loan as provided above or pay such costs and expenses. The applicable
Mortgage Loan Seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable Mortgage Loan Seller will be deemed to have cured the breach in all respects. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that
Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master
Servicers, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the Underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan
Seller's representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the
Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by a Mortgage Loan
Seller regarding the mortgage loan will not be correct in all material respects when made. See "Description of the Pooling Agreements--
Representations and Warranties; Repurchases" in the Prospectus.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a "Crossed Loan"), such document omission or defect or breach of a representation or warranty will be deemed to affect all such
Crossed Loans. In such event, the applicable Mortgage Loan Seller will be required to (1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially and adversely affected by such document defect or omission or breach of a representation or warranty or (2) if the Crossed
Loans meet the criteria listed below, repurchase or substitute for only the affected mortgage loan in the manner described above in "--Representations and
Warranties; Repurchases and Substitutions". The Mortgage Loan Seller may (in
its discretion) repurchase or substitute for only the affected mortgage loan if
(i) the weighted average debt service coverage ratio for all the remaining
Crossed Loans, excluding the affected Crossed Loan, for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (x) the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan for the four most recent reported calendar quarters preceding the repurchase or substitution and (y) 1.25x, and (ii) the weighted

                                     S-129

average loan-to-value ratio for all of the remaining Crossed Loans, excluding the affected Crossed Loan, based upon the appraised values of the related
Mortgaged Properties as of the Cut-off Date, is not greater than the lesser of
(x) the weighted average loan-to-value ratio for all such related Crossed
Loans, including the affected Crossed Loan as of the Cut-off Date and (y) 75%.
Notwithstanding the foregoing, the related Mortgage Loan Seller may, at its option, repurchase or substitute for all of such Crossed Loans as to which the document omission or defect or breach has occurred (or has been deemed to occur).

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in clause (2) of the immediately preceding paragraph while the Trustee continues to hold any related
Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including with respect to the Trustee, the
Primary Collateral securing mortgage loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Purchase Agreement to forbear from exercising such remedies until the mortgage loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. "Primary Collateral" means the Mortgaged
Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such loan.

LOCKBOX ACCOUNTS

     With respect to 107 mortgage loans (the "Lockbox Loans"), representing approximately 79.9% of the Initial Pool Balance (90 mortgage loans in Loan
Group 1, representing approximately 83.8% of the Initial Loan Group 1 Balance and 17 mortgage loans in Loan Group 2, representing approximately 48.2% of the
Initial Loan Group 2 Balance), one or more accounts (collectively, the "Lockbox
Accounts") have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 32 Lockbox Loans, representing approximately 32.6% of the Initial Pool Balance (31 mortgage loans in Loan Group 1, representing approximately 36.2% of the Initial Loan Group 1
Balance and 1 mortgage loan in Loan Group 2, representing approximately 2.5% of the Initial Loan Group 2 Balance) the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain Lockbox
Loans, all debt service and required reserve account deposits have been made.
Pursuant to the terms of 31 Lockbox Loans, representing approximately 25.6% of the Initial Pool Balance (28 mortgage loans representing approximately 27.9% of the Initial Loan Group 1 Balance and 3 mortgage loans representing approximately 6.9% of the Initial Loan Group 2 Balance), a cash management account was required to be established for such mortgage loans on or about the origination date of such mortgage loans into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 19 Lockbox Loans, representing approximately 7.6% of the Initial Loan Pool Balance (10 mortgage loans in Loan Group 1, representing approximately 4.6% of the Initial Group 1
Balance and 9 mortgage loan in Loan Group 2, representing 32.2% of the Initial
Loan Group 2 Balance), the borrower is required to deposit rents or other revenues into the related Lockbox Accounts. Pursuant to the terms of 25 Lockbox
Loans, representing approximately 14.1% of the Initial Pool Balance (21 mortgage loans representing approximately 15.1% of the Initial Loan Group 1
Balance and 4 mortgage loans representing approximately 6.5% of the Initial
Loan Group 2 Balance), the related mortgage loan

                                     S-130

documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents, (ii) the date 3 months prior to the Anticipated
Repayment Date or (iii) the related Anticipated Repayment Date). Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect to the related
Lockbox Account. The Lockbox Accounts will not be assets of either REMIC.

                                     S-131

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement among the Depositor, the Master Servicers, the Special Servicer and
the Trustee (the "Pooling and Servicing Agreement" ) and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and the Houston Galleria Trust Subordinate Companion
Loan and all payments under and proceeds of the mortgage loans and the Houston
Galleria Trust Subordinate Companion Loan received after the Cut-off Date
(exclusive of payments of principal and/or interest due on or before the
Cut-off Date and interest relating to periods prior to, but due after, the
Cut-off Date); (2) any REO Property but, in the case of any mortgage loan with a split loan structure, only to the extent of the trust fund's interest therein; (3) those funds or assets as from time to time are deposited in the
Certificate Account, the Distribution Accounts, the Interest Reserve Account,
the Floating Rate Account, the Excess Interest Distribution Account, the Gain
on Sale Reserve Account or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans;
(5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans it sold to the Depositor; and (6) certain rights under the Swap Contract with respect to the Class A-MFL Certificates.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series
2005-LDP5 (the "Certificates") will consist of the following classes (each, a
"Class"): the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class
A-1A Certificates (collectively, the "Class A Certificates"), the Class X-1 and
Class X-2 Certificates (collectively, the "Class X Certificates"), and the
Class A-M, Class A-MFL, Class A-J, Class B, Class C, Class D, Class E, Class F,
Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class
P, Class Q, Class NR, Class HG-1, Class HG-2, Class HG-3, Class HG-4, Class
HG-5, Class S, Class R and Class LR Certificates. The Class A Certificates and
the Class X Certificates are referred to collectively in this free writing prospectus as the "Senior Certificates." The Class A-M, Class A-MFL, Class A-J,
Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class
K, Class L, Class M, Class N, Class O, Class P, Class Q and Class NR
Certificates are referred to collectively in this free writing prospectus as the "Subordinate Certificates." The Class A-M, Class A-MFL, Class A-J, Class B,
Class C, Class D, Class E and Class F Certificates are referred to in this free writing prospectus as the "Subordinate Offered Certificates." The Class R and
Class LR Certificates are referred to collectively in this free writing prospectus as the "Residual Certificates." The Class HG-1, Class HG-2, Class
HG-3, Class HG-4 and Class HG-5 Certificates are referred to collectively in this free writing prospectus as the "Class HG Certificates". The Class HG
Certificates will be entitled to receive distributions only from amounts collected or advanced in respect of the Houston Galleria Trust Subordinate
Companion Loan in accordance with the Pooling and Servicing Agreement and the
Houston Galleria Intercreditor Agreement. The Certificates, other than the
Class HG Certificates, are referred to in this free writing prospectus as the
"Pooled Certificates".

     Only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class
A-1A, Class X-2, Class A-M, Class A-MFL, Class A-J, Class B, Class C, Class D,
Class E and Class F Certificates are offered hereby (collectively, the "Offered
Certificates"). The Class X-1, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class O, Class P, Class Q, Class NR, Class HG-1, Class HG-2,
Class HG-3, Class HG-4, Class HG-5, Class S, Class R and Class LR Certificates
(collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933, as amended, and are not offered hereby.

     On the Closing Date, the "Class A-MFL Regular Interest" will also be issued by the trust as an uncertificated regular interest in one of the REMICs.
The Class A-MFL Regular Interest is not offered hereby. The Depositor will transfer the Class A-MFL Regular Interest to the trust in exchange for the
Class A-MFL Certificates. The Class A-MFL Certificates are offered hereby. The

                                     S-132

Class A-MFL Certificates will represent all of the beneficial ownership interest in the portion of the trust that consists of the Class A-MFL Regular
Interest, the Floating Rate Account and the Swap Contract.

     The "Certificate Balance" of any Class of Certificates (other than the
Class S Certificates, Class X Certificates and Residual Certificates) and the
Class A-MFL Regular Interest (and correspondingly, the Class A-MFL
Certificates) outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans (or, in the case of the Class HG
Certificates, the Houston Galleria Trust Subordinate Companion Loan) and the
other assets in the trust fund. On each Distribution Date, the Certificate
Balance of each Class of Certificates (other than the Class S Certificates,
Class X Certificates and Residual Certificates) and the Class A-MFL Regular
Interest (and correspondingly, the Class A-MFL Certificates) will be reduced by any distributions of principal actually made on, and any Collateral Support
Deficit actually allocated to, that Class of Certificates (other than the Class
S Certificates, Class X Certificates and Residual Certificates) and the Class
A-MFL Regular Interest (and correspondingly, the Class A-MFL Certificates) on that Distribution Date. The Certificate Balance of the Class A-MFL Certificates
will be reduced on each Distribution Date in an amount corresponding to any such reduction in the Certificate Balance of the Class A-MFL Regular Interest.
The initial Certificate Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this free writing prospectus. The initial Certificate Balance of the Class A-MFL Regular Interest
will be equal to the initial Certificate Balance of the Class A-MFL
Certificates, which is expected to be the balance set forth on the cover of this free writing prospectus. The Class S Certificates, the Class X-1
Certificates, the Class X-2 Certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will not have Certificate Balances, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a
"Notional Amount"). The Notional Amount of the Class X-1 Certificates will equal the aggregate of the Certificate Balances of each Class of Certificates
(other than the Class A-MFL, Class X-1, Class X-2, Class HG, Class S, Class R
and Class LR Certificates) (the "Principal Balance Certificates") and the Class
A-MFL Regular Interest outstanding from time-to-time. The initial Notional
Amount of the Class X-1 Certificates will be approximately $4,196,426,779.

     The Notional Amount of the Class X-2 Certificates from time to time will equal the sum of the components of the Class X-2 Certificates (each, a "Class
X-2 Component"). Each of the Class X-2 Components will relate to a particular
Class of Principal Balance Certificates or Class A-MFL Regular Interest and, at
any time during any of the periods specified on Annex E to this free writing prospectus, will equal the lesser of (a) the specific amount identified in the table on Annex E to this free writing prospectus with respect to the related
Class of Principal Balance Certificates or Class A-MFL Regular Interest for
that period and (b) the then Certificate Balance of the related Class of
Principal Balance Certificates or Class A-MFL Regular Interest. Notwithstanding
anything to the contrary in this free writing prospectus, the Notional Amount of the Class X-2 Certificates will be $0 following the Distribution Date in
December 2012.

     The initial Notional Amount of the Class X-2 Certificates will be approximately $4,112,135,000.

     The Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class
O, Class P, Class Q and Class NR Certificates will have an aggregate initial
Certificate Balance of approximately $325,223,779. The Class HG Certificates will have an aggregate initial Certificate Balance of approximately
$131,000,000.

     The Class S Certificates will not have a Certificate Balance and will be entitled to receive only Excess Interest received on the ARD Loans.

     The Offered Certificates (other than the Class X-2 Certificates) will be maintained and transferred in book-entry form and issued in denominations of
$10,000 initial Certificate Balance,

                                     S-133

and integral multiples of $1 in excess of that amount. The Class X-2
Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amount of not less than
$1,000,000, and in integral multiples of $1 in excess thereof. The "Percentage
Interest" evidenced by any Certificate (other than the Residual Certificates)
is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to which it belongs.

     The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered
Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that Class, except as set forth under
"--Book-Entry Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the
Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations
(together with Clearstream Banking, societe anonyme ("Clearstream") and
Euroclear Bank, as operator of the Euroclear System ("Euroclear"), participating organizations (the "Participants")), and all references in this free writing prospectus to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered
Certificates, for distribution to Certificate Owners through DTC and its
Participants in accordance with DTC procedures. See "Description of the
Certificates-- Book-Entry Registration and Definitive Certificates" in the
Prospectus.

     Until definitive certificates are issued, interests in any Class of
Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are
Participants in that system, or indirectly through organizations that are
Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear
Participants, respectively, through customers' securities accounts in
Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New
York Banking Law, a "banking organization" within the meaning of the New York
Banking Law, a member of the Federal Reserve System, a "clearing corporation"
within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of
1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between
Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct
Participants"). Indirect access to the DTC system also is available to others
(such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly ("Indirect Participants"). Transfers between DTC Participants will occur in accordance with DTC rules.

     Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the

                                     S-134

counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC
Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear
Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a
Euroclear Participant to a DTC Participant will be received with value on the
DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect
Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trustee through
DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners
may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to
Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under "--Reports to Certificateholders; Certain Available
Information" below, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master Servicers as holders of record of
Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of
Certificateholders only indirectly through DTC and its Direct and Indirect
Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates.
Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the
Offered Certificates, the Rules provide a mechanism by which Certificate
Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered
Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of
Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the
Certificates, may be limited due to the lack of a physical certificate for the
Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicers, the Underwriters, the Special
Servicer or the Trustee will have any liability for any actions taken by DTC,
Euroclear or Clearstream, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions

                                     S-135

for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this free writing prospectus concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to
Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
Prospectus.

     Upon the occurrence of an event described in the Prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry
Registration and Definitive Certificates," the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates.
Upon surrender by DTC of the global certificates representing the Offered
Certificates and upon receipt of instructions from DTC for re-registration, the
Trustee will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Special
Servicer and the Master Servicers will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing
Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the Prospectus.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Trustee, to the extent of available funds, on the 15th day of each month or, if the 15th day is not a business day, then on the next succeeding business day, commencing in January 2006 (each, a "Distribution
Date"). The "Determination Date" for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the
Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the
"Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the
Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of
Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

     The amount allocated to the Class A-MFL Regular Interest on the business day prior to each Distribution Date will be deposited into the Floating Rate
Account on such date, less the portion of such amount, if any, due to the Swap
Counterparty under the Swap Contract with respect to such Distribution Date. In addition, amounts payable to the trust by the Swap Counterparty under the Swap
Contract with respect to the Distribution Date will be deposited into the
Floating Rate Account. See "Description of the Swap Contract" in this free writing prospectus.

     Each Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (each or collectively, as applicable, the "Certificate Account")

                                     S-136

as described in the Pooling and Servicing Agreement. Each Master Servicer is
required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans (for which it is acting as
Master Servicer) (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the "Insurance and
Condemnation Proceeds") and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds")), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing
Agreement. Notwithstanding the foregoing, the collections on the Houston
Galleria Loan and the AB Mortgage Loans will be limited to the portion of such amounts that are payable to the holder of the mortgage loan included in the trust fund pursuant to the related intercreditor agreement.

     The Trustee is required to establish and maintain accounts (the
"Upper-Tier Distribution Account", and the "Lower-Tier Distribution Account",
each of which may be sub-accounts of a single account (collectively, the
"Distribution Account")), in the name of the Trustee and for the benefit of the
Certificateholders. On each Distribution Date, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by each Master Servicer from the applicable
Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and
Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount and the Class HG Available Distribution
Amount, as applicable, to the Certificateholders (or in respect of the Class
A-MFL Regular Interest, as applicable) as described in this free writing prospectus. Each of the Certificate Accounts and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and
Servicing Agreement.

     The Trustee is required to establish and maintain an "Interest Reserve
Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the
Master Servicer Remittance Date occurring each February and on any Master
Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Trustee will be required to deposit amounts remitted by each Master Servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans (including the Houston Galleria Trust Subordinate Companion
Loan) that accrue interest on an Actual/360 Basis (collectively, the "Withheld
Loans"), in an amount equal to one day's interest at the Net Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date
in the month preceding the month in which the related Master Servicer
Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive
January (if applicable) and February, "Withheld Amounts"). On the Master
Servicer Remittance Date occurring each March (beginning in 2006), the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and
February, if any, and deposit that amount into the Lower-Tier Distribution
Account.

     The Trustee is required to establish and maintain an "Excess Interest
Distribution Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class S
Certificates. Prior to the applicable Distribution Date, each Master Servicer is required to remit to the Trustee for deposit into the Excess Interest
Distribution Account an amount equal to the Excess Interest received by that
Master Servicer prior to the related Determination Date.

     The Trustee is required to establish and maintain an account (the "Gain on
Sale Reserve Account"), which may be a sub-account of the Distribution Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged

                                     S-137

Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the Certificates, such gains will be held and applied to offset future Collateral Support Deficits, if any.

     The Trustee is required to establish and maintain a "Floating Rate
Account", which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class A-MFL Certificates.
Promptly upon receipt of any payment or other receipt in respect of the Class
A-MFL Regular Interest or the Swap Contract, the Trustee will deposit the same into the Floating Rate Account. See "Description of the Swap Contract" in this free writing prospectus.

     Each Master Servicer is authorized but not required to direct the investment of funds held in its respective Certificate Account in U.S.
government securities and other obligations that are acceptable to each of the
Rating Agencies ("Permitted Investments"). Each Master Servicer will be entitled to retain any interest or other income earned on such funds in the
Certificate Account maintained by it and each Master Servicer will be required to bear any losses resulting from the investment of such funds in the
Certificate Account maintained by it, as provided in the Pooling and Servicing
Agreement other than losses resulting from investments directed by or on behalf of a borrower or that result from the insolvency of any financial institution which was an eligible institution under the terms of the Pooling and Servicing
Agreement in the month in which the loss occurred and at the time the investment was made. Funds held in the Lower-Tier Distribution Account, the
Upper-Tier Distribution Account, the Interest Reserve Account, the Gain on Sale
Reserve Account and the Excess Interest Distribution Account will not be invested.

     The Available Distribution Amount. The aggregate amount available for distribution to Certificateholders (other than the holders of the Class A-MFL,
Class HG and Class S Certificates) and the Class A-MFL Regular Interest (and
thus to the holders of the Class A-MFL Certificates to the extent described in this free writing prospectus) on each Distribution Date (the "Available
Distribution Amount") will, in general, equal the sum of the following amounts
(exclusive of any amounts collected or advanced with respect to the Houston
Galleria Trust Subordinate Companion Loan pursuant to the Houston Galleria
Intercreditor Agreement) (without duplication):

     (x) the total amount of all cash received on the mortgage loans and any
REO Properties that is on deposit in the Certificate Account, the Lower-Tier
Distribution Account and, without duplication, the REO Account, as of the related Determination Date, exclusive of (without duplication):

         (1) all scheduled payments of principal and/or interest (the "Periodic
      Payments") and balloon payments collected but due on a due date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

         (2) all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation
      Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring after the related Determination Date, subsequent to the related due date);

         (3) all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

         (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

         (5) Excess Interest;

         (6) all Yield Maintenance Charges;

         (7) all amounts deposited in the Certificate Account, the Lower-Tier
      Distribution Account and, without duplication, the REO Account in error;
      and

                                     S-138

         (8) any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

     (y) all P&I Advances made by the applicable Master Servicer or the
Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the
Certificateholders). See "Description of the Pooling Agreements--Certificate
Account" in the Prospectus; and

     (z) with respect to the Distribution Date occurring in each March, the related Withheld Amounts (not including any Withheld Amounts in respect of the
Houston Galleria Trust Subordinate Companion Loan) required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing
Agreement.

     The Class HG Available Distribution Amount. The aggregate amount available for distribution to the holders of the Class HG Certificates on each
Distribution Date (the "Class HG Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

     (x) the total amount of all cash received on the Houston Galleria Trust
Subordinate Companion Loan and any related REO Property, or allocable share thereof, that is on deposit in the Certificate Account, the Lower-Tier
Distribution Account and, without duplication, the REO Account, as of the related Determination Date and payable to the holder of the Houston Galleria
Trust Subordinate Companion Loan in accordance with the terms of the Houston
Galleria Intercreditor Agreement, exclusive of (without duplication):

         (1) all Periodic Payments and balloon payments collected but due on a due date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

         (2) all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation
      Proceeds and other unscheduled recoveries received subsequent to the related Determination Date;

         (3) all amounts in the Certificate Account that are due or reimbursable to any person other than the holders of the Class HG Certificates;

         (4) with respect to any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the
      Certificate Account;

         (5) all Yield Maintenance Charges;

         (6) all amounts deposited in the Certificate Account, the Lower-Tier
      Distribution Account and, without duplication, the REO Account in error;
      and

         (7) any accrued interest on the Houston Galleria Trust Subordinate
      Companion Loan allocable to the default interest rate for the Houston
      Galleria Trust Subordinate Companion Loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the Houston
      Galleria Trust Subordinate Companion Loan;

     (y) all P&I Advances made by the applicable Master Servicer or the
Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the holders of the
Class HG Certificates). See "Description of the Pooling Agreements
--Certificate Account" in the Prospectus; and

     (z) with respect to the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier
Distribution Account pursuant to the Pooling and Servicing Agreement.

                                     S-139

     The Class A-MFL Available Funds. The aggregate amount available for distributions to the holders of the Class A-MFL Certificates on each
Distribution Date (the "Class A-MFL Available Funds") will equal the sum of (i)
the total amount of all principal and/or interest distributions on or in respect of the Class A-MFL Regular Interest with respect to such Distribution
Date and (ii) the amounts, if any, received from the Swap Counterparty pursuant to the Swap Contract for such Distribution Date, less (iii) all amounts required to be paid to the Swap Counterparty pursuant to the Swap Contract for such Distribution Date. See "Description of the Swap Contract" in this free writing prospectus.

     The "Due Period" for each Distribution Date and any mortgage loan
(including the Houston Galleria Trust Subordinate Companion Loan) will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs; provided, that the first Due
Period with respect to mortgage loans with their first due date in January 2006 or February 2006 will begin on the Cut-off Date of such mortgage loan.

     Notwithstanding the foregoing, in the event that the last day of a Due
Period (or applicable grace period) is not a business day, any Periodic
Payments received with respect to the mortgage loans (including the Houston
Galleria Trust Subordinate Companion Loan) relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

     Priority. On each Distribution Date, for so long as the Certificate
Balances or Notional Amounts of the Certificates or the Class A-MFL Regular
Interest have not been reduced to zero, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the
Available Distribution Amount, in the following order of priority:

     First, to pay interest, concurrently, (i) on the Class A-1, Class A-2,
Class A-3, Class A-4 and Class A-SB Certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest
Distribution Amount for those Classes; (ii) on the Class A-1A Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such Class; and (iii) on the Class
X-1 and Class X-2 Certificates, pro rata, from the Available Distribution
Amount for such Distribution Date up to an amount equal to the aggregate
Interest Distribution Amount for those Classes, without regard to Loan Group, in each case based upon their respective entitlements to interest for that
Distribution Date; provided, on any Distribution Date where the Available
Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the above
Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Interest Distribution Amounts in respect of each such Class of Certificates for such Distribution Date;

     Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and
Class A-1A Certificates, in reduction of the Certificate Balances of those
Classes: concurrently: (i)(A) first, to the Class A-SB Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution
Date and, after the Class A-1A Certificates have been reduced to zero, the
Group 2 Principal Distribution Amount for such Distribution Date remaining after payments specified in clause (ii) below on such Distribution Date, until the Class A-SB Certificates are reduced to the Class A-SB Planned Principal
Balance, (B) then to the Class A-1 Certificates, in an amount equal to the
Group 1 Principal Distribution Amount (or the portion of it remaining after distribution on the Class A-SB Certificates pursuant to clause (i)(A)) and, after the Class A-1A Certificates have been reduced to zero, the Group 2
Principal Distribution Amount remaining after payments to the Class A-1A
Certificates have been made on such Distribution Date, until the Class A-1

                                     S-140

Certificates are reduced to zero, (C) to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-SB Certificates pursuant to clause
(i)(A) and the Class A-1 Certificates) and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A and Class A-SB Certificates pursuant to clause
(i)(A) and the Class A-1 Certificates have been made on such Distribution Date, until the Class A-2 Certificates are reduced to zero, (D) to the Class A-3
Certificates, in an amount equal to the Group 1 Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A-SB
Certificates pursuant to clause (i)(A) and the Class A-1 and Class A-2
Certificates) and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class
A-1A, Class A-SB Certificates pursuant to clause (i)(A) and the Class A-1 and
Class A-2 Certificates have been made on such Distribution Date, until the
Class A-3 Certificates are reduced to zero, (E) to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-SB Certificates pursuant to clause (i)(A) and the Class A-1, Class A-2 and Class A-3 Certificates) and,
after the Class A-1A Certificates have been reduced to zero, the Group 2
Principal Distribution Amount remaining after payments to the Class A-1A, Class
A-SB Certificates pursuant to clause (i)(A) and the Class A-1, Class A-2 and
Class A-3 Certificates have been made on such Distribution Date, until the
Class A-4 Certificates are reduced to zero, and then (F) to the Class A-SB
Certificates, in an amount equal to the Group 1 Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A-1, Class
A-2, Class A-3 and Class A-4 Certificates) and, after the Class A-1A
Certificates have been reduced to zero, the Group 2 Principal Distribution
Amount remaining after distributions on the Class A-1, Class A-2, Class A-3 and
Class A-4 Certificates above and clause (ii) below have been made on such
Distribution Date, until the Class A-SB Certificates are reduced to zero; and
(ii) to the Class A-1A Certificates, in an amount equal to the Group 2
Principal Distribution Amount and, after the Class A-SB Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB
Certificates have been made on such Distribution Date, until the Class A-1A
Certificates are reduced to zero;

     Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and
Class A-1A Certificates, pro rata (based upon the aggregate unreimbursed
Collateral Support Deficit allocated to each Class), until all amounts of
Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full.

     Fourth, to the Class A-M Certificates and the Class A-MFL Regular
Interest, pro rata, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount for the Class A-M Certificates and the
Class A-MFL Regular Interest;

     Fifth, following reduction of the Certificate Balances of the Class A
Certificates to zero, to the Class A-M Certificates and the Class A-MFL Regular
Interest, pro rata, in reduction of their respective Certificate Balances, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution
Date), until the Class A-M Certificates and the Class A-MFL Regular Interest
are reduced to zero;

     Sixth, to the Class A-M Certificates and the Class A-MFL Regular Interest,
pro rata, until all amounts of Collateral Support Deficit previously allocated to the Class A-M Certificates and the Class A-MFL Regular Interest, but not
previously reimbursed, have been reimbursed in full;

     Seventh, to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Eighth, following reduction of the Certificate Balances of the Class A
Certificates, Class A-M Certificates and Class A-MFL Regular Interest to zero, to the Class A-J Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M
Certificates and Class A-MFL Regular Interest on that Distribution Date), until that Class is reduced to zero;

                                     S-141

     Ninth, to the Class A-J Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class A-J Certificates, but not previously reimbursed, have been reimbursed in full;

     Tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Eleventh, following reduction of the Certificate Balances of the Class A
Certificates, Class A-M Certificates, Class A-MFL Regular Interest and Class
A-J Certificates to zero, to the Class B Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates,
Class A-M Certificates, Class A-MFL Regular Interest and Class A-J Certificates
on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Twelfth, to the Class B Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Fourteenth, following reduction of the Certificate Balances of the Class A
Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J
Certificates and Class B Certificates to zero, to the Class C Certificates, in reduction of their Certificate Balance, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest,
Class A-J Certificates and Class B Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Fifteenth, to the Class C Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     Sixteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Seventeenth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J
Certificates, Class B Certificates and Class C Certificates to zero, to the
Class D Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class
A-MFL Regular Interest, Class A-J Certificates, Class B Certificates and Class
C Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Eighteenth, to the Class D Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     Nineteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twentieth, following reduction of the Certificate Balances of the Class A
Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J
Certificates, Class B Certificates, Class C Certificates and Class D
Certificates to zero, to the Class E Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates,
Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates,
Class B Certificates, Class C Certificates and Class D Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Twenty-first, to the Class E Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

                                     S-142

     Twenty-second, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-third, following reduction of the Certificate Balances of the Class
A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates
and Class E Certificates to zero, to the Class F Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A
Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates
and Class E Certificates on that Distribution Date), until the Certificate
Balance of that Class is reduced to zero;

     Twenty-fourth, to the Class F Certificates, until all amounts of
Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-fifth, to the Class G Certificates, in respect of interest up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-sixth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates and Class F Certificates to zero, to the Class G
Certificates, in reduction of their Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-MFL
Regular Interest, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates and Class F
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     Twenty-seventh, to the Class G Certificates, until all amounts of
Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-eighth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-ninth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates, Class F Certificates and Class G Certificates to zero, to the Class H Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class
A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates, Class F Certificates
and Class G Certificates on that Distribution Date), until the Certificate
Balance of that Class is reduced to zero;

     Thirtieth, to the Class H Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-first, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-second, following reduction of the Certificate Balances of the
Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest,
Class A-J Certificates, Class B Certificates, Class C Certificates, Class D
Certificates, Class E Certificates, Class F Certificates, Class G Certificates
and Class H Certificates to zero, to the Class J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A
Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates, Class F Certificates, Class G Certificates and Class H
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

                                     S-143

     Thirty-third, to the Class J Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-fourth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-fifth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates, Class F Certificates, Class G Certificates, Class H
Certificates and Class J Certificates to zero, to the Class K Certificates, in reduction of their Certificate Balance, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest,
Class A-J Certificates, Class B Certificates, Class C Certificates, Class D
Certificates, Class E Certificates, Class F Certificates, Class G Certificates,
Class H Certificates and Class J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Thirty-sixth, to the Class K Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-seventh, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-eighth, following reduction of the Certificate Balances of the
Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest,
Class A-J Certificates, Class B Certificates, Class C Certificates, Class D
Certificates, Class E Certificates, Class F Certificates, Class G Certificates,
Class H Certificates, Class J Certificates and Class K Certificates to zero, to the Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class
A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates, Class F Certificates,
Class G Certificates, Class H Certificates, Class J Certificates and Class K
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     Thirty-ninth, to the Class L Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     Fortieth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-first, following reduction of the Certificate Balances of the Class
A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates, Class F Certificates, Class G Certificates, Class H
Certificates, Class J Certificates, Class K Certificates and Class L
Certificates to zero, to the Class M Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates,
Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates,
Class B Certificates, Class C Certificates, Class D Certificates, Class E
Certificates, Class F Certificates, Class G Certificates, Class H Certificates,
Class J Certificates, Class K Certificates and Class L Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Forty-second, to the Class M Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-third, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

                                     S-144

     Forty-fourth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates, Class F Certificates, Class G Certificates, Class H
Certificates, Class J Certificates, Class K Certificates, Class L Certificates
and Class M Certificates to zero, to the Class N Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A
Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates, Class F Certificates, Class G Certificates, Class H
Certificates, Class J Certificates, Class K Certificates, Class L Certificates
and Class M Certificates on that Distribution Date), until the Certificate
Balance of that Class is reduced to zero;

     Forty-fifth, to the Class N Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-sixth, to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-seventh, following reduction of the Certificate Balances of the
Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest,
Class A-J Certificates, Class B Certificates, Class C Certificates, Class D
Certificates, Class E Certificates, Class F Certificates, Class G Certificates,
Class H Certificates, Class J Certificates, Class K Certificates, Class L
Certificates, Class M Certificates and Class N Certificates to zero, to the
Class O Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class
A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates, Class F Certificates,
Class G Certificates, Class H Certificates, Class J Certificates, Class K
Certificates, Class L Certificates, Class M Certificates and Class N
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     Forty-eighth, to the Class O Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-ninth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Fiftieth, following reduction of the Certificate Balances of the Class A
Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates, Class F Certificates, Class G Certificates, Class H
Certificates, Class J Certificates, Class K Certificates, Class L Certificates,
Class M Certificates, Class N Certificates and Class O Certificates to zero, to the Class P Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class
A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates, Class F Certificates,
Class G Certificates, Class H Certificates, Class J Certificates, Class K
Certificates, Class L Certificates, Class M Certificates, Class N Certificates
and Class O Certificates on that Distribution Date), until the Certificate
Balance of that Class is reduced to zero;

     Fifty-first, to the Class P Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

     Fifty-second, to the Class Q Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Fifty-third, following reduction of the Certificate Balances of the Class
A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J
Certificates, Class B Certificates, Class C

                                     S-145

Certificates, Class D Certificates, Class E Certificates, Class F Certificates,
Class G Certificates, Class H Certificates, Class J Certificates, Class K
Certificates, Class L Certificates, Class M Certificates, Class N Certificates,
Class O Certificates and Class P Certificates to zero, to the Class Q
Certificates, in reduction of their Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-MFL
Regular Interest, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates, Class F Certificates,
Class G Certificates, Class H Certificates, Class J Certificates, Class K
Certificates, Class L Certificates, Class M Certificates, Class N Certificates,
Class O Certificates and Class P Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Fifty-fourth, to the Class Q Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class Q Certificates, but not previously reimbursed, have been reimbursed in full;

     Fifty-fifth, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Fifty-sixth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates, Class F Certificates, Class G Certificates, Class H
Certificates, Class J Certificates, Class K Certificates, Class L Certificates,
Class M Certificates, Class N Certificates, Class O Certificates, Class P
Certificates and Class Q Certificates to zero, to the Class NR Certificates, in reduction of their Certificate Balance, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest,
Class A-J Certificates, Class B Certificates, Class C Certificates, Class D
Certificates, Class E Certificates, Class F Certificates, Class G Certificates,
Class H Certificates, Class J Certificates, Class K Certificates, Class L
Certificates, Class M Certificates, Class N Certificates, Class O Certificates,
Class P Certificates and Class Q Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Fifty-seventh, to the Class NR Certificates, until all amounts of
Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

     Fifty-eighth, to the Class R Certificates, the amount, if any, of the
Available Distribution Amount remaining in the Upper-Tier Distribution Account, and to the Class LR Certificates, the amount, if any, remaining in the
Lower-Tier Distribution Account with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates or
Class A-MFL Regular Interest in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the
Subordinate Certificates have all been reduced to zero as a result of the allocation of mortgage loan losses to those Certificates and the Class A-MFL
Regular Interest (that date, the "Cross-Over Date"), the Principal Distribution
Amount will be distributed pursuant to priority second set forth above, pro rata (based upon their respective Certificate Balances), among the Class A
Certificates without regard to the priorities set forth above and without regard to Loan Group.

     Distributions on the Class A-MFL Certificates. On each Distribution Date, for so long as the Certificate Balance of the Class A-MFL Regular Interest and,
correspondingly, the Class A-MFL Certificates has not been reduced to zero, the
Trustee is required to apply amounts on deposit in the Floating Rate Account to the extent of the Class A-MFL Available Funds, in the following order of priority:

                                     S-146

     First, to the Class A-MFL Certificates in respect of interest, up to an amount equal to the Class A-MFL Interest Distribution Amount;

     Second, to the Class A-MFL Certificates in respect of principal, the Class
A-MFL Principal Distribution Amount until the Certificate Balance of that Class is reduced to zero; and

     Third, to the Class A-MFL Certificates until all amounts of Collateral
Support Deficit previously allocated to the Class A-MFL Certificates, but not previously reimbursed, have been reimbursed in full. See "Description of the
Swap Contract" in this free writing prospectus.

     Distributions on the Class HG Certificates.

     On each Distribution Date, for so long as the aggregate Certificate
Balance of the Class HG Certificates has not been reduced to zero, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Class HG Available Distribution Amount, in the following order of priority:

     First, to the Class HG-1 Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Second, to the Class HG-1 Certificates, in reduction of their Certificate
Balance, an amount equal to the Class HG Principal Distribution Amount, until the Certificate Balance of that Class is reduced to zero;

     Third, to the Class HG-1 Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class HG-1 Certificates, but not previously reimbursed, have been reimbursed in full;

     Fourth, to the Class HG-2 Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Fifth, following reduction of the Certificate Balance of the Class HG-1
Certificates to zero, to the Class HG-2 Certificates, in reduction of their
Certificate Balance, an amount equal to the Class HG Principal Distribution
Amount (or the portion of it remaining after distributions on the Class HG-1
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     Sixth, to the Class HG-2 Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class HG-2 Certificates, but not previously reimbursed, have been reimbursed in full;

     Seventh, to the Class HG-3 Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Eighth, following reduction of the Certificate Balances of the Class HG-1 and Class HG-2 Certificates to zero, to the Class HG-3 Certificates, in reduction of their Certificate Balance, an amount equal to the Class HG
Principal Distribution Amount (or the portion of it remaining after distributions on the Class HG-1 and Class HG-2 Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Ninth, to the Class HG-3 Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class HG-3 Certificates, but not previously reimbursed, have been reimbursed in full;

     Tenth, to the Class HG-4 Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Eleventh, to the Class HG-4 Certificates, in reduction of their
Certificate Balance, an amount equal to the Class HG Principal Distribution
Amount, until the Certificate Balance of that Class is reduced to zero;

     Twelfth, to the Class HG-4 Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class HG-4 Certificates, but not previously reimbursed, have been reimbursed in full;

                                     S-147

     Thirteenth, to the Class HG-5 Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Fourteenth, following reduction of the Certificate Balance of the Class
HG-4 Certificates to zero, to the Class HG-5 Certificates, in reduction of their Certificate Balance, an amount equal to the Class HG Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class HG-4 Certificates on that Distribution Date), until the Certificate
Balance of that Class is reduced to zero;

     Fifteenth, to the Class HG-5 Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class HG-5 Certificates, but not previously reimbursed, have been reimbursed in full; and

     Sixteenth, to the Class R Certificates, the amount, if any, of the
Available Distribution Amount remaining in the Upper-Tier Distribution Account, and to the Class LR Certificates, the amount, if any, remaining in the
Lower-Tier Distribution Account with respect to that Distribution Date.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate") applicable to each Class of Certificates (other than the Class S Certificates and the
Residual Certificates) and the Class A-MFL Regular Interest for any
Distribution Date will equal the rates set forth below:

     The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to %.

     The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to %.

     The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to %.

     The Pass-Through Rate on the Class A-4 Certificates is a per annum rate
   equal to      %.

     The Pass-Through Rate on the Class A-SB Certificates is a per annum rate
   equal to      %.

     The Pass-Through Rate on the Class A-1A Certificates is a per annum rate
   equal to      %.

     The Pass-Through Rate on the Class A-M Certificates is a per annum rate
   equal to      %.

     The Pass-Through Rate on the Class A-MFL Regular Interest is a per annum
   rate equal to      %.

     The Pass-Through Rate on the Class A-MFL Certificates is a per annum rate
equal to LIBOR plus      %; provided, however, under certain circumstances
described under "Description of the Swap Contract--The Swap Contract" in this free writing prospectus, the Pass-Through Rate on the Class A-MFL Certificates
may be effectively reduced or may convert to a per annum rate equal to the
Pass-Through Rate on the Class A-MFL Regular Interest.

     The Pass-Through Rate on the Class A-J Certificates is a per annum rate
   equal to      %.

     The Pass-Through Rate on the Class B Certificates is a per annum rate
   equal to      %.

     The Pass-Through Rate on the Class C Certificates is a per annum rate
   equal to      %.

     The Pass-Through Rate on the Class D Certificates is a per annum rate
   equal to      %.

     The Pass-Through Rate on the Class E Certificates is a per annum rate
   equal to      %.

     The Pass-Through Rate on the Class F Certificates is a per annum rate
   equal to      %.

     The Pass-Through Rate on the Class G Certificates is a per annum rate
   equal to      %.

     The Pass-Through Rate on the Class H Certificates is a per annum rate
   equal to      %.

     The Pass-Through Rate on the Class J Certificates is a per annum rate
   equal to      %.

     The Pass-Through Rate on the Class K Certificates is a per annum rate
   equal to      %.

     The Pass-Through Rate on the Class L Certificates is a per annum rate
   equal to      %.

     The Pass-Through Rate on the Class M Certificates is a per annum rate
   equal to      %.

                                     S-148

     The Pass-Through Rate on the Class N Certificates is a per annum rate
   equal to      %.

     The Pass-Through Rate on the Class O Certificates is a per annum rate
   equal to      %.

     The Pass-Through Rate on the Class P Certificates is a per annum rate
   equal to    %.

     The Pass-Through Rate on the Class Q Certificates is a per annum rate
   equal to    %.

     The Pass-Through Rate on the Class NR Certificates is a per annum rate
   equal to      %.

     The Pass-Through Rate on the Class HG-1 Certificates is a per annum rate equal to  %.

     The Pass-Through Rate on the Class HG-2 Certificates is a per annum rate equal to  %.

     The Pass-Through Rate on the Class HG-3 Certificates is a per annum rate equal to  %.

     The Pass-Through Rate on the Class HG-4 Certificates is a per annum rate equal to  %.

     The Pass-Through Rate on the Class HG-5 Certificates is a per annum rate equal to  %.

     The term "LIBOR" means, with respect to the Class A-MFL Certificates and each Interest Accrual Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service
(formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related
LIBOR Determination Date. If such rate does not appear on Dow Jones Market
Service Page 3750, the rate for that Interest Accrual Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major reference banks in the London interbank market selected by the
Trustee to provide such bank's offered quotation of such rates at approximately
11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee will request the principal London office of any four major reference banks in the London interbank market selected by the Trustee to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, the rate for that Interest Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Trustee, at approximately 11:00 a.m., New York City time, on the LIBOR
Determination Date with respect to such Interest Accrual Period for loans in
U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination Date with respect to such Interest
Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee will determine LIBOR for each Interest Accrual Period, and the determination of
LIBOR by the Trustee will be binding absent manifest error.

     The "LIBOR Determination Date" for the Class A-MFL Certificates is (i)
with respect to the initial Interest Accrual Period, the date that is two LIBOR
Business Days prior to the Closing Date, and (ii) with respect to each Interest
Accrual Period thereafter, the date that is two LIBOR Business Days prior to the beginning of the related Interest Accrual Period. A "LIBOR Business Day" is any day on which commercial banks are open for international business
(including dealings in U.S. Dollar deposits) in London, England.

     The Pass-Through Rates applicable to the Class X-1 and Class X-2
Certificates for the initial Distribution Date will equal approximately      %
and      % per annum, respectively.

     The Pass-Through Rate for the Class X-1 Certificates for each Distribution
Date will equal the weighted average of the respective Class X-1 Strip Rates, at which interest accrues from time to time on the respective components (the
"Class X-1 Component") of the Class X-1 Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the respective balances of those Class X-1 Components immediately prior to the Distribution
Date). Each Class X-1 Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of Principal Balance
Certificates or the Class A-MFL Regular Interest. In

                                     S-149

general, the Certificate Balance of each Class of Principal Balance
Certificates or the Class A-MFL Regular Interest will constitute a separate
Class X-1 Component. However, if a portion, but not all, of the Certificate
Balance of any particular Class of Principal Balance Certificates or the Class
A-MFL Regular Interest is identified under "--General" above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any
Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates, and the
remaining portion of the Certificate Balance will represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates. For each Distribution Date through and including the Distribution Date in December 2012, the "Class X-1 Strip Rate" for each
Class X-1 Component will be calculated as follows:

        (a) if such Class X-1 Component consists of the entire Certificate
     Balance of any Class of Principal Balance Certificates or the Class A-MFL
     Regular Interest, and if the Certificate Balance also constitutes, in its entirety, a Class X-2 Component immediately prior to the Distribution
     Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b)(x) with respect to the Class A-J, Class B, Class C and Class D Certificates, the
     sum of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates and (y) for each other
     Class of Principal Balance Certificates and the Class A-MFL Regular
     Interest, the greater of (i) the reference rate specified on Annex F for such Distribution Date and (ii) the Pass-Through Rate in effect for the
     Distribution Date for the applicable Class of Principal Balance
     Certificates or the Class A-MFL Regular Interest;

        (b) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance
     Certificates or the Class A-MFL Regular Interest, and if the designated portion of the Certificate Balance also constitutes a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1
     Strip Rate will equal the excess, if any, of (a) the WAC Rate for the
     Distribution Date, over (b)(x) with respect to the Class A-J, Class B,
     Class C, Class D, Class E and Class F Certificates, the sum of (i) the
     Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the
     Pass-Through Rate in effect for the Distribution Date for the applicable
     Class of Principal Balance Certificates and (y) for each other Class of
     Principal Balance Certificates and the Class A-MFL Regular Interest, the
     greater of (i) the reference rate specified on Annex F for such
     Distribution Date and (ii) the Pass-Through Rate in effect for the
     Distribution Date for the applicable Class of Principal Balance
     Certificates or the Class A-MFL Regular Interest;

        (c) if such Class X-1 Component consists of the entire Certificate
     Balance of any Class of Principal Balance Certificates or the Class A-MFL
     Regular Interest, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-2 Component immediately prior to the
     Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b)
     the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates or the Class A-MFL
     Regular Interest; and

        (d) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance
     Certificates or the Class A-MFL Regular Interest, and if the designated portion of the Certificate Balance does not also constitute a Class X-2
     Component immediately prior to the Distribution Date, then the applicable
     Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance
     Certificates or the Class A-MFL Regular Interest.

     For each Distribution Date after the Distribution Date in December 2012, the Certificate Balance of each Class of Principal Balance Certificates and the
Class A-MFL Regular Interest will constitute one or more separate Class X-1
Components, and the applicable Class X-1 Strip Rate

                                     S-150

with respect to each such Class X-1 Component for each Distribution Date will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over
(b) the Pass-Through Rate in effect for the Distribution Date for the Class of
Principal Balance Certificates and the Class A-MFL Regular Interest whose
Certificate Balance makes up the applicable Class X-1 Component.

     The Pass-Through Rate for the Class X-2 Certificates, for each
Distribution Date through and including the Distribution Date in December 2012, will equal the weighted average of the respective Class X-2 Strip Rates, at which interest accrues from time to time on the respective components (each, a
"Class X-2 Component") of the Class X-2 Certificates outstanding immediately prior to the Distribution Date (weighted on the basis of the balances of the applicable Class X-2 Components immediately prior to the Distribution Date).
Each Class X-2 Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Principal Balance Certificates and the Class A-MFL Regular Interest. If all or a designated portion of the
Certificate Balance of any Class of Principal Balance Certificates and the
Class A-MFL Regular Interest is identified under "--General" above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of that Certificate Balance) will represent one or more separate Class X-2
Components for purposes of calculating the Pass-Through Rate of the Class X-2
Certificates. For each Distribution Date through and including the Distribution
Date in December 2012, the "Class X-2 Strip Rate" for each Class X-2 Component will equal:

     (x) with respect to the Class A-3, Class A-4, Class A-M, Class A-J, Class
B, Class C, Class D, Class E and Class F Certificates and the Class A-MFL
Regular Interest, the lesser of:

         (a) the Class X-2 Fixed Strip Rate (as defined in the table below), and

         (b) the WAC Rate for such Distribution Date less the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance
      Certificates or Class A-MFL Regular Interest whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2
      Component, and

     (y) with respect to each other Class of Principal Balance Certificates and the Class A-MFL Regular Interest, the excess, if any, of:

         (a) the lesser of (a) the reference rate specified on Annex F for such
      Distribution Date and (b) the WAC Rate for such Distribution Date, over

         (b) the Pass-Through Rate in effect on such Distribution Date for the
      Class of Principal Balance Certificates and the Class A-MFL Regular
      Interest whose Certificate Balance, or a designated portion of that
      Certificate Balance, comprises such Class X-2 Component.

     After the Distribution Date in December 2012, the Class X-2 Certificates
will cease to accrue interest and will have a 0% Pass-Through Rate.

   CLASS X-2 COMPONENT RELATING TO THE
 FOLLOWING PRINCIPAL BALANCE CERTIFICATE     CLASS X-2 FIXED STRIP RATE
-----------------------------------------   ---------------------------

Class A-3 ...............................                  %
Class A-4 ...............................                  %
Class A-M ...............................                  %
Class A-MFL .............................                  %
Class A-J ...............................                  %
Class B .................................                  %
Class C .................................                  %
Class D .................................                  %
Class E .................................                  %
Class F .................................                  %

     The Pass-Through Rate on each Class of Offered Certificates for the first
Distribution Date is expected to be as set forth on page S-8 of this free writing prospectus. The Pass-Through Rate on the Class A-MFL Regular Interest
for the first Distribution Date is expected to be a per annum rate equal to
%.

                                     S-151

     The "WAC Rate" with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans
(not including the Houston Galleria Trust Subordinate Companion Loan) weighted on the basis of their respective Stated Principal Balances (not including the
Houston Galleria Trust Subordinate Companion Loan) as of the Closing Date, in
the case of the first Distribution Date, or, for all other Distribution Dates, the preceding Distribution Date.

     The "Net Mortgage Rate" for each mortgage loan is equal to the related
Mortgage Rate in effect from time to time, less the related Administrative Cost
Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the applicable Master Servicer or the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the
Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related
Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one month period (1) prior to the due dates in
January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related
Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld for the immediately preceding February and, if applicable, January.

     "Administrative Cost Rate" as of any date of determination and with respect to any mortgage loan will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

     "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage
Note in each case without giving effect to any default rate or an increased interest rate.

     "Excess Interest" with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

     Interest Distribution Amount. Interest will accrue for each Class of
Certificates (other than the Class S Certificates and Residual Certificates)
and the Class A-MFL Regular Interest during the related Interest Accrual
Period. The "Interest Distribution Amount" of any Class of Certificates (other than the Class A-MFL Certificates, Class S Certificates and Residual
Certificates) or the Class A-MFL Regular Interest for any Distribution Date is
an amount equal to all Distributable Certificate Interest in respect of that
Class of Certificates or the Class A-MFL Regular Interest for that Distribution
Date and, to the extent not previously paid, for all prior Distribution Dates.
The "Class A-MFL Interest Distribution Amount" will be, with respect to any
Distribution Date, the sum of (a) interest accrued during the related Interest
Accrual Period at the applicable Pass-Through Rate for the Class A-MFL
Certificates on the Certificate Balance of such Class and (b) to the extent not previously paid, amounts of interest distributable on the Class A-MFL
Certificates for all previous Distribution Dates. See "Description of the Swap
Contract" in this free writing prospectus.

     The "Interest Accrual Period" in respect of each Class of Certificates
(other than the Class S Certificates, Residual Certificates and the Class A-MFL
Certificates) and the Class A-MFL Regular Interest for each Distribution Date will be the calendar month prior to the calendar month in which that
Distribution Date occurs. With respect to the Class A-MFL Certificates, the
Interest Accrual Period will be the period from and including the Distribution
Date in the month preceding the month in which the related Distribution Date occurs (or, in the case of the first

                                     S-152

Distribution Date, the Closing Date) to, but excluding, the related
Distribution Date. Except with respect to the Class A-MFL Certificates, interest will be calculated assuming that each month has 30 days and each year has 360 days. With respect to the Class A-MFL Certificates, the Interest
Accrual Period will be calculated on the basis of the actual number of days in the related interest accrual period and assuming each year has 360 days. See
"Description of the Swap Contract" in this free writing prospectus.

     The "Distributable Certificate Interest" in respect of each Class of
Certificates (other than the Class A-MFL Certificates, the Class S Certificates and the Residual Certificates) and the Class A-MFL Regular Interest for each
Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to that Class of Certificates or the Class A-MFL Regular Interest,
respectively, for that Distribution Date accrued for the related Interest
Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced
(other than in the case of the Class X Certificates) (to not less than zero) by such Class of Certificates' or Class A-MFL Regular Interest's, as the case may be, allocable share (calculated as described below) of the aggregate of any
Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the applicable Master Servicer's Compensating Interest Payment for the related
Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the "Net Aggregate
Prepayment Interest Shortfall").

     The portion of the Net Aggregate Prepayment Interest Shortfall for any
Distribution Date that is allocable to each Class of Certificates (other than the Class A-MFL Certificates, the Class S Certificates, the Residual
Certificates, the Class HG Certificates and the Class X Certificates) and the
Class A-MFL Regular Interest will equal the product of (a) the Net Aggregate
Prepayment Interest Shortfall (resulting from prepayments on the mortgage loans other than the Houston Galleria Trust Subordinate Companion Loan), multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution
Amount in respect of that Class of Certificates or the Class A-MFL Regular
Interest, respectively, as the case may be, for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution
Amount in respect of all Classes of Certificates (other than the Class A-MFL
Certificates, the Class S Certificates, the Residual Certificates, the Class HG
Certificates and the Class X Certificates) and the Class A-MFL Regular Interest
for the related Distribution Date. The portion of the Net Aggregate Prepayment
Interest Shortfall for any Distribution Date that is allocable to any of the
Class HG Certificates will equal the product of (a) the Net Aggregate
Prepayment Interest Shortfall resulting from prepayment of the Houston Galleria
Trust Subordinate Companion Loan, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that Class of Certificates for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of the Class
HG Certificates for the related Distribution Date. Any allocation of Net
Aggregate Prepayment Interest Shortfall to the Class A-MFL Regular Interest
will result in a corresponding dollar-for-dollar reduction in interest paid by the Swap Counterparty to the Class A-MFL Certificateholders. See "Description
of the Swap Contract" in this free writing prospectus.

     Principal Distribution Amount. So long as the Class A-SB Certificates and the Class A-1A Certificates remain outstanding, the Principal Distribution
Amount for each Distribution Date will be calculated on a Loan Group-by-Loan
Group basis. On each Distribution Date after the Certificate Balance of either the Class A-SB Certificates or the Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The "Principal Distribution Amount" for any
Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for
that Distribution Date and (c) the Unscheduled Principal Distribution Amount
for that Distribution Date; provided, that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances that are paid or

                                     S-153

reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the
Principal Distribution Amount for such Distribution Date and (ii)
Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution
Amount for such Distribution Date (provided, that in the case of clause (i) and
(ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Group 1 Principal Distribution Amount" for any Distribution Date is
an amount equal to the sum of (but exclusive of any amounts payable to the
Class HG Certificates with respect to principal of the Houston Galleria Trust
Subordinate Companion Loan) (a) the Group 1 Principal Shortfall for that
Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan
Group 1 for that Distribution Date and (c) the Unscheduled Principal
Distribution Amount for Loan Group 1 for that Distribution Date; provided, that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the
Group 1 Principal Distribution Amount for that Distribution Date, (ii)
Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the
Group 1 Principal Distribution Amount for that Distribution Date and (iii)
following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed
Reimbursement Amounts, plus interest on such Nonrecoverable Advances and
Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as described in clauses (i) and (ii) of the definition of "Group 2 Principal Distribution
Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 2 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 2 Principal Distribution Amount as required under clause (II) of the definition of "Group 2 Principal Distribution
Amount", such recovery will be applied to increase the Group 1 Principal
Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in
Loan Group 2 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 1 Principal Distribution
Amount up to such amounts and then to increase the Group 2 Principal
Distribution Amount).

     The "Group 2 Principal Distribution Amount" for any Distribution Date is
an amount equal to the sum of (but exclusive of any amounts payable to the
Class HG Certificates with respect to principal of the Houston Galleria Trust
Subordinate Companion Loan) (a) the Group 2 Principal Shortfall for that
Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan
Group 2 for that Distribution Date and (c) the Unscheduled Principal
Distribution Amount for Loan Group 2 for that Distribution Date; provided, that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the
Group 2 Principal Distribution Amount for that Distribution Date, (ii)
Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in

                                     S-154

a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution
Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and
Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable
Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as described in clauses (i) and (ii) of the definition of "Group 1 Principal
Distribution Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 1 for that Distribution
Date (provided, further, (I) that, in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 1 Principal
Distribution Amount as required under clause (II) of the definition of "Group 1
Principal Distribution Amount", such recovery will be applied to increase the
Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii)
above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 2
Principal Distribution Amount up to such amounts and then to increase the Group
1 Principal Distribution Amount).

     The "Class HG Principal Distribution Amount" for any Distribution Date is
an amount equal to the sum of (a) after the initial Distribution Date, the aggregate of the Class HG Principal Distribution Amount for the immediately preceding Distribution Date over the aggregate distributions of principal made on the Class HG Certificates on such immediately preceding Distribution Date,
(b) the Scheduled Principal Distribution Amount for the Houston Galleria Trust
Subordinate Companion Loan for that Distribution Date and (c) the Unscheduled
Principal Distribution Amount for the Houston Galleria Trust Subordinate
Companion Loan for that Distribution Date.

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments
(excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to
Certificateholders on a preceding Distribution Date, prior to the related Due
Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination
Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or last day of such grace period, as applicable, or advanced by the applicable
Master Servicer or the Trustee, as applicable), and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the applicable
Master Servicer as of the business day preceding the related Master Servicer
Remittance Date), and to the extent not included in clause (a) above. The
Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the applicable Master Servicer or the Trustee, as applicable, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans (including the Houston Galleria Subordinate Companion Loans) as
of the business day preceding the related Master Servicer Remittance Date and
(b) any other collections (exclusive of payments by borrowers) received on the mortgage loans (including the Houston Galleria Subordinate Companion Loans) and
any REO Properties subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan (including the

                                     S-155

Houston Galleria Subordinate Companion Loans), with a due date occurring after the related Determination Date, subsequent to the related due date) whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net
income, rents, and profits from REO Property or otherwise, that were identified and applied by the applicable Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan (or the related Houston
Galleria Subordinate Companion Loan, as applicable); provided that all such
Liquidation Proceeds and Insurance and Condemnation Proceeds shall be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on
Advances and other additional trust fund expenses incurred in connection with the related mortgage loan (or the related Houston Galleria Subordinate
Companion Loan, as applicable), thus reducing the Unscheduled Principal
Distribution Amount.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan (or Houston Galleria Subordinate Companion Loan, as applicable)
that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan (or Houston Galleria Subordinate Companion Loan, as applicable) on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification, and (b) interest on the Stated
Principal Balance of that mortgage loan (or Houston Galleria Subordinate
Companion Loan, as applicable) at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definition of Principal Distribution Amount the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution
Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A, Class
A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and
Class NR Certificates and the Class A-MFL Regular Interest on the preceding
Distribution Date. There will be no Principal Shortfall on the first
Distribution Date.

     For purposes of the foregoing definition of Group 1 Principal Distribution
Amount, the term "Group 1 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB
Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3 and Class A-4 and Class A-SB
Certificates on the preceding Distribution Date. There will be no Group 1
Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 2 Principal Distribution
Amount, the term "Group 2 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

     The "Class A-SB Planned Principal Balance" for any Distribution Date is
the balance shown for such Distribution Date in the table set forth in Annex G to this free writing prospectus. Such balances were calculated using, among other things, certain weighted average life assumptions.

     Based on the assumptions used to calculate the Class A-SB Planned
Principal Balance, the Certificate Balance of the Class A-SB Certificates on
each Distribution Date would be expected to be reduced to the balance indicated
for such Distribution Date in the table set forth in Annex G to this free writing prospectus. There is no assurance, however, that the mortgage loans will

                                     S-156

perform in conformity with our assumptions. Therefore, there can be no assurance that the Certificate Balance of the Class A-SB Certificates on any
Distribution Date will be equal to the balance that is specified for such
Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been reduced to zero, any portion of the Principal Distribution Amount remaining on any Distribution Date, will be distributed on the Class A-SB Certificates until the Certificate Balance of that Class has been reduced to zero. See "Yield and
Maturity Considerations--Weighted Average Life" in this free writing prospectus.

     With respect to any Distribution Date, the amount of principal distributions to the Class A-MFL Certificates will be equal to the amount of principal distributions to the Class A-MFL Regular Interest as described under
"Description of the Swap Contract--Distributions" in this free writing prospectus.

     With respect to any Distribution Date, the "Class A-MFL Principal
Distribution Amount" will be an amount equal to the amount of principal allocated in respect of the Class A-MFL Regular Interest on such Distribution
Date. See "Description of the Certificates--Distributions--Priority" and
"Description of the Swap Contract" in this free writing prospectus.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated
Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the applicable Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance (or with respect to a
Qualified Substitute Mortgage Loan substituted for a deleted mortgage loan, its outstanding principal balance after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of
Mortgage Loans--Bankruptcy Laws" in the Prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first
Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of,
Collateral Support Deficit or Houston Galleria Collateral Support Deficit, as
applicable, to the Certificates or the Class A-MFL Regular Interest, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect to such REO Property an outstanding mortgage loan (or the Houston Galleria Trust
Subordinate Companion Loan, as applicable) (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this free writing prospectus and in the Prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO
Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate
(and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the applicable
Master Servicer or the Special Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the applicable Master Servicer or the Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the applicable Master Servicer as if received on the predecessor mortgage loan.

                                     S-157

     Excess Interest. On each Distribution Date, the Trustee is required to distribute any Excess Interest received with respect to ARD Loans on or prior to the related Determination Date to the Class S Certificates.

ALLOCATION OF YIELD MAINTENANCE CHARGES AND PREPAYMENT PREMIUMS

     On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans (not including the Houston Galleria Trust
Subordinate Companion Loan) during the related Due Period will be required to be distributed by the Trustee to the holders of each Class of Offered
Certificates (excluding the Class A-MFL and the Class X-2 Certificates), the
Class A-MFL Regular Interest and the Class G, Class H, Class J and Class K
Certificates in the following manner: the holders of each Class of Offered
Certificates (excluding the Class A-MFL and Class X-2 Certificates), the Class
A-MFL Regular Interest and the Class G, Class H, Class J and Class K
Certificates will be entitled to receive, with respect to the related Loan
Group, as applicable, on each Distribution Date an amount of Yield Maintenance
Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the
Certificates (excluding the Class HG Certificates) representing principal payments in respect of mortgage loans in Loan Group 1 or Loan Group 2, as applicable, on such Distribution Date, (b) the Base Interest Fraction for the
related principal prepayment and such Class of Certificates or the Class A-MFL
Regular Interest, as applicable, and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. If there is more than one such Class of Certificates or the Class A-MFL Regular Interest
entitled to distributions of principal, with respect to the related Loan Group, as applicable, on any particular Distribution Date on which Yield Maintenance
Charges are distributable, the aggregate amount of such Yield Maintenance
Charges will be allocated among all such Classes of Certificates and the Class
A-MFL Regular Interest up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph. Any Yield Maintenance Charges collected during the related Due
Period remaining after such distributions will be distributed to the holders of the Class X-1 Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any mortgage loan and with respect to any Class of the Class A-1, Class A-2,
Class A-3, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K
Certificates and the Class A-MFL Regular Interest is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the
Pass-Through Rate on such Class of Certificates or the Class A-MFL Regular
Interest, as applicable, and (ii) the Discount Rate used in calculating the
Yield Maintenance Charge with respect to such principal prepayment and (B)
whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield
Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

     On any Distribution Date, for so long as the Swap Contract is in effect,
Yield Maintenance Charges distributable in respect of the Class A-MFL Regular
Interest will be payable to the Swap Counterparty and on any Distribution Date
on which the Swap Contract is not in effect, Yield Maintenance Charges distributable in respect of the Class A-MFL Regular Interest will be payable to the holders of the Class A-MFL Certificates. See "Description of the Swap
Contract" in this free writing prospectus.

     For a description of Yield Maintenance Charges, see "Description of the
Mortgage Pool-- Certain Terms and Conditions of the Mortgage Loans--Prepayment
Provisions" in this free writing prospectus. See also "Risk Factors--Risks
Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or
Defeasance Provisions" in this free writing prospectus and "Certain Legal
Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in
the Prospectus regarding the enforceability of Yield Maintenance Charges.

                                     S-158

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of Offered
Certificates is the Distribution Date on which the aggregate Certificate
Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

   CLASS DESIGNATION      ASSUMED FINAL DISTRIBUTION DATE
----------------------   --------------------------------

Class A-1 ............            June 15, 2010
Class A-2 ............             May 15, 2011
Class A-3 ............           January 15, 2014
Class A-4 ............          November 15, 2015
Class A-SB ...........          December 15, 2014
Class A-1A ...........          December 15, 2015
Class X-2 ............          December 15, 2012
Class A-M ............          December 15, 2015
Class A-MFL ..........          December 15, 2015
Class A-J ............          December 15, 2015
Class B ..............          December 15, 2015
Class C ..............          December 15, 2015
Class D ..............          December 15, 2015
Class E ..............          December 15, 2015
Class F ..............          December 15, 2015

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more Classes of the
Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loans are prepaid in full on their respective Anticipated Repayment Dates. Since the rate of payment
(including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered
Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.
Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each Class of Offered Certificates will be December 15, 2044, the first Distribution Date after the 24th month following the end of the stated amortization term for the mortgage loan that, as of the Cut-off Date, will have the longest remaining amortization term.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this free writing prospectus, to the rights of holders of the Senior Certificates. The Class HG Certificates will represent interests in, and will be payable only out of payments, advances and other collections on, the Houston Galleria Trust Subordinate Companion Loan.
The rights of the holders of the Class HG Certificates will only be subordinated to the rights of the Pooled

                                     S-159

Certificates to the extent that the Houston Galleria Trust Subordinate
Companion Loan is subordinate to the Houston Galleria Loan. Moreover, to the extent described in this free writing prospectus:

     o    the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class Q Certificates,

     o    the rights of the holders of the Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class P
          Certificates,

     o    the rights of the holders of the Class P, Class Q and Class NR
          Certificates will be subordinated to the rights of the holders of the
          Class O Certificates,

     o    the rights of the holders of the Class O, Class P, Class Q and Class
          NR Certificates will be subordinated to the rights of the holders of the Class N Certificates,

     o    the rights of the holders of the Class N, Class O, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class M Certificates,

     o    the rights of the holders of the Class M, Class N, Class O, Class P,
          Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class L Certificates,

     o    the rights of the holders of the Class L, Class M, Class N, Class O,
          Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

     o    the rights of the holders of the Class K, Class L, Class M, Class N,
          Class O, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

     o    the rights of the holders of the Class J, Class K, Class L, Class M,
          Class N, Class O, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

     o    the rights of the holders of the Class H, Class J, Class K, Class L,
          Class M, Class N, Class O, Class P, Class Q and Class NR Certificates
          will be subordinated to the rights of the holders of the Class G
          Certificates,

     o    the rights of the holders of the Class G, Class H, Class J, Class K,
          Class L, Class M, Class N, Class O, Class P, Class Q and Class NR
          Certificates will be subordinated to the rights of the holders of the
          Class F Certificates,

     o    the rights of the holders of the Class F, Class G, Class H, Class J,
          Class K, Class L, Class M, Class N, Class O, Class P, Class Q and
          Class NR Certificates will be subordinated to the rights of the holders of the Class E Certificates,

     o    the rights of the holders of the Class E, Class F, Class G, Class H,
          Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q
          and Class NR Certificates will be subordinated to the rights of the holders of the Class D Certificates,

     o    the rights of the holders of the Class D, Class E, Class F, Class G,
          Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class
          P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class C Certificates,

     o    the rights of the holders of the Class C, Class D, Class E, Class F,
          Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class
          O, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class B Certificates,

     o    the rights of the holders of the Class B, Class C, Class D, Class E,
          Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class
          N, Class O, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class A-J
          Certificates,

     o    the rights of the holders of the Class A-J, Class B, Class C, Class D,
          Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class
          M, Class N, Class O, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class A-M and
          Class A-MFL Certificates, and

                                     S-160

     o    the rights of the holders of the Class A-M, Class A-MFL, Class A-J,
          Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
          J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and
          Class NR Certificates will be subordinated to the rights of the holders of the Senior Certificates.

     In addition, with respect to distributions of amounts collected or advanced on the Houston Galleria Trust Subordinate Companion Loan:

     o    the rights of the holders of the Class HG-5 Certificates will be subordinate to the rights of the holders of the Class HG-4
          Certificates,

     o    the rights of the holders of the Class HG-4 and Class HG-5
          Certificates will be subordinate to the rights of the holders of the
          Class HG-3 Certificates,

     o    the rights of the holders of the Class HG-3, Class HG-4 and Class HG-5
          Certificates will be subordinate to the rights of the holders of the
          Class HG-2 Certificates, and

     o    the rights of the holders of the Class HG-2, Class HG-3, Class HG-4 and Class HG-5 Certificates will be subordinate to the rights of the holders of the Class HG-1 Certificates.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A
Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the
Class A-M Certificates, the holders of the Class A-MFL Certificates, the holders of the Class A-J Certificates, the holders of the Class B Certificates, the holders of the Class C Certificates and the holders of the Class D
Certificates of the full amount of interest payable in respect of that Class of
Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A-J Certificates, the holders of the Class A-MFL Certificates, the holders of the Class A-J Certificates, the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D
Certificates, the holders of the Class E Certificates and the holders of the
Class F Certificates of principal equal to the entire Certificate Balance of each of those Classes of Certificates.

     The protection afforded to the holders of the Class F Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate
Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class E Certificates by the subordination of the Class F Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class D
Certificates by the subordination of the Class E and Class F Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class C
Certificates by the subordination of the Class D, Class E and Class F
Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by the subordination of the Class C, Class D, Class E and Class F Certificates and the Non-Offered Subordinate Certificates, to the
holders of the Class A-J Certificates by the subordination of the Class B,
Class C, Class D, Class E and Class F Certificates and the Non-Offered
Subordinate Certificates, to the holders of the Class A-M and Class A-MFL
Certificates by the subordination of the Class A-J, Class B, Class C, Class D,
Class E and Class F Certificates and the Non-Offered Subordinate Certificates,
and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the application of the
Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered
Certificates.

     After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class
A-1A Certificates that are still outstanding, pro rata, without regard to Loan
Groups or the Class A-SB Planned Principal Balance until their Certificate
Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made (i) with respect to Loan Group 1, first to the Class
A-SB Certificates until

                                     S-161

their Certificate Balance has been reduced to the applicable Class A-SB Planned
Principal Balance, second to the Class A-1 Certificates until their Certificate
Balances have been reduced to zero, third to the Class A-2 Certificates until their Certificate Balances have been reduced to zero, fourth to the Class A-3
Certificates until their Certificate Balances have been reduced to zero, fifth to the Class A-4 Certificates until their Certificate Balances have been reduced to zero, sixth to the Class A-SB Certificates until their Certificate
Balance has been reduced to zero, and then, if the Class A-1A Certificates are still outstanding, to the Class A-1A Certificates until their Certificate
Balances have been reduced to zero and (ii) with respect to Loan Group 2, to the Class A-1A Certificates until their Certificate Balances have been reduced to zero and then, if any of the Class A-1, Class A-2, Class A-3, Class A-4 or
Class A-SB Certificates are still outstanding, to each such Class in the priority described in this paragraph.

     Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB
and Class A-1A Certificates, for so long as they are outstanding, of the entire
Principal Distribution Amount with respect to the related Loan Group for each
Distribution Date will have the effect of reducing the aggregate Certificate
Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class
A-1A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline.
Therefore, as principal is distributed to the holders of the Class A-1, Class
A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates, the
percentage interest in the trust fund evidenced by the Class A-1, Class A-2,
Class A-3, Class A-4, Class A-SB and Class A-1A Certificates will be decreased
(with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class
A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates by
the Subordinate Certificates.

     Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4,
Class A-SB and Class A-1A Certificates, the successive allocation on each
Distribution Date of the remaining Principal Distribution Amount (i) to the
Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, and (ii)
then to the Class A-J Certificates, Class B Certificates, Class C Certificates,
Class D Certificates, Class E Certificates and Class F Certificates, in that order, for so long as they are outstanding, will provide a similar benefit to that Class of Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Class S
Certificates, the Class X Certificates, the Class HG Certificates and the
Residual Certificates) with later sequential Class designations.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Trustee is required to calculate the amount, if any, by which (1) the aggregate Stated Principal
Balance (for purposes of this calculation only, the aggregate Stated Principal
Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the applicable Master Servicer, the
Special Servicer or the Trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans (not including the Houston Galleria Trust Subordinate Companion
Loan) including any REO Loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class A-MFL, Class S, Class X and Class HG
Certificates and the Residual Certificates) and the Class A-MFL Regular
Interest after giving effect to distributions of principal on that Distribution
Date (any deficit, "Collateral Support Deficit"). The Trustee will be required to allocate any Collateral Support Deficit among the respective Classes of
Certificates and the Class A-MFL Regular Interest as follows: to the Class NR,
Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class
H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-J
Certificates in that order, and then to the Class A-M Certificates and the
Class A-MFL Regular Interest, pro rata, and in each case in respect of and until the remaining Certificate Balance of that Class of Certificates or the
Class A-MFL Regular Interest, as the case may be, has been reduced to zero.
Following the reduction of the Certificate Balances of all Classes of
Subordinate

                                     S-162

Certificates and the Class A-MFL Regular Interest to zero, the Trustee will be required to allocate the Collateral Support Deficit among the Classes of Class
A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates,
pro rata, without regard to Loan Groups (based upon their respective
Certificate Balances), until the remaining Certificate Balances of the Class
A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates
have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among the respective Certificates of such
Class in proportion to the Percentage Interests evidenced by the respective
Certificates.

     Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class S, Class R or Class LR Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amount of the
Class X Certificates may be reduced if the related Class of Certificates are reduced by such loan losses or such Collateral Support Deficits.

     Mortgage loan losses (other than mortgage loan losses with respect to the
Houston Galleria Trust Subordinate Companion Loan) will not be allocated to any
Class of Class HG Certificates. On each Distribution Date, immediately following the distributions to be made to the Class HG Certificates, the
Trustee is required to calculate the amount, if any, by which (1) the aggregate
Stated Principal Balance of the Houston Galleria Trust Subordinate Companion
Loan expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Class HG Certificates after giving effect to distributions of principal on that Distribution Date
(any deficit with respect to the Houston Galleria Trust Subordinate Companion
Loan, a "Houston Galleria Collateral Support Deficit" ). The Trustee will be required to allocate any Houston Galleria Collateral Support Deficit, first, to reduce the Certificate Balance of the Class HG-5 Certificates to zero, second, to reduce the Certificate Balance of the Class HG-4 Certificates to zero, third, to reduce the Certificate Balance of the Class HG-3 Certificates to
zero, fourth, to reduce the Certificate Balance of the Class HG-2 Certificates
to zero, and fifth, to reduce the Certificate Balance of the Class HG-1
Certificates to zero. Any Houston Galleria Collateral Support Deficit allocated to a Class of Certificates will be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced by the respective Certificates.

     In general, Collateral Support Deficits (or Houston Galleria Collateral
Support Deficit, as applicable) could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans (or the Houston
Galleria Trust Subordinate Companion Loan, as applicable), including as a result of defaults and delinquencies on the mortgage loans (or the Houston
Galleria Trust Subordinate Companion Loan, as applicable), Nonrecoverable
Advances made in respect of the mortgage loans (or the Houston Galleria Trust
Subordinate Companion Loan, as applicable), the payment to the Special Servicer of any compensation as described in "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this free writing prospectus, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the
Trustee" in the Prospectus, certain reimbursements to the Trustee as described under "Description of the Certificates--The Trustee, Certificate Registrar and
Authenticating Agent" in this free writing prospectus, certain reimbursements to the Master Servicers and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicers and the
Depositor" in the Prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under
"Certain Federal Income Tax Consequences--Federal Income Tax Consequences for
REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool" in the
Prospectus. Accordingly, the allocation of Collateral Support Deficit (or
Houston Galleria Collateral Support Deficit, as applicable) as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A Class of Offered Certificates will be considered outstanding until its
Certificate Balance is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero,

                                     S-163

reimbursements of any previously allocated Collateral Support Deficits (or
Houston Galleria Collateral Support Deficit, as applicable) are required thereafter to be made to a Class of Offered Certificates or the Class A-MFL
Regular Interest in accordance with the payment priorities set forth in
"--Distributions--Priority" above.

ADVANCES

     On the business day immediately preceding each Distribution Date (the
"Master Servicer Remittance Date"), each Master Servicer (with respect to the mortgage loans for which it is acting as Master Servicer) will be obligated, to the extent determined to be recoverable as described below, to make advances
(each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the
Available Distribution Amount for that Distribution Date, in an amount equal to
(but subject to reduction as described in the following paragraph) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, that were due on the mortgage loans (including the
Houston Galleria Trust Subordinate Companion Loan) and any REO Loan during the related Due Period and not received as of the business day preceding the Master
Servicer Remittance Date; and (2) in the case of each mortgage loan (including the Houston Galleria Trust Subordinate Companion Loan) delinquent in respect of its balloon payment as of the related Master Servicer Remittance Date
(including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled Payment. The applicable Master Servicer's obligations to make P&I Advances in respect of any mortgage loan (including the Houston Galleria Trust Subordinate Companion Loan)
or REO Loan will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan (or Houston
Galleria Trust Subordinate Companion Loan, as the case may be) or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan (or Houston Galleria Trust
Subordinate Companion Loan, as the case may be) unless the related Periodic
Payment is received after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance Date. To the extent that the applicable
Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I
Advance in accordance with the terms of the Pooling and Servicing Agreement.

     Neither the applicable Master Servicer nor the Trustee will be required to make a P&I Advance for default interest, Yield Maintenance Charges, prepayment premiums or Excess Interest or with respect to a Subordinate Companion Loan
(except with respect to the Houston Galleria Trust Subordinate Companion Loan).
In addition, neither the applicable Master Servicer nor the Trustee will be required to advance any amounts due to be paid by the Swap Counterparty for distribution to the Class A-MFL Certificates.

     If an Appraisal Reduction has been made with respect to any mortgage loan
(including the Houston Galleria Trust Subordinate Companion Loan) and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related
Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related
Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated
Principal Balance of that mortgage loan immediately prior to the related
Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related
Distribution Date.

                                     S-164

     In addition to P&I Advances, each Master Servicer (with respect to the mortgage loans for which it is acting as Master Servicer) will also be obligated, and the Special Servicer will have the option, (with respect to emergency advances) (in each case, subject to the limitations described in this free writing prospectus) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan (including the Houston Galleria Trust
Subordinate Companion Loan) in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or
REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged
Property. To the extent that the applicable Master Servicer fails to make a
Servicing Advance that it is required to make under the Pooling and Servicing
Agreement and the Trustee has notice of this failure, the Trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The applicable Master Servicer, the Special Servicer or the Trustee, as
applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of a mortgage loan (or the Houston
Galleria Trust Subordinate Companion Loan) as to which that Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds,
Liquidation Proceeds or otherwise from the related mortgage loan (or the
Houston Galleria Trust Subordinate Companion Loan, as applicable) ("Related
Proceeds"). Notwithstanding any statement to the contrary contained herein, none of the Master Servicers, the Special Servicer or the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of
Related Proceeds (a "Nonrecoverable Advance").

     Each of the Master Servicers, the Special Servicer and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the mortgage loans on deposit in its Certificate Account (first from principal collections and then from interest collections) or, if amounts in that Master Servicer's
Certificate Account are not sufficient, from the other Master Servicer's
Certificate Account. Notwithstanding the foregoing, amounts collected in respect of the Houston Galleria Trust Subordinate Companion Loan will not be available for the reimbursement of Nonrecoverable Advances to the extent they are unrelated to the Houston Galleria Whole Loan. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the applicable
Master Servicer and shall be bound by any non-recoverability determination of the Special Servicer. If the funds in the Certificate Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance)
for a consecutive period up to 12 months; provided that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. At any time after such a determination to obtain reimbursement over time, the applicable Master
Servicer, the Special Servicer and the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders shall not, with respect to the applicable Master Servicer or the Special Servicer, constitute a violation of the Servicing Standards or contractual duty under the Pooling and Servicing Agreement and/or with respect to the Trustee, constitute a violation of any fiduciary duty to
Certificateholders or contractual duty under the Pooling and Servicing
Agreement. If an Advance on the Houston Galleria Trust Subordinate Companion
Loan becomes a Nonrecoverable Advance, the applicable Master Servicer (or
Trustee, as applicable) will be entitled to recover such amounts from funds otherwise distributable in respect of the Pooled Certificates.

                                     S-165

     Each of the Master Servicers, the Special Servicer and the Trustee will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that a mortgage loan (including the Houston Galleria
Trust Subordinate Companion Loan) is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a "Workout-Delayed
Reimbursement Amount") out of principal collections on the mortgage loans in its Certificate Account or, if amounts in that Master Servicer's Certificate
Account are not sufficient, from the other Master Servicer's Certificate
Account. A Workout-Delayed Reimbursement Amount will constitute a
Nonrecoverable Advance when the person making such determination, and taking into account factors such as all other outstanding Advances, either (a) has determined in accordance with the Servicing Standards (in the case of the applicable Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement
Amount would not ultimately be recoverable from Related Proceeds, or (b) has determined in accordance with the Servicing Standards (in the case of the applicable Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement
Amount, along with any other Workout-Delayed Reimbursement Amounts and
Nonrecoverable Advances, would not ultimately be recoverable out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance. To the extent a Nonrecoverable
Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan (including the Houston Galleria Trust Subordinate Companion Loan) is
required to be reimbursed from the principal portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group
(after giving effect to any reimbursement of Nonrecoverable Advances and
Workout-Delayed Reimbursement Amounts that are related to such other Loan
Group).

     To the extent a Nonrecoverable Advance with respect to a mortgage loan
(including the Houston Galleria Trust Subordinate Companion Loan) is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances that are related to such other Loan Group). In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standards that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and may deliver to the applicable Master Servicer and the Trustee notice of such determination which shall be conclusive and binding with respect to such persons. In making such non-recoverability determination, such person will be entitled to consider (among other things) whether the borrower is obligated under the terms of the related mortgage loan as it may have been modified to pay the related Advances, to consider (among other things) the related
Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable Master Servicer, in light of the fact that Related
Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance.
In addition, any such person may update or change its recoverability determinations (but not reverse any other person's determination that an
Advance is non-recoverable) at any

                                     S-166

time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination that an Advance is or would be a Nonrecoverable
Advance will be conclusive and binding on the Certificateholders, the applicable Master Servicer and the Trustee. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the applicable
Master Servicer and shall be bound by any non-recoverability determination of the Special Servicer and the applicable Master Servicer shall rely conclusively on any non-recoverability determination of the Special Servicer. Nonrecoverable
Advances will represent a portion of the losses to be borne by the
Certificateholders.

     No P&I Advances will be made on any Subordinate Companion Loan (except with respect to the Houston Galleria Trust Subordinate Companion Loan). No
Servicing Advances will be made with respect to any Subordinate Companion Loan
(except with respect to the Houston Galleria Trust Subordinate Companion Loan,
to the extent it is still in the Trust) if the related AB Mortgage Loan is no longer part of the trust. Any requirement of the applicable Master Servicer, the Special Servicer or the Trustee to make an Advance under the Pooling and
Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans. See
"Description of the Certificates--Advances in Respect of Delinquencies" and
"Description of the Pooling Agreements--Certificate Account" in the Prospectus.

     In connection with its recovery of any Advance, each of the Master
Servicers, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in its
Certificate Account (or, if amounts in that Master Servicer's Certificate
Account are insufficient, the other Master Servicer's Certificate Account), interest, compounded annually, at the Prime Rate (the "Reimbursement Rate")
accrued on the amount of the Advance from the date made to but not including the date of reimbursement. None of the Master Servicers or the Trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The "Prime Rate" will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the
Trustee to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See
"Description of the Certificates--Reports to Certificateholders; Certain
Available Information" in this free writing prospectus and "Description of the
Certificates--Reports to Certificateholders" in the Prospectus.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred with respect to a mortgage loan, an Appraisal Reduction is required to be calculated. An "Appraisal
Reduction Event" will occur on the earliest of:

     (1) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan
   (including the Houston Galleria Trust Subordinate Companion Loan);

     (2) the date on which a reduction in the amount of Periodic Payments on a mortgage loan (including the Houston Galleria Trust Subordinate Companion
   Loan), or a change in any other material economic term of the mortgage loan
   (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special Servicer;

     (3) the date on which a receiver has been appointed;

     (4) 60 days after a borrower declares bankruptcy;

     (5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

                                     S-167

     (6) 120 days (or 90 days with respect to a Specially Serviced Mortgage
   Loan) after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan (including the Houston Galleria Trust Subordinate Companion
   Loan); and

     (7) immediately after a mortgage loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate
Certificate Balance of all Classes of Certificates (other than the Class A
Certificates) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan as to which any Appraisal Reduction Event has occurred will be an amount calculated by the applicable Master Servicer, as of the first Determination
Date that is at least ten Business Days following the date the Special Servicer receives and delivers to the applicable Master Servicer such appraisal equal to the excess of (a) the Stated Principal Balance of that mortgage loan over (b)
the excess of (1) the sum of (x) 90% of the appraised value of the related
Mortgaged Property as determined (A) by one or more MAI appraisals with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with such loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with that mortgage loan) with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the Special Servicer may make
(without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (x) to the extent not previously advanced by the applicable Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (y) all Advances not reimbursed from the proceeds of such mortgage loan and interest on those
Advances at the Reimbursement Rate in respect of that mortgage loan and (z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under that mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable Master
Servicer, the Special Servicer or the Trustee, as applicable).

     The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the tenth Business Day following delivery to the applicable Master Servicer of the MAI appraisal or the completion of the valuation, the applicable Master Servicer will be required to calculate and report to the Directing Certificateholder (and, in the case of the Houston Galleria Whole Loan if no Houston Galleria Control Appraisal Event
has occurred and is continuing, the Houston Galleria Operating Advisor), the
Special Servicer and the Trustee, the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the applicable
Master Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6)
of the third preceding paragraph, within 120 days or 90 days, respectively, after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25%
of the current Stated Principal Balance of the related mortgage loan (including the Houston Galleria Whole Loan) until the MAI appraisal is received.

     The Houston Galleria Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction with respect to the mortgage loans that comprise such whole loan. Any Appraisal Reduction calculated with respect to the Houston Galleria Whole Loan will be applied first to the Houston
Galleria Trust Subordinate Companion Loan (and therefore to the Class HG-5,
Class HG-4, Class HG-3, Class HG-2 and Class HG-1 Certificates, in that order).
Any Appraisal Reduction in respect of the Houston Galleria Whole Loan that exceeds the aggregate

                                     S-168

balance of the Houston Galleria Trust Subordinate Companion Loan will be allocated to the Houston Galleria Non-Trust Subordinate Companion Loan. Any
Appraisal Reduction that exceeds the aggregate balance of the Houston Galleria
Non-Trust Subordinate Companion Loan and the Houston Galleria Trust Subordinate
Companion Loan will be allocated to the Houston Galleria Loan (and therefore to the Pooled Certificates) and the Houston Galleria Pari Passu Companion Loan,
pro rata.

     With respect to the AB Mortgage Loans, Appraisal Reductions will be calculated based on the outstanding principal balance of the related AB
Mortgage Loan and the related Subordinate Companion Loan, and all resulting
Appraisal Reductions will be allocated to the related Subordinate Companion
Loan prior to being allocated to the related AB Mortgage Loan.

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of
Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class Q Certificates, then to the Class P Certificates, then to the
Class O Certificates, then to the Class N Certificates, then to the Class M
Certificates, then to the Class L Certificates, then to the Class K
Certificates, then to the Class J Certificates, then to the Class H
Certificates, then to the Class G Certificates, then to the Class F
Certificates, then to the Class E Certificates, then to the Class D
Certificates, then to the Class C Certificates, then to the Class B
Certificates, then to the Class A-J Certificates and then to the Class A-M
Certificates and the Class A-MFL Regular Interest, pro rata; provided that with respect to an Appraisal Reduction on the Houston Galleria Loan, such Appraisal
Reduction will be applied to the Class HG Certificates prior to any application of such Appraisal Reduction to the Houston Galleria Loan and the Regular
Certificates. See "--Advances" above.

     With respect to each mortgage loan as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive
Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal
(which may be an update of a prior appraisal), the cost of which will be a
Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the applicable Master Servicer is required to redetermine and report to the Directing Certificateholder, (and, in the case of the Houston Galleria Whole Loan, the Houston Galleria Operating Advisor so long as no Houston Galleria Non-Trust Control Appraisal Event has occurred and is continuing), the Special Servicer and the Trustee, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan or Companion Loan, as applicable. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan that is the subject of an Appraisal Reduction Event to the extent the Special
Servicer has obtained an appraisal or valuation with respect to the related
Mortgaged Property within the 12-month period prior to the occurrence of the
Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation and provides notice to the applicable Master Servicer of its intent to use such previous Appraisal or update.

     Any mortgage loan (including the Houston Galleria Whole Loan) previously subject to an Appraisal Reduction that becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other
Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Trustee will be required to make available on its website to each holder of a Certificate, the Master Servicers, the
Underwriters, the Special Servicer, the

                                     S-169

Directing Certificateholder, the Houston Galleria Operating Advisor, each
Rating Agency, the Swap Counterparty, the Trustee and certain assignees of the
Depositor, including certain financial market publishers (which are anticipated to initially be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.), if any,
a statement (a "Statement to Certificateholders") based in part upon information provided by each Master Servicer in accordance with the Commercial
Mortgage Securities Association (or any successor organization reasonably acceptable to the Master Servicers and the Trustee) guidelines setting forth, among other things:

     (1) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate Balance of the
   Certificates;

     (2) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable Certificate Interest or Class A-MFL Interest Distribution Amount, and with respect to the Class
   A-MFL Certificates, notification that the amount of interest distributed thereon is the Interest Distribution Amount with respect to the Class A-MFL
   Regular Interest, which amount is being paid as a result of a Swap Default;

     (3) the aggregate amount of P&I Advances made in respect of the
   Distribution Date;

     (4) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Master Servicers and the Special Servicer with respect to the Due Period for the Distribution Date;

     (5) the aggregate Stated Principal Balance of the mortgage loans and any
   REO Loans outstanding immediately before and immediately after the
   Distribution Date;

     (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

     (7) the number and aggregate principal balance of mortgage loans (A)
   delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an REO
   Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

     (8) the value of any REO Property included in the trust fund as of the
   Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

     (9) the Available Distribution Amount and the Class A-MFL Available Funds
   for the Distribution Date;

     (10) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Yield Maintenance Charges;

     (11) the Pass-Through Rate for each Class of Certificates for the
   Distribution Date and the next succeeding Distribution Date;

     (12) the Scheduled Principal Distribution Amount and the Unscheduled
   Principal Distribution Amount for the Distribution Date;

     (13) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the
   Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the
   Distribution Date;

     (14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional
   Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Certificates (other than the Residual Certificates and the
   Class S Certificates) immediately following the Distribution Date;

     (15) the amount of any Appraisal Reductions effected in connection with the
   Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

                                     S-170

     (16) the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

     (17) the amount of any remaining unpaid interest shortfalls for each Class of Certificates as of the Distribution Date;

     (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of principal prepayment occurring;

     (19) a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first Distribution
   Date, as of the Cut-off Date);

     (20) all deposits into, withdrawals from, and the balance of the Interest
   Reserve Account on the related Master Servicer Remittance Date;

     (21) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral Support Deficit or Houston Galleria Collateral Support Deficit;

     (22) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

     (23) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first
   Distribution Date, as of the Cut-off Date) (other than a payment in full),
   (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any Collateral
   Support Deficit or Houston Galleria Collateral Support Deficit in connection with the liquidation;

     (24) with respect to any REO Property included in the trust as to which the
   Special Servicer determined, in accordance with the Servicing Standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation
   Proceeds and other amounts received in connection with that determination
   (separately identifying the portion allocable to distributions on the
   Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

     (25) the aggregate amount of interest on P&I Advances paid to each Master
   Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

     (26) the aggregate amount of interest on Servicing Advances paid to each
   Master Servicer, the Special Servicer and the Trustee since the previous
   Determination Date (or in the case of the first Distribution Date, as of the
   Cut-off Date);

     (27) the original and then-current credit support levels for each Class of
   Certificates;

     (28) the original and then-current ratings for each Class of Certificates;

     (29) the amount of the distribution on the Distribution Date to the holders of the Residual Certificates;

     (30) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date).

     (31) LIBOR as calculated for the related Distribution Date and for the next succeeding Distribution Date;

                                     S-171

     (32) the amounts received and paid in respect of the Swap Contract;

     (33) identification of any Rating Agency Trigger Event or Swap Default as
   of the close of business on the last day of the immediately preceding calendar month with respect to the Swap Contract;

     (34) the amount of any (A) payment by the Swap Counterparty as a termination payment, (B) payment to any successor swap counterparty to acquire a replacement interest rate swap contract, and (C) collateral posted in connection with any Rating Agency Trigger Event; and

     (35) the amount of and identification of any payments on the Class A-MFL
   Certificates in addition to the amount of principal and interest due thereon, such as any termination payment received in connection with the Swap
   Contract.

     The Trustee will make available the Statements to Certificateholders through its website which is initially located at www.etrustee.net. In addition, the Trustee may make certain other information and reports (including the collection of reports specified by The Commercial Mortgage Securities
Association (or any successor organization reasonably acceptable to the Trustee and the Master Servicers) known as the "CMSA Investor Reporting Package")
related to the mortgage loans available, to the extent that the Trustee receives such information and reports from the Master Servicers, and direction from the Depositor, or is otherwise directed to do so under the Pooling and
Servicing Agreement. The Trustee will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the Trustee's website, the Trustee may require registration and acceptance of a disclaimer. The
Trustee will not be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

     In the case of information furnished pursuant to clauses (1), (2), (10),
(17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1) and (2) above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Trustee deems necessary or desirable, or that a
Certificateholder or Certificate Owner reasonably requests, to enable
Certificateholders to prepare their tax returns for that calendar year. This obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

     The Trustee will be required to provide or make available to certain financial market publishers, which are anticipated initially to be Bloomberg,
L.P., Trepp, LLC and Intex Solutions, Inc., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, debt service coverage ratio based upon borrowers' annual Operating Statements and occupancy rates, to the extent it has received the information from each Master Servicer pursuant to the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires that the Trustee make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the
Special Servicer, the Master Servicers, the Directing Certificateholder, the
Houston Galleria Operating Advisor (so long as no Houston Galleria Non-Trust
Control Appraisal Event has occurred and is continuing), each Rating Agency, any designee of the Depositor or any other person to whom the Trustee believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

                                     S-172

     (1) the Pooling and Servicing Agreement and any amendments to that agreement;

     (2) all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

     (3) all officer's certificates delivered to the Trustee since the Closing
   Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the Prospectus;

     (4) all accountants' reports delivered to the Trustee since the Closing
   Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the Prospectus;

     (5) the most recent property inspection report prepared by or on behalf of each Master Servicer or the Special Servicer and delivered to the Trustee in respect of each Mortgaged Property;

     (6) copies of the mortgage loan documents;

     (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the applicable Master Servicer or the Special
   Servicer and delivered to the Trustee; and

     (8) any and all statements and reports delivered to, or collected by, the
   Master Servicers or the Special Servicer, from the borrowers, including the most recent annual property Operating Statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Trustee.

     Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Trustee, upon request; however, the
Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the
Directing Certificateholder shall be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Master Servicers
or Special Servicer will use reasonable efforts to collect certain financial and property information required under the mortgage loan documents, such as
Operating Statements, rent rolls and financial statements.

     With respect to any Companion Loan that is included in a securitization trust that is subject to the provisions of Regulation AB of the Securities Act of 1933, as amended, the applicable Master Servicer, Special Servicer, Trustee and any subservicer will be required to provide such reports and information and otherwise take such commercially reasonable actions with respect to such
Companion Loan as is necessary for the depositor, issuing entity, master servicer, special servicer and trustee to comply with all requirements of
Regulation AB of the Securities Act of 1933, as amended.

     The Pooling and Servicing Agreement will require the Master Servicers and the Trustee, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing
Agreement, to provide certain of the reports or, in the case of the Master
Servicers and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicers or the Trustee, as the case may be, to any
Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate
Owner or any prospective investor so identified by a Certificate Owner or an
Underwriter, that requests reports or information. However, the Trustee and each Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to
Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants.
Conveyance of notices and other communications by DTC to Participants, and by
Participants to Certificate Owners, will

                                     S-173

be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicers, the Special Servicer, the
Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the
Offered Certificates will be Cede & Co., as nominee for DTC.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated pro rata between the Class X-1 and
Class X-2 Certificates based upon their Notional Amounts), and (2) in the case of any other Class of Certificates (other than the Class S Certificates, the
Residual Certificates and the Class HG Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate
Certificate Balance of the Class, in each case, determined as of the prior
Distribution Date, and the denominator of which is equal to the aggregate
Certificate Balance of all Classes of Certificates (other than the Class S
Certificates and the Class HG Certificates), each determined as of the prior
Distribution Date. None of the Class S, Class R, Class LR or Class HG
Certificates will be entitled to any Voting Rights. For purposes of determining
Voting Rights, the Certificate Balance of each Class (other than the Class S
Certificates and the Class HG Certificates) will not be reduced by the amount allocated to that Class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a Class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage
Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing
Agreement, none of the Master Servicers, the Special Servicer or the Depositor
will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property subject thereto, (2) the voluntary exchange of all the then outstanding certificates (other than the Class S and the Residual
Certificates) for the mortgage loans remaining in the trust (provided, however, that (a) the Offered Certificates are no longer outstanding, (b) there is only one holder of the then outstanding Certificates (other than the Class S and the
Residual Certificates)) and (c) each Master Servicer consents to the exchange or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the applicable
Master Servicer or the holders of the Class LR Certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

     The holders of the Controlling Class, the Special Servicer, each Master
Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund (including the
Houston Galleria Trust Subordinate Companion Loan). This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (including the Houston Galleria Trust Subordinate Companion Loan)
(exclusive of REO Loans) then included

                                     S-174

in the trust fund and (2) the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master
Servicers and the Trustee, plus the reasonable out-of-pocket expenses of the applicable Master Servicer related to such purchase, unless the applicable
Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the holders of the
Controlling Class, the Special Servicer, each Master Servicer or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans (including the Houston Galleria Trust Subordinate Companion
Loan) be less than 1% of the Initial Pool Balance. The voluntary exchange of
Certificates, including the Class X Certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to each Class of outstanding Certificates being held by one Certificateholder who must voluntarily participate and the Master Servicers must consent to the exchange.

     On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see
"Description of the Pooling Agreements-- Certificate Account" in the
Prospectus), will be applied generally as described above under
"--Distributions--Priority" in this free writing prospectus.

     Any optional termination by the holders of the Controlling Class, the
Special Servicer, the applicable Master Servicer or the holders of the Class LR
Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this free writing prospectus.

THE TRUSTEE, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     LaSalle Bank National Association, a national banking association, will act as Trustee on behalf of the Certificateholders. The corporate trust office of the Trustee is located at 135 South LaSalle Street, Suite 1625, Chicago,
Illinois 60603, Attention: Global Securities and Trust Services Group, JP
Morgan 2005-LDP5 and its telephone number is (312) 904-1487. As compensation for the performance of its routine duties, the Trustee will be paid a fee (the
"Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.0003% per annum (the "Trustee Fee Rate") and the Stated Principal
Balance of the mortgage loans and in the same manner as interest is calculated on the related mortgage loan. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. See "Description of the Pooling Agreements--The Trustee",
"--Duties of the Trustee", "--Certain Matters Regarding the Trustee" and
"--Resignation and Removal of the Trustee" in the Prospectus.

     The Trustee and its respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust as provided in the Pooling and Servicing Agreement.

                                     S-175

                       DESCRIPTION OF THE SWAP CONTRACT

GENERAL

     On the Closing Date, the Depositor will transfer the Class A-MFL Regular
Interest to the trust in exchange for the Class A-MFL Certificates, which will represent all of the beneficial interest in the portion of the trust fund consisting of the Class A-MFL Regular Interest, the Swap Contract and the
Floating Rate Account.

     The Trustee, on behalf of the trust, will enter into an interest rate swap agreement (the "Swap Contract"), related to the Class A-MFL Regular Interest, with JPMorgan Chase Bank, N.A. (the "Swap Counterparty"). The Swap Contract
will have a maturity date of the Distribution Date in December 2044 (the same date as the Rated Final Distribution Date of the Class A-MFL Certificates). The
Trustee will make available to the Swap Counterparty the Statement to
Certificateholders, which statement will include LIBOR as applicable to the related Interest Accrual Period. See "Description of the
Certificates--Distributions" in this free writing prospectus. The Trustee will also calculate the amounts, if any, due from or payable to the Swap
Counterparty under the Swap Contract.

     The Trustee may make withdrawals from the Floating Rate Account only for the following purposes: (i) to distribute to the holders of the Class A-MFL
Certificates the Class A-MFL Available Funds for any Distribution Date; (ii) to
withdraw any amount deposited into the Floating Rate Account that was not required to be deposited therein; (iii) to pay any funds required to be paid to the Swap Counterparty under the Swap Contract; and (iv) to clear and terminate the account pursuant to the terms of the Pooling and Servicing Agreement.

THE SWAP CONTRACT

     The Swap Contract will provide that, so long as the Swap Contract is in effect, (a) on each Distribution Date, commencing in January 2006, the Trustee will pay or cause to be paid to the Swap Counterparty (i) any Yield Maintenance
Charges in respect of the Class A-MFL Regular Interest for the related
Distribution Date and (ii) one month's interest at the Pass-Through Rate applicable to the Class A-MFL Regular Interest accrued for the related Interest
Accrual Period on the Certificate Balance of the Class A-MFL Certificates, and
(b) on the business day before each Distribution Date, commencing in January
2006, the Swap Counterparty will pay to the Trustee, for the benefit of the
Class A-MFL Certificateholders, one month's interest at the Pass-Through Rate applicable to the Class A-MFL Certificates accrued for the related Interest
Accrual Period on the Certificate Balance of the Class A-MFL Certificates. Such
payments will be made on a net basis.

     On any Distribution Date for which the funds allocated to payment of the
Interest Distribution Amount of the Class A-MFL Regular Interest are
insufficient to pay all amounts due to the Swap Counterparty under the Swap
Contract for such Distribution Date, the amounts payable by the Swap
Counterparty to the trust under the Swap Contract will be reduced, on a dollar-for-dollar basis, by the amount of such shortfall, and holders of the
Class A-MFL Certificates will experience a shortfall in their anticipated yield.

     If the Swap Counterparty's long-term rating is not at least, "A--" by
Standard & Poor's Rating Services, a division of The McGraw-Hill Companies,
Inc. "A3" by Moody's Investors Service Inc. and "A--" by Fitch, Inc. (each, a
"Rating Agency Trigger Event"), the Swap Counterparty will be required to post collateral or find a replacement Swap Counterparty that would not cause another
Rating Agency Trigger Event. In the event that the Swap Counterparty fails to either post acceptable collateral, fails to find an acceptable replacement swap counterparty under a Rating Agency Trigger Event or fails to make a payment to the trust required under the Swap Contract (each such event, a "Swap Default")
then the Trustee will be required, subject to the Trustee's determination that costs of enforcement will be recoverable, to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25%, by Certificate Balance, of the Class A-MFL
Certificates, to enforce the rights of the trust

                                     S-176

under the Swap Contract as may be permitted by the terms thereof and use any termination fees received from the Swap Counterparty (as described in this free writing prospectus) to enter into a replacement interest rate swap contract on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the Swap Contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-MFL Certificates.

     Any conversion to distributions equal to distributions on the Class A-MFL
Regular Interest pursuant to a Swap Default will become permanent following the determination by either the Trustee or the holders of 25% of the Class A-MFL
Certificates not to enter into a replacement interest rate swap contract and distribution of any termination payments to the holders of the Class A-MFL
Certificates. Any such Swap Default and the consequent conversion to distributions equal to distributions on the Class A-MFL Regular Interest will not constitute a default under the Pooling and Servicing Agreement. Any such conversion to distributions equal to distributions on the Class A-MFL Regular
Interest might result in a temporary delay of payment of the distributions to the holders of the Class A-MFL Certificates if notice of the resulting change in payment terms of the Class A-MFL Certificates is not given to DTC within the time frame in advance of the Distribution Date that DTC requires to modify the payment.

     The Trustee will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the amounts due to the Swap
Counterparty under the Swap Contract for any Distribution Date unless and until the related interest payment on the Class A-MFL Regular Interest for such
Distribution Date is actually received by the Trustee.

TERMINATION FEES

     In the event of the termination of the Swap Contract and the failure of the Swap Counterparty to replace the Swap Contract, the Swap Counterparty may be obligated to pay a termination fee to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap contract with another swap counterparty.

THE SWAP COUNTERPARTY

     JPMorgan Chase Bank, N.A. ("JPMCB") is the Swap Counterparty under the
Swap Contract. JPMCB is also a Mortgage Loan Seller, is an affiliate of J.P.
Morgan Chase Commercial Mortgage Securities Corp., which is the Depositor, and is an affiliate of J.P. Morgan Securities Inc., which is an Underwriter.

     JPMCB is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a
Delaware corporation. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the
Office of the Comptroller of the Currency, a bureau of the United States
Department of the Treasury. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

     The long-term certificates of deposit of JPMCB are rated "AA--", "Aa2" and
"A--" by S&P, Moody's and Fitch, respectively.

     JPMorgan Chase & Co. files reports with the Securities and Exchange
Commission that are required under the Securities Exchange Act of 1934. Such reports include additional financial information regarding the Swap
Counterparty and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

                                     S-177

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans (including the Houston Galleria Trust
Subordinate Companion Loan) and any REO Properties will be governed by the
Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties. For purposes of the following summaries, references to mortgage loans include the Houston
Galleria Trust Subordinate Companion Loan, unless otherwise noted. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing
Agreement. Reference is made to the Prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties.

     In general, the Houston Galleria Companion Loans will be serviced and administered under the Pooling and Servicing Agreement consistent with the
Houston Galleria Intercreditor Agreement as if they were mortgage loans included in the trust.

     Each of the Master Servicers (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the mortgage loans for which it is responsible. The applicable
Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers (although the applicable Master Servicer will remain primarily responsible for the servicing of those mortgage loans). Except in certain limited circumstances set forth in the Pooling and Servicing
Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

     The Master Servicers and the Special Servicer will be required to service and administer the mortgage loans for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents (and in the case of each AB Mortgage Loan or mezzanine loan, the terms of the related Intercreditor Agreement,) and, to the extent consistent with the foregoing, in accordance with the applicable Servicing
Standards. The "Servicing Standards" means the General Servicing Standard or the GMAC Servicing Standard, as applicable. The "General Servicing Standard"
means with respect to any Master Servicer (other than GMAC Commercial Mortgage
Corporation) or Special Servicer the higher of the following standards of care:
(1) the same manner in which, and with the same care, skill, prudence and diligence with which the applicable Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the applicable Master Servicer or the Special Servicer, as the case may be, services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the applicable Master Servicer or the
Special Servicer, as the case may be, in either case, with a view to the maximization of recovery of principal and interest on a net present value basis on the mortgage loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders (and in the case of each mortgage loan with one or more Subordinate Companion Loans the holder of the related Subordinate Companion Loan taking into account the subordinate nature of the subject Subordinate Companion Loan, subject to any rights contained in the related Intercreditor Agreement) as a collective whole, as determined by the applicable Master Servicer or Special Servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent institutional, multifamily and commercial loan servicers but without regard to:

     (A) any relationship that the applicable Master Servicer or the Special
   Servicer, or any of their respective affiliates, as the case may be, may have with the related borrower or any borrower affiliate, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement;

                                     S-178

     (B) the ownership of any Certificate or, if applicable, a Companion Loan, by the applicable Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be;

     (C) the applicable Master Servicer's obligation to make Advances;

     (D) the applicable Master Servicer or the Special Servicer's, as the case may be, right to receive compensation (or the adequacy thereof) for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

     (E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the applicable Master Servicer or the
   Special Servicer, as the case may be;

     (F) any option to purchase any mortgage loan or Companion Loan it may have;
   and

     (G) any debt that the applicable Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be, has extended to any borrower or any of their respective affiliates.

     The "GMAC Servicing Standard" means, with respect to GMAC Commercial
Mortgage Corporation, (1) with the same skill, care and diligence as is normal and usual in its mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher with respect to mortgage loans that are comparable to the mortgage loans it is servicing under the Pooling and
Servicing Agreement, (2) with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans and (3) without regard to:

     (A) any relationship that such Master Servicer or any of its affiliates, as the case may be, may have with the related borrower;

     (B) the ownership of any Certificate or, if applicable, a mezzanine loan or the Companion Loan, by such Master Servicer or any of its affiliates, as the case may be;

     (C) such Master Servicer's obligation to make Advances; and

     (D) the right of such Master Servicer to receive compensation payable to it under the Pooling and Servicing Agreement or with respect to any particular transaction.

     Except in certain limited circumstances set forth in the Pooling and
Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

     Except as otherwise described under "--Inspections; Collection of
Operating Information" below, each Master Servicer will be responsible initially for the servicing and administration of mortgage loans for which it is acting as Master Servicer (including the Houston Galleria Whole Loan and each AB Mortgage Loan Pair). Each Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan (and any related Subordinate Companion Loan):

     (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; or in the case of a balloon payment, such payment is delinquent and the related borrower has not provided the applicable Master
   Servicer (who shall promptly notify the Special Servicer and the Directing
   Certificateholder of such delinquency) on or prior to the related maturity date (or, with respect to a mortgage loan where the borrower continues to make its Assumed Scheduled Payment and diligently pursues financing, prior to the 60th day after the related maturity date) with a bona fide written commitment for refinancing reasonably satisfactory in form and substance to the applicable Master Servicer, which provides that such refinancing will occur within 120 days, provided that if such refinancing does not occur within such period, the related mortgage loan will become a Specially
   Serviced Mortgage Loan at the end of the 120-day period (or at the end of any shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur);

                                     S-179

     (2) as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of the mortgage loans with one or more Subordinate Companion Loans or mortgage loans with mezzanine debt, the holder of the related Subordinate Companion
   Loan or mezzanine loan cures such delinquency;

     (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

     (4) as to which the applicable Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged
   Property;

     (5) as to which, in the judgment of the applicable Master Servicer or the
   Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder), as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days;

     (6) as to which a default of which the applicable Master Servicer or the
   Special Servicer, as applicable, has notice (other than a failure by the related borrower to pay principal or interest) and which the applicable
   Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder), determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (or, with respect to the mortgage loans with one or more Subordinate Companion Loans, the interest of the holder of the related
   Companion Loan has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than the failure to maintain terrorism insurance if such failure constitutes an Acceptable
   Insurance Default (or if no grace period is specified for events of default which are capable of cure, 60 days); or

     (7) as to which the applicable Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Directing
   Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the mortgage loan is imminent, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the mortgage loan or otherwise materially adversely affect the interests of Certificateholders (or, with respect to the mortgage loans with one or more Subordinate Companion Loans, the holder of the related Companion
   Loan(s)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan); provided that any determination that a special servicing transfer event has occurred under this clause (7), with respect to any mortgage loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism, may only be made by the Special Servicer (with the consent of the Directing Certificateholder) as described under "--Maintenance of Insurance" below.

     However, the applicable Master Servicer will be required to continue to
(w) receive payments on the mortgage loan (including the Houston Galleria Whole
Loan) (including amounts collected by the Special Servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the
Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (including the

                                     S-180

Houston Galleria Whole Loan) (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special
Servicer will continue to be responsible for its operation and management. The mortgage loans (including the Houston Galleria Whole Loan) serviced by the
Special Servicer and any mortgage loans (including the Subordinate Companion
Loans and the Houston Galleria Whole Loan) that have become REO Loans are referred to in this free writing prospectus as the "Specially Serviced Mortgage
Loans." If any Companion Loan becomes specially serviced, then the related mortgage loan will become a Specially Serviced Mortgage Loan. If any mortgage loan with one or more companion Loans becomes a Specially Serviced Mortgage
Loan, then the related Companion Loan(s) will become a Specially Serviced
Mortgage Loan. Each Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and
Servicing Agreement. Any mortgage loan that is cross-collateralized with a
Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage
Loan.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least 3 consecutive Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the
Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the applicable Master
Servicer.

     The Special Servicer will be required to prepare a report (an "Asset
Status Report") for each mortgage loan which becomes a Specially Serviced
Mortgage Loan not later than 45 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder, the Houston
Galleria Operating Advisor, the applicable Master Servicer, the applicable
Mortgage Loan Seller(s), the Trustee and each Rating Agency does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status
Report. The Directing Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special
Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the
Servicing Standards that the objection is not in the best interest of all the
Certificateholders. If the Directing Certificateholder disapproves the Asset
Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder (or with respect to the Houston Galleria Whole Loan, the Houston Galleria Operating
Advisor) fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced
Mortgage Loan within 90 days (or 60 days with respect to the Houston Galleria
Whole Loan) of the Directing Certificateholder's (or with respect to the
Houston Galleria Whole Loan, the Houston Galleria Operating Advisor's) receipt of the initial Asset Status Report with respect to such Specially Serviced
Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer. Each final Asset Status Report will be required to be delivered to the applicable Master Servicer, the Trustee (upon request) and each Rating Agency.

     With respect to the Houston Galleria Whole Loan, to the extent a Houston
Galleria Non-Trust Control Appraisal Event has not occurred and is continuing, the Houston Galleria Operating Advisor, instead of the Directing
Certificateholder, will have the rights of the Directing Certificateholder described in this free writing prospectus, solely with respect to the Houston
Galleria Whole Loan.

                                     S-181

THE DIRECTING CERTIFICATEHOLDER AND THE HOUSTON GALLERIA OPERATING ADVISOR

     The Directing Certificateholder will be entitled to advise the applicable
Master Servicer or the Special Servicer with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement and, except as otherwise described below, the applicable Master Servicer or the
Special Servicer, as applicable, will not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten business days of having been notified of the proposed action
(provided that if such written objection has not been received by the applicable Master Servicer or the Special Servicer, as applicable, within the ten day period, the Directing Certificateholder will be deemed to have approved such action):

     (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

     (ii) any modification or consent to a modification of any monetary term or other material term of a mortgage loan or any extension of the maturity date of such mortgage loan;

     (iii) any proposed sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under
   "Description of the Certificates--Termination; Retirement of Certificates" in
   this free writing prospectus) for less than the applicable Purchase Price;

     (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

     (v) any release of material real property collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than pursuant to the specific terms of the related mortgage loan and there is no material lender discretion;

     (vi) certain waivers of "due-on-sale" or "due-on-encumbrance" clauses with respect to a mortgage loan or consent to such waiver;

     (vii) any management company changes (with respect to mortgage loans with a principal balance greater than $2,500,000) or franchise changes for which the lender is required to consent or approve;

     (viii) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than as required pursuant to the specific terms of the mortgage loan and there is no material lender discretion;

     (ix) any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan;

     (x) any determination by the Special Servicer of an Acceptable Insurance
   Default; and

     (xi) with respect to the Houston Galleria Whole Loan, any consent to replacement of the property manager;

provided that in the event that the applicable Master Servicer or the Special
Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the applicable Master
Servicer or the Special Servicer, as applicable, may take any such action without waiting for the Directing Certificateholder's response.

     In addition, the Directing Certificateholder may direct the applicable
Master Servicer and/or the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing
Certificateholder may reasonably deem advisable; provided that the applicable
Master Servicer and/or the Special Servicer will not be required to take or refrain from taking any action pursuant to instructions or objections from the
Directing Certificateholder that

                                     S-182

would cause it to violate applicable law, the related loan documents, the
Pooling and Servicing Agreement, including the Servicing Standards or the REMIC
Provisions (and, with respect to the mortgage loans with one or more Companion
Loans, subject to the rights of the holder(s) of the related Companion Loan(s)
as described under "Description of the Mortgage Pool--AB Mortgage Loan Pairs"
in this free writing prospectus).

     With respect to the Houston Galleria Whole Loan only, so long as no
Houston Galleria Non-Trust Control Appraisal Event has occurred and is continuing, the Directing Certificateholder will not be entitled to exercise the above-described rights, but such rights will be exercisable by the Houston
Galleria Operating Advisor; provided, nothing precludes the Directing
Certificateholder from consulting with any Special Servicer, regardless whether the Houston Galleria Operating Advisor is entitled to exercise such rights. The
"Houston Galleria Operating Advisor" will be a representative appointed by the
Houston Galleria Controlling Holder. See "Description of the Mortgage Pool--The
Houston Galleria Whole Loan" in this free writing prospectus.

     The "Directing Certificateholder" will be the Controlling Class
Certificateholder selected by more than 50% of the Controlling Class
Certificateholders, by Certificate Balance, as certified by the Certificate
Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by
Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing
Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate
Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate
Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates (other than the Class X certificates and the
HG Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining the identity of the Controlling Class, the Certificate Balance of
each Class will not be reduced by the amount allocated to that Class of any
Appraisal Reductions. The Controlling Class as of the Closing Date will be the
Class NR Certificates.

     Neither the Master Servicers nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions from the
Directing Certificateholder or the Houston Galleria Operating Advisor that would cause either the Master Servicers or the Special Servicer to violate applicable law, the related loan documents, the Pooling and Servicing
Agreement, including the Servicing Standards, the Houston Galleria
Intercreditor Agreement or the REMIC Provisions.

     Upon the occurrence and continuance of a Houston Galleria Non-Trust
Control Appraisal Event, the Directing Certificateholder and the holder of the
Houston Galleria Pari Passu Companion Loan (or if any such loan has been securitized, a representative appointed by the controlling class of that securitization) will instead concurrently be entitled to exercise rights and powers substantially similar to those of the Houston Galleria Operating
Advisor, but in the event that the Directing Certificateholder and the holder of the Houston Galleria Pari Passu Companion Loan (or if any such loan has been securitized, a representative appointed by the controlling class of that securitization) give conflicting consents or directions to the applicable
Master Servicer or the Special Servicer, as applicable, and all such directions satisfy the Servicing Standards, the applicable Master Servicer or the Special
Servicer, as applicable, will be required to follow the directions of the
Directing Certificateholder.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER AND HOUSTON GALLERIA
   OPERATING ADVISOR

     The Directing Certificateholder (and with respect to the Houston Galleria
Whole Loan, the Houston Galleria Operating Advisor) will not be liable to the trust fund or the Certificateholders

                                     S-183

for any action taken, or for refraining from the taking of any, or action for errors in judgment. However, the Directing Certificateholder (and with respect to the Houston Galleria Whole Loan, the Houston Galleria Operating Advisor)
will not be protected against any liability to the Certificateholders which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

      Each Certificateholder acknowledges and agrees, by its acceptance of its
   Certificates, that the Directing Certificateholder (and, with respect to the
   Houston Galleria Whole Loan, the Houston Galleria Operating Advisor):

     (a) may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates,

     (b) may act solely in the interests of the holders of the Controlling Class
   (or, with respect to the Houston Galleria Operating Advisor, the Houston
   Galleria Controlling Holder),

     (c) does not have any liability or duties to the holders of any Class of
   Certificates other than the Controlling Class (or, with respect to the
   Houston Galleria Operating Advisor, the Houston Galleria Controlling Holder),

     (d) may take actions that favor the interests of the holders of the
   Controlling Class (or with respect to the Houston Galleria Operating Advisor, the Houston Galleria Controlling Holder) over the interests of the holders of one or more other classes of Certificates,

     (e) will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class (or with respect to the
   Houston Galleria Operating Advisor, the Houston Galleria Controlling Holder),
   and

     (f) will have no liability whatsoever for having so acted and that no
   Certificateholder may take any action whatsoever against the Directing
   Certificateholder (or, with respect to the Houston Galleria Whole Loan, the
   Houston Galleria Operating Advisor) or any director, officer, employee, agent or principal of the Directing Certificateholder (or, with respect to the
   Houston Galleria Whole Loan, the Houston Galleria Operating Advisor) for
   having so acted.

     The taking of, or refraining from the taking of, any action by either of the Master Servicers or the Special Servicer in accordance with the direction or approval of the Directing Certificateholder that does not violate any law or the Servicing Standards or any other provisions of the Pooling and Servicing
Agreement will not result in any liability on the part of either of the Master
Servicers or the Special Servicer.

     Generally, the holder of the Subordinate Companion Loans and its designee will have limitations on liability with respect to actions taken in connection with the related AB Mortgage Loan similar to the limitations of the Directing
Certificateholder described above.

THE MASTER SERVICERS

     There will be two master servicers under the Pooling and Servicing
Agreement, Midland Loan Servicers, Inc. and GMAC Commercial Mortgage
Corporation (each, a "Master Servicer" ).

                                                   NO. OF     % OF INITIAL
                      NAME                          LOANS     POOL BALANCE
-----------------------------------------------   --------   -------------

          Midland Loan Services, Inc. .........       85          42.0%
          GMAC Commercial Mortgage
            Corporation .......................      110          58.0%

     Midland Loan Services, Inc. ("Midland") is a Delaware corporation and a wholly-owned subsidiary of PNC Bank, National Association. Midland's address is
10851 Mastin, Suite 700, Building 82, Overland Park, Kansas 66210.

                                     S-184

     As of September 30, 2005, Midland was servicing approximately 16,457 commercial and multifamily loans with a total principal balance of approximately $126.5 billion. The collateral for these loans is located in all fifty states, the District of Columbia, Puerto Rico, Guam and Canada.
Approximately 11,924 of the loans, with a total principal balance of approximately $91.6 billion, pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties.

     Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities rated by Moody's, Fitch and S&P and has received the highest rankings as a master, primary and special servicer from Fitch and S&P.

     Midland currently maintains an Internet-based investor reporting system,
CMBS Investor Insight (Registered Trademark) , that contains updated performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services.
Certificateholders, prospective transferees of the Certificates and other appropriate parties may obtain access to CMBS Investor Insight (Registered
Trademark)  through Midland's website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight (Registered Trademark) . Specific questions about portfolio, loan and property performance may be sent to Midland via
e-mail at askmidland@midlandls.com.

     GMAC Commercial Mortgage Corporation is a California corporation with its principal offices located at 200 Witmer Road, Horsham, Pennsylvania 19044. As of September 30, 2005, GMAC Commercial Mortgage Corporation was the servicer of a portfolio of multifamily and commercial loans totaling approximately $215.7 billion in aggregate outstanding principal balance.

     GMAC Commercial Mortgage Corporation ("GMACCM") will act as a master servicer under the Pooling and Servicing Agreement. GMACCM is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. General Motors
Acceptance Corporation has entered into a definitive agreement to sell a sixty percent equity interest in GMAC Commercial Holding Corp., the parent of GMACCM, to a consortium of investors comprising affiliates of Five Mile Capital
Partners, Kohlberg Kravis Roberts & Co., Goldman Sachs Capital Partners and
Dune Capital Management LP. Members of the current GMAC Commercial Holding
Corp. management team will also invest in GMAC Commercial Holding Corp. shortly after the transaction is completed. The agreement is subject to regulatory approvals, consents and other conditions, and is expected to close by the end of the first quarter of 2006. No assurance can be made that the transaction will not result in changes in the structure, operations or personnel of GMACCM or as to the impact of any such changes.

     The information set forth in the immediately preceding paragraphs concerning the Master Servicers has been provided by the applicable Master
Servicer. The Master Servicers make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the
mortgage loans, this free writing prospectus or related documents.

THE SPECIAL SERVICER

     Midland is a Delaware corporation and a wholly-owned subsidiary of PNC
Bank, National Association, one of the Mortgage Loan Sellers. Midland's address is 10851 Mastin, Suite 700, Building 82, Overland Park, Kansas 66210.

     As of September 30, 2005, Midland was servicing approximately 16,457 commercial and multifamily loans with a total principal balance of approximately $126.5 billion. The collateral for these loans is located in all fifty states, the District of Columbia, Puerto Rico, Guam and Canada.
Approximately 11,924 of the loans, with a total principal balance of approximately $91.6 billion, pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties.

                                     S-185

     Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities rated by S&P, Moody's and Fitch and has received the highest rankings as a master, primary and special servicer from S&P and Fitch.

     As of September 30, 2005, Midland was the named special servicer in approximately 97 commercial mortgage backed securities transactions with an aggregate outstanding principal balance of approximately $63.3 billion. With respect to such transactions as of such date, Midland was administering approximately 118 assets with an outstanding principal balance of approximately
$773 million.

     Midland currently maintains an Internet-based investor reporting system,
CMBS Investor Insight (Registered Trademark) , that contains updated performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services.
Certificateholders, prospective transferees of the Certificates and other appropriate parties may obtain access to CMBS Investor Insight (Registered
Trademark)  through Midland's website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight (Registered Trademark) . Specific questions about portfolio, loan and property performance may be sent to Midland via
e-mail at askmidland@midlandls.com.It is anticipated that an affiliate or affiliates of Midland may acquire certain of the Certificates not offered hereunder and may be the initial Controlling Class Representative.

     The information set forth in this free writing prospectus concerning the
Special Servicer has been provided by the Special Servicer.

REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the Directing Certificateholder, provided that each
Rating Agency confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any Class of Certificates.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of each Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans that it services and, if provided under the related Intercreditor Agreement, any Subordinate
Companion Loan will accrue at a rate (the "Servicing Fee Rate"), equal to a per annum rate ranging from 0.020000% to 0.110000%. As of the Cut-off Date the weighted average Servicing Fee Rate will be approximately 0.026626% per annum.
Pursuant to the terms of the Pooling and Servicing Agreement, Midland Loan
Services, Inc. will be entitled to retain a portion of the Servicing Fee with respect to each mortgage loan it is responsible for servicing and, if provided under an Intercreditor Agreement, any related Subordinate Companion Loan notwithstanding any termination or resignation of Midland Loan Services, Inc.
as Master Servicer; provided, that Midland Loan Services, Inc. may not retain any portion of the Servicing Fee to the extent required to appoint a successor master servicer. In addition, Midland Loan Services, Inc. will have the right to assign and transfer its right to receive that retained portion of its
Servicing Fee to another party. In addition to the Servicing Fee, each Master
Servicer will be entitled to retain, as additional servicing compensation, (1)
a specified percentage of application, defeasance and certain non-material modification, waiver and consent fees, provided, with respect to the non-material modification, waiver and consent fees, the consent of the Special
Servicer is not required for the related transaction, (2) a specified percentage of all assumption (subject to certain subservicing agreements), extension, material modification, waiver, consent and earnout fees, in each case, with respect to all mortgage loans and, if provided under the related
Intercreditor Agreement, the Subordinate Companion Loans that are not Specially
Serviced Mortgage Loans, but arise from a transaction that requires the approval of the Special Servicer and (3) late payment charges and default interest paid by the borrowers (that were collected while the related mortgage loans and, if provided under the

                                     S-186

related Intercreditor Agreement, the related Subordinate Companion Loans were not Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan or the related Subordinate Companion Loans since the Closing
Date. Each Master Servicer also is authorized but not required to invest or direct the investment of funds held in the applicable Certificate Account in
Permitted Investments, and the applicable Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the
Pooling and Servicing Agreement. Each Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans (including the Houston Galleria Whole Loan) and the Subordinate
Companion Loans and in the same manner as interest is calculated on the mortgage loans and the Subordinate Companion Loans. The Servicing Fee for each mortgage loan is included in the Administrative Cost Rate listed for that mortgage loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360
Basis will be recomputed on a 30/360 Basis for purposes of calculating the Net
Mortgage Rate. Notwithstanding the foregoing, with respect to the Subordinate
Companion Loans, the Servicing Fee, if any, will be computed as provided in the
Intercreditor Agreement.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the
Workout Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially
Serviced Mortgage Loan (including the Houston Galleria Whole Loan) at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate"), in each case calculated on the basis of the Stated Principal Balance of the related
Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly, first from Liquidation Proceeds and Insurance and Condemnation
Proceeds and then from general collections on all the mortgage loans and any
REO Properties in the trust fund.

     The "Workout Fee" will generally be payable with respect to each Corrected
Mortgage Loan (including the Houston Galleria Whole Loan) and will be calculated by application of a "Workout Fee Rate" of 1.0% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the
Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a
Corrected Mortgage Loan.

     If the Special Servicer is terminated or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to a mortgage loan that became a Corrected Mortgage Loan during the period that it acted as
Special Servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, but such fee will cease to be payable if the
Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout
Fees. If the Special Servicer resigns or is terminated, it will receive any
Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special
Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

     A "Liquidation Fee" will be payable with respect to each Specially
Serviced Mortgage Loan (including the Houston Galleria Whole Loan) as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by

                                     S-187

the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially
Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The
Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of,
Liquidation Proceeds received in connection with (i) the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period (or extension thereof) provided for such repurchase in the related mortgage loan purchase agreement or if such repurchase occurs after such time period, only if the Mortgage Loan Seller was acting in good faith to resolve such breach or defect, (ii) the purchase of any Specially Serviced Mortgage
Loan by the majority holder of the Controlling Class within the first 90 days after the Special Servicer's initial determination of the fair value of such
Specially Serviced Mortgage Loan, the Special Servicer, within the first 90 days after the Special Servicer's initial determination of the fair value of such Specially Serviced Mortgage Loan, or its assignee (other than an unaffiliated assignee of the Special Servicer which purchases such Specially
Serviced Mortgage Loan more than 90 days following the Special Servicer's initial determination of the fair value of such Specially Serviced Mortgage
Loan) or the applicable Master Servicer, (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund, (iv) the purchase of the Houston Galleria Loan or the Houston
Galleria Trust Subordinate Companion Loan pursuant to the Houston Galleria
Intercreditor Agreement within the first 90 days after either such loan becomes a Specially Serviced Mortgage Loan, (v) the purchase of an AB Mortgage Loan by the holder of the related Subordinate Companion Loan within the first 90 days
(or, in the case of the Brookdale Office Portfolio Mortgage Loan, 120 days)
after such AB Mortgage Loan becomes a Specially Serviced Mortgage Loan pursuant to the related intercreditor agreement or (vi) the purchase of any loan by a related mezzanine lender, provided that a Liquidation Fee will be payable with respect to any purchase by a mezzanine lender, if such purchase by the related mezzanine lender does not occur within 90 days following the date the related mortgage loan becomes a Specially Serviced Mortgage Loan. The Special Servicer
may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

     The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees or other fees with respect to assumptions, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and a specified percentage of all application, assumption, extension, material modification, waiver, consent and earnout fees received with respect to all mortgage loans that are not Specially Serviced Mortgage Loans and for which the
Special Servicer's consent or approval is required. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers and collected while the related mortgage loans were Specially
Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan since the Closing Date. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loans.

     Although each Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the
Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide each Master Servicer or the Special
Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this free writing prospectus under
"Description of the Certificates--Advances," the applicable Master Servicer and the Special Servicer, as applicable, will be entitled to receive interest on its Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

                                     S-188

     Each of the Master Servicers and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing
Agreement. Neither the Master Servicers nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. Each Master Servicer will be responsible for all fees payable to any sub-servicer of a mortgage loan that the applicable Master Servicer is responsible for servicing. See "Description of the Certificates--Distributions--Method, Timing and Amount" in this free writing prospectus and "Description of the Pooling Agreements--Certificate
Account" and "--Servicing Compensation and Payment of Expenses" in the
Prospectus.

     If a borrower prepays a mortgage loan (including the Houston Galleria
Loan), in whole or in part, after the due date but on or before the
Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess." Conversely, if a borrower prepays a mortgage loan (including the Houston Galleria Loan), in whole or in part, after the Determination Date (or, with respect to each mortgage loan with a due date occurring after the related Determination Date, the related due date) in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month's interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a "Prepayment Interest Shortfall." Prepayment Interest Excesses (to
the extent not offset by Prepayment Interest Shortfalls) collected on the mortgage loans (including the Houston Galleria Loan) will be retained by the applicable Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis.

     The applicable Master Servicer will be required to deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance
Date, without any right of reimbursement thereafter, a cash payment (a
"Compensating Interest Payment") in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary Principal Prepayments received in respect of the mortgage loans
(including the Houston Galleria Loan) (other than a Specially Serviced Mortgage
Loan or a mortgage loan on which the Special Servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and
(ii) the aggregate of (A) that portion of its Servicing Fees for the related
Distribution Date that is, in the case of each and every mortgage loan and REO
Loan for which such Servicing Fees are being paid in such Due Period, calculated at 0.005% per annum, (B) all Prepayment Interest Excesses in respect of the mortgage loans for the related Distribution Date and (C) to the extent earned solely on principal payments, net investment earnings received by the applicable Master Servicer during such Due Period with respect to the mortgage loans and related Companion Loan subject to such prepayment. If a Prepayment
Interest Shortfall occurs as a result of the applicable Master Servicer's allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the
Directing Certificateholder), then, for purposes of calculating the
Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of (A) all Servicing Fees payable to the applicable Master Servicer for such Due Period, (B) all Prepayment Interest
Excesses payable to the applicable Master Servicer and (C) to the extent earned on principal prepayments, net investment earnings received by the applicable
Master Servicer during such Due Period with respect to the mortgage loan subject to such prepayment. In no event will the rights of the
Certificateholders to the offset of the aggregate Prepayment Interest
Shortfalls be cumulative.

MAINTENANCE OF INSURANCE

     To the extent permitted by the related mortgage loan and required by the
Servicing Standards, the applicable Master Servicer will be required to use efforts consistent with the

                                     S-189

Servicing Standards to cause each borrower to maintain for the related
Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below). This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, subject to its recoverability determination with respect to any required Servicing Advance, the applicable Master Servicer
(with respect to mortgage loans) will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates in accordance with the Servicing Standards, and the Trustee has an insurable interest; provided that the applicable Master Servicer will not be obligated to maintain insurance against property damage resulting from terrorist or similar acts if the borrower's failure is an Acceptable Insurance Default as determined by the Special Servicer; provided further, that the applicable Master Servicer shall not itself be required to maintain any insurance coverage with respect to a Mortgaged Property that is not available at commercially reasonable rates
(and the Directing Certificateholder will have the right to consent to any such determination) or as to which the Trustee, as mortgagee, does not have an insurable interest. The coverage of that kind of policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the applicable Master Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the applicable Master Servicer will be required to use efforts consistent with the Servicing Standards to (1) cause each borrower to maintain
(to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the Trustee, as mortgagee, has an insurable interest in the Mortgaged
Property and is available at commercially reasonable rates (as determined by the applicable Master Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National
Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards. The Directing
Certificateholder shall have no liability with respect to that determination.

     Notwithstanding the foregoing, with respect to the mortgage loans that either (x) require the borrower to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the applicable Master Servicer will be required to, consistent with the Servicing Standards, (A) actively monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 ("Additional Exclusions"), (B) request the borrower to either purchase insurance against the risks specified in the Additional
Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the Special Servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the applicable Master Servicer pursuant to clause (B) above. If the Special
Servicer determines in accordance with the Servicing Standards that such failure is not an Acceptable Insurance Default, the Special Servicer will be required to notify the applicable Master Servicer and the applicable Master
Servicer will be required to use efforts consistent with the Servicing
Standards to cause the borrower to maintain such insurance. If the Special
Servicer determines that such failure is an Acceptable Insurance Default, it will be required to inform each Rating Agency as to such conclusions for those mortgage loans that (i) have one of the ten (10) highest outstanding

                                     S-190

principal balances of the mortgage loans then included in the trust or (ii)
comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

     "Acceptable Insurance Default" means, with respect to any mortgage loan, a default under the related mortgage loan documents arising by reason of any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or any failure on the part of the related borrower to maintain with respect to the related mortgaged real property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, as to which default the applicable Master Servicer and the
Special Servicer may forbear taking any enforcement action; provided that the
Special Servicer has determined, in its reasonable judgment, based on inquiry consistent with the Servicing Standards and with the Directing
Certificateholder's consent (or with respect to the Houston Galleria Whole
Loan, so long as no Houston Galleria Non-Trust Control Appraisal has occurred and is continuing consultation with the Houston Galleria Operating Advisor), that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or
(b) such insurance is not available at any rate; provided, however, the
Directing Certificateholder (or with respect to the Houston Galleria Whole
Loan, so long as no Houston Galleria Non-Trust Control Appraisal has occurred and is continuing consultation with the Houston Galleria Operating Advisor)
will not have more than 30 days to respond to the Special Servicer's request for consent; provided, further, that upon the Special Servicer's determination, consistent with the Servicing Standards, that exigent circumstances do not allow the Special Servicer to wait for the consent of the Directing
Certificateholder or the Houston Galleria Operating Advisor, if applicable, the
Special Servicer will not be required to do so. The Special Servicer shall be entitled to rely on insurance consultants in making the determinations described above and the cost of such consultants shall be paid from the
Certificate Account as a Servicing Advance.

     During the period that the Special Servicer is evaluating the availability of such insurance, none of the Special Servicer, the applicable Master Servicer or the Directing Certificateholder will be liable for any loss related to the failure to require the borrower to maintain such insurance and will not be in default of its obligations as a result of such failure.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable at commercially reasonable rates, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the
REO Property, or (2) the outstanding principal balance owing on the related mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the
Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special
Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance
Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of
1968, as amended.

     The Pooling and Servicing Agreement provides that the applicable Master
Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks
(including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the applicable Master Servicer or the Special Servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable Master Servicer as a Servicing Advance and will be charged to the

                                     S-191

related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the
Special Servicer will not be required to maintain earthquake insurance on any
REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (and the holder of the Houston Galleria Pari Passu Companion Loan, if applicable) (the "REO
Account") or advanced by the applicable Master Servicer as a Servicing Advance.

     The costs of the insurance may be recovered by the applicable Master
Servicer or the Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to
FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

     Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the applicable Master Servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a
"significant modification" of the mortgage loan within the meaning of Treasury
Regulations Section 1.860G-2(b). The applicable Master Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special
Servicer except certain non-material consents and waivers described in the
Pooling and Servicing Agreement. The Special Servicer will have the sole authority (but may be required under the Pooling and Servicing Agreement to take direction from and obtain the approval of the Directing Certificateholder)
to approve any assumptions, transfers of interest, material modifications, management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

     If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced
Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below (and with respect to the mortgage loans with Subordinate Companion Loans, subject to any rights of the holder of the related Subordinate Companion Loan to consent to such modification, waiver or amendment).

     The Special Servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced
Mortgage Loan if that modification, waiver or amendment would:

     (1) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated
   Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is
   secured by a leasehold estate and not the related fee

                                     S-192

   interest, the date twenty years or, to the extent consistent with the
   Servicing Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend; or

     (2) provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

     In the event of a modification that creates a deferral of interest on a mortgage loan and a capitalization of such interest deferral, the Pooling and
Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or
Classes of Certificates (other than the Class S and Class X Certificates) or
Class A-MFL Regular Interest with the latest sequential designation then outstanding, and to the extent so allocated, will be added to the Certificate
Balance of the Class or Classes. Notwithstanding the foregoing, any such deferral of interest with respect to the Houston Galleria Loan will first be allocated to the Class HG Certificates (in reverse sequential order) and then the Houston Galleria Non-Trust Subordinate Companion Loan prior to any other
Classes of Certificates. In addition, no such deferral of interest with respect to any other mortgage loan will be allocated to the Class HG Certificates.

     The Special Servicer or the applicable Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder (or, in the case of the Houston Galleria Whole Loan, the Houston Galleria Operating
Advisor and the holder of the Houston Galleria Pari Passu Companion Loan), the
applicable Mortgage Loan Seller, each Rating Agency, the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to
Certificateholders; Certain Available Information" in this free writing prospectus.

     The modification, waiver or amendment of each AB Mortgage Loan is subject to certain limitations set forth in the related AB Mortgage Loan documents and the related Intercreditor Agreement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Within 30 days after a mortgage loan has become a Specially Serviced
Mortgage Loan, the Special Servicer will be required to order an appraisal
(which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special
Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the
Servicing Standards.

     In the event a mortgage loan is in default, the Directing
Certificateholder and the Special Servicer will each have an assignable option
(a "Purchase Option") to purchase the mortgage loan in default from the trust fund ((i) with respect to the AB Mortgage Loans, subject to the purchase right of the holder of the related Subordinate Companion Loan, (ii) in the case of the Houston Galleria Whole Loan, subject to the right of the Houston Galleria
Controlling Holder to repurchase the Houston Galleria Loan and (iii) in the case of any mortgage loan with a mezzanine loan, subject to the purchase rights of the holders of the mezzanine debt described under any related intercreditor agreement) at a price (the "Option Price") equal to, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, (i) (a)
the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such

                                     S-193

balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class
Certificateholder), plus (d) all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, all accrued Special
Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, and any unreimbursed trust fund expenses in respect of such mortgage loan, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Directing Certificateholder will have an exclusive right to exercise the Purchase Option for a specified period of time.

     The party that exercises the Purchase Option with respect to the Houston
Galleria Loan will also be required to purchase each of the Houston Galleria
Companion Loans at the related Option Price.

     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised or expires, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and
Servicing Agreement, including workout and foreclosure, consistent with the
Servicing Standards and the REMIC Provisions, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related borrower's cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off
(full or discounted) of the mortgage loan in default in connection with a workout and (iv) in the case of the mortgage loans with Subordinate Companion
Loans, the purchase of such mortgage loan by the holder of the related
Subordinate Companion Loan. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a Controlling Class Certificateholder, the Special
Servicer, or any of their respective affiliates (in other words, the Purchase
Option has not been assigned to another unaffiliated person) and (b) the Option
Price is based on the Special Servicer's determination of the fair value of the mortgage loan in default, then the applicable Master Servicer (or, if the applicable Master Servicer is an affiliate of the Special Servicer, an independent third party appointed by the Trustee) will be required to determine if the Option Price represents a fair value for the mortgage loan in default.
The applicable Master Servicer (or the independent third party, as applicable)
will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable one-time fee for such determination not to exceed $1,000 per mortgage loan plus reasonable out-of-pocket costs and expenses.

     The Purchase Option with respect to each AB Mortgage Loan (and the purchase price) is subject to the rights of the holder of the related
Subordinate Companion Loan to exercise its option to purchase the AB Mortgage
Loan following a default as described under the related Intercreditor Agreement
(and such purchase price is subject to the terms of the related Intercreditor
Agreement). See "Description of the Mortgage Pool--Houston Galleria Whole Loan"
and "--AB Mortgage Loan Pairs" in this free writing prospectus. The Purchase
Option with respect to each mortgage loan with a mezzanine loan is subject to the rights of the holder of the related mezzanine debt to exercise its option to purchase the related mortgage loan following a default as described under the related intercreditor agreement (and such purchase price is subject to the terms of the related intercreditor agreement). See "Description of the Mortgage
Pool--Additional Debt--Mezzanine Debt" in this free writing prospectus.

     If title to any Mortgaged Property is acquired by the trust fund, the
Special Servicer, on behalf of the trust fund, will be required to sell the
Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue

                                     S-194

Service (the "IRS") grants an extension of time to sell the property or (2) the
Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three-year period will not result in the imposition of a tax on either the
Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or either the
Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and
Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code
Section 860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and
Servicing Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the
Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are
"customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged
Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated
for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel.
Any of the foregoing types of income may instead constitute "net income from foreclosure property", which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the
Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged
Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged
Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax
Consequences" and "Federal Income Tax Consequences for REMIC
Certificates--Taxes That May Be Imposed on the REMIC Pool" in the Prospectus.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued

                                     S-195

on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the applicable Master Servicer, the Special Servicer or the Trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances and additional trust fund expenses)
incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the applicable Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the
Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the
Certificates will be further reduced by interest payable to the applicable
Master Servicer, the Special Servicer or the Trustee on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the applicable Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the applicable Master Servicer, as the case may be, for its expenses and (2) the applicable Master Servicer has not determined that the advance would be a
Nonrecoverable Advance.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The applicable Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2006 unless a physical inspection has been performed by the Special Servicer within the last calendar year, in which case the applicable Master Servicer will not be required to perform or cause to be performed such physical inspection; provided further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially
Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default interest and late charges constituting additional compensation of the Special Servicer on the related mortgage loan and then from the Certificate
Account as an expense of the trust fund, in the case of the AB Mortgage Loans, as an expense of the holder of the related Subordinate Companion Loan to the extent provided by the related Intercreditor Agreement and in the case of the
Houston Galleria Loan, as an expense of the holder of the Houston Galleria
Subordinate Companion Loans to the extent provided by the Houston Galleria
Intercreditor Agreement). The Special Servicer or the applicable Master
Servicer, as the case may be, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged Property.

     With respect to each mortgage loan that requires the borrower to deliver
Operating Statements, the Special Servicer or the applicable Master Servicer, as the case may be, is also required to use reasonable efforts to collect and review the annual Operating Statements of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property Operating Statements. However, we cannot assure you that any Operating
Statements required to be delivered will in fact be delivered, nor is the
Special Servicer or the applicable Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

                                     S-196

     Copies of the inspection reports and Operating Statements referred to above that are delivered to the Directing Certificateholder and the Trustee will be available for review by Certificateholders during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to
Certificateholders; Certain Available Information" in this free writing prospectus.

CERTAIN MATTERS REGARDING THE MASTER SERVICERS, THE SPECIAL SERVICER AND THE
   DEPOSITOR

     The Pooling and Servicing Agreement permits each Master Servicer and the
Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any
Class of Certificates; and the approval of such successor by the Directing
Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the applicable Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the
Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the
Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master
Servicers, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicers, the Special
Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the
Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicers, the Special Servicer, the Depositor and their respective affiliates and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing
Agreement, by reason of negligent disregard of such party's obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicers, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing
Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicers, the Special
Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the
Certificateholders (and in the case of the AB Mortgage Loans or Houston
Galleria Loan, the rights of the Certificateholders and the holder of the related Subordinate Companion Loan (as a collective whole)) under the Pooling and Servicing Agreement; provided, however, that if the Houston Galleria Whole
Loan and/or holders of the Class HG Certificates are involved, such expenses, costs and liabilities will be payable out of funds related to the Houston
Galleria Whole Loan and will also be payable out of the other funds in the
Certificate Account if amounts on deposit with respect to the Houston Galleria
Whole Loan are insufficient therefor but, if the amount relates to the Houston
Galleria Loan, then any subsequent recovery on that mortgage

                                     S-197

loan will be used to reimburse the trust for the reimbursement that the trust made. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the
Certificateholders, and the applicable Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate
Account for the expenses.

     Pursuant to the Pooling and Servicing Agreement, the applicable Master
Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement.
Notwithstanding the foregoing, each of the Master Servicers and the Special
Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the
Pooling and Servicing Agreement are met.

     Any person into which the applicable Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the applicable Master Servicer, the
Special Servicer or the Depositor is a party, or any person succeeding to the business of the applicable Master Servicer, the Special Servicer or the
Depositor, will be the successor of the applicable Master Servicer, the Special
Servicer or the Depositor, as the case may be, under the Pooling and Servicing
Agreement. The applicable Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the applicable Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

     (a) (i) any failure by the applicable Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii)
   any failure by the applicable Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account (or Companion
   Distribution Account, as applicable) any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

     (b) any failure by the Special Servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the applicable Master Servicer for deposit in the Certificate
   Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and
   Servicing Agreement;

     (c) any failure by the applicable Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (fifteen days in the case of the applicable Master Servicer's failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the applicable Master
   Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement or Companion Holder, or to the applicable
     Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by
   Certificateholders of any Class, evidencing as to that Class, Percentage
   Interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the applicable Master Servicer or Special
   Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

                                     S-198

     (d) any breach on the part of the applicable Master Servicer or the Special
   Servicer of any representation or warranty in the Pooling and Servicing
   Agreement which materially and adversely affects the interests of any Class of Certificateholders or Companion Holder and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the applicable Master
   Servicer or the Special Servicer, as the case may be, by the Depositor or the
   Trustee, or to the applicable Master Servicer, the Special Servicer, the
   Depositor and the Trustee by the Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25%;
   provided, however, if that breach is capable of being cured and the applicable Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

     (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable Master Servicer or the Special Servicer, and certain actions by or on behalf of the applicable Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

     (f) a servicing officer of the applicable Master Servicer or the Special
   Servicer, as applicable, obtains actual knowledge that Moody's has (i)
   qualified, downgraded or withdrawn its rating or ratings of one or more
   Classes of Certificates, or (ii) has placed one or more Classes of
   Certificates on "watch status" in contemplation of a ratings downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the applicable Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action; or

     (g) the applicable Master Servicer or the Special Servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Master
   Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and any of the ratings assigned to the Certificates have been qualified, downgraded or withdrawn in connection with such a delisting.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the applicable Master
Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the
Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or the Directing
Certificateholder, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing
Agreement. The Trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by any Rating Agency to act as successor to the applicable
Master Servicer or Special Servicer, as the case may be, under the Pooling and
Servicing Agreement and that has been approved by the Directing
Certificateholder, which approval shall not be unreasonably withheld.

     Notwithstanding anything to the contrary contained in the section, if an
Event of Default on the part of the applicable Master Servicer affects only the
Houston Galleria Companion Loans, the Houston Galleria Operating Advisor may
not cause the applicable Master Servicer to be terminated, but the Trustee
(acting at the direction of the Houston Galleria Operating Advisor, so

                                     S-199

long as no Houston Galleria Non-Trust Control Appraisal Event has occurred and is continuing) may require the applicable Master Servicer to appoint a sub-servicer that will be responsible for servicing the related loans.

     No Certificateholder will have any right under the Pooling and Servicing
Agreement to institute any proceeding with respect to the Certificates or the
Pooling and Servicing Agreement unless the applicable holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as
Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and
Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the
Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

     If any Master Servicer is terminated based upon an Event of Default set forth above, then such Master Servicer shall have the right to enter into a sub-servicing agreement or primary servicing agreement with the applicable successor master servicer with respect to all applicable mortgage loans that are not then subject to a sub-servicing agreement or primary servicing agreement, so long as such terminated Master Servicer is on the approved list of commercial mortgage loan primary servicers maintained by S&P and the
Operating Advisor has consented to such primary servicing or sub-servicing arrangement.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

     (a) to cure any ambiguity to the extent the ambiguity does not materially and adversely affect the interests of any Certificateholder;

     (b) to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this free writing prospectus with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder;

     (c) to change the timing and/or nature of deposits in the Certificate
   Account, the Distribution Accounts or the REO Account, provided that (A) the
   Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any
   Certificateholder or the holder of the Houston Galleria Pari Passu Companion
   Loan, if applicable, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any
   Class of Certificates by either Rating Agency, as evidenced by a letter from any Rating Agency;

     (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either of the
   Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided that the
   Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in

                                     S-200

   any material respect the interests of any holder of the Certificates or
   (ii) to restrict (or to remove any existing restrictions with respect to)
   the transfer of the Residual Certificates, provided, that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee
   (see "Certain Federal Income Tax Consequences" and "Federal Income Tax
   Consequences for REMIC Certificates--Taxation of Residual
   Certificates--Tax-Related Restrictions on Transfer of Residual
   Certificates" in the Prospectus);

     (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by any Rating Agency; and

     (f) to amend or supplement any provision of the Pooling and Servicing
   Agreement to the extent necessary to maintain the ratings assigned to each
   Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by such
   Rating Agency.

     Notwithstanding the foregoing, no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase
Agreement without the consent of the applicable Mortgage Loan Seller.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each Class affected thereby evidencing, in each case, not less than 66% of the aggregate Percentage
Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and
Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate or which are required to be distributed to a holder of a Subordinate Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of the holder of the related Subordinate
Companion Loan, without the consent of the holders of all Certificates of that
Class then outstanding or the holder of the related Subordinate Companion Loan, as applicable, (3) adversely affect the Voting Rights of any Class of
Certificates, without the consent of the holders of all Certificates of that
Class then outstanding, (4) change in any manner the obligations of any
Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller, or (5) amend the Servicing Standards without, in each case, the consent of 100% of the holders of Certificates and the holder of the related Subordinate Companion Loan or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by any Rating Agency.

     Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without the Trustee having first received an opinion of counsel (which may be at the trust fund's expense)
to the effect that the amendment is permitted under the Pooling and Servicing
Agreement and that the amendment or the exercise of any power granted to the applicable Master Servicer, the Special Servicer, the Depositor, the Trustee or
any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the
Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

                                     S-201

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the
Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate (or, in the case of the Class X-2 Certificates, the Notional Amounts of the related Class X-2 Components); (3) the aggregate amount of distributions on the Certificate, or in the case of the Class X-2
Certificates, reduction of the Notional Amount of the Class X-2 Components as a
result of such distributions; and (4) the aggregate amount of Collateral
Support Deficit amounts allocated to a Class of Offered Certificates (or, in the case of the Class X-2 Certificates, in reduction of the Notional Amounts of the related Class X-2 Components).

     Pass-Through Rate. The Pass-Through Rate applicable to each Class of
Offered Certificates, except the Class A-MFL Certificates, for any Distribution
Date will equal the rate set forth on the cover of this free writing prospectus. The initial Pass-Through Rate on the Class A-MFL Certificates will equal the rate set forth on the cover of this free writing prospectus;
provided, however, under certain circumstances described under "Description of the Swap Contract--The Swap Contract" in this free writing prospectus, the
Pass-Through Rate on the Class A-MFL Certificates may be effectively reduced or may convert to a per annum rate equal to the Pass-Through Rate on the Class
A-MFL Regular Interest. See "Description of the Certificates" in this free writing prospectus. The yield to investors in the Class A-MFL Certificates will be highly sensitive to changes in LIBOR such that decreasing levels of LIBOR will have a negative impact on the yield to investors in such Class of
Certificates. See "Description of the Swap Contract" in this free writing prospectus.

     Rate and Timing of Principal Payments. The yield to holders of Offered
Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this free writing prospectus, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining
Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal
Balance, second in respect of the Class A-1 Certificates until the Certificate
Balance thereof is reduced to zero, third, in respect of the Class A-2
Certificates until the Certificate Balance thereof is reduced to zero, fourth, in respect of the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero; fifth, in respect of the Class A-4 Certificates until the
Certificate Balance thereof is reduced to zero; and sixth, in respect of the
Class A-SB Certificates until the Certificate Balance thereof is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-SB
Certificates have been reduced to zero, any remaining Group 1 Principal
Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-M Certificates and the Class A-MFL Regular
Interest (and correspondingly, the Class A-MFL Certificates), pro rata, then in respect of the Class A-J Certificates, and then in respect of the Class B,
Class C, Class D, Class E and Class F Certificates and then the Non-Offered
Certificates (other than the Class X-1 Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout
Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the applicable Master Servicer or the
Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the

                                     S-202

Mortgaged Properties, or purchases of mortgage loans out of the trust fund).
Furthermore, because the amount of principal that will be distributed to the
Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A
Certificates will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be included, the yield on the Class A-1,
Class A-2, Class A-3, Class A-4 and Class A-SB Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. With respect to the Class A-SB
Certificates, the extent to which the Class A-SB Planned Principal Balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates
remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Group
2 Principal Distribution Amount and/or Group 1 Principal Distribution Amount,
as applicable, will be distributed on the Class A-SB Certificates until their
Certificate Balance is reduced to zero. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4
Certificates were outstanding. Furthermore, because the Class X-2 Certificates are not entitled to distributions of principal, the yield on such Certificates will be extremely sensitive to prepayments on the mortgage loans to the extent distributed to reduce the Notional Amounts of the related Class X-2 Components.
In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, we cannot assure you that the borrowers will be able to prepay the ARD Loans on their Anticipated Repayment Dates. The failure of a borrower to prepay an ARD
Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and
Servicing Agreement, neither the applicable Master Servicer nor the Special
Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided, that the applicable Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. See "Risk
Factors-- Borrower May Be Unable to Repay Remaining Principal Balance on
Maturity Date or Anticipated Repayment Date" in this free writing prospectus.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans.
Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage
Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted
Mortgage Loans" in this free writing prospectus and "Certain Legal Aspects of
Mortgage Loans--Foreclosure" in the Prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     With respect to the Advance Auto Parts loan (identified as Loan No. 188 on
Annex A-1 to this free writing prospectus), representing approximately 0.04% of the Initial Pool Balance (approximately 0.04% of the Loan Group 1 Balance), in the event that the related borrower does not deliver a certificate of occupancy with respect to the Mortgaged Property and a tenant estoppel certificate acceptable to the lender within 6 months of the origination date, the holdback in the amount of $1,620,000 will be applied to prepay the outstanding principal balance of the mortgage loan in full, with yield maintenance. In that event, the

                                     S-203

cross-collateralization and cross-default arrangements between the Advance Auto
Parts loan and the Wal-Mart (Cincinnati) loan, representing approximately 0.3%
of the Initial Pool Balance (representing approximately 0.4% of the Loan Group
1 Balance), will not apply and the Mortgaged Property securing the Advance Auto
Parts loan will be released, with no default under the Wal-Mart (Cincinnati)
loan.

     The extent to which the yield to maturity of any Class of Offered
Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (with respect to the
Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A
Certificates, the Loan Group in which such mortgage loan is deemed to be included) are in turn distributed on the Certificates, or, in the case of the
Class X-2 Certificates, applied to reduce the Notional Amounts of the related
Class X-2 Components. An investor should consider, in the case of any Offered
Certificate (other than the Class X-2 Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher
(or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase)
in the rate of principal payments.

     Because the Notional Amount of the Class X-2 Certificates is based upon all or some of the outstanding principal balance of some of the other Classes of Certificates or applicable portions thereof, the yield to maturity on the
Class X-2 Certificates will be extremely sensitive to the rate and timing of prepayments of principal.

     Principal prepayments on the mortgage loans may also affect the yield on each of the Class A-1A, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-M,
Class A-J, Class X-2, Class B, Class C, Class D, Class E and Class F
Certificates because each such Class of Certificates has a Pass-Through Rate equal to, based on, or limited by the WAC Rate to the extent that mortgage loans with higher mortgage rates prepay faster than mortgage loans with lower mortgage rates. The Pass-Through Rates on those Classes of Certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by (i) with respect to the Houston Galleria Loan, the holders of the HG Certificates and then the holders of the Class NR, Class Q, Class P, Class O, Class N, Class M, Class L,
Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and
Class B Certificates and then the Class A-J Certificates and then the Class A-M
Certificates and the Class A-MFL Regular Interest (and correspondingly, the
Class A-MFL Certificates), pro rata, in that order, and (ii) with respect to any other mortgage loan, the holders of the Class NR, Class Q, Class P, Class
O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F,
Class E, Class D, Class C and Class B Certificates and then the Class A-J
Certificates in that order, and then the Class A-M Certificates and the Class
A-MFL Regular Interest (and correspondingly, the Class A-MFL Certificates), pro rata, in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates or the Class A-MFL Regular Interest, as
applicable. In the event of the reduction of the Certificate Balances of all those Classes of Certificates and the Class A-MFL Regular Interest to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A
Certificates. Although losses will not be allocated to the Class X-2
Certificates directly, they will reduce the Notional Amount of the related
Class X-2 Components to the extent such losses are allocated to the related
Classes of Principal Balance Certificates and the Class A-MFL Regular Interest,
and therefore the Class X-2

                                     S-204

Notional Amount, which will reduce the yield on such Certificates. In addition, although losses will not be directly allocated to the Class A-MFL Certificates, losses allocated to the Class A-MFL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-MFL
Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout
Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the
Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and
"Description of the Mortgage Pool" in this free writing prospectus and "Risk
Factors" and "Yield and Maturity Considerations--Yield and Prepayment
Considerations" in the Prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield
Maintenance Charges. See "Description of the Mortgage Pool--Certain Terms and
Conditions of the Mortgage Loans--Prepayment Provisions" in this free writing prospectus. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield
Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged
Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period, the effective yield to the holders of the
Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this free writing prospectus, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates or the Class A-MFL Regular
Interest on any Distribution Date is less than the Distributable Certificate
Interest then payable for that Class of Certificates or the Class A-MFL Regular
Interest, as applicable, the shortfall will be distributable to holders of that
Class of Certificates or the Class A-MFL Regular Interest, as applicable, on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the related Class of Certificates for so long as it is outstanding.
Any such shortfall distributed to the Class A-MFL Regular Interest will be distributed to the holders of the Class A-MFL Certificates to the extent such shortfall is not otherwise payable to the Swap Counterparty pursuant to the
Swap Contract.

                                     S-205

     Pass-Through Rate of the Class A-MFL Certificates. The yield to investors in the Class A-MFL Certificates will be highly sensitive to changes in the level of one-month LIBOR. Investors in the Class A-MFL Certificates should consider the risk that lower than anticipated levels of one-month LIBOR could result in actual yields that are lower than anticipated yields on the Class
A-MFL Certificates. In addition, because interest payments on the Class A-MFL
Certificates may be reduced or the Pass-Through Rate may convert to a fixed rate in connection with certain events discussed in this free writing prospectus, the yield to investors in the Class A-MFL Certificates under those circumstances may not be as high as that offered by other LIBOR based investments that are not subject to such interest rate restrictions. In general, the earlier a change in the level of one-month LIBOR, the greater the effect on the yield to maturity to an investor in the Class A-MFL Certificates.
As a result, the effect on such investor's yield to maturity of a level of one-month LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Class
A-MFL Certificates is not likely to be offset by a subsequent like reduction
(or increase) in the level of one-month LIBOR.

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and
Liquidation Proceeds. As described in this free writing prospectus, the Group 1
Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each
Distribution Date will generally be distributable first, in respect of the
Class A-SB Certificates until their Certificate Balance is reduced to the applicable Class A-SB Planned Principal Balance, second, in respect of the
Class A-1 Certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 Certificates until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-3 Certificates until their Certificate Balance is reduced to zero, fifth, in respect of the Class
A-4 Certificates until their Certificate Balance is reduced to zero, and sixth, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the
Class A-SB Certificates have been reduced to zero, any remaining Group 1
Principal Distribution Amount) for each Distribution Date will generally be distributable in respect of the Class A-1A Certificates until their Certificate
Balance is reduced to zero. After those distributions, the remaining Principal
Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the Class A-M Certificates and the Class
A-MFL Regular Interest, pro rata, then in respect of the Class A-J Certificate, and then in respect of the Class B, Class C, Class D, Class E and Class F
Certificates and then the Non-Offered Certificates (other than the Class X-1
Certificates), in that order, in each case until the Certificate Balance of each such Class of Certificates or the Class A-MFL Regular Interest, as
applicable, is reduced to zero. A reduction in the Certificate Balance of the
Class A-MFL Regular Interest will result in a corresponding reduction of the
Certificate Balance of the Class A-MFL Certificates.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this free writing prospectus is the "Constant
Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before its maturity date or Anticipated Repayment
Date, as the case may be. The columns headed "0% CPR," "25% CPR," "50% CPR,"
"75% CPR" and "100% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and any applicable period in which Defeasance is permitted or any applicable period in which prepayment is permitted if accompanied by a Yield Maintenance Charge. We cannot assure you, however, that prepayments

                                     S-206

of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate
Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

     (a) scheduled periodic payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in January 2006;

     (b) the Mortgage Rate in effect for each mortgage loan as of the Cut-off
   Date will remain in effect to the maturity date or the Anticipated Repayment
   Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

     (c) no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other
   Certificateholder), the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund, and the holders of any Subordinate Companion Loan will not exercise their option to purchase the Houston Galleria Mortgage Loan or the related AB
   Mortgage Loan, as applicable, and the holder of any mezzanine loan or other indebtedness will not exercise its option to purchase the related mortgage loan;

     (d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout
   Period and/or Defeasance Lockout Period and Yield Maintenance period at the respective levels of CPR set forth in the tables and no principal prepayments on the Brookdale Office Portfolio Mortgage Loan or the Advance Auto Parts
   Loan will be received during the applicable lockout period;

     (e) no Yield Maintenance Charges or prepayment premiums are included in any allocations or calculations;

     (f) the Closing Date is December 28, 2005;

     (g) the ARD Loans prepay in full on their Anticipated Repayment Dates;

     (h) the Pass-Through Rates, initial Certificate Balances and initial
   Notional Amounts of the respective Classes of Certificates are as described in this free writing prospectus;

     (i) the Administrative Cost Rate is calculated on the Stated Principal
   Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans;

     (j) the optional termination of the trust will not be exercised; and

     (k) the Swap Contract is not subject to a Swap Default.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered
Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial
Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages.
Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each
Class of Offered Certificates and set forth the percentage of the initial
Certificate Balance of the Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

                                     S-207

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
December 15, 2006 .........................       95          95          95          95          95
December 15, 2007 .........................       88          88          88          88          88
December 15, 2008 .........................       80          78          76          73          14
December 15, 2009 .........................        5           5           5           5           5
December 15, 2010 .........................        0           0           0           0           0
December 15, 2011 .........................        0           0           0           0           0
December 15, 2012 .........................        0           0           0           0           0
December 15, 2013 .........................        0           0           0           0           0
December 15, 2014 .........................        0           0           0           0           0
December 15, 2015 .........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     2.98        2.97        2.96        2.94        2.81

----------
(1)   The weighted average life of the Class A-1 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
December 15, 2006 .........................      100         100         100         100         100
December 15, 2007 .........................      100         100         100         100         100
December 15, 2008 .........................      100         100         100         100         100
December 15, 2009 .........................      100         100         100         100         100
December 15, 2010 .........................       12          12          11          11           6
December 15, 2011 .........................        0           0           0           0           0
December 15, 2012 .........................        0           0           0           0           0
December 15, 2013 .........................        0           0           0           0           0
December 15, 2014 .........................        0           0           0           0           0
December 15, 2015 .........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     4.76        4.75        4.74        4.72        4.57

----------
(1)   The weighted average life of the Class A-2 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

                                     S-208

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
December 15, 2006 .........................      100         100         100         100         100
December 15, 2007 .........................      100         100         100         100         100
December 15, 2008 .........................      100         100         100         100         100
December 15, 2009 .........................      100         100         100         100         100
December 15, 2010 .........................      100         100         100         100         100
December 15, 2011 .........................      100          99          97          95          84
December 15, 2012 .........................       39          39          37          36          26
December 15, 2013 .........................       26          24          22          19           0
December 15, 2014 .........................        0           0           0           0           0
December 15, 2015 .........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     7.08        7.07        7.05        7.02        6.80

----------
(1)   The weighted average life of the Class A-3 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-4 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
December 15, 2006 .........................      100         100         100         100         100
December 15, 2007 .........................      100         100         100         100         100
December 15, 2008 .........................      100         100         100         100         100
December 15, 2009 .........................      100         100         100         100         100
December 15, 2010 .........................      100         100         100         100         100
December 15, 2011 .........................      100         100         100         100         100
December 15, 2012 .........................      100         100         100         100         100
December 15, 2013 .........................      100         100         100         100         100
December 15, 2014 .........................      100          99          98          97          90
December 15, 2015 .........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.67        9.65        9.61        9.58        9.38

----------
(1)   The weighted average life of the Class A-4 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.

                                     S-209

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-SB CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
December 15, 2006 .........................      100         100         100         100         100
December 15, 2007 .........................      100         100         100         100         100
December 15, 2008 .........................      100         100         100         100         100
December 15, 2009 .........................      100         100         100         100         100
December 15, 2010 .........................       92          92          92          92          92
December 15, 2011 .........................       71          71          71          71          71
December 15, 2012 .........................       49          49          49          49          49
December 15, 2013 .........................       25          25          25          25          25
December 15, 2014 .........................        0           0           0           0           0
December 15, 2015 .........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     6.90        6.90        6.90        6.90        6.90

----------
(1)   The weighted average life of the Class A-SB Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-1A CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
December 15, 2006 .........................      100         100         100         100         100
December 15, 2007 .........................       99          99          99          99          99
December 15, 2008 .........................       98          98          98          98          98
December 15, 2009 .........................       98          98          98          98          98
December 15, 2010 .........................       90          90          90          90          90
December 15, 2011 .........................       89          89          89          89          89
December 15, 2012 .........................       56          56          56          56          56
December 15, 2013 .........................       55          55          55          55          55
December 15, 2014 .........................       54          54          54          54          54
December 15, 2015 .........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     8.19        8.16        8.14        8.08        7.90

----------
(1)   The weighted average life of the Class A-1A Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1A Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1A Certificates.

                                     S-210

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-M CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
December 15, 2006 .........................      100         100         100         100         100
December 15, 2007 .........................      100         100         100         100         100
December 15, 2008 .........................      100         100         100         100         100
December 15, 2009 .........................      100         100         100         100         100
December 15, 2010 .........................      100         100         100         100         100
December 15, 2011 .........................      100         100         100         100         100
December 15, 2012 .........................      100         100         100         100         100
December 15, 2013 .........................      100         100         100         100         100
December 15, 2014 .........................      100         100         100         100         100
December 15, 2015 .........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.96        9.95        9.93        9.88        9.71

----------
(1)   The weighted average life of the Class A-M Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-M Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-M Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-MFL CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
December 15, 2006 .........................      100         100         100         100         100
December 15, 2007 .........................      100         100         100         100         100
December 15, 2008 .........................      100         100         100         100         100
December 15, 2009 .........................      100         100         100         100         100
December 15, 2010 .........................      100         100         100         100         100
December 15, 2011 .........................      100         100         100         100         100
December 15, 2012 .........................      100         100         100         100         100
December 15, 2013 .........................      100         100         100         100         100
December 15, 2014 .........................      100         100         100         100         100
December 15, 2015 .........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.96        9.95        9.93        9.88        9.71

----------
(1)   The weighted average life of the Class A-MFL Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-MFL Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-MFL Certificates.

                                     S-211

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-J CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
December 15, 2006 .........................      100         100         100         100         100
December 15, 2007 .........................      100         100         100         100         100
December 15, 2008 .........................      100         100         100         100         100
December 15, 2009 .........................      100         100         100         100         100
December 15, 2010 .........................      100         100         100         100         100
December 15, 2011 .........................      100         100         100         100         100
December 15, 2012 .........................      100         100         100         100         100
December 15, 2013 .........................      100         100         100         100         100
December 15, 2014 .........................      100         100         100         100         100
December 15, 2015 .........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.96        9.96        9.96        9.96        9.71

----------
(1)   The weighted average life of the Class A-J Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-J Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-J Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
December 15, 2006 .........................      100         100         100         100         100
December 15, 2007 .........................      100         100         100         100         100
December 15, 2008 .........................      100         100         100         100         100
December 15, 2009 .........................      100         100         100         100         100
December 15, 2010 .........................      100         100         100         100         100
December 15, 2011 .........................      100         100         100         100         100
December 15, 2012 .........................      100         100         100         100         100
December 15, 2013 .........................      100         100         100         100         100
December 15, 2014 .........................      100         100         100         100         100
December 15, 2015 .........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.96        9.96        9.96        9.96        9.71

----------
(1)   The weighted average life of the Class B Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

                                     S-212

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
December 15, 2006 .........................      100         100         100         100         100
December 15, 2007 .........................      100         100         100         100         100
December 15, 2008 .........................      100         100         100         100         100
December 15, 2009 .........................      100         100         100         100         100
December 15, 2010 .........................      100         100         100         100         100
December 15, 2011 .........................      100         100         100         100         100
December 15, 2012 .........................      100         100         100         100         100
December 15, 2013 .........................      100         100         100         100         100
December 15, 2014 .........................      100         100         100         100         100
December 15, 2015 .........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.96        9.96        9.96        9.96        9.76

----------
(1)   The weighted average life of the Class C Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
December 15, 2006 .........................      100         100         100         100         100
December 15, 2007 .........................      100         100         100         100         100
December 15, 2008 .........................      100         100         100         100         100
December 15, 2009 .........................      100         100         100         100         100
December 15, 2010 .........................      100         100         100         100         100
December 15, 2011 .........................      100         100         100         100         100
December 15, 2012 .........................      100         100         100         100         100
December 15, 2013 .........................      100         100         100         100         100
December 15, 2014 .........................      100         100         100         100         100
December 15, 2015 .........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.96        9.96        9.96        9.96        9.71

----------
(1)   The weighted average life of the Class D Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

                                     S-213

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS E CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
December 15, 2006 .........................      100         100         100         100         100
December 15, 2007 .........................      100         100         100         100         100
December 15, 2008 .........................      100         100         100         100         100
December 15, 2009 .........................      100         100         100         100         100
December 15, 2010 .........................      100         100         100         100         100
December 15, 2011 .........................      100         100         100         100         100
December 15, 2012 .........................      100         100         100         100         100
December 15, 2013 .........................      100         100         100         100         100
December 15, 2014 .........................      100         100         100         100         100
December 15, 2015 .........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.96        9.96        9.96        9.96        9.71

----------
(1)   The weighted average life of the Class E Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class E Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class E Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS F CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
December 15, 2006 .........................      100         100         100         100         100
December 15, 2007 .........................      100         100         100         100         100
December 15, 2008 .........................      100         100         100         100         100
December 15, 2009 .........................      100         100         100         100         100
December 15, 2010 .........................      100         100         100         100         100
December 15, 2011 .........................      100         100         100         100         100
December 15, 2012 .........................      100         100         100         100         100
December 15, 2013 .........................      100         100         100         100         100
December 15, 2014 .........................      100         100         100         100         100
December 15, 2015 .........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.96        9.96        9.96        9.96        9.76

----------
(1)   The weighted average life of the Class F Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class F Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class F Certificates.

YIELD SENSITIVITY OF THE CLASS X-2 CERTIFICATES

     The yield to maturity of the Class X-2 Certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments, principal losses and other factors described above. Investors in the Class X-2 Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

     ANY OPTIONAL TERMINATION BY THE HOLDERS OF THE CONTROLLING CLASS, THE
SPECIAL SERVICER, THE APPLICABLE MASTER SERVICER OR THE HOLDERS OF THE CLASS LR
CERTIFICATES WOULD RESULT IN PREPAYMENT

                                     S-214

IN FULL OF THE CERTIFICATES AND WOULD HAVE AN ADVERSE EFFECT ON THE YIELD OF
THE CLASS X-2 CERTIFICATES BECAUSE A TERMINATION WOULD HAVE AN EFFECT SIMILAR
TO A PRINCIPAL PREPAYMENT IN FULL OF THE MORTGAGE LOANS AND, AS A RESULT,
INVESTORS IN THE CLASS X-2 CERTIFICATES AND ANY OTHER CERTIFICATES PURCHASED AT
PREMIUM MIGHT NOT FULLY RECOUP THEIR INITIAL INVESTMENT. SEE "DESCRIPTION OF
THE CERTIFICATES--TERMINATION; RETIREMENT OF CERTIFICATES" IN THIS FREE WRITING
PROSPECTUS.

                                     S-215

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP,
special counsel to the Depositor, will deliver its opinion that, assuming (1)
the making of appropriate elections, (2) compliance with the provisions of the
Pooling and Servicing Agreement and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC
Provisions, for federal income tax purposes, designated portions of the trust fund will qualify as two separate real estate mortgage investment conduits (the
"Upper-Tier REMIC" and the "Lower-Tier REMIC", respectively, and each, a
"REMIC") within the meaning of Sections 860A through 860G (the "REMIC
Provisions") of the Code, and (1) the Class A-1, Class A-2, Class A-3, Class
A-4, Class A-SB, Class A-1A, Class X-1, Class X-2, Class A-M, Class A-J, Class
B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
Class L, Class M, Class N, Class O, Class P, Class Q and Class NR Certificates,
the Class HG Certificates and the Class A-MFL Regular Interest will evidence the "regular interests" in the Upper-Tier REMIC and (2) the Class R
Certificates will represent the sole class of "residual interest" in the
Upper-Tier REMIC and the Class LR Certificates will represent the sole class of
"residual interests" in the Lower-Tier REMIC, within the meaning of the REMIC
Provisions. The Certificates (other than the Class S, Class R and Class LR
Certificates) are "Regular Certificates" as defined in the Prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the trust fund consisting of the Excess Interest and the Excess Interest
Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class S
Certificates will represent undivided beneficial interests in such portion of the grantor trust. The grantor trust will also hold the Class A-MFL Regular
Interest, the Swap Contract and the Floating Rate Account, and the Class A-MFL
Certificates will represent undivided beneficial interests in such portion of the grantor trust.

     The Lower-Tier REMIC will hold the mortgage loans and their proceeds, and the trust fund's allocable share of any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure (in the case of the Houston Galleria Loan and the Houston Galleria Trust Subordinate Companion
Loan, a beneficial interest in an allocable portion of the property securing the Houston Galleria Whole Loan and in the case of the AB Mortgage Loans, an allocable portion of the property securing the AB Mortgage Loan Pairs), and will issue certain uncertificated classes of regular interests (the "Lower-Tier
REMIC Regular Interests") and the Class LR Certificates, which will represent the sole class of residual interest in the Lower-Tier REMIC. The Upper-Tier
REMIC will hold the Lower-Tier REMIC Regular Interests and their proceeds and will issue the Regular Certificates as regular interests in the Upper-Tier
REMIC and the Class R certificates as the sole class of residual interest in the Upper-Tier REMIC.

     Because they represent regular interests, each Class of Offered
Certificates (other than the Class A-MFL Certificates) and the Class A-MFL
Regular Interest generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that the Offered Certificates, other than the Class A-MFL and
Class X-2 Certificates, and the Class A-MFL Regular Interest will be issued at a [premium] for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided that it is assumed that the ARD Loans prepay on their Anticipated Repayment Dates (the
"Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax
Consequences" and "Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates" in the Prospectus. For purposes of this discussion and the discussion in the Prospectus, holders of the Class
A-MFL Certificates will be required to allocate their purchase prices and disposition proceeds between

                                     S-216

their interest in the Class A-MFL Regular Interest and the Swap Contract for
purposes of accruing discount or premium or computing gain or loss upon disposition of the Class A-MFL Regular Interest, and with respect to the Class
A-MFL Certificates, references in such discussion to the "regular interests"
are to the Class A-MFL Regular Interest and amounts allocable thereto.

     Although unclear for federal income tax purposes, it is anticipated that the Class X-2 Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the weighted average Net Mortgage
Rate changes in accordance with the initial prepayment assumption in the manner set forth in the Prospectus), over their respective issue prices (including accrued interest from December 1, 2005). Any "negative" amounts of original issue discount on the Class X-2 Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any.
Finally, a holder of any Class X-2 Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the OID Regulations, as defined in the Prospectus, may be promulgated with respect to these Certificates.

     Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Certificates as described under
"Description of the Certificates--Allocation of Yield Maintenance Charges and
Prepayment Premiums" in this free writing prospectus. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the applicable Master Servicer's actual receipt of a Yield Maintenance
Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate.
Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges. Any Yield Maintenance Charge paid to the Swap Counterparty with respect to the Class A-MFL Regular Interest will be treated as received by the holders of the Class A-MFL Certificates and paid as a periodic payment by the holders of the Class A-MFL Certificates under the
Swap Contract. See "--Taxation of the Swap Contract" below.

     Except as provided below, the Offered Certificates, other than the portion of the basis of the Class A-MFL Certificates allocable to the Swap Contract, will be treated as "real estate assets" within the meaning of Section
856(c)(5)(B) of the Code in the hands of a real estate investment trust or
"REIT" and interest (including original issue discount, if any) on the Offered
Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" under
Section 7701(a)(19)(C)(v) of the Code for a domestic building and loan association to the extent the mortgage loans are secured by multifamily and manufactured housing community properties. As of the Cut-off Date, mortgage loans representing approximately 20.8% of the Initial Pool Balance are secured by multifamily properties and manufactured housing community properties.
Mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates, other than the Class A-MFL Certificates, which represent interests in the Swap
Contract in addition to the Class A-MFL Regular Interest, will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the
Code. See "Certain Federal Income Tax Consequences" and "Federal Income Tax
Consequences for REMIC Certificates" in the Prospectus.

TAXATION OF THE SWAP CONTRACT

     Each holder of a Class A-MFL Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the Swap Contract. Holders of the Class A-MFL
Certificates must allocate the price they pay for their Certificates

                                     S-217

between their interests in the Class A-MFL Regular Interest and the Swap
Contract based on their relative market values. The portion, if any, allocated to the Swap Contract will be treated as a swap premium (the "Swap Premium")
paid or received by the holders of the Class A-MFL Certificates, as applicable.
If the Swap Premium is paid by a holder, it will reduce the purchase price allocable to the Class A-MFL Regular Interest. If the Swap Premium is received by holders, it will be deemed to have increased the purchase price for the
Class A-MFL Regular Interest. If the Swap Contract is "on-market", no amount of the purchase price will be allocable to it. Based on the anticipated issue prices of the Class A-MFL Certificates and the Class A-MFL Regular Interest, it
is anticipated that the Class A-MFL Regular Interest will be issued at a
[premium] and that a Swap Premium will be deemed to be paid to the holders of the Class A-MFL Certificates. The holder of a Class A-MFL Certificate will be required to amortize any Swap Premium under a level payment method as if the
Swap Premium represented the present value of a series of equal payments made or received over the life of the Swap Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate). Prospective purchasers of Class A-MFL Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap
Premium. Regulations promulgated by the U.S. Department of Treasury
("Treasury") treat a non-periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is "significant". It is not known whether any Swap Premium would be treated in part as a loan under
Treasury regulations.

     Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Swap Contract must be netted against payments made under the Swap Contract and deemed made or received as a result of the Swap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Class A-MFL Certificates.

     Any amount of proceeds from the sale, redemption or retirement of a Class
A-MFL Certificate that is considered to be allocated to the holder's rights under the Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that Class
A-MFL Certificate under Treasury regulations. A holder of a Class A-MFL
Certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Swap Contract or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of any Swap Premium received upon entering into or acquiring its interest in the Swap Contract. Gain or loss realized upon the termination of the Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

     The Class A-MFL Certificates, representing a beneficial ownership in the
Class A-MFL Regular Interest and in the Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the Code would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contract would be short term. If the holder of a Class A-MFL Certificate incurred or continued to incur indebtedness to acquire or hold such Class A-MFL Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the Swap Contract.

                                     S-218

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax
Consequences--" and "Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates" in the Prospectus.

                      CERTAIN RELATIONSHIPS AMONG PARTIES

     This free writing prospectus and the Prospectus may be used by the
Depositor, J.P. Morgan Securities Inc., Nomura Securities International, Inc.,
IXIS Securities North America Inc., PNC Capital Markets LLC, Deutsche Bank
Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and
Wachovia Capital Markets, LLC (collectively, the "Underwriters"), and any of their affiliates in connection with offers and sales of the Offered
Certificates or in furtherance of market-making activities in the Offered
Certificates. J.P. Morgan Securities Inc. or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise. The
Depositor and the Mortgage Loan Sellers have severally agreed to indemnify the
Underwriters and the Underwriters have severally agreed to indemnify the
Depositor, against certain liabilities, including liabilities under the
Securities Act of 1933, as amended.

                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by
Cadwalader, Wickersham & Taft LLP, and for the Underwriters by Thacher Proffitt
& Wood LLP, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

                                    RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service,
Inc. ("Moody's") and Fitch, Inc. ("Fitch" and, together with S&P and Moody's, the "Rating Agencies"):

     CLASS          S&P     MOODY'S     FITCH
---------------   ------   ---------   ------

    Class A-1       AAA       Aaa        AAA
    Class A-2       AAA       Aaa        AAA
    Class A-3       AAA       Aaa        AAA
    Class A-4       AAA       Aaa        AAA
    Class A-SB      AAA       Aaa        AAA
    Class A-1A      AAA       Aaa        AAA
    Class X-2       AAA       Aaa        AAA
    Class A-M       AAA       Aaa        AAA
   Class A-MFL      AAA       Aaa        AAA
    Class A-J       AAA       Aaa        AAA
     Class B        AA+       Aa1        AA+
     Class C        AA        Aa2        AA
     Class D        AA-       Aa3        AA-
     Class E        A+        A1         A+
     Class F        A         A2         A

     A rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered
Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments

                                     S-219

(whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of prepayment premiums, payment of
Excess Interest, Yield Maintenance Charges or net default interest.

     Also, the rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X-2
Certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class X-2 Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X-2
Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such
Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X-2 Certificates. The
Notional Amounts upon which interest is calculated with respect to the Class
X-2 Certificates are subject to reduction in connection with each reduction of a corresponding component whether as a result of principal payments or the allocation of Collateral Support Deficits. The ratings on the Class X-2
Certificates do not address the timing or magnitude of reduction of such
Notional Amounts, but only the obligation to pay interest timely on such
Notional Amounts as so reduced from time to time. Accordingly, the ratings on the Class X-2 Certificates should be evaluated independently from similar ratings on other types of securities.

     A rating on the Class A-MFL Certificates does not represent any assessment of whether the floating interest rate on such Certificates will convert to a fixed rate. With respect to the Class A-MFL Certificates, the Rating Agencies are only rating the receipt of interest up to the Pass-Through Rate applicable to the Class A-MFL Regular Interest, and are not rating the receipt of interest
accrued at LIBOR plus    %. S&P's ratings do not address any shortfalls or
delays in payment that investors in the Class A-MFL Certificates may experience as a result of the conversion of the Pass-Through Rate on the Class A-MFL
Certificates from a rate based on LIBOR to a fixed rate.

     In addition, S&P's ratings of the Certificates do not address the application of Net Aggregate Prepayment Interest Shortfalls to the
Certificates.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of
Offered Certificates and, if so, what the rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the
Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the
Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations

                                     S-220

concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the Prospectus.

                          CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section
3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code
(collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under
ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979
(March 28, 2002) (the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of
ERISA, and the excise taxes imposed on the prohibited transactions pursuant to
Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered
Certificates to be eligible for exemptive relief. First, the acquisition of the
Offered Certificates by a Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered
Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by S&P, Moody's or Fitch. Third, the
Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, each Master Servicer, the Special Servicer, any sub-servicer, the Swap Counterparty, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered
Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all

                                     S-221

payments made to and retained by each Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of
Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered
Certificates. A fiduciary of a Plan contemplating purchasing an Offered
Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     Further, the Exemption imposes additional requirements for purchases by
Plans of classes of Certificates subject to swap contracts, such as the Class
A-MFL Certificates which benefit from the Swap Contract:

     (a) Each swap contract must be an "eligible swap" with an "eligible swap counterparty" (as each term is defined in PTE 2000-58);

     (b) If a swap contract ceases to be an eligible swap and the swap contract cannot be replaced, the Trustee must notify Certificateholders that the
   Exemption will cease to apply with respect to the class or classes of
   Certificates subject to such swap contract; and

     (c) The fiduciary of a Plan purchasing any class of Certificates subject to a swap contract must be either:

     o   a "qualified professional asset manager" (as defined in PTE 84-14);

     o   an "in-house asset manager" (as defined in PTE 96-23); or

     o   a Plan fiduciary with total assets under management of at least $100 million at the time of the acquisition of the Certificates by the
          Plan.

     The Depositor believes that the Swap Contract will meet all of the relevant requirements to be considered an "eligible swap" as of the Closing
Date. However, any Plan contemplating purchase of the Class A-MFL Certificates must make its own determination that all of the additional requirements of the
Exemption are satisfied as of the date of such purchase and during the time that the Plan holds the Class A-MFL Certificates.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of
S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of
Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of
Offered Certificates in the initial issuance of Certificates between the
Depositor or the Underwriters and a Plan when the Depositor, any of the
Underwriters, the Trustee, either Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing
Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the

                                     S-222

Offered Certificates by a Plan and (3) the holding of Offered Certificates by a
Plan. However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an
Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this free writing prospectus, an
"Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by
Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections
4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. In addition to making its own determination as to the availability of the exemptive relief in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law.
See "Certain ERISA Considerations" in the Prospectus. A purchaser of an Offered
Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief by an exemption may not cover all acts which might be construed as prohibited transactions.

     Persons who have an ongoing relationship with the Washington State
Investment Board or the California Public Employees Retirement System, which are governmental plans, should note that these plans own equity interests in certain of the borrowers. Such persons should consult with counsel regarding whether either of these relationships would affect their ability to purchase and hold Certificates.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A
REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT
MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS
GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR
PLANS GENERALLY OR ANY PARTICULAR PLAN.

                                     S-223

                         INDEX OF PRINCIPAL DEFINITIONS

                                                   PAGE
                                          -------------

30 West Monroe AB Mortgage
   Loan ...............................            S-87
30/360 Basis ..........................           S-111
AB Mortgage Loan ......................            S-87
AB Mortgage Loan Pair .................            S-87
AB Subordinate Companion
   Loan ...............................            S-87
Acceptable Insurance Default ..........           S-191
actual/360 basis ......................            S-17
Actual/360 Basis ......................           S-111
Additional Exclusions .................           S-190
Administrative Cost Rate ..............           S-152
Advances ..............................           S-165
AIG ...................................           S-123
AIGGIC ................................           S-123
AIGMC .................................           S-123
Anticipated Repayment Date ............           S-110
Appraisal Reduction ...................           S-168
Appraisal Reduction Event .............           S-167
ARD Loans .............................           S-110
Asset Status Report ...................           S-181
Assumed Final Distribution
   Date ...............................           S-159
Assumed Scheduled Payment .............           S-156
Available Distribution Amount .........           S-138
Base Interest Fraction ................           S-158
Brookdale Office Portfolio AB
   Mortgage Loan ......................            S-87
Brookdale Office Portfolio
   Control Appraisal Period ...........            S-99
Brookdale Office Portfolio
   Intercreditor Agreement ............            S-96
Brookdale Office Portfolio Note
   A Holder ...........................            S-96
Brookdale Office Portfolio
   Subordinate Companion Loan
   Holder .............................            S-96
Brookdale Office Portfolio
   Threshold Event Collateral .........           S-100
Brookdale Special Event of
   Default ............................            S-97
Certificate Account ...................           S-136
Certificate Balance ...................           S-133
Certificate Owner .....................           S-134
Certificateholders ....................            S-86
Certificates ..........................           S-132
Class .................................           S-132
Class A Certificates ..................           S-132
Class A-MFL Available Funds ...........           S-140

                                                   PAGE
                                          -------------

Class A-MFL Interest
   Distribution Amount ................           S-152
Class A-MFL Principal
   Distribution Amount ................           S-157
Class A-MFL Regular Interest ..........           S-132
Class A-SB Planned Principal
   Balance ............................           S-156
Class HG Available Distribution
   Amount .............................           S-139
Class HG Certificates .................           S-132
Class HG Principal Distribution
   Amount .............................           S-155
Class X Certificates ..................           S-132
Class X-1 Component ...................           S-149
Class X-1 Strip Rate ..................           S-150
Class X-2 Component ...................    S-133, S-151
Class X-2 Strip Rate ..................           S-151
Clearstream ...........................           S-134
Closing Date ..........................            S-86
CMSA Investor Reporting
   Package ............................           S-172
Code ..................................           S-216
Collateral Support Deficit ............           S-162
Companion Loan ........................            S-88
Compensating Interest
   Payment ............................           S-189
Constant Prepayment Rate ..............           S-206
Controlling Class .....................           S-183
Controlling Class
   Certificateholder ..................           S-183
Conversion ............................           S-122
Corrected Mortgage Loan ...............           S-181
CPR ...................................           S-206
Crossed Loan ..........................           S-129
Cross-Over Date .......................           S-146
Cut-off Date Balance ..................            S-85
Cut-off Date LTV Ratios ...............           S-121
Defeasance ............................           S-115
Defeasance Lockout Period .............           S-115
Depositor .............................            S-86
Depositories ..........................           S-134
Determination Date ....................           S-136
Direct Participants ...................           S-134
Directing Certificateholder ...........           S-183
Discount Rate .........................           S-113
Distributable Certificate
   Interest ...........................           S-153
Distribution Account ..................           S-137
Distribution Date .....................           S-136
DSCR ..................................            S-88

                                     S-224

                                                  PAGE
                                         -------------

DTC ..................................           S-134
Due Period ...........................           S-140
Effective Gross Income ...............           S-120
ERISA ................................           S-221
ERISA Plan ...........................           S-221
ESA ..................................           S-124
Euroclear ............................           S-134
Eurohypo .............................           S-122
Events of Default ....................           S-198
Excess Interest ......................           S-152
Excess Interest Distribution
   Account ...........................           S-137
Excluded Plan ........................           S-223
Exemption ............................           S-221
FIRREA ...............................           S-123
Fitch ................................           S-219
Floating Rate Account ................           S-138
Form 8-K .............................           S-119
FSMA .................................             S-3
Gain on Sale Reserve Account .........           S-137
General Servicing Standard ...........           S-178
GMAC Servicing Standard ..............           S-179
GMACCM ...............................           S-185
Group 1 Principal Distribution
   Amount ............................           S-154
Group 1 Principal Shortfall ..........           S-156
Group 2 Principal Distribution
   Amount ............................           S-154
Group 2 Principal Shortfall ..........           S-156
HG Certificate Control Transfer
   Period ............................            S-91
Houston Galleria Collateral
   Support Deficit ...................           S-163
Houston Galleria Companion
   Loans .............................            S-91
Houston Galleria Controlling
   Holder ............................            S-91
Houston Galleria Intercreditor
   Agreement .........................            S-91
Houston Galleria Loan ................            S-90
Houston Galleria Non-Trust
   Control Appraisal Event ...........            S-92
Houston Galleria Non-Trust
   Subordinate Companion
   Loan ..............................            S-90
Houston Galleria Operating
   Advisor ...........................           S-183
Houston Galleria Pari Passu
   Companion Loan ....................            S-90
Houston Galleria Pari Passu
   Loans .............................            S-90

                                                  PAGE
                                         -------------

Houston Galleria Purchase
   Option ............................            S-92
Houston Galleria Subordinate
   Companion Loans ...................            S-90
Houston Galleria Trust Control
   Appraisal Event ...................            S-91
Houston Galleria Trust
   Subordinate Companion
   Loan ..............................            S-90
Houston Galleria Whole Loan ..........            S-91
Indirect Participants ................           S-134
Initial Loan Group 1 Balance .........            S-85
Initial Loan Group 2 Balance .........            S-85
Initial Pool Balance .................            S-85
Initial Rate .........................           S-110
Initial Resolution Period ............           S-127
Insurance and Condemnation
   Proceeds ..........................           S-137
Intech One & Two AB Mortgage
   Loan ..............................            S-87
Intech One & Two Event of
   Default ...........................           S-106
Intech One & Two Intercreditor
   Agreement .........................           S-105
Intercreditor Agreement ..............            S-96
Interest Accrual Period ..............           S-152
Interest Distribution Amount .........           S-152
Interest Reserve Account .............           S-137
IRS ..................................           S-195
IXIS .................................           S-122
IXIS CIB .............................           S-123
Jordan Creek AB Mortgage
   Loan ..............................            S-87
Jordan Creek Control Appraisal
   Period ............................           S-104
Jordan Creek Intercreditor
   Agreement .........................           S-101
Jordan Creek Note A Holder ...........           S-101
Jordan Creek Special Event of
   Default ...........................           S-102
Jordan Creek Subordinate
   Companion Loan Holder .............           S-101
Jordan Creek Threshold Event
   Collateral ........................           S-104
JPMCB ................................    S-121, S-177
JVC Builders Litigation ..............           S-102
LARWQCB ..............................            S-77
LIBOR ................................           S-149
LIBOR Business Day ...................           S-149
LIBOR Determination Date .............           S-149
Lincoln Park Town Homes AB
   Loan Pair .........................           S-107

                                     S-225

                                         PAGE
                                       ------

Lincoln Park Town Homes AB
   Mortgage Loan ...................     S-88
Lincoln Park Town Homes Event
   of Default ......................    S-108
Lincoln Park Town Homes
   Intercreditor Agreement .........    S-108
Liquidation Fee ....................    S-187
Liquidation Fee Rate ...............    S-188
Liquidation Proceeds ...............    S-137
Loan Group 1 .......................     S-85
Loan Group 2 .......................     S-85
Loan Groups ........................     S-85
Lockbox Accounts ...................    S-130
Lockbox Loans ......................    S-130
Lockout Period .....................    S-112
Lower-Tier Distribution
   Account .........................    S-137
Lower-Tier REMIC ...................    S-216
Lower-Tier REMIC Regular
   Interests .......................    S-216
LTV ................................     S-88
LTV Ratio ..........................    S-121
MAI ................................    S-128
Master Servicer ....................    S-184
Master Servicer Remittance
   Date ............................    S-164
Maturity Date LTV Ratios ...........    S-121
Midland ............................    S-184
Moody's ............................    S-219
Mortgage ...........................     S-85
Mortgage Loan Sellers ..............     S-86
Mortgage Note ......................     S-85
Mortgage Rate ......................    S-152
Mortgaged Property .................     S-86
NCCI ...............................    S-122
NCDENR .............................     S-77
Net Aggregate Prepayment
   Interest Shortfall ..............    S-153
Net Mortgage Rate ..................    S-152
Net Operating Income ...............    S-120
NOI ................................    S-120
Non-Offered Certificates ...........    S-132
Non-Offered Subordinate
   Certificates ....................    S-161
Nonrecoverable Advance .............    S-165
Notional Amount ....................    S-133
Offered Certificates ...............    S-132
Operating Statements ...............    S-120
Option Price .......................    S-193
PAR ................................    S-124
Participants .......................    S-134
Pass-Through Rate ..................    S-148

                                         PAGE
                                       ------

Percentage Interest ................    S-134
Periodic Payments ..................    S-138
Permitted Investments ..............    S-138
Plan ...............................    S-221
PML ................................    S-118
PNC ................................    S-122
PNC Financial ......................    S-122
Pooled Certificates ................    S-132
Pooling and Servicing
   Agreement .......................    S-132
Prepayment Assumption ..............    S-216
Prepayment Interest Excess .........    S-189
Prepayment Interest Shortfall ......    S-189
Primary Collateral .................    S-130
Prime Rate .........................    S-167
Principal Balance Certificates .....    S-133
Principal Distribution Amount ......    S-153
Principal Shortfall ................    S-156
Prospectus .........................      S-2
Prospectus Directive ...............      S-3
Purchase Agreements ................     S-86
Purchase Option ....................    S-193
Purchase Price .....................    S-127
P&I Advance ........................    S-164
Qualified Substitute Mortgage
   Loan ............................    S-128
Rated Final Distribution Date ......    S-159
Rating Agencies ....................    S-219
Rating Agency Trigger Event ........    S-176
Record Date ........................    S-136
Regular Certificates ...............    S-216
Reimbursement Rate .................    S-167
REIT ...............................    S-217
Related Proceeds ...................    S-165
Release Date .......................    S-115
Relevant Implementation Date........      S-3
Relevant Member State ..............      S-3
Relevant Persons ...................      S-3
REMIC ..............................    S-216
REMIC Provisions ...................    S-216
REO Account ........................    S-192
REO Loan ...........................    S-157
REO Property .......................    S-181
Residual Certificates ..............    S-132
Restricted Group ...................    S-221
Revised Rate .......................    S-110
Rules ..............................    S-135
Scheduled Principal Distribution
   Amount ..........................    S-155
Senior Certificates ................    S-132
Servicing Advances .................    S-165

                                     S-226

                                         PAGE
                                       ------

Servicing Fee ......................    S-186
Servicing Fee Rate .................    S-186
Servicing Standards ................    S-178
Similar Law ........................    S-221
Special Servicing Fee ..............    S-187
Special Servicing Fee Rate .........    S-187
Specially Serviced Mortgage
   Loans ...........................    S-181
Stated Principal Balance ...........    S-157
Statement to Certificateholders.....    S-170
Subordinate Certificates ...........    S-132
Subordinate Companion Loans.........     S-88
Subordinate Offered

S&P ................................    S-219
Treasury ...........................    S-218
Treasury Note Rate .................    S-113
Trustee ............................     S-86
Trustee Fee ........................    S-175
Trustee Fee Rate ...................    S-175

                                         PAGE
                                       ------

Underwriters .......................    S-219
Underwritten Cash Flow .............    S-119
Underwritten Cash Flow Debt
   Service Coverage Ratio ..........    S-119
Underwritten NOI ...................    S-120
Unscheduled Principal
   Distribution Amount .............    S-155
Upper-Tier Distribution
   Account .........................    S-137
Upper-Tier REMIC ...................    S-216
UW DSCR ............................    S-119
UW NCF .............................    S-119
UW NOI .............................    S-120
Voting Rights ......................    S-174
WAC Rate ...........................    S-152
Withheld Amounts ...................    S-137
Withheld Loans .....................    S-137
Workout Fee ........................    S-187
Workout Fee Rate ...................    S-187
Workout-Delayed
   Reimbursement Amount ............    S-166
Yield Maintenance Charge ...........    S-113

                                     S-227

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1

ANNEX
 ID #  LOAN #  SELLER  PROPERTY NAME                                  STREET ADDRESS                   CITY              STATE
-----  ------  ------  -------------                                  --------------                   ----             -------

   1     1       EHY   Brookdale Office Portfolio                     Various                          Various          Various
 1.01   1.01           Concourse Lakeside I                           2801 Slater Road                 Morrisville         NC
 1.02   1.02           Concourse Lakeside II                          2803 Slater Road                 Morrisville         NC
 1.03   1.03           Corporate Center One at International Plaza    2202 North Westshore Boulevard   Tampa               FL
 1.04   1.04           Corporate Center Three at International Plaza  4211 West Boy Scout Road         Tampa               FL
 1.05   1.05           Corporate Center Two at International Plaza    4211 West Boy Scout Road         Tampa               FL
 1.06   1.06           Deerfield Corporate Centre One                 13010 Morris Road                Alpharetta          GA
 1.07   1.07           Deerfield Corporate Centre Two                 13010B Morris Road               Alpharetta          GA
 1.08   1.08           Hidden River Corporate Center I                8800 Grand Oak Circle            Tampa               FL
 1.09   1.09           Hidden River Corporate Center II               14025 Riveredge Drive            Tampa               FL
 1.10   1.10           Hidden River Corporate Center III              14055 Riveredge Drive            Tampa               FL
 1.11   1.11           One Resource Square                            13501 Ingenuity Drive            Orlando             FL
 1.12   1.12           Paragon Place at Hurstbourne                   9100 Shelbyville Road            Hurstbourne         KY
 1.13   1.13           Satellite Place 300                            3237 Satellite Boulevard         Duluth              GA
 1.14   1.14           Satellite Place 400                            3235 Satellite Boulevard         Duluth              GA
 1.15   1.15           Satellite Place 600                            3175 Satellite Boulevard         Duluth              GA
 1.16   1.16           Satellite Place 800                            3095 Satellite Boulevard         Duluth              GA
 1.17   1.17           Stony Point II Office Building                 9201 Forest Hill Avenue          Richmond            VA
 1.18   1.18           The Reserve at Greens Crossing II              11310 and 11410 Greens Crossing  Houston             TX
 1.19   1.19           Three Resource Square                          12001 Research Parkway           Orlando             FL
 1.20   1.20           Timberway One                                  15990 Barker's Landing Road      Houston             TX
 1.21   1.21           Two Resource Square                            12000 Research Parkway           Orlando             FL
   2     2      JPMCB  Houston Galleria                               5085 Westheimer Rd               Houston             TX
   3     3      JPMCB  Selig Office Portfolio                         Various                          Seattle             WA
 3.01   3.01           Fourth & Vine Building                         2601 4th Avenue                  Seattle             WA
 3.02   3.02           3101 Western Avenue                            3101 Western Avenue              Seattle             WA
 3.03   3.03           190 Queen Anne Avenue                          190 Queen Anne Avenue            Seattle             WA
 3.04   3.04           1000 Second Avenue                             1000 Second Avenue               Seattle             WA
 3.05   3.05           3131 Elliott Avenue                            3131 Elliott Avenue              Seattle             WA
 3.06   3.06           Third & Broad                                  2901 3rd Avenue                  Seattle             WA
 3.07   3.07           Elliott Bay Office Park                        300 Elliott Avenue W             Seattle             WA
   4     4       NCCI  2 Grand Central Tower                          140 East 45th Street             New York            NY
   5     5       EHY   Jordan Creek                                   101 Jordan Creek Parkway         West Des Moines     IA
   6     6       EHY   Grand Plaza                                    540 North State Street           Chicago             IL
   7     7      JPMCB  DRA - CRT Portfolio II                         Various                          Various          Various
 7.01   7.01           Memphis - Stuart                               51 Germantown Court              Memphis             TN
 7.02   7.02           Memphis - Kimbrough                            57 Germantown Court              Memphis             TN
 7.03   7.03           Memphis - Grove                                60 Germantown Court              Memphis             TN
 7.04   7.04           Memphis - Gainsborough                         65 Germantown Court              Memphis             TN
 7.05   7.05           Memphis - Oak Ridge                            8000 Centerview Parkway          Memphis             TN
 7.06   7.06           Memphis - Parkway                              8001 Centerview Parkway          Memphis             TN
 7.07   7.07           Orlando Central - Langley                      3751 Maguire Boulevard           Orlando             FL
 7.08   7.08           Orlando Central - Chandler                     3438 Lawton Road                 Orlando             FL
 7.09   7.09           Orlando Central - Forrestal                    930 Woodcock Road                Orlando             FL
 7.10   7.10           Orlando Central - Yorktown                     3657 Maguire Boulevard           Orlando             FL
 7.11   7.11           Orlando Central - Hollister                    3535 Lawton Road                 Orlando             FL
 7.12   7.12           Orlando Central - Commodore                    3444 McCrory Place               Orlando             FL
 7.13   7.13           Orlando Central - Lexington                    3319 Maguire Boulevard           Orlando             FL
 7.14   7.14           Orlando Central - Bainbridge                   3421 Lawton Road                 Orlando             FL
 7.15   7.15           Orlando Central - Porterfield                  3191 Maguire Boulevard           Orlando             FL
 7.16   7.16           Orlando Central - Bennington                   3555 Maguire Boulevard           Orlando             FL
 7.17   7.17           Orlando Central - Amherst                      3203 Lawton Road                 Orlando             FL
 7.18   7.18           Orlando Central - Princeton                    1060 Woodcock Road               Orlando             FL
 7.19   7.19           Orlando Central - Enterprise                   1001 Executive Center Drive      Orlando             FL
  7.2   7.2            Orlando Central - Palmetto                     1040 Woodcock Drive              Orlando             FL
 7.21   7.21           Orlando Central - Essex                        3101 Maguire Boulevard           Orlando             FL

ANNEX
 ID #  LOAN #  ZIP CODE  COUNTY
-----  ------  --------  ------

   1     1      Various  Various
 1.01   1.01     27560   Wake
 1.02   1.02     27560   Wake
 1.03   1.03     33607   Hillsborough
 1.04   1.04     33607   Hillsborough
 1.05   1.05     33607   Hillsborough
 1.06   1.06     30004   Fulton
 1.07   1.07     30004   Fulton
 1.08   1.08     33637   Hillsborough
 1.09   1.09     33637   Hillsborough
 1.10   1.10     33637   Hillsborough
 1.11   1.11     32826   Orange
 1.12   1.12     40222   Jefferson
 1.13   1.13     30096   Gwinnett
 1.14   1.14     30096   Gwinnett
 1.15   1.15     30096   Gwinnett
 1.16   1.16     30096   Gwinnett
 1.17   1.17     23235   Richmond City
 1.18   1.18     77067   Harris
 1.19   1.19     32826   Orange
 1.20   1.20     77079   Harris
 1.21   1.21     32826   Orange
   2     2       77056   Harris
   3     3      Various  King
 3.01   3.01     98121   King
 3.02   3.02     98121   King
 3.03   3.03     98109   King
 3.04   3.04     98104   King
 3.05   3.05     98121   King
 3.06   3.06     98121   King
 3.07   3.07     98119   King
   4     4       10017   New York
   5     5       50266   Dallas
   6     6       60610   Cook
   7     7      Various  Various
 7.01   7.01     38018   Shelby
 7.02   7.02     38018   Shelby
 7.03   7.03     38018   Shelby
 7.04   7.04     38018   Shelby
 7.05   7.05     38018   Shelby
 7.06   7.06     38018   Shelby
 7.07   7.07     32803   Orange
 7.08   7.08     32803   Orange
 7.09   7.09     32803   Orange
 7.10   7.10     32803   Orange
 7.11   7.11     32803   Orange
 7.12   7.12     32803   Orange
 7.13   7.13     32803   Orange
 7.14   7.14     32803   Orange
 7.15   7.15     32803   Orange
 7.16   7.16     32803   Orange
 7.17   7.17     32803   Orange
 7.18   7.18     32803   Orange
 7.19   7.19     32803   Orange
  7.2   7.2      32803   Orange
 7.21   7.21     32803   Orange

ANNEX A-1

ANNEX             NUMBER OF      PROPERTY      PROPERTY                   YEAR                   UNIT OF
 ID #  LOAN #  PROPERTIES(26)      TYPE        SUBTYPE     YEAR BUILT   RENOVATED  UNITS(23)     MEASURE
-----  ------  --------------  -----------  -------------  ----------  ----------  ---------  -------------

   1     1           21        Office       CBD            Various     Various     3,106,566  Square Feet
 1.01   1.01          1        Office       CBD             1999         2004         76,769  Square Feet
 1.02   1.02          1        Office       CBD             2001          0           77,320  Square Feet
 1.03   1.03          1        Office       CBD             1999          0          390,698  Square Feet
 1.04   1.04          1        Office       CBD             2001          0          289,625  Square Feet
 1.05   1.05          1        Office       CBD             2001          0          290,484  Square Feet
 1.06   1.06          1        Office       CBD             1998          0          133,266  Square Feet
 1.07   1.07          1        Office       CBD             1999          0          132,622  Square Feet
 1.08   1.08          1        Office       CBD             1997          0          135,174  Square Feet
 1.09   1.09          1        Office       CBD             1998          0          137,433  Square Feet
 1.10   1.10          1        Office       CBD             1999          0          148,309  Square Feet
 1.11   1.11          1        Office       CBD             1999          0           90,558  Square Feet
 1.12   1.12          1        Office       CBD             1984          0           82,152  Square Feet
 1.13   1.13          1        Office       CBD             1998          0          131,337  Square Feet
 1.14   1.14          1        Office       CBD             1997          0          131,884  Square Feet
 1.15   1.15          1        Office       CBD             1999          0          149,958  Square Feet
 1.16   1.16          1        Office       CBD             2002          0          132,892  Square Feet
 1.17   1.17          1        Office       CBD             1985          0           48,707  Square Feet
 1.18   1.18          1        Office       CBD             2001          0          157,897  Square Feet
 1.19   1.19          1        Office       CBD             2003          0          153,043  Square Feet
 1.20   1.20          1        Office       CBD             1983         1997         92,780  Square Feet
 1.21   1.21          1        Office       CBD             2000          0          123,658  Square Feet
   2     2            1        Retail       Anchored        1970         2003      1,468,776  Square Feet
   3     3            7        Office       CBD            Various     Various     1,507,220  Square Feet
 3.01   3.01          1        Office       CBD             1975          0          123,324  Square Feet
 3.02   3.02          1        Office       CBD             1985          0          184,610  Square Feet
 3.03   3.03          1        Office       CBD             1974         1984         84,077  Square Feet
 3.04   3.04          1        Office       CBD             1986         1994        434,688  Square Feet
 3.05   3.05          1        Office       CBD             1986          0          190,237  Square Feet
 3.06   3.06          1        Office       CBD             1982          0          269,837  Square Feet
 3.07   3.07          1        Office       CBD             1981          0          220,447  Square Feet
   4     4            1        Office       CBD             1982         2004        636,242  Square Feet
   5     5            1        Retail       Anchored        2004          0          939,085  Square Feet
   6     6            1        Multifamily  Mid/High Rise   2003          0              481     Units
   7     7           30        Office       Suburban       Various     Various     1,391,330  Square Feet
 7.01   7.01          1        Office       Suburban        1999          0           78,850  Square Feet
 7.02   7.02          1        Office       Suburban        1998          0          106,847  Square Feet
 7.03   7.03          1        Office       Suburban        1997          0           48,930  Square Feet
 7.04   7.04          1        Office       Suburban        1990          0           90,645  Square Feet
 7.05   7.05          1        Office       Suburban        1988         2002        114,801  Square Feet
 7.06   7.06          1        Office       Suburban        1987          0           94,007  Square Feet
 7.07   7.07          1        Office       Suburban        1980         2003         37,636  Square Feet
 7.08   7.08          1        Office       Suburban        1974         1997         23,124  Square Feet
 7.09   7.09          1        Office       Suburban        1973         1998         23,012  Square Feet
 7.10   7.10          1        Office       Suburban        1979         1996         31,968  Square Feet
 7.11   7.11          1        Office       Suburban        1974         1990         31,346  Square Feet
 7.12   7.12          1        Office       Suburban        1974         1994         30,902  Square Feet
 7.13   7.13          1        Office       Suburban        1972         1994         52,704  Square Feet
 7.14   7.14          1        Office       Suburban        1972         1987          9,172  Square Feet
 7.15   7.15          1        Office       Suburban        1971         1989         55,867  Square Feet
 7.16   7.16          1        Office       Suburban        1971          0           28,789  Square Feet
 7.17   7.17          1        Office       Suburban        1970          0           22,948  Square Feet
 7.18   7.18          1        Office       Suburban        1970         2001          8,807  Square Feet
 7.19   7.19          1        Office       Suburban        1970         1990         26,384  Square Feet
  7.2   7.2           1        Office       Suburban        1969         1989         23,217  Square Feet
 7.21   7.21          1        Office       Suburban        1969         1995         27,149  Square Feet

ANNEX                       OCCUPANCY       APPRAISED      APPRAISAL    CURRENT           ORIGINAL
 ID #  LOAN #  OCCUPANCY %     DATE    VALUE ($)(17),(22)   DATE(17)  LTV % (16)  BALANCE ($)(2),(18),(19)
-----  ------  -----------  ---------  ------------------  ---------  ----------  ------------------------

   1     1         84.1      08/01/05         555,000,000    Various     60.4                  335,000,000
 1.01   1.01       80.6      08/01/05           9,700,000   07/15/05                             6,136,052
 1.02   1.02       80.9      08/01/05           9,300,000   07/15/05                             5,883,020
 1.03   1.03       97.8      08/01/05          80,600,000   07/19/05                            50,986,168
 1.04   1.04       98.2      08/01/05          73,500,000   07/19/05                            46,494,830
 1.05   1.05       95.4      08/01/05          63,800,000   07/19/05                            40,358,778
 1.06   1.06       96.8      08/01/05          21,500,000   07/15/05                            13,600,529
 1.07   1.07      100.0      08/01/05          24,000,000   07/15/05                            15,181,986
 1.08   1.08      100.0      08/01/05          20,400,000   07/19/05                            12,904,688
 1.09   1.09       91.1      08/01/05          21,200,000   07/19/05                            13,410,754
 1.10   1.10       64.4      08/01/05          22,000,000   07/19/05                            13,916,820
 1.11   1.11      100.0      08/01/05          16,500,000   07/15/05                            10,437,615
 1.12   1.12       66.5      08/01/05           8,000,000   07/13/05                             5,060,662
 1.13   1.13       86.1      08/01/05          19,800,000   07/15/05                            12,525,138
 1.14   1.14       90.1      08/01/05          20,500,000   07/15/05                            12,967,946
 1.15   1.15       74.5      08/01/05          24,750,000   07/15/05                            15,656,422
 1.16   1.16        0.0      08/01/05          13,525,000   07/15/05                             8,555,682
 1.17   1.17       94.9      08/01/05           5,300,000   07/18/05                             3,352,689
 1.18   1.18       65.3      08/01/05          18,700,000   07/13/05                            11,829,297
 1.19   1.19       52.8      08/01/05          24,500,000   07/15/05                            15,498,277
 1.20   1.20       91.1      08/01/05           9,000,000   07/13/05                             5,693,244
 1.21   1.21      100.0      08/01/05          23,000,000   07/15/05                            14,549,403
   2     2         93.1      10/11/05       1,220,000,000   11/08/05     47.5                  290,000,000
   3     3         87.7      12/01/05         337,200,000    Various     71.8                  242,000,000
 3.01   3.01       76.3      12/01/05          25,800,000   10/28/05                            18,055,000
 3.02   3.02       84.1      12/01/05          31,600,000   10/04/05                            25,194,000
 3.03   3.03       99.2      12/01/05          19,500,000   10/04/05                            13,647,000
 3.04   3.04       97.1      12/01/05         119,000,000                                       83,279,000
 3.05   3.05       51.8      12/01/05          37,300,000   10/04/05                            29,043,000
 3.06   3.06       95.4      12/01/05          63,000,000   10/04/05                            44,089,000
 3.07   3.07       95.7      12/01/05          41,000,000   10/04/05                            28,693,000
   4     4         88.4      10/24/05         261,200,000   04/06/05     72.7                  190,000,000
   5     5         85.9      09/20/05         317,000,000   09/28/05     55.1                  177,500,000
   6     6         95.0      09/01/05         254,000,000   10/06/05     63.0                  160,000,000
   7     7         87.9      09/01/05         181,180,000    Various     76.2                  138,100,000
 7.01   7.01       86.5      09/01/05          10,200,000   08/26/05                             8,062,200
 7.02   7.02       96.5      09/01/05          16,100,000   08/26/05                            12,725,600
 7.03   7.03       88.1      09/01/05           5,600,000   08/26/05                             4,426,300
 7.04   7.04       92.9      09/01/05          10,650,000   08/26/05                             8,417,900
 7.05   7.05       64.8      09/01/05          13,350,000   08/26/05                            10,552,000
 7.06   7.06       83.8      09/01/05           8,750,000   08/26/05                             6,916,000
 7.07   7.07       86.0      09/01/05           4,800,000   08/24/05                             3,526,000
 7.08   7.08      100.0      09/01/05           3,200,000   08/24/05                             2,350,700
 7.09   7.09       87.5      09/01/05           2,600,000   08/24/05                             1,909,900
 7.10   7.10       77.8      09/01/05           4,000,000   08/24/05                             2,938,300
 7.11   7.11       56.4      09/01/05           3,800,000   08/24/05                             2,791,400
 7.12   7.12      100.0      09/01/05           3,650,000   08/24/05                             2,681,200
 7.13   7.13       86.8      09/01/05           7,000,000   08/24/05                             5,142,000
 7.14   7.14      100.0      09/01/05           1,200,000   08/24/05                               881,500
 7.15   7.15       88.1      09/01/05           7,300,000   08/24/05                             5,362,400
 7.16   7.16       98.1      09/01/05           4,080,000   08/24/05                             2,997,100
 7.17   7.17       84.2      09/01/05           2,750,000   08/24/05                             2,020,100
 7.18   7.18      100.0      09/01/05           1,080,000   08/24/05                               793,400
 7.19   7.19      100.0      09/01/05           3,700,000   08/24/05                             2,718,000
  7.2   7.2        92.2      09/01/05           2,870,000   08/24/05                             2,108,300
 7.21   7.21       66.8      09/01/05           3,250,000   08/24/05                             2,387,400

ANNEX A-1

                   ORIGINAL                          CURRENT                      LOAN     % OF     % OF
ANNEX               BALANCE          CURRENT         BALANCE       % OF INITIAL   GROUP    LOAN     LOAN      CROSSED
 ID #  LOAN #  PER UNIT ($)(16)  BALANCE ($)(2)  PER UNIT ($)(16)  POOL BALANCE  1 OR 2  GROUP 1  GROUP 2  LOAN (3),(26)
-----  ------  ----------------  --------------  ----------------  ------------  ------  -------  -------  -------------

   1     1                  108  335,000,000.00               108      7.98%        1     8.95%                  1
 1.01   1.01                 80    6,136,052.46                80
 1.02   1.02                 76    5,883,019.56                76
 1.03   1.03                131   50,986,168.14               131
 1.04   1.04                161   46,494,830.38               161
 1.05   1.05                139   40,358,777.92               139
 1.06   1.06                102   13,600,528.91               102
 1.07   1.07                114   15,181,985.79               114
 1.08   1.08                 95   12,904,688.00                95
 1.09   1.09                 98   13,410,753.82                98
 1.10   1.10                 94   13,916,820.44                94
 1.11   1.11                115   10,437,615.13               115
 1.12   1.12                 62    5,060,662.20                62
 1.13   1.13                 95   12,525,137.84                95
 1.14   1.14                 98   12,967,945.83                98
 1.15   1.15                104   15,656,422.30               104
 1.16   1.16                 64    8,555,681.77                64
 1.17   1.17                 69    3,352,688.86                69
 1.18   1.18                 75   11,829,296.94                75
 1.19   1.19                101   15,498,276.53               101
 1.20   1.20                 61    5,693,244.47                61
 1.21   1.21                118   14,549,402.72               118
   2     2                  395  290,000,000.00               395      6.91%        1     7.75%
   3     3                  161  242,000,000.00               161      5.77%        1     6.47%
 3.01   3.01                146   18,055,000.00               146
 3.02   3.02                136   25,194,000.00               136
 3.03   3.03                162   13,647,000.00               162
 3.04   3.04                192   83,279,000.00               192
 3.05   3.05                153   29,043,000.00               153
 3.06   3.06                163   44,089,000.00               163
 3.07   3.07                130   28,693,000.00               130
   4     4                  299  190,000,000.00               299      4.53%        1     5.08%
   5     5                  189  174,783,145.86               186      4.17%        1     4.67%
   6     6              332,640  160,000,000.00           332,640      3.81%        1     4.27%
   7     7                   99  138,100,000.00                99      3.29%        1     3.69%
 7.01   7.01                102    8,062,200.00               102
 7.02   7.02                119   12,725,600.00               119
 7.03   7.03                 90    4,426,300.00                90
 7.04   7.04                 93    8,417,900.00                93
 7.05   7.05                 92   10,552,000.00                92
 7.06   7.06                 74    6,916,000.00                74
 7.07   7.07                 94    3,526,000.00                94
 7.08   7.08                102    2,350,700.00               102
 7.09   7.09                 83    1,909,900.00                83
 7.10   7.10                 92    2,938,300.00                92
 7.11   7.11                 89    2,791,400.00                89
 7.12   7.12                 87    2,681,200.00                87
 7.13   7.13                 98    5,142,000.00                98
 7.14   7.14                 96      881,500.00                96
 7.15   7.15                 96    5,362,400.00                96
 7.16   7.16                104    2,997,100.00               104
 7.17   7.17                 88    2,020,100.00                88
 7.18   7.18                 90      793,400.00                90
 7.19   7.19                103    2,718,000.00               103
  7.2   7.2                  91    2,108,300.00                91
 7.21   7.21                 88    2,387,400.00                88

                                                   NET
ANNEX            RELATED    INTEREST   ADMIN.    MORTGAGE                     MONTHLY DEBT       ANNUAL DEBT
 ID #  LOAN #  BORROWER(4)   RATE %     FEE %   RATE %(5)  ACCRUAL TYPE  SERVICE ($) (6),(24)  SERVICE ($)(7)  NOTE DATE
-----  ------  -----------  --------  --------  ---------  ------------  --------------------  --------------  ---------

   1     1                  5.020000  0.020300   4.999700   Actual/360       1,792,622.99       21,511,475.88   08/30/05
 1.01   1.01
 1.02   1.02
 1.03   1.03
 1.04   1.04
 1.05   1.05
 1.06   1.06
 1.07   1.07
 1.08   1.08
 1.09   1.09
 1.10   1.10
 1.11   1.11
 1.12   1.12
 1.13   1.13
 1.14   1.14
 1.15   1.15
 1.16   1.16
 1.17   1.17
 1.18   1.18
 1.19   1.19
 1.20   1.20
 1.21   1.21
   2     2                  5.344046  0.020300   5.323746   Actual/360       1,309,414.97      15,712,979.64    11/29/05
   3     3                  5.696000  0.030300   5.665700   Actual/360       1,164,647.41      13,975,768.92    11/08/05
 3.01   3.01
 3.02   3.02
 3.03   3.03
 3.04   3.04
 3.05   3.05
 3.06   3.06
 3.07   3.07
   4     4          J       5.030000  0.020300   5.009700   Actual/360        807,478.01        9,689,736.12    06/15/05
   5     5                  4.565000  0.020300   4.544700   Actual/360        906,234.72       10,874,816.64    11/10/04
   6     6                  5.467000  0.020300   5.446700     30/360          905,152.42       10,861,829.04    12/30/04
   7     7                  5.346000  0.020300   5.325700   Actual/360        623,780.44        7,485,365.28    09/27/05
 7.01   7.01
 7.02   7.02
 7.03   7.03
 7.04   7.04
 7.05   7.05
 7.06   7.06
 7.07   7.07
 7.08   7.08
 7.09   7.09
 7.10   7.10
 7.11   7.11
 7.12   7.12
 7.13   7.13
 7.14   7.14
 7.15   7.15
 7.16   7.16
 7.17   7.17
 7.18   7.18
 7.19   7.19
  7.2   7.2
 7.21   7.21

ANNEX A-1

ANNEX                  FIRST                                                               PAYMENT   GRACE   MATURITY/
 ID #  LOAN #    PAYMENT DATE (14)    REM. TERM    REM. AMORT  I/O PERIOD (8)  SEASONING  DUE DATE  PERIOD  ARD DATE(9)
-----  ------    -----------------    ---------    ----------  --------------  ---------  --------  ------  -----------

   1     1           10/11/05            117           360           60            3         11        0      09/11/15
 1.01   1.01
 1.02   1.02
 1.03   1.03
 1.04   1.04
 1.05   1.05
 1.06   1.06
 1.07   1.07
 1.08   1.08
 1.09   1.09
 1.10   1.10
 1.11   1.11
 1.12   1.12
 1.13   1.13
 1.14   1.14
 1.15   1.15
 1.16   1.16
 1.17   1.17
 1.18   1.18
 1.19   1.19
 1.20   1.20
 1.21   1.21
   2     2           01/01/06            120            0            120           0          1       10      12/01/15
   3     3           01/01/06            120            0            120           0          1        7      12/01/15
 3.01   3.01
 3.02   3.02
 3.03   3.03
 3.04   3.04
 3.05   3.05
 3.06   3.06
 3.07   3.07
   4     4           08/11/05            55             0            60            5         11        0      07/11/10
   5     5           01/01/05            39            348            0            12         1        5      03/01/09
   6     6           02/10/05            109           360           36            11        10        0      01/10/15
   7     7           11/01/05            58             0            60            2          1        7      10/01/10
 7.01   7.01
 7.02   7.02
 7.03   7.03
 7.04   7.04
 7.05   7.05
 7.06   7.06
 7.07   7.07
 7.08   7.08
 7.09   7.09
 7.10   7.10
 7.11   7.11
 7.12   7.12
 7.13   7.13
 7.14   7.14
 7.15   7.15
 7.16   7.16
 7.17   7.17
 7.18   7.18
 7.19   7.19
  7.2   7.2
 7.21   7.21

ANNEX                          FINAL       MATURITY/ARD
 ID #  LOAN #      ARD LOAN  MAT DATE  BALANCE ($) (2),(10)
-----  ------      --------  --------  --------------------

   1     1            No                        309,639,779
 1.01   1.01                                      5,671,540
 1.02   1.02                                      5,437,662
 1.03   1.03                                     47,126,406
 1.04   1.04                                     42,975,072
 1.05   1.05                                     37,303,532
 1.06   1.06                                     12,570,940
 1.07   1.07                                     14,032,677
 1.08   1.08                                     11,927,775
 1.09   1.09                                     12,395,531
 1.10   1.10                                     12,863,287
 1.11   1.11                                      9,647,465
 1.12   1.12                                      4,677,559
 1.13   1.13                                     11,576,958
 1.14   1.14                                     11,986,244
 1.15   1.15                                     14,471,197
 1.16   1.16                                      7,907,998
 1.17   1.17                                      3,098,883
 1.18   1.18                                     10,933,794
 1.19   1.19                                     14,325,024
 1.20   1.20                                      5,262,254
 1.21   1.21                                     13,447,982
   2     2            No                        290,000,000
   3     3            No                        242,000,000
 3.01   3.01                                     18,055,000
 3.02   3.02                                     25,194,000
 3.03   3.03                                     13,647,000
 3.04   3.04                                     83,279,000
 3.05   3.05                                     29,043,000
 3.06   3.06                                     44,089,000
 3.07   3.07                                     28,693,000
   4     4            No                        190,000,000
   5     5            No                        165,030,790
   6     6            No                        142,015,802
   7     7            No                        138,100,000
 7.01   7.01                                      8,062,200
 7.02   7.02                                     12,725,600
 7.03   7.03                                      4,426,300
 7.04   7.04                                      8,417,900
 7.05   7.05                                     10,552,000
 7.06   7.06                                      6,916,000
 7.07   7.07                                      3,526,000
 7.08   7.08                                      2,350,700
 7.09   7.09                                      1,909,900
 7.10   7.10                                      2,938,300
 7.11   7.11                                      2,791,400
 7.12   7.12                                      2,681,200
 7.13   7.13                                      5,142,000
 7.14   7.14                                        881,500
 7.15   7.15                                      5,362,400
 7.16   7.16                                      2,997,100
 7.17   7.17                                      2,020,100
 7.18   7.18                                        793,400
 7.19   7.19                                      2,718,000
  7.2   7.2                                       2,108,300
 7.21   7.21                                      2,387,400

ANNEX A-1

                                             REMAINING
ANNEX               MATURITY                 PREPAYMENT                                       MOST RECENT  MOST RECENT
 ID #  LOAN #  LTV %(1),(10),(16)  PROVISION (PAYMENTS)(11),(32)  2003 NOI ($)  2004 NOI ($)    NOI ($)      NOI DATE   UW NOI ($)
-----  ------  ------------------  -----------------------------  ------------  ------------  -----------  -----------  ----------

   1     1            55.8               L(24),Def(92),O(1)         24,860,225    28,447,447   30,001,374    06/30/05   39,791,468
 1.01   1.01
 1.02   1.02
 1.03   1.03
 1.04   1.04
 1.05   1.05
 1.06   1.06
 1.07   1.07
 1.08   1.08
 1.09   1.09
 1.10   1.10
 1.11   1.11
 1.12   1.12
 1.13   1.13
 1.14   1.14
 1.15   1.15
 1.16   1.16
 1.17   1.17
 1.18   1.18
 1.19   1.19
 1.20   1.20
 1.21   1.21
   2     2            47.5              L(24),Def(86),O(10)         45,083,830    52,596,235   57,712,227    09/30/05   64,601,721
   3     3            71.8               L(24),Def(92),O(4)         22,933,814    22,475,503   20,229,696     Various   23,921,725
 3.01   3.01                                                           972,617       943,050    1,277,897    09/30/05    1,680,176
 3.02   3.02                                                         1,178,455     1,501,865      715,359    08/31/05    3,259,774
 3.03   3.03                                                         1,404,344     1,466,687    1,472,241    08/31/05    1,466,451
 3.04   3.04                                                         9,347,564     9,345,452    9,499,914    08/31/05    8,144,824
 3.05   3.05                                                         2,073,532     1,952,986      671,085    08/31/05    2,678,204
 3.06   3.06                                                         4,904,266     4,091,643    3,256,689    08/31/05    3,981,709
 3.07   3.07                                                         3,053,036     3,173,821    3,272,314    08/31/05    2,718,445
   4     4            72.7               L(24),Def(27),O(4)          9,345,561       452,241    6,804,659    07/31/05   17,887,270
   5     5            52.1               L(24),Def(11),O(4)                        7,020,521   16,447,326    08/31/05   19,413,144
   6     6            55.9               L(24),Def(81),O(4)          2,968,944    11,132,818   13,198,895    10/31/05   13,448,171
   7     7            76.2               L(24),Def(32),O(2)         14,112,905    13,852,328   13,007,920    07/31/05   12,788,943
 7.01   7.01                                                           874,117       816,940      779,733    07/31/05      687,238
 7.02   7.02                                                         1,263,131     1,052,457    1,148,302    07/31/05    1,289,134
 7.03   7.03                                                           154,085       316,462      428,659    07/31/05      415,855
 7.04   7.04                                                           689,000     1,096,130      825,277    07/31/05      943,306
 7.05   7.05                                                         1,036,849     1,202,739    1,163,552    07/31/05      552,719
 7.06   7.06                                                           588,624       658,716      648,423    07/31/05      753,177
 7.07   7.07                                                           395,431       422,420      341,430    07/31/05      293,922
 7.08   7.08                                                           260,731        74,986       39,901    07/31/05      206,491
 7.09   7.09                                                           199,920       226,759      228,453    07/31/05      146,700
 7.10   7.10                                                           332,375       313,853      265,051    07/31/05      280,111
 7.11   7.11                                                           329,479       343,197      219,721    07/31/05      150,122
 7.12   7.12                                                           342,976       477,525      352,820    07/31/05      318,131
 7.13   7.13                                                           421,573       513,562      462,658    07/31/05      480,276
 7.14   7.14                                                            80,321       104,947      105,481    07/31/05       99,554
 7.15   7.15                                                           533,291       278,940       66,751    07/31/05      487,201
 7.16   7.16                                                           299,753       288,107      282,055    07/31/05      296,235
 7.17   7.17                                                           212,987       170,619      191,250    07/31/05      174,820
 7.18   7.18                                                           101,493       106,191      108,337    07/31/05       96,449
 7.19   7.19                                                           313,142       275,874      236,687    07/31/05      268,774
  7.2   7.2                                                            214,422       168,231      177,059    07/31/05      233,864
 7.21   7.21                                                           250,376       204,138      174,662    07/31/05      180,659

ANNEX                      UW (1),(12),(16),(21)
 ID #  LOAN #  UW NCF ($)         DSCR (X)            TITLE TYPE       PML %
-----  ------  ----------  ---------------------  -----------------  -------

   1     1     35,935,990           1.67          Fee and Leasehold
 1.01   1.01                                             Fee
 1.02   1.02                                             Fee
 1.03   1.03                                          Leasehold
 1.04   1.04                                          Leasehold
 1.05   1.05                                          Leasehold
 1.06   1.06                                             Fee
 1.07   1.07                                             Fee
 1.08   1.08                                             Fee
 1.09   1.09                                             Fee
 1.10   1.10                                             Fee
 1.11   1.11                                             Fee
 1.12   1.12                                             Fee
 1.13   1.13                                             Fee
 1.14   1.14                                             Fee
 1.15   1.15                                             Fee
 1.16   1.16                                             Fee
 1.17   1.17                                             Fee
 1.18   1.18                                             Fee
 1.19   1.19                                             Fee
 1.20   1.20                                             Fee
 1.21   1.21                                             Fee
   2     2     62,781,950           2.00                 Fee
   3     3     21,396,667           1.53                 Fee         Various
 3.01   3.01    1,471,254                                Fee          14.0
 3.02   3.02    2,951,268                                Fee          19.0
 3.03   3.03    1,323,520                                Fee          11.0
 3.04   3.04    7,402,855                                Fee          14.0
 3.05   3.05    2,364,313                                Fee          19.0
 3.06   3.06    3,536,608                                Fee          12.0
 3.07   3.07    2,354,707                                Fee          12.0
   4     4     16,959,040           1.75                 Fee
   5     5     18,573,919           1.71                 Fee
   6     6     13,286,330           1.22                 Fee
   7     7     11,366,908           1.52                 Fee
 7.01   7.01      611,274                                Fee
 7.02   7.02    1,171,004                                Fee
 7.03   7.03      366,769                                Fee
 7.04   7.04      846,588                                Fee
 7.05   7.05      463,266                                Fee
 7.06   7.06      664,491                                Fee
 7.07   7.07      252,606                                Fee
 7.08   7.08      196,779                                Fee
 7.09   7.09      123,205                                Fee
 7.10   7.10      243,450                                Fee
 7.11   7.11      120,713                                Fee
 7.12   7.12      282,748                                Fee
 7.13   7.13      419,140                                Fee
 7.14   7.14       88,835                                Fee
 7.15   7.15      422,842                                Fee
 7.16   7.16      260,824                                Fee
 7.17   7.17      149,816                                Fee
 7.18   7.18       85,355                                Fee
 7.19   7.19      236,353                                Fee
  7.2   7.2       211,111                                Fee
 7.21   7.21      153,858                                Fee

                                            UPFRONT ESCROW(13),(20),(27),(28),(29),(30),(31)
               ---------------------------------------------------------------------------------------------------------
ANNEX          UPFRONT CAPEX  UPFRONT ENGIN.  UPFRONT ENVIR.  UPFRONT TI/LC  UPFRONT RE TAX  UPFRONT INS.  UPFRONT OTHER
 ID #  LOAN #   RESERVE ($)     RESERVE ($)     RESERVE ($)    RESERVE ($)     RESERVE ($)    RESERVE ($)   RESERVE ($)
-----  ------  -------------  --------------  --------------  -------------  --------------  ------------  -------------

   1     1           0               0               0           20,843,013       6,091,009        98,538         33,964
 1.01   1.01
 1.02   1.02
 1.03   1.03
 1.04   1.04
 1.05   1.05
 1.06   1.06
 1.07   1.07
 1.08   1.08
 1.09   1.09
 1.10   1.10
 1.11   1.11
 1.12   1.12
 1.13   1.13
 1.14   1.14
 1.15   1.15
 1.16   1.16
 1.17   1.17
 1.18   1.18
 1.19   1.19
 1.20   1.20
 1.21   1.21
   2     2             0               0               0                  0               0             0              0
   3     3             0               0               0          5,000,000               0             0     25,076,000
 3.01   3.01
 3.02   3.02
 3.03   3.03
 3.04   3.04
 3.05   3.05
 3.06   3.06
 3.07   3.07
   4     4             0       2,276,773               0         11,947,695         618,675       135,177
   5     5             0               0               0                  0               0             0              0
   6     6             0         199,000               0          1,579,000       1,123,333       144,703              0
   7     7        87,500               0               0                  0               0             0              0
 7.01   7.01
 7.02   7.02
 7.03   7.03
 7.04   7.04
 7.05   7.05
 7.06   7.06
 7.07   7.07
 7.08   7.08
 7.09   7.09
 7.10   7.10
 7.11   7.11
 7.12   7.12
 7.13   7.13
 7.14   7.14
 7.15   7.15
 7.16   7.16
 7.17   7.17
 7.18   7.18
 7.19   7.19
  7.2   7.2
 7.21   7.21

ANNEX A-1

                                              MONTHLY ESCROW(14),(20)
               -----------------------------------------------------------------------------------------
ANNEX          MONTHLY CAPEX  MONTHLY ENVIR.  MONTHLY TI/LC  MONTHLY RE TAX  MONTHLY INS.  MONTHLY OTHER    SINGLE
 ID #  LOAN #    RESERVE ($)     RESERVE ($)    RESERVE ($)     RESERVE ($)   RESERVE ($)    RESERVE ($)    TENANT
-----  ------  -------------  --------------  -------------  --------------  ------------  -------------   -------

   1     1                 0               0              0         557,495        49,269         33,964   Various
 1.01   1.01                                                                                                 No
 1.02   1.02                                                                                                 No
 1.03   1.03                                                                                                 No
 1.04   1.04                                                                                                 No
 1.05   1.05                                                                                                 No
 1.06   1.06                                                                                                 No
 1.07   1.07                                                                                                 Yes
 1.08   1.08                                                                                                 No
 1.09   1.09                                                                                                 No
 1.10   1.10                                                                                                 No
 1.11   1.11                                                                                                 No
 1.12   1.12                                                                                                 No
 1.13   1.13                                                                                                 No
 1.14   1.14                                                                                                 No
 1.15   1.15                                                                                                 No
 1.16   1.16                                                                                                 Yes
 1.17   1.17                                                                                                 No
 1.18   1.18                                                                                                 No
 1.19   1.19                                                                                                 No
 1.20   1.20                                                                                                 No
 1.21   1.21                                                                                                 No
   2     2                 0               0              0               0             0              0     No
   3     3            18,864               0        150,000         190,875             0              0     No
 3.01   3.01                                                                                                 No
 3.02   3.02                                                                                                 No
 3.03   3.03                                                                                                 No
 3.04   3.04                                                                                                 No
 3.05   3.05                                                                                                 No
 3.06   3.06                                                                                                 No
 3.07   3.07                                                                                                 No
   4     4            10,417               0         70,833         618,675        22,303              0     No
   5     5                 0               0              0               0             0              0     No
   6     6            18,203               0              0         280,333       144,703              0     No
   7     7            21,349               0              0               0             0              0     No
 7.01   7.01                                                                                                 No
 7.02   7.02                                                                                                 No
 7.03   7.03                                                                                                 No
 7.04   7.04                                                                                                 No
 7.05   7.05                                                                                                 No
 7.06   7.06                                                                                                 No
 7.07   7.07                                                                                                 No
 7.08   7.08                                                                                                 Yes
 7.09   7.09                                                                                                 No
 7.10   7.10                                                                                                 No
 7.11   7.11                                                                                                 No
 7.12   7.12                                                                                                 Yes
 7.13   7.13                                                                                                 No
 7.14   7.14                                                                                                 Yes
 7.15   7.15                                                                                                 No
 7.16   7.16                                                                                                 No
 7.17   7.17                                                                                                 No
 7.18   7.18                                                                                                 Yes
 7.19   7.19                                                                                                 No
  7.2   7.2                                                                                                  No
 7.21   7.21                                                                                                 No

               LARGEST TENANT
ANNEX          --------------
 ID #  LOAN #  LARGEST TENANT
-----  ------  --------------

   1     1
 1.01   1.01   Well Path Select Inc.
 1.02   1.02   Blue Cross & Blue Shield of Alabama
 1.03   1.03   Outback Steakhouse
 1.04   1.04   Carlton Fields
 1.05   1.05   Walter Industries, Inc.
 1.06   1.06   Crescent Resources
 1.07   1.07   AIG / NUFIC
 1.08   1.08   Oxford Health Plans
 1.09   1.09   Verizon Florida
 1.10   1.10   State Farm
 1.11   1.11   Jardon & Howard Technology
 1.12   1.12   Bellsouth Telecommunications
 1.13   1.13   Bellsouth
 1.14   1.14   Liberty Mutual Insurance
 1.15   1.15   Continental Casualty
 1.16   1.16
 1.17   1.17   Front Royal, Inc.
 1.18   1.18   Remington College
 1.19   1.19   General Dynamics
 1.20   1.20   Subsea7
 1.21   1.21   US Government
   2     2     University Club
   3     3
 3.01   3.01   Axio Research Corp.
 3.02   3.02   Dendreon Corporation
 3.03   3.03   Seattle Financial
 3.04   3.04   US Customs
 3.05   3.05   Emeritus Corporation
 3.06   3.06   Washington State Ferry
 3.07   3.07   Holland America
   4     4     United States of America (GSA)
   5     5     Scheel's All-Sports
   6     6     Bed, Bath & Beyond
   7     7
 7.01   7.01   Shelby Systems Inc.
 7.02   7.02   First Mercantile Trust
 7.03   7.03   Unified Health Services
 7.04   7.04   University of Phoenix
 7.05   7.05   Ford Motor Company
 7.06   7.06   Inventory Locator Service, LLC
 7.07   7.07   GMB Engineers
 7.08   7.08   FL Department of Health
 7.09   7.09   BEM Systems
 7.10   7.10   Honeywell International, Inc.
 7.11   7.11   Childrens Home Society
 7.12   7.12   Hughes Supply Management
 7.13   7.13   FL Deptartment of Environmental Protection
 7.14   7.14   Marcom Technologies
 7.15   7.15   St FL Labor & E S
 7.16   7.16   US Government DCM
 7.17   7.17   Carley Corp
 7.18   7.18   Orange County Florida
 7.19   7.19   St. FL Agency for Workforce
  7.2   7.2    Jones, Hurely, & Hand, P.A.
 7.21   7.21   US Govt DCI/DCAA

ANNEX A-1

                   LARGEST TENANT                       2ND LARGEST TENANT
               ---------------------  -----------------------------------------------------
ANNEX                       LEASE                                                  LEASE
 ID #  LOAN #  UNIT SIZE  EXPIRATION  2ND LARGEST TENANT              UNIT SIZE  EXPIRATION
-----  ------  ---------  ----------  ------------------              ---------  ----------

   1     1
 1.01   1.01      23,982   08/05/11   Redwoods Group, Inc.               15,998   01/31/12
 1.02   1.02      20,017   09/30/08   Computer Science Corporation       10,005   06/30/06
 1.03   1.03     146,460   03/31/14   WebMD Practice Service             65,397   09/30/09
 1.04   1.04      88,833   06/30/19   Progressive Auto                   65,390   10/30/09
 1.05   1.05      79,523   04/30/12   T Rowe Price                       70,909   10/30/12
 1.06   1.06      42,798   12/31/06   Regus Business Centre              23,112   05/31/10
 1.07   1.07     132,622   12/31/16
 1.08   1.08      76,461   12/31/05   Ciber, Inc.                        34,818   04/30/08
 1.09   1.09      42,055   11/30/08   Techhealth                         23,472   09/30/12
 1.10   1.10      26,161   06/30/06   ALLTEL Communications              26,118   02/28/11
 1.11   1.11      39,439   08/31/09   Alion Science                       8,763   03/30/10
 1.12   1.12      29,518   07/31/08   Mather, Hamilton & Co, LLC          9,703   08/31/12
 1.13   1.13      28,863   09/30/06   Merial Limited                     17,059   06/30/06
 1.14   1.14      36,850   09/30/10   Office Suites Plus                 23,322   05/31/08
 1.15   1.15      60,000   08/31/13   FCCI Insurance                     24,128   08/31/09
 1.16   1.16
 1.17   1.17      43,681   08/31/06   McMurtie, Grubbs & Assoc.           1,532   12/01/05
 1.18   1.18      43,212   07/31/15   IKON Solutions                     35,790   10/30/12
 1.19   1.19      16,966   07/31/10   United Defense, LP                 10,290   07/31/07
 1.20   1.20      38,836   05/31/10   Accenture                          31,034   05/31/06
 1.21   1.21      32,006   12/31/09   Progress Telecom, Inc.             21,513   10/31/06
   2      2      105,450   12/31/06   Borders                            27,000   08/01/11
   3      3
 3.01   3.01      18,528   08/31/06   Singlestep Tech                    18,177   07/05/10
 3.02   3.02      45,768   09/30/09   Isilon Software                    43,950   02/28/13
 3.03   3.03      36,031   05/19/15   Sallie Mae                         33,544   10/31/08
 3.04   3.04      64,499   03/31/06   DDB Seattle, Inc.                  54,369   03/31/18
 3.05   3.05      28,727   06/30/16   Alphagraphics                      15,168   07/24/15
 3.06   3.06     124,703   08/31/15   Cisco                              80,064   07/10/09
 3.07   3.07     158,767   12/31/06   WA State Hospital                  23,066   03/31/09
   4      4       80,227   05/31/10   KBC Financial Holding, Inc         46,990   09/30/10
   5      5      122,025   08/31/29   Century Theatres                   69,914   07/31/19
   6      6       35,222   01/31/13   Jewel Food Stores                  31,596   10/17/22
   7      7
 7.01   7.01      16,464   06/30/06   Dixon Hughes, PLLC                  7,735   07/31/11
 7.02   7.02      28,515   12/31/08   AT&T Wireless Services             13,942   11/30/08
 7.03   7.03       9,587   05/31/10   J & A Mechanical Inc.               8,601   10/31/05
 7.04   7.04      30,601   02/28/11   Delta Trust Mortgage                7,222   02/28/11
 7.05   7.05      21,500   08/31/07   Neurology Clinic, PC               12,055   04/30/12
 7.06   7.06      32,686   02/28/11   Cooperative Marketing Concepts     12,227   05/31/06
 7.07   7.07       8,935   11/30/07   HUD (US Govt)                       7,899   01/31/07
 7.08   7.08      23,124   12/31/14
 7.09   7.09       7,985   01/31/06   Enablesoft Inc.                     3,801     MTM
 7.10   7.10      11,635   12/31/10   St FL Fire Marshall                 5,672   03/31/07
 7.11   7.11      15,969   09/30/07   Taylor & Ziegenbein PA              1,717   12/31/05
 7.12   7.12      30,902   04/30/06
 7.13   7.13      38,862   09/30/07   Leukemia & Lymphoma Society         4,753   07/31/10
 7.14   7.14       9,172   10/31/07
 7.15   7.15      12,001   12/31/09   Comprehensive Health Mgmt          10,096   02/28/10
 7.16   7.16      22,967   03/31/08   St. FL Labor & E S                  2,684   12/31/09
 7.17   7.17       9,786   05/31/06   Chilington International Inc.       2,848   05/31/08
 7.18   7.18       8,807   09/30/05
 7.19   7.19      14,094   06/30/10   US Govt Dept of Labor               6,425   05/31/06
  7.2    7.2       6,879   12/31/10   Fred Saffer & Associates, Inc.      2,252   09/30/08
 7.21   7.21       3,442   12/31/05   Farrell Joseph T PA                 2,654   10/31/06

                                      3RD LARGEST TENANT
               ---------------------------------------------------------------
ANNEX                                                                 LEASE     ANNEX
 ID #  LOAN #  3RD LARGEST TENANT                        UNIT SIZE  EXPIRATION   ID #  LOAN #
-----  ------  ------------------                        ---------  ----------  -----  ------

   1     1                                                                        1       1
 1.01   1.01   IFS Industrial & Financial Systems, Inc.     11,078   08/31/10    1.01   1.01
 1.02   1.02   Matrix Resource, Inc.                         7,884   08/31/08    1.02   1.02
 1.03   1.03   HDR Engineering                              38,956   03/31/08    1.03   1.03
 1.04   1.04   Gerdau Ameristeel                            62,966   08/30/15    1.04   1.04
 1.05   1.05   Cott Beverage                                27,291   01/30/10    1.05   1.05
 1.06   1.06   AIG/NUFIC                                    21,922   12/31/16    1.06   1.06
 1.07   1.07                                                                     1.07   1.07
 1.08   1.08   Opis                                         16,230   02/28/10    1.08   1.08
 1.09   1.09   Bear Stearns Co. Inc.                        23,387   12/31/08    1.09   1.09
 1.10   1.10   PresGar                                       7,382   06/30/06    1.10   1.10
 1.11   1.11   AT&TWireless                                  8,222   12/31/05    1.11   1.11
 1.12   1.12   Epicor Software                               6,690   10/31/08    1.12   1.12
 1.13   1.13   Southern Trust Mortgage                      11,980   08/31/09    1.13   1.13
 1.14   1.14   The DeMoss Group                              8,076   06/30/09    1.14   1.14
 1.15   1.15   Countrywide Home Loans                        6,481   10/31/10    1.15   1.15
 1.16   1.16                                                                     1.16   1.16
 1.17   1.17   Realty Services Group                         1,000   09/30/05    1.17   1.17
 1.18   1.18   DHL Express USA, Inc.                        24,039   03/17/10    1.18   1.18
 1.19   1.19   Reiss Environmental                           9,045   03/31/10    1.19   1.19
 1.20   1.20   Siemens Energy and Automation, Inc.          12,972   06/13/06    1.20   1.20
 1.21   1.21   Cisco Systems, Inc.                          19,054   05/31/06    1.21   1.21
   2      2    A'Gaci                                       18,831   05/31/16      2      2
   3      3                                                                        3      3
 3.01   3.01   Municipal Research                            9,861   07/31/12    3.01   3.01
 3.02   3.02   ThePlatform, Inc.                            21,975   05/31/11    3.02   3.02
 3.03   3.03   Weston Solution                               9,223   06/30/06    3.03   3.03
 3.04   3.04   WA State Housing                             25,768   06/30/06    3.04   3.04
 3.05   3.05   Jones Radio Net                              11,526   12/31/11    3.05   3.05
 3.06   3.06   Ben Bridge Jewelers                          46,158   08/23/12    3.06   3.06
 3.07   3.07   Neorx Corporation                            20,764   07/25/09    3.07   3.07
   4      4    Capital Printing Systems                     36,167   08/31/14      4      4
   5      5    Best Buy                                     45,000   01/31/20      5      5
   6      6    Seldom Blues                                 19,862   02/01/16      6      6
   7      7                                                                        7      7
 7.01   7.01   Principal Life Insurance                      5,718   09/30/10    7.01   7.01
 7.02   7.02   Tri-State Delta Chemicals                     9,508   08/31/08    7.02   7.02
 7.03   7.03   Loreal USA S/D, Inc.                          8,475   02/28/06    7.03   7.03
 7.04   7.04   Cricket Communications, Inc.                  5,083   07/31/10    7.04   7.04
 7.05   7.05   C H Robinson Company                         11,617   06/30/11    7.05   7.05
 7.06   7.06   Waddell & Reed Inc                            5,233   09/30/06    7.06   7.06
 7.07   7.07   Quest Technology Group                        3,793   07/31/10    7.07   7.07
 7.08   7.08                                                                     7.08   7.08
 7.09   7.09   CRT Properties, Inc.                          1,729   12/31/09    7.09   7.09
 7.10   7.10   Barnes Ferland & Assoc                        4,395   12/31/06    7.10   7.10
 7.11   7.11                                                                     7.11   7.11
 7.12   7.12                                                                     7.12   7.12
 7.13   7.13   Cobb Stanton L PA                             1,242     MTM       7.13   7.13
 7.14   7.14                                                                     7.14   7.14
 7.15   7.15   Smith Wilbur & Associates                    10,096   12/31/10    7.15   7.15
 7.16   7.16   LAD (Aviation), Inc.                          1,977   06/30/08    7.16   7.16
 7.17   7.17   Casey & Iseman                                  889   03/31/06    7.17   7.17
 7.18   7.18                                                                     7.18   7.18
 7.19   7.19   St. FL Dept Of Health                         5,865   12/31/14    7.19   7.19
  7.2    7.2   Jackson-Pierce Public Affairs                 2,015     MTM        7.2    7.2
 7.21   7.21   Chamberlin Edmonds & Assoc                    2,068   08/31/06    7.21   7.21

ANNEX A-1

ANNEX
 ID #  LOAN #  SELLER  PROPERTY NAME                     STREET ADDRESS
-----  ------  ------  -------------                     --------------

7.22    7.22           Orlando Central - Tedder          988 Woodcock Road
7.23    7.23           Orlando Central - St. Paul        1080 Woodcock Road
7.24    7.24           Orlando Central - Saratoga        3165 McCrory Place
7.25    7.25           Orlando Central - Rockbridge      1000 Woodcock Road
7.26    7.26           Jacksonville JTB - Collier        5011 Gate Parkway
7.27    7.27           Orlando Central - Carr            3113 Lawton Road
7.28    7.28           Jacksonville JTB - Carlton        5011 Gate Parkway
7.29    7.29           Orlando Central - Independence    1010 Executive Center Drive
7.30    7.30           Jacksonville JTB - Deerwood Park  7596 Centurion Parkway
  8                    Bluebird Portfolio                Various
8.01      8     NCCI   Rolling Winds Apts.               2420 Bibury Lane
8.02      9     NCCI   Stratton Meadows                  2 Heatherton Court
8.03     10     NCCI   Crosswinds III                    2564 Barnesley Place
8.04     11     NCCI   Glens @ RR                        2340 Noonham Road
8.05     12     NCCI   Crosswinds II                     2420 Bibury Lane
8.06     13     NCCI   Crosswinds I                      7500 Hithergreen Drive
8.07     14     NCCI   Crosswinds IV                     2564 Barnesley Place
8.08     15     NCCI   Diamond Ridge                     2 Heatherton Court
  9                    Colony Portfolio                  Various
9.01     16     JPMCB  Prologis - Platte Valley          100-761 Northwest Parkway and 200-915
                       Portfolio                         Northwest Platte Valley Drive
9.02     17     JPMCB  Briargate On Main                 18901 East Briargate Lane
9.03     18     JPMCB  1465 North McDowell               1465 North McDowell Boulevard
9.04     19     JPMCB  Lodges at Frisco                  8568 Warren Parkway
9.05     20     JPMCB  Park Center Building NEC          14040 Park Center Road
9.06     21     JPMCB  Mandalay at Shadow Lake           12430 Oxford Park Drive
9.07     22     JPMCB  Prologis - Riverside Portfolio    4032-4256 West Riverside Street and
                                                         100-619 Northwest Business Park Lane
9.08     23     JPMCB  Prologis - Congleton              9082-9090 Bond, 9201-9219 Quivira,
                       Distribution                      and 9100-9136 Cody
  10     24      EHY   NEC America Corporate Center      6535 and 6555 North State Highway 161
  11     25      EHY   Atlantic Development Portfolio    Various
11.01   25.01          7 Powder Horn Drive               7 Powder Horn Drive
11.02   25.02          30 Technology Drive               30 Technology Drive
11.03   25.03          40 Technology Drive               40 Technology Drive
11.04   25.04          45 Technology Drive               45 Technology Drive
11.05   25.05          50 Randolph Road                  50 Randolph Road
11.06   25.06          100 Randolph Road                 100 Randolph Road
11.07   25.07          35 Technology Drive               35 Technology Drive
11.08   25.08          One Riverview Drive               One Riverview Drive
  12     26      IXIS  Hanover Mall                      1775 Washington Street
  13     27     JPMCB  Chartwell Portfolio               Various
13.01   27.01          Arvada Meridian                   9555 West 59th Avenue
13.02   27.02          Westland Meridian                 10695 West 17th Avenue
13.03   27.03          Englewood Meridian                3455 South Corona Street
  14     28     JPMCB  45 Broadway                       45 Broadway
  15     29      EHY   32 & 42 Broadway                  32 & 42 Broadway
  16     30     NCCI   Venture Center                    900, 920, 930, 940 Main Campus Drive
                                                         and 1730 Varsity Drive
  17     31     IXIS   Centurion Industrial Portfolio    Various
17.01   31.01          Airport Center One                5200 Airport Drive
17.02   31.02          Airport Center Two                5401 Airport Drive
17.03   31.03          Highwoods Distribution            6601 South Laburnum Avenue
17.04   31.04          Northridge Business Park -        500 Northridge Park Drive
                       500 Northridge Park Drive

ANNEX
ID #   LOAN #  CITY            STATE   ZIP CODE  COUNTY
----   ------  ----            -----   --------  ------

7.22    7.22   Orlando           FL      32803   Orange
7.23    7.23   Orlando           FL      32803   Orange
7.24    7.24   Orlando           FL      32803   Orange
7.25    7.25   Orlando           FL      32803   Orange
7.26    7.26   Jacksonville      FL      32256   Duval
7.27    7.27   Orlando           FL      32803   Orange
7.28    7.28   Jacksonville      FL      32256   Duval
7.29    7.29   Orlando           FL      32803   Orange
7.30    7.30   Jacksonville      FL      32256   Duval
  8            Baltimore         MD      21244   Baltimore
8.01      8    Baltimore         MD      21244   Baltimore
8.02      9    Baltimore         MD      21244   Baltimore
8.03     10    Baltimore         MD      21244   Baltimore
8.04     11    Baltimore         MD      21244   Baltimore
8.05     12    Baltimore         MD      21244   Baltimore
8.06     13    Baltimore         MD      21244   Baltimore
8.07     14    Baltimore         MD      21244   Baltimore
8.08     15    Baltimore         MD      21244   Baltimore
  9            Various        Various   Various  Various
9.01     16    Riverside         MO      64150   Platte

9.02     17    Parker            CO      80134   Douglas
9.03     18    Petaluma          CA      94954   Sonoma
9.04     19    Frisco            TX      75034   Collin
9.05     20    Herndon           VA      20171   Fairfax
9.06     21    Houston           TX      77077   Harris
9.07     22    Riverside         MO      64150   Platte

9.08     23    Overland Park     KS      66214   Johnson

  10     24    Irving            TX      75039   Dallas
  11     25    Various           NJ     Various  Various
11.01   25.01  Warren            NJ      07059   Somerset
11.02   25.02  Warren            NJ      07059   Somerset
11.03   25.03  Warren            NJ      07059   Somerset
11.04   25.04  Warren            NJ      07059   Somerset
11.05   25.05  Somerset          NJ      08873   Somerset
11.06   25.06  Somerset          NJ      08873   Somerset
11.07   25.07  Warren            NJ      07059   Somerset
11.08   25.08  Somerset          NJ      08873   Somerset
  12     26    Hanover           MA      02339   Plymouth
  13     27    Various           CO     Various  Various
13.01   27.01  Arvada            CO      80004   Jefferson
13.02   27.02  Lakewood          CO      80215   Jefferson
13.03   27.03  Englewood         CO      80113   Arapahoe
  14     28    New York          NY      10006   New York
  15     29    New York          NY      10004   New York
  16     30    Raleigh           NC      27606   Wake

  17     31    Various        Various   Various  Various
17.01   31.01  Richmond          VA      23150   Henrico
17.02   31.02  Richmond          VA      23150   Henrico
17.03   31.03  Richmond          VA      23150   Henrico
17.04   31.04  Rural Hall        NC      27045   Forsythe

ANNEX A-1

ANNEX             NUMBER OF    PROPERTY        PROPERTY                               YEAR                 UNIT OF
ID #   LOAN #  PROPERTIES(26)  TYPE            SUBTYPE                 YEAR BUILT  RENOVATED  UNITS(23)    MEASURE
-----  ------  --------------  --------        --------                ----------  ---------  ----------   --------

7.22    7.22          1        Office          Suburban                   1969        1990       24,933  Square Feet
7.23    7.23          1        Office          Suburban                   1969        1989       36,113  Square Feet
7.24    7.24          1        Office          Suburban                   1969        1990       40,477  Square Feet
7.25    7.25          1        Office          Suburban                   1968        2000       17,984  Square Feet
7.26    7.26          1        Office          Suburban                   2001         0        107,956  Square Feet
7.27    7.27          1        Office          Suburban                   1968        1988       24,208  Square Feet
7.28    7.28          1        Office          Suburban                   1999         0        103,515  Square Feet
7.29    7.29          1        Office          Suburban                   1966        1998       39,737  Square Feet
7.30    7.30          1        Office          Suburban                   1991        2001       29,302  Square Feet
  8                   8        Multifamily     Garden                    Various    Various       1,720     Units
8.01      8           1        Multifamily     Garden                     1995         0            280     Units
8.02      9           1        Multifamily     Garden                     1989         0            270     Units
8.03     10           1        Multifamily     Garden                     1986         0            280     Units
8.04     11           1        Multifamily     Garden                     1974         0            270     Units
8.05     12           1        Multifamily     Garden                     1979         0            203     Units
8.06     13           1        Multifamily     Garden                     1976        2004          203     Units
8.07     14           1        Multifamily     Garden                     1988         0            122     Units
8.08     15           1        Multifamily     Garden                     1991         0             92     Units
  9                   8        Various         Various                   Various    Various     Various    Various
9.01     16           1        Industrial      Flex                       1987        2003      824,055  Square Feet

9.02     17           1        Multifamily     Garden                     2003         0            325     Units
9.03     18           1        Office          Suburban                   1999         0        140,448  Square Feet
9.04     19           1        Multifamily     Garden                     1999         0            262     Units
9.05     20           1        Office          Suburban                   1987        2005      108,000  Square Feet
9.06     21           1        Multifamily     Garden                     2005         0            296     Units
9.07     22           1        Industrial      Flex                       1973        2002      324,676  Square Feet

9.08     23           1        Industrial      Flex                       1977        2003       90,163  Square Feet

  10     24           1        Office          Suburban                   2001         0        526,245  Square Feet
  11     25           8        Various         Various                   Various    Various     902,237  Square Feet
11.01   25.01         1        Office          Suburban                   1979         0        180,500  Square Feet
11.02   25.02         1        Office          Suburban                   1987         0        101,404  Square Feet
11.03   25.03         1        Office          Suburban                   1988         0         93,336  Square Feet
11.04   25.04         1        Office          Suburban                   2000         0         45,392  Square Feet
11.05   25.05         1        Industrial      Flex                       1987         0         89,024  Square Feet
11.06   25.06         1        Industrial      Flex                       1986         0        149,259  Square Feet
11.07   25.07         1        Office          Suburban                   1987         0        107,322  Square Feet
11.08   25.08         1        Office          Suburban                   1985         0        136,000  Square Feet
  12     26           1        Retail          Regional Mall              1971        2004      706,005  Square Feet
  13     27           3        Senior Housing  Independent Living        Various       0            544     Units
13.01   27.01         1        Senior Housing  Independent Living         1988         0            125     Units
13.02   27.02         1        Senior Housing  Independent Living         1988         0            153     Units
13.03   27.03         1        Senior Housing  Independent Living         1985         0            266     Units
  14     28           1        Office          CBD                        1983         0        368,122  Square Feet
  15     29           1        Office          CBD                        1897        1970      494,776  Square Feet
  16     30           1        Office          Suburban                   1998        2004      474,316  Square Feet

  17     31          14        Industrial      Various                   Various       0      1,901,637  Square Feet
17.01   31.01         1        Industrial      Warehouse/Distribution     1997         0        141,613  Square Feet
17.02   31.02         1        Industrial      Warehouse/Distribution     1998         0         71,665  Square Feet
17.03   31.03         1        Industrial      Warehouse/Distribution     1999         0        168,324  Square Feet
17.04   31.04         1        Industrial      Flex                       1988         0        201,000  Square Feet

ANNEX                       OCCUPANCY       APPRAISED      APPRAISAL    CURRENT   ORIGINAL BALANCE
ID #   LOAN #  OCCUPANCY %    DATE     VALUE ($)(17),(22)  DATE(17)   LTV % (16)  ($)(2),(18),(19)
-----  ------  -----------  ---------  ------------------  ---------  ----------  ----------------

7.22    7.22      90.9      09/01/05         3,250,000      08/24/05                   2,387,400
7.23    7.23      95.2      09/01/05         4,600,000      08/24/05                   3,379,100
7.24    7.24      77.7      09/01/05         5,600,000      08/24/05                   4,113,600
7.25    7.25      65.7      09/01/05         2,300,000      08/24/05                   1,689,600
7.26    7.26      100.0     09/01/05        17,100,000      08/05/05                  13,203,200
7.27    7.27      60.3      09/01/05         2,900,000      08/24/05                   2,130,300
7.28    7.28      100.0     09/01/05        16,100,000      08/05/05                  12,431,100
7.29    7.29      100.0     09/01/05         5,300,000      08/24/05                   3,892,300
7.30    7.30      100.0     09/01/05         4,100,000      08/05/05                   3,165,700
  8               94.0      10/12/05       174,700,000      07/13/05                 130,000,000
8.01      8       95.4      10/12/05        36,400,000      07/13/05     74.4         24,500,000
8.02      9       92.2      10/12/05        27,100,000      07/13/05     74.4         21,300,000
8.03     10       92.9      10/12/05        28,200,000      07/13/05     74.4         20,866,000
8.04     11       97.4      10/12/05        22,700,000      07/13/05     74.4         17,920,000
8.05     12       94.6      10/12/05        18,700,000      07/13/05     74.4         14,960,000
8.06     13       93.1      10/12/05        18,700,000      07/13/05     74.4         14,937,000
8.07     14       88.5      10/12/05        12,000,000      07/13/05     74.4          7,950,000
8.08     15       96.7      10/12/05        10,900,000      07/13/05     74.4          7,567,000
  9              Various     Various       207,350,000       Various                 127,383,000
9.01     16       99.1      09/16/05        41,000,000      09/23/05     61.4         27,790,000

9.02     17       94.2      09/15/05        40,000,000      09/30/05     61.4         22,600,000
9.03     18       100.0     08/17/05        32,250,000      09/30/05     61.4         18,825,000
9.04     19       90.1      09/07/05        24,500,000      09/28/05     61.4         14,100,000
9.05     20       100.0     10/05/05        23,900,000      10/10/05     61.4         14,000,000
9.06     21       97.0      09/13/05        21,250,000      09/16/05     61.4         12,750,000
9.07     22       94.5      08/01/05        18,000,000      09/23/05     61.4         12,656,000

9.08     23       100.0     07/25/05         6,450,000      09/21/05     61.4          4,662,000

  10     24       100.0     06/01/05       127,500,000      08/15/05     80.0        102,000,000
  11     25       97.5      11/01/05       122,600,000       Various     78.8         96,590,000
11.01   25.01     100.0     11/01/05        30,000,000      8/24/025                  23,500,000
11.02   25.02     77.5      11/01/05        15,800,000      08/24/05                  12,100,000
11.03   25.03     100.0     11/01/05        21,800,000      08/24/05                  17,700,000
11.04   25.04     100.0     11/01/05        10,400,000      08/24/05                   8,740,000
11.05   25.05     100.0     11/01/05         5,400,000      08/26/05                   4,400,000
11.06   25.06     100.0     11/01/05         9,200,000      08/26/05                   7,400,000
11.07   25.07     100.0     11/01/05        12,800,000      10/18/05                   8,750,000
11.08   25.08     100.0     11/01/05        17,200,000      08/26/05                  14,000,000
  12     26       98.2      07/31/05       109,500,000      09/01/05     79.9         87,500,000
  13     27       94.5      04/04/05       127,500,000      07/21/05     68.4         87,500,000
13.01   27.01     99.2      04/04/05        24,800,000      07/21/05                  14,500,000
13.02   27.02     90.2      04/04/05        27,600,000      07/21/05                  18,000,000
13.03   27.03     94.7      04/04/05        75,100,000      07/21/05                  55,000,000
  14     28       92.0      10/27/05        97,500,000      11/01/05     78.9         76,900,000
  15     29       89.8      08/23/05        99,000,000      08/23/05     75.8         75,000,000
  16     30       82.0      10/01/05       100,000,000      09/27/05     65.0         65,000,000

  17     31       94.4      08/31/05        80,500,000       Various     77.0         62,000,000
17.01   31.01     100.0     08/31/05        21,000,000      10/13/05                  16,104,979
17.02   31.02     100.0     08/31/05                 0      10/13/05                           0
17.03   31.03     100.0     08/31/05                 0      10/13/05                           0
17.04   31.04     100.0     08/31/05        42,900,000      10/12/05                  33,378,197

ANNEX A-1

                   ORIGINAL                         CURRENT                   LOAN     % OF     % OF    CROSSED
ANNEX               BALANCE         CURRENT      BALANCE PER   % OF INITIAL   GROUP    LOAN     LOAN     LOAN      RELATED
ID #   LOAN #  PER UNIT ($)(16)  BALANCE ($)(2)  UNIT ($)(16)  POOL BALANCE  1 OR 2  GROUP 1  GROUP 2  (3),(26)  BORROWER(4)
-----  ------  ----------------  --------------  ------------  ------------  ------  -------  -------  --------  -----------

7.22    7.22             96        2,387,400.00          96
7.23    7.23             94        3,379,100.00          94
7.24    7.24            102        4,113,600.00         102
7.25    7.25             94        1,689,600.00          94
7.26    7.26            122       13,203,200.00         122
7.27    7.27             88        2,130,300.00          88
7.28    7.28            120       12,431,100.00         120
7.29    7.29             98        3,892,300.00          98
7.30    7.30            108        3,165,700.00         108
  8                  75,581      130,000,000.00      75,581
8.01      8          87,500       24,500,000.00      87,500        0.58%        2              5.40%       2          A
8.02      9          78,889       21,300,000.00      78,889        0.51%        2              4.70%       2          A
8.03     10          74,521       20,866,000.00      74,521        0.50%        2              4.60%       2          A
8.04     11          66,370       17,920,000.00      66,370        0.43%        2              3.95%       2          A
8.05     12          73,695       14,960,000.00      73,695        0.36%        2              3.30%       2          A
8.06     13          73,581       14,937,000.00      73,581        0.36%        2              3.29%       2          A
8.07     14          65,164        7,950,000.00      65,164        0.19%        2              1.75%       2          A
8.08     15          82,250        7,567,000.00      82,250        0.18%        2              1.67%       2          A
  9                      87      127,383,000.00          87
9.01     16              34       27,790,000.00          34        0.66%        1     0.74%                3

9.02     17          69,538       22,600,000.00      69,538        0.54%        1     0.60%                3
9.03     18             134       18,825,000.00         134        0.45%        1     0.50%                3
9.04     19          53,817       14,100,000.00      53,817        0.34%        1     0.38%                3
9.05     20             130       14,000,000.00         130        0.33%        1     0.37%                3
9.06     21          43,074       12,750,000.00      43,074        0.30%        1     0.34%                3
9.07     22              39       12,656,000.00          39        0.30%        1     0.34%                3

9.08     23              52        4,662,000.00          52        0.11%        1     0.12%                3

  10     24             194      102,000,000.00         194        2.43%        1     2.73%
  11     25             107       96,590,000.00         107        2.30%        1     2.58%
11.01   25.01           130       23,500,000.00         130
11.02   25.02           119       12,100,000.00         119
11.03   25.03           190       17,700,000.00         190
11.04   25.04           193        8,740,000.00         193
11.05   25.05            49        4,400,000.00          49
11.06   25.06            50        7,400,000.00          50
11.07   25.07            82        8,750,000.00          82
11.08   25.08           103       14,000,000.00         103
  12     26             124       87,500,000.00         124        2.09%        1      2.34%
  13     27         160,846       87,219,826.41     160,331        2.08%        1      2.33%
13.01   27.01       116,000       14,453,571.23     115,629
13.02   27.02       117,647       17,942,364.29     117,270
13.03   27.03       206,767       54,823,890.89     206,105
  14     28             209       76,900,000.00         209        1.83%        1      2.05%
  15     29             152       75,000,000.00         152        1.79%        1      2.00%
  16     30             137       65,000,000.00         137        1.55%        1      1.74%

  17     31              33       62,000,000.00          33        1.48%        1      1.66%
17.01   31.01            33       16,104,979.00          33
17.02   31.02            33                0.00          33
17.03   31.03            33                0.00          33
17.04   31.04            33       33,378,197.00          33

                                      NET
ANNEX          INTEREST   ADMIN.    MORTGAGE                    MONTHLY DEBT        ANNUAL DEBT
ID #   LOAN #   RATE %     FEE %   RATE %(5)  ACCRUAL TYPE  SERVICE ($) (6),(24)  SERVICE ($)(7)  NOTE DATE
-----  ------  --------  --------  ---------  ------------  --------------------  --------------  ---------

7.22    7.22
7.23    7.23
7.24    7.24
7.25    7.25
7.26    7.26
7.27    7.27
7.28    7.28
7.29    7.29
7.30    7.30
  8
8.01      8    5.489000  0.020300   5.468700   Actual/360        113,623.57        1,363,482.85    09/30/05
8.02      9    5.489000  0.020300   5.468700   Actual/360         98,782.94        1,185,395.29    09/30/05
8.03     10    5.489000  0.020300   5.468700   Actual/360         96,770.18        1,161,242.17    09/30/05
8.04     11    5.489000  0.020300   5.468700   Actual/360         83,107.53          997,290.31    09/30/05
8.05     12    5.489000  0.020300   5.468700   Actual/360         69,379.94          832,559.32    09/30/05
8.06     13    5.489000  0.020300   5.468700   Actual/360         69,273.28          831,279.32    09/30/05
8.07     14    5.489000  0.020300   5.468700   Actual/360         36,869.69          442,436.27    09/30/05
8.08     15    5.489000  0.020300   5.468700   Actual/360         35,093.45          421,121.42    09/30/05
  9
9.01     16    5.609000  0.020300   5.588700   Actual/360        131,699.19        1,580,390.28    12/05/05

9.02     17    5.609000  0.020300   5.588700   Actual/360        107,103.34        1,285,240.08    12/05/05
9.03     18    5.609000  0.020300   5.588700   Actual/360         89,213.29        1,070,559.48    12/05/05
9.04     19    5.609000  0.020300   5.588700   Actual/360         66,821.11          801,853.32    12/05/05
9.05     20    5.609000  0.020300   5.588700   Actual/360         66,347.20          796,166.40    12/05/05
9.06     21    5.609000  0.020300   5.588700   Actual/360         60,423.34          725,080.08    12/05/05
9.07     22    5.609000  0.020300   5.588700   Actual/360         59,977.87          719,734.44    12/05/05

9.08     23    5.609000  0.020300   5.588700   Actual/360         22,093.62          265,123.44    12/05/05

  10     24    5.570000  0.020300   5.549700   Actual/360        562,942.47        6,755,309.61    09/21/05
  11     25    5.850000  0.020300   5.829700   Actual/360        569,823.95        6,837,887.40    11/17/05
11.01   25.01
11.02   25.02
11.03   25.03
11.04   25.04
11.05   25.05
11.06   25.06
11.07   25.07
11.08   25.08
  12     26    5.635700  0.020300   5.615400   Actual/360        534,938.79        6,419,265.48    09/08/05
  13     27    5.413000  0.020300   5.392700   Actual/360        492,049.73        5,904,596.76    08/19/05
13.01   27.01
13.02   27.02
13.03   27.03
  14     28    5.761500  0.020300   5.741200   Actual/360        449,329.48        5,391,953.76    12/09/05
  15     29    5.506000  0.020300   5.485700   Actual/360        426,124.13        5,113,489.56    10/12/05
  16     30    5.182000  0.020300   5.161700   Actual/360        356,199.65        4,274,395.80    10/26/05

  17     31    5.260000  0.020300   5.239700   Actual/360        342,750.41        4,113,004.92    07/01/05
17.01   31.01
17.02   31.02
17.03   31.03
17.04   31.04

ANNEX A-1

                 FIRST
ANNEX           PAYMENT   REM.   REM.                              PAYMENT   GRACE
ID #   LOAN #  DATE (14)  TERM  AMORT  I/O PERIOD (8)  SEASONING  DUE DATE  PERIOD
-----  ------  ---------  ----  -----  --------------  ---------  --------  ------

7.22    7.22
7.23    7.23
7.24    7.24
7.25    7.25
7.26    7.26
7.27    7.27
7.28    7.28
7.29    7.29
7.30    7.30
  8
8.01      8     11/11/05    82     0         84            2         11         0
8.02      9     11/11/05    82     0         84            2         11         0
8.03     10     11/11/05    82     0         84            2         11         0
8.04     11     11/11/05    82     0         84            2         11         0
8.05     12     11/11/05    82     0         84            2         11         0
8.06     13     11/11/05    82     0         84            2         11         0
8.07     14     11/11/05    82     0         84            2         11         0
8.08     15     11/11/05    82     0         84            2         11         0
  9             02/01/06    96     0         96            0          1         7
9.01     16     02/01/06    84     0         84            0          1         7

9.02     17     02/01/06    60     0         60            0          1         7
9.03     18     02/01/06    72     0         72            0          1         7
9.04     19     02/01/06    72     0         72            0          1         7
9.05     20     02/01/06    60     0         60            0          1         7
9.06     21     02/01/06    96     0         96            0          1         7
9.07     22     02/01/06    96     0         96            0          1         7

9.08     23     11/11/05   118   397         18            2         11

  10     24     01/05/06   120   360          0            0          5         5
  11     25
11.01   25.01
11.02   25.02
11.03   25.03
11.04   25.04
11.05   25.05
11.06   25.06
11.07   25.07
11.08   25.08
  12     26     11/05/05   118   312         48            2          5         0
  13     27     10/01/05   117   357          0            3          1         0
13.01   27.01
13.02   27.02
13.03   27.03
  14     28     02/01/06   120   360         60            0          1         7
  15     29     12/11/05   119   360         60            1         11         0
  16     30     12/01/05   119   360         84            1          1        10

  17     31     08/05/05   115   360         24            5          5         0
17.01   31.01
17.02   31.02
17.03   31.03
17.04   31.04

                                  FINAL                                                      REMAINING
ANNEX           MATURITY/    ARD   MAT       MATURITY/ARD           MATURITY                PREPAYMENT
ID #   LOAN #  ARD DATE(9)  LOAN   DATE  BALANCE ($) (2),(10)  LTV %(1),(10),(16)  PROVISION (PAYMENTS)(11),(32)
-----  ------  -----------  ----  -----  --------------------  ------------------  -----------------------------

7.22    7.22                                  2,387,400
7.23    7.23                                  3,379,100
7.24    7.24                                  4,113,600
7.25    7.25                                  1,689,600
7.26    7.26                                 13,203,200
7.27    7.27                                  2,130,300
7.28    7.28                                 12,431,100
7.29    7.29                                  3,892,300
7.30    7.30                                  3,165,700
  8                                         130,000,000
8.01      8    10/11/12      No              24,500,000               74.4               L(24)Def(51),O(7)
8.02      9    10/11/12      No              21,300,000               74.4               L(24)Def(51),O(7)
8.03     10    10/11/12      No              20,866,000               74.4               L(24)Def(51),O(7)
8.04     11    10/11/12      No              17,920,000               74.4               L(24)Def(51),O(7)
8.05     12    10/11/12      No              14,960,000               74.4               L(24)Def(51),O(7)
8.06     13    10/11/12      No              14,937,000               74.4               L(24)Def(51),O(7)
8.07     14    10/11/12      No               7,950,000               74.4               L(24)Def(51),O(7)
8.08     15    10/11/12      No               7,567,000               74.4               L(24)Def(51),O(7)
  9                                         127,383,000
9.01     16    01/01/14      No              27,790,000               61.4               L(23),Def(69),O(4)

9.02     17    01/01/13      No              22,600,000               61.4               L(23),Def(57),O(4)
9.03     18    01/01/11      No              18,825,000               61.4               L(23),Def(33),O(4)
9.04     19    01/01/12      No              14,100,000               61.4               L(23),Def(45),O(4)
9.05     20    01/01/12      No              14,000,000               61.4               L(23),Def(45),O(4)
9.06     21    01/01/11      No              12,750,000               61.4               L(23),Def(33),O(4)
9.07     22    01/01/14      No              12,656,000               61.4               L(23),Def(69),O(4)

9.08     23    01/01/14      No               4,662,000               61.4               L(24),Def(69),O(4)
  10     24    10/11/15      No              91,230,991               71.6               L(24),Def(93),O(1)
  11     25    12/05/15      No              81,541,479               66.5               L(24),Def(91),O(5)
11.01   25.01                                19,838,749
11.02   25.02                                10,214,845
11.03   25.03                                14,942,377
11.04   25.04                                 7,378,326
11.05   25.05                                 3,714,489
11.06   25.06                                 6,247,095
11.07   25.07                                 7,386,768
11.08   25.08                                11,818,829
  12     26    10/05/15      No     NAP      77,384,824               70.7               L(24),Def(90),O(4)
  13     27    09/01/15      No              72,883,543               57.2               L(24),Def(89),O(4)
13.01   27.01                                12,077,844
13.02   27.02                                14,993,186
13.03   27.03                                45,812,513
  14     28    01/01/16      No              71,700,708               73.5               L(23),Def(90),O(7)
  15     29    11/11/15      No              69,680,812               70.4               L(24),Def(89),O(6)
  16     30    11/01/15      No              62,213,111               62.2               L(24),Def(92),O(3)

  17     31    07/05/15      No     NAP      54,002,471               67.1               L(24),Def(87),O(4)
17.01   31.01                                14,027,559
17.02   31.02                                         0
17.03   31.03                                         0
17.04   31.04                                29,072,663

ANNEX A-1

ANNEX                                      MOST RECENT    MOST RECENT                          UW (1),(12),(16),(21)
ID #   LOAN #  2003 NOI ($)  2004 NOI ($)    NOI ($)        NOI DATE   UW NOI ($)  UW NCF ($)         DSCR (X)        TITLE TYPE
-----  ------  ------------  ------------  -----------    -----------  ----------  ----------  ---------------------  ---------

7.22    7.22       221,109       218,367       228,389      07/31/05      228,299     199,062                            Fee
7.23    7.23       260,478       197,074       291,263      07/31/05      289,558     249,047                            Fee
7.24    7.24       468,760       481,512       489,265      07/31/05      364,508     317,287                            Fee
7.25    7.25       354,994       -61,206       -46,277      07/31/05      107,960      90,213                            Fee
7.26    7.26     1,502,563     1,504,818     1,503,711      07/31/05    1,301,982   1,187,548                            Fee
7.27    7.27       292,596       241,569       150,163      07/31/05      281,710     257,741                            Fee
7.28    7.28     1,394,579     1,383,148     1,348,478      07/31/05    1,127,321   1,019,665                            Fee
7.29    7.29       467,834       465,762       499,476      07/31/05      459,656     407,966                            Fee
7.30    7.30       255,916       308,491       297,190      07/31/05      273,211     267,351                            Fee
  8                                         10,709,556      09/30/05   11,088,442  10,658,442                            Fee
8.01      8                                  2,001,276      09/30/05    2,078,199   2,008,199           1.47             Fee
8.02      9                                  1,793,460      09/30/05    1,825,780   1,758,280           1.47             Fee
8.03     10                                  1,774,812      09/30/05    1,772,784   1,702,784           1.47             Fee
8.04     11                                  1,275,396      09/30/05    1,572,650   1,505,150           1.47             Fee
8.05     12                                  1,329,636      09/30/05    1,295,844   1,245,094           1.47             Fee
8.06     13                                  1,255,908      09/30/05    1,255,066   1,204,316           1.47             Fee
8.07     14                                    654,048      09/30/05      690,290     659,790           1.47             Fee
8.08     15                                    625,020      09/30/05      597,829     574,829           1.47             Fee
  9              5,299,662     5,724,713     8,728,117                 12,936,868  11,729,694                            Fee
9.01     16      3,025,122     3,244,601     3,176,570      12/31/05    3,024,412   2,544,402           1.62             Fee

9.02     17                                  1,595,660      08/31/05    2,126,529   2,061,529           1.62             Fee
9.03     18                                                             2,138,096   1,952,652           1.62             Fee
9.04     19      1,136,398       899,172     1,061,691      07/31/05    1,287,481   1,228,531           1.62             Fee
9.05     20                                                             1,556,642   1,405,442           1.62             Fee
9.06     21                                  1,133,096      09/30/05    1,046,884     987,684           1.62             Fee
9.07     22        685,415     1,074,327     1,236,125      12/31/05    1,296,241   1,155,592           1.62             Fee

9.08     23        452,727       506,613       524,975      12/31/05      460,583     393,862           1.62             Fee

  10     24      8,879,155     8,891,934     8,892,358      06/30/05    9,352,131   8,975,495           1.33             Fee
  11     25      9,589,475    10,122,296    10,476,418      06/30/05    9,179,520   8,335,444           1.22             Fee
11.01   25.01    1,767,318     1,783,307     1,916,579      06/30/05    1,840,368   1,654,034                            Fee
11.02   25.02    1,171,160     1,205,603     1,116,843      06/30/05      945,127     857,324                            Fee
11.03   25.03    1,706,386     1,699,355     1,718,032      06/30/05    1,608,634   1,506,291                            Fee
11.04   25.04      812,240       828,829       840,217      06/30/05      864,112     805,637                            Fee
11.05   25.05      760,390       756,728       779,770      06/30/05      411,367     334,007                            Fee
11.06   25.06      167,111       501,429       741,792      06/30/05      679,167     594,844                            Fee
11.07   25.07    1,556,505     1,514,641     1,498,483      06/30/05    1,028,159     923,662                            Fee
11.08   25.08    1,648,365     1,832,404     1,864,702      06/30/05    1,802,586   1,659,645                            Fee
  12     26      5,635,945     6,599,514     6,910,433      07/31/05    7,680,548   7,292,157           1.14             Fee
  13     27      8,051,126     8,152,895                                8,643,574   8,480,374           1.44             Fee
13.01   27.01    1,519,805     1,520,767                                1,451,704   1,414,204                            Fee
13.02   27.02    1,682,848     1,762,061                                1,760,824   1,714,924                            Fee
13.03   27.03    4,848,473     4,870,067                                5,431,046   5,351,246                            Fee
  14     28      6,213,982     6,659,178     6,637,907      09/30/05    7,029,809   6,483,359           1.20             Fee
  15     29      4,593,358     4,637,717     4,814,394      06/30/05    6,745,447   6,266,549           1.23             Fee
  16     30      5,119,833     5,736,495     6,713,273      09/30/05    6,604,966   6,311,554           1.48          Leasehold

  17     31      6,555,400     6,345,498     6,383,845      05/31/05    5,814,224   5,377,044           1.31             Fee
17.01   31.01                                                                                                            Fee
17.02   31.02                                                                                                            Fee
17.03   31.03                                                                                                            Fee
17.04   31.04                                                                                                            Fee

                                                   UPFRONT ESCROW(13),(20),(27),(28),(29),(30),(31)
                      ---------------------------------------------------------------------------------------------------------
ANNEX                 UPFRONT CAPEX  UPFRONT ENGIN.  UPFRONT ENVIR.  UPFRONT TI/LC  UPFRONT RE TAX  UPFRONT INS.  UPFRONT OTHER
ID #   LOAN #  PML %   RESERVE ($)     RESERVE ($)     RESERVE ($)    RESERVE ($)     RESERVE ($)    RESERVE ($)   RESERVE ($)
-----  ------  -----  -------------  --------------  --------------  -------------  --------------  ------------  -------------

7.22    7.22
7.23    7.23
7.24    7.24
7.25    7.25
7.26    7.26
7.27    7.27
7.28    7.28
7.29    7.29
7.30    7.30
  8
8.01      8                    0          45,000              0                0          42,668       32,423              0
8.02      9                    0           8,125              0                0          40,255       25,428              0
8.03     10                    0          56,875              0                0          39,576       24,389              0
8.04     11                    0          10,000              0                0          67,443       21,579              0
8.05     12                    0          36,875              0                0          25,674       17,144              0
8.06     13                    0          43,750              0                0          26,934       16,836              0
8.07     14                    0         228,125              0                0          17,350       10,564              0
8.08     15                    0           6,875              0                0          12,582        8,404              0
  9                                      132,518
9.01     16                    0               0              0                0               0            0              0

9.02     17                    0               0              0                0               0            0              0
9.03     18     18.0           0               0              0                0               0            0              0
9.04     19                    0               0              0                0               0            0              0
9.05     20                    0               0              0                0               0            0              0
9.06     21                    0               0              0                0               0            0              0
9.07     22                    0               0              0                0               0            0              0

9.08     23                    0               0              0                0               0            0              0

  10     24                    0               0              0                0               0            0              0
  11     25                    0           4,438              0        3,989,695      274,454.17      142,200              0
11.01   25.01
11.02   25.02
11.03   25.03
11.04   25.04
11.05   25.05
11.06   25.06
11.07   25.07
11.08   25.08
  12     26                    0               0              0          180,000         177,829       81,519        287,750
  13     27                    0         111,375              0                0               0            0              0
13.01   27.01
13.02   27.02
13.03   27.03
  14     28                    0               0              0                0               0            0              0
  15     29                    0          53,375              0           44,118         749,585       20,290        605,900
  16     30                    0               0              0            2,500               0
                                                                                                            0              0
  17     31              144,938               0         50,000           28,043         443,814      147,843              0
17.01   31.01
17.02   31.02
17.03   31.03
17.04   31.04

ANNEX A-1

                                                MONTHLY ESCROW(14), (20)
               -----------------------------------------------------------------------------------------
Annex          MONTHLY CAPEX  MONTHLY ENVIR.  MONTHLY TI/LC  MONTHLY RE TAX  MONTHLY INS.  MONTHLY OTHER
 ID #  LOAN #    RESERVE ($)     RESERVE ($)    RESERVE ($)     RESERVE ($)   RESERVE ($)    RESERVE ($)
-----  ------  -------------  --------------  -------------  --------------  ------------  -------------

7.22    7.22
7.23    7.23
7.24    7.24
7.25    7.25
7.26    7.26
7.27    7.27
7.28    7.28
7.29    7.29
7.30    7.30
  8
8.01     8             5,833               0              0          21,334         6,485              0
8.02     9             5,625               0              0          20,127         5,086              0
8.03     10            5,833               0              0          19,788         4,878              0
8.04     11            5,625               0              0          33,721         4,316              0
8.05     12            4,229               0              0          12,837         3,429              0
8.06     13            4,229               0              0          13,467         3,367              0
8.07     14            2,542               0              0           8,675         2,113              0
8.08     15            1,917               0              0           6,291         1,681              0
  9
9.01     16                0               0              0               0             0              0
9.02     17                0               0              0               0             0              0
9.03     18                0               0              0               0             0              0
9.04     19                0               0              0               0             0              0
9.05     20                0               0              0               0             0              0
9.06     21                0               0              0               0             0              0
9.07     22                0               0              0               0             0              0
9.08     23                0               0              0               0             0              0
 10      24            8,774               0              0               0             0              0
 11      25        15,007.00               0              0         137,227        17,775         93,794
11.01  25.01
11.02  25.02
11.03  25.03
11.04  25.04
11.05  25.05
11.06  25.06
11.07  25.07
11.08  25.08
 12      26           11,767               0         26,000          67,000        19,000              0
 13      27                0               0              0               0             0              0
13.01  27.01
13.02  27.02
13.03  27.03
 14      28                0               0              0               0             0              0
 15      29         6,432.61               0         44,118         149,917        10,145              0
 16      30            5,929               0              0               0             0              0
 17      31           15,847               0         27,000          52,151         4,107              0
17.01  31.01
17.02  31.02
17.03  31.03
17.04  31.04

                                 LARGEST TENANT
                                 --------------

Annex           SINGLE                                                    LEASE
 ID #  LOAN #   TENANT  LARGEST TENANT                    UNIT SIZE     EXPIRATION
-----  ------  -------  --------------                    ---------   -------------

7.22    7.22     No     Senior Resource Alliance              6,891        02/28/07
7.23    7.23     No     Allstate Insurance                    5,929        06/30/06
7.24    7.24     No     St. FL Dept Children & Family        19,847        05/31/08
7.25    7.25     Yes    St. FL AWI                           11,823        06/14/10
7.26    7.26     No     Blue Cross Blue Shield               54,757        02/28/06
7.27    7.27     No     Diabetes and Endocrine Center         9,250        11/30/15
7.28    7.28     No     Blue Cross & Blue Shield             54,510        07/31/06
7.29    7.29     No     St. FL Dept Children & Family        20,982        05/31/08
7.30    7.30     Yes    Winn Dixie Stores, Inc.              29,302        01/31/11
  8              No
8.01     8       No
8.02     9       No
8.03     10      No
8.04     11      No
8.05     12      No
8.06     13      No
8.07     14      No
8.08     15      No
  9              No
9.01     16      No     Faruecia Automotive                 101,184        05/31/13
9.02     17      No
9.03     18      Yes    Advanced Fibre Communications       140,448        09/22/14
9.04     19      No
9.05     20      Yes    NEC                                 108,000        08/12/09
9.06     21      No
9.07     22      No     FSI                                  32,300        01/01/06
9.08     23      No     Falcon Design                        15,730        06/30/06
 10      24      Yes    NEC America, Inc.                   526,245        03/31/16
 11      25    Various
11.01  25.01     No     Cordis Corp.                        107,000        12/31/06
11.02  25.02     No     Smiths Detection                     31,289        06/30/08
11.03  25.03     Yes    Celiant Corp.                        93,336        03/31/12
11.04  25.04     Yes    Independence Technology              45,392        06/30/11
11.05  25.05     Yes    Software House                       89,024        01/31/08
11.06  25.06     No     Patriot Media                        42,863        05/31/10
11.07  25.07     Yes    Mt. Bethel Realty                   107,322        09/15/11
11.08  25.08     Yes    Union Carbide                       134,188        11/30/08
 12      26      No     Sears                               125,546        02/28/10
 13      27      No
13.01  27.01     No
13.02  27.02     No
13.03  27.03     No
 14      28      No     Cozen & O'Connor                     33,825        06/30/09
 15      29      No     City of NY Dept Consumer Affairs     57,704        09/30/08
 16      30      No     ABB, Inc                             74,735        07/01/08
 17      31    Various  Universal Solutions                 481,500  07/31/08 & 03/31/07
17.01  31.01     No     Stone Container Corp.                95,545        02/28/08
17.02  31.02     No     Doe Ingalls                          28,800        03/31/08
17.03  31.03     No     Service Express, Inc.                49,867        10/31/06
17.04  31.04     Yes    Princess House, Inc.                201,000        08/31/13

ANNEX A-1

                                    2ND LARGEST TENANT
               -----------------------------------------------------------
Annex                                                             LEASE
 ID #  LOAN #  2ND LARGEST TENANT                    UNIT SIZE  EXPIRATION
-----  ------  ------------------                    ---------  ----------

7.22    7.22   Washington Mutual Bank                    6,356   04/30/09
7.23    7.23   Equity Residential                        5,086   02/28/10
7.24    7.24   Telecheck Services Inc.                   3,386   07/31/06
7.25    7.25
7.26    7.26   Zurich Insurance Company                 53,199   01/31/07
7.27    7.27   Katz, Daitzman & Frank LLP CPA            3,435   07/31/08
7.28    7.28   Zurich Insurance Services Inc.           44,714   01/31/07
7.29    7.29   Crawford & Company                       10,228   10/31/05
7.30    7.30
  8
8.01     8
8.02     9
8.03     10
8.04     11
8.05     12
8.06     13
8.07     14
8.08     15
  9
9.01     16    Avery International Corporation          74,880   02/29/08
9.02     17
9.03     18
9.04     19
9.05     20
9.06     21
9.07     22    Acuity                                   29,700   01/01/06
9.08     23    International Paper                      10,107   10/31/07
 10      24
 11      25
11.01  25.01   Celgene Corp.                            73,500   05/31/07
11.02  25.02   Pharma Design                            12,578   07/31/09
11.03  25.03
11.04  25.04
11.05  25.05
11.06  25.06   Kanematsu                                35,417   06/30/09
11.07  25.07
11.08  25.08
 12      26    Filene's                                101,664   02/27/19
 13      27
13.01  27.01
13.02  27.02
13.03  27.03
 14      28    Van der Moolen                           23,450   07/07/10
 15      29    City of NY Board of Elections            39,534   06/30/09
 16      30    US Department of Agriculture             47,854   12/01/18
 17      31    Sara Lee                                446,818   06/30/08
17.01  31.01   Federal Express                          46,068   10/31/08
17.02  31.02   May Department Stores                    18,865   01/31/06
17.03  31.03   Iron Mountain Information Management     33,555   04/14/11
17.04  31.04

                                3RD LARGEST TENANT
               ---------------------------------------------------
Annex                                                     LEASE     ANNEX
 ID #  LOAN #  3RD LARGEST TENANT            UNIT SIZE  EXPIRATION   ID #  LOAN #
-----  ------  ------------------            ---------  ----------   ----  ------

7.22    7.22   St. FL Dept Of Elder Affairs      5,120   06/30/08    7.22   7.22
7.23    7.23   American Eldercare, Inc.          4,380   10/31/07    7.23   7.23
7.24    7.24   FL Institute of Tech              3,198   12/31/05    7.24   7.24
7.25    7.25                                                         7.25   7.25
7.26    7.26                                                         7.26   7.26
7.27    7.27   Mahaffey & Leitch                 1,920   02/28/07    7.27   7.27
7.28    7.28   Discount Tire                     4,291   07/31/07    7.28   7.28
7.29    7.29   Raymer F. Maguire III, P.A.       1,997   02/28/07    7.29   7.29
7.30    7.30                                                         7.30   7.30
  8                                                                   8
8.01     8                                                           8.01     8
8.02     9                                                           8.02     9
8.03     10                                                          8.03    10
8.04     11                                                          8.04    11
8.05     12                                                          8.05    12
8.06     13                                                          8.06    13
8.07     14                                                          8.07    14
8.08     15                                                          8.08    15
  9                                                                   9
9.01     16    Woodbridge Corporation           70,322   05/31/08    9.01    16
9.02     17                                                          9.02    17
9.03     18                                                          9.03    18
9.04     19                                                          9.04    19
9.05     20                                                          9.05    20
9.06     21                                                          9.06    21
9.07     22    Wear Concepts                    20,000   03/01/07    9.07    22
9.08     23    Automotive Cooling                9,322   12/31/07    9.08    23
 10      24                                                           10     24
 11      25                                                           11     25
11.01  25.01                                                        11.01   25.01
11.02  25.02   Prudential                       10,349   08/31/08   11.02   25.02
11.03  25.03                                                        11.03   25.03
11.04  25.04                                                        11.04   25.04
11.05  25.05                                                        11.05   25.05
11.06  25.06   Union Carbide                    24,160   11/30/08   11.06   25.06
11.07  25.07                                                        11.07   25.07
11.08  25.08                                                        11.08   25.08
 12      26    Walmart                          84,250   01/31/07     12     26
 13      27                                                           13     27
13.01  27.01                                                        13.01   27.01
13.02  27.02                                                        13.02   27.02
13.03  27.03                                                        13.03   27.03
 14      28    NYSA-ILA Pension Trust Fund      17,050   10/31/11     14     28
 15      29    Documanage Corp.                 32,000   12/31/13     15     29
 16      30    General Svcs Admin (APHIS)       43,229   08/01/19     16     30
 17      31    Princess House, Inc.            201,000   08/31/13     17     31
17.01  31.01                                                        17.01   31.01
17.02  31.02   National Delivery Systems        15,000   02/28/07   17.02   31.02
17.03  31.03   SIG Logistics                    25,500   10/30/09   17.03   31.03
17.04  31.04                                                        17.04   31.04

ANNEX A-1

ANNEX
 ID #  LOAN #  SELLER  PROPERTY NAME                   STREET ADDRESS                CITY            STATE   ZIP CODE  COUNTY
-----  ------  ------  -------------                   --------------                ----           -------  --------  ------

17.05   31.05          Northridge Business Park        520 Northridge Park Drive     Rural Hall        NC      27045   Forsythe
                       - 520 Northridge Park Drive
17.06   31.06          Northridge Business Park        550 Northridge Park Drive     Rural Hall        NC      27045   Forsythe
                       - 550 Northridge Park Drive
17.07   31.07          Northridge Business Park        540 Northridge Park Drive     Rural Hall        NC      27045   Forsythe
                       - 540 Northridge Park Drive
17.08   31.08          Northridge Business Park        710 Almondridge Drive         Rural Hall        NC      27045   Forsythe
                       - 710 Almondridge Drive
17.09   31.09          Northridge Business Park        711 Almondridge Drive         Rural Hall        NC      27045   Forsythe
                       - 711 Almondridge Drive
17.10   31.1           Westpoint Business Park         3900 Westpoint Boulevard      Winston-Salem     NC      27103   Forsythe
                       - 3900 Westpoint Boulevard
17.11   31.11          Westpoint Business Park         3909 Westpoint Boulevard      Winston-Salem     NC      27103   Forsythe
                       - 3909 Westpoint Boulevard
17.12   31.12          Westpoint Business Park         3920 Westpoint Boulevard      Winston-Salem     NC      27103   Forsythe
                       - 3920 Westpoint Boulevard
17.13   31.13          Westpoint Business Park         3929 Westpoint Boulevard      Winston-Salem     NC      27103   Forsythe
                       - 3929 Westpoint Boulevard
17.14   31.14          Westpoint Business Park         2598 Empire Drive             Winston-Salem     NC      27103   Forsythe
                       - 2598 Empire Drive
 18      32      EHY   Four Seasons Miami- Commercial  1441 Brickell Avenue          Miami             FL      33131   Miami - Dade
 19      33     NCCI   Mellon Trust Center             135 Santilli Highway          Everett           MA      02149   Middlesex
 20      34     NCCI   Eckerd Portfolio                Various                       Various           NY     Various  Various
20.01   34.01          Eckerd Store #5028              4937 Transit Road             Lancaster         NY      14043   Erie
20.02   34.02          Eckerd Store #5029              1454 Union Road               West Seneca       NY      14224   Erie
20.03   34.03          Eckerd Store #5031              821 Culver Road               Rochester         NY      14609   Monroe
20.04   34.04          Eckerd Store #5059              689 East Ridge Road           Irondequoit       NY      14621   Monroe
20.05   34.05          Eckerd Store #5060              4155 West Main Street         Batavia           NY      14020   Genesee
20.06   34.06          Eckerd Store #5630              8530 Transit Road             Amherst           NY      14221   Erie
20.07   34.07          Eckerd Store #5633              4433 Dewey Avenue             Greece            NY      14616   Monroe
20.08   34.08          Eckerd Store #5634              798 Harlem Road               West Seneca       NY      14224   Erie
20.09   34.09          Eckerd Store #5635              3249 Sheridan Drive           Amherst           NY      14226   Erie
20.1    34.1           Eckerd Store #5654              5137 North Road               Canandaigua       NY      14424   Ontario
20.11   34.11          Eckerd Store #5664              47 Niagara Street             Tonawanda         NY      14150   Erie
20.12   34.12          Eckerd Store #5776              173 Fairview Avenue           Hudson            NY      12534   Columbia
20.13   34.13          Eckerd Store #5794              2585 Main Street              Buffalo           NY      14214   Erie
20.14   34.14          Eckerd Store #5799              265 North Union Street        Olean             NY      14760   Cattaraugus
20.15   34.15          Eckerd Store #5821              2561-2563 Union Road          Cheektowaga       NY      14227   Erie
20.16   34.16          Eckerd Store #5822              459 South Transit Street      Lockport          NY      14094   Niagara
20.17   34.17          Eckerd Store #5831              2325 Grand Island Boulevard   Grand Island      NY      14072   Erie
20.18   34.18          Eckerd Store #5840              1490 Lake Avenue              Rochester         NY      14615   Monroe
20.19   34.19          Eckerd Store #5911              4374 Buffalo Road             North Chili       NY      14514   Monroe
20.2    34.2           Eckerd Store #5940              291 West Ferry Street         Buffalo           NY      14213   Erie
20.21   34.21          Eckerd Store #5945              601 East Main Street          Batavia           NY      14020   Genesee
20.22   34.22          Eckerd Store #5962              11204-08 Olean Road           Yorkshire         NY      14173   Cattaraugus
 21      35     NCCI   Lincoln Plaza                   525 Lincoln Plaza             Worcester         MA      01605   Worcester
 22      36     NCCI   610 Broadway (NY)               610 Broadway                  New York          NY      10012   New York
 23      37     NCCI   Intech One & Two                6325 Digital Way &            Indianapolis      IN      46278   Marion
                                                       6650 Telecom Drive
 24      38     IXIS   Hospitality Ventures Portfolio  Various                       Various        Various   Various  Various
24.01   38.01          Doubletree Mahwah               180 Route 17 South            Mahwah            NJ      07430   Bergen
24.02   38.02          Courtyard Mount Arlington       15 Howard Boulevard           Mt. Arlington     NJ      07856   Morris
24.03   38.03          Doubletree Guest Suites         2424 Atrium Way               Nashville         TN      37214   Davidson
24.04   38.04          Fairfield Inn Portland          2 Cummings Road               Scarborough       ME      04074   Cumberland
                       Maine Mall
24.05   38.05          Fairfield Inn by Marriott       5601 Carmichael Road          Montgomery        AL      36117   Montgomery
 25      39      AIG   30 West Monroe                  30 West Monroe                Chicago           IL      60603   Cook
 26      40     NCCI   Market at Polaris               1021-1051 Gemini Parkway      Columbus          OH      43240   Delaware
 27      41      PNC   Raleigh Office Centre           25300 - 25330 Telegraph Road  Southfield        MI      48304   Oakland
 28                    Fath Portfolio I                Various                       Various        Various   Various  Various
28.01    42     NCCI   Aspen Village                   2703 Erlene Drive             Cincinnati        OH      45238   Hamilton

ANNEX A-1

ANNEX             NUMBER OF      PROPERTY      PROPERTY      YEAR       YEAR                  UNIT OF
 ID #  LOAN #  PROPERTIES(26)      TYPE        SUBTYPE      BUILT    RENOVATED   UNITS(23)    MEASURE
-----  ------  --------------  -----------  -------------  -------  -----------  ---------  -----------

17.05   31.05         1        Industrial   Flex             1988        0        220,500   Square Feet
17.06   31.06         1        Industrial   Flex             1988        0         57,000   Square Feet
17.07   31.07         1        Industrial   Flex             1988        0        261,000   Square Feet
17.08   31.08         1        Industrial   Flex             1989        0        446,818   Square Feet
17.09   31.09         1        Industrial   Flex             1987        0         21,176   Square Feet
17.10   31.1          1        Industrial   Flex             1996        0         26,282   Square Feet
17.11   31.11         1        Industrial   Flex             1988        0         18,059   Square Feet
17.12   31.12         1        Industrial   Flex             1990        0         89,000   Square Feet
17.13   31.13         1        Industrial   Flex             1988        0         89,600   Square Feet
17.14   31.14         1        Industrial   Flex             1988        0         89,600   Square Feet
  18     32           1        Office       Office/Retail    2003        0        253,000   Square Feet
  19     33           1        Office       Suburban         1971       1999      384,000   Square Feet
  20     34          22        Retail       Anchored       Various       0        265,236   Square Feet
20.01   34.01         1        Retail       Anchored         1999        0         10,908   Square Feet
20.02   34.02         1        Retail       Anchored         2000        0         10,908   Square Feet
20.03   34.03         1        Retail       Anchored         2001        0         10,908   Square Feet
20.04   34.04         1        Retail       Anchored         2002        0         12,738   Square Feet
20.05   34.05         1        Retail       Anchored         2002        0         12,738   Square Feet
20.06   34.06         1        Retail       Anchored         2003        0         13,824   Square Feet
20.07   34.07         1        Retail       Anchored         1999        0         10,908   Square Feet
20.08   34.08         1        Retail       Anchored         2003        0         13,813   Square Feet
20.09   34.09         1        Retail       Anchored         1999        0         10,908   Square Feet
 20.1   34.1          1        Retail       Anchored         2004        0         13,813   Square Feet
20.11   34.11         1        Retail       Anchored         2000        0         12,738   Square Feet
20.12   34.12         1        Retail       Anchored         2002        0         10,908   Square Feet
20.13   34.13         1        Retail       Anchored         1998        0         10,908   Square Feet
20.14   34.14         1        Retail       Anchored         1999        0         10,908   Square Feet
20.15   34.15         1        Retail       Anchored         2002        0         10,908   Square Feet
20.16   34.16         1        Retail       Anchored         2002        0         13,824   Square Feet
20.17   34.17         1        Retail       Anchored         1999        0         13,198   Square Feet
20.18   34.18         1        Retail       Anchored         2001        0         12,738   Square Feet
20.19   34.19         1        Retail       Anchored         2000        0         10,908   Square Feet
20.2    34.2          1        Retail       Anchored         2000        0         10,908   Square Feet
20.21   34.21         1        Retail       Anchored         2004        0         13,824   Square Feet
20.22   34.22         1        Retail       Anchored         1997        0         12,000   Square Feet
  21     35           1        Retail       Anchored         1997        0        434,377   Square Feet
  22     36           1        Office       CBD              2005        0        122,200   Square Feet
  23     37           1        Office       Suburban         2000        0        281,697   Square Feet
  24     38           5        Hotel        Full Service   Various    Various         655      Units
24.01   38.01         1        Hotel        Full Service     1983       2002          139      Units
24.02   38.02         1        Hotel        Full Service     1985       2003          125      Units
24.03   38.03         1        Hotel        Full Service     1987       2004          138      Units
24.04   38.04         1        Hotel        Full Service     1991   2001 & 2003       120      Units
24.05   38.05         1        Hotel        Full Service     1989    2005/2006        133      Units
  25     39           1        Office       CBD              1957       N/A       228,459   Square Feet
  26     40           1        Retail       Anchored         2005        0        208,544   Square Feet
  27     41           1        Office       Suburban         1989        0        289,279   Square Feet
  28                  5        Multifamily  Garden         Various    Various       1,492      Units
28.01    42           1        Multifamily  Garden           1965       1980          922      Units

                                         APPRAISED              CURRENT
ANNEX                       OCCUPANCY      VALUE     APPRAISAL   LTV %   ORIGINAL BALANCE
 ID #  LOAN #  OCCUPANCY %     DATE    ($)(17),(22)   DATE(17)    (16)   ($)(2),(18),(19)
-----  ------  -----------  ---------  ------------  ---------  -------  ----------------

17.05   31.05     100.0      08/31/05            0    10/12/05                       0
17.06   31.06       0.0      08/31/05            0    10/12/05                       0
17.07   31.07     100.0      08/31/05            0    10/12/05                       0
17.08   31.08     100.0      08/31/05            0    10/12/05                       0
17.09   31.09     100.0      08/31/05            0    10/12/05                       0
17.10   31.1       64.3      08/31/05   16,600,000    11/12/05              12,516,824
17.11   31.11     100.0      08/31/05            0    11/12/05                       0
17.12   31.12     100.0      08/31/05            0    11/12/05                       0
17.13   31.13      55.9      08/31/05            0    11/12/05                       0
17.14   31.14     100.0      08/31/05            0    11/12/05                       0
  18     32        99.0      08/23/05   77,600,000    09/26/05    77.3      60,000,000
  19     33       100.0      08/30/05   69,000,000    08/19/05    79.5      55,000,000
  20     34       100.0      Various    91,380,000    Various     58.1      53,132,753
20.01   34.01     100.0      07/02/05    3,070,000    06/17/05               1,785,611
20.02   34.02     100.0      07/06/05    4,120,000    06/17/05               2,394,531
20.03   34.03     100.0      07/02/05    4,090,000    07/01/05               2,376,299
20.04   34.04     100.0      07/06/05    4,950,000    07/01/05               2,876,591
20.05   34.05     100.0      07/06/05    4,380,000    07/01/05               2,546,576
20.06   34.06     100.0      07/07/05    5,580,000    07/01/05               3,243,076
20.07   34.07     100.0      07/06/05    3,310,000    07/01/05               1,925,721
20.08   34.08     100.0      07/06/05    4,760,000    06/17/05               2,769,727
20.09   34.09     100.0      07/02/05    4,990,000    07/01/05               2,903,228
 20.1   34.1      100.0      09/14/05    5,320,000    07/01/05               3,090,782
20.11   34.11     100.0      07/06/05    4,080,000    07/01/05               2,370,307
20.12   34.12     100.0      07/08/05    4,140,000    06/14/05               2,408,615
20.13   34.13     100.0      07/02/05    3,740,000    07/01/05               2,173,794
20.14   34.14     100.0      07/08/05    4,220,000    07/01/05               2,452,129
20.15   34.15     100.0      07/06/05    3,640,000    06/17/05               2,117,318
20.16   34.16     100.0      07/06/05    4,670,000    07/01/05               2,716,300
20.17   34.17     100.0      07/08/05    2,860,000    07/01/05               1,664,992
20.18   34.18     100.0      07/02/05    5,520,000    07/01/05               3,210,375
20.19   34.19     100.0      07/02/05    2,890,000    07/01/05               1,682,285
20.2    34.2      100.0      07/06/05    3,780,000    07/01/05               2,197,536
20.21   34.21     100.0      07/06/05    4,910,000    07/01/05               2,855,375
20.22   34.22     100.0      07/06/05    2,360,000    06/17/05               1,371,585
  21     35       100.0      09/01/05   85,000,000    01/01/07    55.9      47,499,720
  22     36        87.4      10/24/05   59,300,000    04/21/05    75.9      45,000,000
  23     37        93.6      09/01/05   57,250,000    09/09/05    77.7      44,500,000
  24     38        70.2      07/31/05   62,900,000    06/01/05    68.4      43,000,000
24.01   38.01      73.8      07/31/05   20,500,000    06/01/05              16,605,000
24.02   38.02      57.7      07/31/05   12,800,000    06/01/05               7,758,000
24.03   38.03      71.9      07/31/05   11,300,000    06/01/05               7,209,000
24.04   38.04      74.7      07/31/05    9,400,000    06/01/05               6,359,000
24.05   38.05      72.6      07/31/05    8,900,000    06/01/05               5,069,000
  25     39        93.0      07/01/05   45,500,000    07/05/05    79.7      32,650,000
  26     40        97.4      11/08/05   63,750,000    09/01/05    56.8      36,195,646
  27     41        71.5      10/13/05   44,000,000    01/01/08    79.5      35,000,000
  28               83.1      10/19/05   46,180,000    Various               34,427,000
28.01    42        83.2      10/19/05   27,100,000    09/22/05    74.5      21,054,000

ANNEX A-1

               ORIGINAL                   CURRENT    % OF
                BALANCE                   BALANCE  INITIAL   LOAN     % OF     % OF    CROSSED
ANNEX          PER UNIT      CURRENT     PER UNIT    POOL    GROUP    LOAN     LOAN     LOAN
 ID #  LOAN #   ($)(16)  BALANCE ($)(2)   ($)(16)  BALANCE  1 OR 2  GROUP 1  GROUP 2  (3), (26)
-----  ------  --------  --------------  --------  -------  ------  -------  -------  ---------

17.05   31.05       33             0.00       33
17.06   31.06       33             0.00       33
17.07   31.07       33             0.00       33
17.08   31.08       33             0.00       33
17.09   31.09       33             0.00       33
17.10   31.1        33    12,516,824.00       33
17.11   31.11       33             0.00       33
17.12   31.12       33             0.00       33
17.13   31.13       33             0.00       33
17.14   31.14       33             0.00       33
  18     32        237    60,000,000.00      237    1.43%      1     1.60%
  19     33        143    54,883,848.22      143    1.31%      1     1.47%
  20     34        200    53,132,753.00      200    1.27%      1     1.42%
20.01   34.01      164     1,785,611.00      164
20.02   34.02      220     2,394,531.00      220
20.03   34.03      218     2,376,299.00      218
20.04   34.04      226     2,876,591.00      226
20.05   34.05      200     2,546,576.00      200
20.06   34.06      235     3,243,076.00      235
20.07   34.07      177     1,925,721.00      177
20.08   34.08      201     2,769,727.00      201
20.09   34.09      266     2,903,228.00      266
 20.1   34.1       224     3,090,782.00      224
20.11   34.11      186     2,370,307.00      186
20.12   34.12      221     2,408,615.00      221
20.13   34.13      199     2,173,794.00      199
20.14   34.14      225     2,452,129.00      225
20.15   34.15      194     2,117,318.00      194
20.16   34.16      196     2,716,300.00      196
20.17   34.17      126     1,664,992.00      126
20.18   34.18      252     3,210,375.00      252
20.19   34.19      154     1,682,285.00      154
20.2    34.2       201     2,197,536.00      201
20.21   34.21      207     2,855,375.00      207
20.22   34.22      114     1,371,585.00      114
  21     35        109    47,499,720.00      109    1.13%      1     1.27%
  22     36        368    45,000,000.00      368    1.07%      1     1.20%
  23     37        158    44,500,000.00      158    1.06%      1     1.19%
  24     38     65,649    43,000,000.00   65,649    1.02%      1     1.15%
24.01   38.01   65,649    16,605,000.00   65,649
24.02   38.02   65,649     7,758,000.00   65,649
24.03   38.03   65,649     7,209,000.00   65,649
24.04   38.04   65,649     6,359,000.00   65,649
24.05   38.05   65,649     5,069,000.00   65,649
  25     39        159    32,650,000.00      159    0.78%      1     0.87%
  26     40        174    36,195,646.00      174    0.86%      1     0.97%
  27     41        121    35,000,000.00      121    0.83%      1     0.94%
  28            23,074    34,427,000.00   23,074
28.01    42     22,835    21,054,000.00   22,835    0.50%      1     0.56%                4

                                                   NET                    MONTHLY        ANNUAL
ANNEX            RELATED    INTEREST   ADMIN.    MORTGAGE    ACCRUAL    DEBT SERVICE  DEBT SERVICE    NOTE
 ID #  LOAN #  BORROWER(4)   RATE %     FEE %   RATE %(5)     TYPE     ($) (6), (24)     ($)(7)       DATE
-----  ------  -----------  --------  --------  ---------  ----------  -------------  ------------  --------

17.05   31.05
17.06   31.06
17.07   31.07
17.08   31.08
17.09   31.09
17.10   31.1
17.11   31.11
17.12   31.12
17.13   31.13
17.14   31.14
  18     32                 5.248125  0.020300   5.227825  Actual/360    331,252.54   3,975,030.48  11/30/05
  19     33                 5.340000  0.020300   5.319700  Actual/360    306,785.18   3,681,422.16  09/30/05
  20     34         B       4.910000  0.020300   4.889700    30/360      217,401.51   2,608,818.12  11/29/05
20.01   34.01
20.02   34.02
20.03   34.03
20.04   34.04
20.05   34.05
20.06   34.06
20.07   34.07
20.08   34.08
20.09   34.09
 20.1   34.1
20.11   34.11
20.12   34.12
20.13   34.13
20.14   34.14
20.15   34.15
20.16   34.16
20.17   34.17
20.18   34.18
20.19   34.19
20.2    34.2
20.21   34.21
20.22   34.22
  21     35         B       4.940000  0.020300   4.919700    30/360      195,540.51   2,346,486.17  12/04/05
  22     36         J       5.120000  0.020300   5.099700  Actual/360    194,666.67   2,336,000.04  07/15/05
  23     37                 5.320000  0.020300   5.299700  Actual/360    243,794.20   2,925,530.40  10/05/05
  24     38                 5.497000  0.020300   5.476700  Actual/360    263,980.59   3,167,767.08  07/01/05
24.01   38.01
24.02   38.02
24.03   38.03
24.04   38.04
24.05   38.05
  25     39                 5.370000  0.020300   5.349700  Actual/360    182,728.85   2,192,746.20  08/18/05
  26     40         B       4.790000  0.020300   4.769700    30/360      144,480.95   1,733,771.40  11/23/05
  27     41                 5.710000  0.070300   5.639700  Actual/360    203,362.00   2,440,344.00     TBD
  28
28.01    42         E       5.230000  0.060300   5.169700  Actual/360    116,000.30   1,392,003.60  11/09/05

ANNEX A-1

                 FIRST                   I/O              PAYMENT          MATURITY/
ANNEX           PAYMENT   REM.   REM.  PERIOD               DUE     GRACE     ARD
 ID #  LOAN #  DATE (14)  TERM  AMORT    (8)   SEASONING    DATE   PERIOD   DATE(9)
-----  ------  ---------  ----  -----  ------  ---------  -------  ------  ---------

17.05   31.05
17.06   31.06
17.07   31.07
17.08   31.08
17.09   31.09
17.10   31.1
17.11   31.11
17.12   31.12
17.13   31.13
17.14   31.14
  18     32     01/11/06   120   360      0        0         11       0     12/11/15
  19     33     11/11/05   118   358      0        2         11       0     10/11/15
  20     34     01/11/06   120    0      120       0         11       0     12/11/15
20.01   34.01
20.02   34.02
20.03   34.03
20.04   34.04
20.05   34.05
20.06   34.06
20.07   34.07
20.08   34.08
20.09   34.09
 20.1   34.1
20.11   34.11
20.12   34.12
20.13   34.13
20.14   34.14
20.15   34.15
20.16   34.16
20.17   34.17
20.18   34.18
20.19   34.19
20.2    34.2
20.21   34.21
20.22   34.22
  21     35     01/11/06   60     0      60        0         11       0     12/11/10
  22     36     09/11/05   56     0      60        4         11       0     08/11/10
  23     37     11/11/05   118   360     60        2         11       0     10/11/15
  24     38     08/05/05   115   300     24        5          5       0     07/05/15
24.01   38.01
24.02   38.02
24.03   38.03
24.04   38.04
24.05   38.05
  25     39     10/01/05   117   360     36        3          1       0     09/01/15
  26     40     01/11/06   84     0      84        0         11       0     12/11/12
  27     41     01/01/06   120   360      0        0          1       5     12/01/15
  28
28.01    42     12/11/05   119   360     60        1         11       0     11/11/15

                       FINAL    MATURITY/ARD      MATURITY              REMAINING
ANNEX           ARD     MAT       BALANCE           LTV %          PREPAYMENT PROVISION
 ID #  LOAN #  LOAN    DATE    ($) (2), (10)  (1), (10), (16)      (PAYMENTS)(11), (32)
-----  ------  ----  --------  -------------  ---------------  ---------------------------

17.05   31.05                             0
17.06   31.06                             0
17.07   31.07                             0
17.08   31.08                             0
17.09   31.09                             0
17.10   31.1                     10,902,249
17.11   31.11                             0
17.12   31.12                             0
17.13   31.13                             0
17.14   31.14                             0
  18     32     No               49,720,345         64.1           L(24), Def(92), O(4)
  19     33     Yes  10/11/35    45,710,780         66.2           L(24), Def(91), O(3)
  20     34     No               53,132,753         58.1       L(36), Grtr1%orYM(80), O(4)
20.01   34.01                     1,785,611
20.02   34.02                     2,394,531
20.03   34.03                     2,376,299
20.04   34.04                     2,876,591
20.05   34.05                     2,546,576
20.06   34.06                     3,243,076
20.07   34.07                     1,925,721
20.08   34.08                     2,769,727
20.09   34.09                     2,903,228
 20.1   34.1                      3,090,782
20.11   34.11                     2,370,307
20.12   34.12                     2,408,615
20.13   34.13                     2,173,794
20.14   34.14                     2,452,129
20.15   34.15                     2,117,318
20.16   34.16                     2,716,300
20.17   34.17                     1,664,992
20.18   34.18                     3,210,375
20.19   34.19                     1,682,285
20.2    34.2                      2,197,536
20.21   34.21                     2,855,375
20.22   34.22                     1,371,585
  21     35     No               47,499,720         55.9       L(36), Grtr1%orYM(20), O(4)
  22     36     No               45,000,000         75.9           L(24), Def(28), O(4)
  23     37     No               41,475,332         72.4           L(24), Def(91), O(3)
  24     38     No      NAP      35,267,960         56.1           L(24), Def(86), O(5)
24.01   38.01                    13,619,174
24.02   38.02                     6,362,996
24.03   38.03                     5,912,715
24.04   38.04                     5,215,557
24.05   38.05                     4,157,518
  25     39     No               29,127,029         71.1           L(24), Def(89), O(4)
  26     40     No               36,195,646         56.8       L(36), Grtr1%orYM(44), O(4)
  27     41     No               29,422,784         66.9           L(36), Def(80), O(4)
  28                             31,858,154
28.01    42     No               19,483,010         69.0           L(24), Def(92), O(3)

ANNEX A-1

                                        MOST      MOST
ANNEX             2003       2004      RECENT    RECENT       UW        UW      UW (1), (12), (16), (21)
 ID #  LOAN #   NOI ($)    NOI ($)    NOI ($)   NOI DATE   NOI ($)    NCF ($)           DSCR (X)              TITLE TYPE       PML %
-----  ------  ---------  ---------  ---------  --------  ---------  ---------  ------------------------  ------------------  -----

17.05   31.05                                                                                                     Fee
17.06   31.06                                                                                                     Fee
17.07   31.07                                                                                                     Fee
17.08   31.08                                                                                                     Fee
17.09   31.09                                                                                                     Fee
17.10   31.1                                                                                                      Fee
17.11   31.11                                                                                                     Fee
17.12   31.12                                                                                                     Fee
17.13   31.13                                                                                                     Fee
17.14   31.14                                                                                                     Fee
  18     32                                               5,287,048  4,847,946            1.22                    Fee
  19     33                                               4,479,291  4,479,291            1.22                    Fee
  20     34                                               6,296,998  6,270,378            2.40                    Fee
20.01   34.01                                                                                                     Fee
20.02   34.02                                                                                                     Fee
20.03   34.03                                                                                                     Fee
20.04   34.04                                                                                                     Fee
20.05   34.05                                                                                                     Fee
20.06   34.06                                                                                                     Fee
20.07   34.07                                                                                                     Fee
20.08   34.08                                                                                                     Fee
20.09   34.09                                                                                                     Fee
 20.1   34.1                                                                                                      Fee
20.11   34.11                                                                                                     Fee
20.12   34.12                                                                                                     Fee
20.13   34.13                                                                                                     Fee
20.14   34.14                                                                                                     Fee
20.15   34.15                                                                                                     Fee
20.16   34.16                                                                                                     Fee
20.17   34.17                                                                                                     Fee
20.18   34.18                                                                                                     Fee
20.19   34.19                                                                                                     Fee
20.2    34.2                                                                                                      Fee
20.21   34.21                                                                                                     Fee
20.22   34.22                                                                                                     Fee
  21     35                                               5,448,089  5,209,519            2.22             Fee and Leasehold
  22     36                                               4,072,815  3,940,936            1.69                 Leasehold
  23     37                                               3,943,430  3,751,967            1.28                    Fee
  24     38    2,385,405  4,478,563  4,672,473  07/31/05  4,880,441  4,272,675            1.35                    Fee
24.01   38.01    905,124  1,839,894  1,993,297  07/31/05  2,041,147  1,862,325                                    Fee
24.02   38.02     29,945    946,029    808,656  07/31/05    835,982    721,081                                    Fee
24.03   38.03               350,323    454,424  07/31/05    608,740    467,720                                    Fee
24.04   38.04    817,260    734,599    821,148  07/31/05    790,917    700,942                                    Fee
24.05   38.05    633,076    607,718    594,948  07/31/05    603,655    520,607                                    Fee
  25     39    1,829,812  3,265,437          0       NAP  3,549,827  3,207,138            1.46                    Fee
  26     40                                               3,990,537  3,865,949            2.23                    Fee
  27     41    2,858,488  3,137,797  2,726,331  09/30/05  3,536,389  3,172,915            1.30                    Fee
  28           3,742,211  3,821,778  3,301,815  09/30/05  3,399,482  3,017,969                                    Fee
28.01    42    2,278,562  2,404,203  1,987,513  09/30/05  2,053,220  1,822,720            1.33                    Fee

                                 UPFRONT ESCROW(13), (20), (27), (28), (29), (30), (31)
               -----------------------------------------------------------------------------------------
                 UPFRONT      UPFRONT      UPFRONT      UPFRONT      UPFRONT      UPFRONT      UPFRONT
ANNEX             CAPEX        ENGIN.       ENVIR.       TI/LC        RE TAX        INS.        OTHER
 ID #  LOAN #  RESERVE ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)
-----  ------  -----------  -----------  -----------  -----------  -----------  -----------  -----------

17.05   31.05
17.06   31.06
17.07   31.07
17.08   31.08
17.09   31.09
17.10   31.1
17.11   31.11
17.12   31.12
17.13   31.13
17.14   31.14
  18     32       5,524         1,750           0              0     495,260        4,148             0
  19     33           0             0           0              0           0            0             0
  20     34           0             0           0              0           0            0             0
20.01   34.01
20.02   34.02
20.03   34.03
20.04   34.04
20.05   34.05
20.06   34.06
20.07   34.07
20.08   34.08
20.09   34.09
 20.1   34.1
20.11   34.11
20.12   34.12
20.13   34.13
20.14   34.14
20.15   34.15
20.16   34.16
20.17   34.17
20.18   34.18
20.19   34.19
20.2    34.2
20.21   34.21
20.22   34.22
  21     35           0             0           0              0           0            0             0
  22     36           0             0           0      4,073,638      74,215       43,728     1,771,545
  23     37           0             0           0        723,320      21,976        5,512             0
  24     38           0        81,250           0              0     119,860       52,760        50,000
24.01   38.01
24.02   38.02
24.03   38.03
24.04   38.04
24.05   38.05
  25     39           0       120,000           0      2,000,000     746,867      117,596       273,520
  26     40           0             0           0              0           0            0             0
  27     41           0             0           0         59,576           0            0             0
  28
28.01    42           0        60,019       1,875              0     274,002       32,254             0

ANNEX A-1

                                                MONTHLY ESCROW(14), (20)
               -----------------------------------------------------------------------------------------
ANNEX          MONTHLY CAPEX  MONTHLY ENVIR.  MONTHLY TI/LC  MONTHLY RE TAX  MONTHLY INS.  MONTHLY OTHER  SINGLE
 ID #  LOAN #   RESERVE ($)     RESERVE ($)    RESERVE ($)     RESERVE ($)    RESERVE ($)   RESERVE ($)   TENANT
-----  ------  -------------  --------------  -------------  --------------  ------------  -------------  ------

17.05   31.05                                                                                               Yes
17.06   31.06                                                                                               No
17.07   31.07                                                                                               Yes
17.08   31.08                                                                                               Yes
17.09   31.09                                                                                               Yes
17.10   31.1                                                                                                No
17.11   31.11                                                                                               No
17.12   31.12                                                                                               Yes
17.13   31.13                                                                                               No
17.14   31.14                                                                                               No
  18     32        5,524             0            31,068         82,543          4,148          0           No
  19     33            0             0                 0              0              0          0           Yes
  20     34            0             0                 0              0              0          0           Yes
20.01   34.01                                                                                               Yes
20.02   34.02                                                                                               Yes
20.03   34.03                                                                                               Yes
20.04   34.04                                                                                               Yes
20.05   34.05                                                                                               Yes
20.06   34.06                                                                                               Yes
20.07   34.07                                                                                               Yes
20.08   34.08                                                                                               Yes
20.09   34.09                                                                                               Yes
 20.1   34.1                                                                                                Yes
20.11   34.11                                                                                               Yes
20.12   34.12                                                                                               Yes
20.13   34.13                                                                                               Yes
20.14   34.14                                                                                               Yes
20.15   34.15                                                                                               Yes
20.16   34.16                                                                                               Yes
20.17   34.17                                                                                               Yes
20.18   34.18                                                                                               Yes
20.19   34.19                                                                                               Yes
20.2    34.2                                                                                                Yes
20.21   34.21                                                                                               Yes
20.22   34.22                                                                                               Yes
  21     35         0.00             0                 0           0.00           0.00          0           No
  22     36        2,667             0                 0         37,108          7,288          0           No
  23     37        4,695             0            11,738         21,976          5,512          0           No
  24     38       51,053             0                 0         39,922         17,587          0           No
24.01   38.01                                                                                               No
24.02   38.02                                                                                               No
24.03   38.03                                                                                               No
24.04   38.04                                                                                               No
24.05   38.05                                                                                               No
  25     39        4,760             0                 0        106,695          8,089          0           No
  26     40            0             0                 0              0              0          0           No
  27     41        4,812             0            12,500         76,583              0          0           No
  28                                                                                                        No
28.01    42       19,208             0                 0         45,667          5,376          0           No

                                            LARGEST TENANT
               -----------------------------------------------------------------------
ANNEX                                                                          LEASE
 ID #  LOAN #  LARGEST TENANT                                    UNIT SIZE  EXPIRATION
-----  ------  --------------                                    ---------  ----------

17.05   31.05  Universal Solutions                                220,500    07/31/08
17.06   31.06
17.07   31.07  Universal Solutions                                261,000    03/31/07
17.08   31.08  Sara Lee                                           446,818    06/30/08
17.09   31.09  B-Kap Enterprises                                   21,176    05/31/07
17.10   31.1   North Carolina Eye Bank                              9,518    04/30/14
17.11   31.11  Pediatric Services of America                        5,089    11/30/05
17.12   31.12  Fairchild Industrial                                89,000    10/31/08
17.13   31.13  Tengion                                             25,600    09/30/11
17.14   31.14  RJ Reynolds Tobacco                                 51,200    11/30/09
  18     32    HSBC                                                65,664    03/31/14
  19     33    Mellon Trust of New England National Association   384,000    04/30/19
  20     34
20.01   34.01  Eckerd Corporation                                  10,908    11/30/19
20.02   34.02  Eckerd Corporation                                  10,908    03/31/20
20.03   34.03  Eckerd Corporation                                  10,908    06/29/20
20.04   34.04  Eckerd Corporation                                  12,738    05/13/22
20.05   34.05  Eckerd Corporation                                  12,738    03/31/21
20.06   34.06  Eckerd Corporation                                  13,824    11/18/22
20.07   34.07  Eckerd Corporation                                  10,908    02/28/24
20.08   34.08  Eckerd Corporation                                  13,813    04/06/23
20.09   34.09  Eckerd Corporation                                  10,908    10/25/19
 20.1   34.1   Eckerd Corporation                                  13,813    07/31/24
20.11   34.11  Eckerd Corporation                                  12,738    03/31/25
20.12   34.12  Eckerd Corporation                                  10,908    07/31/22
20.13   34.13  Eckerd Corporation                                  10,908    11/16/18
20.14   34.14  Eckerd Corporation                                  10,908    07/31/24
20.15   34.15  Eckerd Corporation                                  10,908    10/31/19
20.16   34.16  Eckerd Corporation                                  13,824    12/04/21
20.17   34.17  Eckerd Corporation                                  13,198    10/31/24
20.18   34.18  Eckerd Corporation                                  12,738    09/21/20
20.19   34.19  Eckerd Corporation                                  10,908    04/30/25
20.2    34.2   Eckerd Corporation                                  10,908    11/30/25
20.21   34.21  Eckerd Corporation                                  13,824    12/31/24
20.22   34.22  Eckerd Corporation                                  12,000    01/31/23
  21     35    Lowe's                                             132,666    03/05/22
  22     36    Adidas Promotional Retail                           51,700    01/31/21
  23     37    GSA                                                128,463    06/30/20
  24     38
24.01   38.01
24.02   38.02
24.03   38.03
24.04   38.04
24.05   38.05
  25     39    ISPAT / Inland                                      39,836    12/31/06
  26     40    Rave Motion Pictures                                87,804    01/31/22
  27     41    Metropolitan Life Insurance Company                129,104    03/31/07
  28
28.01    42

ANNEX A-1

                                      2ND LARGEST TENANT
               ----------------------------------------------------------------
ANNEX                                                                   LEASE
 ID #  LOAN #  2ND LARGEST TENANT                         UNIT SIZE  EXPIRATION
-----  ------  ------------------                         ---------  ----------

17.05   31.05
17.06   31.06
17.07   31.07
17.08   31.08
17.09   31.09
17.10   31.1   Lincare, Inc.                                 4,700    02/28/08
17.11   31.11  Microfine                                     4,095    09/30/06
17.12   31.12
17.13   31.13  Re:Source North Carolina                     24,448    11/30/10
17.14   31.14  Unisource Worldwide                          38,400    03/31/07
 18      32    Millennium Partners affiliate                43,500    09/30/17
 19      33
 20      34
20.01   34.01
20.02   34.02
20.03   34.03
20.04   34.04
20.05   34.05
20.06   34.06
20.07   34.07
20.08   34.08
20.09   34.09
 20.1   34.1
20.11   34.11
20.12   34.12
20.13   34.13
20.14   34.14
20.15   34.15
20.16   34.16
20.17   34.17
20.18   34.18
20.19   34.19
 20.2   34.2
20.21   34.21
20.22   34.22
 21      35    Target                                      125,248    01/31/27
 22      36    Frederic, LLC                                15,350    11/30/17
 23      37    Indiana Wesleyan                             30,623    07/31/10
 24      38
24.01   38.01
24.02   38.02
24.03   38.03
24.04   38.04
24.05   38.05
 25      39    M. Arthur Gensler                            35,702    07/31/11
 26      40    Dick's Sporting Goods                        48,359    01/31/16
 27      41    Sedgwick Claims Management Services, Inc.    65,438    12/31/09
 28
28.01    42

                                    3RD LARGEST TENANT
               ------------------------------------------------------------
ANNEX                                                               LEASE    ANNEX
 ID #  LOAN #  3RD LARGEST TENANT                     UNIT SIZE  EXPIRATION   ID #  LOAN #
-----  ------  ------------------                     ---------  ----------  -----  ------

17.05   31.05                                                                17.05   31.05
17.06   31.06                                                                17.06   31.06
17.07   31.07                                                                17.07   31.07
17.08   31.08                                                                17.08   31.08
17.09   31.09                                                                17.09   31.09
17.10   31.1   Mechanical Systems & Services             2,678    07/31/06   17.10   31.1
17.11   31.11  Renolda Art and Accent                    3,115    09/30/06   17.11   31.11
17.12   31.12                                                                17.12   31.12
17.13   31.13                                                                17.13   31.13
17.14   31.14                                                                17.14   31.14
 18      32    Tew Gardens LLP                          43,378    12/10/14     18     32
 19      33                                                                    19     33
 20      34                                                                    20     34
20.01   34.01                                                                20.01   34.01
20.02   34.02                                                                20.02   34.02
20.03   34.03                                                                20.03   34.03
20.04   34.04                                                                20.04   34.04
20.05   34.05                                                                20.05   34.05
20.06   34.06                                                                20.06   34.06
20.07   34.07                                                                20.07   34.07
20.08   34.08                                                                20.08   34.08
20.09   34.09                                                                20.09   34.09
 20.1   34.1                                                                  20.1   34.1
20.11   34.11                                                                20.11   34.11
20.12   34.12                                                                20.12   34.12
20.13   34.13                                                                20.13   34.13
20.14   34.14                                                                20.14   34.14
20.15   34.15                                                                20.15   34.15
20.16   34.16                                                                20.16   34.16
20.17   34.17                                                                20.17   34.17
20.18   34.18                                                                20.18   34.18
20.19   34.19                                                                20.19   34.19
 20.2   34.2                                                                  20.2   34.2
20.21   34.21                                                                20.21   34.21
20.22   34.22                                                                20.22   34.22
 21      35    Super Stop and Shop                      57,198    10/31/22     21     35
 22      36    Anchorage Advisors, LLC                  10,050    12/31/15     22     36
 23      37    Trimedx                                  18,644    08/31/10     23     37
 24      38                                                                    24     38
24.01   38.01                                                                24.01   38.01
24.02   38.02                                                                24.02   38.02
24.03   38.03                                                                24.03   38.03
24.04   38.04                                                                24.04   38.04
24.05   38.05                                                                24.05   38.05
 25      39    Strata Marketing                         16,448    04/30/14     25     39
 26      40    Bed Bath & Beyond                        32,143    01/31/16     26     40
 27      41    Citizens Insurance Company of America    18,711    07/31/07     27     41
 28                                                                            28
28.01    42                                                                  28.01    42

ANNEX A-1

ANNEX
ID #    LOAN #   SELLER   PROPERTY NAME                                    STREET ADDRESS
-----   ------   ------   -------------                                    --------------

28.02     43       NCCI   Lisa Ridge                                       2496 Queen City Avenue
28.03     44       NCCI   Preston                                          5757 Preston View Boulevard
28.04     45       NCCI   Slopes of Aspen                                  2720 Queen City Avenue
28.05     46       NCCI   Wyoming                                          2466 Wyoming Street
  29      47      JPMCB   LXP-Experian - TRW                               601 & 701 Experian Parkway
  30      48       PNC    Farmington Hills Corporate Center                27555 Executive Drive
  31      49       PNC    Baldwin Hills Center                             SWC La Brea Avenue & Rodeo Road
  32      50       PNC    The San Miguel Apartments                        5202 Texana Drive
  33      51       PNC    Signature Palms Apartment Homes                  14515 Briar Forest Drive
  34      52       NCCI   Granite Run Apts.                                7414 Brixworth Court
  35      53       PNC    Creekwood Apartments - Tulsa                     8418 S. 77th East Avenue
  36      54       PNC    Villas @ Coronado Apts - Houston                 9111 Lakes of 610 Drive
  37      55       EHY    KPartners Hotel Portfolio                        Various
37.01    55.01            Hampton Inn & Suites-Denton                      1513 Centre Place
37.02    55.02            Hawthorn Suites- Lubbock                         2515 19th Street
37.03    55.03            Hawthorn Suites- San Angelo                      1355 Knickerbocker Road
37.04    55.04            Fairfield Inn & Suites                           1459 Knickerbocker Road
  38      56       PNC    The Veranda at Centerfield                       7700 Willowchase Boulevard
  39      57       EHY    Brown Building                                   235 Promenade Street
  40      58      JPMCB   Penn Branch Shopping Center                      3200 Pennsylvania Avenue, Southeast
  41      59      JPMCB   8619 Westwood Center Drive                       8619 Westwood Center Drive
  42      60      JPMCB   444 Park Avenue South                            444 Park Avenue South
  43      61      JPMCB   Adams Station Apts                               1 Juniper Drive
  44      62       EHY    The Vanderbilt Apartments                        13110 Kuykendahl
  45      63      JPMCB   Baywoods of Annapolis                            7101 Bay Front Drive
  46      64      JPMCB   Sonterra at Buckingham                           530 Buckingham Road
  47      65       EHY    Westwood Plaza                                   2020-2230 Edgewood Road Southwest
  48      66       NCCI   ERH Portfolio                                    Various
48.01    66.01            Port St. John                                    6217-6235 North US Highway 1
48.02    66.02            Rockledge                                        1880 North US Highway 1
48.03    66.03            Windover Square                                  2227 West New Haven Avenue
  49      67       PNC    AOH - SA Portfolio I                             Various
49.01    67.01            Berrendo Square                                  515 Exeter Road
49.02    67.02            Canlen West Apartments                           3536 West Avenue
49.03    67.03            Ingram Ranch Apartments                          2400 Oakhill Road
49.04    67.04            Laurel Crossing Apartments                       1415 Babcock Road
  50      68       NCCI   Scott Mountain by the Brooks Apartments          7828 South East Aspen Summit Drive
  51      69       PNC    101 Walnut Street                                101 Walnut Street
  52      70       EHY    Aslan Birmingham Portfolio                       Various
52.01    70.01            Aslan Centerpoint Apartments                     1061-G Huffman Road
52.02    70.02            Aslan Chalkville Apartments                      78 Tammera Trail
52.03    70.03            Aslan Terrance Apartments                        137 Town and Country Circle
  53      71      JPMCB   Feasterville                                     100, 150, and 210 East Street Road
  54      72      JPMCB   Lowell Business Park                             506, 509 and 515 Enterprise
  55      73       EHY    Walmart (Cincinnati)                             2322 Ferguson Road
  56      74       PNC    Wincheseter Apartments                           5509 Southwest 9th Avenue
  57      75       NCCI   Natick Place                                     4701-4711 Natick Avenue
  58      76      JPMCB   HTA-Los Ranchos                                  20843 Waalew Road
  59      77       IXIS   IRS Portfolio                                    Various
59.01    77.01            11620 Caroline Road                              11620 Caroline Road
59.02    77.02            9815 Roosevelt Blvd                              9815 Roosevelt Blvd
59.03    77.03            3031 Red Lion Road                               3031 Red Lion Road
  60      78       PNC    Copper Beech - Bowling Green                     119 East Court Street
  61      79      JPMCB   HTA-Whispering Pines                             7501 142nd Avenue North
  62      80       IXIS   Sylmar Plaza                                     13237 Gladstone Avenue
  63      81       EHY    Concord Park and Shop                            1675 Willow Pass Road
  64      82       NCCI   Kohl's (Brighton)                                6650 Whitmore Lake Road
  65      83       IXIS   Crossings at Halls Ferry                         10930 and 10990 New Halls Ferry Road, 10805 and 10910
                                                                           Old Halls Ferry Road
  66      84       PNC    Residence Inn Country Club Plaza                 4601 Broadway
  67      85      JPMCB   Ferris State University Multifamily Properties   Various

ANNEX A-1

ANNEX                                                                           NUMBER OF      PROPERTY
ID #    LOAN #   CITY               STATE   ZIP CODE   COUNTY                 PROPERTIES(26)   TYPE
-----   ------   ----               -----   --------   ------                 --------------   --------

28.02     43     Cincinnati           OH      45238    Hamilton                      1         Multifamily
28.03     44     Dallas               TX      75240    Dallas                        1         Multifamily
28.04     45     Cincinnati           OH      45238    Hamilton                      1         Multifamily
28.05     46     Dayton               OH      45410    Montgomery                    1         Multifamily
  29      47     Allen                TX      75013    Collin                        1         Office
  30      48     Farmington Hills     MI      48331    Oakland                       1         Office
  31      49     Los Angeles          CA      90016    Los Angeles                   1         Retail
  32      50     San Antonio          TX      78249    Bexar                         1         Multifamily
  33      51     Houston              TX      77077    Harris                        1         Multifamily
  34      52     Baltimore            MD      21244    Baltimore                     1         Multifamily
  35      53     Tulsa                OK      74133    Tulsa                         1         Multifamily
  36      54     Houston              TX      77054    Harris                        1         Multifamily
  37      55     Various              TX     Various   Various                       4         Hotel
37.01    55.01   Denton               TX      76205    Denton                        1         Hotel
37.02    55.02   Lubbock              TX      79410    Lubbock                       1         Hotel
37.03    55.03   San Angelo           TX      76904    Tom Green                     1         Hotel
37.04    55.04   San Angelo           TX      76904    Tom Green                     1         Hotel
  38      56     Houston              TX      77070    Harris                        1         Multifamily
  39      57     Providence           RI      02908    Providence                    1         Office
  40      58     Washington           DC      20020    District of Columbia          1         Retail
  41      59     Vienna               VA      22182    Fairfax                       1         Office
  42      60     New York             NY      10016    New York                      1         Office
  43      61     Delmar               NY      12054    Albany                        1         Multifamily
  44      62     Houston              TX      77090    Harris                        1         Multifamily
  45      63     Annapolis            MD      21403    Anne Arundel                  1         Senior Housing
  46      64     Richardson           TX      75081    Dallas                        1         Multifamily
  47      65     Cedar Rapids         IA      52404    Linn                          1         Retail
  48      66     Various              FL     Various   Brevard                       3         Retail
48.01    66.01   Cocoa                FL      32927    Brevard                       1         Retail
48.02    66.02   Rockledge            FL      32955    Brevard                       1         Retail
48.03    66.03   Melbourne            FL      32935    Brevard                       1         Retail
  49      67     San Antonio          TX     Various   Bexar                         4         Multifamily
49.01    67.01   San Antonio          TX      78209    Bexar                         1         Multifamily
49.02    67.02   San Antonio          TX      78213    Bexar                         1         Multifamily
49.03    67.03   San Antonio          TX      78238    Bexar                         1         Multifamily
49.04    67.04   San Antonio          TX      78201    Bexar                         1         Multifamily
  50      68     Portland             OR      97266    Multnomah                     1         Multifamily
  51      69     Watertown            MA      02472    Middlesex                     1         Office
  52      70     Birmingham           AL      35215    Jefferson                     3         Multifamily
52.01    70.01   Birmingham           AL      35215    Jefferson                     1         Multifamily
52.02    70.02   Birmingham           AL      35215    Jefferson                     1         Multifamily
52.03    70.03   Birmingham           AL      35215    Jefferson                     1         Multifamily
  53      71     Feasterville         PA      19053    Bucks                         1         Retail
  54      72     Lowell               AR      72745    Benton                        1         Office
  55      73     Cincinnati           OH      45238    Hamilton                      1         Retail
  56      74     Amarillo             TX      79106    Potter                        1         Multifamily
  57      75     Los Angeles          CA      91403    Los Angeles                   1         Multifamily
  58      76     Apple Valley         CA      92307    San Bernardino                1         Manufactured Housing
  59      77     Philadelphia         PA     Various   Philadelphia                  3         Office
59.01    77.01   Philadelphia         PA      19154    Philadelphia                  1         Office
59.02    77.02   Philadelphia         PA      19114    Philadelphia                  1         Office
59.03    77.03   Philadelphia         PA      19114    Philadelphia                  1         Office
  60      78     Bowling Green        OH      43402    Wood                          1         Multifamily
  61      79     Largo                FL      33771    Pinellas                      1         Manufactured Housing
  62      80     Sylmar               CA      91342    Los Angeles                   1         Retail
  63      81     Concord              CA      94520    Contra Costa                  1         Retail
  64      82     Brighton             MI      48116    Livingston                    1         Retail
  65      83
                 Ferguson             MO      63136    St. Louis                     1         Retail
  66      84     Kansas City          MO      64112    Jackson                       1         Hotel
  67      85     Big Rapids           MI      49307    Mecosta                       2         Multifamily

ANNEX A-1

ANNEX            PROPERTY                               YEAR                   UNIT OF                    OCCUPANCY
ID #    LOAN #   SUBTYPE                YEAR BUILT   RENOVATED   UNITS(23)     MEASURE      OCCUPANCY %      DATE
-----   ------   -------                ----------   ---------   ---------   -----------   ------------   ---------

28.02     43     Garden                    1969         2004           216      Units           75.9       10/19/05
28.03     44     Garden                    1970          0             144      Units           88.2       10/19/05
28.04     45     Garden                    1968          0              96      Units           81.3       10/19/05
28.05     46     Garden                    1972          0             114      Units           91.2       10/19/05
  29      47     Suburban                  1981         1993       292,700   Square Feet       100.0       12/28/04
  30      48     Suburban                  2001          0         177,503   Square Feet        76.6       09/16/05
  31      49     Unanchored                1948         2001       126,949   Square Feet        94.0       08/31/05
  32      50     Garden                    2004          0             330      Units           90.6       07/21/05
  33      51     Garden                    2004          0             396      Units           83.3       08/08/05
  34      52     Garden                    1998          0             264      Units           98.1       10/12/05
  35      53     Garden                    1983          0             651      Units           92.8       10/24/05
  36      54     Garden                    2004          0             344      Units           96.8       10/11/05
  37      55     Limited Service          Various        0             320      Rooms           73.4       09/30/05
37.01    55.01   Limited Service           2003          0              85      Rooms           76.7       09/30/05
37.02    55.02   Limited Service           1998          0              82      Rooms           72.1       09/30/05
37.03    55.03   Limited Service           2001          0              80      Rooms           72.8       09/30/05
37.04    55.04   Limited Service           2004          0              73      Rooms           65.2       09/30/05
  38      56     Garden                    2000          0             400      Units           96.5       10/23/05
  39      57     CBD                       1872         1996       218,087   Square Feet        95.9       10/28/05
  40      58     Anchored                  1964         2002        85,089   Square Feet        97.8       07/15/05
  41      59     CBD                       1984         1989        98,568   Square Feet        85.4       08/18/05
  42      60     CBD                       1900         2001        83,750   Square Feet        90.4       08/05/05
  43      61     Garden                    1989         1996           282      Units          100.0       10/03/05
  44      62     Garden                    1983          0             416      Units           92.3       07/08/05
  45      63     Independent Living        2003          0             147      Units           98.3       10/15/05
  46      64     Garden                    1996         2003           312      Units           97.1       11/09/05
  47      65     Anchored                  2002          0         168,306   Square Feet        99.3       06/30/05
  48      66     Anchored                 Various       2005       234,178   Square Feet        94.6        Various
48.01    66.01   Anchored                  1986         2005        79,889   Square Feet        90.6       10/01/05
48.02    66.02   Anchored                  1985         2005        76,018   Square Feet        93.4       11/01/05
48.03    66.03   Anchored                  1984         2005        78,271   Square Feet       100.0       09/01/05
  49      67     Garden                   Various       2004           508      Units           90.2       09/14/05
49.01    67.01   Garden                    1969          0             100      Units           91.0       09/14/05
49.02    67.02   Garden                    1973          0             132      Units           96.2       09/14/05
49.03    67.03   Garden                    1978          0             164      Units           87.2       09/14/05
49.04    67.04   Garden                    1973          0             112      Units           76.8       06/27/05
  50      68     Garden                    1997         2000           262      Units           96.9       09/19/05
  51      69     Suburban                  1927         1998        94,500   Square Feet       100.0       10/19/05
  52      70     Garden                   Various       2004           465      Units           95.9       08/25/05
52.01    70.01   Garden                    1967         2004           268      Units           95.5       08/25/05
52.02    70.02   Garden                    1973         2004            77      Units           90.9       08/25/05
52.03    70.03   Garden                    1972         2004           120      Units          100.0       08/25/05
  53      71     Anchored                  1983         2005       120,885   Square Feet        89.4       11/29/05
  54      72     Suburban                  1998         2001       109,101   Square Feet        97.8       09/27/05
  55      73     Anchored                  1996          0         149,429   Square Feet       100.0       08/01/05
  56      74     Garden                    2005          0             256      Units           92.2       09/01/05
  57      75     Garden                    1970         1996           122      Units          100.0       09/01/05
  58      76     Manufactured Housing      1969         1989           389      Pads            96.4       08/25/05
  59      77     Suburban                 Various     Various      242,543      Units          100.0       05/05/05
59.01    77.01   Suburban                  1969         2001        70,814   Square Feet       100.0       05/05/05
59.02    77.02   Suburban                  1961         2001        79,901   Square Feet       100.0       05/05/05
59.03    77.03   Suburban                  1970          0          91,828   Square Feet       100.0       05/05/05
  60      78     Garden                    2005          0             128      Units           67.0       08/17/05
  61      79     Manufactured Housing      1970          0             392      Pads            91.3       10/01/05
  62      80     Unanchored                1973         1986       127,715   Square Feet       100.0       11/03/05
  63      81     Anchored                  1957         2005        99,148   Square Feet       100.0       11/07/05
  64      82     Anchored                  2005          0         103,295   Square Feet        90.4       09/07/05
  65      83
                 Anchored                  1950         1998       136,242   Square Feet        99.2       06/15/05
  66      84     Limited Service           2002          0             106   # of Rooms         80.1       09/30/05
  67      85     Garden                   Various     Various          476     Various          96.0        Various

ANNEX A-1

                                                                                               ORIGINAL
ANNEX                APPRAISED        APPRAISAL     CURRENT             ORIGINAL               BALANCE            CURRENT
ID #    LOAN #   VALUE ($)(17),(22)    DATE(17)   LTV % (16)   BALANCE ($)(2),(18),(19)    PER UNIT ($)(16)   BALANCE ($)(2)
-----   ------   ------------------   ---------   ----------   ------------------------   -----------------   --------------

28.02     43           5,800,000       09/22/05      74.5              3,817,000                 17,671         3,817,000.00
28.03     44           5,800,000       09/22/05      74.5              4,305,000                 29,896         4,305,000.00
28.04     45           3,080,000       09/22/05      74.5              1,830,000                 19,063         1,830,000.00
28.05     46           4,400,000       09/23/05      74.5              3,421,000                 30,009         3,421,000.00
  29      47          47,000,000       01/18/05      65.1             30,582,338                    104        30,582,338.00
  30      48          36,200,000       12/01/07      78.7             28,500,000                    161        28,500,000.00
  31      49          35,250,000       09/23/05      78.7             27,750,000                    219        27,750,000.00
  32      50          34,000,000       06/23/05      80.0             27,200,000                 82,424        27,200,000.00
  33      51          33,100,000       08/09/05      79.8             26,400,000                 66,667        26,400,000.00
  34      52          34,600,000       07/13/05      75.1             26,000,000                 98,485        26,000,000.00
  35      53          30,000,000       10/25/05      80.0             24,000,000                 36,866        24,000,000.00
  36      54          28,425,000       10/25/05      77.4             22,000,000                 63,953        22,000,000.00
  37      55          28,990,000       Various       75.0             21,742,500                 67,945        21,742,500.00
37.01    55.01         8,060,000       08/22/05                        6,300,000                 74,118         6,300,000.00
37.02    55.02         7,320,000       08/23/05                        5,722,500                 69,787         5,722,500.00
37.03    55.03         6,880,000       08/22/05                        5,377,500                 67,219         5,377,500.00
37.04    55.04         5,540,000       10/07/05                        4,342,500                 59,486         4,342,500.00
  38      56          31,850,000       09/09/05      67.7             21,554,000                 53,885        21,554,000.00
  39      57          32,000,000       10/18/05      64.8             20,750,000                     95        20,750,000.00
  40      58          26,000,000       05/14/05      77.7             20,200,000                    237        20,200,000.00
  41      59          25,200,000       05/26/05      79.4             20,000,000                    203        20,000,000.00
  42      60          29,400,000       07/26/05      64.6             19,000,000                    227        19,000,000.00
  43      61          24,200,000       10/03/05      72.3             17,500,000                 62,057        17,500,000.00
  44      62          22,100,000       08/25/05      78.3             17,300,000                 41,587        17,300,000.00
  45      63          75,000,000       10/25/05      22.7             17,000,000                115,646        17,000,000.00
  46      64          24,600,000       10/11/05      69.1             17,000,000                 54,487        17,000,000.00
  47      65          21,540,000       09/16/05      76.9             16,560,000                     98        16,560,000.00
  48      66          21,100,000        Various      77.7             16,400,000                     70        16,400,000.00
48.01    66.01         5,600,000       08/23/05                        4,150,000                     52         4,150,000.00
48.02    66.02         6,800,000       08/15/05                        5,300,000                     70         5,300,000.00
48.03    66.03         8,700,000       08/15/05                        6,950,000                     89         6,950,000.00
  49      67          22,350,000       08/30/05      72.9             16,293,000                 32,073        16,293,000.00
49.01    67.01         5,240,000       09/26/05                        3,589,303                 35,893         3,589,302.78
49.02    67.02         6,360,000       09/26/05                        5,450,185                 41,289         5,450,184.67
49.03    67.03         6,790,000       09/26/05                        5,361,403                 32,691         5,361,402.67
49.04    67.04         3,960,000       09/26/05                        1,892,110                 16,894         1,892,109.88
  50      68          23,500,000       05/28/05      68.1             16,000,000                 61,069        16,000,000.00
  51      69          20,150,000       08/05/05      76.9             15,505,000                    164        15,505,000.00
  52      70          18,450,000       08/10/05      79.9             14,760,000                 31,742        14,733,312.25
52.01    70.01         9,700,000       08/10/05                        7,760,000                 28,955         7,745,969.04
52.02    70.02         4,200,000       08/10/05                        3,360,000                 43,636         3,353,924.74
52.03    70.03         4,550,000       08/10/05                        3,640,000                 30,333         3,633,418.47
  53      71          18,600,000       11/14/05      77.4             14,400,000                    119        14,400,000.00
  54      72          18,000,000       10/06/05      80.0             14,400,000                    132        14,400,000.00
  55      73          17,800,000       06/14/05      79.7             14,240,000                     95        14,240,000.00
  56      74          17,500,000       01/01/06      80.0             14,000,000                 54,688        14,000,000.00
  57      75          18,100,000       09/14/05      74.2             13,429,000                110,074        13,429,000.00
  58      76          16,900,000       10/20/05      78.5             13,270,000                 34,113        13,270,000.00
  59      77          21,000,000       05/01/05      62.4             13,200,000                     54        13,109,659.95
59.01    77.01         8,600,000       05/01/05                        5,405,714                     54         5,368,717.88
59.02    77.02         9,200,000       05/01/05                        5,782,857                     54         5,743,279.60
59.03    77.03         3,200,000       05/01/05                        2,011,429                     54         1,997,662.47
  60      78          16,625,000       08/22/05      78.2             13,000,000                101,563        13,000,000.00
  61      79          15,800,000       10/10/05      80.0             12,646,000                 32,260        12,646,000.00
  62      80          17,500,000       10/31/05      72.0             12,600,000                     99        12,600,000.00
  63      81          16,200,000       04/01/06      76.5             12,400,000                    125        12,400,000.00
  64      82          15,250,000       09/09/05      79.9             12,185,000                    118        12,185,000.00
  65      83
                      15,400,000       08/01/05      78.6             12,100,000                     89        12,100,000.00
  66      84          16,100,000       09/22/05      73.6             11,850,000                111,792        11,850,000.00
  67      85          14,450,000        Various      80.0             11,560,000                 24,286        11,560,000.00

ANNEX A-1

                      CURRENT                         LOAN      % OF     % OF
ANNEX                 BALANCE         % OF INITIAL    GROUP     LOAN     LOAN        CROSSED       RELATED     INTEREST    ADMIN.
ID #    LOAN #    PER UNIT ($)(16)   POOL BALANCE    1 OR 2   GROUP 1   GROUP 2   LOAN (3),(2)   BORROWER(4)    RATE %      FEE %
-----   ------   -----------------   ------------   -------   -------   -------   ------------   -----------   --------   --------

28.02     43            17,671            0.09%         1      0.10%                    4             E        5.230000   0.060300
28.03     44            29,896            0.10%         1      0.12%                    4             E        5.230000   0.060300
28.04     45            19,063            0.04%         1      0.05%                    4             E        5.230000   0.060300
28.05     46            30,009            0.08%         1      0.09%                    4             E        5.230000   0.060300
  29      47               104            0.73%         1      0.82%                                           5.126000   0.030110
  30      48               161            0.68%         1      0.76%                                           5.100000   0.040300
  31      49               219            0.66%         1      0.74%                                           5.570000   0.060300
  32      50            82,424            0.65%         1      0.73%                                           5.350000   0.060300
  33      51            66,667            0.63%         2                 5.82%                                5.390000   0.040300
  34      52            98,485            0.62%         1      0.69%                                  A        5.489000   0.020300
  35      53            36,866            0.57%         1      0.64%                                           5.470000   0.040300
  36      54            63,953            0.52%         2                 4.85%                                5.510000   0.040300
  37      55            67,945            0.52%         1      0.58%                                           6.000000   0.020300
37.01    55.01          74,118
37.02    55.02          69,787
37.03    55.03          67,219
37.04    55.04          59,486
  38      56            53,885            0.51%         2                 4.75%                                5.690000   0.040300
  39      57                95            0.49%         1      0.55%                                           5.240000   0.020300
  40      58               237            0.48%         1      0.54%                                           5.350000   0.040300
  41      59               203            0.48%         1      0.53%                                           5.190000   0.070300
  42      60               227            0.45%         1      0.51%                                           5.515000   0.020300
  43      61            62,057            0.42%         2                 3.86%                                5.190000   0.020300
  44      62            41,587            0.41%         2                 3.82%                                5.340000   0.020300
  45      63           115,646            0.41%         1      0.45%                                           5.760000   0.080300
  46      64            54,487            0.41%         2                 3.75%                                5.300000   0.020300
  47      65                98            0.39%         1      0.44%                                           5.570000   0.020300
  48      66                70            0.39%         1      0.44%                                           5.410000   0.020300
48.01    66.01              52
48.02    66.02              70
48.03    66.03              89
  49      67            32,073            0.39%         2                 3.59%                                5.630000   0.040300
 49.01    67.01         35,893
49.02    67.02          41,289
49.03    67.03          32,691
49.04    67.04          16,894
  50      68            61,069            0.38%         2                 3.53%                                5.080000   0.020300
  51      69               164            0.37%         1      0.41%                                           5.550000   0.070300
  52      70            31,685            0.35%         2                 3.25%                                5.400000   0.020300
52.01    70.01          28,903
52.02    70.02          43,557
52.03    70.03          30,278
  53      71               119            0.34%         1      0.38%                                           5.290000   0.070300
  54      72               132            0.34%         1      0.38%                                           5.600000   0.070300
  55      73                95            0.34%         1      0.38%                    5                      5.160000   0.020300
  56      74            54,688            0.33%         2                 3.09%                                4.980000   0.040300
  57      75           110,074            0.32%         1      0.36%                                  F        5.100000   0.020300
  58      76            34,113            0.32%         1      0.35%                                  H        5.404700   0.020300
  59      77                54            0.31%         1      0.35%                                           5.810000   0.050300
59.01    77.01              54
59.02    77.02              54
59.03    77.03              54
  60      78           101,563            0.31%         1      0.35%                                           5.630000   0.040300
  61      79            32,260            0.30%         1      0.34%                                  H        5.404700   0.020300
  62      80                99            0.30%         1      0.34%                                           5.620000   0.020300
  63      81               125            0.30%         1      0.33%                                           5.255000   0.020300
  64      82               118            0.29%         1      0.33%                                           5.170000   0.020300
  65      83
                            89            0.29%         1      0.32%                                           5.121430   0.050300
  66      84           111,792            0.28%         1      0.32%                                           5.740000   0.070300
  67      85            24,286            0.28%         2                 2.55%                                5.620000   0.020300

ANNEX A-1

                     NET
ANNEX             MORTGAGE                     MONTHLY DEBT        ANNUAL DEBT                      FIRST
ID #    LOAN #   RATE %(5)   ACCRUAL TYPE  SERVICE ($) (6),(24)   SERVICE ($)(7)   NOTE DATE   PAYMENT DATE (14)   REM. TERM
-----   ------   ---------   ------------  --------------------   --------------   ---------   -----------------   ---------

28.02     43      5.169700    Actual/360          21,030.36          252,364.32     11/09/05        12/11/05          119
28.03     44      5.169700    Actual/360          23,719.07          284,628.84     11/09/05        12/11/05          119
28.04     45      5.169700    Actual/360          10,082.67          120,992.04     11/09/05        12/11/05          119
28.05     46      5.169700    Actual/360          18,848.53          226,182.36     11/09/05        12/11/05          119
  29      47      5.095890    Actual/360         132,451.96        1,589,423.52     04/13/05        06/01/05           65
  30      48      5.059700    Actual/360         154,740.69        1,856,888.28     11/10/05        01/01/06          120
  31      49      5.509700    Actual/360         158,782.36        1,905,388.32     11/22/05        01/01/06          120
  32      50      5.289700    Actual/360         151,888.53        1,822,662.36     08/17/05        10/01/05          117
  33      51      5.349700    Actual/360         148,079.38        1,776,952.56     10/19/05        12/01/05          119
  34      52      5.468700    Actual/360         120,580.12        1,446,961.44     09/30/05        11/11/05           82
  35      53      5.429700    Actual/360         135,817.97        1,629,815.64     11/28/05        01/01/06          120
  36      54      5.469700    Actual/360         125,051.65        1,500,619.80     11/11/05        01/01/06          120
  37      55      5.979700    Actual/360         140,087.23        1,681,046.76     11/30/05        01/11/06          120
37.01    55.01
37.02    55.02
37.03    55.03
37.04    55.04
  38      56      5.649700    Actual/360         124,962.95        1,499,555.40     11/10/05        01/01/06          120
  39      57      5.219700    Actual/360         114,453.78        1,373,445.36     11/30/05        01/11/06          120
  40      58      5.309700    Actual/360         112,799.57        1,353,594.84     12/05/05        02/01/06          120
  41      59      5.119700    Actual/360         109,698.66        1,316,383.92     06/20/05        08/01/05          115
  42      60      5.494700    Actual/360         108,058.79        1,296,705.48     11/21/05        01/01/06          120
  43      61      5.169700    Actual/360          95,986.33        1,151,835.96     11/03/05        01/01/06          120
  44      62      5.319700    Actual/360          78,054.24          936,650.88     09/09/05        10/11/05           57
  45      63      5.679700    Actual/360          99,315.41        1,191,784.92     12/09/05        02/01/06          120
  46      64      5.279700    Actual/360          94,401.79        1,132,821.48     11/18/05        01/01/06           84
  47      65      5.549700    Actual/360          94,754.44        1,137,053.28     11/02/05        12/11/05          119
  48      66      5.389700    Actual/360          92,193.45        1,106,321.40     10/06/05        11/11/05          118
48.01    66.01
48.02    66.02
48.03    66.03
  49      67      5.589700    Actual/360          93,843.14        1,126,117.68     11/10/05        01/01/06          120
 49.01    67.01
49.02    67.02
49.03    67.03
49.04    67.04
  50      68      5.059700    Actual/360          86,675.44        1,040,105.28     09/29/05        11/11/05          118
  51      69      5.479700    Actual/360          88,522.70        1,062,272.40     11/01/05        01/01/06          120
  52      70      5.379700    Actual/360          80,919.62          971,035.44     09/15/05        11/11/05           58
52.01    70.01
52.02    70.02
52.03    70.03
  53      71      5.219700    Actual/360          79,874.47          958,493.64     12/05/05        02/01/06          120
  54      72      5.529700    Actual/360          82,667.37          992,008.44     12/07/05        02/01/06          120
  55      73      5.139700    Actual/360          62,082.44          744,989.28     09/02/05        10/11/05          117
  56      74      4.939700    Actual/360          74,984.00          899,808.00     10/06/05        12/01/05          119
  57      75      5.079700    Actual/360          72,912.73          874,952.76     11/30/05        01/06/06          120
  58      76      5.384400    Actual/360          74,554.07          894,648.84     12/09/05        02/01/06          120
  59      77      5.759700    Actual/360         110,038.68        1,320,464.16     09/28/05        11/05/05          118
59.01    77.01
59.02    77.02
59.03    77.03
  60      78      5.589700    Actual/360          74,876.38          898,516.56     09/26/05        11/01/05          118
  61      79      5.384400    Actual/360          71,048.29          852,579.48     12/09/05        02/01/06          120
  62      80      5.599700    Actual/360          72,492.94          869,915.28     12/06/05        02/05/06          120
  63      81      5.234700    Actual/360          68,511.67          822,140.04     11/30/05        01/11/06          120
  64      82      5.149700    Actual/360          66,683.52          800,202.24     09/23/05        11/11/05          118
  65      83
                  5.071130    Actual/360          65,856.31          790,275.72     08/25/05        10/05/05          117
  66      84      5.669700    Actual/360          69,078.12          828,937.44     10/17/05        12/01/05          119
  67      85      5.599700    Actual/360          66,509.39          798,112.68     10/20/05        12/01/05          119

ANNEX A-1

ANNEX                                                     PAYMENT    GRACE    MATURITY/               FINAL        MATURITY/ARD
ID #    LOAN #   REM. AMORT  I/O PERIOD (8)  SEASONING   DUE DATE   PERIOD   ARD DATE(9)   ARD LOAN  MAT DATE  BALANCE ($) (2), (10)
-----   ------   ----------  --------------  ---------   --------   ------   -----------   --------  --------  ------------------

28.02     43         360            60           1          11         0       11/11/15       No                       3,532,186
28.03     44         360            60           1          11         0       11/11/15       No                       3,983,773
28.04     45         360            60           1          11         0       11/11/15       No                       1,693,451
28.05     46         360            60           1          11         0       11/11/15       No                       3,165,735
  29      47           0            72           7           1        10       05/01/11       No                      30,582,338
  30      48         360             0           0           1         5       12/01/15       No                      23,505,243
  31      49         360            24           0           1         5       12/01/15       No                      24,350,265
  32      50         360            36           3           1         5       09/01/15       No                      24,254,952
  33      51         360            40           1           1         5       11/01/15       No                      23,731,745
  34      52           0            84           2          11         0       10/11/12       No                      26,000,000
  35      53         360            36           0           1         5       12/01/15       No                      21,455,430
  36      54         360            24           0           1         5       12/01/15       No                      19,277,102
  37      55         300             0           0          11         0       12/11/15       No                      16,834,816
37.01    55.01                                                                                                         4,877,973
37.02    55.02                                                                                                         4,430,826
37.03    55.03                                                                                                         4,163,699
37.04    55.04                                                                                                         3,362,317
  38      56         360            36           0           1         5       12/01/15       No                      19,355,303
  39      57         360             0           0          11         0       12/11/15       No                      17,190,505
  40      58         360            60           0           1         7       01/01/16       No                      18,725,307
  41      59         360            60           5           1         7       07/01/15       No                      18,498,125
  42      60         360             0           0           1         7       12/01/15       No                      15,877,216
  43      61         360             0           0           1        10       12/01/15       No                      14,474,886
  44      62           0            60           3          11         0       09/11/10       No                      17,300,000
  45      63         360             0           0           1         7       01/01/16       No                      14,311,235
  46      64         360            24           0           1         7       12/01/12       No                      15,750,691
  47      65         360            30           1          11         0       11/11/15       No                      14,688,244
  48      66         360            36           2          11         0       10/11/15       No                      14,643,214
48.01    66.01                                                                                                         3,705,447
48.02    66.02                                                                                                         4,732,258
48.03    66.03                                                                                                         6,205,508
  49      67         360             0           0           1         5       12/01/15       No                      13,663,393
49.01    67.01                                                                                                         3,010,008
49.02    67.02                                                                                                         4,570,553
49.03    67.03                                                                                                         4,496,100
49.04    67.04                                                                                                         1,586,733
  50      68         360            60           2          11         0       10/11/15       No                      14,773,708
  51      69         360             0           0           1         5       12/01/15       No                      12,970,664
  52      70         358             0           2          11         0       10/11/10       No                      13,816,219
52.01    70.01                                                                                                         7,263,812
52.02    70.02                                                                                                         3,145,156
52.03    70.03                                                                                                         3,407,252
  53      71         360            24           0           1         7       01/01/16       No                      12,549,853
  54      72         360            60           0           1         7       01/01/16       No                      13,396,346
  55      73          0            120           3          11         0       09/11/15       No                      14,240,000
  56      74         360            24           1           1         5       11/01/15       No                      12,107,407
  57      75         360             0           0           6         0       12/06/15       No                      11,075,506
  58      76         360            60           0           1         7       01/01/16       No                      12,310,934
  59      77         178             0           2           5         0       10/05/15       No      NAP              5,834,408
59.01    77.01                                                                                                         2,389,329
59.02    77.02                                                                                                         2,556,026
59.03    77.03                                                                                                           889,053
  60      78         360            60           2           1         5       10/01/15       No                      12,099,569
  61      79         360            60           0           1         7       01/01/16       No                      11,732,032
  62      80         360             0           0           5         0       01/05/16       No      NAP             10,562,156
  63      81         360            60           0          11         0       12/11/15       No                      11,479,250
  64      82         360            24           2          11         0       10/11/15       No                      10,588,817
  65      83
                     360            60           3           5         0       09/05/15       No      NAP             11,179,258
  66      84         360            12           1           1         5       11/01/15       No                      10,211,483
  67      85         360            24           1           1         7       11/01/15       No                      10,155,233

ANNEX A-1

                                               REMAINING
ANNEX                 MATURITY                 PREPAYMENT                                           MOST RECENT
ID #    LOAN #   LTV %(1),(10),(16)   PROVISION (PAYMENTS)(11),(32)   2003 NOI ($)   2004 NOI ($)     NOI ($)
-----   ------   ------------------   -----------------------------   ------------   ------------   -----------

28.02     43            69.0               L(24),Def(92),O(3)             568,695        511,451       393,646
28.03     44            69.0               L(24),Def(92),O(3)             412,646        384,851       382,888
28.04     45            69.0               L(24),Def(92),O(3)             211,193        223,875       224,038
28.05     46            69.0               L(24),Def(92),O(3)             271,115        297,398       313,730
  29      47            65.1               L(24),Def(39),O(2)           3,423,298      3,395,203
  30      48            64.9               L(36),Def(80),O(4)                          1,751,772     1,824,488
  31      49            69.1               L(36),Def(80),O(4)           1,753,809      1,792,632     2,093,769
  32      50            71.3               L(33),Def(80),O(4)                                        2,691,174
  33      51            71.7            L(34),GRTR1%orYM(81),O(4)                                      235,621
  34      52            75.1               L(24),Def(51),O(7)                                        2,248,980
  35      53            71.5            L(60),Grtr1%orYM(56),O(4)                      1,817,720     1,855,284
  36      54            67.8               L(36),Def(80),O(4)                            253,399     3,399,342
  37      55            58.1               L(24),Def(95),O(1)           1,273,697      1,839,762     2,449,077
37.01    55.01                                                                           486,574       703,628
37.02    55.02                                                            539,635        658,977       667,129
37.03    55.03                                                            734,062        694,211       669,166
37.04    55.04                                                                                         409,154
  38      56            60.8               L(36),Def(80),O(4)                          1,806,718     1,896,608
  39      57            53.7               L(24),Def(90),O(6)           1,838,848      1,874,506
  40      58            72.0            L(60),Grtr1%orYM(56),O(4)       1,658,186      1,768,756     1,640,911
  41      59            73.4               L(24),Def(84),O(7)           1,508,878      1,903,661     1,908,952
  42      60            54.0               L(24),Def(92),O(4)                          2,002,183
  43      61            59.8               L(24),Def(92),O(4)           1,468,074      1,557,558     1,612,657
  44      62            78.3               L(24),Def(29),O(4)           1,676,374      1,550,415     1,524,757
  45      63            19.1               L(23),Def(93),O(4)                                          492,445
  46      64            64.0               L(24),Def(57),O(3)                          1,382,129     1,261,642
  47      65            68.2              Grtr1%orYM(118),O(1)          1,138,707      1,738,618     1,751,863
  48      66            69.4               L(24),Def(91),O(3)           1,032,121      1,124,674     1,113,102
48.01    66.01
48.02    66.02
48.03    66.03
  49      67            61.1               L(36),Def(80),O(4)           1,410,688      1,383,222     1,487,705
 49.01    67.01                                                           388,401        375,009       333,238
49.02    67.02                                                            382,677        442,755       487,696
49.03    67.03                                                            368,238        319,788       482,788
49.04    67.04                                                            271,372        245,670       183,983
  50      68            62.9               L(24),Def(90),O(4)           1,119,528      1,501,874     1,467,724
  51      69            64.4            L(47),Grtr1%orYM(68),O(5)
  52      70            74.9               L(24),Def(33),O(1)           1,081,316      1,079,761       988,559
52.01    70.01
52.02    70.02
52.03    70.03
  53      71            67.5               L(23),Def(93),O(4)
  54      72            74.4               L(23),Def(93),O(4)                          1,357,477     1,328,847
  55      73            79.7               L(24),Def(92),O(1)
  56      74            69.2            L(58),Grtr1%orYM(57),O(4)                                    2,009,893
  57      75            61.2               L(24),Def(93),O(3)             787,558      1,053,224     1,037,946
  58      76            72.8               L(23),Def(93),O(4)                            834,600     1,061,347
  59      77            27.8               L(24),Def(90),O(4)           1,963,465      2,032,832     1,997,875
59.01    77.01                                                            881,502        899,524       880,804
59.02    77.02                                                            764,324        824,791       812,807
59.03    77.03                                                            317,639        308,517       304,264
  60      78            72.8               L(34),Def(80),O(4)
  61      79            74.3               L(23),Def(93),O(4)                          1,029,772     1,061,641
  62      80            60.4               L(24),Def(93),O(3)                                        1,273,981
  63      81            70.9               L(24),Def(95),O(1)
  64      82            69.4               L(24),Def(91),O(3)
  65      83
                        72.6               L(24),Def(90),O(3)             847,859      1,029,437
  66      84            63.4               L(35), Def(80),O(4)            984,984      1,262,766     1,344,297
  67      85            70.3            L(58),Grtr1%orYM(54),O(7)         372,760        262,604       826,694

ANNEX A-1

ANNEX            MOST RECENT                             UW (1),(12),(16),(21)
ID #    LOAN #     NOI DATE    UW NOI ($)   UW NCF ($)           DSCR (X)            TITLE TYPE      PML %
-----   ------   -----------   ----------   ----------   ---------------------   -----------------   -----

28.02     43       09/30/05       399,446      345,446            1.33                  Fee
28.03     44       09/30/05       399,881      359,129            1.33                  Fee
28.04     45       09/30/05       237,510      213,510            1.33                  Fee
28.05     46       09/30/05       309,425      277,163            1.33                  Fee
  29      47                    3,197,575    2,847,915            1.79                  Fee
  30      48       09/30/05     2,741,389    2,503,478            1.35                  Fee
  31      49       08/31/05     2,409,637    2,297,332            1.21                  Fee           16.0
  32      50       06/30/05     2,269,741    2,228,491            1.22                  Fee
  33      51       06/30/05     2,146,055    2,146,055            1.21                  Fee
  34      52       09/30/05     2,108,764    2,042,764            1.41                  Fee
  35      53       09/30/05     2,135,358    1,969,465            1.21                  Fee
  36      54       09/30/05     1,902,802    1,816,802            1.21                  Fee
  37      55       09/30/05     2,765,454    2,475,766            1.47                  Fee
37.01    55.01     09/30/05       774,440      690,971                                  Fee
37.02    55.02     09/30/05       758,866      683,394                                  Fee
37.03    55.03     09/30/05       690,840      622,738                                  Fee
37.04    55.04     09/30/05       541,308      478,663                                  Fee
  38      56       09/30/05     2,109,057    2,009,057            1.34                  Fee
  39      57                    2,239,431    2,005,830            1.46                  Fee
  40      58       05/31/05     1,883,968    1,793,753            1.33                  Fee
  41      59       03/31/05     1,712,867    1,594,585            1.21                  Fee
  42      60                    1,831,339    1,698,168            1.31                  Fee
  43      61       09/30/05     1,598,859    1,540,203            1.34           Fee and Leasehold
  44      62       06/30/05     1,480,643    1,397,443            1.49                  Fee
  45      63       12/31/05     1,575,703    1,546,303            1.30                  Fee
  46      64       09/30/05     1,436,089    1,355,325            1.20                  Fee
  47      65       06/30/05     1,644,944    1,542,071            1.36                  Fee
  48      66       07/31/05     1,540,393    1,421,912            1.29                  Fee
48.01    66.01                                                                          Fee
48.02    66.02                                                                          Fee
48.03    66.03                                                                          Fee
  49      67       08/31/05     1,478,345    1,351,345            1.20                  Fee
 49.01    67.01    08/31/05       322,697      297,697                                  Fee
49.02    67.02     08/31/05       485,038      452,038                                  Fee
49.03    67.03     08/31/05       485,678      444,678                                  Fee
49.04    67.04     08/31/05       184,932      156,932                                  Fee
  50      68       09/01/05     1,372,626    1,333,326            1.28                  Fee            5.0
  51      69                    1,349,011    1,275,190            1.20                  Fee
  52      70       07/31/05     1,309,785    1,193,535            1.23                  Fee
52.01    70.01                                                                          Fee
52.02    70.02                                                                          Fee
52.03    70.03                                                                          Fee
  53      71                    1,338,429    1,237,401            1.29                  Fee
  54      72       08/31/05     1,468,921    1,360,911            1.37                  Fee
  55      73                    1,161,877    1,126,795            1.51                  Fee
  56      74       09/30/05     1,145,657    1,081,657            1.20                  Fee
  57      75       08/31/05     1,103,267    1,072,767            1.23                  Fee           18.0
  58      76       08/31/05     1,111,866    1,092,416            1.22                  Fee
  59      77       06/04/05     1,797,124    1,602,769            1.21                  Fee
59.01    77.01     08/31/05       711,601      632,442                                  Fee
59.02    77.02     08/31/05       807,311      726,305                                  Fee
59.03    77.03     08/31/05       278,212      244,022                                  Fee
  60      78                    1,122,018    1,083,618            1.21                  Fee
  61      79       08/31/05     1,104,139    1,084,539            1.27                  Fee
  62      80       09/30/05     1,189,152    1,098,117            1.26                  Fee           19.0
  63      81                    1,067,226      989,361            1.20                  Fee           19.0
  64      82                    1,058,601    1,030,517            1.29                  Fee
  65      83
                                1,137,685    1,083,108            1.37                  Fee
  66      84       09/30/05     1,166,090    1,166,090            1.41                  Fee
  67      85        Various     1,081,469    1,008,249            1.26                  Fee

ANNEX A-1

                                                    UPFRONT ESCROW(13),(20),(27),(28),(29),(30),(31)
                 ---------------------------------------------------------------------------------------------------------------
ANNEX            UPFRONT CAPEX   UPFRONT ENGIN.   UPFRONT ENVIR.   UPFRONT TI/LC   UPFRONT RE TAX   UPFRONT INS.   UPFRONT OTHER
ID #    LOAN #    RESERVE ($)      RESERVE ($)      RESERVE ($)     RESERVE ($)      RESERVE ($)     RESERVE ($)    RESERVE ($)
-----   ------   -------------   --------------   --------------   -------------   --------------   ------------   -------------

28.02     43                 0           38,219                0               0           64,372          8,214               0
28.03     44                 0            1,250                0               0           98,113          5,985               0
28.04     45                 0           21,038                0               0           27,909          3,796               0
28.05     46                 0            5,813           26,125               0           41,559          4,202               0
  29      47                 0                0                0               0                0              0               0
  30      48                 0                0                0               0                0              0               0
  31      49            96,875                0                0               0                0              0               0
  32      50           400,000          400,000                0               0                0              0       1,000,000
  33      51                 0          400,000                0               0                0              0       1,000,000
  34      52                 0            7,375                0               0           41,842         32,791               0
  35      53           550,000                0                0               0                0              0               0
  36      54                 0                0                0               0                0              0               0
  37      55                 0           20,500                0               0          260,154         11,012          30,578
37.01    55.01
37.02    55.02
37.03    55.03
37.04    55.04
  38      56                 0                0                0               0                0              0               0
  39      57                 0           83,750                0               0           53,099          1,214               0
  40      58                 0                0                0               0           12,270              0               0
  41      59            38,750                0                0               0           50,262         20,902               0
  42      60                 0                0                0               0          271,649              0               0
  43      61                 0          100,625                0               0          117,023         16,572               0
  44      62           207,295          142,450                0               0          413,198         49,214               0
  45      63                 0                0                0               0                0              0               0
  46      64                 0                0                0               0          583,000         56,907               0
  47      65              0.00            8,675                0               0           95,565         56,443               0
  48      66           110,000           25,963                0         455,000          305,824              0       1,195,395
48.01    66.01
48.02    66.02
48.03    66.03
  49      67           253,225                0                0                                0              0               0
 49.01    67.01
49.02    67.02
49.03    67.03
49.04    67.04
  50      68           463,000           42,450                0               0          177,427          2,733               0
  51      69                 0                0          125,000               0                0              0         627,900
  52      70             9,688            4,750                0               0          136,722         46,800               0
52.01    70.01
52.02    70.02
52.03    70.03
  53      71                 0                0                0               0                0              0               0
  54      72                 0                0                0               0                0              0               0
  55      73             1,245            2,500                0               0                0          1,650               0
  56      74                 0                0                0               0                0              0               0
  57      75                 0            3,750                0               0           27,936         23,698         168,438
  58      76                 0                0                0               0                0              0               0
  59      77                 0           83,125                0         159,854           66,137         31,408       2,000,000
59.01    77.01
59.02    77.02
59.03    77.03
  60      78                 0                0                0               0                0          3,717               0
  61      79             3,706                0                0               0                0              0               0
  62      80             2,500                0          106,875         100,000           59,616              0               0
  63      81             1,239           13,438                0           3,840           57,824          4,939               0
  64      82                 0                0                0               0           12,504          1,065         347,194
  65      83                 0                0                0               0          206,959         43,516               0

  66      84                 0                0                0               0                0              0               0
  67      85             7,500                0                0               0           55,771         24,413         820,801

ANNEX A-1

                                                          MONTHLY ESCROW(14),(20)
                 ----------------------------------------------------------------------------------------------
ANNEX            MONTHLY CAPEX   MONTHLY ENVIR.   MONTHLY TI/LC   MONTHLY RE TAX   MONTHLY INS.   MONTHLY OTHER   SINGLE
ID #    LOAN #    RESERVE ($)      RESERVE ($)     RESERVE ($)      RESERVE ($)     RESERVE ($)    RESERVE ($)    TENANT
-----   ------   -------------   --------------   -------------   --------------   ------------   -------------   ------

28.02     43             4,500                0               0           10,729          1,369               0      No
28.03     44             3,396                0               0            8,919            998               0      No
28.04     45             2,000                0               0            4,651            633               0      No
28.05     46             2,689                0               0            8,312            700               0      No
  29      47                 0                0               0                0              0               0      Yes
  30      48             2,958                0          16,868           39,618          2,040               0      No
  31      49             1,587                0           6,250           12,625          3,134               0      No
  32      50             6,875                0               0           54,308          6,959               0      No
  33      51             8,250                0               0           54,842          8,268               0      No
  34      52             5,500                0               0           20,921          6,558               0      No
  35      53                 0                0               0           25,575          7,270               0      No
  36      54             7,167                                            44,937          6,880               0      No
  37      55                 0                0               0           43,359         11,012          30,578      No
37.01    55.01                                                                                                       No
37.02    55.02                                                                                                       No
37.03    55.03                                                                                                       No
37.04    55.04                                                                                                       No
  38      56             6,667                0               0           57,079         10,149               0      No
  39      57               574                0           4,102            8,850          1,214               0      No
  40      58             1,573                0           5,833           12,270              0               0      No
  41      59             1,643                0          12,500           16,754          1,900               0      No
  42      60                 0                0           8,333           45,275              0               0      No
  43      61             4,893                0               0           39,008          5,524               0      No
  44      62             8,667                0               0           45,911          8,202               0      No
  45      63                 0                0               0                0              0               0      No
  46      64             6,730                0               0           48,583          5,691               0      No
  47      65               982                0           5,610           31,855          3,786               0      No
  48      66             2,917                0               0           25,485              0               0      No
48.01    66.01                                                                                                       No
48.02    66.02                                                                                                       No
48.03    66.03                                                                                                       No
  49      67            10,583                0               0                0          8,467               0      No
 49.01    67.01                                                                                                      No
49.02    67.02                                                                                                       No
49.03    67.03                                                                                                       No
49.04    67.04                                                                                                       No
  50      68                 0                0               0           22,178          2,733               0      No
  51      69             1,850                0          12,500                0              0               0      Yes
  52      70             9,688                0               0           12,429          5,500               0      No
52.01    70.01                                                                                                       No
52.02    70.02                                                                                                       No
52.03    70.03                                                                                                       No
  53      71                 0                0               0                0              0               0      No
  54      72                 0                0               0                0              0               0      No
  55      73             1,245                0               0                0            275               0      Yes
  56      74             5,333                0               0            2,158          3,765               0      No
  57      75             2,542                0               0            6,984          2,628               0      No
  58      76                 0                0               0                0              0               0      No
  59      77             3,583                0               0            9,448          2,988               0      No
59.01    77.01                                                                                                       Yes
59.02    77.02                                                                                                       No
59.03    77.03                                                                                                       Yes
  60      78             3,200                0               0           15,225          3,717               0      No
  61      79                 0                0               0                0              0               0      No
  62      80                 0                0               0           15,000          1,935               0      No
  63      81             1,239                0           3,840            9,637          4,939               0      No
  64      82             1,293                0               0            2,501            107               0      No
  65      83             1,753                0           7,500           20,696          2,916               0      No

  66      84            11,467                0               0            1,205              0               0      No
  67      85             6,105                0               0           13,943          8,138               0      No

ANNEX A-1

                                                 LARGEST TENANT
                 ----------------------------------------------------------------------------
ANNEX                                                                                 LEASE
ID #    LOAN #   LARGEST TENANT                                        UNIT SIZE   EXPIRATION
-----   ------   --------------                                        ---------   ----------

28.02     43
28.03     44
28.04     45
28.05     46
  29      47     Experian Information Solutions                          292,700    10/15/10
  30      48     Allstate Insurance                                       88,123    07/31/09
  31      49     LAUSD                                                    15,266
  32      50
  33      51
  34      52
  35      53
  36      54
  37      55
37.01    55.01
37.02    55.02
37.03    55.03
37.04    55.04
  38      56
  39      57     Rhode Island Department of Environmental Management     125,000    07/07/16
  40      58     District of Columbia                                     34,500    02/28/10
  41      59     Liberia Intl                                             25,605    12/31/09
  42      60     SBS International of NY, Inc.                            20,400    09/30/09
  43      61
  44      62
  45      63
  46      64
  47      65     Nash Finch Company                                       65,284    09/30/20
  48      66
48.01    66.01   Winn-Dixie                                               41,849    12/17/06
48.02    66.02   Publix                                                   39,795    05/22/10
48.03    66.03   Publix                                                   39,795    11/28/09
  49      67
 49.01    67.01
49.02    67.02
49.03    67.03
49.04    67.04
  50      68
  51      69     Vanasse Hangen Brustlin, Inc.                            94,500    07/28/20
  52      70
52.01    70.01
52.02    70.02
52.03    70.03
  53      71     Brunswick                                                60,133    05/31/22
  54      72     Transplace                                               68,864    07/21/10
  55      73     Walmart                                                 149,429    01/31/17
  56      74
  57      75
  58      76
  59      77     Various                                                 Various    Various
59.01    77.01   GSA-IRS                                                  70,814    03/31/07
59.02    77.02   GSA                                                      49,496    08/08/07
59.03    77.03   PCI (Cardinal Health)                                    91,828    10/31/06
  60      78
  61      79
  62      80     C&A Liquor Investment Inc-Valley Foods                   22,082    08/31/20
  63      81     Burlington Coat Factory                                  61,060    12/14/07
  64      82     Kohl's                                                   88,408    01/31/25
  65      83     Shop N' Save                                             47,738    09/01/15

  66      84
  67      85

ANNEX A-1

                                      2nd LARGEST TENANT
                 -----------------------------------------------------
ANNEX                                                          LEASE
ID #    LOAN #   2ND LARGEST TENANT             UNIT SIZE   EXPIRATION
-----   ------   ------------------             ---------   ----------

28.02     43
28.03     44
28.04     45
28.05     46
  29      47
  30      48     Continential Casualty             24,899    02/28/08
  31      49     Rainbow Women's Retail            10,150    07/31/09
  32      50
  33      51
  34      52
  35      53
  36      54
  37      55
37.01    55.01
37.02    55.02
37.03    55.03
37.04    55.04
  38      56
  39      57     RI Quality Partners               13,399    10/31/08
  40      58     DC DMV/DPW                         9,986    12/31/11
  41      59     Navisite (BJK/Vienna)             25,140    12/31/09
  42      60     The Kraus Organization, Ltd.       6,800    09/30/08
  43      61
  44      62
  45      63
  46      64
  47      65     Aspen Athletic Clubs, LLC         36,000    07/31/18
  48      66
48.01    66.01   Family Dollar                      8,640    12/02/06
48.02    66.02   CVS                               10,356    05/11/10
48.03    66.03   Dockside Imports                  10,356    01/13/10
  49      67
 49.01    67.01
49.02    67.02
49.03    67.03
49.04    67.04
  50      68
  51      69
  52      70
52.01    70.01
52.02    70.02
52.03    70.03
  53      71     Pier One                           9,682    08/31/15
  54      72     S.C. Johnson & Son                18,897    01/31/09
  55      73
  56      74
  57      75
  58      76
  59      77     Various                          Various     Various
59.01    77.01
59.02    77.02   Fluidics                          33,405    10/31/08
59.03    77.03
  60      78
  61      79
  62      80     Rite Aid                          21,440    05/31/10
  63      81     Jo-Ann Fabrics                    38,088    12/31/17
  64      82     Kitchen Suppliers Inc.             5,005    05/31/15
  65      83     JoAnn's Fabric                    15,000    06/30/08

  66      84
  67      85

ANNEX A-1

                                       3RD LARGEST TENANT
                 -----------------------------------------------------------
ANNEX                                                                LEASE     ANNEX
ID #    LOAN #   3RD LARGEST TENANT                   UNIT SIZE   EXPIRATION   ID #    LOAN #
-----   ------   ------------------                   ---------   ----------   -----   ------

28.02     43                                                                   28.02     43
28.03     44                                                                   28.03     44
28.04     45                                                                   28.04     45
28.05     46                                                                   28.05     46
  29      47                                                                     29      47
  30      48     Metro West Appraisal                     9,059    01/31/09      30      48
  31      49     Mayfair Adult Daycare                    9,490    06/30/10      31      49
  32      50                                                                     32      50
  33      51                                                                     33      51
  34      52                                                                     34      52
  35      53                                                                     35      53
  36      54                                                                     36      54
  37      55                                                                     37      55
37.01    55.01                                                                 37.01    55.01
37.02    55.02                                                                 37.02    55.02
37.03    55.03                                                                 37.03    55.03
37.04    55.04                                                                 37.04    55.04
  38      56                                                                     38      56
  39      57     American Universal Insurance Inc.       12,726    01/31/09      39      57
  40      58     CVS of DC and VA Inc.                    7,500    06/30/08      40      58
  41      59     Alutiiq LLC                              9,162    03/31/10      41      59
  42      60     ORA-Metro                                4,856    09/30/07      42      60
  43      61                                                                     43      61
  44      62                                                                     44      62
  45      63                                                                     45      63
  46      64                                                                     46      64
  47      65     Gander Mountain LLC                     31,080    09/30/15      47      65
  48      66                                                                     48      66
48.01    66.01   Parrish Medical                          3,750    07/31/06    48.01    66.01
48.02    66.02   Brevard County Tax Collector             4,080    05/31/06    48.02    66.02
48.03    66.03   Woody's BBQ                              4,000    02/28/10    48.03    66.03
  49      67                                                                     49      67
 49.01    67.01                                                                49.01    67.01
49.02    67.02                                                                 49.02    67.02
49.03    67.03                                                                 49.03    67.03
49.04    67.04                                                                 49.04    67.04
  50      68                                                                     50      68
  51      69                                                                     51      69
  52      70                                                                     52      70
52.01    70.01                                                                 52.01    70.01
52.02    70.02                                                                 52.02    70.02
52.03    70.03                                                                 52.03    70.03
  53      71     Sleepys                                  5,222    02/28/11      53      71
  54      72     AR Democrat-Gazette                      5,152    12/31/09      54      72
  55      73                                                                     55      73
  56      74                                                                     56      74
  57      75                                                                     57      75
  58      76                                                                     58      76
  59      77                                                                     59      77
59.01    77.01                                                                 59.01    77.01
59.02    77.02                                                                 59.02    77.02
59.03    77.03                                                                 59.03    77.03
  60      78                                                                     60      78
  61      79                                                                     61      79
  62      80     Datrado- Value Center Thrift Store      15,000    02/27/08      62      80
  63      81     0                                                               63      81
  64      82                                                                     64      82
  65      83     Pet Supplies, Inc.                      15,000    07/31/15      65      83

  66      84                                                                     66      84
  67      85                                                                     67      85

ANNEX A-1

ANNEX
 ID #  LOAN #  SELLER  PROPERTY NAME                                 STREET ADDRESS
-----  ------  ------  --------------------------------------------  ------------------------------------------------

67.01   85.01          Oakwood Townhouses                            19700 14 Mile Road
67.02   85.02          Hillcrest Village Apartments                  1101 Fuller Avenue
  68      86    NCCI   Autumn Park                                   8400 West 108th Terrace
  69      87    IXIS   Howard Opera House                            155 Bank Street and 81-91 Church St.
  70      88    NCCI   Home Depot (Vernon Hills)                     493 North Milwaukee Avenue
  71      89    JPMCB  Alstom SA & Werner Holding Co. Industrial     300 Gap Way
  72      90    JPMCB  Precise Technology, Inc. - Buffalo Grove, IL  800 Corporate Grove Drive
  73      91     PNC   Auto Club Drive                               5225 Auto Club Drive
  74      92    JPMCB  Executive Park Interstate Center              1800 - 1870 North Corrington Avenue
  75      93     AIG   Columbus Commons                              Christopher Columbus Boulevard at Snyder Ave.
  76      94    NCCI   Gila Valley Plaza                             2019-2157 West U.S. Highway 70
  77      95     PNC   Lakeside Shopping Center                      1471-1651 West Whittier Boulevard
  78      96    NCCI   Allyne Parke                                  1001 North State Road 135
  79      97    JPMCB  Sterling Hills Apts                           1 Milligan Lane
  80      98    JPMCB  Philadelphia Airport Bus Center               Various
80.01   98.01          3751 Island Avenue                            3751 Island Avenue
80.02   98.02          7831 Bartram Ave.                             7831 Bartram Avenue
80.03   98.03          Phila. Airport Bus Center                     7821 Bartram Avenue
  81      99     EHY   Pottsgrove Townhomes                          201 Jay Street
  82     100    NCCI   Sixth & Sable Plaza                           14410-14480 East Sixth Avenue, 411-547
                                                                     Sable Boulevard, 14311- 14391 East Fourth Avenue
  83     101     PNC   Barnes & Noble                                6800 Orchard Lake Road
  84     102    IXIS   Rancho Pavilion                               702 - 725 Rancho Rd.
  85     103    JPMCB  HTA-North Bluff Estates                       660 Elm Creek Drive
  86     104    JPMCB  5185 MacArthur Boulevard                      5185 MacArthur Boulevard
  87     105    IXIS   Danforth Heights                              213-240 Danforth Street, 236-252A Spring Street,
                                                                     48 Salem Street, 21 School Street
  88     106    IXIS   Le Merigot Ground Lease                       1740 Ocean Avenue
  89     107     PNC   Hickory Ridge Apartments                      7150 Terra Vista Dr.
  90     108    IXIS   Foxhill Apartments                            1900 South Missouri Avenue
  91     109    JPMCB  Wanamaker                                     4351 Sunset Drive
  92     110     EHY   Shops at Riverplace                           10603 Ranch Road 2222
  93     111    JPMCB  South Lind Square                             445 Southwest 41st Street and 4150 Lind Avenue
                                                                     Southwest
  94     112     PNC   Westpark Office Building                      8461, 8471, 8501 & 8601 Turnpike Drive
  95     113    IXIS   Waterlick Plaza                               3412 Waterlick Road
  96     114     PNC   Summit Ridge Apartments                       6921 West Gore Boulevard
  97     115    NCCI   Casa de Flores                                701 East Lassen Avenue
  98     116    JPMCB  Wisconsin Apartment Portfolio                 Various
98.01  116.01          Westwood Apartments                           1701-1713 Elder Street
98.02  116.02          Pebble Place Apartments                       2701-2815 North University Drive
  99     117    JPMCB  Kroger Center Cypresswood                     10010 Cypresswood
 100     118     EHY   124 Hudson Street                             124 Hudson Street
 101     119    IXIS   Jefferson Corporate Center                    10901 West Toller Drive
 102     120     EHY   Eastwood Village                              3400 East 33rd Street
 103     121    NCCI   Costa Mesa Mobile Estates                     327 West Wilson Street
 104     122    IXIS   McCormick Ranch Center                        9318-9332 North 95th Way
 105     123    NCCI   Quail Meadows Apartments                      10201 Telephone Road
 106     124     EHY   53 Cardinal Drive                             53 Cardinal Drive
 107     125    NCCI   CVS - Scottsdale, AZ                          7552 Indian School Road
 108     126     EHY   Edgewood Plaza                                2250 Hanson Road
 109     127    JPMCB  York Value Center                             2142 South Queen Street
 110     128    JPMCB  Sunnycrest Chalet                             1925 Sunnycrest Drive
 111     129     PNC   707 West Sheridan Road Apartments             707 West Sheridan Rd
 112     130     PNC   Roeland Park Shopping Center I                4950 Roe Avenue
 113     131    JPMCB  One Stratford Park                            18383 Preston Road
 114     132    JPMCB  Arro Corp                                     10459 South Muskegon Avenue
 115     133     EHY   Aabacus Industrial Center                     3200 & 3280 West Sunset Road
 116     134     PNC   Best Western                                  1981 Terminal Way
 117     135     PNC   South Pointe Plaza                            1960 Stickney Road
 118     136    JPMCB  The Summit at The Ridges of Geneva East       400 South Edwards Boulevard
 119     137    JPMCB  Oak Cliff Crossing                            2130 East Ledbetter Road
 120     138    IXIS   Piney Branch Shopping Center                  8501 Piney Branch Road

ANNEX A-1

ANNEX                                                                     NUMBER OF    PROPERTY
 ID #  LOAN #  CITY             STATE  ZIP CODE  COUNTY                PROPERTIES(26)  TYPE
-----  ------  ---------------  -----  --------  --------------------  --------------  --------------------

67.01   85.01  Big Rapids         MI     49307   Mecosta                      1        Multifamily
67.02   85.02  Big Rapids         MI     49307   Mecosta                      1        Multifamily
  68      86   Overland Park      KS     66210   Johnson                      1        Multifamily
  69      87   Burlington         VT     05401   Chittenden                   1        Office
  70      88   Vernon Hills       IL     60061   Lake                         1        Retail
  71      89   Erlanger           KY     41018   Boone                        1        Industrial
  72      90   Buffalo Grove      IL     60089   Lake                         1        Industrial
  73      91   Dearborn           MI     48126   Wayne                        1        Office
  74      92   Kansas City        MO     64120   Jackson                      1        Industrial
  75      93   Philadelphia       PA     19148   Philadelphia                 1        Retail
  76      94   Thatcher           AZ     85546   Graham                       1        Retail
  77      95   La Habra           CA     90631   Orange                       1        Retail
  78      96   Greenwood          IN     46142   Johnson                      1        Retail
  79      97   Johnson City       TN     37601   Carter                       1        Multifamily
  80      98   Philadephia        PA     19153   Philadelphia                 3        Various
80.01   98.01  Philadephia        PA     19153   Philadelphia                 1        Office
80.02   98.02  Philadelphia       PA     19153   Philadelphia                 1        Industrial
80.03   98.03  Philidelphia       PA     19153   Philidelphia                 1        Industrial
  81      99   West Pottsgrove    PA     19464   Montgomery                   1        Multifamily
  82     100   Aurora             CO     80011   Arapahoe                     1        Retail

  83     101   West Bloomfield    MI     48322   Oakland                      1        Retail
  84     102   Las Vegas          NV     89107   Clark                        1        Retail
  85     103   Austin             TX     78744   Travis                       1        Manufactured Housing
  86     104   Washington         DC     20016   District of Columbia         1        Retail
  87     105   Portland           ME     04102   Cumberland                   1        Multifamily

  88     106   Santa Monica       CA     90401   Los Angeles                  1        Hotel
  89     107   Peoria             IL     61614   Peoria                       1        Multifamily
  90     108   Casper             WY     82609   Natrona                      1        Multifamily
  91     109   San Angelo         TX     76901   Tom Green                    1        Retail
  92     110   Austin             TX     78730   Travis                       1        Retail
  93     111   Renton             WA     98055   King                         1        Office

  94     112   Westminster        CO     80031   Adams                        1        Office
  95     113   Lynchburg          VA     24502   Campbell                     1        Retail
  96     114   Lawton             OK     73505   Comanche                     1        Multifamily
  97     115   Chico              CA     95973   Butte                        1        Manufactured Housing
  98     116   Waukesha           WI     53188   Waukesha                     2        Multifamily
98.01  116.01  Waukesha           WI     53188   Waukesha                     1        Multifamily
98.02  116.02  Waukesha           WI     53188   Waukesha                     1        Multifamily
  99     117   Houston            TX     77070   Harris                       1        Retail
 100     118   New York           NY     10013   New York                     1        Retail
 101     119   Littleton          CO     80127   Jefferson                    1        Office
 102     120   Des Moines         IA     50317   Polk                         1        Retail
 103     121   Costa Mesa         CA     92627   Orange                       1        Manufactured Housing
 104     122   Scottsdale         AZ     85258   Maricopa                     1        Office
 105     123   Houston            TX     77075   Harris                       1        Multifamily
 106     124   Westfield          NJ     07090   Union                        1        Office
 107     125   Scottsdale         AZ     85251   Maricopa                     1        Retail
 108     126   Edgewood           MD     21040   Harford                      1        Retail
 109     127   York               PA     17403   York                         1        Retail
 110     128   Fullerton          CA     92635   Orange                       1        Senior Housing
 111     129   Chicago            IL     60613   Cook                         1        Multifamily
 112     130   Roeland Park       KS     66202   Johnson                      1        Retail
 113     131   Dallas             TX     75252   Collin                       1        Office
 114     132   Chicago            IL     60608   Cook                         1        Industrial
 115     133   Las Vegas          NV     89118   Clark                        1        Industrial
 116     134   Reno               NV     89502   Washoe                       1        Hotel
 117     135   Sarasota           FL     34231   Sarasota                     1        Retail
 118     136   Lake Geneva        WI     53147   Walworth                     1        Multifamily
 119     137   Dallas             TX     75216   Dallas                       1        Retail
 120     138   Silver Spring      MD     20901   Montgomery                   1        Retail

ANNEX A-1

ANNEX          PROPERTY                               YEAR                 UNIT OF                 OCCUPANCY
 ID #  LOAN #  SUBTYPE                 YEAR BUILT  RENOVATED  UNITS(23)    MEASURE    OCCUPANCY %     DATE
-----  ------  ----------------------  ----------  ---------  ---------  -----------  -----------  ---------

67.01   85.01  Garden                     2004        2005          336      Beds        95.2       09/01/05
67.02   85.02  Garden                     1969        2002          140     Units        97.9       09/15/05
  68      86   Garden                     1973        2001          232     Units        93.1       08/29/05
  69      87   Suburban                   1895        1991       69,261  Square Feet     100.0      06/23/05
  70      88   Anchored                   1993          0       111,400  Square Feet     100.0      10/03/05
  71      89   Warehouse/Distribution     1979        1993      690,000  Square Feet     100.0      09/01/05
  72      90   Flex                       1993          0       264,695  Square Feet     100.0      09/30/05
  73      91   Suburban                   1982        2002       71,900  Square Feet     100.0      10/01/05
  74      92   Warehouse/Distribution     2000          0       173,090  Square Feet     100.0      10/31/05
  75      93   Shadow Anchored            2004         N/A       46,505  Square Feet     100.0      09/16/05
  76      94   Anchored                   1980        2003      124,895  Square Feet     96.9       04/29/05
  77      95   Anchored                   1958        2005       66,821  Square Feet     95.0       10/19/05
  78      96   Anchored                   2003          0        91,416  Square Feet     88.6       10/17/05
  79      97   Garden                     1988        2002          216     Units        94.4       10/20/05
  80      98   Various                   Various     Various     91,879  Square Feet     95.7       11/14/05
80.01   98.01  Suburban                   1986          0        30,022  Square Feet     97.2       11/14/05
80.02   98.02  Flex                       2001          0        30,000  Square Feet     100.0      11/14/05
80.03   98.03  Flex                       1987        2003       31,857  Square Feet     90.1       11/14/05
  81      99   Garden                     1971        1997          116     Units        95.7       08/16/05
  82     100   Anchored                   1987          0       144,296  Square Feet     88.6       07/01/05

  83     101   Anchored                   1976        1994       42,625  Square Feet     100.0      09/01/05
  84     102   Unanchored                 1965        2005       74,740  Square Feet     97.2       07/15/05
  85     103   Manufactured Housing       1972          0           274     Pads         96.0       08/25/05
  86     104   Anchored                   1968        1998       42,737  Square Feet     100.0      11/01/05
  87     105   Garden                     1972        2005          166     Units        100.0      08/31/05

  88     106   Full Service                 0           0        65,234  Square Feet      NAP          NAP
  89     107   Garden                     1978          0           204     Units        91.2       10/11/05
  90     108   Garden                     1982          0           304     Units        100.0      07/31/05
  91     109   Anchored                   2005          0        95,915  Square Feet     100.0      06/16/05
  92     110   Unanchored                 2005          0        30,286  Square Feet     100.0      10/12/05
  93     111   Suburban                   1987          0       113,495  Square Feet     100.0      08/01/05

  94     112   Suburban                   1986        2002       80,034  Square Feet     87.2       10/10/05
  95     113   Anchored                   1973        1998       98,694  Square Feet     96.3       07/18/05
  96     114   Garden                     2004          0           168     Units        89.9       08/04/05
  97     115   Manufactured Housing       1973        1998          309     Pads         99.7       09/01/05
  98     116   Garden                    Various     Various        144     Units                   11/01/05
98.01  116.01  Garden                     1973        1999           72     Units        95.8       11/01/05
98.02  116.02  Garden                     1973        1985           72     Units        97.2       11/01/05
  99     117   Shadow Anchored            1995        2001       34,730  Square Feet     85.8       11/01/05
 100     118   Unanchored                 2001          0        11,830  Square Feet     100.0      09/16/05
 101     119   Suburban                   2000          0        69,135  Square Feet     79.6       10/01/05
 102     120   Anchored                   1990        1997       96,265  Square Feet     93.2       08/01/05
 103     121   Manufactured Housing       1948        1986          113     Pads         94.7       09/14/05
 104     122   Suburban                   1987        2004       74,784  Square Feet     86.8       11/05/05
 105     123   Garden                     1969        2005          356     Units        87.1       04/30/05
 106     124   Suburban                   1988          0        48,104  Square Feet     100.0      10/21/05
 107     125   Anchored                   2004          0        13,813  Square Feet     100.0      03/01/05
 108     126   Anchored                   1973        1999       74,086  Square Feet     90.1       08/16/05
 109     127   Anchored                   1970        2000      106,155  Square Feet     100.0      09/01/05
 110     128   Independent Living         1988        2000          130     Units        100.0      09/01/05
 111     129   Garden                     1972          0           143     Units        98.6       10/19/05
 112     130   Anchored                   2005          0        85,282  Square Feet     91.4       10/01/05
 113     131   CBD                        1986          0        92,513  Square Feet     98.8       11/07/05
 114     132   Warehouse/Distribution     1968        2003      203,932  Square Feet     100.0      08/03/05
 115     133   Flex                       2005          0        56,452  Square Feet     100.0      09/01/05
 116     134   Full Service               1981        2005          270  # of Rooms      72.4       07/31/05
 117     135   Unanchored                 1958        1997       36,709  Square Feet     100.0      10/01/05
 118     136   Garden                     2000          0            96     Units        97.9       10/17/05
 119     137   Anchored                   1996          0        60,260  Square Feet     100.0      09/21/05
 120     138   Unanchored                 1950        1985       27,121  Square Feet     93.1       08/09/05

ANNEX A-1

                                                                                      ORIGINAL
ANNEX               APPRAISED      APPRAISAL    CURRENT           ORIGINAL             BALANCE
 ID #  LOAN #  VALUE ($)(17),(22)   DATE(17)  LTV % (16)  BALANCE ($)(2),(18),(19)  PER UNIT ($)(16)
-----  ------  ------------------  ---------  ----------  ------------------------  ----------------

67.01   85.01           9,750,000   09/27/05                             7,800,000            23,214
67.02   85.02           4,700,000   09/26/05                             3,760,000            26,857
  68      86           14,700,000   07/13/05     78.2                   11,500,000            49,569
  69      87           16,700,000   07/07/05     66.4                   11,100,000               160
  70      88           14,300,000   09/06/05     77.5                   11,080,000                99
  71      89           16,600,000   09/20/05     64.8                   10,750,000                16
  72      90           17,900,000   09/29/05     58.7                   10,500,000                40
  73      91           12,900,000   09/12/05     79.4                   10,250,000               143
  74      92           12,000,000   11/01/05     80.0                    9,600,000                55
  75      93           12,200,000   03/10/05     77.7                    9,550,000               205
  76      94           11,775,000   07/05/05     79.8                    9,400,000                75
  77      95           12,600,000   07/30/05     69.8                    8,800,000               132
  78      96           13,800,000   07/05/05     63.4                    8,750,000                96
  79      97           10,900,000   09/20/05     79.8                    8,700,000            40,278
  80      98           10,900,000   10/01/05     79.6                    8,680,000                94
80.01   98.01           4,700,000   10/01/05                             3,742,753               125
80.02   98.02           2,500,000   10/01/05                             1,990,825                66
80.03   98.03           3,700,000   10/01/05                             2,946,422                92
  81      99           11,000,000   09/23/05     78.6                    8,650,000            74,569
  82     100           10,950,000   08/09/05     78.1                    8,560,000                59

  83     101           11,200,000   09/30/05     74.7                    8,365,000               196
  84     102           11,350,000   08/25/05     73.1                    8,300,000               111
  85     103           10,210,000   10/18/05     79.8                    8,150,000            29,745
  86     104           10,300,000   10/25/05     77.7                    8,000,000               187
  87     105           11,140,000   09/15/05     71.7                    8,000,000            48,193

  88     106           31,000,000   11/01/05     25.5                    7,896,000               121
  89     107            9,500,000   09/20/05     80.0                    7,600,000            37,255
  90     108           10,600,000   08/23/05     71.3                    7,560,000            24,868
  91     109           11,050,000   08/15/06     67.9                    7,500,000                78
  92     110            9,400,000   09/19/05     79.7                    7,500,000               248
  93     111           15,250,000   08/18/05     47.9                    7,300,000                64

  94     112           10,400,000   08/10/05     69.6                    7,234,000                90
  95     113            9,100,000   06/24/05     79.1                    7,200,000                73
  96     114            9,700,000   05/10/05     73.0                    7,100,000            42,262
  97     115           11,250,000   09/01/05     62.2                    7,000,000            22,654
  98     116           10,000,000   10/01/05     69.0                    6,900,000            47,917
98.01  116.01           4,380,000   10/01/05                             2,925,000            40,625
98.02  116.02           5,620,000   10/01/05                             3,975,000            55,208
  99     117            8,600,000   10/09/05     80.0                    6,880,000               198
 100     118            9,550,000   08/01/05     72.0                    6,875,000               581
 101     119            9,100,000   10/07/05     71.4                    6,500,000                94
 102     120            8,500,000   08/11/05     76.5                    6,500,000                68
 103     121           11,330,000   08/23/05     57.2                    6,500,000            57,522
 104     122            9,500,000   10/10/05     65.8                    6,250,000                84
 105     123            8,300,000   04/18/05     73.7                    6,200,000            17,416
 106     124            8,200,000   10/04/05     74.4                    6,100,000               127
 107     125            8,500,000   09/07/05     71.7                    6,100,000               442
 108     126            7,600,000   07/28/05     78.9                    6,000,000                81
 109     127            8,100,000   10/17/05     74.1                    6,000,000                57
 110     128           11,900,000                50.4                    6,000,000            46,154
 111     129           14,000,000   10/07/05     42.9                    6,000,000            41,958
 112     130            7,500,000   01/01/07     79.4                    5,954,000                70
 113     131            7,800,000   09/30/05     75.0                    5,850,000                63
 114     132            8,200,000   09/21/05     70.0                    5,740,000                28
 115     133            7,340,000   09/01/05     76.3                    5,600,000                99
 116     134            8,300,000   09/01/05     67.5                    5,600,000            20,741
 117     135            7,000,000   05/19/05     80.0                    5,600,000               153
 118     136            8,450,000   10/06/05     65.1                    5,500,000            57,292
 119     137            6,750,000   06/14/05     80.0                    5,400,000                90
 120     138            6,800,000   08/26/05     78.3                    5,325,000               196

ANNEX A-1

                                    CURRENT                     LOAN     % OF     % OF
ANNEX             CURRENT           BALANCE      % OF INITIAL   GROUP    LOAN     LOAN      CROSSED       RELATED
 ID #  LOAN #  BALANCE ($)(2)  PER UNIT ($)(16)  POOL BALANCE  1 OR 2  GROUP 1  GROUP 2  LOAN (3),(26)  BORROWER(4)
-----  ------  --------------  ----------------  ------------  ------  -------  -------  -------------  -----------

67.01   85.01    7,800,000.00            23,214
67.02   85.02    3,760,000.00            26,857
  68      86    11,500,000.00            49,569      0.27%        1     0.31%
  69      87    11,088,202.72               160      0.26%        1     0.30%
  70      88    11,080,000.00                99      0.26%        1     0.30%
  71      89    10,750,000.00                16      0.26%        1     0.29%
  72      90    10,500,000.00                40      0.25%        1     0.28%
  73      91    10,238,822.94               142      0.24%        1     0.27%
  74      92     9,600,000.00                55      0.23%        1     0.26%
  75      93     9,482,766.25               204      0.23%        1     0.25%
  76      94     9,400,000.00                75      0.22%        1     0.25%
  77      95     8,800,000.00               132      0.21%        1     0.24%
  78      96     8,750,000.00                96      0.21%        1     0.23%                                 L
  79      97     8,700,000.00            40,278      0.21%        1     0.23%
  80      98     8,680,000.00                94      0.21%        1     0.23%
80.01   98.01    3,742,753.00               125
80.02   98.02    1,990,825.00                66
80.03   98.03    2,946,422.00                92
  81      99     8,650,000.00            74,569      0.21%        2              1.91%
  82     100     8,550,542.12                59      0.20%        1     0.23%

  83     101     8,365,000.00               196      0.20%        1     0.22%
  84     102     8,300,000.00               111      0.20%        1     0.22%
  85     103     8,150,000.00            29,745      0.19%        1     0.22%                                 H
  86     104     8,000,000.00               187      0.19%        1     0.21%
  87     105     7,983,105.19            48,091      0.19%        2              1.76%

  88     106     7,896,000.00               121      0.19%        1     0.21%
  89     107     7,600,000.00            37,255      0.18%        2              1.68%                        I
  90     108     7,560,000.00            24,868      0.18%        2              1.67%
  91     109     7,500,000.00                78      0.18%        1     0.20%
  92     110     7,491,974.44               247      0.18%        1     0.20%                                 K
  93     111     7,300,000.00                64      0.17%        1     0.20%

  94     112     7,234,000.00                90      0.17%        1     0.19%
  95     113     7,200,000.00                73      0.17%        1     0.19%
  96     114     7,084,877.67            42,172      0.17%        2              1.56%
  97     115     7,000,000.00            22,654      0.17%        2              1.54%
  98     116     6,900,000.00            47,917      0.16%        2              1.52%
98.01  116.01    2,925,000.00            40,625
98.02  116.02    3,975,000.00            55,208
  99     117     6,880,000.00               198      0.16%        1     0.18%
 100     118     6,875,000.00               581      0.16%        1     0.18%
 101     119     6,500,000.00                94      0.15%        1     0.17%
 102     120     6,500,000.00                68      0.15%        1     0.17%
 103     121     6,486,067.15            57,399      0.15%        2              1.43%                        G
 104     122     6,250,000.00                84      0.15%        1     0.17%
 105     123     6,113,307.48            17,172      0.15%        2              1.35%
 106     124     6,100,000.00               127      0.15%        1     0.16%
 107     125     6,093,655.35               441      0.15%        1     0.16%
 108     126     6,000,000.00                81      0.14%        1     0.16%
 109     127     6,000,000.00                57      0.14%        1     0.16%
 110     128     6,000,000.00            46,154      0.14%        1     0.16%
 111     129     6,000,000.00            41,958      0.14%        2              1.32%                        I
 112     130     5,954,000.00                70      0.14%        1     0.16%
 113     131     5,850,000.00                63      0.14%        1     0.16%
 114     132     5,740,000.00                28      0.14%        1     0.15%
 115     133     5,600,000.00                99      0.13%        1     0.15%
 116     134     5,600,000.00            20,741      0.13%        1     0.15%
 117     135     5,600,000.00               153      0.13%        1     0.15%
 118     136     5,500,000.00            57,292      0.13%        2              1.21%
 119     137     5,400,000.00                90      0.13%        1     0.14%
 120     138     5,325,000.00               196      0.13%        1     0.14%

ANNEX A-1

                                         NET
ANNEX            INTEREST    ADMIN.    MORTGAGE                     MONTHLY DEBT      ANNUAL DEBT                     FIRST
 ID #  LOAN #     RATE %      FEE %   RATE %(5)  ACCRUAL TYPE  SERVICE ($) (6),(24)  SERVICE ($)(7)  NOTE DATE  PAYMENT DATE (14)
-----  ------  -----------  --------  ---------  ------------  --------------------  --------------  ---------  -----------------

67.01   85.01
67.02   85.02
  68      86     5.140000   0.020300   5.119700    Actual/360        62,722.18         752,666.16     09/01/05       10/11/05
  69      87     5.656000   0.020300   5.635700    Actual/360        64,115.28         769,383.36     10/11/05       12/01/05
  70      88     5.580000   0.020300   5.559700    Actual/360        52,237.58         626,850.96     10/13/05       12/11/05
  71      89     5.180000   0.020300   5.159700    Actual/360        63,975.95         767,711.40     11/15/05       01/01/06
  72      90     5.710000   0.020300   5.689700    Actual/360        73,479.20         881,750.40     11/18/05       01/01/06
  73      91     5.520000   0.070300   5.449700    Actual/360        58,327.06         699,924.72     10/17/05       12/01/05
  74      92     5.350000   0.020300   5.329700    Actual/360        53,607.71         643,292.52     11/03/05       01/01/06
  75      93     5.570000   0.020300   5.549700    Actual/360        54,644.02         655,728.21     04/14/05       06/01/05
  76      94     5.270000   0.020300   5.249700    Actual/360        52,023.65         624,283.80     08/15/05       10/11/05
  77      95     5.020000   0.070300   4.949700    Actual/360        47,347.93         568,175.16     10/20/05       12/01/05
  78      96     5.720000   0.020300   5.699700    Actual/360        61,282.54         735,390.48     11/18/05       01/11/06
  79      97     6.000000   0.110300   5.889700    Actual/360        44,104.17         529,250.04     11/07/05       01/01/06
  80      98     5.290000   0.070300   5.219700    Actual/360        48,146.56         577,758.72     10/28/05       12/01/05
80.01   98.01
80.02   98.02
80.03   98.03
  81      99     5.710000   0.020300   5.689700    Actual/360        50,259.47         603,113.64     11/30/05       01/11/06
  82     100     5.450000   0.020300   5.429700    Actual/360        48,334.55         580,014.60     10/21/05       12/11/05

  83     101     5.180000   0.040300   5.139700    Actual/360        45,829.83         549,957.96     11/10/05       01/01/06
  84     102     5.421200   0.020300   5.400900    Actual/360        48,067.32         576,807.84     10/19/05       12/07/05
  85     103     5.404700   0.020300   5.384400    Actual/360        45,788.67         549,464.04     12/09/05       02/01/06
  86     104     5.610000   0.020300   5.589700    Actual/360        45,976.78         551,721.36     12/03/05       02/01/06
  87     105     5.340000   0.020300   5.319700    Actual/360        44,623.30         535,479.60     10/06/05       11/07/05

  88     106     4.970500   0.020300   4.950200    Actual/360        33,160.14         397,921.66     11/29/05       01/05/06
  89     107     5.400000   0.040300   5.359700    Actual/360        42,676.34         512,116.08     11/07/05       01/01/06
  90     108     5.720000   0.020300   5.699700    Actual/360        43,974.14         527,689.68     10/31/05       12/05/05
  91     109     5.440000   0.070300   5.369700    Actual/360        42,302.27         507,627.24     12/14/05       02/01/06
  92     110     5.620000   0.020300   5.599700    Actual/360        43,150.56         517,806.72     10/21/05       12/11/05
  93     111     5.350000   0.020300   5.329700    Actual/360        40,764.20         489,170.40     12/01/05       01/01/06

  94     112     5.560000   0.080300   5.479700    Actual/360        41,346.59         496,159.08     10/21/05       12/01/05
  95     113     5.825000   0.080300   5.744700    Actual/360        42,360.91         508,330.92     07/29/05       09/05/05
  96     114     5.300000   0.090300   5.209700    Actual/360        39,426.63         473,119.56     09/29/05       11/01/05
  97     115     5.230000   0.020300   5.209700    Actual/360        38,567.59         462,811.08     10/18/05       12/11/05
  98     116     5.450000   0.070300   5.379700    Actual/360        31,772.74         381,272.88     11/18/05       01/01/06
98.01  116.01
98.02  116.02
  99     117     5.640000   0.020300   5.619700    Actual/360        39,670.34         476,044.08     11/22/05       01/01/06
 100     118     5.165000   0.020300   5.144700    Actual/360        37,602.86         451,234.32     09/16/05       11/11/05
 101     119     5.805000   0.020300   5.784700    Actual/360        38,159.65         457,915.80     11/21/05       01/05/06
 102     120     5.370000   0.020300   5.349700    Actual/360        36,377.87         436,534.44     08/31/05       10/11/05
 103     121     5.270000   0.020300   5.249700    Actual/360        35,973.80         431,685.60     09/19/05       11/11/05
 104     122     5.730000   0.020300   5.709700    Actual/360        36,393.93         436,727.16     11/28/05       01/05/06
 105     123     5.200000   0.080300   5.119700    Actual/360        41,605.35         499,264.20     05/19/05       07/01/05
 106     124     5.600000   0.020300   5.579700    Actual/360        35,018.82         420,225.84     11/30/05       01/11/06
 107     125     5.770000   0.020300   5.749700    Actual/360        35,675.48         428,105.76     10/18/05       12/11/05
 108     126     5.340000   0.020300   5.319700    Actual/360        33,467.47         401,609.64     09/27/05       11/11/05
 109     127     5.630000   0.080300   5.549700    Actual/360        34,558.33         414,699.96     11/21/05       01/01/06
 110     128     5.200000   0.020300   5.179700    Actual/360        32,946.65         395,359.80     12/01/05       01/01/06
 111     129     5.150000   0.090300   5.059700    Actual/360        32,761.57         393,138.84     11/07/05       01/01/06
 112     130     5.350000   0.090300   5.259700    Actual/360        33,247.95         398,975.40     11/10/05       01/01/06
 113     131     5.760000   0.060300   5.699700    Actual/360        34,176.18         410,114.16     11/15/05       01/01/06
 114     132     5.450000   0.080300   5.369700    Actual/360        35,077.43         420,929.16     10/19/05       12/01/05
 115     133     5.610000   0.020300   5.589700    Actual/360        32,183.74         386,204.88     11/30/05       01/11/06
 116     134     5.920000   0.040300   5.879700    Actual/360        33,287.35         399,448.20     10/26/05       12/01/05
 117     135     5.880000   0.040300   5.839700    Actual/360        33,144.01         397,728.12     11/28/05       01/01/06
 118     136     5.210000   0.070300   5.139700    Actual/360        24,210.82         290,529.84     11/16/05       01/01/06
 119     137     5.270000   0.070300   5.199700    Actual/360        29,885.93         358,631.16     10/03/05       12/01/05
 120     138     5.361300   0.020300   5.341000    Actual/360        29,773.00         357,276.00     10/04/05       11/05/05

ANNEX A-1

ANNEX                                                             PAYMENT   GRACE   MATURITY/
 ID #  LOAN #  REM. TERM  REM. AMORT  I/O PERIOD (8)  SEASONING  DUE DATE  PERIOD  ARD DATE(9)  ARD LOAN
-----  ------  ---------  ----------  --------------  ---------  --------  ------  -----------  --------

67.01   85.01
67.02   85.02
  68      86      117         360           60            3         11        0      09/11/15      No
  69      87      119         359            0            1          1        5      11/01/15      No
  70      88      119          0            120           1         11        0      11/11/15      Yes
  71      89      84          300            0            0          1       10      12/01/12      No
  72      90      240         240            0            0          1       10      12/01/25      No
  73      91      119         359            0            1          1        5      11/01/15      No
  74      92      120         360            0            0          1        7      12/01/15      No
  75      93      113         353            0            7          1        0      05/01/15      No
  76      94      117         360           60            3         11        0      09/11/15      Yes
  77      95      119         360           36            1          1        5      11/01/15      No
  78      96      240         240            0            0         11        0      12/11/25      No
  79      97      60           0            60            0          1        7      12/01/10      No
  80      98      119         360           60            1          1        7      11/01/15      No
80.01   98.01
80.02   98.02
80.03   98.03
  81      99      120         360            0            0         11        0      12/11/15      No
  82     100      119         359            0            1         11        0      11/11/15      No

  83     101      120         360           36            0          1        5      12/01/15      No
  84     102      119         336           60            1          7        0      11/07/15      No
  85     103      120         360           60            0          1        7      01/01/16      No
  86     104      120         360           36            0          1        7      01/01/16      No
  87     105      118         358            0            2          7        0      10/07/15      No

  88     106      120          0            120           0          5        0      12/05/15      No
  89     107      120         360            0            0          1        5      12/01/15      No
  90     108      119         360           36            1          5        0      11/05/15      No
  91     109      120         360            0            0          1        7      01/01/16      No
  92     110      119         359            0            1         11        0      11/11/15      No
  93     111      120         360            0            0          1        7      12/01/15      No

  94     112      119         360           36            1          1        5      11/01/15      No
  95     113      116         360           24            4          5        0      08/05/15      No
  96     114      118         358            0            2          1        5      10/01/15      No
  97     115      119         360           24            1         11        0      11/11/15      No
  98     116      120          0            120           0          1        7      12/01/15      No
98.01  116.01
98.02  116.02
  99     117      120         360           60            0          1        7      12/01/15      No
 100     118      118         360           36            2         11        0      10/11/15      No
 101     119      120         360            0            0          5        0      12/05/15      No
 102     120      141         360           36            3         11        0      09/11/17      No
 103     121      118         358            0            2         11        0      10/11/15      No
 104     122      120         360           24            0          5        0      12/05/15      No
 105     123      114         234            0            6          1       10      06/01/15      No
 106     124      120         360            0            0         11        0      12/11/15      No
 107     125      179         359            0            1         11        0      11/11/20      No
 108     126      118         360           60            2         11        0      10/11/15      No
 109     127      144         360            0            0          1        7      12/01/17      No
 110     128      120         360            0            0          1        7      12/01/15      No
 111     129      120         360            0            0          1        5      12/01/15      No
 112     130      120         360            0            0          1        5      12/01/15      No
 113     131      120         360           36            0          1       10      12/01/15      No
 114     132      119         300           24            1          1        7      11/01/15      No
 115     133      120         360           36            0         11        0      12/11/15      No
 116     134      119         360           12            1          1        5      11/01/15      No
 117     135      120         360            0            0          1        5      12/01/15      No
 118     136      120          0            120           0          1        7      12/01/15      No
 119     137      119         360           24            1          1        7      11/01/15      No
 120     138      118         360           24            2          5        0      10/05/15      No

ANNEX A-1

                                                                               REMAINING
ANNEX            FINAL       MATURITY/ARD           MATURITY                  PREPAYMENT
 ID #  LOAN #  MAT DATE  BALANCE ($) (2),(10)  LTV %(1),(10),(16)   PROVISION (PAYMENTS)(11), (32)
-----  ------  --------  --------------------  ------------------  --------------------------------

67.01   85.01                  6,852,147
67.02   85.02                  3,303,086
  68      86                  10,627,847              72.3                L(24),Def(90),O(3)
  69      87      NAP          9,315,210              55.8                L(24),Def(92),O(3)
  70      88   11/11/35       11,080,000              77.5                L(24),Def(92),O(3)
  71      89                   9,039,101              54.5                L(24),Def(57),O(3)
  72      90                     223,638              1.2                L(24),Def(191),O(25)
  73      91                   8,566,047              66.4                L(35),Def(80),O(4)
  74      92                   7,980,953              66.5                L(24),Def(92),O(4)
  75      93                   7,995,255              65.5                L(24),Def(85),O(4)
  76      94   09/11/25        8,703,768              73.9                L(24),Def(90),O(3)
  77      95                   7,792,067              61.8                L(35),Def(80),O(4)
  78      96                     186,996              1.4                L(24),Def(213),O(3)
  79      97                   8,700,000              79.8                L(24),Def(32),O(4)
  80      98                   8,039,378              73.8                L(24),Def(91),O(4)
80.01   98.01                  3,466,521
80.02   98.02                  1,843,893
80.03   98.03                  2,728,963
  81      99                   7,271,630              66.1                L(24),Def(95),O(1)
  82     100                   7,138,173              65.2                L(24),Def(92),O(3)

  83     101                   7,432,736              66.4                L(36),Def(80),O(4)
  84     102      NAP          7,609,002              67.0                L(24),Def(92),O(3)
  85     103                   7,560,973              74.1                L(23),Def(93),O(4)
  86     104                   7,171,907              69.6                L(23),Def(93),O(4)
  87     105      NAP          6,648,841              59.7                L(24),Def(90),O(4)

  88     106      NAP          7,896,000              25.5                L(24),Def(92),O(4)
  89     107                   6,328,184              66.6                L(36),Def(80),O(4)
  90     108      NAP          6,792,595              64.1                L(24),Def(92),O(3)
  91     109                   6,252,153              56.6                L(23),Def(93),O(4)
  92     110                   6,287,145              66.9                L(24),Def(94),O(1)
  93     111                   6,068,849              39.8                L(24),Def(92),O(4)

  94     112                   6,478,702              62.3                L(35),Def(80),O(4)
  95     113      NAP          6,355,985              69.8                L(24),Def(89),O(3)
  96     114                   5,893,393              60.8                L(34),Def(80),O(4)
  97     115                   6,091,709              54.1                L(24),Def(92),O(3)
  98     116                   6,900,000              69.0                L(24),Def(92),O(4)
98.01  116.01                  2,925,000
98.02  116.02                  3,975,000
   99     117                  6,404,301              74.5                L(24),Def(92),O(4)
 100     118                   6,106,917              63.9         L(24),DeforGrtrofYMor1%(90),O(4)
 101     119      NAP          5,479,920              60.2                  YM(116),O(4)
 102     120                   5,544,827              65.2                L(24),Def(113),O(4)
 103     121                   5,390,230              47.6                L(24),Def(91),O(3)
 104     122      NAP          5,505,009              57.9                L(24),Def(92),O(4)
 105     123                   3,938,802              47.5                L(24),Def(87),O(3)
 106     124                   5,110,792              62.3                L(24),Def(95),O(1)
 107     125                   4,399,475              51.8                L(24),Def(152),O(3)
 108     126                   5,561,407              73.2                L(24),Def(93),O(1)
 109     127                   4,763,050              58.8                L(24),Def(113),O(7)
 110     128                   4,964,407              41.7                L(24),Def(92),O(4)
 111     129                   4,956,454              35.4                L(36),Def(80),O(4)
 112     130                   4,949,853              66.0                L(36),Def(80),O(4)
 113     131                   5,260,617              67.4                L(24),Def(92),O(4)
 114     132                   4,701,052              57.3                L(24),Def(91),O(4)
 115     133                   5,020,631              68.4                L(24),Def(95),O(1)
 116     134                   4,848,695              58.4             L(58),Grtr1%orYM(58),O(3)
 117     135                   4,731,766              67.6                L(36),Def(80),O(4)
 118     136                   5,500,000              65.1                L(24),Def(92),O(4)
 119     137                   4,703,950              69.7                L(24),Def(91),O(4)
 120     138      NAP          4,649,283              68.4                L(24),Def(91),O(3)

ANNEX A-1

ANNEX                                      MOST RECENT  MOST RECENT                          UW (1),(12),(16),
 ID #  LOAN #  2003 NOI ($)  2004 NOI ($)    NOI ($)      NOI DATE   UW NOI ($)  UW NCF ($)    (21) DSCR (X)    TITLE TYPE  PML %
-----  ------  ------------  ------------  -----------  -----------  ----------  ----------  -----------------  ---------  -----

67.01   85.01                                  510,714     12/31/05     691,733     666,533                        Fee
67.02   85.02       372,760       262,604      315,980     07/30/05     389,736     341,716                        Fee
  68      86        887,409       878,597      942,680     07/31/05     971,249     913,249  1.21                  Fee
  69      87        957,587       947,694      940,303     05/31/05   1,061,855     977,017  1.27                  Fee
  70      88        855,552       871,984                               838,182     827,042  1.32                  Fee
  71      89                                                          1,267,750   1,082,950  1.41                  Fee
  72      90                                                          1,355,525   1,304,800  1.48                  Fee
  73      91        398,965       583,144      996,692     07/31/05   1,147,257   1,054,783  1.51                  Fee
  74      92        821,680       723,432      922,358     08/31/05     854,758     816,379  1.27                  Fee
  75      93              0             0            0          NAP     870,985     844,196  1.29                  Fee
  76      94                      567,223      806,240     06/30/05     870,908     820,110  1.31                  Fee
  77      95                      405,329      434,105     08/31/05     854,956     806,588  1.42                  Fee      18.0
  78      96        731,680       768,187      762,459     06/30/05   1,092,085   1,027,323  1.40                  Fee
  79      97        678,178       742,274      783,298     09/30/05     797,778     748,098  1.41                  Fee
  80      98        765,956       864,365      912,740     09/30/05     889,047     809,705  1.40                  Fee
80.01   98.01       366,995       406,204      386,229     09/30/05     388,830     353,104                        Fee
80.02   98.02       101,471       189,324      182,551     09/30/05     185,462     169,562                        Fee
80.03   98.03       297,490       268,837      343,960     09/30/05     314,754     287,039                        Fee
  81      99        464,031       480,406      607,946     08/31/05     753,793     724,793  1.20                  Fee
  82     100        955,358       984,169      921,641     05/31/05     852,761     780,130  1.35                  Fee

  83     101                                                            745,214     699,555  1.27                  Fee
  84     102        309,477       533,805      625,720     07/31/05     785,927     733,654  1.27                  Fee
  85     103                      634,226      667,703     08/31/05     705,302     691,602  1.26                  Fee
  86     104        629,477       572,796      643,113     12/31/05     713,414     662,224  1.20                  Fee
  87     105        549,164       590,312      561,497     06/30/05     786,010     744,510  1.39                  Fee

  88     106                                                          1,316,000   1,316,000  3.31                  Fee
  89     107        353,898       391,767      566,323     09/30/05     749,972     698,972  1.36                  Fee
  90     108        673,448       718,578      733,931     09/30/05     709,945     633,945  1.20                  Fee
  91     109                                                            715,898     658,349  1.30                  Fee
  92     110                                                            656,741     621,625  1.20                  Fee
  93     111      1,305,877     1,186,813    1,212,015     08/31/05   1,003,960     881,385  1.80                  Fee      16.0

  94     112        579,351       738,249      836,343     09/30/05     760,982     652,962  1.32                  Fee
  95     113        629,086       684,089      696,168     06/30/05     713,845     642,196  1.26                  Fee
  96     114                                         0                  726,164     684,164  1.45                  Fee
  97     115        698,635       710,121      749,232     07/31/05     741,281     725,831  1.57                  Fee      8.0
  98     116        599,787       575,908      572,542     09/30/05     608,247     572,247  1.50                  Fee
98.01  116.01       283,057       253,471      244,298     09/30/05     256,265     238,265                        Fee
98.02  116.02       316,730       322,437      328,244     09/30/05     351,982     333,982                        Fee
  99     117        505,775       329,286      377,011     09/30/05     603,826     568,881  1.20                  Fee
 100     118                      415,818                               567,200     543,356  1.20                  Fee
 101     119        820,083       528,807      641,617     10/31/05     676,559     545,709  1.19                  Fee
 102     120        701,447       687,017                               564,848     526,182  1.21                  Fee
 103     121        559,708       613,386      628,509     08/31/05     675,556     669,906  1.55                  Fee
 104     122                      294,961                               607,831     530,158  1.21                  Fee
 105     123                      632,592      871,948     07/31/05     917,557     828,557  1.66                  Fee
 106     124        680,164       663,351                               607,187     546,198  1.30                  Fee
 107     125                                                            517,432     517,432  1.21                  Fee
 108     126        442,750       512,117                               584,139     533,283  1.33                  Fee
 109     127        339,726       477,441      625,715     12/31/05     646,087     590,045  1.42                  Fee
 110     128      1,310,248     1,121,336    1,228,966     12/31/05   1,063,848   1,022,920  2.59                  Fee      12.0
 111     129        718,637       690,187      772,642     09/30/05     775,050     739,300  1.88                  Fee
 112     130                                                            540,586     501,955  1.26                  Fee
 113     131        266,183       646,588      709,126     09/30/05     577,999     492,887  1.20                  Fee
 114     132                                                            692,543     627,285  1.49                  Fee
 115     133                                                            552,947     506,246  1.31                  Fee
 116     134                      994,711    1,013,416     07/31/05     828,775     828,775  2.07               Leasehold   14.0
 117     135        470,040       510,774      528,725     06/30/05     532,793     497,264  1.25                  Fee
 118     136        572,058       570,088      614,858     08/31/05     621,368     593,372  2.04                  Fee
 119     137        316,805       323,723                               518,133     503,488  1.40                  Fee
 120     138        464,271       434,420      405,916     07/31/05     455,780     432,572  1.21                  Fee

ANNEX A-1

                                            UPFRONT ESCROW(13),(20),(27),(28),(29),(30),(31)
               ---------------------------------------------------------------------------------------------------------
ANNEX          UPFRONT CAPEX  UPFRONT ENGIN.  UPFRONT ENVIR.  UPFRONT TI/LC  UPFRONT RE TAX  UPFRONT INS.  UPFRONT OTHER
 ID #  LOAN #   RESERVE ($)     RESERVE ($)     RESERVE ($)    RESERVE ($)     RESERVE ($)    RESERVE ($)   RESERVE ($)
-----  ------  -------------  --------------  --------------  -------------  --------------  ------------  -------------

67.01   85.01
67.02   85.02
  68      86               0         305,063               0              0          57,815             0              0
  69      87               0          99,500          25,000        100,000          46,568        10,708              0
  70      88               0               0               0              0               0             0              0
  71      89               0               0               0              0               0             0      1,633,685
  72      90               0               0               0              0               0             0              0
  73      91               0               0               0              0               0             0         10,000
  74      92               0               0               0              0           8,823         2,970              0
  75      93             436               0               0            436          17,983             0        134,183
  76      94               0           3,750               0              0          36,535         6,667              0
  77      95         245,000               0               0              0               0             0              0
  78      96               0               0               0              0          21,566        14,223         80,000
  79      97               0               0               0              0           4,783        42,006              0
  80      98               0               0               0              0          72,653         5,791        100,000
80.01   98.01
80.02   98.02
80.03   98.03
  81      99               0           6,144               0              0          44,075         2,333              0
  82     100               0               0               0        150,000          54,672         6,245         92,000

  83     101          22,813               0               0        100,000               0             0              0
  84     102               0               0             625              0           3,135         8,171              0
  85     103               0               0               0              0               0             0              0
  86     104               0               0               0              0               0             0              0
  87     105               0               0          51,625              0          21,746        10,214          4,688

  88     106               0               0               0              0               0             0              0
  89     107          18,750               0           1,000              0
  90     108               0             625               0              0               0         6,716              0
  91     109               0               0               0              0               0             0              0
  92     110             377               0               0        617,133          34,256         2,622        459,689
  93     111          15,500               0               0              0               0             0              0

  94     112               0               0               0              0               0             0              0
  95     113               0           7,500               0        200,000          15,561         1,307              0
  96     114               0               0               0              0               0             0              0
  97     115               0               0               0              0           5,284         1,381              0
  98     116               0               0               0              0         151,151             0              0
98.01  116.01
98.02  116.02
  99     117          31,229               0               0              0               0         8,530        125,000
 100     118               0           5,000               0              0          11,136         8,208              0
 101     119               0               0               0         74,541         111,553         4,391              0
 102     120        1,203.31           3,750               0          4,011          23,093         3,280        222,017
 103     121               0               0               0              0           6,381           529              0
 104     122               0               0           1,250        150,000          23,692             0         72,033
 105     123               0          15,156           1,000              0          77,399        29,307              0
 106     124             802               0               0          3,865          87,114         1,250        148,000
 107     125               0               0               0              0               0             0              0
 108     126               0         371,843               0              0               0             0              0
 109     127               0               0               0              0          49,208        14,696              0
 110     128               0               0               0              0               0             0              0
 111     129               0               0           2,000              0               0             0              0
 112     130               0               0               0              0               0             0              0
 113     131           3,750               0               0         31,015          19,214         7,176         16,405
 114     132               0           6,694               0              0          17,229        20,141              0
 115     133             470             206               0          2,956          22,837         1,088              0
 116     134         500,000               0               0              0               0             0              0
 117     135         400,000               0               0         36,000               0             0              0
 118     136               0               0           9,600              0          59,215         8,793              0
 119     137           7,350               0               0              0         120,776        11,095              0
 120     138               0          23,422               0         15,000           3,872         5,930        428,000

ANNEX A-1

                                                 MONTHLY ESCROW(14),(20)
               -----------------------------------------------------------------------------------------
ANNEX          MONTHLY CAPEX  MONTHLY ENVIR.  MONTHLY TI/LC  MONTHLY RE TAX  MONTHLY INS.  MONTHLY OTHER  SINGLE
 ID #  LOAN #   RESERVE ($)     RESERVE ($)    RESERVE ($)     RESERVE ($)    RESERVE ($)   RESERVE ($)   TENANT
-----  ------  -------------  --------------  -------------  --------------  ------------  -------------  ------

67.01   85.01                                                                                                No
67.02   85.02                                                                                                No
  68      86           4,833               0              0          11,563             0              0     No
  69      87           1,154               0          4,167          15,523         1,785              0     No
  70      88               0               0              0               0             0              0    Yes
  71      89               0               0              0               0             0              0     No
  72      90               0               0              0               0             0              0    Yes
  73      91           1,993               0          4,167          17,929         1,717              0     No
  74      92               0               0          2,800           8,823           742              0     No
  75      93             436               0            436           5,994             0              0     No
  76      94               0               0              0          12,178         1,667              0     No
  77      95             835               0          2,000           7,636             0              0     No
  78      96             762               0          3,047           7,189         1,422              0     No
  79      97           4,500               0              0           4,783         3,819              0     No
  80      98           1,148               0          4,600           7,265         1,556              0     No
80.01   98.01                                                                                                No
80.02   98.02                                                                                               Yes
80.03   98.03                                                                                                No
  81      99           2,416               0              0           7,346         2,333              0     No
  82     100           2,164               0          8,333           9,112         1,561              0     No

  83     101           1,896               0          3,333        6 months      6 months              0    Yes
  84     102             934               0          3,629           3,100         2,150              0     No
  85     103               0               0              0               0             0              0     No
  86     104               0               0              0               0             0              0     No
  87     105           3,182               0              0          10,873         5,107              0     No

  88     106               0               0              0               0             0              0    Yes
  89     107           4,250               0              0          13,417         4,645              0     No
  90     108           6,333               0              0           3,543         3,358              0     No
  91     109               0               0              0               0             0              0     No
  92     110             377               0          2,515          17,128         1,311              0     No
  93     111               0               0              0               0             0              0     No

  94     112           1,334               0          4,167          15,008           681              0     No
  95     113           1,647               0          4,326           1,729         1,307              0     No
  96     114           3,500               0              0             192         2,767              0     No
  97     115               0               0              0           2,642         1,381              0     No
  98     116               0               0              0          12,596             0              0     No
98.01  116.01                                                                                                No
98.02  116.02                                                                                                No
  99     117             729               0          2,201               0             0              0     No
 100     118             148               0          1,667           2,784           684              0     No
 101     119           1,152               0          7,500          15,936         1,464              0     No
 102     120           1,203               0          4,011          23,093         1,640          7,917     No
 103     121               0               0              0           6,381           529              0     No
 104     122           1,122               0          7,500           7,898         1,217              0     No
 105     123           7,417               0              0           8,600         3,256              0     No
 106     124             802               0          3,865          14,519         1,250              0     No
 107     125               0               0              0               0             0              0    Yes
 108     126           1,482               0            856           4,738         2,165              0     No
 109     127               0               0              0           8,201         1,633              0     No
 110     128               0               0              0               0             0              0     No
 111     129           2,979               0              0               0             0              0     No
 112     130           1,116               0          1,969          15,646         2,515              0     No
 113     131             905               0          9,637          19,214         2,392              0     No
 114     132           3,600               0          2,000           5,743         5,035              0    Yes
 115     133             470               0          2,956           3,806         1,088              0     No
 116     134           5,545               0              0          11,053         6,027              0     No
 117     135             961               0            833           4,638         1,674              0     No
 118     136               0               0              0           9,869           879              0     No
 119     137             349               0              0          10,065         1,110              0     No
 120     138             339               0          1,400           3,872           494              0     No

ANNEX A-1

                                   LARGEST TENANT                                           2ND LARGEST TENANT
               ------------------------------------------------------  ------------------------------------------------------
ANNEX                                                         LEASE                                                   LEASE
 ID #  LOAN #  LARGEST TENANT                   UNIT SIZE  EXPIRATION       2ND LARGEST TENANT          UNIT SIZE  EXPIRATION
-----  ------  -------------------------------  ---------  ----------  -------------------------------  ---------  ----------

67.01   85.01
67.02   85.02
  68      86
  69      87   Bruegger's Enterprises, Inc.        20,325    12/31/10  Associates in Rural Development     19,151    07/31/07
  70      88   Home Depot                         111,400    01/31/19
  71      89   Werner Co.                         571,800    07/31/15  Alstom Power                       118,200    05/31/13
  72      90   Precise Technology, Inc.           264,695    01/31/25
  73      91   Superior Consultant                 60,924    12/31/12  Henry Ford Health System            10,976    01/31/09
  74      92   Sara Lee Bakery Group, Inc.         86,545    11/30/16  Ostler International, Inc.          26,551    05/31/08
  75      93   Commonwealth of Pennsylvania        10,000    03/31/15  B&J Pets and Aquariums, Inc.         9,880    04/30/15
  76      94   Safeway                             55,139    09/14/23  Stage Stores                        12,222    03/02/08
  77      95   Kragen Auto                         15,000    05/31/10  99 Cents Only Store                 15,000    08/31/20
  78      96   Stein Mart                          36,000    05/31/17  Bonefish                             6,000    01/31/13
  79      97
  80      98
80.01   98.01  General Services Administration     20,630    02/02/07  Workwell                             3,054    04/30/06
80.02   98.02  Ocean King Enterprises              30,000    02/28/13
80.03   98.03  Davis Vision                        14,555    12/31/07  HSBC Bank                            8,200    12/31/09
  81      99
  82     100   Hobby Lobby                         50,750    05/31/09  The Summit Conference               16,420    05/31/11

  83     101   Barnes & Noble                      42,625    10/01/14
  84     102   State of Nevada                     31,032    04/14/10  Grocery Outlet                      20,991    01/31/12
  85     103
  86     104   John Haas                           10,108    05/31/11  Lotstein Buckman LLP                 8,059    05/31/11
  87     105

  88     106   Le Merigot                                    10/15/86
  89     107
  90     108
  91     109   Academy, Ltd.                       75,870    09/01/20  Best Buy                            20,045    09/01/15
  92     110   Esquire Cleaners                     3,500    09/30/15  Mood and Food                        3,500    09/30/10
  93     111   Honeywell, Inc                      39,799    09/30/09  Newton Research Labs                15,132    02/28/09

  94     112   Gillingham & Associates              7,156    06/30/08  Westmed Primary Care                 6,686    11/30/12
  95     113   Kroger                              30,780    03/18/08  Dollar Tree                         16,229    08/31/09
  96     114
  97     115
  98     116
98.01  116.01
98.02  116.02
   99     117  Willie's Grill                       4,000    07/31/09  Burger King                          3,730    09/04/16
 100     118   Pompanoosuc Mills                    9,430    05/31/12  Design Within Reach                  2,400    04/15/15
 101     119   Lockheed Martin                     11,386    05/31/07  Gloden Star Resources                7,173    12/31/08
 102     120   Dahl's                              63,440    06/06/10  Hollywood Video                      8,000    02/28/12
 103     121
 104     122   Wastewater Resources                10,020    10/31/09  Arthur & Linda Cooper                8,990    11/30/08
 105     123
 106     124   Lindabury, McCormick, Esqs.         33,676    12/31/08  Garrubbo, Romankow, Esqs.           10,258    12/31/07
 107     125   CVS Pharmacy, Inc.                  13,813    01/31/25
 108     126   Food Lion                           33,000    01/17/19  Dollar General                      10,000    07/31/09
 109     127   PriceRite                           29,214    06/30/13  JoAnn Stores                        16,316    01/31/09
 110     128
 111     129
 112     130   Price Chopper                       75,482    08/31/25  Subway                               1,400    08/31/10
 113     131   Post Buckley et al                  33,456    02/28/09  Guildford, Ltd.                     21,730    02/29/12
 114     132   Arro Corp                          203,932    10/31/18
 115     133   LT Eventions                        41,244    09/30/10  Pump It Up                          11,333    10/31/10
 116     134
 117     135   Granary                              9,694    10/31/09  Famous Shoes                         8,480    06/30/11
 118     136
 119     137   Minyard Food Stores, Inc.           51,010    11/01/25  Hollywood Video                      7,500    12/20/06
 120     138   Dollar City                          3,634    06/30/07  Universal                            3,609    05/31/12

ANNEX A-1

                                   3RD LARGEST TENANT
               --------------------------------------------------------
ANNEX                                                           LEASE    ANNEX
 ID #  LOAN #  3RD LARGEST TENANT                 UNIT SIZE  EXPIRATION   ID #  LOAN #
-----  ------  ---------------------------------  ---------  ----------  -----  ------

67.01   85.01                                                            67.01   85.01
67.02   85.02                                                            67.02   85.02
  68      86                                                               68      86
  69      87   Urban Outfitters                       6,904    01/31/09    69      87
  70      88                                                               70      88
  71      89                                                               71      89
  72      90                                                               72      90
  73      91                                                               73      91
  74      92   WMS Gaming, Inc.                      20,183    03/31/11    74      92
  75      93   Pit Masters Columbus Commons, LLC      7,204    03/31/25    75      93
  76      94   Dollar Tree Store                     10,000    01/31/10    76      94
  77      95   Sports Bar                             7,200    11/30/15    77      95
  78      96   Atlanta Bread Company                  4,800    09/30/13    78      96
  79      97                                                               79      97
  80      98                                                               80      98
80.01   98.01  Masterpiece International              2,540    11/30/07  80.01   98.01
80.02   98.02                                                            80.02   98.02
80.03   98.03  Mercy Home Health                      3,590    06/30/09  80.03   98.03
  81      99                                                               81      99
  82     100   BioLife Plasma Services                7,372    01/31/06    82     100

  83     101                                                               83     101
  84     102   Aaron Rents, Inc                       8,550    03/31/09    84     102
  85     103                                                               85     103
  86     104   InterPlan                              6,056    09/30/10    86     104
  87     105                                                               87     105

  88     106                                                               88     106
  89     107                                                               89     107
  90     108                                                               90     108
  91     109                                                               91     109
  92     110   Curves                                 2,498    01/31/11    92     110
  93     111   Kenco Food Services, Inc.             12,714    06/30/06    93     111

  94     112   TTI Inc.                               3,530    12/31/08    94     112
  95     113   Consignment 1st                       10,500    09/30/10    95     113
  96     114                                                               96     114
  97     115                                                               97     115
  98     116                                                               98     116
98.01  116.01                                                            98.01  116.01
98.02  116.02                                                            98.02  116.02
  99     117   Chase Bank                             3,600    07/31/15    99     117
 100     118                                                              100     118
 101     119   CoBiz                                  4,493    02/28/09   101     119
 102     120   Iowa Oral Surgeons                     2,992    12/31/06   102     120
 103     121                                                              103     121
 104     122   Guaranteed Advertising                 6,560    09/01/07   104     122
 105     123                                                              105     123
 106     124   Alman Mgt.                             4,170    03/31/06   106     124
 107     125                                                              107     125
 108     126   Restaurant/Kimberly Bradds             3,780    10/31/10   108     126
 109     127   Dollar Tree                           12,384    09/30/09   109     127
 110     128                                                              110     128
 111     129                                                              111     129
 112     130   Fantastic Sams                         1,100    08/01/10   112     130
 113     131   Loewinsohn & Flegle, LLP              10,809    06/30/06   113     131
 114     132                                                              114     132
 115     133   Aabacus Mini Warehouses                3,875    08/31/10   115     133
 116     134                                                              116     134
 117     135   Carrabba's Italian Grill               6,400    01/14/07   117     135
 118     136                                                              118     136
 119     137   Beauty Solutions                       1,750    05/31/08   119     137
 120     138   Puerto El Triunfo                      3,537    12/31/10   120     138

ANNEX A-1

ANNEX
 ID #  LOAN #  SELLER  PROPERTY NAME                                 STREET ADDRESS                           CITY
-----  ------  ------  --------------------------------------------  ---------------------------------------  -----------------

 121     139    NCCI   Front Business Center                         2095-2383 Front Street                   Kansas City
 122     140    NCCI   Willis Park East                              4600 Willis Avenue                       Los Angeles
 123     141    NCCI   Fiesta Square                                 9551 West 85th Street                    Overland Park
 124     142     PNC   Holly Park Apartments                         3338 Holly Road                          Corpus Christi
 125     143    IXIS   Kildaire Plaza                                1207 Kildaire Farm Road                  Cary
 126     144     AIG   Marmon Building                               2230 South Michigan Avenue               Chicago
 127     145     PNC   Willow Creek                                  3411-3801 Willow Lake Drive              Kalamazoo
 128     146     EHY   North Beach Shopping Center                   8533-8645 North Beach Street             Fort Worth
 129     147     PNC   Middletown Medical Center                     124 Sleepy Hollow Drive                  Middletown
 130     148     PNC   Walker Mills Square Shopping Center           1420 South Addison Road                  Capitol Heights
 131     149    NCCI   Tylersville Corner                            7739 Cox Lane                            West Chester
 132     150     AIG   4545 Bissonnet                                4545 Bissonnet                           Bellaire
 133     151     PNC   Prairie View Business Center                  10300-10338 Northwest Prairie View Road  Kansas City
 134     152    JPMCB  Gateway I - Kansas City                       105 North Stewart Court                  Liberty
 135     153    IXIS   West Jefferson Shopping Center                247 Mt. Jefferson State Park Road        West Jefferson
 136     154    NCCI   Lincoln Park Town Homes                       609 South Fell Street                    Normal
 137     155    JPMCB  925 Keynote Circle                            925 Keynote Circle                       Brooklyn Heights
 138     156    NCCI   French Embassy Apartments                     9920 Quail Boulevard                     Austin
 139     157    NCCI   Walgreens - Hobart                            732 West Old Ridge Road                  Hobart
 140     158     PNC   Tall Timber Apartments                        7378 Timber Dr                           Cincinnati
 141     159    NCCI   Montrose Square Apartments                    6531 Emmons Drive                        Fort Wayne
 142     160     PNC   McClintock Medical Dental Building            6200 S. McClintock Drive                 Tempe
 143     161     EHY   Bank of America Building - Houston            7702 FM 1960 Road East                   Humble
 144     162     PNC   Orchard Park II                               375 South Lancaster Rd                   Clarkville
 145     163    NCCI   Natick Park North                             4646 Natick Avenue                       Los Angeles
 146     164     AIG   Stor It All Self Storage                      6701 NW 18th Court                       Plantation
 147     165    IXIS   Maureen Manor Apartments                      3084 Yale Avenue                         Memphis
 148     166    IXIS   Oasis Business Park - Vegas                   4840 and 4880 W. University Ave.         Las Vegas
 149     167     PNC   Crown Hill Plaza Center                       155 Crown Hill Road                      Excelsior Springs
 150     168    NCCI   Plaza on the Park                             20660 Westheimer Parkway                 Katy
 151     169     PNC   532 West Roscoe Street Apartments             532 West Roscoe Street                   Chicago
 152     170    NCCI   Bryant Manor Apartments                       709 North 38th Street                    Kansas City
 153     171    NCCI   Willis Park West                              4573 Willis Avenue                       Sherman Oaks
 154     172     PNC   Vista Pointe Apartments                       3300 Palm Drive                          Rapid City
 155     173     EHY   The Market at 1488 - Cencor Portfolio         6606 FM 1488                             Magnolia
 156     174     PNC   Valley Creek Apartments                       10620 Montgomery Road                    Cincinnati
 157     175    NCCI   Coach Country Corrall MHC                     1921 208th Street East                   Spanaway
 158     176    NCCI   Rite Aid (Middletown)                         360 East Main Street                     Middletown
 159     177    IXIS   Village Square Plaza                          222 Enterprise Drive                     Three Rivers
 160     178    NCCI   Villa Fontana Mobile Estates                  17377 East Valley Boulevard              Fontana
 161     179    NCCI   Golfsmith                                     297 West State Road 436                  Altamonte Springs
 162     180    IXIS   HH Gregg Appliances                           9132 Taylorsville Road                   Louisville
 163     181     PNC   Tractor Supply - Danville                     3623 North Vermilion Street              Danville
 164     182    NCCI   Dickens Court East                            14955 Dickens Street                     Los Angeles
 165     183    NCCI   Harshman Shopping Center                      2903 - 2921 Harshman Road                Dayton
 166     184    IXIS   10830 Train Court                             10830 Train Court                        Houston
 167     185    NCCI   Eckerd Pharmacy Manchester                    701 Hillsboro Boulevard                  Manchester
 168     186    NCCI   Rockville Road Shops                          5389 Rockville Road                      Indianapolis
 169     187    IXIS   Luna Loft Apartments                          410-416 North Craig St                   Pittsburgh
 170     188     EHY   Advance Auto Parts                            101 St. George Street                    Martinsburg
 171     189     EHY   Plazas at Legacy Park                         8925 Fallbrook Drive                     Houston
 172     190    NCCI   Ivywood Apartments                            1556 Clough Street                       Bowling Green
 173     191    NCCI   Staples                                       1700 South Washington Street             Crawfordsville
 174     192    NCCI   Mountain View Manufactured Housing Community  485 Idyllwild Drive                      San Jacinto
 175     193    NCCI   Clarksville Place                             650 East Lewis and Clark Parkway         Clarksville
 176     194    NCCI   Montebello MHC                                525 South Greenwood Avenue               Montebello
 177     195    NCCI   McBride Commons                               1111 North Park Avenue                   Alexandria

ANNEX A-1

ANNEX                                               NUMBER OF         PROPERTY                PROPERTY                        YEAR
 ID #  LOAN #  STATE  ZIP CODE  COUNTY           PROPERTIES(26)         TYPE                   SUBTYPE         YEAR BUILT  RENOVATED
-----  ------  -----  --------  ---------------  --------------  --------------------  ----------------------  ----------  ---------

 121     139     MO     64120   Jackson                1         Industrial            Warehouse/Distribution     1972          0
 122     140     CA     91403   Los Angeles            1         Multifamily           Garden                     1969        1997
 123     141     KS     66212   Johnson                1         Multifamily           Garden                     1970          0
 124     142     TX     78415   Nueces                 1         Multifamily           Garden                     2004          0
 125     143     NC     27511   Wake                   1         Retail                Anchored                   1979        1990
 126     144     IL     60616   Cook                   1         Office                CBD                        1922        2003
 127     145     MI     49008   Kalamazoo              1         Multifamily           Garden                     1977          0
 128     146     TX     76248   Tarrant                1         Retail                Unanchored                 2005          0
 129     147     DE     19709   New Castle             1         Office                Suburban                   2005          0
 130     148     MD     20743   Prince George's        1         Retail                Unanchored                 1991          0
 131     149     OH     45069   Butler                 1         Retail                Shadow Anchored            2005          0
 132     150     TX     77401   Harris                 1         Office                CBD                        1982         N/A
 133     151     MO     64153   Jackson                1         Office                Suburban                   1986          0
 134     152     MO     64068   Clay                   1         Office                Suburban                   2005          0
 135     153     NC     28699   Ashe                   1         Retail                Anchored                   2001          0
 136     154     IL     61761   McLean                 1         Multifamily           Garden                     2002          0
 137     155     OH     44131   Cuyahoga               1         Office                Suburban                   1982          0
 138     156     TX     78758   Travis                 1         Multifamily           Garden                     1974        2005
 139     157     IN     46342   Lake                   1         Retail                Anchored                   2001          0
 140     158     OH     45241   Butler                 1         Multifamily           Garden                     1989          0
 141     159     IN     46835   Allen                  1         Multifamily           Garden                     1986        2001
 142     160     AZ     85283   Maricopa               1         Office                CBD                        1985          0
 143     161     TX     77346   Harris                 1         Office                Suburban                   1982        2003
 144     162     TN     37042   Montgomery             1         Multifamily           Garden                     2004          0
 145     163     CA     91403   Los Angeles            1         Multifamily           Garden                     1968        1997
 146     164     FL     33313   Broward                1         Self-Storage          Self-Storage               1979         N/A
 147     165     TN     38112   Shelby                 1         Multifamily           Garden                     1963        2003
 148     166     NV     89103   Clark County           1         Office                Suburban                   1997          0
 149     167     MO     64024   Clay                   1         Retail                Anchored                   1975        2004
 150     168     TX     77450   Harris                 1         Retail                Shadow Anchored            2001          0
 151     169     IL     60657   Cook                   1         Multifamily           Garden                     1971          0
 152     170     KS     66103   Wyandotte              1         Multifamily           Garden                     1974        2004
 153     171     CA     91403   Los Angeles            1         Multifamily           Garden                     1964        1997
 154     172     SD     57701   Pennington             1         Multifamily           Garden                     1998          0
 155     173     TX     77354   Montgomery             1         Retail                Shadow Anchored            2004          0
 156     174     OH     45242   Hamilton               1         Multifamily           Garden                     1988          0
 157     175     WA     98387   Pierce                 1         Manufactured Housing  Manufactured Housing       1971          0
 158     176     PA     17057   Dauphin                1         Retail                Anchored                   2000          0
 159     177     MI     49093   St. Joseph             1         Retail                Anchored                   1986        1993
 160     178     CA     92335   San Bernadino          1         Manufactured Housing  Manufactured Housing       1965        1995
 161     179     FL     32714   Seminole               1         Retail                Unanchored                 1992        2005
 162     180     KY     40299   Jefferson              1         Retail                Unanchored                 1997          0
 163     181     IL     61832   Vermilion              1         Retail                Anchored                   2005          0
 164     182     CA     91403   Los Angeles            1         Multifamily           Garden                     1964        1997
 165     183     OH     45424   Montgomery             1         Retail                Unanchored                 2000        2003
 166     184     TX     77041   Harris                 1         Industrial            Warehouse/Distribution     2003          0
 167     185     TN     37355   Coffee                 1         Retail                Anchored                   1999          0
 168     186     IN     46224   Marion                 1         Retail                Unanchored                 2003          0
 169     187     PA     15213   Allegheny              1         Multifamily           Garden                     1905        2004
 170     188     WV     25401   Berkeley               1         Retail                Unanchored                 2005          0
 171     189     TX     77064   Harris                 1         Retail                Unanchored                 2004          0
 172     190     OH     43402   Wood                   1         Multifamily           Garden                     1979        1998
 173     191     IN     47933   Montgomery             1         Retail                Anchored                   1998          0
 174     192     CA     92583   Riverside              1         Manufactured Housing  Manufactured Housing       1950        2002
 175     193     IN     47129   Clark                  1         Retail                Unanchored                 2001          0
 176     194     CA     90640   Los Angeles            1         Manufactured Housing  Manufactured Housing       1954          0
 177     195     IN     46001   Madison                1         Retail                Unanchored                 2004          0

ANNEX A-1

ANNEX                       UNIT OF                 OCCUPANCY       APPRAISED      APPRAISAL    CURRENT            ORIGINAL
 ID #  LOAN #  UNITS(23)    MEASURE    OCCUPANCY %     DATE    Value ($)(17),(22)   DATE(17)  LTV % (16)  Balance ($)(2),(18),(19)
-----  ------  ---------  -----------  -----------  ---------  ------------------  ---------  ----------  ------------------------

 121     139     274,444  Square Feet      94.7      05/01/05       7,440,000       04/14/05     71.2             5,300,000
 122     140          33     Units        100.0      10/03/05       6,500,000       09/14/05     77.8             5,057,000
 123     141         102     Units         92.2      09/26/05       6,190,000       08/18/05     79.2             4,900,000
 124     142         172     Units         98.8      10/04/05       6,300,000       10/04/05     77.8             4,900,000
 125     143      49,281  Square Feet     100.0      06/29/05       6,750,000       06/24/05     72.3             4,900,000
 126     144      91,580  Square Feet     100.0      07/01/05       6,440,000       06/07/05     74.2             4,800,000
 127     145         159     Units         97.5      09/29/05       6,000,000       09/01/05     79.2             4,760,000
 128     146      20,340  Square Feet     100.0      10/01/05       6,000,000       09/23/05     75.0             4,500,000
 129     147      30,000  Square Feet     100.0      10/01/05       6,000,000       09/15/05     75.0             4,500,000
 130     148      39,340  Square Feet      90.8      07/01/05       5,600,000       09/02/05     78.5             4,400,000
 131     149      27,164  Square Feet      89.6      09/26/05       5,900,000       07/31/05     72.7             4,300,000
 132     150      63,937  Square Feet      87.0      10/01/05       5,850,000       08/31/05     71.8             4,200,000
 133     151     105,825  Square Feet      92.7      09/08/05       5,600,000       09/12/05     74.9             4,200,000
 134     152      23,030  Square Feet     100.0      10/24/05       5,400,000       07/13/05     77.6             4,190,000
 135     153      51,982  Square Feet      97.1      12/01/04       5,500,000       01/06/05     75.6             4,190,000
 136     154         108     Beds          95.4      08/19/05       5,200,000       09/15/05     78.5             4,080,000
 137     155      59,801  Square Feet      95.0      10/14/05       5,050,000       10/13/05     79.2             4,000,000
 138     156         142     Units         97.2      09/12/05       4,700,000       06/02/05     79.8             3,760,000
 139     157      15,120  Square Feet     100.0      04/11/05       5,900,000       03/25/05     60.5             3,570,000
 140     158         108     Units         97.2      09/13/05       5,385,000       08/08/05     65.0             3,500,000
 141     159         136     Units         94.9      09/12/05       4,500,000       07/18/05     76.6             3,450,000
 142     160      22,845  Square Feet     100.0      10/10/05       4,735,000       08/11/05     72.2             3,424,000
 143     161      45,895  Square Feet     100.0      09/01/05       4,600,000       08/05/05     71.7             3,300,000
 144     162         112     Units         92.0      07/31/05       6,020,000       09/01/05     54.3             3,275,000
 145     163          19     Units        100.0      10/03/05       3,950,000       09/14/05     79.8             3,151,000
 146     164         579     Units         86.0      08/22/05       4,400,000       08/23/05     70.4             3,100,000
 147     165         100     Units         96.0      07/18/05       4,250,000       04/01/05     72.5             3,100,000
 148     166      22,080  Square Feet     100.0      06/30/05       4,070,000       08/11/05     74.9             3,050,000
 149     167      73,904  Square Feet     100.0      08/22/05       3,813,000       08/15/05     79.9             3,050,000
 150     168      24,326  Square Feet      83.4      08/01/05       4,700,000       08/22/05     64.6             3,035,036
 151     169          75     Units        100.0      10/19/05       6,515,000       10/07/05     46.0             3,000,000
 152     170         100     Units         95.0      08/01/05       3,600,000       06/19/05     79.8             2,880,000
 153     171          22     Units        100.0      10/03/05       3,600,000       09/14/05     78.9             2,840,000
 154     172          48     Units         93.8      06/22/05       3,510,000       05/18/05     79.5             2,800,000
 155     173      18,173  Square Feet      87.6      09/30/05       5,100,000       03/29/05     52.9             2,700,000
 156     174          71     Units         90.1      07/27/05       4,160,000       08/15/05     64.9             2,700,000
 157     175          81     Pads          95.1      10/01/05       3,350,000       09/22/05     76.0             2,550,000
 158     176      11,180  Square Feet     100.0      08/29/05       3,700,000       08/31/05     68.7             2,550,000
 159     177      73,341  Square Feet      96.2      01/01/05       3,500,000       03/01/05     72.4             2,550,000
 160     178          74     Pads          97.3      11/29/05       4,330,000       08/24/05     57.6             2,500,000
 161     179      14,920  Square Feet     100.0      11/01/05       4,600,000       08/03/05     53.8             2,476,400
 162     180      60,575  Square Feet     100.0      09/19/05       4,950,000       09/13/05     48.4             2,400,000
 163     181      24,727  Square Feet     100.0      11/01/05       3,630,000       11/01/05     62.1             2,255,000
 164     182          18     Units        100.0      09/01/05       3,100,000       09/14/05     72.5             2,246,000
 165     183      22,401  Square Feet     100.0      09/26/05       3,325,000       07/31/05     63.8             2,125,000
 166     184      33,600  Square Feet     100.0      10/12/05       2,640,000       10/18/05     66.9             1,765,000
 167     185      10,908  Square Feet     100.0      09/01/05       3,000,000       09/28/05     58.3             1,750,000
 168     186      20,540  Square Feet      86.4      09/20/05       2,500,000       07/31/05     71.1             1,750,000
 169     187          14     Units         92.9      10/27/05       2,100,000       05/17/05     78.3             1,650,000
 170     188       7,000  Square Feet     100.0      10/01/05       2,100,000       08/15/05     79.7             1,620,000
 171     189      12,675  Square Feet     100.0      10/01/05       2,700,000       08/18/05     59.3             1,600,000
 172     190          67     Units         94.0      09/30/05       1,875,000       06/29/05     80.0             1,500,000
 173     191      24,049  Square Feet     100.0      09/01/05       2,900,000       07/31/05     51.1             1,500,000
 174     192          71     Pads          62.0      08/31/05       2,760,000       08/12/05     47.1             1,300,000
 175     193       8,000  Square Feet     100.0      06/15/05       1,900,000       07/31/05     64.2             1,225,000
 176     194          47     Pads          95.7      07/18/05       2,020,000       08/12/05     49.5             1,000,000
 177     195      10,000  Square Feet     100.0      06/15/05       1,170,000       07/31/05     71.1               870,000

ANNEX A-1

                   ORIGINAL                                                       LOAN     % OF     % OF
ANNEX               BALANCE         CURRENT           BALANCE      % OF INITIAL   GROUP    LOAN     LOAN      CROSSED
 ID #  LOAN #  PER UNIT ($)(16)  BALANCE ($)(2)  PER UNIT ($)(16)  POOL BALANCE  1 OR 2  GROUP 1  GROUP 2  LOAN (3),(26)
-----  ------  ----------------  --------------  ----------------  ------------  ------  -------  -------  -------------

 121     139                 19    5,300,000.00                19      0.13%        1     0.14%
 122     140            153,242    5,057,000.00           153,242      0.12%        1     0.14%
 123     141             48,039    4,900,000.00            48,039      0.12%        2              1.08%
 124     142             28,488    4,900,000.00            28,488      0.12%        1     0.13%
 125     143                 99    4,878,060.06                99      0.12%        1     0.13%
 126     144                 52    4,779,504.33                52      0.11%        1     0.13%
 127     145             29,937    4,754,711.01            29,904      0.11%        2              1.05%
 128     146                221    4,500,000.00               221      0.11%        1     0.12%
 129     147                150    4,500,000.00               150      0.11%        1     0.12%
 130     148                112    4,395,165.80               112      0.10%        1     0.12%
 131     149                158    4,290,323.96               158      0.10%        1     0.11%
 132     150                 66    4,200,000.00                66      0.10%        1     0.11%
 133     151                 40    4,195,306.92                40      0.10%        1     0.11%
 134     152                182    4,190,000.00               182      0.10%        1     0.11%
 135     153                 81    4,159,390.43                80      0.10%        1     0.11%
 136     154             37,778    4,080,000.00            37,778      0.10%        2              0.90%
 137     155                 67    4,000,000.00                67      0.10%        1     0.11%
 138     156             26,479    3,752,475.05            26,426      0.09%        2              0.83%
 139     157                236    3,570,000.00               236      0.09%        1     0.10%
 140     158             32,407    3,500,000.00            32,407      0.08%        2              0.77%
 141     159             25,368    3,445,945.81            25,338      0.08%        2              0.76%
 142     160                150    3,420,342.98               150      0.08%        1     0.09%
 143     161                 72    3,300,000.00                72      0.08%        1     0.09%
 144     162             29,241    3,269,657.19            29,193      0.08%        1     0.09%
 145     163            165,842    3,151,000.00           165,842      0.08%        1     0.08%
 146     164              5,354    3,096,757.26             5,348      0.07%        1     0.08%
 147     165             31,000    3,079,487.46            30,795      0.07%        2              0.68%
 148     166                138    3,050,000.00               138      0.07%        1     0.08%
 149     167                 41    3,045,673.70                41      0.07%        1     0.08%
 150     168                125    3,035,036.00               125      0.07%        1     0.08%
 151     169             40,000    3,000,000.00            40,000      0.07%        2              0.66%
 152     170             28,800    2,873,681.52            28,737      0.07%        2              0.63%
 153     171            129,091    2,840,000.00           129,091      0.07%        2              0.63%
 154     172             58,333    2,790,562.43            58,137      0.07%        2              0.62%
 155     173                149    2,700,000.00               149      0.06%        1     0.07%
 156     174             38,028    2,700,000.00            38,028      0.06%        2              0.60%
 157     175             31,481    2,547,047.67            31,445      0.06%        2              0.56%
 158     176                228    2,542,867.20               227      0.06%        1     0.07%
 159     177                 35    2,534,882.27                35      0.06%        1     0.07%
 160     178             33,784    2,494,697.84            33,712      0.06%        2              0.55%
 161     179                166    2,476,400.00               166      0.06%        1     0.07%
 162     180                 40    2,397,382.93                40      0.06%        1     0.06%
 163     181                 91    2,255,000.00                91      0.05%        1     0.06%
 164     182            124,778    2,246,000.00           124,778      0.05%        1     0.06%
 165     183                 95    2,120,218.24                95      0.05%        1     0.06%
 166     184                 53    1,765,000.00                53      0.04%        1     0.05%
 167     185                160    1,750,000.00               160      0.04%        1     0.05%
 168     186                 85    1,742,382.47                85      0.04%        1     0.05%                  6
 169     187            117,857    1,643,277.88           117,377      0.04%        2              0.36%
 170     188                231    1,620,000.00               231      0.04%        1     0.04%                  5
 171     189                126    1,600,000.00               126      0.04%        1     0.04%
 172     190             22,388    1,500,000.00            22,388      0.04%        2              0.33%
 173     191                 62    1,481,009.32                62      0.04%        1     0.04%
 174     192             18,310    1,298,632.39            18,291      0.03%        2              0.29%
 175     193                153    1,219,667.73               152      0.03%        1     0.03%
 176     194             21,277      998,947.99            21,254      0.02%        2              0.22%
 177     195                 87      866,213.00                87      0.02%        1     0.02%                  6

ANNEX A-1

                                                    NET
ANNEX            RELATED     INTEREST   ADMIN.    MORTGAGE                     MONTHLY DEBT       ANNUAL DEBT
 ID #  LOAN #  BORROWER(4)    RATE %     FEE %   RATE %(5)  ACCRUAL TYPE  SERVICE ($) (6),(24)  SERVICE ($)(7)  NOTE DATE
-----  ------  -----------  ---------  --------  ---------  ------------  --------------------  --------------  ---------

 121     139                 5.490000  0.020300   5.469700   Actual/360         30,059.57         360,714.84    06/17/05
 122     140       F         5.100000  0.020300   5.079700   Actual/360         27,456.97         329,483.64    11/30/05
 123     141                 5.180000  0.020300   5.159700   Actual/360         26,845.93         322,151.16    09/30/05
 124     142                 7.000000  0.040300   6.959700   Actual/360         32,599.82         391,197.84    11/07/05
 125     143                 5.448000  0.020300   5.427700   Actual/360         33,562.73         402,752.76    10/03/05
 126     144                 5.310000  0.020300   5.289700   Actual/360         26,684.44         320,213.27    07/15/05
 127     145                 5.420000  0.060300   5.359700   Actual/360         26,788.32         321,459.84    10/10/05
 128     146       K         5.850000  0.020300   5.829700   Actual/360         26,547.34         318,568.08    11/14/05
 129     147                 5.330000  0.040300   5.289700   Actual/360         27,178.95         326,147.40    11/04/05
 130     148                 5.480000  0.040300   5.439700   Actual/360         24,927.53         299,130.36    10/28/05
 131     149       L         5.670000  0.020300   5.649700   Actual/360         29,993.54         359,922.48    10/24/05
 132     150                 5.350000  0.020300   5.329700   Actual/360         25,416.80         305,001.62    10/13/05
 133     151                 5.390000  0.090300   5.299700   Actual/360         23,558.08         282,696.96    10/25/05
 134     152                 5.820000  0.110300   5.709700   Actual/360         24,638.34         295,660.08    11/04/05
 135     153                 5.400000  0.080300   5.319700   Actual/360         23,528.14         282,337.68    04/12/05
 136     154                 5.450000  0.020300   5.429700   Actual/360         23,037.96         276,455.52    10/14/05
 137     155                 5.670000  0.020300   5.649700   Actual/360         26,548.52         318,582.24    11/02/05
 138     156                 5.590000  0.020300   5.569700   Actual/360         21,561.67         258,740.04    10/05/05
 139     157       B         4.610000  0.020300   4.589700     30/360           13,714.75         164,577.00    10/20/05
 140     158       J         5.140000  0.040300   5.099700   Actual/360         15,199.88         182,398.61    09/29/05
 141     159                 5.120000  0.020300   5.099700   Actual/360         18,774.19         225,290.28    10/12/05
 142     160                 5.630000  0.090300   5.539700   Actual/360         19,721.29         236,655.48    10/25/05
 143     161       12        5.720000  0.020300   5.699700   Actual/360         19,195.06         230,340.72    11/30/05
 144     162                 6.500000  0.040300   6.459700   Actual/360         20,700.23         248,402.76    09/30/05
 145     163       F         5.100000  0.020300   5.079700   Actual/360         17,108.35         205,300.20    11/30/05
 146     164                 5.740000  0.020300   5.719700   Actual/360         18,071.07         216,852.84    10/05/05
 147     165                 5.850000  0.020300   5.829700   Actual/360         18,288.17         219,458.04    05/05/05
 148     166                 5.410000  0.020300   5.389700   Actual/360         17,145.73         205,748.76    10/18/05
 149     167                 5.630000  0.090300   5.539700   Actual/360         18,635.88         223,630.56    10/21/05
 150     168                 5.570000  0.080300   5.489700   Actual/360         17,366.13         208,393.56    10/12/05
 151     169       I         5.150000  0.090300   5.059700   Actual/360         16,380.79         196,569.48    11/07/05
 152     170                 5.160000  0.020300   5.139700   Actual/360         15,743.30         188,919.60    09/13/05
 153     171       F         5.100000  0.020300   5.079700   Actual/360         15,419.77         185,037.24    11/30/05
 154     172                 5.160000  0.060300   5.099700   Actual/360         15,305.99         183,671.88    08/26/05
 155     173                 5.510000  0.020300   5.489700   Actual/360         15,347.25         184,167.00    05/20/05
 156     174       J         5.140000  0.040300   5.099700   Actual/360         11,725.63         140,707.50    09/29/05
 157     175       G         5.200000  0.020300   5.179700   Actual/360         14,002.33         168,027.96    10/25/05
 158     176                 5.850000  0.020300   5.829700   Actual/360         16,196.67         194,360.04    10/07/05
 159     177                 5.693100  0.020300   5.672800   Actual/360         14,789.06         177,468.72    05/06/05
 160     178       G         5.320000  0.020300   5.299700   Actual/360         13,913.68         166,964.16    09/19/05
 161     179       B         4.640000  0.020300   4.619700     30/360            9,575.41         114,904.92    11/02/05
 162     180                 5.520000  0.020300   5.499700   Actual/360         13,657.07         163,884.84    10/12/05
 163     181                 5.900000  0.040300   5.859700   Actual/360         13,375.23         160,502.76    11/10/05
 164     182       F         5.100000  0.020300   5.079700   Actual/360         12,194.65         146,335.80    11/30/05
 165     183       L         5.670000  0.020300   5.649700   Actual/360         14,822.39         177,868.68    10/24/05
 166     184                 5.820000  0.110300   5.709700   Actual/360         11,178.51         134,142.12    11/10/05
 167     185                 5.630000  0.020300   5.609700   Actual/360         10,882.82         130,593.84    11/14/05
 168     186       L         5.670000  0.020300   5.649700   Actual/360         12,206.67         146,480.04    09/30/05
 169     187                 5.530000  0.110300   5.419700   Actual/360          9,399.60         112,795.20    07/14/05
 170     188                 5.220000  0.020300   5.199700   Actual/360          7,144.88          85,738.56    11/30/05
 171     189       12        5.895000  0.020300   5.874700   Actual/360          9,485.07         113,820.84    11/30/05
 172     190                 5.380000  0.020300   5.359700   Actual/360          8,404.24         100,850.88    09/12/05
 173     191       L         5.150000  0.020300   5.129700   Actual/360         16,020.03         192,240.36    09/30/05
 174     192       D         5.710000  0.060300   5.649700   Actual/360          7,553.45          90,641.40    11/08/05
 175     193       L         5.670000  0.020300   5.649700   Actual/360          8,544.67         102,536.04    09/30/05
 176     194       D         5.710000  0.060300   5.649700   Actual/360          5,810.34          69,724.08    11/08/05
 177     195       L         5.670000  0.020300   5.649700   Actual/360          6,068.46          72,821.52    09/30/05

ANNEX A-1

ANNEX                 FIRST                                                          PAYMENT   GRACE   MATURITY/
 ID #  LOAN #  PAYMENT DATE (14)  REM. TERM  REM. AMORT  I/O PERIOD (8)  SEASONING  DUE DATE  PERIOD  ARD DATE(9)  ARD LOAN
-----  ------  -----------------  ---------  ----------  --------------  ---------  --------  ------  -----------  --------

 121     139       08/11/05          115         360           36            5         11        0      07/11/15      No
 122     140       01/06/06          120         360           0             0          6        0      12/06/15      No
 123     141       11/11/05          118         360           24            2         11        0      10/11/15      No
 124     142       01/01/06          216         360           1             0          1        5      12/01/23      No
 125     143       11/05/05          118         238           0             2          5        0      10/05/15      No
 126     144       09/01/05          116         356           0             4          1        0      08/01/15      No
 127     145       12/01/05          119         359           0             1          1        5      11/01/15      No
 128     146       01/11/06          120         360           0             0         11        0      12/11/15      No
 129     147       01/01/06          120         300           0             0          1        5      12/01/15      No
 130     148       12/01/05          119         359           0             1          1        5      11/01/15      No
 131     149       12/11/05          239         239           0             1         11        0      11/11/25      No
 132     150       12/01/05          119         300           24            1          1        0      11/01/15      No
 133     151       12/01/05          119         359           0             1          1        5      11/01/15      No
 134     152       01/01/06          120         360           0             0          1        7      12/01/15      No
 135     153       06/05/05          113         353           0             7          5        0      05/05/15      No
 136     154       12/11/05          119         360           24            1         11        0      11/11/15      No
 137     155       01/01/06          120         264           0             0          1        7      12/01/15      No
 138     156       11/11/05          118         358           0             2         11        0      10/11/15      No
 139     157       12/11/05          59           0            60            1         11        0      11/11/10      No
 140     158       11/01/05          118          0           120            2          1        5      10/01/15      No
 141     159       12/11/05          119         359           0             1         11        0      11/11/15      No
 142     160       12/01/05          119         359           0             1          1        5      11/01/15      No
 143     161       01/11/06          84          360           0             0         11        0      12/11/12      No
 144     162       11/01/05          214         358           0             2          1        5      10/01/23      No
 145     163       01/06/06          120         360           0             0          6        0      12/06/15      No
 146     164       12/01/05          119         359           0             1          1        0      11/01/15      No
 147     165       06/05/05          113         353           0             7          5        0      05/05/15      No
 148     166       12/05/05          119         360           36            1          5        0      11/05/15      No
 149     167       12/01/05          119         311           0             1          1        5      11/01/15      No
 150     168       12/11/05          119         360           12            1         11        0      11/11/15      No
 151     169       01/01/06          120         360           0             0          1        5      12/01/15      No
 152     170       11/06/05          118         358           0             2          6        0      10/06/15      No
 153     171       01/06/06          120         360           0             0          6        0      12/06/15      No
 154     172       10/01/05          117         357           0             3          1        5      09/01/15      No
 155     173       07/01/05          114         360           12            6          1        5      06/01/15      No
 156     174       11/01/05          118          0           120            2          1        5      10/01/15      No
 157     175       12/11/05          119         359           0             1         11        0      11/11/15      No
 158     176       11/11/05          118         298           0             2         11        0      10/11/15      No
 159     177       07/05/05          114         354           0             6          5        0      06/05/15      No
 160     178       11/11/05          118         358           0             2         11        0      10/11/15      No
 161     179       12/11/05          59           0            60            1         11        0      11/11/10     Yes
 162     180       12/05/05          119         359           0             1          5        0      11/05/15      No
 163     181       01/01/06          120         360           0             0          1        5      12/01/15      No
 164     182       01/06/06          120         360           0             0          6        0      12/06/15      No
 165     183       12/11/05          239         239           0             1         11        0      11/11/25      No
 166     184       01/05/06          120         300           0             0          5        0      12/05/15      No
 167     185       01/05/06          120         300           0             0          5        0      12/05/15      No
 168     186       11/11/05          238         238           0             2         11        0      10/11/25      No
 169     187       09/05/05          116         356           0             4          5        0      08/05/15      No
 170     188       01/11/06          120          0           120            0         11        0      12/11/15      No
 171     189       01/11/06          84          360           0             0         11        0      12/11/12      No
 172     190       11/11/05          118         360           24            2         11        0      10/11/15      No
 173     191       11/11/05          118         118           0             2         11        0      10/11/15      No
 174     192       12/11/05          119         359           0             1         11        0      11/11/15      No
 175     193       11/11/05          238         238           0             2         11        0      10/11/25      No
 176     194       12/11/05          119         359           0             1         11        0      11/11/15      No
 177     195       11/11/05          238         238           0             2         11        0      10/11/25      No

ANNEX A-1

                                                                                        REMAINING
ANNEX            FINAL       MATURITY/ARD           MATURITY                            PREPAYMENT
 ID #  LOAN #  MAT DATE  BALANCE ($) (2),(10)  LTV %(1),(10),(16)              PROVISION (PAYMENTS)(11),(32)
-----  ------  --------  --------------------  ------------------  -------------------------------------------------------

 121     139                        4,740,431         63.7                            L(24),Def(88),O(3)
 122     140                        4,170,737         64.2                            L(24),Def(93),O(3)
 123     141                        4,259,179         68.8                            L(24),Def(88),O(6)
 124     142                        3,331,333         52.9                           L(36),Def(176),O(4)
 125     143      NAP               3,143,673         46.6                            L(24),Def(91),O(3)
 126     144                        3,985,611         61.9                            L(24),Def(89),O(3)
 127     145                        3,965,646         66.1                            L(35),Def(80),O(4)
 128     146                        3,798,910         63.3                            L(24),Def(95),O(1)
 129     147                        3,404,412         56.7                        L(35),Grtr1%orYM(81),O(4)
 130     148                        3,672,579         65.6                           L(35), Def(80), O(4)
 131     149                           89,436         1.5                            L(24),Def(212),O(3)
 132     150                        3,430,405         58.6                            L(24),Def(92),O(3)
 133     151                        3,495,817         62.4                            L(35),Def(80),O(4)
 134     152                        3,534,032         65.4                            L(24),Def(92),O(4)
 135     153      NAP               3,489,368         63.4                            L(24),Def(86),O(3)
 136     154                        3,569,695         68.6                            L(24),Def(92),O(3)
 137     155                        2,807,388         55.6                            L(24),Def(92),O(4)
 138     156                        3,149,365         67.0                            L(24),Def(88),O(6)
 139     157                        3,570,000         60.5                        L(35),Grtr1%orYM(22),O(2)
 140     158                        3,500,000         65.0                            L(34),Def(80),O(4)
 141     159                        2,847,029         63.3                            L(24),Def(92),O(3)
 142     160                        2,871,169         60.6                            L(35), Def(80),O(4)
 143     161                        2,965,703         64.5         L(24),Grtr1%orYM(24), PP3%(12), PP2%(12), PP1%(10),O(2)
 144     162                        2,160,087         35.9                           L(34),Def(176),O(4)
 145     163                        2,598,773         65.8                            L(24),Def(93),O(3)
 146     164                        2,608,185         59.3                            L(24),YM1(93),O(2)
 147     165      NAP               2,617,492         61.6                            L(24),Def(86),O(3)
 148     166      NAP               2,723,131         66.9                            L(24),Def(92),O(3)
 149     167                        2,385,115         62.6                       L(58),Grtr1% or YM(54),O(7)
 150     168                        2,603,424         55.4                           L(24),Def(92),O(3)
 151     169                        2,478,226         38.0                           L(36),Def(80),O(4)
 152     170                        2,379,910         66.1                           L(24),Def(91),O(3)
 153     171                        2,342,277         65.1                           L(24),Def(93),O(3)
 154     172                        2,313,653         65.9                        L(32),GRTR1%orYM(81),O(4)
 155     173                        2,312,513         45.3                        L(24),Grtr1%orYM(86),O(4)
 156     174                        2,700,000         64.9                           L(34),Def(80),O(4)
 157     175                        2,109,735         63.0                           L(24),Def(92),O(3)
 158     176                        1,964,460         53.1                           L(24),Def(91),O(3)
 159     177      NAP               2,142,712         61.2                               YM(111),O(3)
 160     178                        2,076,452         48.0                            L(24),Def(91),O(3)
 161     179   11/11/30             2,476,400         53.8                        L(36),Grtr1%orYM(19),O(4)
 162     180      NAP               2,005,708         40.5                            L(24),Def(92),O(3)
 163     181                        1,906,515         52.5                            L(36),Def(80),O(4)
 164     182                        1,852,378         59.8                            L(24),Def(93),O(3)
 165     183                           44,198         1.3                            L(24),Def(212),O(3)
 166     184      NAP               1,358,282         51.5                            L(24),Def(92),O(4)
 167     185                        1,337,954         44.6                            L(24),Def(93),O(3)
 168     186                           36,886         1.5                            L(24),Def(211),O(3)
 169     187      NAP               1,379,513         65.7                            L(24),Def(89),O(3)
 170     188                        1,620,000         79.7                            L(24),Def(95),O(1)
 171     189                        1,442,923         53.4         L(24),Grtr1%orYM(24), PP3%(12), PP2%(12), PP1%(10),O(2)
 172     190                        1,310,253         69.9                        L(24),Grtr1%orYM(90),O(4)
 173     191                            8,639         0.3                             L(24),Def(91),O(3)
 174     192                        1,092,762         39.6                            L(24),Def(92),O(3)
 175     193                           25,819         1.4                            L(24),Def(211),O(3)
 176     194                          840,587         41.6                            L(24),Def(92),O(3)
 177     195                           18,337         1.5                            L(24),Def(211),O(3)

ANNEX A-1

ANNEX                                      Most Recent  Most Recent                          UW (1),(12),(16),(21)
 ID #  LOAN #  2003 NOI ($)  2004 NOI ($)    NOI ($)      NOI Date   UW NOI ($)  UW NCF ($)        DSCR (x)         TITLE TYPE  PML %
-----  ------  ------------  ------------  -----------  -----------  ----------  ----------  ---------------------  ---------  -----

 121     139        697,360       730,808                               701,992     609,061  1.69                      Fee
 122     140        363,471       360,473      381,393    08/31/05      419,835     411,585  1.25                      Fee      18.0
 123     141        358,992       433,397      398,269    08/31/05      434,340     408,840  1.27                      Fee
 124     142                                   589,745    08/31/05      649,380     606,380  1.55                      Fee
 125     143        362,047       418,587                               528,271     496,824  1.23                      Fee
 126     144              0       275,924            0         NAP      466,060     410,279  1.28                      Fee
 127     145        515,119       465,811      424,563    07/31/05      533,055     485,880  1.51                      Fee
 128     146                                                            411,671     396,578  1.24                      Fee
 129     147                                   639,229    09/19/05      465,074     416,680  1.28                      Fee
 130     148                      246,732      330,360    06/30/05      421,194     387,303  1.29                      Fee
 131     149                                                            446,207     426,716  1.19                      Fee
 132     150              0             0            0         NAP      419,626     355,689  1.17                      Fee
 133     151        692,184       622,822      671,489    07/31/05      547,146     481,665  1.70                      Fee
 134     152                                                            414,091     394,054  1.33                      Fee
 135     153        498,005       510,126                               439,019     413,278  1.46                      Fee
 136     154                      302,187      309,644    08/31/05      403,611     392,811  1.42                      Fee
 137     155        426,349       355,684      177,172    09/30/05      470,260     398,295  1.25                      Fee
 138     156        246,518       514,239      375,972    08/31/05      413,203     377,703  1.46                      Fee
 139     157                                                            396,900     395,388  2.40                      Fee
 140     158        414,738       426,063      445,870    06/30/05      416,523     386,545  2.12                      Fee
 141     159        416,532       393,508      409,579    08/31/05      374,523     340,523  1.51                      Fee
 142     160                                   375,842    06/30/05      328,324     298,496  1.26                      Fee
 143     161        353,930       472,368      439,943    06/30/05      404,837     348,735  1.51                      Fee
 144     162                       46,065      398,164    07/31/05      374,712     346,712  1.40                      Fee
 145     163        186,515       227,495      252,025    08/31/05      252,826     248,326  1.21                      Fee      19.0
 146     164        368,287       396,943            0         NAP      309,959     294,264  1.36                      Fee
 147     165        -35,684       133,848                               310,884     285,884  1.30                      Fee
 148     166        302,361       245,505                               307,634     283,752  1.38                      Fee
 149     167                                   349,957    08/31/05      328,842     281,742  1.26                      Fee
 150     168        206,603       171,751      279,715    06/30/05      292,494     272,733  1.31                      Fee
 151     169        366,532       261,253      279,728    09/30/05      314,613     295,863  1.51                      Fee
 152     170                                   351,660    08/31/05      353,759     328,759  1.74                      Fee
 153     171        183,667       196,386      226,640    06/30/05      227,702     222,202  1.20                      Fee      19.0
 154     172        279,525       273,899      275,559    03/31/05      266,372     254,372  1.38                      Fee
 155     173                                                            312,192     278,830  1.51                      Fee
 156     174        284,837       331,790      342,216    06/30/05      320,246     299,354  2.13                      Fee
 157     175        247,497       254,398      255,011    12/31/05      258,195     254,145  1.51                      Fee      12.0
 158     176                                                            250,931     249,254  1.28                      Fee
 159     177        344,796       308,082                               283,548     253,957  1.43                      Fee
 160     178                      216,266      247,632    08/31/05      248,098     244,398  1.46                      Fee      17.0
 161     179                                                            305,591     303,353  2.64                      Fee
 162     180                                                            325,601     286,955  1.75                      Fee
 163     181                                                            225,697     213,570  1.33                      Fee
 164     182        184,487       176,810      185,409    08/31/05      196,193     191,693  1.31                      Fee      19.0
 165     183                      240,377                               252,650     237,558  1.34                      Fee
 166     184                                                            192,129     172,332  1.28                      Fee
 167     185                                                            213,524     211,888  1.62                      Fee
 168     186                      179,431      154,427    08/31/05      193,351     179,974  1.23                      Fee
 169     187                                                            158,559     155,409  1.38                      Fee
 170     188                                                            132,545     128,428  1.51                      Fee
 171     189                                   142,373    06/30/05      180,806     163,091  1.43                      Fee
 172     190        173,398       184,018      182,225    06/30/05      184,341     165,916  1.65                      Fee
 173     191        234,378       234,378      233,478    04/30/05      228,788     225,181  1.17                      Fee
 174     192        207,564       180,646      197,402    08/31/05      176,356     172,806  1.91                      Fee      29.0
 175     193        159,699       144,561      136,535    06/30/05      146,949     140,095  1.37                      Fee
 176     194        167,380       177,929      167,853    07/31/05      141,550     139,200  2.00                      Fee      40.0
 177     195                                                             97,067      90,004  1.23                      Fee

ANNEX A-1

                                       UPFRONT ESCROW(13),(20),(27),(28),(29),(30),(31)
               ---------------------------------------------------------------------------------------------------------
ANNEX          UPFRONT CAPEX  UPFRONT ENGIN.  UPFRONT ENVIR.  UPFRONT TI/LC  UPFRONT RE TAX  UPFRONT INS.  UPFRONT OTHER
 ID #  LOAN #   RESERVE ($)     RESERVE ($)     RESERVE ($)    RESERVE ($)     RESERVE ($)    RESERVE ($)   RESERVE ($)
-----  ------  -------------  --------------  --------------  -------------  --------------  ------------  -------------

 121     139               0         900,000               0        150,000         108,892         9,182              0
 122     140               0          10,000               0              0           7,366         7,675        106,813
 123     141               0               0               0              0          24,456        14,756              0
 124     142               0               0               0              0               0             0              0
 125     143               0         138,125          39,000          4,336           4,021         2,240              0
 126     144               0               0               0              0          63,740         7,495              0
 127     145               0               0               0              0               0             0              0
 128     146             255               0               0         31,778           8,345         2,402         16,407
 129     147               0               0               0              0               0             0              0
 130     148               0               0               0         32,967               0             0              0
 131     149               0               0               0              0          20,229         4,257              0
 132     150               0               0               0              0          57,027        12,616              0
 133     151         267,313               0               0              0               0             0              0
 134     152               0               0               0              0           2,388         3,748              0
 135     153               0               0               0              0          10,294         8,406              0
 136     154               0           3,750               0              0           4,808         1,011              0
 137     155               0          11,850               0          5,000          35,239           792         51,809
 138     156               0          18,750               0              0           6,998        26,210              0
 139     157               0               0               0              0               0             0              0
 140     158               0               0               0              0               0             0              0
 141     159               0           2,250               0              0          17,522         8,317              0
 142     160               0               0               0              0               0             0              0
 143     161             574           4,000               0          4,102          53,099         1,214              0
 144     162               0               0               0              0               0             0              0
 145     163               0           3,750               0              0           3,484         4,296          7,563
 146     164               0               0               0              0          77,544         5,406              0
 147     165               0             625               0              0           1,113        20,000              0
 148     166               0               0               0        100,000           3,452             0        200,000
 149     167               0               0               0              0               0             0              0
 150     168               0               0               0         50,000          64,537         7,513              0
 151     169               0               0          13,500              0               0             0              0
 152     170               0           6,250               0              0          15,218         6,286          1,250
 153     171               0               0               0              0           4,147         4,668         10,713
 154     172               0               0               0              0               0             0              0
 155     173             158               0               0        123,060          17,502         2,424              0
 156     174               0               0               0              0               0             0              0
 157     175               0               0               0              0           6,348           906              0
 158     176               0               0               0              0               0             0              0
 159     177               0               0               0        100,000          49,329        19,123              0
 160     178               0               0               0              0           3,773           514              0
 161     179               0               0               0              0               0             0              0
 162     180               0               0               0              0          59,389         3,972              0
 163     181               0               0               0              0               0             0              0
 164     182               0           3,750               0              0           4,562         3,418          8,888
 165     183               0               0               0              0          22,400         4,860         18,000
 166     184               0               0           6,250              0          28,717         2,271              0
 167     185               0               0               0              0               0             0              0
 168     186               0               0               0              0           2,131         3,247         70,000
 169     187               0               0               0              0               0           571              0
 170     188               0               0               0              0           3,790            83              0
 171     189               0               0               0          1,371          27,656           424          1,268
 172     190               0               0               0              0          11,825         5,168         20,000
 173     191               0             750               0              0               0             0              0
 174     192               0               0               0              0           3,647         2,310              0
 175     193               0             300               0              0           1,209         1,679              0
 176     194               0               0               0              0           3,609         1,833              0
 177     195               0             300               0              0             883         1,805              0

ANNEX A-1

                                                MONTHLY ESCROW(14),(20)
               -----------------------------------------------------------------------------------------
ANNEX          MONTHLY CAPEX  MONTHLY ENVIR.  MONTHLY TI/LC  MONTHLY RE TAX  MONTHLY INS.  MONTHLY OTHER  SINGLE
 ID #  LOAN #   RESERVE ($)     RESERVE ($)    RESERVE ($)     RESERVE ($)    RESERVE ($)   RESERVE ($)   TENANT
-----  ------  -------------  --------------  -------------  --------------  ------------  -------------  ------

 121     139           2,286               0          4,572          12,099         2,296              0    No
 122     140             688               0              0           1,842           860              0    No
 123     141           2,125               0              0           4,076         1,230              0    No
 124     142           3,583               0              0           6,958         4,258              0    No
 125     143             670               0              0           4,021           560              0    No
 126     144               0               0              0           8,181         1,499              0    No
 127     145           3,931               0              0          14,255         1,544              0    No
 128     146             255               0          2,543           8,345      1,201.00              0    No
 129     147             500               0                          3,250           452              0    Yes
 130     148           1,056               0          1,333           2,828         1,049              0    No
 131     149             230               0          1,721           3,372           473              0    No
 132     150               0               0          4,000           4,752         1,252              0    No
 133     151           1,764               0          2,083          11,000         1,169              0    No
 134     152             165               0          2,000          23,387           469              0    No
 135     153             631               0              0           2,390         1,567              0    No
 136     154             900               0              0           4,808         1,011              0    No
 137     155             999               0          5,000           7,048           792              0    No
 138     156           6,000               0              0           6,998         3,276              0    No
 139     157               0               0              0               0             0              0    Yes
 140     158           2,498               0              0           6,350             0              0    No
 141     159           2,833               0              0           2,503         1,188              0    No
 142     160             442               0          1,500           6,039           578              0    No
 143     161             574               0          4,102           8,850         1,214              0    No
 144     162           2,334               0              0          10,092         2,333              0    No
 145     163             375               0              0             871           480              0    No
 146     164           9,417               0              0           7,754         1,802              0    No
 147     165           2,083               0              0             371         1,798              0    No
 148     166             460               0          3,000           1,950           575              0    No
 149     167           1,385               0            417           4,346         1,520              0    No
 150     168               0               0          2,027           5,867         1,503              0    No
 151     169           1,563               0              0               0             0              0    No
 152     170           2,085               0              0           2,174         3,143              0    No
 153     171             458               0              0           1,037           541              0    No
 154     172           1,000               0              0           3,699           523              0    No
 155     173             158               0              0           2,917           404              0    No
 156     174           1,741               0              0           6,000         1,306              0    No
 157     175               0               0              0           3,174           906              0    No
 158     176             140               0              0               0             0              0    Yes
 159     177             917               0          2,611           9,866         1,366              0    No
 160     178               0               0              0           3,773           514              0    No
 161     179               0               0              0               0             0              0    Yes
 162     180               0               0              0           4,949         1,324              0    Yes
 163     181             309               0              0           3,762             0              0    Yes
 164     182             375               0              0           1,141           377              0    No
 165     183             187               0          1,400           3,733           540              0    No
 166     184             280               0              0           4,786           379              0    Yes
 167     185               0               0              0               0             0              0    Yes
 168     186             172               0            687           2,131           406              0    No
 169     187             292               0              0           3,360         1,284              0    No
 170     188              88               0            431             632            83              0    Yes
 171     189             106               0          1,371           4,609           424              0    No
 172     190           1,396               0              0           1,971           861              0    No
 173     191               0               0              0               0             0              0    Yes
 174     192               0               0              0           1,823           289              0    No
 175     193              67               0            500           1,209           210              0    No
 176     194               0               0              0           1,804           229              0    No
 177     195              83               0            625             883           226              0    No

ANNEX A-1

                                     LARGEST TENANT                                            2ND LARGEST TENANT
               -------------------------------------------------------------  ------------------------------------------------------
ANNEX                                                      UNIT      LEASE                                                   LEASE
 ID #  LOAN #  LARGEST TENANT                              SIZE   EXPIRATION  2ND LARGEST TENANT               UNIT SIZE  EXPIRATION
-----  ------  ----------------------------------------  -------  ----------  -------------------------------  ---------  ----------

 121     139   S.P. Richards                             114,760   01/31/08   Midwest Apparel Express             54,414   03/31/09
 122     140
 123     141
 124     142
 125     143   Advance Auto Parts                         20,740   10/31/10   C.J. Woodmaster                      8,450   04/30/09
 126     144   Yellow Cab Management, Inc.                57,511   10/27/16   Shorebank Advisory Services         19,196   10/31/13
 127     145
 128     146   Playtime Hourly Child Care                  2,552   06/30/10   Joe's Pizza & Pasta                  2,000   04/30/10
 129     147   Chrstiana Care Health Initiatives          30,000   06/30/10
 130     148   Family Dollar                               6,640   01/31/10   The Meeting Place                    4,620   01/31/10
 131     149   Cincinnati Tan Company, Inc.                3,200   05/31/10   The Mattress Place, Inc.             3,200   03/31/08
 132     150   United Equities Inc.                        7,235   09/30/10   Construction Supervisors             5,303   09/30/07
 133     151   GSA - Army Navy Airforce                   56,094   11/07/13   Cornerstone Church                  16,687   11/30/10
 134     152   Prudential Carter Duffy                    11,885   10/26/17   Gold Bank                            3,412   12/31/14
 135     153   Lowes Food                                 40,482   05/22/21   Quality Clothing Ladies Apparel      2,040   04/30/05
 136     154
 137     155   Goodrich Corporation                       26,579   01/31/08   Chapman Law Firm                    17,937   10/31/20
 138     156
 139     157   Walgreens                                  15,120   12/31/61
 140     158
 141     159
 142     160   Michael G. Smith                            2,590   06/30/07   Apple Orthodonitx Inc                2,575   08/31/06
 143     161   Nutech Energy                              12,230   03/31/08   Degussa Engineering                  8,037   05/31/08
 144     162
 145     163
 146     164   N/A                                            NA     N/A      N/A                                     NA     N/A
 147     165
 148     166   The College Network                         7,732   01/31/06   Pacific Lighting                     2,940   04/30/06
 149     167   Westlake Hardware                          22,815   04/30/10   Stage Stores                        13,300   01/31/09
 150     168   Shivji Enterprises, Inc.                    4,506   08/31/08   Dr. Sheryl H. Griffith               4,200   06/30/09
 151     169
 152     170
 153     171
 154     172
 155     173   Sprint PCS                                  2,509   06/30/09   David Weekley                        2,320   06/30/10
 156     174
 157     175
 158     176   Rite Aid                                   11,180   05/09/25
 159     177   Village Market                             50,000   11/30/10   Big King Buffet                      7,081   06/30/12
 160     178
 161     179   Golfsmith NU, L.L.C.                       14,920   01/01/15
 162     180   HH Gregg                                   60,575   07/18/15
 163     181   Tractor Supply                             24,727   11/01/20
 164     182
 165     183   Royal Pet, LLC                              8,400   05/31/08   Universal 1 Credit Union, Inc.       2,800   11/30/10
 166     184   Philadelphia Gear                          33,600   12/31/16
 167     185   Eckerd Corporation                         10,908   02/25/20
 168     186   Family Dollar                               8,000   12/31/13   Hua Y. Ren & Ya Lin                  4,140   11/30/13
 169     187
 170     188   Advanced Auto Parts                         7,000   03/31/09
 171     189   Fashion Cleaners                            2,765   08/31/14   Los Burritos                         2,635   07/31/10
 172     190
 173     191   Staples The Office Superstore East, Inc.   24,049   03/31/14
 174     192
 175     193   Sprint PCS                                  3,200   12/17/08   Once Upon A Child                    2,800   07/31/07
 176     194
 177     195   Denny's Dollar                              6,000   09/30/09   Movie Gallery                        4,000   04/30/11

ANNEX A-1

                                    3RD LARGEST TENANT
               -------------------------------------------------------------
ANNEX                                                                LEASE    ANNEX
 ID #  LOAN #  3RD LARGEST TENANT                      UNIT SIZE  EXPIRATION   ID #  LOAN #
-----  ------  --------------------------------------  ---------  ----------  -----  ------

 121     139   Consolidated Manufacturing                 21,780   12/31/07    121     139
 122     140                                                                   122     140
 123     141                                                                   123     141
 124     142                                                                   124     142
 125     143   Fujiyama Japanese Steak House               7,272   04/30/14    125     143
 126     144   The Grand, Inc.                            11,500   06/30/05    126     144
 127     145                                                                   127     145
 128     146   Dr. Robert Karr                             1,690   01/31/15    128     146
 129     147                                                                   129     147
 130     148   Pink Beauty                                 3,200   04/30/15    130     148
 131     149   Buddy's Carpet & Flooring, LLC              3,186   02/28/10    131     149
 132     150   Century Title Co.                           4,244   06/30/10    132     150
 133     151   FC Stone                                   11,090   04/12/07    133     151
 134     152   Country Financial                           3,000   04/30/10    134     152
 135     153   American General                            1,920   09/30/06    135     153
 136     154                                                                   136     154
 137     155   Lakeside Title and Escrow Agency, Inc.      5,949   10/31/10    137     155
 138     156                                                                   138     156
 139     157                                                                   139     157
 140     158                                                                   140     158
 141     159                                                                   141     159
 142     160   Wayne LeSuerer                              2,395   06/30/13    142     160
 143     161   Comm Asset Management                       3,647   03/31/08    143     161
 144     162                                                                   144     162
 145     163                                                                   145     163
 146     164   N/A                                            NA     N/A       146     164
 147     165                                                                   147     165
 148     166   JHR Associates                              2,450   06/30/06    148     166
 149     167   Dollar General                             10,249   04/30/08    149     167
 150     168   Dr. Paul Phang                              2,000   10/31/11    150     168
 151     169                                                                   151     169
 152     170                                                                   152     170
 153     171                                                                   153     171
 154     172                                                                   154     172
 155     173   The Great Frame Up                          1,600   06/30/10    155     173
 156     174                                                                   156     174
 157     175                                                                   157     175
 158     176                                                                   158     176
 159     177   Upjohn Institute                            5,785   09/30/07    159     177
 160     178                                                                   160     178
 161     179                                                                   161     179
 162     180                                                                   162     180
 163     181                                                                   163     181
 164     182                                                                   164     182
 165     183   El Toro                                     2,800   04/30/08    165     183
 166     184                                                                   166     184
 167     185                                                                   167     185
 168     186   Marcos Pizza                                1,750   10/30/08    168     186
 169     187                                                                   169     187
 170     188                                                                   170     188
 171     189   Sarpino's Pizza                             1,750   08/10/09    171     189
 172     190                                                                   172     190
 173     191                                                                   173     191
 174     192                                                                   174     192
 175     193   Plato's Closet                              2,000   07/31/07    175     193
 176     194                                                                   176     194
 177     195                                                                   177     195

                             FOOTNOTES TO ANNEX A-1

(1)     With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR,
        Current LTV % and Maturity LTV % are calculated on an aggregate basis.

(2)     For Mortgage Loans secured by multiple Mortgaged Properties, each Mortgage Loan's
        Original Balance ($), Current Balance ($), and Maturity/ARD Balance ($) is allocated to the respective Mortgaged Property based on the Mortgage Loan documentation or the
        Mortgage Loan Seller's determination of the appropriate allocation.

(3)     Each number identifies a group of cross-collateralized, cross-defaulted mortgage loans.

(4)     each letter identifies a group of related borrowers.

(5)     For each Mortgage Loan, the excess of the related Interest Rate over the related Servicing
        Fee Rate and the Trustee Fee Rate (together, the "Admin Fee").

(6)     For Mortgage Loans that are Interest-Only for their entire term, the Monthly Debt Service was calculated as 1/12th of the product of (i) the Original Balance, (ii) the Interest Rate and (iii) 365/360.
        For Loan Numbers 34, 35, 40, 157 and 179, the Monthly Debt Service was calculated as
        1/12th of the product of (i) the Original Balance and (ii) the Interest Rate.

(7)     Annual Debt Service is calculated by multiplying the Monthly Debt Service by 12.

(8)     For Mortgage Loans with an Interest-Only period, the I/O Period reflects the initial
        Interest-Only period as of the respective Note Date of the Mortgage Loan.

(9)     For ARD Loans, the related Anticipated Repayment Date.

(10)    For ARD Loans, calculated as of the related Anticipated Repayment Date.

(11)    The "L" component of the prepayment provision represents remaining lockout payments.
        The "Def" component of the prepayment provision represents remaining defeasance payments.
        With respect to Loan Numbers 1, 2, 5, 37, 39 and 154, the "L" component and the "Def"
        component of the prepayment provision could in some cases be impacted by the timing of the securitization of the associated pari-passu portion or B-note.

(12)    The UW DSCR for all partial interest-only loans was calculated based on the first principal and interest payment made after the Closing Date during the term of the loan.

(13)    Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(14)    Represents the monthly amounts required to be deposited by the borrower. The amount required to be deposited in such account may be capped pursuant to the loan documents.

(15)    For Mortgage Loans that have a first payment date in February 2006 the applicable
        Mortgage Loan Seller will remit to the Trustee an amount that will be sufficient to cover the interest shortfall that would otherwise occur on the first Distribution Date.

(16)    With regards to Houston Galleria (Loan Number 2), the following fields were calculated using the Current Balance($) for only the pooled component on the loan: (I) Current LTV
        %, (ii) Original Balance per Unit ($), (iii) Current Balance per Unit ($), (iv) Maturity LTV %,
        and (v) UW DSCR.

(17)    With respect to Loan Numbers 35, 41, 48, 50, 51, 74, 81, 109 and 130, the appraisal values and appraisal dates are reflective of the as-stablized values defined in the respective appraisals.

                                     A-1-1

(18)    With respect to Loan Number 1, the loan consists of two cross-collateralized and cross-defaulted loans, referred to as Loan I and Loan II, which had an original principal balance of $212,880,140 and $203,119,860, respectively, inclusive of the $81,000,000
        B-Note.

(19)    With respect to Loan Number 6, the loan was originated in the original principal amount of $232,000,000, but $72,000,000 in principal was prepaid and the lien on the portion of the property known as the Grand Plaza West Tower was released in November 2005.

(20)    For Loan Number 6, the initial and monthly escrows shown hereby are based on the original principal balance of $232,000,000 and were established at the origination of such loan. The escrows were subsequently adjusted to reflect the release of the Grand Plaza
        West Tower.

(21)    In the case of 11 Mortgage Loans identified as 4, 35, 36, 41, 48, 50, 51, 68, 82, 96 and 100, the debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related Mortgage Property on a "stabilized"
        basis that are consistent with the respective performance-related criteria required to obtain the release of certain escrows pursuant to the related loan documents.

(22)    With respect to Loan Numbers 1 and 55, the appraised value is based on a portfolio market valuation of the properties which is greater than the sum of the individual respective market values.

(23)    With respect to Loan Number 106, the property is secured by an 1.5 acre parcel of land ground leased to "JW Marriot Le Merigot Beach Hotel," which owns their respective improvements.

(24)    With respect to Loan Numbers 1, 37 and 70, Monthly Debt Service reflects the average of the first twelve principal and interest payments made into the trust. Please refer to Annex
        H for the complete amortization schedules.

(25)    In respect to Loan Number 1, during the lockout period, the Borrower may prepay up to
        10% of the whole loan principal balance subject to yield maintenance.

(26)    The Colony Portfolio loan (Loan Numbers 8 - 15) is secured by 8 mortgaged properties, each with its own maturity date and prepayment lockout period, and therefore it is treated as 8 mortgage loans each secured by a separate mortgaged property.

(27)    With respect to Loan Number 3, the mortgagee will collect $18,688,000 at closing to be released upon the Mortgaged Property demonstrating a minimum debt service coverage ratio of 0.90x based on mortgagee's underwritten cash flow and an assumed mortgage constant of 10.09% within 36 months of loan closing. $5,000,000 at cosing will be collected to be used in connection with leasing commissions and tenant improvements for the following tenants: Holland America, US Customs, and Washington State Housing. The
        upfront leasing reserve shall be released proportionately on the basis of rentable square footage.

(28)    With respect to 2 Grand Central Tower (Loan Number 4), the current balances for the TI/LC
        Reserve and CapEx Reserve are $7,473,874 and $1,734,028 respectively.

(29)    With respect to 610 Broadway (Loan Number 36), the current balances for the TI/LC
        Reserve and Other Reserve are $2,335,744 and $267,023 respectively.

(30)    With respect to Front Business Center (Loan Number 139), the current balance for the
        Engineering Reserve is $757,397.

(31)    With respect to Ivywood Apartments (Loan Number 190), the entire amount of the Zoning
        Compliance Reserve was released.

                                     A-1-2

(32)    With respect Loan Number 188, in the event that the related borrower does not deliver a certificate of occupancy with respect to the mortgaged property and a tenant estoppel certificate acceptable to the lender within 6 months of the origination date, the holdback in the amount of $1,620,000 will be applied to prepay the outstanding principal balance of the Mortgage Loan in full, with yield maintenance. In that event, the cross-collateralization and cross-default arrangements between the Loan Numbers 73 and
        188 will be terminated and the mortgaged property securing Loan Number 188 will be released, with no default under Loan Number 73.

                                     A-1-3

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                       ANNEX A-2

                              CUT-OFF DATE BALANCES

                                                                                       WEIGHTED AVERAGES
                                                                     ----------------------------------------------------
                                             AGGREGATE       % OF                 STATED            CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE     LTV RATIO
                               MORTGAGE        DATE          POOL    MORTGAGE      TERM       UW      LTV          AT
CUT-OFF DATE BALANCES           LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)    DSCR    RATIO    MATURITY(1)
---------------------------   ---------   --------------   -------   --------   ---------   -----   -------   -----------

$866,213     - $2,999,999         27      $   54,833,871      1.3%    5.4162%      128      1.53x    66.7%       49.9%
$3,000,000   - $3,999,999         16          52,954,375      1.3     5.4419       118      1.49x    70.0%       60.6%
$4,000,000   - $4,999,999         17          75,689,463      1.8     5.5706       130      1.36x    75.1%       58.1%
$5,000,000   - $6,999,999         25         149,624,030      3.6     5.4701       123      1.46x    71.0%       61.0%
$7,000,000   - $9,999,999         26         210,795,266      5.0     5.4504       119      1.42x    72.2%       61.9%
$10,000,000  - $14,999,999        28         358,482,998      8.5     5.4436       109      1.36x    73.3%       65.0%
$15,000,000  - $24,999,999        24         465,869,500     11.1     5.4715       105      1.37x    70.9%       64.9%
$25,000,000  - $49,999,999        14         478,067,704     11.4     5.2917        97      1.56x    71.7%       66.3%
$50,000,000  - $149,999,999       12         958,326,428     22.8     5.4517       110      1.38x    75.2%       68.0%
$150,000,000 - $335,000,000        6       1,391,783,146     33.2     5.2007        99      1.68x    61.0%       58.7%
                                 ---      --------------    -----     ------       ---      ----     ----        ----
TOTAL:                           195      $4,196,426,780    100.0%    5.3539%      106      1.50X    69.0%       63.0%
                                 ===      ==============    =====     ======       ===      ====     ====        ====

                                 MORTGAGE RATES

                                                                                        WEIGHTED AVERAGES
                                                                     ----------------------------------------------------
                                             AGGREGATE       % OF                 STATED            CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE     LTV RATIO
                               MORTGAGE        DATE          POOL    MORTGAGE      TERM       UW      LTV          AT
MORTGAGE RATES                  LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)    DSCR    RATIO    MATURITY(1)
---------------------------   ---------   --------------   -------   --------   ---------   -----   -------   -----------

4.5650% - 4.9999%                  8      $  339,553,665      8.1%    4.7230%       65      1.97x    56.2%       54.3%
5.0000% - 5.4999%                106       2,508,812,308     59.8     5.2654       104      1.52x    68.5%       63.2%
5.5000% - 5.9999%                 77       1,309,448,650     31.2     5.6629       118      1.35x    73.1%       65.1%
6.0000% - 7.0000%                  4          38,612,157      0.9     6.1692       127      1.46x    74.7%       60.4%
                                 ---      --------------    -----     ------       ---      ----     ----        ----
TOTAL:                           195      $4,196,426,780    100.0%    5.3539%      106      1.50X    69.0%       63.0%
                                 ===      ==============    =====     ======       ===      ====     ====        ====

                       ORIGINAL TERM TO MATURITY IN MONTHS

                                                                                        WEIGHTED AVERAGES
                                                                     ----------------------------------------------------
                                             AGGREGATE       % OF                 STATED            CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE     LTV RATIO
ORIGINAL TERM TO               MORTGAGE        DATE          POOL    MORTGAGE      TERM       UW      LTV          AT
MATURITY IN MONTHS(1)           LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)    DSCR    RATIO    MATURITY(1)
---------------------------   ---------   --------------   -------   --------   ---------   -----   -------   -----------

 51 -  60                         12      $  673,737,578     16.1%    5.0259%       52      1.70x    67.6%       66.7%
 61 -  84                         18         306,127,984      7.3     5.3732        80      1.59x    68.6%       67.8%
 85 - 120                        153       3,160,309,100     75.3     5.4136       118      1.45x    69.3%       62.4%
121 - 180                          3          18,593,655      0.4     5.5850       154      1.28x    74.2%       58.7%
181 - 240                          9          37,658,463      0.9     5.9379       234      1.40x    64.8%       11.1%
                                 ---      --------------    -----     ------       ---      ----     ----        ----
TOTAL:                           195      $4,196,426,780    100.0%    5.3539%      106      1.50X    69.0%       63.0%
                                 ===      ==============    =====     ======       ===      ====     ====        ====

(1)  For the ARD loans, the Anticipated Repayment Date.

                                     A-2-1

                      REMAINING TERM TO MATURITY IN MONTHS

                                                                                        WEIGHTED AVERAGES
                                                                     ----------------------------------------------------
                                             AGGREGATE       % OF                 STATED            CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE     LTV RATIO
REMAINING TERM TO              MORTGAGE        DATE          POOL    MORTGAGE      TERM       UW      LTV          AT
MATURITY IN MONTHS(1)           LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)    DSCR    RATIO    MATURITY(1)
---------------------------   ---------   --------------   -------   --------   ---------   -----   -------   -----------

 39 -  60                         12      $  673,737,578     16.1%    5.0259%       52      1.70x    67.6%       66.7%
 61 -  84                         18         306,127,984      7.3     5.3732        80      1.59x    68.6%       67.8%
 85 - 120                        153       3,160,309,100     75.3     5.4136       118      1.45x    69.3%       62.4%
121 - 180                          3          18,593,655      0.4     5.5850       154      1.28x    74.2%       58.7%
181 - 240                          9          37,658,463      0.9     5.9379       234      1.40x    64.8%       11.1%
                                 ---      --------------    -----     ------       ---      ----     ----        ----
TOTAL:                           195      $4,196,426,780    100.0%    5.3539%      106      1.50X    69.0%       63.0%
                                 ===      ==============    =====     ======       ===      ====     ====        ====

                     ORIGINAL AMORTIZATION TERM IN MONTHS(2)

                                                                                        WEIGHTED AVERAGES
                                                                     ----------------------------------------------------
                                             AGGREGATE       % OF                 STATED            CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE     LTV RATIO
ORIGINAL AMORTIZATION          MORTGAGE        DATE          POOL    MORTGAGE      TERM       UW      LTV          AT
TERM IN MONTHS                  LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)    DSCR    RATIO    MATURITY(1)
---------------------------   ---------   --------------   -------   --------   ---------   -----   -------   -----------

120 - 240                         11      $   55,070,842      2.0%    5.6331%      183      1.35x    65.0%       16.7%
241 - 300                         10          99,990,367      3.6     5.5798       114      1.38x    70.2%       56.2%
301 - 330                          2          90,545,674      3.3     5.6355       118      1.14x    79.9%       70.4%
331 - 397                        134       2,509,444,040     91.1     5.3343       112      1.38x    70.8%       62.8%
                                 ---      --------------    -----     ------       ---      ----     ----        ----
TOTAL:                           157      $2,755,050,923    100.0%    5.3590%      114      1.37X    70.9%       61.9%
                                 ===      ==============    =====     ======       ===      ====     ====        ====

                    REMAINING AMORTIZATION TERM IN MONTHS(2)

                                                                                        WEIGHTED AVERAGES
                                                                     ----------------------------------------------------
                                             AGGREGATE       % OF                 STATED            CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE     LTV RATIO
REMAINING AMORTIZATION        MORTGAGE          DATE         POOL    MORTGAGE      TERM       UW      LTV          AT
TERM IN MONTHS                  LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)    DSCR    RATIO    MATURITY(1)
---------------------------   ---------   --------------   -------   --------   ---------   -----   -------   -----------

118 - 240                         11      $   55,070,842      2.0%    5.6331%      183      1.35x    65.0%       16.7%
241 - 300                         10          99,990,367      3.6     5.5798       114      1.38x    70.2%       56.2%
301 - 330                          2          90,545,674      3.3     5.6355       118      1.14x    79.9%       70.4%
331 - 397                        134       2,509,444,040     91.1     5.3343       112      1.38x    70.8%       62.8%
                                 ---      --------------    -----     ------       ---      ----     ----        ----
TOTAL:                           157      $2,755,050,923    100.0%    5.3590%      114      1.37X    70.9%       61.9%
                                 ===      ==============    =====     ======       ===      ====     ====        ====

(1)  For the ARD loans, the Anticipated Repayment Date.

(2)  Does not include the mortgage loans that are interest-only for their entire term.

                                     A-2-2

                               AMORTIZATION TYPES

                                                                                      WEIGHTED AVERAGES
                                                                     ---------------------------------------------------
                                             AGGREGATE       % OF                 STATED           CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING            DATE     LTV RATIO
                               MORTGAGE        DATE          POOL    MORTGAGE      TERM      UW      LTV          AT
Amortization Types              LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)   DSCR    RATIO    MATURITY(1)
---------------------------   ---------   --------------   -------   --------   ---------   ----   -------   -----------

BALLOON LOANS
Partial Interest-Only(2)          71      $1,714,726,036     40.9%    5.3660%      117      1.36x   71.9%       65.0%
Interest-Only(3)                  38       1,441,375,857     34.3     5.3440        90      1.75x   65.3%       65.3%
Balloon(4)                        78       1,009,355,072     24.1     5.3376       105      1.40x   69.5%       58.5%
                                 ---      --------------    -----     ------       ---      ----    ----        ----
SUBTOTAL:                        187      $4,165,456,965     99.3%    5.3515%      105      1.50X   69.0%       63.5%
FULLY AMORTIZING LOANS             8         $30,969,815      0.7%    5.6728%      234      1.37X   63.2%        1.3%
                                 ---      --------------    -----     ------       ---      ----    ----        ----
TOTAL:                           195      $4,196,426,780    100.0%    5.3539%      106      1.50X   69.0%       63.0%
                                 ===      ==============    =====     ======       ===      ====    ====        ====

             UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS(4)

                                                                                       WEIGHTED AVERAGES
                                                                     ---------------------------------------------------
UNDERWRITTEN                                 AGGREGATE       % OF                 STATED           CUT-OFF
CASH FLOW                     NUMBER OF       CUT-OFF      INITIAL              REMAINING            DATE     LTV RATIO
DEBT SERVICE                   MORTGAGE        DATE          POOL    MORTGAGE      TERM      UW      LTV          AT
COVERAGE RATIOS                 LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)   DSCR    RATIO    MATURITY(1)
---------------------------   ---------   --------------   -------   --------   ---------   ----   -------   -----------

1.14x - 1.19x                      5      $  103,971,333      2.5%    5.6292%      123      1.15x   78.3%       65.7%
1.20x - 1.29x                     67       1,170,853,629     27.9     5.4820       117      1.23x   75.2%       65.7%
1.30x - 1.39x                     39         549,014,654     13.1     5.4571       119      1.33x   74.0%       64.5%
1.40x - 1.49x                     33         514,808,307     12.3     5.4453       109      1.45x   71.5%       63.5%
1.50x - 1.69x                     29         973,278,902     23.2     5.3521       102      1.60x   67.3%       64.9%
1.70x - 1.99x                      9         419,430,488     10.0     4.8599        53      1.74x   63.8%       62.0%
2.00x - 2.99x                     12         457,173,467     10.9     5.1998       110      2.10x   51.2%       51.0%
3.00x - 3.31x                      1           7,896,000      0.2     4.9705       120      3.31x   25.5%       25.5%
                                 ---      --------------    -----     ------       ---      ----    ----        ----
TOTAL:                           195      $4,196,426,780    100.0%    5.3539%      106      1.50X   69.0%       63.0%
                                 ===      ==============    =====     ======       ===      ====    ====        ====

                             CUT-OFF DATE LTV RATIOS

                                                                                       WEIGHTED AVERAGES
                                                                     ---------------------------------------------------
                                             AGGREGATE       % OF                 STATED           CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING            DATE     LTV RATIO
CUT-OFF DATE                   MORTGAGE        DATE          POOL    MORTGAGE      TERM      UW      LTV          AT
LTV RATIOS                      LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)   DSCR    RATIO    MATURITY(1)
---------------------------   ---------   --------------   -------   --------   ---------   ----   -------   -----------

22.7% - 50.0%                      9      $  335,890,963      8.0%    5.3550%      120      1.98x   45.7%       45.0%
50.0% - 60.0%                     14         350,369,096      8.3     4.7948        72      1.94x   55.9%       51.8%
60.1% - 65.0%                     24         785,142,582     18.7     5.2694       111      1.53x   61.9%       55.9%
65.1% - 70.0%                     17         284,276,234      6.8     5.4132       110      1.44x   67.9%       59.5%
70.1% - 75.0%                     50         832,645,706     19.8     5.4447       100      1.51x   72.9%       68.6%
75.1% - 80.0%                     81       1,608,102,198     38.3     5.4592       110      1.31x   78.3%       70.5%
                                 ---      --------------    -----     ------       ---      ----    ----        ----
TOTAL:                           195      $4,196,426,780    100.0%    5.3539%      106      1.50X   69.0%       63.0%
                                 ===      ==============    =====     ======       ===      ====    ====        ====

(1)  For the ARD loans, the Anticipated Repayment Date.

(2)  Includes one partial interest-only ARD loan representing 0.2% of the initial pool balance.

(3)  Includes two interest-only ARD loans representing 0.3% of the initial pool balance.

(4)  Includes one amortizing ARD loan representing 1.3% of the initial pool balance.

                                     A-2-3

                           MATURITY DATE LTV RATIOS(1)

                                                                                       WEIGHTED AVERAGES
                                                                     ---------------------------------------------------
                                             AGGREGATE       % OF                 STATED           CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING            DATE     LTV RATIO
MATURITY DATE                  MORTGAGE        DATE          POOL    MORTGAGE      TERM      UW      LTV          AT
LTV RATIOS(2)                   LOANS         BALANCE      BALANCE     RATE     (MOS.)(2)   DSCR    RATIO    MATURITY(2)
---------------------------   ---------   --------------   -------   --------   ---------   ----   -------   -----------

19.1% - 30.0%                      3      $   38,005,660      0.9%    5.6132%      119      1.69x   37.0%       23.4%
30.1% - 50.0%                     15         344,686,753      8.3     5.3513       121      1.96x   48.7%       46.7%
50.1% - 60.0%                     34       1,126,445,615     27.0     5.1339       101      1.61x   61.9%       55.6%
60.1% - 70.0%                     92       1,141,209,625     27.4     5.4396       112      1.36x   73.7%       65.1%
70.1% - 79.8%                     43       1,515,109,312     36.4     5.4404        98      1.43x   76.2%       73.0%
                                 ---      --------------    -----     ------       ---      ----    ----        ----
TOTAL:                           187      $4,165,456,965    100.0%    5.3515%      105      1.50X   69.0%       63.5%
                                 ===      ==============    =====     ======       ===      ====    ====        ====

                         TYPE OF MORTGAGED PROPERTIES(3)

                                                                           WEIGHTED AVERAGES
                                                                      --------------------------
                                              AGGREGATE       % OF           CUT-OFF
                               NUMBER OF       CUT-OFF      INITIAL            DATE
                               MORTGAGED         DATE         POOL     UW      LTV
PROPERTY TYPE                 PROPERTIES       BALANCE      BALANCE   DSCR    RATIO    OCCUPANCY
---------------------------   ----------   --------------   -------   ----   -------   ---------

OFFICE
CBD                                40      $1,074,549,847     25.6%   1.56x   69.5%      88.8%
Suburban                           64         740,884,932     17.7    1.39x   74.8%      92.8%
Office/Retail                       1          60,000,000      1.4    1.22x   77.3%      99.0%
                                  ---      --------------    -----    ----    ----       ----
SUBTOTAL:                         105      $1,875,434,779     44.7%   1.48X   71.8%      90.7%

RETAIL
Anchored                           60      $  859,906,345     20.5%   1.79x   59.0%      93.7%
Unanchored                         17          96,879,405      2.3    1.29x   74.4%      97.0%
Regional Mall                       1          87,500,000      2.1    1.14x   79.9%      98.2%
Shadow Anchored                     5          26,388,126      0.6    1.28x   73.4%      91.4%
                                  ---      --------------    -----    ----    ----       ----
SUBTOTAL:                          83      $1,070,673,876     25.5%   1.68X   62.5%      94.3%

MULTIFAMILY
Garden                             69      $  658,921,401     15.7%   1.38x   73.8%      93.3%
Mid/High Rise                       1         160,000,000      3.8    1.22x   63.0%      95.0%
                                  ---      --------------    -----    ----    ----       ----
SUBTOTAL:                          70      $  818,921,401     19.5%   1.35X   71.7%      93.6%

INDUSTRIAL
Flex                               20      $  123,840,268      3.0%   1.43x   70.0%      95.4%
Warehouse/Distribution              8          49,259,979      1.2    1.38x   73.1%      99.4%
                                  ---      --------------    -----    ----    ----       ----
SUBTOTAL:                          28      $  173,100,247      4.1%   1.42X   70.9%      96.5%

SENIOR HOUSING
Independent Living                  5      $  110,219,826      2.6%   1.48x   60.4%      95.4%

HOTEL
Full Service                        7      $   56,496,000      1.3%   1.70x   62.3%        NAP
Limited Service                     5          33,592,500      0.8    1.45x   74.5%        NAP
                                  ---      --------------    -----    ----    ----       ----
SUBTOTAL:                          12      $   90,088,500      2.1%   1.60X   66.9%        NAP

MANUFACTURED HOUSING                9      $   54,891,393      1.3%   1.38x   72.1%      94.5%
SELF-STORAGE                        1      $    3,096,757      0.1%   1.36x   70.4%      86.0%
                                  ---      --------------    -----    ----    ----       ----
TOTAL:                            313      $4,196,426,780    100.0%   1.50X   69.0%      92.6%
                                  ===      ==============    =====    ====    ====       ====

(1)  Excludes fully amortizing mortgage loans.

(2)  For the ARD loans, the Anticipated Repayment Date.

(3)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
                                     A-2-4

                       MORTGAGED PROPERTIES BY LOCATION(1)

                                                                                       WEIGHTED AVERAGES
                                                                      ---------------------------------------------------
                                              AGGREGATE       % OF                 STATED           CUT-OFF
                               NUMBER OF       CUT-OFF      INITIAL              REMAINING            DATE     LTV RATIO
                               MORTGAGED        DATE          POOL    MORTGAGE      TERM      UW      LTV          AT
LOCATION                      PROPERTIES       BALANCE      BALANCE     RATE     (MOS.)(2)   DSCR    RATIO    MATURITY(2)
---------------------------   ----------   --------------   -------   --------   ---------   ----   -------   -----------

Texas                              39      $  731,887,172     17.4%    5.4325%      113      1.62x   63.7%       58.9%
New York                           29         483,407,753     11.5     5.2422        88      1.61x   72.5%       69.8%
Florida                            41         405,776,490      9.7     5.1664       105      1.54x   67.9%       62.7%
Washington                          9         251,847,048      6.0     5.6810       120      1.54x   71.1%       70.8%
Illinois                           11         247,684,504      5.9     5.4562       117      1.30x   66.1%       56.5%
Massachusetts                       4         205,388,568      4.9     5.3893       105      1.42x   74.0%       65.6%
Iowa                                3         197,843,146      4.7     4.6756        49      1.66x   57.6%       53.9%
Maryland                           13         188,720,166      4.5     5.5049        88      1.43x   70.2%       69.1%
California                         18         152,542,345      3.6     5.3490       112      1.49x   68.5%       60.6%
Colorado                            7         132,104,369      3.1     5.4763       112      1.45x   68.0%       58.9%
North Carolina                     16         131,951,544      3.1     5.2111       117      1.43x   69.4%       62.8%
New Jersey                         11         127,053,000      3.0     5.7703       119      1.25x   76.6%       64.3%
Michigan                            9         113,138,416      2.7     5.4200       119      1.34x   78.9%       66.8%
Ohio                               13         111,668,188      2.7     5.1631       114      1.67x   69.3%       62.3%
Missouri                            9          90,726,981      2.2     5.5271       108      1.50x   69.8%       64.1%
Georgia                             6          78,487,702      1.9     5.0200       117      1.67x   60.4%       55.8%
Tennessee                          11          75,108,145      1.8     5.5138        74      1.48x   74.3%       71.6%
Indiana                             8          65,575,218      1.6     5.3408       138      1.37x   73.7%       56.0%
Pennsylvania                       12          64,508,571      1.5     5.5530       120      1.29x   74.2%       58.4%
Virginia                            7          60,657,668      1.4     5.3713       105      1.36x   73.5%       67.6%
Oklahoma                            2          31,084,878      0.7     5.4313       120      1.26x   78.4%       69.1%
Kansas                              5          29,889,682      0.7     5.2635       115      1.34x   76.1%       68.2%
District Of Columbia                2          28,200,000      0.7     5.4238       120      1.29x   77.7%       71.3%
Arizona                             4          25,163,998      0.6     5.5543       133      1.25x   73.3%       62.8%
Nevada                              4          22,550,000      0.5     5.5904       119      1.49x   72.7%       65.2%
Rhode Island                        1          20,750,000      0.5     5.2400       120      1.46x   64.8%       53.7%
Alabama                             4          19,802,312      0.5     5.4248        73      1.26x   77.0%       70.1%
Kentucky                            3          18,208,045      0.4     5.1803        98      1.53x   61.4%       53.0%
Oregon                              1          16,000,000      0.4     5.0800       118      1.28x   68.1%       62.9%
Arkansas                            1          14,400,000      0.3     5.6000       120      1.37x   80.0%       74.4%
Maine                               2          14,342,105      0.3     5.4096       117      1.37x   70.2%       58.1%
Wisconsin                           3          12,400,000      0.3     5.3435       120      1.74x   67.3%       67.3%
Vermont                             1          11,088,203      0.3     5.6560       119      1.27x   66.4%       55.8%
Wyoming                             1           7,560,000      0.2     5.7200       119      1.20x   71.3%       64.1%
Delaware                            1           4,500,000      0.1     5.3300       120      1.28x   75.0%       56.7%
South Dakota                        1           2,790,562      0.1     5.1600       117      1.38x   79.5%       65.9%
West Virginia                       1           1,620,000      0.0     5.2200       120      1.51x   79.7%       79.7%
                                  ---      --------------    -----     ------       ---      ----    ----        ----
TOTAL:                            313      $4,196,426,780    100.0%    5.3539%      106      1.50X   69.0%       63.0%
                                  ===      ==============    =====     ======       ===      ====    ====        ====

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2)  For the ARD loans, the Anticipated Repayment Date.

                                     A-2-5

                       YEARS BUILT/RENOVATED(1), (2), (3)

                                                                                       WEIGHTED AVERAGES
                                                                      ---------------------------------------------------
                                              AGGREGATE       % OF                 STATED           CUT-OFF
                               NUMBER OF       CUT-OFF      INITIAL              REMAINING            DATE     LTV RATIO
                               MORTGAGED        DATE          POOL    MORTGAGE      TERM      UW      LTV          AT
YEARS BUILT/RENOVATED         PROPERTIES       BALANCE      BALANCE     RATE     (MOS.)(4)   DSCR    RATIO    MATURITY(4)
---------------------------   ----------   --------------   -------   --------   ---------   ----   -------   -----------

1954 -1959                         2       $   33,648,948      0.8%    5.3801%      117      1.48x   78.8%       70.2%
1960 -1969                         2            5,419,303      0.1     5.4949       120      1.24x   73.4%       63.8%
1970 -1979                        23          234,874,076      5.6     5.5143       113      1.34x   74.5%       68.3%
1980 -1989                        58          707,018,987     16.9     5.5508       113      1.38x   74.2%       68.0%
1990 -1999                        84          862,021,843     20.6     5.3044       104      1.54x   69.3%       63.5%
2000 -2005                       143        2,345,547,624     56.0     5.2973       103      1.54x   66.7%       60.9%
                                 ---       --------------    -----     ------       ---      ----    ----        ----
TOTAL:                           312       $4,188,530,780    100.0%    5.3546%      106      1.50X   69.1%       63.1%
                                 ===       ==============    =====     ======       ===      ====    ====        ====

                              PREPAYMENT PROTECTION

                                                                                      WEIGHTED AVERAGES
                                                                     ---------------------------------------------------
                                             AGGREGATE       % OF                 STATED           CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING            DATE     LTV RATIO
                              MORTGAGED        DATE         POOL     MORTGAGE      TERM      UW      LTV          AT
PREPAYMENT PROTECTION           LOANS         BALANCE      BALANCE     RATE     (MOS.)(4)   DSCR    RATIO    MATURITY(4)
---------------------------   ---------   --------------   -------   --------   ---------   ----   -------   -----------

Defeasance                       171      $3,881,284,385     92.5%    5.3669%      106      1.48x    69.1%       63.1%
Yield Maintenance                 21         303,367,395      7.2     5.1853       105      1.77x    67.8%       62.7%
Defeasance/Yield
   Maintenance                     1           6,875,000      0.2     5.1650       118      1.20x    72.0%       63.9%
Yield Maintenance/Prepay
   Penalty                         2           4,900,000      0.1     5.7771        84      1.48x    67.7%       60.9%
                                 ---      --------------    -----     ------       ---      ----     ----        ----
TOTAL:                           195      $4,196,426,780    100.0%    5.3539%      106      1.50x    69.0%       63.0%
                                 ===      ==============    =====     ======       ===      ====     ====        ====

                          PARTIAL INTEREST ONLY PERIODS

                                                                                      WEIGHTED AVERAGES
                                                                     ---------------------------------------------------
                                             AGGREGATE       % OF                 STATED           CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING            DATE     LTV RATIO
PARTIAL                       MORTGAGED        DATE          POOL    MORTGAGE      TERM      UW      LTV          AT
INTEREST ONLY PERIODS           LOANS         BALANCE      BALANCE     RATE     (MOS.)(4)   DSCR    RATIO    MATURITY(4)
---------------------------   ---------   --------------   -------   --------   ----------------   -------   -----------

 1 - 12                            5      $   28,085,036      1.6%    5.9552%      135      1.56x   70.2%       58.0%
13 - 24                           20         377,490,000     22.0     5.4338       116      1.30x   76.5%       66.9%
25 - 36                           18         371,498,000     21.7     5.4574       115      1.27x   70.4%       62.6%
37 - 48                            2         113,900,000      6.6     5.5788       118      1.16x   79.9%       70.9%
49 - 84                           26         823,753,000     48.0     5.2442       118      1.44x   69.5%       64.5%
                                 ---      --------------    -----     ------       ---      ----    ----        ----
                                  71      $1,714,726,036    100.0%    5.3660%      117      1.36X   71.9%       65.0%
                                 ===      ==============    =====     ======       ===      ====    ====        ====

(1)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3)  Exludes one mortgage loan, identified as Loan No. 106 on Annex A-1, which represents 0.2% of the initial pool balance, which is secured by a parcel of land leased to a hotel. Please refer to Annex A-1 Footnotes for a description.

(4)  For the ARD loans, the Anticipated Repayment Date.

                                     A-2-6

                                                                       ANNEX A-2

              CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                         WEIGHTED AVERAGES
                                                                        ---------------------------------------------------
                                             AGGREGATE        % OF                   STATED           CUT-OFF
                              NUMBER OF       CUT-OFF        INITIAL               REMAINING            DATE     LTV RATIO
                               MORTGAGE        DATE        LOAN GROUP   MORTGAGE      TERM      UW      LTV         AT
CUT-OFF DATE BALANCES           LOANS         BALANCE       1 BALANCE     RATE     (MOS.)(1)   DSCR    RATIO    MATURITY(1)
---------------------------   ---------   --------------   ----------   --------   ---------   ----   -------   -----------

$866,213    -   $2,999,999        17      $   33,147,023       0.9%      5.5090%      134      1.49x   63.6%       42.7%
$3,000,000  -   $3,999,999        11          36,176,467       1.0       5.4758       119      1.44x   70.6%       61.0%
$4,000,000  -   $4,999,999        14          61,954,751       1.7       5.6210       133      1.35x   74.2%       56.0%
$5,000,000  -   $6,999,999        20         118,624,655       3.2       5.5244       125      1.39x   73.5%       63.0%
$7,000,000  -   $9,999,999        18         149,400,283       4.0       5.4437       122      1.44x   71.7%       60.5%
$10,000,000 -  $14,999,999        23         288,292,686       7.7       5.4566       114      1.37x   72.3%       63.1%
$15,000,000 -  $24,999,999        13         253,636,500       6.8       5.4981       112      1.37x   69.1%       61.6%
$25,000,000 -  $49,999,999        13         451,667,704      12.1       5.2860        96      1.58x   71.2%       65.9%
$50,000,000 - $335,000,000        18       2,350,109,573      62.8       5.3030       103      1.56x   66.8%       62.5%
                                 ---      --------------     -----       ------       ---      ----    ----        ----
TOTAL:                           147      $3,743,009,643     100.0%      5.3474%      106      1.52x   68.5%       62.5%
                                 ===      ==============     =====       ======       ===      ====    ====        ====

                 MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                         WEIGHTED AVERAGES
                                                                        ---------------------------------------------------
                                             AGGREGATE        % OF                   STATED           CUT-OFF
                              NUMBER OF       CUT-OFF        INITIAL               REMAINING            DATE     LTV RATIO
                               MORTGAGE        DATE        LOAN GROUP   MORTGAGE      TERM      UW      LTV         AT
MORTGAGE RATES                  LOANS         BALANCE       1 BALANCE     RATE     (MOS.)(1)   DSCR    RATIO    MATURITY(1)
---------------------------   ---------   --------------   ----------   --------   ---------   ----   -------   -----------

4.5650% - 4.9999%                  7      $  325,553,665        8.7%     4.7119%       63      2.01x   55.2%       53.6%
5.0000% - 5.4999%                 70       2,167,784,992       57.9      5.2507       106      1.53x   67.7%       62.4%
5.5000% - 5.9999%                 66       1,211,058,829       32.4      5.6652       118      1.36x   73.1%       65.2%
6.0000% - 7.0000%                  4          38,612,157        1.0      6.1692       127      1.46x   74.7%       60.4%
                                 ---      --------------      -----      ------       ---      ----    ----        ----
TOTAL:                           147      $3,743,009,643      100.0%     5.3474%      106      1.52x   68.5%       62.5%
                                 ===      ==============      =====      ======       ===      ====    ====        ====

       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                         WEIGHTED AVERAGES
                                                                        ---------------------------------------------------
                                             AGGREGATE        % OF                   STATED           CUT-OFF
                              NUMBER OF       CUT-OFF        INITIAL               REMAINING            DATE     LTV RATIO
ORIGINAL TERM TO               MORTGAGE        DATE        LOAN GROUP   MORTGAGE      TERM      UW      LTV         AT
MATURITY IN MONTHS(1)           LOANS         BALANCE       1 BALANCE     RATE     (MOS.)(1)   DSCR    RATIO    MATURITY(1)
---------------------------   ---------   --------------   ----------   --------   ---------   ----   -------   -----------

 51 -  60                         10      $  641,704,266      17.1%       5.0088%      52      1.72x   67.0%       66.2%
 61 -  84                          9         159,127,984       4.3        5.2865       78      1.74x   63.7%       62.8%
 85 - 120                        116       2,885,925,275      77.1        5.4168      118      1.46x   69.0%       62.4%
121 - 180                          3          18,593,655       0.5        5.5850      154      1.28x   74.2%       58.7%
181 - 240                          9          37,658,463       1.0        5.9379      234      1.40x   64.8%       11.1%
                                 ---      --------------     -----        ------      ---      ----    ----        ----
TOTAL:                           147      $3,743,009,643     100.0%       5.3474%     106      1.52x   68.5%       62.5%
                                 ===      ==============     =====        ======      ===      ====    ====        ====

(1)  For the ARD loans, the Anticipated Repayment Date.

                                     A-2-7

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                         WEIGHTED AVERAGES
                                                                        ---------------------------------------------------
                                             AGGREGATE        % OF                   STATED           CUT-OFF
                              NUMBER OF       CUT-OFF        INITIAL               REMAINING            DATE     LTV RATIO
REMAINING TERM TO              MORTGAGE        DATE        LOAN GROUP   MORTGAGE      TERM      UW      LTV         AT
MATURITY IN MONTHS(1)           LOANS         BALANCE       1 BALANCE     RATE     (MOS.)(1)   DSCR    RATIO    MATURITY(1)
---------------------------   ---------   --------------   ----------   --------   ---------   ----   -------   -----------

 39 -  60                         10      $  641,704,266      17.1%       5.0088%      52      1.72x   67.0%       66.2%
 61 -  84                          9         159,127,984       4.3        5.2865       78      1.74x   63.7%       62.8%
 85 - 120                        116       2,885,925,275      77.1        5.4168      118      1.46x   69.0%       62.4%
121 - 180                          3          18,593,655       0.5        5.5850      154      1.28x   74.2%       58.7%
181 - 240                          9          37,658,463       1.0        5.9379      234      1.40x   64.8%       11.1%
                                 ---      --------------     -----        ------      ---      ----    ----        ----
TOTAL:                           147      $3,743,009,643     100.0%       5.3474%     106      1.52x   68.5%       62.5%
                                 ===      ==============     =====        ======      ===      ====    ====        ====

     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(2)

                                                                                         WEIGHTED AVERAGES
                                                                        ---------------------------------------------------
                                             AGGREGATE        % OF                   STATED           CUT-OFF
                              NUMBER OF       CUT-OFF        INITIAL               REMAINING            DATE     LTV RATIO
ORIGINAL AMORTIZATION          MORTGAGE        DATE        LOAN GROUP   MORTGAGE      TERM      UW      LTV         AT
TERM IN MONTHS                  LOANS         BALANCE       1 BALANCE     RATE     (MOS.)(1)   DSCR    RATIO    MATURITY(1)
---------------------------   ---------   --------------   ----------   --------   ---------   ----   -------   -----------

120 - 240                         10      $   48,957,535       2.0%      5.6872%      191      1.31x   63.9%       12.9%
241 - 300                         10          99,990,367       4.1       5.5798       114      1.38x   70.2%       56.2%
301 - 330                          2          90,545,674       3.7       5.6355       118      1.14x   79.9%       70.4%
331 - 397                        100       2,228,040,210      90.3       5.3276       112      1.39x   70.5%       62.7%
                                 ---      --------------     -----       ------       ---      ----    ----        ----
TOTAL:                           122      $2,467,533,786     100.0%      5.3563%      114      1.38x   70.7%       61.7%
                                 ===      ==============     =====       ======       ===      ====    ====        ====

    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(2)

                                                                                         WEIGHTED AVERAGES
                                                                        ---------------------------------------------------
                                             AGGREGATE        % OF                   STATED           CUT-OFF
                              NUMBER OF       CUT-OFF        INITIAL               REMAINING            DATE     LTV RATIO
REMAINING AMORTIZATION         MORTGAGE        DATE        LOAN GROUP   MORTGAGE      TERM      UW      LTV         AT
TERM IN MONTHS                  LOANS         BALANCE       1 BALANCE     RATE     (MOS.)(1)   DSCR    RATIO    MATURITY(1)
---------------------------   ---------   --------------   ----------   --------   ---------   ----   -------   -----------

118 - 240                         10      $   48,957,535       2.0%      5.6872%      191      1.31x   63.9%       12.9%
241 - 300                         10          99,990,367       4.1       5.5798       114      1.38x   70.2%       56.2%
301 - 330                          2          90,545,674       3.7       5.6355       118      1.14x   79.9%       70.4%
331 - 397                        100       2,228,040,210      90.3       5.3276       112      1.39x   70.5%       62.7%
                                 ---      --------------     -----       ------       ---      ----    ----        ----
TOTAL:                           122      $2,467,533,786     100.0%      5.3563%      114      1.38x   70.7%       61.7%
                                 ===      ==============     =====       ======       ===      ====    ====        ====

(1)  For the ARD loans, the Anticipated Repayment Date.

(2)  Does not include the mortgage loans that are interest-only for their entire term.

                                     A-2-8

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                              WEIGHTED AVERAGES
                                                                          ---------------------------------------------------
                                             AGGREGATE         % OF                    STATED           CUT-OFF
                              NUMBER OF       CUT-OFF         INITIAL                REMAINING            DATE     LTV RATIO
                               MORTGAGE        DATE        LOAN GROUP 1   MORTGAGE      TERM      UW      LTV          AT
AMORTIZATION TYPES              LOANS         BALANCE         BALANCE       RATE     (MOS.)(1)   DSCR    RATIO    MATURITY(1)
---------------------------   ---------   --------------   ------------   --------   ---------   ----   -------   -----------

BALLOON LOANS
Partial Interest-Only(2)          59      $1,561,172,036       41.7%       5.3636%      117      1.37x   71.7%       64.8%
Interest-Only(3)                  25       1,275,475,857       34.1        5.3303        91      1.78x   64.2%       64.2%
Balloon(4)                        55         875,391,935       23.4        5.3320       103      1.40x   69.1%       58.2%
                                 ---      --------------      -----        ------       ---      ----    ----        ----
SUBTOTAL:                        139      $3,712,039,828       99.2%       5.3447%      105      1.52x   68.5%       63.0%
FULLY AMORTIZING LOANS             8      $   30,969,815        0.8%       5.6728%      234      1.37x   63.2%        1.3%
                                 ---      --------------      -----        ------       ---      ----    ----        ----
TOTAL:                           147      $3,743,009,643      100.0%       5.3474%      106      1.52x   68.5%       62.5%
                                 ===      ==============      =====        ======       ===      ====    ====        ====

      UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP 1
                                 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                          ---------------------------------------------------
                                             AGGREGATE         % OF                    STATED           CUT-OFF
                              NUMBER OF       CUT-OFF         INITIAL                REMAINING            DATE     LTV RATIO
UNDERWRITTEN CASH FLOW DEBT    MORTGAGE        DATE        LOAN GROUP 1   MORTGAGE      TERM      UW      LTV          AT
SERVICE COVERAGE RATIOS         LOANS         BALANCE         BALANCE       RATE     (MOS.)(1)   DSCR    RATIO    MATURITY(1)
---------------------------   ---------   --------------   ------------   --------   ---------   ----   -------   -----------

1.14x - 1.19x                      5      $  103,971,333        2.8%       5.6292%      123      1.15x   78.3%       65.7%
1.20x - 1.29x                     55       1,008,917,316       27.0        5.4962       118      1.23x   75.0%       65.4%
1.30x - 1.39x                     32         486,864,221       13.0        5.4581       119      1.33x   74.3%       64.9%
1.40x - 1.69x                     40       1,281,628,079       34.2        5.3776       107      1.56x   68.0%       63.5%
1.70x - 1.99x                      6         409,258,174       10.9        4.8509        51      1.74x   64.1%       62.5%
2.00x - 2.99x                      8         444,474,519       11.9        5.1994       110      2.11x   50.9%       50.6%
3.00x - 3.31x                      1           7,896,000        0.2        4.9705       120      3.31x   25.5%       25.5%
                                 ---      --------------      -----        ------       ---      ----    ----        ----
TOTAL:                           147      $3,743,009,643      100.0%       5.3474%      106      1.52x   68.5%       62.5%
                                 ===      ==============      =====        ======       ===      ====    ====        ====

             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                          ---------------------------------------------------
                                             AGGREGATE         % OF                    STATED           CUT-OFF
                              NUMBER OF       CUT-OFF         INITIAL                REMAINING            DATE     LTV RATIO
                               MORTGAGE        DATE        LOAN GROUP 1   MORTGAGE      TERM      UW      LTV          AT
CUT-OFF DATE LTV RATIOS         LOANS         BALANCE         BALANCE       RATE     (MOS.)(1)   DSCR    RATIO    MATURITY(1)
---------------------------   ---------   --------------   ------------   --------   ---------   ----   -------   -----------

22.7% - 50.0%                      5      $  324,593,383        8.7%       5.3582%      120      1.99x   45.7%       45.3%
50.1% - 60.0%                     12         341,388,331        9.1        4.7819        70      1.95x   55.9%       51.9%
60.1% - 65.0%                     21         771,942,582       20.6        5.2708       111      1.52x   61.9%       55.8%
65.1% - 70.0%                     12         217,322,234        5.8        5.4231       110      1.46x   67.8%       58.3%
70.1% - 75.0%                     35         637,031,929       17.0        5.4380       102      1.53x   72.6%       68.4%
75.1% - 80.0%                     62       1,450,731,184       38.8        5.4677       110      1.31x   78.3%       70.5%
                                 ---      --------------      -----        ------       ---      ----    ----        ----
TOTAL:                           147      $3,743,009,643      100.0%       5.3474%      106      1.52x   68.5%       62.5%
                                 ===      ==============      =====        ======       ===      ====    ====        ====

(1)  For the ARD loans, the Anticipated Repayment Date.

(2)  Includes one partial interest-only ARD loan representing 0.3% of the initial Loan Group 1 balance.

(3)  Includes two interest-only ARD loans representing 0.4% of the initial Loan
     Group 1 balance.

(4)  Includes one amortizing ARD loan representing 1.5% of the initial Loan
     Group 1 balance.

                                     A-2-9

           MATURITY DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                           WEIGHTED AVERAGES
                                                                          ---------------------------------------------------
                                             AGGREGATE         % OF                    STATED           CUT-OFF
                              NUMBER OF       CUT-OFF         INITIAL                REMAINING            DATE     LTV RATIO
                               MORTGAGE        DATE        LOAN GROUP 1   MORTGAGE      TERM      UW      LTV          AT
MATURITY DATE LTV RATIOS(2)     LOANS         BALANCE         BALANCE       RATE     (MOS.)(2)   DSCR    RATIO    MATURITY(2)
---------------------------   ---------   --------------   ------------   --------   ---------   ----   -------   -----------

19.1% - 30.0%                      3      $   38,005,660        1.0%       5.6132%      119      1.69x   37.0%       23.4%
30.1% - 50.0%                      8         318,295,100        8.6        5.3592       121      1.98x   48.1%       47.0%
50.1% - 60.0%                     31       1,093,962,510       29.5        5.1309       101      1.62x   61.6%       55.5%
60.1% - 70.0%                     66         946,660,558       25.5        5.4482       112      1.36x   73.8%       65.1%
70.1% - 79.8%                     31       1,315,116,000       35.4        5.4368       100      1.43x   76.2%       72.9%
                                 ---      --------------      -----        ------       ---      ----    ----        ----
TOTAL:                           139      $3,712,039,828      100.0%       5.3447%      105      1.52x   68.5%       63.0%
                                 ===      ==============      =====        ======       ===      ====    ====        ====

         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 1 MORTGAGE LOANS(3)

                                                                                WEIGHTED AVERAGES
                                                                           --------------------------
                                              AGGREGATE         % OF              CUT-OFF
                               NUMBER OF       CUT-OFF         INITIAL              DATE
                               MORTGAGED        DATE        LOAN GROUP 1    UW      LTV
PROPERTY TYPE                 PROPERTIES       BALANCE         BALANCE     DSCR    RATIO    OCCUPANCY
---------------------------   ----------   --------------   ------------   ----   -------   ---------

OFFICE
Suburban                           64      $  740,884,932       19.8%      1.39x   74.8%      92.8%
CBD                                40       1,074,549,847       28.7       1.56x   69.5%      88.8%
Office/Retail                       1          60,000,000        1.6       1.22x   77.3%      99.0%
                                  ---      --------------       ----       ----    ----       ----
SUBTOTAL:                         105      $1,875,434,779       50.1%      1.48x   71.8%      90.7%

RETAIL
Anchored                           60      $  859,906,345       23.0%      1.79x   59.0%      93.7%
Unanchored                         17          96,879,405        2.6       1.29x   74.4%      97.0%
Regional Mall                       1          87,500,000        2.3       1.14x   79.9%      98.2%
Shadow Anchored                     5          26,388,126        0.7       1.28x   73.4%      91.4%
                                  ---      --------------       ----       ----    ----       ----
SUBTOTAL:                          83      $1,070,673,876       28.6%      1.68x   62.5%      94.3%

MULTIFAMILY
Garden                             20      $  226,329,657        6.0%      1.36x   73.4%      91.4%
Mid/High Rise                       1         160,000,000        4.3       1.22x   63.0%      95.0%
                                  ---      --------------       ----       ----    ----       ----
SUBTOTAL:                          21      $  386,329,657       10.3%      1.30x   69.1%      92.9%

INDUSTRIAL
Flex                               20         123,840,268        3.3%      1.43x   70.0%      95.4%
Warehouse/Distribution              8      $   49,259,979        1.3       1.38x   73.1%      99.4%
                                  ---      --------------       ----       ----    ----       ----
SUBTOTAL:                          28      $  173,100,247        4.6%      1.42x   70.9%      96.5%

SENIOR HOUSING
Independent Living                  5      $  110,219,826        2.9%      1.48x   60.4%      95.4%

HOTEL
Full Service                        7      $   56,496,000        1.5%      1.70x   62.3%       NAP
Limited Service                     5          33,592,500        0.9       1.45x   74.5%       NAP
                                  ---      --------------       ----       ----    ----       ----
SUBTOTAL:                          12      $   90,088,500        2.4%      1.60x   66.9%       NAP

MANUFACTURED HOUSING                3      $   34,066,000        0.9%      1.25x   79.4%      94.4%

SELF-STORAGE                        1      $    3,096,757        0.1%      1.36x   70.4%      86.0%
                                  ---      --------------      -----       ----    ----       ----
TOTAL:                            258      $3,743,009,643      100.0%      1.58x   68.5%      92.4%
                                  ===      ==============      =====       ====    ====       ====

(1)  Excludes fully amortizing mortgage loans.

(2)  For the ARD loans, the Anticipated Repayment Date.

(3)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-10

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                            WEIGHTED AVERAGES
                                                                           ---------------------------------------------------
                                              AGGREGATE         % OF                    STATED           CUT-OFF
                               NUMBER OF       CUT-OFF         INITIAL                REMAINING            DATE     LTV RATIO
                               MORTGAGED         DATE       LOAN GROUP 1   MORTGAGE      TERM      UW      LTV          AT
LOCATION                      PROPERTIES       BALANCE         BALANCE       RATE     (MOS.)(2)   DSCR    RATIO    MATURITY(2)
---------------------------   ----------   --------------   ------------   --------   ---------   ----   -------   -----------

Texas                              27      $  587,474,390       15.7%       5.4353%      115      1.70x   60.8%       57.0%
New York                           28         465,907,753       12.4        5.2441        87      1.62x   72.5%       70.2%
Florida                            41         405,776,490       10.8        5.1664       105      1.54x   67.9%       62.7%
Washington                          8         249,300,000        6.7        5.6859       120      1.54x   71.1%       70.9%
Illinois                            7         227,004,504        6.1        5.4704       117      1.28x   66.3%       56.7%
Massachusetts                       4         205,388,568        5.5        5.3893       105      1.42x   74.0%       65.6%
Iowa                                3         197,843,146        5.3        4.6756        49      1.66x   57.6%       53.9%
Colorado                            7         132,104,369        3.5        5.4763       112      1.45x   68.0%       58.9%
North Carolina                     16         131,951,544        3.5        5.2111       117      1.43x   69.4%       62.8%
California                         12         131,424,000        3.5        5.3588       111      1.48x   69.7%       62.1%
New Jersey                         11         127,053,000        3.4        5.7703       119      1.25x   76.6%       64.3%
Ohio                               10         103,968,188        2.8        5.1613       114      1.64x   69.4%       62.0%
Michigan                            6          96,823,705        2.6        5.3962       119      1.34x   78.7%       66.4%
Missouri                            9          90,726,981        2.4        5.5271       108      1.50x   69.8%       64.1%
Georgia                             6          78,487,702        2.1        5.0200       117      1.67x   60.4%       55.8%
Tennessee                          10          72,028,657        1.9        5.4994        73      1.49x   74.4%       72.0%
Indiana                             7          62,129,273        1.7        5.3531       139      1.36x   73.5%       55.6%
Virginia                            7          60,657,668        1.6        5.3713       105      1.36x   73.5%       67.6%
Maryland                            5          58,720,166        1.6        5.5400       103      1.34x   60.9%       57.4%
Pennsylvania                       10          54,215,293        1.4        5.5286       121      1.30x   73.4%       56.9%
District Of Columbia                2          28,200,000        0.8        5.4238       120      1.29x   77.7%       71.3%
Arizona                             4          25,163,998        0.7        5.5543       133      1.25x   73.3%       62.8%
Oklahoma                            1          24,000,000        0.6        5.4700       120      1.21x   80.0%       71.5%
Nevada                              4          22,550,000        0.6        5.5904       119      1.49x   72.7%       65.2%
Kansas                              3          22,116,000        0.6        5.2954       113      1.31x   75.0%       68.3%
Rhode Island                        1          20,750,000        0.6        5.2400       120      1.46x   64.8%       53.7%
Kentucky                            3          18,208,045        0.5        5.1803        98      1.53x   61.4%       53.0%
Arkansas                            1          14,400,000        0.4        5.6000       120      1.37x   80.0%       74.4%
Vermont                             1          11,088,203        0.3        5.6560       119      1.27x   66.4%       55.8%
Maine                               1           6,359,000        0.2        5.4970       115      1.35x   68.4%       56.1%
Alabama                             1           5,069,000        0.1        5.4970       115      1.35x   68.4%       56.1%
Delaware                            1           4,500,000        0.1        5.3300       120      1.28x   75.0%       56.7%
West Virginia                       1           1,620,000        0.0        5.2200       120      1.51x   79.7%       79.7%
                                  ---      --------------      -----        ------       ---      ----    ----        ----
TOTAL:                            258      $3,743,009,643      100.0%       5.3474%      106      1.52x   68.5%       62.5%
                                  ===      ==============      =====        ======       ===      ====    ====        ====

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2)  For the ARD loans, the Anticipated Repayment Date.

                                     A-2-11

       YEARS BUILT/RENOVATED FOR LOAN GROUP 1 MORTGAGE LOANS(1), (2), (3)

                                                                                            WEIGHTED AVERAGES
                                                                           ---------------------------------------------------
                                              AGGREGATE         % OF                    STATED           CUT-OFF
                               NUMBER OF       CUT-OFF         INITIAL                REMAINING            DATE     LTV RATIO
                               MORTGAGED        DATE        LOAN GROUP 1   MORTGAGE      TERM      UW      LTV         AT
YEARS BUILT/RENOVATED         PROPERTIES       BALANCE         BALANCE       RATE     (MOS.)(4)   DSCR    RATIO    MATURITY(4)
---------------------------   ----------   --------------   ------------   --------   ---------   ----   -------   -----------

1957 - 1959                         1      $   32,650,000         0.9%      5.3700%      117      1.46x   79.7%       71.1%
1960 - 1969                         1           1,830,000         0.0       5.2300       119      1.33x   74.5%       69.0%
1970 - 1979                        12         160,488,620         4.3       5.5541       117      1.30x   75.9%       69.6%
1980 - 1989                        49         615,381,919        16.5       5.5674       117      1.36x   74.5%       67.4%
1990 - 1999                        74         784,254,583        21.0       5.2961       104      1.55x   68.9%       63.2%
2000 - 2005                       120       2,140,508,521        57.3       5.2886       103      1.56x   66.0%       60.3%
                                  ---      --------------       -----       ------       ---      ----    ----        ----
TOTAL:                            257      $3,735,113,643       100.0%      5.3482%      106      1.51x   68.5%       62.6%
                                  ===      ==============       =====       ======       ===      ====    ====        ====

              PREPAYMENT PROTECTION FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                           ---------------------------------------------------
                                              AGGREGATE         % OF                    STATED           CUT-OFF
                               NUMBER OF       CUT-OFF         INITIAL                REMAINING            DATE     LTV RATIO
                               MORTGAGED        DATE        LOAN GROUP 1   MORTGAGE      TERM      UW      LTV         AT
PREPAYMENT PROTECTION            LOANS         BALANCE         BALANCE       RATE     (MOS.)(4)   DSCR    RATIO    MATURITY(4)
---------------------------   ----------   --------------   ------------   --------   ---------   ----   -------   -----------

Defeasance                        128      $3,484,117,811       93.1%       5.3609%      107      1.49x   68.7%       62.6%
Yield Maintenance                  16         247,116,832        6.6        5.1538       101      1.89x   65.0%       61.0%
Defeasance/Yield
   Maintenance                      1           6,875,000        0.2        5.1650       118      1.20x   72.0%       63.9%
Yield Maintenance/Prepay
   Penalty                          2           4,900,000        0.1        5.7771        84      1.48x   67.7%       60.9%
                                  ---      --------------      -----        ------       ---      ----    ----        ----
TOTAL:                            147      $3,743,009,643      100.0%       5.3474%      106      1.52x   68.5%       62.5%
                                  ===      ==============      =====        ======       ===      ====    ====        ====

          PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                           ---------------------------------------------------
                                              AGGREGATE         % OF                    STATED           CUT-OFF
                               NUMBER OF       CUT-OFF         INITIAL                REMAINING            DATE     LTV RATIO
PARTIAL INTEREST ONLY          MORTGAGED        DATE        LOAN GROUP 1   MORTGAGE     TERM       UW      LTV         AT
PERIODS                          LOANS         BALANCE         BALANCE       RATE     (MOS.)(4)   DSCR    RATIO    MATURITY(4)
---------------------------   ----------   --------------   ------------   --------   ---------   ----   -------   -----------

 1 - 12                            5       $   28,085,036         1.8%      5.9552%      135      1.56x   70.2%       58.0%
13 - 24                           12          295,450,000        18.9       5.4591       117      1.31x   76.8%       67.0%
25 - 36                           16          342,384,000        21.9       5.4370       114      1.27x   70.5%       62.7%
37 - 48                            1           87,500,000         5.6       5.6357       118      1.14x   79.9%       70.7%
49 - 84                           25          807,753,000        51.7       5.2475       118      1.44x   69.5%       64.6%
                                 ---       --------------       -----       ------       ---      ----    ----        ----
                                  59       $1,561,172,036       100.0%      5.3636%      117      1.36x   71.7%       64.8%
                                 ===       ==============       =====       ======       ===      ====    ====        ====

(1)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3)  Exludes one mortgage loan, identified as Loan No. 106 on Annex A-1, which represents 0.2% of the initial Loan Group 1 balance, which is secured by a parcel of land leased to a hotel. Please refer to Annex A-1 Footnotes for a description.

(4)  For the ARD loans, the Anticipated Repayment Date.

                                     A-2-12

                                                                       ANNEX A-2

              CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                        WEIGHTED AVERAGES
                                                                        -------------------------------------------------
                                            AGGREGATE        % OF                    STATED           CUT-OFF
                              NUMBER OF      CUT-OFF        INITIAL                REMAINING            DATE    LTV RATIO
                               MORTGAGE       DATE       LOAN GROUP 2   MORTGAGE      TERM      UW      LTV         AT
CUT-OFF DATE BALANCES           LOANS        BALANCE        BALANCE       RATE       (MOS.)    DSCR    RATIO     MATURITY
---------------------------   ---------   ------------   ------------   --------   ---------   ----   -------   ---------

$998,948    - $2,999,999          10      $ 21,686,848        4.8%       5.2743%      118      1.60x   71.3%      60.9%
$3,000,000  - $3,999,999           5        16,777,908        3.7        5.3686       118      1.59x   68.7%      59.6%
$4,000,000  - $4,999,999           3        13,734,711        3.0        5.3433       119      1.40x   79.0%      67.8%
$5,000,000  - $6,999,999           5        30,999,375        6.8        5.2624       118      1.71x   61.7%      53.1%
$7,000,000  - $9,999,999           8        61,394,983       13.5        5.4668       110      1.38x   73.4%      65.2%
$10,000,000 - $14,999,999          5        70,190,312       15.5        5.3904        90      1.33x   77.6%      72.8%
$15,000,000 - $24,999,999         11       212,233,000       46.8        5.4396        97      1.36x   73.2%      68.7%
$25,000,000 - $130,000,000         1        26,400,000        5.8        5.3900       119      1.21x   79.8%      71.7%
                                 ---      ------------      -----        ------       ---      ----    ----       ----
TOTAL:                            48      $453,417,137      100.0%       5.4072%      103      1.40x   73.4%      67.2%
                                 ===      ============      =====        ======       ===      ====    ====       ====

                 MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                        WEIGHTED AVERAGES
                                                                        -------------------------------------------------
                                            AGGREGATE        % OF                    STATED           CUT-OFF
                              NUMBER OF      CUT-OFF        INITIAL                REMAINING            DATE    LTV RATIO
                               MORTGAGE       DATE       LOAN GROUP 2   MORTGAGE      TERM      UW      LTV         AT
MORTGAGE RATES                  LOANS        BALANCE        BALANCE       RATE       (MOS.)    DSCR    RATIO     MATURITY
---------------------------   ---------   ------------   ------------   --------   ---------   ----   -------   ---------

4.9800% - 4.9999%                  1      $ 14,000,000        3.1%       4.9800%      119      1.20x   80.0%       69.2%
5.0000% - 5.4999%                 36       341,027,316       75.2        5.3592        97      1.44x   73.0%       68.1%
5.5000% - 5.8500%                 11        98,389,821       21.7        5.6346       119      1.27x   73.7%       64.1%
                                 ---      ------------      -----        ------       ---      ----    ----        ----
TOTAL:                            48      $453,417,137      100.0%       5.4072%      103      1.40x   73.4%       67.2%
                                 ===      ============      =====        ======       ===      ====    ====        ====

       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                        WEIGHTED AVERAGES
                                                                        -------------------------------------------------
                                            AGGREGATE        % OF                    STATED           CUT-OFF
                              NUMBER OF      CUT-OFF        INITIAL                REMAINING            DATE    LTV RATIO
ORIGINAL TERM TO               MORTGAGE       DATE       LOAN GROUP 2   MORTGAGE      TERM      UW      LTV         AT
MATURITY IN MONTHS(1)           LOANS        BALANCE        BALANCE       RATE       (MOS.)    DSCR    RATIO     MATURITY
---------------------------   ---------   ------------   ------------   --------   ---------   ----   -------   ---------

60 -  84                          11      $179,033,312       39.5%       5.4493%       78      1.43x   74.7%      73.8%
85 - 120                          37       274,383,825       60.5        5.3798       119      1.38x   72.5%      62.9%
                                 ---      ------------      -----        ------       ---      ----    ----       ----
TOTAL:                            48      $453,417,137      100.0%       5.4072%      103      1.40x   73.4%      67.2%
                                 ===      ============      =====        ======       ===      ====    ====       ====

                                     A-2-13

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                        WEIGHTED AVERAGES
                                                                        -------------------------------------------------
                                            AGGREGATE        % OF                    STATED           CUT-OFF
                              NUMBER OF      CUT-OFF        INITIAL                REMAINING            DATE    LTV RATIO
REMAINING TERM TO              MORTGAGE       DATE       LOAN GROUP 2   MORTGAGE      TERM      UW      LTV         AT
MATURITY IN MONTHS(1)           LOANS        BALANCE        BALANCE       RATE       (MOS.)    DSCR    RATIO    MATURITY
---------------------------   ---------   ------------   ------------   --------   ---------   ----   -------   ---------

57 -  60                           2      $ 32,033,312        7.1%       5.3676%       57      1.37x   79.0%      76.7%
61 -  84                           9       147,000,000       32.4        5.4671        82      1.44x   73.8%      73.2%
85 - 120                          37       274,383,825       60.5        5.3798       119      1.38x   72.5%      62.9%
                                 ---      ------------      -----        ------       ---      ----    ----       ----
TOTAL:                            48      $453,417,137      100.0%       5.4072%      103      1.40x   73.4%      67.2%
                                 ===      ============      =====        ======       ===      ====    ====       ====

     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                        WEIGHTED AVERAGES
                                                                        -------------------------------------------------
                                            AGGREGATE        % OF                    STATED           CUT-OFF
                              NUMBER OF      CUT-OFF        INITIAL                REMAINING            DATE    LTV RATIO
ORIGINAL AMORTIZATION          MORTGAGE       DATE       LOAN GROUP 2   MORTGAGE      TERM      UW      LTV         AT
TERM IN MONTHS                  LOANS        BALANCE        BALANCE       RATE       (MOS.)    DSCR    RATIO     MATURITY
---------------------------   ---------   ------------   ------------   --------   ---------   ----   -------   ---------

240 - 330                          1      $  6,113,307        2.1%      5.2000%       114      1.66x   73.7%      47.5%
331 - 360                         34       281,403,829       97.9       5.3868        114      1.32x   73.1%      63.7%
                                 ---      ------------      -----       ------        ---      ----    ----       ----
TOTAL:                            35      $287,517,137      100.0%      5.3828%       114      1.33x   73.1%      63.4%
                                 ===      ============      =====       ======        ===      ====    ====       ====

    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                        WEIGHTED AVERAGES
                                                                        -------------------------------------------------
                                            AGGREGATE        % OF                    STATED           CUT-OFF
                              NUMBER OF      CUT-OFF        INITIAL                REMAINING            DATE    LTV RATIO
REMAINING AMORTIZATION         MORTGAGE       DATE       LOAN GROUP 2   MORTGAGE      TERM      UW      LTV         AT
TERM IN MONTHS                  LOANS        BALANCE        BALANCE       RATE       (MOS.)    DSCR    RATIO     MATURITY
---------------------------   ---------   ------------   ------------   --------   ---------   ----   -------   ---------

234 - 330                          1      $  6,113,307        2.1%       5.2000%      114      1.66x   73.7%      47.5%
331 - 360                         34       281,403,829       97.9        5.3868       114      1.32x   73.1%      63.7%
                                 ---      ------------      -----        ------       ---      ----    ----       ----
TOTAL:                            35      $287,517,137      100.0%       5.3828%      114      1.33x   73.1%      63.4%
                                 ===      ============      =====        ======       ===      ====    ====       ====

(1)  Does not include the mortgage loans that are interest-only for their entire term.

                                     A-2-14

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                        WEIGHTED AVERAGES
                                                                        -------------------------------------------------
                                            AGGREGATE        % OF                    STATED           CUT-OFF
                              NUMBER OF      CUT-OFF        INITIAL                REMAINING            DATE    LTV RATIO
                               MORTGAGE        DATE      LOAN GROUP 2   MORTGAGE      TERM      UW      LTV         AT
AMORTIZATION TYPES              LOANS        BALANCE        BALANCE       RATE       (MOS.)    DSCR    RATIO     MATURITY
---------------------------   ---------   ------------   ------------   --------   ---------   ----   -------   ---------

BALLOON LOANS
Partial Interest-Only             12      $153,554,000       33.9%       5.3907%      115      1.26x   74.1%      66.1%
Interest-Only                     13       165,900,000       36.6        5.4495        84      1.52x   73.9%      73.9%
Balloon                           23       133,963,137       29.5        5.3738       112      1.40x   72.0%      60.2%
                                 ---      ------------      -----        ------       ---      ----    ----       ----
TOTAL:                            48      $453,417,137      100.0%       5.4072%      103      1.40x   73.4%      67.2%
                                 ===      ============      =====        ======       ===      ====    ====       ====

      UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP 2
                                 MORTGAGE LOANS

                                                                                        WEIGHTED AVERAGES
                                                                        -------------------------------------------------
UNDERWRITTEN                                AGGREGATE        % OF                    STATED           CUT-OFF
CASH FLOW                     NUMBER OF      CUT-OFF        INITIAL                REMAINING           DATE     LTV RATIO
DEBT SERVICE                  MORTGAGE        DATE       LOAN GROUP 2   MORTGAGE      TERM      UW      LTV        AT
COVERAGE RATIOS                 LOANS        BALANCE        BALANCE       RATE       (MOS.)    DSCR    RATIO    MATURITY
---------------------------   ---------   ------------   ------------   --------   ---------   ----   -------   ---------

1.20X - 1.39X                     19      $224,086,745       49.4%       5.4087%      113      1.26x   74.9%      65.9%
1.40X - 1.49X                     13       164,712,051       36.3        5.4640        83      1.47x   74.7%      73.5%
1.50X - 1.99X                     12        51,919,393       11.5        5.2679       119      1.61x   65.0%      54.3%
2.00X - 2.13X                      4        12,698,948        2.8        5.2152       119      2.08x   63.8%      63.2%
                                 ---      ------------      -----        ------       ---      ----    ----       ----
TOTAL:                            48      $453,417,137      100.0%       5.4072%      103      1.40x   73.4%      67.2%
                                 ===      ============      =====        ======       ===      ====    ====       ====

             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                        WEIGHTED AVERAGES
                                                                        -------------------------------------------------
                                            AGGREGATE        % OF                    STATED           CUT-OFF
                              NUMBER OF      CUT-OFF        INITIAL                REMAINING            DATE    LTV RATIO
CUT-OFF DATE                   MORTGAGE       DATE       LOAN GROUP 2   MORTGAGE      TERM      UW      LTV         AT
LTV RATIOS                      LOANS        BALANCE        BALANCE       RATE       (MOS.)    DSCR    RATIO     MATURITY
---------------------------   ---------   ------------   ------------   --------   ---------   ----   -------   ---------

42.9% - 50.0%                      4      $ 11,297,580        2.5%       5.2639%      120      1.80x   44.8%      37.1%
50.1% - 65.0%                      5        22,180,765        4.9        5.2267       118      1.71x   61.0%      54.5%
65.1% - 75.0%                     20       262,567,778       57.9        5.4448        98      1.41x   72.3%      67.9%
75.1% - 80.0%                     19       157,371,014       34.7        5.3803       107      1.30x   79.0%      70.1%
                                 ---      ------------      -----        ------       ---      ----    ----       ----
TOTAL:                            48      $453,417,137      100.0%       5.4072%      103      1.40x   73.4%      67.2%
                                 ===      ============      =====        ======       ===      ====    ====       ====

                                     A-2-15

           MATURITY DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                        WEIGHTED AVERAGES
                                                                        -------------------------------------------------
                                            AGGREGATE       % OF                     STATED           CUT-OFF
                              NUMBER OF      CUT-OFF       INITIAL                 REMAINING            DATE    LTV RATIO
MATURITY DATE                  MORTGAGE        DATE      LOAN GROUP 2   MORTGAGE      TERM      UW      LTV         AT
LTV RATIOS                      LOANS        BALANCE       BALANCE        RATE       (MOS.)    DSCR    RATIO     MATURITY
---------------------------   ---------   ------------   ------------   --------   ---------   ----   -------   ---------

35.4% - 50.0%                      7      $ 26,391,653        5.8%       5.2559%      118      1.67x   55.7%      43.1%
50.0% - 60.0%                      3        32,483,105        7.2        5.2355       119      1.40x   70.0%      58.5%
60.1% - 70.0%                     26       194,549,067       42.9        5.3980       116      1.35x   73.5%      64.8%
70.1% - 78.3%                     12       199,993,312       44.1        5.4641        85      1.41x   76.2%      74.2%
                                 ---      ------------      -----        ------       ---      ----    ----       ----
TOTAL:                            48      $453,417,137      100.0%       5.4072%      103      1.40x   73.4%      67.2%
                                 ===      ============      =====        ======       ===      ====    ====       ====

         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 2 MORTGAGE LOANS(2)

                                                                              WEIGHTED AVERAGES
                                                                         --------------------------
                                             AGGREGATE        % OF              CUT-OFF
                               NUMBER OF      CUT-OFF        INITIAL              DATE
                               MORTGAGED       DATE       LOAN GROUP 2    UW      LTV
PROPERTY TYPE                 PROPERTIES      BALANCE        BALANCE     DSCR    RATIO    OCCUPANCY
---------------------------   ----------   ------------   ------------   ----   -------   ---------

MULTIFAMILY
Garden                            49       $432,591,744       95.4%      1.39x   74.0%      94.3%
MANUFACTURED HOUSING               6       $ 20,825,393        4.6       1.59x   60.2%      94.7%
                                 ---       ------------      -----       ----    ----       ----
TOTAL:                            55       $453,417,137      100.0%      1.40x   73.4%      94.3%
                                 ===       ============      =====       ====    ====       ====

(1)  Excludes fully amortizing mortgage loans.

(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-16

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                       WEIGHTED AVERAGES
                                                                       -------------------------------------------------
                                             AGGREGATE       % OF                   STATED           CUT-OFF
                               NUMBER OF      CUT-OFF       INITIAL               REMAINING            DATE    LTV RATIO
                               MORTGAGED       DATE       LOAN GROUP   MORTGAGE      TERM      UW      LTV         AT
LOCATION                      PROPERTIES      BALANCE      2 BALANCE     RATE       (MOS.)    DSCR    RATIO     MATURITY
---------------------------   ----------   ------------   ----------   --------   ---------   ----   -------   ---------

Texas                              12      $144,412,783      31.8%      5.4210%      108      1.29x   75.2%      66.8%
Maryland                            8       130,000,000      28.7       5.4890        82      1.47x   74.4%      74.4%
California                          6        21,118,345       4.7       5.2877       119      1.54x   60.8%      51.4%
Illinois                            4        20,680,000       4.6       5.3011       120      1.54x   64.0%      53.8%
New York                            1        17,500,000       3.9       5.1900       120      1.34x   72.3%      59.8%
Michigan                            3        16,314,711       3.6       5.5617       119      1.33x   79.8%      69.1%
Oregon                              1        16,000,000       3.5       5.0800       118      1.28x   68.1%      62.9%
Alabama                             3        14,733,312       3.2       5.4000        58      1.23x   79.9%      74.9%
Wisconsin                           3        12,400,000       2.7       5.3435       120      1.74x   67.3%      67.3%
Pennsylvania                        2        10,293,278       2.3       5.6813       119      1.23x   78.6%      66.0%
Maine                               1         7,983,105       1.8       5.3400       118      1.39x   71.7%      59.7%
Kansas                              2         7,773,682       1.7       5.1726       118      1.44x   79.4%      67.8%
Ohio                                3         7,700,000       1.7       5.1868       118      2.03x   67.9%      65.9%
Wyoming                             1         7,560,000       1.7       5.7200       119      1.20x   71.3%      64.1%
Oklahoma                            1         7,084,878       1.6       5.3000       118      1.45x   73.0%      60.8%
Indiana                             1         3,445,946       0.8       5.1200       119      1.51x   76.6%      63.3%
Tennessee                           1         3,079,487       0.7       5.8500       113      1.30x   72.5%      61.6%
South Dakota                        1         2,790,562       0.6       5.1600       117      1.38x   79.5%      65.9%
Washington                          1         2,547,048       0.6       5.2000       119      1.51x   76.0%      63.0%
                                  ---      ------------     -----       ------       ---      ----    ----       ----
TOTAL:                             55      $453,417,137     100.0%      5.4072%      103      1.40x   73.4%      67.2%
                                  ===      ============     =====       ======       ===      ====    ====       ====

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-17

          YEARS BUILT/RENOVATED FOR LOAN GROUP 2 MORTGAGE LOANS(1),(2)

                                                                                       WEIGHTED AVERAGES
                                                                       -------------------------------------------------
                                             AGGREGATE       % OF                   STATED           CUT-OFF
                               NUMBER OF      CUT-OFF       INITIAL               REMAINING            DATE    LTV RATIO
YEARS                          MORTGAGED       DATE       LOAN GROUP   MORTGAGE      TERM      UW      LTV         AT
BUILT/RENOVATED               PROPERTIES      BALANCE      2 BALANCE     RATE       (MOS.)    DSCR    RATIO     MATURITY
---------------------------   ----------   ------------   ----------   --------   ---------   ----   -------   ---------

1954 - 1959                         1      $    998,948       0.2%      5.7100%      119      2.00x   49.5%      41.6%
1960 - 1969                         1         3,589,303       0.8       5.6300       120      1.20x   72.9%      61.1%
1970 - 1979                        11        74,385,456      16.4       5.4283       103      1.44x   71.7%      65.4%
1980 - 1989                         9        91,637,067      20.2       5.4391        87      1.50x   72.8%      71.5%
1990 - 1999                        10        77,767,260      17.2       5.3880       104      1.41x   73.0%      66.6%
2000 - 2005                        23       205,039,103      45.2       5.3873       109      1.33x   74.6%      66.5%
                                  ---      ------------     -----       ------       ---      ----    ----       ----
TOTAL:                             55      $453,417,137     100.0%      5.4072%      103      1.40x   73.4%      67.2%
                                  ===      ============     =====       ======       ===      ====    ====       ====

              PREPAYMENT PROTECTION FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                           WEIGHTED AVERAGES             MATURITY(2)
                                                                      -------------------------------------------------
                                            AGGREGATE       % OF                   STATED           CUT-OFF
                              NUMBER OF      CUT-OFF       INITIAL               REMAINING            DATE    LTV RATIO
PREPAYMENT                    MORTGAGED       DATE       LOAN GROUP   MORTGAGE      TERM      UW      LTV         AT
PROTECTION                      LOANS        BALANCE      2 BALANCE     RATE       (MOS.)    DSCR    RATIO     MATURITY
---------------------------   ---------   ------------   ----------   --------   ---------   ----   -------   ---------

Defeasance                        43      $397,166,574      87.6%      5.4191%      100      1.42x   72.5%      66.8%
Yield Maintenance                  5        56,250,562      12.4       5.3235       119      1.24x   79.9%      70.5%
                                 ---      ------------     -----       ------       ---      ----    ----       ----
TOTAL:                            48      $453,417,137     100.0%      5.4192%      103      1.40x   73.6%      67.2%
                                 ===      ============     =====       ======       ===      ====    ====       ====

          PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                      -------------------------------------------------
                                            AGGREGATE       % OF                   STATED           CUT-OFF
                              NUMBER OF      CUT-OFF       INITIAL               REMAINING            DATE    LTV RATIO
PARTIAL INTEREST              MORTGAGED       DATE       LOAN GROUP   MORTGAGE      TERM      UW      LTV         AT
ONLY PERIODS                    LOANS        BALANCE      2 BALANCE     RATE       (MOS.)    DSCR    RATIO     MATURITY
---------------------------   ---------   ------------   ----------   --------   ---------   ----   -------   ---------

24 - 36                           10      $111,154,000      72.4%      5.4356%      114      1.28x   73.6%      65.3%
37 - 48                            1        26,400,000      17.2       5.3900       119      1.21x   79.8%      71.7%
49 - 60                            1        16,000,000      10.4       5.0800       118      1.28x   68.1%      62.9%
                                 ---      ------------     -----       ------       ---      ----    ----       ----
                                  12      $153,554,000     100.0%      5.3907%      115      1.26x   74.1%      66.1%
                                 ===      ============     =====       ======       ===      ====    ====       ====

(1)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-18

                                                                       ANNEX A-3

                  DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS OR
                  GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

                                      A-3-1

--------------------------------------------------------------------------------
                           BROOKDALE OFFICE PORTFOLIO
--------------------------------------------------------------------------------

                [PICTURES OF BROOKDALE OFFICE PORTFOLIO OMITTED]

                                     A-3-2

--------------------------------------------------------------------------------
                           BROOKDALE OFFICE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $335,000,000(1)

CUT-OFF DATE PRINCIPAL BALANCE:   $335,000,000

% OF POOL BY IPB:                 8.0%

SHADOW RATING (S&P/FITCH):        (BBB-/BBB-)

LOAN SELLER:                      Eurohypo AG, New York Branch

BORROWER:                         See "The Borrower" below

SPONSOR:                          Strategic Realty Advisors Limited (2)

ORIGINATION DATE:                 08/30/05

INTEREST RATE:                    5.020000%

INTEREST ONLY PERIOD:             60 months

MATURITY DATE:                    09/11/15

AMORTIZATION TYPE:                Partial Interest-Only

ORIGINAL AMORTIZATION:            360 months

REMAINING AMORTIZATION:           360 months

CALL PROTECTION:                  L(24), Def(92), 0(1)(3)

CROSS COLLATERALIZATION:          Yes

LOCK BOX:                         Hard

ADDITIONAL DEBT:                  Yes

ADDITIONAL DEBT TYPE:             B-Note(4)

LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES
--------------------------------------------------------------------------------

                                                            INITIAL      MONTHLY
                                                         -----------------------

TAXES:                                                   $ 6,091,009    $557,495
INSURANCE:                                               $    98,538    $ 49,269
CAP EX:                                                  $         0    $      0
TI/LC:                                                   $20,843,013(9) $      0
OTHER:(6)                                                $    33,964    $ 33,964
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:   Portfolio(1)

TITLE:                    Fee/Leasehold

PROPERTY TYPE:            Office

SQUARE FOOTAGE:           3,106,566

LOCATION:                 Various

YEAR BUILT/RENOVATED:     Various/Various

OCCUPANCY:                84.1%(7)

OCCUPANCY DATE:           08/01/05

NUMBER OF TENANTS:        176

HISTORICAL NOI:
   2003:                  $24,860,225
   2004:                  $28,447,447
   TTM AS OF 06/30/05:    $30,001,374

UW REVENUES:              $60,530,836

UW EXPENSES:              $20,739,367

UW NOI:                   $39,791,468(10)

UW NET CASH FLOW:         $35,935,990

APPRAISED VALUE:          $555,000,000(5)

APPRAISAL DATE:           08/01/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                                          A-NOTE   WHOLE LOAN(8)
                                                          ----------------------
CUT-OFF DATE LOAN/SF:                                      $ 108       $ 134
CUT-OFF DATE LTV:                                           60.4%       75.0%
MATURITY DATE LTV:                                          55.8%       69.3%
UW DSCR:                                                    1.67x       1.32x
--------------------------------------------------------------------------------

(1)  The Brookdale Office Portfolio loan consists of two cross-collateralized and cross-defaulted loans, referred to as Loan I and Loan II (which had an original principal balances of $212,880,140 and $203,119,860, respectively). Unless otherwise specified, information is presented on an aggregate basis and is based solely on the A-Note.

(2)  Strategic Realty Advisors Limited, a real estate investment advisor, is the representative of the Sponsor, an investor who adheres to Islamic Law. The details of this relationship are detailed under "The Borrower" below.

(3)  During the lockout period, the Borrower may prepay up to 10% of the whole loan principal balance subject to yield maintenance in connection with the release of a property.

(4)  The $416,000,000 loan is bifurcated into a $335,000,000 A-Note, and an
     $81,000,000 B-Note. The B-Note is not an asset of the trust.

(5)  The appraised value is based on a portfolio market valuation of the properties which is greater than the sum of the individual respective market values.

(6)  Reserve for ground rent on 3 mortgaged properties, subject to leasehold interests.

(7)  Includes tenants that have signed leases but are not in occupancy or paying rent.

(8)  Calculated based on the aggregate cut-off date principal balance of the
     A-Note and the B-Note (not included in the trust) .

(9)  The initial TI/LC reserve consists of $8,498,246 in unfunded tenant obligations and $12,344,767 to fund TI/LC for future leasing.

(10) The increase in UW NOI from the TTM as of June 30, 2005 NOI is due to new leases signed in 2005.

                                     A-3-3

--------------------------------------------------------------------------------
                           BROOKDALE OFFICE PORTFOLIO
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                              SIGNIFICANT PORTFOLIO TENANTS
-------------------------------------------------------------------------------------------------------------------------
                                                                                                                  LEASE
                                                                 MOODYS/      SQUARE      % OF     BASE RENT   EXPIRATION
TENANTS                   PARENT COMPANY                      S&P/FITCH(1)     FEET    PORTFOLIO      PSF         YEAR
-------------------------------------------------------------------------------------------------------------------------

AIG/NUFIC                 American International Group Inc.     Aa2/AA/AA    154,544      5.0%       $18.92       2016
OUTBACK STEAKHOUSE        Outback Steakhouse                    NR/NR/NR     146,460      4.7%       $24.83       2008
CARLTON FIELDS            Outback Steakhouse                    NR/NR/NR      88,833      2.9%       $30.16       2019
WALTER INDUSTRIES, INC.   Walter Industries, Inc.               Ba3/B+/NR     79,523      2.6%       $26.88       2012
OXFORD HEALTH PLANS       Oxford Health Plans Inc.                 N/R        76,461      2.5%       $20.66       2005
-------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                          PORTFOLIO SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                       LOCATION      YEAR                                                             ALLOCATED LOAN
PROPERTY NAME                       (CITY, STATE)   BUILT  SQUARE FEET  OCCUPANCY %            TOP TENANTS               AMOUNT(2)
------------------------------------------------------------------------------------------------------------------------------------

CONCOURSE LAKESIDE I               Morrisville, NC   1999      76,769      80.6%     Well Path Select Inc.; Redwoods   $  6,136,052
                                                                                      Group, Inc.; IFS Industrial &
                                                                                         Financial Systems, Inc.

CONCOURSE LAKESIDE II              Morrisville, NC   2001      77,320      80.9%       Blue Cross & Blue Shield of        5,883,020
                                                                                        Alabama; Computer Science
                                                                                      Corporation; Matrix Resource,
                                                                                                   Inc.

CORPORATE CENTER ONE AT               Tampa, FL      1999     390,698      97.8%       WebMD Practice Service; HDR       50,986,168
   INTERNATIONAL PLAZA                                                                          Engineering

CORPORATE CENTER THREE AT             Tampa, FL      2001     289,625      98.2%       Carlton Fields; Progressive       46,494,830
   INTERNATIONAL PLAZA                                                                   Auto; Gerday Ameristeel

CORPORATE CENTER TWO AT               Tampa, FL      2001     290,484      95.4%     Verizon Florida; Techhealth; RR     40,358,778
   INTERNATIONAL PLAZA                                                                    Simmons Construction

DEERFIELD CORPORATE CENTRE ONE      Alpharetta, GA   1998     133,266      96.8%        Crescent Resources; Regus        13,600,529
                                                                                       Business Centre; AIG / NUFIS

DEERFIELD CORPORATE CENTRE TWO      Alpharetta, GA   1999     132,622     100.0%               AIG / NUFIC               15,181,986

HIDDEN RIVER CORPORATE CENTER I       Tampa, FL      1997     135,174     100.0%       Oxford Health Plans; Ciber,       12,904,688
                                                                                                Inc.; Opis

HIDDEN RIVER CORPORATE CENTER II      Tampa, FL      1998     137,433      91.1%         Walter Industries, Inc.;        13,410,754
                                                                                       Techhealth; Bear Stearns Co.
                                                                                                   Inc.

HIDDEN RIVER CORPORATE CENTER III     Tampa, FL      1999     148,309      64.4%            State Farm; ALLTEL           13,916,820
                                                                                         Communications; PresGar

ONE RESOURCE SQUARE                  Orlando, FL     1999      90,558     100.0%       Jardon & Howard Technology;       10,437,615
                                                                                       Alion Science; AT&TWireless

PARAGON PLACE AT HURSTBOURNE       Hurstbourne, KY   1984      82,152      66.5%      Bellsouth Telecommunications;       5,060,662
                                                                                       Mather, Hamilton & Co, LLC;
                                                                                             Epicor Software

SATELLITE PLACE 300                   Duluth, GA     1998     131,337      86.1%        Bellsouth; Merial Limited;       12,525,138
                                                                                              First National

SATELLITE PLACE 400                   Duluth, GA     1997     131,884      90.1%        Liberty Mutual Insurance;        12,967,946
                                                                                      Office Suites Plus; The Demoss
                                                                                                  Group

SATELLITE PLACE 600                   Duluth, GA     1999     149,958      74.5%        Continental Casualty; FCCI       15,656,422
                                                                                       Insurance; Countrywide Home
                                                                                                  Loans

SATELLITE PLACE 800                   Duluth, GA     2002     132,892       0.0%                                          8,555,682

STONY POINT II OFFICE BUILDING       Richmond, VA    1985      48,707      94.9%        Front Royal, Inc.; Realty         3,352,689
                                                                                             Services Group;

THE RESERVE AT GREENS CROSSING II    Houston, TX     2001     157,897      65.3%         Remington College; IKON         11,829,297
                                                                                       Solutions; DHL Express USA,
                                                                                                   Inc.

THREE RESOURCE SQUARE                Orlando, FL     2003     153,043      52.8%         General Dynamics; United        15,498,277
                                                                                            Defense, LP; Reiss
                                                                                              Environmental

TIMBERWAY ONE                        Houston, TX     1983      92,780      91.1%       Subsea7; Accenture; Siemens        5,693,244
                                                                                       Energy and Automation, Inc.

TWO RESOURCE SQUARE                  Orlando, FL     2000     123,658     100.0%         US Government; Progress         14,549,403
                                                                                      Telecom, Inc.; Cisco Systems,
                                                                                                   Inc.
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                     3,106,566      84.1%(3)                                    $335,000,000
------------------------------------------------------------------------------------------------------------------------------------

(1)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(2)  The sum of the allocated loan amounts equals the $335,000,000 A-Note. The
     $416,000,000 loan is bifurcated into a $335,000,000 A-Note and an
     $81,000,000 B-Note, which is not an asset of the trust.

(3)  Includes tenants that have signed leases but are not in occupancy or paying rent.

                                     A-3-4

--------------------------------------------------------------------------------
                           BROOKDALE OFFICE PORTFOLIO
--------------------------------------------------------------------------------

THE LOAN. The loan is secured by first mortgage fee interests in 18 office buildings and leasehold interests in 3 office buildings totaling approximately
3,106,566 square feet of Class "A" office space located in six states. The
$416,000,000 loan is bifurcated into a $335,000,000 A-Note (included in the trust) and an $81,000,000 B-Note (not included in the trust).

THE BORROWER. The sponsor is a high net worth individual represented by
Strategic Realty Advisors Limited ("StratREAL"), a real estate investment advisor. The loan has been structured to be Shariah-compliant as the ultimate investors adhere to Shariah Law.

This loan is structured with 21 bankruptcy remote SPE borrowers. Each borrower pays debt service including interest payments to the lender. Each borrower is a pass-through vehicle, that in turn rents the property via a master lease to another newly-formed bankruptcy-remote SPE entity (a "Master Lessee") in order to accommodate restrictions under Islamic law with respect to investors in the
Master Lessee that are prohibited from paying interest. Each Master Lessee pays rent that is equal to the debt service to the related borrower, which the related borrower passes through to the lender. Each master lease is expressly subordinate to the loan documents pursuant to its terms and the terms of a subordination agreement.

RELEASE. The Brookdale Office Portfolio Loan permits the release of one or more
Mortgaged Properties (a) prior to the expiration of the applicable defeasance lockout period, subject to certain conditions, including (i) the allocated loan amounts for the Mortgaged Properties being released, together with the Mortgaged
Properties released to date, in the aggregate do not exceed 10% of the aggregate original principal balance of the mortgage loans, (ii) the payment of a release price ranging from 105% to 125% of the allocated loan amount of the Mortgaged
Property to be released, together with payment of the applicable yield maintenance premium, (iii) the satisfaction of specified debt service coverage tests and loan to value ratio tests for the remaining Mortgaged Properties after the partial release, and (iv) confirmation of "no downgrade" from each Rating
Agency; and (b) after the expiration of the applicable defeasance lockout period, subject to certain conditions, including (i) the defeasance of a specified percentage (ranging from 105% to 125%) of the allocated loan amount of the Mortgaged Property to be released, (ii) the satisfaction of specified debt service coverage tests and loan to value ratio tests for the remaining Mortgaged
Properties after the partial defeasance, and (iii) confirmation of "no downgrade" from each Rating Agency.

In addition, the cross-default and cross-collateralization arrangements with respect to the Brookdale Office Portfolio Loan may be terminated in connection with the sale of one or more individual Mortgaged Properties to a third party and the assumption by that third party of that portion of the mortgage loan, upon the satisfaction of certain conditions, including (i) the allocated loan amounts for the Mortgaged Properties being severed, together with the Mortgaged
Properties severed to date, in the aggregate do not exceed 15% of the aggregate original principal balance of the mortgage loans, (ii) if the severance occurs prior to the expiration of the applicable defeasance lockout period, the conditions specified in clauses (a)(ii), (a)(iii) and (a)(iv) of the preceding sentence relating to a partial release must be satisfied; and (iii) if the severance occurs after the expiration of the applicable defeasance lockout period, the conditions specified in clauses (b)(ii), (b)(iii) and (b)(iv) of the preceding sentence relating to a partial defeasance must be satisfied. The
Brookdale Office Portfolio Loan also permits the release of all of the Mortgaged
Properties securing one of the two cross-collateralized and cross-defaulted mortgage loans through defeasance.

THE PROPERTY. The Brookdale Office Portfolio consists of 21 properties located in 6 different states, comprising approximately 3,106,566 square feet. The properties were built between 1983 and 2003. The portfolio contains 176 tenants in total, none of which occupy more than 5.0% of the total collateral square feet. No more than 15.3% of the total collateral square feet expires in any single year. The portfolio is currently 84.1% leased. Approximately 29.5% of the
NRA and 32.3% of the total base rent is contributed by investment grade rated tenants. The largest tenant, AIG/NUFIC, comprises 5.0% of the total NRA. The top five tenants combined comprise 17.6% of the total NRA and the top 10 tenants comprise approximately 28.0% of the total NRA. Five of the top ten tenants or their respective parent company (AIG/NUFIC, Continental Casualty Co., Oxford
Health Plans, Progressive Auto, and BellSouth) maintain an investment grade credit rating.

Three of the mortgaged properties, located in a single office park in Tampa,
Florida, are subject to ground leases, each expiring December 31, 2080 and ground leased by The Hillsborough County Aviation Authority: Corporate Center
One at International Plaza, Corporate Center Two at International Plaza and
Corporate Center Three at International Plaza. Under each ground lease, total ground rent payments are comprised of a base ground rent and a development rent.
Base ground rent increases by 5% in 2008 and steps by 5% every 10 years thereafter. Development rent is equivalent to $0.40 per square foot of gross floor area per annum. Under each ground lease, beginning on September 1, 2015 and on every 5th anniversary thereafter, development rent will be increased by the lesser of 10% or CPI. Development rent will be discounted by 66.66% during the period commencing January 13, 2009 and ending January 12, 2010 and by 33.33%
during the period commencing January 13, 2010 and ending January 12, 2011.

THE MARKET.(1) The Brookdale Office Portfolio is located in the southeastern region of the United States in seven metropolitan areas (Tampa, 44.8% of NRA;
Atlanta, 26.2% of NRA; Orlando, 11.8% of NRA; Houston, 8.1% of NRA; Raleigh,
5.0% of NRA; Louisville, 2.6% of NRA; and Richmond, 1.6% of NRA). Summaries of
the three largest markets are listed below.

(1)  Certain information was obtained from the Brookdale Portfolio appraisal reports dated July 2005. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-5

--------------------------------------------------------------------------------
                           BROOKDALE OFFICE PORTFOLIO
--------------------------------------------------------------------------------

TAMPA METROPOLITAN AREA.

Tampa has a low cost of living, low business costs, strong population growth and a skilled labor force. Tampa is an increasingly popular site for corporate relocations. Shipping, trade and tourism are important anchors to the Tampa economy. The Port of Tampa is Florida's largest seaport and the nation's 12th largest cargo port and 4th largest cruise port. Total employment in Tampa surged
3.9% in 2004 and grew an average 2.2 percent annually during 1999-2004. As of
June 2005, year over year employment growth was 2.9%. The unemployment rate is
4.1 percent and falling and Tampa's economy is expanding.

In the last quarter of 2004, net absorption increased from 374,292 to 1,605,202 square feet. Tampa's Class "A" vacancy rate fell to 15.0 percent at the end of the first quarter 2005, a year-over-year decline of 280 basis points. After declining for three years, effective rents stabilized in 2004.

ORLANDO METROPOLITAN AREA.

Orlando's primary economic drivers are tourism, defense, and rapid population growth. Central Florida is one of the top tourist destinations in the world. A recent rebound in the nation's tourism industry has greatly benefited Orlando, which has seen a surge in the number of visitors to the area. Orlando has one of the highest concentrations of defense-related high tech employment in the state due to the presence of the training system procurement commands for the Army,
Navy, Air Force, Marines and Coast Guard. The University of Central Florida
serves the needs of several related technology industries, including simulation and training, aerospace, and digital media among other specializations. The number of office-using jobs in Orlando surged 4.6% in 2004 and grew an average
2.5 percent annually during 1999-2004. As of June 2005, year-over-year employment growth was 4.1%.

ATLANTA METROPOLITAN AREA.

Atlanta's economic drivers include strong immigration and population growth; low business costs; the leisure and hospitality industry; national defense; high technology; corporate headquarters; finance; manufacturing and distribution; and
the Hartsfield-Jackson airport.

Since 1970, the Atlanta MSA population has grown more than three times as fast as the national growth rate. More than 420 of the Fortune 500 industrial corporations, such as Delta Air Lines, Home Depot, BellSouth Corporation,
Georgia-Pacific, Coca-Cola, Coca-Cola Enterprises and United Parcel Service,
have either their corporate headquarters or a regional office in Atlanta.
Atlanta has attracted many high technology companies, which benefit from proximity to the Georgia Institute of Technology. Total employment in Atlanta increased 1.2 percent in 2004 and grew an average 1.0 percent annually during
1999-2004. June 2005 employment was up 0.7 percent from the corresponding prior year period following a strong first quarter.

At fourth quarter 2004, Atlanta's office inventory totaled 129 million square feet in 974 buildings. Atlanta's total inventory consists of 78.4 million, 47.9 million and 2.2 million of Class "A", Class "B" and Class "C" office space, respectively. At the end of the first quarter 2005, Atlanta's Class "A" vacancy rate fell to 17.5 percent, a year-over-year decline of 1.1 percent. Atlanta's
Class "A" asking rents were up 0.6 percent in the first quarter 2005.

PROPERTY MANAGEMENT. Asset management is provided by Strategic Real Estate
Advisors Limited and Carter Real Estate. Operational management for the properties is detailed in the chart below.

-------------------------------------------------------------------------------------------------------

CORPORATE CENTER ONE AT INTERNATIONAL PLAZA     Tampa & Orlando, FL          Crescent Resources, LLC
CORPORATE CENTER THREE AT INTERNATIONAL PLAZA                             (a subsidiary of Duke Energy)
CORPORATE CENTER TWO AT INTERNATIONAL PLAZA
HIDDEN RIVER CORPORATE CENTER I
HIDDEN RIVER CORPORATE CENTER II
HIDDEN RIVER CORPORATE CENTER III
ONE RESOURCE SQUARE
TWO RESOURCE SQUARE
THREE RESOURCE SQUARE
-------------------------------------------------------------------------------------------------------
DEERFIELD CORPORATE CENTRE ONE                  Duluth & Alpharetta, GA      Crescent Resources, LLC
DEERFIELD CORPORATE CENTRE TWO                                            (a subsidiary of Duke Energy)
SATELLITE PLACE 300
SATELLITE PLACE 400
SATELLITE PLACE 600
SATELLITE PLACE 800
-------------------------------------------------------------------------------------------------------
PARAGON PLACE AT HURSTBOURNE                    Hurstbourne, KY              NTS Development Company
-------------------------------------------------------------------------------------------------------
CONCOURSE LAKESIDE I                            Morrisville, NC                Capital Associates
CONCOURSE LAKESIDE II
-------------------------------------------------------------------------------------------------------
THE RESERVE AT GREENS CROSSING II               Houston, TX                 Williford Property Group
TIMBERWAY ONE
-------------------------------------------------------------------------------------------------------
STONY POINT II OFFICE BUILDING                  Richmond, VA                Woolfolk Properties, Inc.
-------------------------------------------------------------------------------------------------------

                                     A-3-6

--------------------------------------------------------------------------------
                           BROOKDALE OFFICE PORTFOLIO
--------------------------------------------------------------------------------

Strategic Real Estate Advisors Limited is an asset management firm offering strategic guidance and asset management to clients. The company has about $2.5 billion under supervisory asset management.

Carter Real Estate assists Strategic Real Estate Advisors Limited with the asset management function. Carter Real Estate is a full-service commercial real estate company. The company currently oversees more than 18 million square feet of space.

NTS Development Company has been in operation for approximately 35 years. It is engaged in commercial and residential property management and development as well as asset management.

Crescent Resources, LLC was formed in 1969 by Duke Energy and remains a subsidiary thereof. Crescent Resources, LLC offers office, industrial retail and build-to-suit development services to clients and operates primarily in the southeastern US.

Woolfolk Properties, Inc. provides property management, development, and leasing services to its clients.

Capital Associates was formed in 1983. It is a full-service commercial real estate development company providing commercial brokerage, leasing, fee management, land sales, development and marketing services to business/industrial parks, retail centers, and multi-family communities.

--------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------------------------------------------------------
                                                                          CUMULATIVE                   CUMULATIVE   CUMULATIVE %
             NUMBER OF     SQUARE      % OF         BASE      % OF BASE     SQUARE     CUMULATIVE %       BASE         OF BASE
              LEASES        FEET       GLA          RENT         RENT        FEET         OF GLA          RENT          RENT
YEAR         EXPIRING     EXPIRING   EXPIRING     EXPIRING     EXPIRING    EXPIRING      EXPIRING       EXPIRING      EXPIRING
--------------------------------------------------------------------------------------------------------------------------------

VACANT         N/A         492,936     15.9%            N/A         N/A      492,936       15.9%              N/A        N/A
2005 & MTM      12          77,632      2.5     $ 1,351,732         2.4%     570,568       18.4%      $ 1,351,732        2.4%
2006            33         320,525     10.3       6,330,079        11.1      891,093       28.7%      $ 7,681,811       13.4%
2007            17          91,083      2.9       2,228,679         3.9      982,176       31.6%      $ 9,910,490       17.3%
2008            27         351,302     11.3       7,841,192        13.7    1,333,478       42.9%      $17,751,682       31.1%
2009            40         473,858     15.3      10,820,626        18.9    1,807,336       58.2%      $28,572,308       50.0%
2010            46         411,920     13.3       8,193,979        14.3    2,219,256       71.4%      $36,766,287       64.3%
2011            10         100,055      3.2       2,142,964         3.8    2,319,311       74.7%      $38,909,251       68.1%
2012             9         247,738      8.0       5,826,202        10.2    2,567,049       82.6%      $44,735,453       78.3%
2013             1          60,000      1.9       1,356,000         2.4    2,627,049       84.6%      $46,091,453       80.7%
2014             3         129,962      4.2       3,224,137         5.6    2,757,011       88.7%      $49,315,590       86.3%
2015             3         106,178      3.4       2,215,675         3.9    2,863,189       92.2%      $51,531,265       90.2%
AFTER            3         243,377      7.8       5,603,779         9.8    3,106,566      100.0%      $57,135,044      100.0%
--------------------------------------------------------------------------------------------------------------------------------
Total          204       3,106,566    100.0%    $57,135,044       100.0%
--------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                              SIGNIFICANT TENANTS ROLLING IN 2009
------------------------------------------------------------------------------------------------------------------------------
                                                                          SQUARE       ANNUAL     % OF 2009     PROPERTY RENT
                                                                           FEET      BASE RENT    BASE RENT      PSF/MARKET
PROPERTY NAME                                   TENANT                   EXPIRING     EXPIRING   EXPIRING(1)     RENT PSF(2)
------------------------------------------------------------------------------------------------------------------------------

CORPORATE CENTER ONE AT INTERNATIONAL PLAZA     WEBMD PRACTICE SERVICE     65,397   $1,683,973       15.6%     $25.75 / $26.00
CORPORATE CENTER ONE AT INTERNATIONAL PLAZA     HQ GLOBAL WORKPLACES       28,286      721,293        6.7      $25.50 / $26.00
CORPORATE CENTER THREE AT INTERNATIONAL PLAZA   PROGRESSIVE AUTO           65,390    1,700,794       15.7      $26.01 / $26.50
HIDDEN RIVER CORPORATE CENTER I                 OXFORD HEALTH PLANS        63,487    1,317,990       12.2      $20.76 / $20.00
TWO RESOURCE SQUARE                             US GOVERNMENT              32,006      669,886        6.2      $20.93 / $20.00
------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                     254,566   $6,093,936       56.3%
------------------------------------------------------------------------------------------------------------------------------
2009 TOTAL BASE RENT EXPIRING:                  $10,820,626
------------------------------------------------------------------------------------------------------------------------------

(1)  Calculated based on total rent expected to be collected in 2009.

(2)  Based on certain information obtained from the appraisal.

                                     A-3-7

--------------------------------------------------------------------------------
                           BROOKDALE OFFICE PORTFOLIO
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                             SIGNIFICANT TENANTS ROLLING IN 2010
-----------------------------------------------------------------------------------------------------------------------------
                                                                         SQUARE                  % OF 2010     PROPERTY RENT
                                                                          FEET       ANNUAL      BASE RENT       PSF/MARKET
PROPERTY NAME                                           TENANT          EXPIRING    BASE RENT   EXPIRING(1)     RENT PSF(2)
-----------------------------------------------------------------------------------------------------------------------------

CORPORATE CENTER THREE AT INTERNATIONAL PLAZA   COUNTRYWIDE               40,365   $1,029,308      12.6%      $25.50 / $26.50
CORPORATE CENTER TWO AT INTERNATIONAL PLAZA     COTT BEVERAGE             27,291   $  744,217       9.1%      $27.27 / $26.00
HIDDEN RIVER CORPORATE CENTER I                 OPIS                      16,230   $  326,061       4.0%      $20.09 / $20.00
HIDDEN RIVER CORPORATE CENTER II                GENESIS FINANCIAL         12,378   $  251,769       3.1%      $20.34 / $20.00
SATELLITE PLACE 400                             LIBERTY MUTUAL            36,850   $  698,676       8.5%      $18.96 / $19.50
THREE RESOURCE SQUARE                           GENERAL DYNAMICS          16,966   $  337,623       4.1%      $19.90 / $19.50
THE RESERVE AT GREENS CROSSING II               DHL EXPRESS USA, INC.     24,039   $  294,478       3.6%      $12.25 / $13.50
TIMBERWAY ONE                                   SUBSEA7                   38,836   $  621,376       7.6%      $16.00 / $17.00
-----------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                    212,955   $4,303,507      52.5%
-----------------------------------------------------------------------------------------------------------------------------
2010 TOTAL BASE RENT EXPIRING:                  $8,193,979
-----------------------------------------------------------------------------------------------------------------------------

(1)  Calculated based on total rent expected to be collected in 2010.

(2)  Based on certain information obtained from the appraisal.

                                     A-3-8

--------------------------------------------------------------------------------
                           BROOKDALE OFFICE PORTFOLIO
--------------------------------------------------------------------------------

                  [SOUTHERN HALF OF UNITED STATES MAP OMITTED]

                                     A-3-9

--------------------------------------------------------------------------------
                                HOUSTON GALLERIA
--------------------------------------------------------------------------------

                     [PICTURES OF HOUSTON GALLERIA OMITTED]

                                     A-3-10

--------------------------------------------------------------------------------
                                HOUSTON GALLERIA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $290,000,000(1)

CUT-OFF DATE PRINCIPAL BALANCE:   $290,000,000(1)

% OF POOL BY IPB:                 6.9%

SHADOW RATING
   (S&P/MOODY'S/FITCH):           BBB-/Baa2/BBB-

LOAN SELLER:                      JPMorgan Chase Bank, N.A.

BORROWER:                         HG Galleria I, II, III, L.P., and SA
                                  Galleria IV, L.P.

SPONSOR:                          Simon Property Group, L.P., Walton
                                  Street Capital, and Institutional Mall
                                  Investors LLC

ORIGINATION DATE:                 11/29/05

INTEREST RATE:                    5.344046%

INTEREST ONLY PERIOD:             120 months

MATURITY DATE:                    12/01/05

AMORTIZATION TYPE:                Interest Only

ORIGINAL AMORTIZATION:            N/A

REMAINING AMORTIZATION:           N/A

CALL PROTECTION:                  L(24),Def(86),O(10)

CROSS-COLLATERALIZATION:          No

LOCK BOX:                         Cash Management Agreement

ADDITIONAL DEBT:                  $531,000,000

ADDITIONAL DEBT TYPE:             A-2 Pari Passu Note, B-Note, C-Note and
                                  Permitted Mezzanine Debt(2)

LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES
--------------------------------------------------------------------------------

                                                               INITIAL   MONTHLY
                                                               -----------------
TAXES:                                                            $0        $0
INSURANCE:                                                        $0        $0
REQUIRED REPAIRS:                                                 $0        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

TITLE:                             Fee

PROPERTY TYPE:                     Retail-Anchored

SQUARE FOOTAGE:                    1,468,776

LOCATION:                          Houston, TX

YEAR BUILT/RENOVATED:              1970 / 2003

OCCUPANCY:                         93.1%(7)

OCCUPANCY DATE:                    10/11/05

NUMBER OF TENANTS:                 354

IN-LINE SALES PSF (<10,000 SF):    $650

OCCUPANCY COSTS (<10,000 SF):      11.2%

HISTORICAL NOI:
   2003:                           $45,083,830
   2004:                           $52,596,235
   TTM AS OF 09/30/05:             $57,712,227

UW REVENUES:                       $91,665,993

UW EXPENSES:                       $27,064,272

UW NOI:                            $64,601,721

UW NET CASH FLOW:                  $62,781,950(3)

APPRAISED VALUE:                   $1,220,000,000

APPRAISAL DATE:                    11/08/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                       A-NOTE(4)   WHOLE LOAN(5)
                                                       ---------   -------------
CUT-OFF DATE LOAN/SF:                                    $ 395         $ 559
CUT-OFF DATE LTV:                                         47.5%         67.3%
MATURITY DATE LTV:                                        47.5%         67.3%
UW DSCR:                                                  2.00x         1.39x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                      SIGNIFICANT TENANTS
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         LEASE
                                                                    MOODY'S/      SQUARE     % OF    BASE     SALES   EXPIRATION
ANCHOR/TENANT NAME                 PARENT COMPANY                 S&P/FITCH(6)     FEET       GLA  RENT PSF    PSF       YEAR
--------------------------------------------------------------------------------------------------------------------------------

NORDSTORM           Nordstorm Inc. (NYSE: JWN)                      A3/A-/A-     216,400(8)  N/A     N/A(8)  $109.92     2020
FOLEY'S             Federated Department Stores Inc. (NYSE: FD)  Baa1/BBB-/BBB-  225,000(8)  N/A     N/A(8)      NAV     2053
MACY'S              Federated Department Stores Inc. (NYSE: FD)  Baa1/BBB-/BBB-  225,000(9)  N/A     N/A(9)      NAV     2019
NEIMAN MARCUS       The Neiman Marcus Group, Inc.                   NR/NR/NR     200,000(10) N/A     N/A(10)     NAV     2019
SAKS FIFTH AVENUE   Saks Incorporated (NYSE: SKS)                   B1/B+/B+     185,532(11) N/A     N/A(11) $235.16     2019
UNIVERSITY CLUB     University Club                                 NR/NR/NR     105,450     7.2%   6.30         N/A     2006
POLAR ICE GALLERIA  Polar Ice Galleria                              NR/NR/NR      21,186     1.2%  34.39     $ 54.19     2013
BANANA REPUBLIC     GAP Inc. (NYSE: GPS)                         Baa3/BBB-/BBB-   17,049     1.2%  42.00         N/A     2013
THE GAP             GAP Inc. (NYSE: GPS)                         Baa3/BBB-/BBB-   17,000     1.2%  40.00     $422.88     2014
--------------------------------------------------------------------------------------------------------------------------------

(1)  The total financing amount of $821 million is being provided to the borrower to refinance existing debt on the mall. The $580 million A-Note that has been split into two pari passu notes (a $290 million A-1 Note included in the Trust and a $290 million A-2 Note not included in the
     Trust), a $110 million B-Note not included in the Trust, a $131 million
     C-Note included in the Trust as non-pooled direct pay certificates.

(2)  The Borrower will be permitted to incur mezzanine debt in the future. The mezzanine debt is subject to the satisfaction of various conditions including (i) LTV for the combined debt be no greater than 80%, DSCR for combined debt shall not be less than 1.05x, (ii) execution of intercreditor agreements satisfactory to the mortgagee, (iii) the mezzanine lender meets a pre-determined definition of "qualified lender" as set forth in the related mortgage loan documents, (iv) the mezzanine loan shall be coterminous or mature subsequent to the related mortgage loan and (v)
     Rating Agency confirmation.

(3)  Underwritten cash flow includes base rent of $3,290,945 and recoveries of
     $688,791 related to approximately 100,471 square feet of Galleria Phase V based upon certain assumptions regarding the leasing activity of such space.

(4)  Calculated based on the aggregate cut-off date principal balance of the A1 and A2 pari passu A-Notes in the amount of $580,000,000.

(5)  Calculated based on the aggregate cut-off date principal balance of the
     Houston Galleria A Note, the Houston Galleria B Note which is not included in the trust in the amount of $110,000,000 and the Houston Galleria Trust
     Subordinate Companion Note in the amount of $131,000,000.

(6)  Ratings provided are for the entity listed in the "Parent Company," field whether or not the parent company guarantees the lease.

(7)  Occupancy excludes approximately 232,600 square feet of the former Lord &
     Taylor store which is being redeveloped into approximately 100,000 square feet of inline retail space and for which no rent is currently being collected.

(8)  Not included in collateral.

(9)  Macy's is on a ground lease with annual rent of $140,063.

(10) Neiman Marcus is on a ground lease with annual rent of $141,602.

(11) Saks Fifth Avenue is on a ground lease with annual rent of $61,427.

                                     A-3-11

--------------------------------------------------------------------------------
                                HOUSTON GALLERIA
--------------------------------------------------------------------------------

THE LOAN. The loan is secured by a first mortgage fee interest in a regional mall comprised of approximately 2,254,399 square feet, of which approximately
1,468,776 square feet is included as collateral, located in Houston, Texas.

The total financing amount of $821 million is comprised of a $580 million A-Note that has been split into two pari passu notes (a $290 million A-1 Note included in the Trust and a $290 million A-2 Note not included in the Trust), a $110 million B-Note not included in the Trust, a $131 million subordinate companion loan included in the Trust as a non-pooled asset, directed pay Class HG certificates.

THE BORROWER. The borrowing entities are HG Galleria I, II, III, L.P. and SA
Galleria IV, L.P., a single asset, special purpose entity. HG Shopping Centers,
L.P. is a joint partnership between Simon Property Group, L.P., Walton Street
Capital and Institutional Mall Investors LLC.

Simon Property Group (NYSE: SPG) is the largest publicly traded retail estate company in North America with a total market capitalization of approximately $39 billion as of September 2005. SPG owns or has an interest in approximately 300 properties in the U.S. comprising more than 200 million square feet of gross leasable area in 40 states plus Puerto Rico. They also have an interest in more than 50 European shopping centers in France, Italy and Poland; five Premium
Outlet centers in Japan; and one Premium Outlet center in Mexico.

Walton Street Capital sponsors a series of performance based private equity real estate investment funds. The investment funds have received total equity commitments of approximately $1.8 billion from public and corporate pension funds, foreign institutions, insurance companies and banks, endowments and foundations, trusts and high net worth individuals.

Institutional Mall Investors LLC ("IMI") is an institutional investment entity jointly owned by the California Public Employees' Retirement System ("CalPERS")
and an affiliate of Miller Capital Advisory, Inc. IMI currently owns interests in ten different projects encompassing over 12,000,000 square feet. CalPERS is the nation's largest public pension fund with assets totaling more than $195 billion. CalPERS provides retirement and health benefits to more than 1.4 million state and local public employees and their families. CalPERS' net assets in real estate totaled approximately $11.4 billion as of February 2005.

THE PROPERTY. The Houston Galleria is a two- and three-story regional mall centrally located in Houston, Texas, containing approximately 2.3 million square feet of retail space including an ice rink and more than 375 stores and restaurants. The collateral included in the trust is approximately 1,468,776 square feet of which in-line space represents approximately 1.06 million square feet. The mall was originally built in 1970 (phase I) with expansions in 1977
(phase II), 1982 (phase III), and 2003 (phase IV). Phase V is expected to be completed in 2006. Although not part of the collateral, the shopping complex consists of an additional 1.2 million square feet of office towers and two
Westin hotels.

Anchor tenants include Nordstrom (216,400 square feet), Neiman Marcus (200,000 square feet), Saks Fifth Avenue (185,532 square feet), Foley's (225,000 square feet) and Macy's (225,000 square feet). Neiman Marcus, Macy's and Saks Fifth
Avenue are subject to ground leases. Nordstrom and Foley's own their own land and buildings. Other tenants include Cartier (2,354 square feet), Gucci (6,294 square feet), Tiffany & Co. (10,000 square feet), Ralph Lauren Collection (6,862 square feet), and Louis Vuitton (6,799 square feet). The Galleria underwent a
700,000 square foot expansion in March 2003, making it the fourth largest mall in the nation. In-line sales for stores under 10,000 square feet were $537 (not including phase IV completed in 2003), $596 and $650 per square foot for 2003,
2004 and TTM as of 9/30/05, respectively. The current in-line occupancy as of
11/8/05 was 90% with average in-line rent of approximately $42 per square foot and occupancy costs of approximately 11.2%.

The collateral includes Phase V, the former Lord & Taylor space (vacated
1/29/05) which is being redeveloped into approximately 100,000 square feet of inline retail. Tenants such as Borders and Hilfiger have committed to occupying this space and a large part of the redevelopment will constitute an upscale restaurant area which is expected to feature such tenants as Del Frisco's,
Oceanaire, and Kona Grill. Occupancy is scheduled for mid 2006.

THE MARKET.(1) The Houston Galleria is located at the intersection of Westheimer
Road and Post Oak Boulevard just off Interstate Highway 610 in the Post
Oak/Galleria area of West Houston. This area, also known as Uptown Houston, is among the largest suburban business districts in the United States and is a diversified economic center densely developed with office, retail, hotel and residential use. The mall is bound by Interstate Highway 610, Interstate Highway
10, Fountainview Drive and US Highway 59.

Although a major office center, Uptown Houston is also a leading retail destination. Since 1962 the area has been one of the city's largest retail centers outside of the central business district. There is currently over 6.75 million square feet of retail space in the submarket. The Houston Galleria has historically ranked first in Houston in both total sales volume and sales per square foot. The submarket vacancy is approximately 15% with average rents of
$23.75.

The population within a 5-, 7- and 10-mile radius of the Mortgaged Property is approximately 440,000, 863,000 and 1.5 million people, respectively. The average household income within a 5-, 7-, and 10-mile radius of the Mortgaged Property is approximately $88,000, $72,000 and $64,000, respectively.

PROPERTY MANAGEMENT. The Mortgaged Property is managed by an affiliate of Simon
Property Group, L.P.

(1)  Certain information was obtained from the Houston Galleria appraisal dated
     November 8, 2005. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-12

--------------------------------------------------------------------------------
                                HOUSTON GALLERIA
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        CUMULATIVE
               NUMBER      SQUARE      % OF                                     CUMULATIVE   CUMULATIVE    CUMULATIVE    % OF BASE
             OF LEASES      FEET        GLA      BASE RENT    % OF BASE RENT   SQUARE FEET    % OF GLA      BASE RENT      RENT
YEAR          EXPIRING    EXPIRING   EXPIRING     EXPIRING       EXPIRING        EXPIRING     EXPIRING      EXPIRING     EXPIRING
----------------------------------------------------------------------------------------------------------------------------------

VACANT          NAP        317,904     21.6%            NAP         NAP           317,904       21.6%             NAP       NAP
2005 & MTM       30         42,735      2.9     $   954,674         2.0%          360,639       24.6%     $   954,674       2.0%
2006             20        154,764     10.5       2,624,074         5.4           515,403       35.1%     $ 3,578,748       7.4%
2007             20         27,330      1.9       1,549,126         3.2           542,733       37.0%     $ 5,127,874      10.6%
2008             36         77,631      5.3       3,445,580         7.1           620,364       42.2%     $ 8,573,454      17.7%
2009             35         69,786      4.8       2,512,643         5.2           690,150       47.0%     $11,086,097      22.9%
2010             18         17,437      1.2       1,097,661         2.3           707,587       48.2%     $12,183,758      25.2%
2011             19         81,204      5.5       3,440,471         7.1           788,791       53.7%     $15,624,229      32.3%
2012             13         37,666      2.6       1,395,564         2.9           826,457       56.3%     $17,019,793      35.1%
2013             52        186,664     12.7       9,688,093        20.0         1,013,121       69.0%     $26,707,886      55.2%
2014             58        227,961     15.5      12,375,556        25.6         1,241,082       84.5%     $39,083,442      80.7%
2015             31        106,448      7.2       4,898,631        10.1         1,347,530       91.7%     $43,982,073      90.8%
AFTER            22        121,246      8.3       4,440,888         9.2         1,468,776      100.0%     $48,422,961     100.0%
----------------------------------------------------------------------------------------------------------------------------------
TOTAL           354      1,468,776    100.0%    $48,422,961       100.0%
----------------------------------------------------------------------------------------------------------------------------------

                                     A-3-13

--------------------------------------------------------------------------------
                                HOUSTON GALLERIA
--------------------------------------------------------------------------------

                            [MAP OF HOUSTON OMITTED]

                                     A-3-14

--------------------------------------------------------------------------------
                                HOUSTON GALLERIA
--------------------------------------------------------------------------------

                       [AIREL PICTURE OF HOUSTON OMITTED]

                                     A-3-15

--------------------------------------------------------------------------------
                                HOUSTON GALLERIA
--------------------------------------------------------------------------------

               [FLOOR PLAN HOUSTON GALLERIA (FIRST LEVEL) OMITTED]

                                     A-3-16

--------------------------------------------------------------------------------
                                HOUSTON GALLERIA
--------------------------------------------------------------------------------

              [FLOOR PLAN 2ND & 3RD LEVEL HOUSTON GALLERIA OMITTED]

                                     A-3-17

--------------------------------------------------------------------------------
                             SELIG OFFICE PORTFOLIO
--------------------------------------------------------------------------------

                  [PICTURES OF SELIG OFFICE PORTFOLIO OMITTED]

                                     A-3-18

--------------------------------------------------------------------------------
                             SELIG OFFICE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                        $242,000,000

CUT-OFF DATE PRINCIPAL BALANCE:                    $242,000,000

% OF POOL BY IPB:                                  5.8%

LOAN SELLER:                                       JPMorgan Chase Bank, N.A.

BORROWER:                                          Selig Holdings Company L.L.C.

SPONSOR:                                           Martin Selig

ORIGINATION DATE:                                  11/08/05

INTEREST RATE:                                     5.696000%

INTEREST ONLY PERIOD:                              120 months

MATURITY DATE:                                     12/01/15

AMORTIZATION TYPE:                                 Interest Only

ORIGINAL AMORTIZATION:                             N/A

REMAINING AMORTIZATION:                            N/A

CALL PROTECTION:                                   L(24),Def(92),O(4)

CROSS COLLATERALIZATION:                           No

LOCK BOX:                                          Hard

ADDITIONAL DEBT:                                   No

ADDITIONAL DEBT TYPE:                              Pari-Passu or Mezzanine Debt
                                                   Permitted(1)

LOAN PURPOSE:                                      Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES
--------------------------------------------------------------------------------
                                                            INITIAL      MONTHLY
                                                          ----------------------
TAXES:                                                    $         0   $190,875

CAP EX:                                                   $         0   $ 18,864

TI/LC:(2)                                                 $ 5,000,000   $150,000

OCCUPANCY HOLDBACK(3):                                    $ 6,388,000   $      0

PERFORMANCE HOLDBACK(4):                                  $18,688,000   $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                            Portfolio

TITLE:                                             Fee

PROPERTY TYPE:                                     Office

SQUARE FOOTAGE:                                    1,507,220

LOCATION:                                          Seattle, WA

YEAR BUILT/RENOVATED:                              Various/Various

OCCUPANCY:                                         87.7%

OCCUPANCY DATE:                                    12/01/05

NUMBER OF TENANTS:                                 106

HISTORICAL NOI:
   2003:                                           $22,933,814
   2004:                                           $22,475,503
   TTM AS OF 08/31/05                              $20,229,696

UW REVENUES:                                       $35,301,009

UW EXPENSES:                                       $11,379,284

UW NOI:                                            $23,921,725

UW NET CASH FLOW:                                  $21,396,667

APPRAISED VALUE:                                   $337,200,000

APPRAISAL DATE:                                    Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                                                       $161
CUT-OFF DATE LTV:                                                          71.8%
MATURITY DATE LTV:                                                         71.8%
UW DSCR:                                                                   1.53x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                     SIGNIFICANT TENANTS
-----------------------------------------------------------------------------------------------------------------------------
                                                                MOODYS/      SQUARE     % OF      BASE RENT        LEASE
TENANTS                            PARENT COMPANY            S&P/FITCH(5)     FEET    PORTFOLIO      PSF      EXPIRATION YEAR
-----------------------------------------------------------------------------------------------------------------------------

HOLLAND AMERICA          Carnival Corporation (NYSE: CCL)      A3/A-/NR     158,767      10.5%      $19.22          2006
WASHINGTON STATE FERRY   Washington State Ferry                NR/NR/NR     124,703       8.3%      $22.74          2015
CISCO                    Cisco Systems Inc. (NASDAQ: CSCO)     NR/NR/NR      80,064       5.3%      $17.82          2009
US CUSTOMS               The United States of America         Aaa/AAA/AAA    64,499       4.3%      $38.74          2006
DDB SEATTLE              DDB Seattle                           NR/NR/NR      54,369       3.6%      $25.71          2018
-----------------------------------------------------------------------------------------------------------------------------

(1)  The Borrower will be permitted to incur additional pari passu debt or mezzanine debt in the future. The pari passu debt is subject to the satisfaction of various conditions including (i) LTV for the combined debt shall be no greater than LTV at closing less 5% during the first 60 months of the loan term, and no greater than LTV at closing less 10% anytime thereafter, DSCR for combined debt shall be no less than 1.40x during the first 60 months of the loan term, and no less than 1.45x anytime thereafter; (ii) execution of intercreditor agreements satisfactory to the mortgagee, and (iii) Rating Agency confirmation. The mezzanine debt is subject to the satisfaction of various conditions including (i) LTV for the combined debt shall be no greater than 90%, DSCR for combined debt shall be no less than 1.05x assuming a 30-year amortization (ii) execution of intercreditor agreements satisfactory to the mortgagee, and (iii) Rating
     Agency confirmation.

(2)  The Borrower shall be required to deposit with mortgagee into an interest bearing escrow account $5,000,000 to be used in connection with leasing commissions and tenant improvements for the following tenants: Holland
     America, US Customs, and Washington State Housing. The upfront leasing reserve shall be released proportionately on the basis of rentable square footage. In addition, the Borrower shall be required to deposit with mortgagee into an interest bearing escrow account $150,000 per month, for any month where the balance for the Ongoing Leasing Reserve is less than
     $3,600,000.

(3)  The reserve was funded at origination of the mortgage loan and is to be released as any tenant with an executed lease that was not occupying the related space on the origination date actually takes occupancy of the space, is paying rent and satisfies certain other conditions in the loan documents.

(4)  The mortgagee will collect $18,688,000 at closing with releases permitted quarterly within 36 months of the loan closing should the Mortgaged
     Property satisfy certain occupancy and income requirements specified in the loan documents. Funds remaining after the initial 36 months of the loan term will then serve as cash collateral for the remainder of the loan term.

(5)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-19

--------------------------------------------------------------------------------
                             SELIG OFFICE PORTFOLIO
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                          PORTFOLIO SUMMARY
----------------------------------------------------------------------------------------------------------------------------------
                         LOCATION        YEAR    SQUARE    OCCUPANCY                                                    ALLOCATED
PROPERTY NAME            (CITY, STATE)  BUILT     FEET         %      TOP TENANTS                                      LOAN AMOUNT
----------------------------------------------------------------------------------------------------------------------------------

1000 SECOND AVENUE       Seattle, WA     1986    434,688     97.1%    US Customs, DDB Seattle, Inc.                   $ 83,279,000
THIRD & BROAD            Seattle, WA     1982    269,837     95.4%    Washington State Ferry, Cisco                     44,089,000
3101 WESTERN AVENUE      Seattle, WA     1985    184,610     84.1%    Isilon Software (lease out for signature),        25,194,000
                                                                      Dendreon Corporation (lease out for signature)
ELLIOTT BAY OFFICE PARK  Seattle, WA     1981    220,447     95.7%    Holland America,                                  28,693,000
                                                                      WA State Hospital
3131 ELLIOTT AVENUE      Seattle, WA     1986    190,237     51.8%    Emeritus Corporation (out for signature),         29,043,000
                                                                      Alphagraphics
190 QUEEN ANNE AVENUE    Seattle, WA     1974     84,077     99.2%    Sallie Mae, Seattle Financial                     13,647,000
FOURTH & VINE BUILDING   Seattle, WA     1975    123,324     76.3%    Axio Research Corp., Singlestep Tech              18,055,000
----------------------------------------------------------------------------------------------------------------------------------
TOTAL WEIGHTED AVERAGE:                        1,507,220     87.7%                                                    $242,000,000
----------------------------------------------------------------------------------------------------------------------------------

THE LOAN. The Selig Office Portfolio loan is secured by a first mortgage on a fee interest in seven office buildings comprising approxi mately 1,507,220 square feet located in the central business district of Seattle, WA.

THE BORROWER. The borrower is Selig Holdings Company L.L.C., a special purpose entity controlled by Martin Selig. Mr. Selig owns and manages 16 office buildings totaling approximately 2.8 million square feet with another approximately 350,000 square feet under development.

RELEASE. The Selig Office Portfolio Loan permits the release of one or more of the Mortgaged Properties without releasing all of such Mortgaged Properties by means of a partial release upon the satisfaction of certain conditions, including but not limited to: (i) the payment of 115% of the allocated loan amount or value of such portion to be released and (ii) the satisfaction of certain debt service coverage ratio and LTV ratio tests with respect to the portions of the Mortgaged Property remaining after giving effect to the partial release.

THE PROPERTIES. The Selig Office Portfolio loan is secured by seven office properties located in the downtown central business district of Seattle, WA. The properties contain a total of approximately 1,507,220 square feet and were originally developed between 1974 and 1986. Some of the buildings have undergone periodic upgrades since construction. The seven buildings have a combined 1,367 parking spaces. Average in-place rent for the portfolio is approximately $20.12 per square foot.

3101 WESTERN AVENUE

3101 Western Avenue is a Class "B" office building built in 1985 that consists of seven stories and approximately 157 parking spaces. The property totals approximately 184,610 square feet and is currently 78.5% leased. The top three tenants (Dendreon Corporation, Isilon Software and The Platform, Inc.) comprise approximately 111,693 square feet or 60.5% of the total rentable area.

190 QUEEN ANNE AVENUE

190 Queen Anne Avenue is a Class "B" office building built in 1974 that consists of five stories and approximately 343 parking spaces. The property totals approximately 84,077 square feet and is currently 99.7% leased. The top three tenants (Sallie Mae, Seattle Financial and Weston Solution) comprise approximately 78,798 square feet or approximately 94.0% of the total rentable area.

1000 SECOND AVENUE

1000 Second Avenue is a Class "B+" office building built in 1986 that consists of 41 stories and approximately 305 parking spaces. The property totals approximately 434,688 square feet and is currently 97.1% occupied. The top three tenants (US Customs, DDB Seattle, Inc. and Washington State Housing) comprise approximately 144,636 square feet or approximately 33.3% of the total rentable area.

3131 ELLIOTT AVENUE

3131 Elliott Avenue is a Class "B" office building built in 1986 that consists of seven stories and approximately 243 parking spaces. The property totals approximately 190,237 square feet and is currently 51.8% leased. The top three tenants (Emeritus Corporation, Jones Radio Net and Alphagraphics) comprise approximately 55,421 square feet or approximately 29.1% of the total rentable area.

THIRD & BROAD

Third and Broad is a Class "B" office building built in 1982 that consists of six stories and approximately 343 parking spaces. The property totals approximately 269,837 square feet and is currently 95.4% leased. The top three tenants (Cisco, Washington State Ferry, and Ben Bridge Jewelers) comprise approximately 250,925 square feet or 93.0% of the total rentable area.

                                     A-3-20

--------------------------------------------------------------------------------
                             SELIG OFFICE PORTFOLIO
--------------------------------------------------------------------------------

ELLIOTT BAY OFFICE PARK

Elliott Bay Office Park is a Class "B" office building built in 1981 that consists of five stories and approximately 109 parking spaces. The property totals approximately 220,447 square feet and is currently 95.7% leased. The top three tenants (Holland America Cruise Lines, Washington State Hospital and Neorx
Corporation) comprise approximately 202,597 square feet or approximately 91.9%
of the total rentable area.

FOURTH & VINE

The Fourth & Vine building is a Class "B" office building built in 1975 that consists of eight stories and approximately 343 parking spaces. The property totals approximately 123,324 square feet and is currently 76.3% occupied. The top three tenants (Axio Research Corp., Single Step Technologies and the
Municipal Research & Services Center) comprise approximately 46,566 square feet or approximately 37.8% of the total rentable area.

THE MARKET.(1) The Selig Office Portfolio properties are located in Seattle,
Washington, in the Downtown Seattle submarket of the Puget Sound office market.
Access within the immediate area is provided by numerous surface streets along with several easy access points to Interstate 5, the major North-South thoroughfare in the region. Public transportation is located within walking distance of the properties, and includes a monorail which links the central business district.

Major employers in the Puget Sound area include Boeing, Microsoft, Costco,
Weyerhaeuser, Safeway, Amazon, Starbucks and Washington Mutual. The area offers extensive retail, cultural and sporting amenities, hotels and views of the water and nearby mountain ranges. The Puget Sound office market, according to CB
Richard Ellis' 3rd Puget Sound Office Market report, has a vacancy rate of
14.3%, and continues to decline from previous quarters in 2005. Year-to-date absorption totals more than 2.0 million square feet and is on pace to far exceed its 10-year historic average of approximately 1.8 million square feet per year.
According to CBRE, asking rental rates for Class "B" office buildings in
Downtown Seattle were reported to be $15.00-$23.00 (full service gross with a base year expense stop per square feet.

PROPERTY MANAGEMENT. The property is managed by Martin Selig Real Estate, the property management group of the principal/sponsor. Martin Selig currently owns and manages 16 office buildings totaling over 2.8 million square feet with another 350,000 square feet under development. All of the properties under management are located in downtown Seattle.

(1)  Certain information was obtained from the Selig Office Portfolio appraisals dated October 4, 2005 with respect to each mortgaged property other than the Fourth & Vine mortgaged property which was dated October 28, 2005. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

-------------------------------------------------------------------------------------------------
                                     LEASE ROLLOVER SCHEDULE
-------------------------------------------------------------------------------------------------
                 NUMBER OF   SQUARE FEET  % OF GLA   BASE RENT     % OF BASE    CUMULATIVE SQUARE
YEAR        LEASES EXPIRING    EXPIRING   EXPIRING    EXPIRING   RENT EXPIRING    FEET EXPIRING
-------------------------------------------------------------------------------------------------

VACANT            NAP           185,663     12.3%           NAP        NAP            185,663
2005 & MTM         42            65,384      4.3    $ 1,393,939        4.6%           251,047
2006               30           333,351     22.1      8,356,513       27.5            584,398
2007               19            53,064      3.5      1,555,748        5.1            637,462
2008               15            73,191      4.9      2,029,418        6.7            710,653
2009               12           212,225     14.1      4,405,742       14.5            922,878
2010               14            68,842      4.6      1,501,996        4.9            991,720
2011                7            60,729      4.0      1,357,971        4.5          1,052,449
2012                6            55,517      3.7        883,058        2.9          1,107,966
2013                3            49,792      3.3      1,104,539        3.6          1,157,758
2014                5            23,508      1.6        547,270        1.8          1,181,266
2015               10           197,297     13.1      4,183,852       13.8          1,378,563
AFTER              10           128,657      8.5      3,094,032       10.2          1,507,220
-------------------------------------------------------------------------------------------------
TOTAL:            173         1,507,220    100.0%   $30,414,077      100.0%
-------------------------------------------------------------------------------------------------

----------------------------------------------------------------
                     LEASE ROLLOVER SCHEDULE
----------------------------------------------------------------
            CUMULATIVE % OF  CUMULATIVE BASE    CUMULATIVE % OF
YEAR          GLA EXPIRING    RENT EXPIRING   BASE RENT EXPIRING
----------------------------------------------------------------

VACANT            12.3%                NAP            NAP
2005 & MTM        16.7%        $ 1,393,939            4.6%
2006              38.8%        $ 9,750,451           32.1%
2007              42.3%        $11,306,199           37.2%
2008              47.1%        $13,335,617           43.8%
2009              61.2%        $17,741,359           58.3%
2010              65.8%        $19,243,355           63.3%
2011              69.8%        $20,601,326           67.7%
2012              73.5%        $21,484,384           70.6%
2013              76.8%        $22,588,923           74.3%
2014              78.4%        $23,136,193           76.1%
2015              91.5%        $27,320,045           89.8%
AFTER            100.0%        $30,414,077          100.0%
----------------------------------------------------------------
TOTAL:
----------------------------------------------------------------

                                     A-3-21

--------------------------------------------------------------------------------
                             SELIG OFFICE PORTFOLIO
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                           SIGNIFICANT TENANTS ROLLING IN 2006
------------------------------------------------------------------------------------------------------------------------
                                                           SQUARE      ANNUAL      % OF 2006          PROPERTY RENT
                                                            FEET        BASE       BASE RENT           PSF/MARKET
PROPERTY NAME                    TENANT                   EXPIRING      RENT      EXPIRING(1)          RENT PSF(2)
------------------------------------------------------------------------------------------------------------------------

1000 SECOND AVENUE               US CUSTOMS                62,628    $2,446,010      29.3%      $39.06 / $15.00 - $23.00
                                 WA STATE HOUSING          25,768    $  821,576       9.8%      $32.00 / $15.00 - $23.00
                                 MADRONA INVESTMENTS       18,260    $  538,508       6.4%      $29.49 / $15.00 - $23.00
                                 SECOND AVENUE PARTNERS     7,966    $  250,929       3.0%      $31.50 / $15.00 - $23.00
ELLIOTT BAY OFFICE PARK          HOLLAND AMERICA          158,767    $3,051,196      36.5%      $19.22 / $15.00 - $23.00
FOURTH AND VINE                  AXIO RESEARCH CORP.       18,528    $  319,547       3.8%      $17.25 / $15.00 - $23.00
------------------------------------------------------------------------------------------------------------------------
TOTAL                                                     291,767    $7,427,766      88.9%
------------------------------------------------------------------------------------------------------------------------
2006 TOTAL BASE RENT EXPIRING:   $8,356,513
------------------------------------------------------------------------------------------------------------------------

(1)  Calculated based on total rent expected to be collected in 2006

(2)  Based on certain information obtained from the appraisal

--------------------------------------------------------------------------------------------------------------------------
                                            SIGNIFICANT TENANTS ROLLING IN 2009
--------------------------------------------------------------------------------------------------------------------------
                                                             SQUARE      ANNUAL      % OF 2009          PROPERTY RENT
                                                              FEET        BASE       BASE RENT            PSF/MARKET
PROPERTY NAME                    TENANT                     EXPIRING      RENT      EXPIRING(1)           RENT PSF(2)
--------------------------------------------------------------------------------------------------------------------------

THIRD AND BROAD                  CISCO                        80,064   $1,427,013      32.4%      $17.82 / $15.00 - $23.00
3101 WESTERN AVENUE              DENDREON CORPORATION         45,768   $1,006,896      22.9%      $22.00 / $15.00 - $23.00
ELLIOTT BAY OFFICE PARK          NEORX CORPORATION            20,764   $  539,864      12.3%      $26.00 / $15.00 - $23.00
1000 SECOND AVENUE               MARTIN SELIG REAL ESTATE     12,444   $  300,000       6.8%      $24.11 / $15.00 - $23.00
--------------------------------------------------------------------------------------------------------------------------
TOTAL                                                        159,040   $3,273,773      74.3%
--------------------------------------------------------------------------------------------------------------------------
2009 TOTAL BASE RENT EXPIRING:   $4,405,742
--------------------------------------------------------------------------------------------------------------------------

(1)  Calculated based on total rent expected to be collected in 2009.

(2)  Based on certain information obtained from the appraisal.

                                     A-3-22

--------------------------------------------------------------------------------
                             SELIG OFFICE PORTFOLIO
--------------------------------------------------------------------------------

                            [MAP OF SEATTLE OMITTED]

                                     A-3-23

--------------------------------------------------------------------------------
                              2 GRAND CENTRAL TOWER
--------------------------------------------------------------------------------

                   [PICTURES OF 2 GRAND CENTRAL TOWER OMITTED]

                                     A-3-24

--------------------------------------------------------------------------------
                              2 GRAND CENTRAL TOWER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:      $190,000,000

CUT-OFF DATE PRINCIPAL BALANCE:  $190,000,000

% OF POOL BY IPB:                4.5%

LOAN SELLER:                     Nomura Credit & Capital, Inc.

BORROWER:                        Two Grand Central Tower LLC

SPONSOR:                         Harry Macklowe

ORIGINATION DATE:                06/15/05

INTEREST RATE:                   5.030000%

INTEREST ONLY PERIOD:            60 months

MATURITY DATE:                   07/11/10

AMORTIZATION TYPE:               Interest-Only

ORIGINAL AMORTIZATION:           N/A

REMAINING AMORTIZATION:          N/A

CALL PROTECTION:                 L(24), Def(27), O(4)

CROSS COLLATERALIZATION:         No

LOCK BOX:                        Hard

ADDITIONAL DEBT:                 No

ADDITIONAL DEBT TYPE:            N/A

LOAN PURPOSE:                    Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES
--------------------------------------------------------------------------------
                                                           INITIAL       MONTHLY
                                                        ------------------------
TAXES:                                                  $   618,675     $618,675
INSURANCE:                                              $   135,177     $ 22,303
CAP EX:                                                 $ 2,276,773(3)  $ 10,417
TI/LC:                                                  $11,947,695(4)  $ 70,833
PERFORMANCE HOLDBACK:                                   $ 3,361,200(5)  $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

TITLE:                           Fee

PROPERTY TYPE:                   Office -- CBD

SQUARE FOOTAGE:                  636,242

LOCATION:                        New York, NY

YEAR BUILT/RENOVATED:            1982/2004

OCCUPANCY:                       89.4%(1)

OCCUPANCY DATE:                  10/24/05

NUMBER OF TENANTS:               40

HISTORICAL NOI:                  N/A(2)

UW REVENUES:                     $31,256,204

UW EXPENSES:                     $13,368,934

UW NOI:                          $17,887,270

UW NET CASH FLOW:                $16,959,040

APPRAISED VALUE:                 $261,200,000

APPRAISAL DATE:                  04/06/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:    $ 299
CUT-OFF DATE LTV:         72.7%
MATURITY DATE LTV:        72.7%
UW DSCR:                  1.75x(6)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                        SIGNIFICANT TENANTS
                                                                                                                           LEASE
                                                                                            SQUARE    % OF     BASE     EXPIRATION
TENANTS                             PARENT COMPANY                    MOODYS/S&P/FITCH(7)    FEET     GLA    RENT PSF      YEAR
----------------------------------------------------------------------------------------------------------------------------------

UNITED STATES OF AMERICA (GSA)      United States of America               Aaa/AAA/AAA      80,227   12.6%    $63.04       2010(8)
KBC FINANCIAL HOLDING, INC          KBC Bank NV                             A1/A+/AA-       46,990    7.4%    $51.06       2010
CAPITAL PRINTING SYSTEMS            Capital Printing Systems                NR/NR/NR        36,167    5.7%    $49.76       2014
COMMONWEALTH LAND TITLE INSURANCE   LandAmerica Financial Group Inc        NR/BBB-/BBB      31,300    4.9%    $40.00       2015
CONNECTICUT GENERAL LIFE INS.       Connecticut General Life Ins.           NR/NR/NR        24,350    3.8%    $56.00       2010
----------------------------------------------------------------------------------------------------------------------------------

(1)  Includes tenants that have signed leases but are not in occupancy.

(2)  Property has been in lease-up since August 2003. See "The Property" below.

(3)  The current Cap Ex balance is $1,734,028.

(4)  The current TI/LC balance is $7,473,874.

(5)  $3,361,200 was escrowed at closing to be released upon achieving certain conditions including 95% occupancy.

(6)  The DSCR was calculated taking into account various assumptions regarding the financial performance on a stabilized basis.

(7)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(8)  Tenant may terminate after May 31, 2008. Should the tenant elect to terminate, a cash flow sweep is required to commence no later than nine months prior to the termination date.

                                     A-3-25

--------------------------------------------------------------------------------
                              2 GRAND CENTRAL TOWER
--------------------------------------------------------------------------------

THE LOAN. The loan is secured by a fee interest in 2 Grand Central Tower, an approximate 636,242 square foot office tower located in Midtown Manhattan near
Grand Central Station in New York, New York.

THE BORROWER. The borrowing entity is an affiliate of Macklowe Properties.
Founded in the mid-1960's by Harry Macklowe, the company develops, acquires, renovates, manages, and leases Manhattan office and apartment properties.
Commercial properties owned and operated by Macklowe Properties include the
General Motors Building, 340 Madison Avenue, 400 Madison Avenue, 540 Madison
Avenue, 125 West 55th, 140 West 57th, 50 West 57th, 16-20 East 53rd, and 610
Broadway, totaling more than 4.2 million square feet. In addition to their commercial holdings, the company owns and operates more than 1,300 residential units. Harry Macklowe owns 100% of the borrowing entity.

THE PROPERTY. 2 Grand Central Tower is a 43-story Class "A" office tower located mid-block between Lexington Avenue and Third Avenue, with entrances on both 44th and 45th Streets. The building, which was originally developed by Macklowe
Properties in 1982, recently underwent a major capital improvement program costing approximately $6.8 million. This renovation included a new lobby and public plaza areas, completely new elevator machinery and cabs, a new HVAC system, new bathrooms, and a variety of improvements to the Mortgaged Property's mechanical and security systems. The Mortgaged Property is comprised of a masonry and glass tower with rounded corners, a 100-foot wide plaza, and a soaring, three-story atrium lobby that runs from 44th to 45th Streets. The building combines an energy-efficient structure, with a high ratio of rentable/usable space due to the efficient side core configuration, and an excellent window-to-floor area ratio. Floor plates range from 8,000 to 15,750 square feet.

Harry Macklowe originally developed the Mortgaged Property in 1982 and leased it to Manufacturer's Hanover Bank. By 2003, after various mergers and acquisitions, the lease was held by JPMorgan Chase Bank, N.A., which vacated the building upon lease expiration in August 2003, leaving the building 75% vacant. Macklowe
Properties was able to lease up nearly 400,000 square feet to a diverse group of tenants over a period of 21 months.

THE MARKET.(1) The subject Mortgaged Property is located in the Midtown section of Manhattan. More specifically, it is located within the Grand Central submarket on the south side of East 45th Street between Lexington and Third
Avenues. The site is situated in a highly desirable location due to its proximity to Grand Central Station. The Grand Central sub-market, in which the
Mortgaged Property is located, is part of the overall Midtown Manhattan office market and is generally defined as the area between Second and Fifth Avenues from East 38th to East 47th Streets. The neighborhood offers good retail and service facilities attracting a large volume of pedestrian and vehicular traffic. The grade level stores within buildings fronting along the avenues as well as Grand Central Station provide shopping and dining.

Average market rent for all space has increased dramatically in this submarket, from $47.73 per square foot in the fourth quarter of 2004 to its current level of $53.08 per square foot, an 11% increase. Historically, the average rent increased from $31.73 per square foot during the first quarter of 1996 to its current level of $53.08 per square foot, a 7.1% average annual increase. The direct vacancy rate in the Grand Central submarket is presently 7.3%, and has declined from 8.0% during the third quarter of 2004. Historically, direct vacancy was as low as 1.7% during the second quarter of 2002.

The immediate area is predominantly developed with a mixture of pre-war and modern high-rise office and apartment buildings, mixed-use buildings, professional offices, retail services and eating and drinking establishments.
Notable developments in the area include the Grand Central Station, the Grand
Hyatt, Pershing Square, the MetLife Building (200 Park Avenue), the former
Helmsley Building (230 Park Avenue), and the Chrysler Building (405 Lexington
Avenue).

PROPERTY MANAGEMENT. The Mortgaged Property is managed by Macklowe Management
Co., Inc., the property management division of Macklowe Properties, an affiliate of the borrower.

(1)  Certain information was obtained from the 2 Grand Central Tower appraisal dated April 6, 2005. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-26

--------------------------------------------------------------------------------
                              2 GRAND CENTRAL TOWER
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE
                                                                            CUMULATIVE                 CUMULATIVE   CUMULATIVE
             NUMBER OF                                          % OF BASE     SQUARE     CUMULATIVE       BASE      % OF BASE
              LEASES     SQUARE FEET   % OF GLA    BASE RENT       RENT        FEET       % OF GLA        RENT         RENT
YEAR         EXPIRING      EXPIRING    EXPIRING     EXPIRING     EXPIRING    EXPIRING     EXPIRING      EXPIRING     EXPIRING
------------------------------------------------------------------------------------------------------------------------------

VACANT          N/A         73,763       11.6%            N/A       N/A        73,763       11.6%             N/A       N/A
2005 & MTM        0              0        0.0     $         0       0.0%       73,763       11.6%     $         0       0.0%
2006              1         13,725        2.2     $   496,280       1.8        87,488       13.8%     $   496,280       1.8%
2007              1          7,150        1.1     $   300,300       1.1        94,638       14.9%     $   796,580       2.9%
2008              0              0        0.0     $         0       0.0        94,638       14.9%     $   796,580       2.9%
2009              5         26,506        4.2     $ 1,106,131       4.0       121,144       19.0%     $ 1,902,711       6.9%
2010             11        201,175       31.6     $11,471,261      41.7       322,319       50.7%     $13,373,972      48.7%
2011              5         24,717        3.9     $ 1,161,217       4.2       347,036       54.5%     $14,535,189      52.9%
2012              3         36,233        5.7     $ 1,759,536       6.4       383,269       60.2%     $16,294,725      59.3%
2013              1         10,812        1.7     $   540,600       2.0       394,081       61.9%     $16,835,325      61.3%
2014              5         58,417        9.2     $ 2,737,044      10.0       452,498       71.1%     $19,572,369      71.2%
2015             10        167,994       26.4     $ 7,260,317      26.4       620,492       97.5%     $26,832,686      97.6%
AFTER             1         15,750        2.5     $   645,750       2.4       636,242      100.0%     $27,478,436     100.0%
------------------------------------------------------------------------------------------------------------------------------
TOTAL:           43        636,242      100.0%    $27,478,436     100.0%
------------------------------------------------------------------------------------------------------------------------------

                                     A-3-27

--------------------------------------------------------------------------------
                              2 GRAND CENTRAL TOWER
--------------------------------------------------------------------------------

                     [MAP OF 2 GRAND CENTRAL TOWER OMITTED]

                                     A-3-28

--------------------------------------------------------------------------------
                              2 GRAND CENTRAL TOWER
--------------------------------------------------------------------------------

          [FLOW CHART FOR 2 GRAND CENTRAL TOWER STACKING PLAN OMITTED]

                                     A-3-29

--------------------------------------------------------------------------------
                                  JORDAN CREEK
--------------------------------------------------------------------------------

                        [PICTURE OF JORDAN CREEK OMITTED]

                                     A-3-30

--------------------------------------------------------------------------------
                                  JORDAN CREEK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                      $177,500,000(1)

CUT-OFF DATE PRINCIPAL BALANCE:                  $174,783,146

% OF POOL BY IPB:                                4.2%

LOAN SELLER:                                     Eurohypo AG, New York Branch

SHADOW RATING
   (MOODY'S/S&P/FITCH):                          Baa3/BBB--/BBB--

BORROWER:                                        GGP Jordan Creek L.L.C. and GGP
                                                 Village at Jordan Creek L.L.C.

SPONSOR:                                         GGP Limited Partnership

ORIGINATION DATE:                                11/10/04

INTEREST RATE:                                   4.565000%

INTEREST ONLY PERIOD:                            N/A

MATURITY DATE:                                   03/01/09

AMORTIZATION TYPE:                               Balloon

ORIGINAL AMORTIZATION:                           360 months

REMAINING AMORTIZATION:                          348 months

CALL PROTECTION:                                 L(24),Def(11),O(4)

CROSS-COLLATERALIZATION:                         No

LOCK BOX:                                        Springing

ADDITIONAL DEBT:                                 Yes

ADDITIONAL DEBT TYPE:                            B-Note(1); Mezzanine Debt(2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES
--------------------------------------------------------------------------------
                                                               INITIAL   MONTHLY
                                                               -----------------
TAXES:                                                            $0      $0(5)
INSURANCE:                                                        $0      $0(5)
CAPEX:                                                            $0      $0(6)
TI/LC RESERVE:                                                    $0      $0(7)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                          Single Asset

TITLE:                                           Fee

PROPERTY TYPE:                                   Retail -- Regional Mall

SQUARE FOOTAGE:                                  939,085

LOCATION:                                        West Des Moines, IA

YEAR BUILT:                                      2004

OCCUPANCY:                                       85.9%(3)

OCCUPANCY DATE:                                  09/20/05

NUMBER OF TENANTS:                               145

HISTORICAL NOI:
   2004:                                         $7,020,521
   TTM AS OF 08/31/05:                           $16,447,326

UW REVENUES:                                     $27,875,684

UW EXPENSES:                                     $8,462,541

UW NOI:(4)                                       $19,413,144

UW NET CASH FLOW:                                $18,573,919

APPRAISED VALUE:                                 $317,000,000

APPRAISAL DATE:                                  09/28/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                                             A-NOTE   WHOLE LOAN
                                                             -------------------
CUT-OFF DATE LOAN/SF:                                         $186       $210
CUT-OFF DATE LTV:                                             55.1%      62.1%
MATURITY DATE LTV:                                            52.1%      58.7%
UW DSCR:                                                      1.71x      1.52x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                     SIGNIFICANT TENANTS
---------------------------------------------------------------------------------------------------------------------------
                                               MOODY'S/S&P    SQUARE    % OF   BASE RENT   SALES PSF/PER   LEASE EXPIRATION
TENANT NAME          PARENT COMPANY             /FITCH(8)      FEET     GLA       PSF          SCREEN             YEAR
---------------------------------------------------------------------------------------------------------------------------

SCHEEL'S ALL SPORT   Scheel's All Sport         NR/NR/NR     122,025   13.0%     $ 2.75            N/A           2029
CENTURY THEATRES     Century Theatres           NR/NR/NR      69,914    7.4%     $20.38       $337,100           2019
BEST BUY             Best Buy                 Baa3/BBB/BBB    45,000    4.8%     $14.00            N/A           2020
BED BATH & BEYOND    Bed Bath & Beyond Inc.     NR/BBB/NR     40,518    4.3%     $13.51            N/A           2015
BARNES & NOBLE       Barnes & Noble, Inc.       NR/NR/NR      29,969    3.2%     $10.84            N/A           2015
DSW SHOE WAREHOUSE   DSW Shoe Warehouse         NR/NR/NR      26,000    2.8%     $11.15       $    141           2015
---------------------------------------------------------------------------------------------------------------------------

(1)  The $200 million loan was bifurcated into a $177.5 million A-Note and a
     $22.5 million B-Note. The B-Note is not an asset of the trust. Unless otherwise specified, the information presented is based only on the A-Note.

(2)  Future mezzanine financing is allowed upon the satisfaction of certain conditions including (i) a loan-to-value ratio of no greater than 75% (in aggregate based on the principal balances of the mortgage loan and the mezzanine loan), (ii) a debt service coverage ratio of not less than 1.25x
     (in aggregate based on the principal balances of the mortgage loan and the mezzanine loan) and (iii) receipt of confirmation from each rating agency then rating the certificates that the incurrence of such mezzanine debt will not result in the qualification, withdrawal or downgrade of the ratings on the certificates.

(3)  Occupancy percentages for the mall component, the restaurant component and the retail lifestyle component are 94.9%, 84.0% and 64.6%, respectively.
     Includes tenants that have signed leases but are not in occupancy or paying rent.

(4)  Increase in UW NOI relative to TTM NOI as of August 31, 2005 is mainly due to new leases signed in 2005.

(5)  Springing upon an event of default or if the debt service coverage ratio is less than 1.25x (each, a "Jordan Creek Trigger Event").

(6)  $201,113 only upon the occurrence of a Jordan Creek Trigger Event and if the amount in such reserve is less than $241,354.

(7)  $64,033 only upon the occurrence of a Jordan Creek Trigger Event and if the amount in such reserve is less than $768,391.

(8)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-31

--------------------------------------------------------------------------------
                                  JORDAN CREEK
--------------------------------------------------------------------------------

THE LOAN. The Jordan Creek loan is secured by a first mortgage on a fee interest in 939,085 square feet of a 1.5 million square foot regional retail development located in West Des Moines, Iowa.

THE BORROWER. The borrowers, GGP Jordan Creek L.L.C. and GGP Village at Jordan
Creek L.L.C., are special purpose entities owned by General Growth Properties,
Inc. ("GGP") (NYSE:GGP), a publicly traded estate investment trust ("REIT"). GGP has been based in the Chicago area since inception in 1954 and has more than
5,000 employees nationwide. GGP owns, develops, and/or manages shopping malls in
44 states with ownership interests in and/or management responsibility for more than 200 regional shopping malls totaling more than 200 million square feet of retail space.

THE PROPERTY. Jordan Creek is a 1.5 million square foot regional retail development located in West Des Moines, Iowa. The collateral consists of a regional mall, lakeside restaurants, and an open-air lifestyle component. The site was developed in 2004-2005 and opened in phases beginning in August 2004.
The collateral occupancy inclusive of all spaces (anchors, in-lines, restaurants and Village/outparcels) is 85.9%.

JORDAN CREEK TOWN CENTER

This component of the collateral is a two-level enclosed mall featuring a combination of upscale fashion and lifestyle retailers in a streetscape design surrounding a man-made lake. The mall contains approximately 981,000 of GLA (of which approximately 631,000 square feet is included in the collateral) and is anchored by Dillard's, Younkers, Scheel's All Sports and a 20-screen Century
Theatre. Dillard's and Younkers each own their own respective stores and the underlying land, and as such are not part of the collateral. Both the Scheel's
All Sports and the Century Theatre (land plus improvements) are included in the collateral. Mall space included in the collateral consists of approximately
439,000 square feet of in-line space, inclusive of the food court and kiosks, with 155 stores. The tenant roster includes nationally recognized tenants such as Cheesecake Factory, Apple Computers, Pottery Barn, Coach, American Eagle
Outfitters, Aeropostale, Gap, Ann Taylor Loft, Sharper Image, Abercrombie &
Fitch, Hollister and Barnes & Noble. As of September 2005, the mall in-line space is 92.6% leased, with average in-line sales of $381/SF as of July 2005.
Overall mall occupancy including the anchors is approximately 96.7%.

THE LAKESIDE RESTAURANTS

This component of the collateral features 46,833 square feet of GLA (6 restaurant lots) overlooking a 3.5-acre lake surrounded by bike trails, pedestrian walkways, and an amphitheater. The area is further improved by extensive landscaping, footbridges, fountains, and a series of waterfalls. A pedestrian underpass at EP True Parkway links the center's trail with Jordan
Creek Regional Bike Trail, north of the site. The Lakeside Restaurants are 84%
leased (39,333 square feet) to 5 restaurants including: P.F. Chang's, Joe's Crab
Shack, Fleming's Steakhouse, Bravo Italiana and On the Border. In addition, the collateral includes the land underlying a 122-room Residence Inn by Marriott which is located opposite the Lakeside Restaurants.

THE VILLAGE AT JORDAN CREEK

This component of the collateral hosts a collection of large and specialty retailers in an open-air lifestyle design. The total Village GLA is approximately 261,000 square feet including outparcel collateral. Characterized by its urban design, The Village features pedestrian areas, outdoor seating and on-street parking. The big box retailers contained within The Village include
Best Buy, Old Navy, Bed Bath & Beyond, Petco and DSW Shoe Warehouse. The
southern portion of The Village is shadow-anchored by a 154,553 square foot
Costco, which owns the improvements and underlying land, and is not part of the loan collateral.

The buildout of a portion of The Village, approximately 50,617 square feet of
The Village and outparcel buildings, is near completion. The occupancy of The
Village (excluding the aforementioned 50,617 square feet under construction) is slightly above 80%.

THE MARKET.(1) The property is located in Des Moines, the capital of Iowa, approximately 10 miles west of the Des Moines central business district. The boundaries of the local area are Interstate 80 to the north, Interstate 35 to the east, Dallas County limits to the west, and Commerce Road to the south. The property is located in a rapidly developing residential and commercial corridor of West Des Moines. Over 6,000 homes are planned in the area. Wells Fargo is constructing an office complex containing over 2 million square feet (employing over 12,000 employees) as their world headquarters and recent retail development includes a Super-Target and a Wal-Mart. The area is accessible via I-35 (2 miles north), and I-85 (2 miles to the east).

Five comparable regional malls have been identified for the property. These malls are located between 3 to 30 miles from the property, range in size from
346,086 square feet to 1,447,760 square feet and were built between 1959 and
1986. The occupancy for three of the comparable regional malls ranges from 75%
to 95% with an average of 88.4%.

PROPERTY MANAGEMENT. The property is self-managed by the borrower, an affiliate of GGP.

(1)  Certain information was obtained from the Jordan Creek appraisal dated
     October 12, 2005. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-32

--------------------------------------------------------------------------------
                                  JORDAN CREEK
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE
---------------------------------------------------------------------------------------------------------------------------
                                                                         CUMULATIVE   CUMULATIVE    CUMULATIVE   CUMULATIVE
             NUMBER OF    SQUARE      % OF                   % OF BASE     SQUARE        % OF         BASE          % OF
               LEASES      FEET        GLA      BASE RENT      RENT         FEET         GLA           RENT       BASE RENT
YEAR          EXPIRING   EXPIRING   EXPIRING     EXPIRING     EXPIRING    EXPIRING     EXPIRING      EXPIRING     EXPIRING
---------------------------------------------------------------------------------------------------------------------------

VACANT           N/A      132,130     14.1%            N/A      N/A        132,130       14.1%             N/A       N/A
2005 & MTM        0             0      0.0     $         0      0.0%       132,130       14.1%     $         0       0.0%
2006              0             0      0.0               0      0.0        132,130       14.1%     $         0       0.0%
2007              0             0      0.0               0      0.0        132,130       14.1%     $         0       0.0%
2008              0             0      0.0               0      0.0        132,130       14.1%     $         0       0.0%
2009              9        20,452      2.2         484,732      2.8        152,582       16.2%     $   484,732       2.8%
2010              5         9,702      1.0         452,188      2.6        162,284       17.3%     $   936,920       5.5%
2011              5        19,826      2.1         556,824      3.3        182,110       19.4%     $ 1,493,744       8.7%
2012              0             0      0.0               0      0.0        182,110       19.4%     $ 1,493,744       8.7%
2013              1         1,830      0.2         110,004      0.6        183,940       19.6%     $ 1,603,748       9.4%
2014             13        43,288      4.6         992,847      5.8        227,228       24.2%     $ 2,596,595      15.2%
2015             89       368,776     39.3       8,824,715     51.7        596,004       63.5%     $11,421,309      66.9%
AFTER            23       343,081     36.5       5,656,733     33.1        939,085      100.0%     $17,078,043     100.0%
---------------------------------------------------------------------------------------------------------------------------
TOTAL:          145       939,085    100.0%    $17,078,043    100.0%
---------------------------------------------------------------------------------------------------------------------------

                                     A-3-33

--------------------------------------------------------------------------------
                                  JORDAN CREEK
--------------------------------------------------------------------------------

                           [MAP OF DES MOINES OMITTED]

                                     A-3-34

--------------------------------------------------------------------------------
                                  JORDAN CREEK
--------------------------------------------------------------------------------

                      [AERIAL VIEW OF JORDAN CREEK OMITTED]

                                     A-3-35

--------------------------------------------------------------------------------
                                  JORDAN CREEK
--------------------------------------------------------------------------------

                       [FLOOR MAP OF JORDAN CREEK OMITTED]

                                     A-3-36

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-37

--------------------------------------------------------------------------------
                                   GRAND PLAZA
--------------------------------------------------------------------------------

                        [PICTURES OF GRAND PLAZA OMITTED]

                                     A-3-38

--------------------------------------------------------------------------------
                                   GRAND PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $160,000,000(1)

CUT-OFF DATE PRINCIPAL BALANCE:   $160,000,000

% OF POOL BY IPB:                 3.8%

LOAN SELLER:                      Eurohypo AG, New York Branch

BORROWER:                         GP2, LLC

SPONSOR:                          Joel M. Carlins, C.A. Cataldo,
                                  Camille P. Julmy, James R.
                                  Loewenberg, William A. Marovitz,
                                  Robert A. Wislow

ORIGINATION DATE:                 12/30/04

INTEREST RATE:                    5.46700%

INTEREST ONLY PERIOD:             36 Months

MATURITY DATE:                    01/10/15

AMORTIZATION TYPE:                Partial Interest-Only

ORIGINAL AMORTIZATION:            360 months

REMAINING AMORTIZATION:           360 months

CALL PROTECTION:                  L(24), Def(81), O(4)

CROSS-COLLATERALIZATION:          No

LOCK BOX:                         Hard

ADDITIONAL DEBT:                  No

ADDITIONAL DEBT TYPE:             N/A

LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               ESCROWS/RESERVES(2)
--------------------------------------------------------------------------------

                                                           INITIAL       MONTHLY
                                                         -----------------------
TAXES:                                                   $ 1,123,333    $280,333
INSURANCE:                                               $   144,703    $144,703
CAPEX:                                                   $         0    $ 18,203
REQUIRED REPAIRS:                                        $   199,000    $      0
TI/LC:                                                   $ 1,579,000    $      0
LOC                                                      $2,400,000(3)       N/A
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:             Single Asset

TITLE:                              Fee

PROPERTY TYPE:                      Multifamily-High Rise

UNITS/SQUARE FOOTAGE:               481 (Multifamily)/108,079 (Retail)

LOCATION:                           Chicago, IL

YEAR BUILT:                         2003

OCCUPANCY:                          98.5% (Multifamily)
                                    81.6% (Retail)

OCCUPANCY DATE:                     09/01/05

HISTORICAL NOI:

   2003:                            $2,968,444

   2004:                            $11,132,818

   T-3 ANNUALIZED AS OF 10/31/05:   $13,198,895

UW REVENUES:                        $21,238,034

UW EXPENSES:                        $7,789,863

UW NOI:                             $12,788,943

UW NET CASH FLOW:                   $13,286,330

APPRAISED VALUE:                    $254,000,000

APPRAISAL DATE:                     10/06/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/UNIT:                                              $332,640(4)
CUT-OFF DATE LTV:                                                        63.0%
MATURITY DATE LTV:                                                       55.9%
UW DSCR:                                                                 1.22x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                 MULTIFAMILY INFORMATION
------------------------------------------------------------------------------------------------------------------------
                                         AVERAGE UNIT     APPROXIMATE     % OF TOTAL   AVERAGE MONTHLY   AVERAGE MONTHLY
UNIT MIX                  NO. OF UNITS    SQUARE FEET   NET RENTABLE SF       SF         ASKING RENT       MARKET RENT
------------------------------------------------------------------------------------------------------------------------

STUDIO                          81             712           57,690          12.3%          $1,685            $1,583
ONE BEDROOM                    259             847          219,375          46.8%          $2,018            $1,909
TWO BEDROOM                    137            1335          182,903          39.0%          $2,981            $2,801
THREE BEDROOM                    4            2159            8,637           1.8%          $5,348            $4,807
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        481            1045          468,605         100.0%          $2,403            $2,132
------------------------------------------------------------------------------------------------------------------------

(1)  The loan was originated in the original principal balance of $232,000,000, but $72,000,000 in principal was prepaid and the lien on the portion of the property known as the Grand Plaza West Tower was released in November 2005.
     Unless otherwise specified, information is presented solely with respect to the Grand Plaza East Tower.

(2)  The initial and monthly escrows shown hereby are based on the original principal balance of $232,000,000 and were established at the origination of such loan. The escrows were subsequently adjusted to reflect the release of the Grand Plaza West Tower.

(3)  Relating to the leasing of 19,862 square feet of retail space which is currently vacant. The LOC may be disbursed when a tenant is in occupancy and paying rent on terms satisfactory to the mortgages.

(4)  This does not include the 108,079 square feet of retail space.

                                     A-3-39

--------------------------------------------------------------------------------
                                   GRAND PLAZA
--------------------------------------------------------------------------------

THE LOAN. The Grand Plaza loan is secured by a first mortgage interest in a
56-story, Class "A" mixed-use project that includes 481 apartment units
(including approximately 9,197 square feet of storage space), approximately
108,079 square feet of street level and second floor retail space and a 1,000 space public parking garage located in Chicago, Illinois.

THE BORROWER. The Borrower is GP2, LLC, a bankruptcy-remote entity controlled by
CB3, LLC, which is owned by U.S. Equities Realty, LLC, B&B Investors, Magellan
Development and Near North Properties Inc. U.S. Equities was founded in 1978 by
Robert Wislow and Camille Julmy. The company now has over 400 employees and manages over 800 properties totaling approximately 40 million square feet of real estate. The other members of the borrower include three real estate development companies: B&B Investors, the Magellan Development Group, and Near
North Properties.

RELEASE. The Grand Plaza Loan permits the release of one or more portions of the
Mortgaged Property through partial defeasance after the expiration of the applicable defeasance lockout period, subject to certain conditions, including
(i) the payment of 115% of the allocated loan amount of the Mortgaged Property to be released, and (ii) confirmation of "no downgrade" from each Rating Agency.

THE PROPERTY. Grand Plaza is comprised of two towers. The 37-story West Tower
(not part of the collateral) was sold in July 2005 to Terrapin Properties, and the 56-story East Tower (part of the collateral) is comprised of 481 units and was completed in April 2003. As of October 16, 2005, the East Tower was 98%
leased and 96% occupied. The ninth floor of the the East Tower consists of
50,000 square feet and is dedicated as the club amenity floor, which includes a concierge service, a fitness center, a basketball court, a running track, putting greens, indoor and outdoor pools, a whirlpool, saunas, steam rooms, a business center, a cyber cafe lounge, a media room and a winter garden atrium lounge with an indoor garden. This is shared via an enclosed walkway with the adjacent Grand Plaza West Tower property. The Grand Plaza West Tower is connected to the subject property via floors one through nine. The Grand Plaza
West Tower is being converted from an apartment property to a condominium property.

The retail portion of the subject is currently 81.6% leased. Retail tenants include Bed Bath & Beyond (rated S/M/F "BBB"/"NR"/"NR"; 35,222 square feet,
32.6% of NRA), Jewel-Osco supermarket (owned by Albertson's Corp., rated S/M/F
"BBB--"/"Baa3"/"BBB"; 31,596 square feet, 29.2% of NRA), a Brazilian steakhouse known as Brazza'z (not rated; 10,248 square feet, 9.5% of NRA), Harris Bank
(rated S/M/F "AA--"/"Aa3"/"AA--"; 3,670 square feet, 3.4% of NRA), National City
Bank (rated S/M/F "A"/"A1"/"AA--"; 3,023 square feet 2.8% of NRA), Chipotle
Grill (owned by McDonald's Corp. rated S/M/F "A"/"A2"/"A"; 2,944 square feet
2.7% of NRA), and a 1,514 square foot, 1.4% of NRA Grand Cleaners (dry cleaning is done off premises).

The 1,000-space parking garage is adjacent to floors three through eight of the property, and is managed by Central Parking Systems. The parking garage includes both reserved and monthly spaces available to both residents and non-residents as well as spaces available to the public at daily rates.

THE MARKET.(1) Grand Plaza is located at 540 North State Street in downtown
Chicago, Illinois, in the River North section. The property is centrally located within walking distance of Michigan Avenue, one of downtown Chicago's retail attractions. Grand Plaza is also in the vicinity of major cultural and entertainment amenities such as the Schubert Theater and Symphony Center.

The overall Chicago apartment market has remained relatively constant with respect to vacancy from 2002 through 2004. As of the second quarter 2005, the metro area posted a vacancy rate of 5.9%, which is a five percentage point decrease from year-end 2004 and one percentage point lower than 2003 year-end figures. The improvement in vacancy is due to increased demand as illustrated by the positive net absorption during the first two quarters. Additionally, there have been no completions during the first two quarters which also had a positive impact on absorption. In 2004, completions of 1,610 units were slightly below the average of the previous three years of 1,880 units. As of the second quarter
2005, current occupancy stands at 94.1% and both asking and effective rents showed moderate increases. Despite minor increases in asking and effective rents, concessions remain a major factor in most submarkets. As of the second quarter 2005, the average asking rent in the MSA is $966 per unit while the average effective rent is $892 per unit.

The Chicago market contains approximately 111.8 million square feet of retail space in centers with 50,000 square feet or larger. The subject's City North submarket with roughly 7.71 million square feet accounts for approximately 6.9%
of the total retail inventory in the Chicago market. The subject's submarket has grown 99.4% since 1994. The largest growth in inventory has been experienced in the fringe communities of the region, such as the Far Southwest Suburbs, Kane
County and Far Northwest Suburbs submarkets.

PROPERTY MANAGEMENT. The commercial component of the property is managed by U.S.
Equities Realty, LLC, and the residential com ponent is managed by Near North
Properties, Inc., both affiliates of the Borrower.

----------
(1)  Certain information was obtained from the Grand Plaza appraisal report dated October 6, 2005. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-40

--------------------------------------------------------------------------------
                                   GRAND PLAZA
--------------------------------------------------------------------------------

                     [MAP OF CHICAGO (GRAND PLAZA) OMITTED]

                                     A-3-41

--------------------------------------------------------------------------------
                             DRA - CRT PORTFOLIO II
--------------------------------------------------------------------------------

                  [PICTURES OF DRA - CRT PORTFOLIO II OMITTED]

                                     A-3-42

--------------------------------------------------------------------------------
                              DRA-CRT PORTFOLIO II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $138,100,000

CUT-OFF DATE PRINCIPAL BALANCE:   $138,100,000

% OF POOL BY IPB:                 3.3%

LOAN SELLER:                      JPMorgan Chase Bank, N.A.

BORROWER:                         DRA CRT Germantown Center L.P.,
                                  DRA CRT Orlando Central Center
                                  LLC, and DRA CRT JTB Center LLC

SPONSOR:                          DRA Advisors LLC and Colonial
                                  Properties Trust

ORIGINATION DATE:                 09/27/05

INTEREST RATE:                    5.346000%

INTEREST ONLY PERIOD:             60 months

MATURITY DATE:                    10/01/10

AMORTIZATION TYPE:                Interest-Only

ORIGINAL AMORTIZATION:            N/A

REMAINING AMORTIZATION:           N/A

CALL PROTECTION:                  L(24), Def(32), O(2)

CROSS COLLATERALIZATION:          No

LOCK BOX:                         Springing

ADDITIONAL DEBT:                  No

ADDITIONAL DEBT TYPE:             N/A

LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES
--------------------------------------------------------------------------------
                                                            INITIAL     MONTHLY
                                                            --------------------
TAXES:                                                      $     0   Trigger(1)
INSURANCE:                                                  $     0   Trigger(1)
CAP EX:                                                     $87,500   $21,3492
TI/LC:                                                      $     0   Trigger(3)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio

TITLE:                            Fee

PROPERTY TYPE:                    Office

SQUARE FOOTAGE:                   1,391,330

LOCATION:                         Various, Various

YEAR BUILT/RENOVATED:             Various/Various

OCCUPANCY:                        87.9%

OCCUPANCY DATE:                   9/01/05

NUMBER OF TENANTS:                222

HISTORICAL NOI:
   2003:                          $14,112,905
   2004:                          $13,852,238
   TTM AS OF 7/31/05              $13,007,920

UW REVENUES:                      $21,454,119

UW EXPENSES:                      $8,665,176

UW NOI:                           $12,778,943

UW NET CASH FLOW:                 $11,366,908

APPRAISED VALUE:                  $181,180,000

APPRAISAL DATE:                   Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:   $  99
CUT-OFF DATE LTV:        76.2%
MATURITY DATE LTV:       76.2%
UW DSCR:                 1.52x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          SIGNIFICANT PORTFOLIO TENANTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                                                                        SQUARE
TENANTS                               PARENT COMPANY                            MOODYS/ S&P/FITCH(4)     FEET
--------------------------------------------------------------------------------------------------------------

BLUE CROSS BLUE SHIELD                Blue Cross Blue Shield                        Baa1/BBB+/BBB+     109,267
ZURICH INSURANCE CO.                  Zurich Financial Services (Swiss: ZURN)          A2/A+/A+         97,913
FLORIDA DEPARTMENT OF ENVIRONMENTAL   Florida Department of Environmental              NR/NR/NR         38,862
HUGHES SUPPLY MANAGEMENT              Hughes Supply Management                         NR/NR/NR         30,902
UNIVERSITY OF PHOENIX                 University of Phoenix                            NR/NR/NR         30,601
--------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------
                                         % OF     BASE RENT        LEASE
TENANTS                               PORTFOLIO      PSF      EXPIRATION YEAR
-----------------------------------------------------------------------------

BLUE CROSS BLUE SHIELD                   7.9%       $12.14          2008
ZURICH INSURANCE CO.                     7.0%       $20.16          2007
FLORIDA DEPARTMENT OF ENVIRONMENTAL      2.8%       $16.60          2007
HUGHES SUPPLY MANAGEMENT                 2.2%       $15.22          2006
UNIVERSITY OF PHOENIX                    2.2%       $18.71          2011
-----------------------------------------------------------------------------

(1)  Monthly escrows for taxes and insurance will be collected if the loan's
     DSCR falls below 1.20x.

(2)  Monthly replacement reserves of $21,349 are collected for the Orlando
     Central mortgaged properties in the amount recommended by the engineer.
     During any period in which the mortgage loan's DSCR does not exceed 1.20x, the Replacement Reserve Monthly Deposit will be increased to $25,355.21.

(3)  The Borrower shall deposit an amount equal to $233,651 on the related mortgage loan payment date following any period during which the mortgaged property's DSCR does not exceed 1.20x.

(4)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-43

--------------------------------------------------------------------------------
                              DRA-CRT PORTFOLIO II
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                          PORTFOLIO SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                       LOCATION       YEAR    SQUARE   OCCUPANCY                                          ALLOCATED
PROPERTY NAME                        (CITY, STATE)   BUILT     FEET        %                 TOP TENANTS                 LOAN AMOUNT
------------------------------------------------------------------------------------------------------------------------------------

JACKSONVILLE JTB - COLLIER         Jacksonville, FL   2001    107,956    100.0%   Blue Cross Blue Shield, Zurich        $ 13,203,200
                                                                                  Insurance Company
JACKSONVILLE JTB - CARLTON         Jacksonville, FL   1999    103,515    100.0%   Blue Cross Blue Shield, Zurich          12,431,100
                                                                                  Insurance Company
JACKSONVILLE JTB - DEERWOOD PARK   Jacksonville, FL   1991     29,302    100.0%   Winn Dixie Stores, Inc.                  3,165,700
MEMPHIS - KIMBROUGH                Memphis, TN        1998    106,847     96.5%   First Mercantile Trust, AT&T            12,725,600
                                                                                  Wireless Services
MEMPHIS - OAK RIDGE                Memphis, TN        1988    114,801     64.8%   Ford Motor Company, Neurology           10,552,000
                                                                                  Clinic, PC
MEMPHIS - GAINSBOROUGH             Memphis, TN        1990     90,645     92.9%   University of Phoenix, Delta Trust       8,417,900
                                                                                  Mortgage
MEMPHIS - STUART                   Memphis, TN        1999     78,850     86.5%   Shelby Systems Inc., Dixon Hughes,       8,062,200
                                                                                  PLLC
MEMPHIS - PARKWAY                  Memphis, TN        1987     94,007     83.8%   Inventory Locator Service, LLC,          6,916,000
                                                                                  Cooperative Marketing Concepts
MEMPHIS - GROVE                    Memphis, TN        1997     48,930     88.1%   Unified Health Services, J & A           4,426,300
                                                                                  Mechanical Inc.
ORLANDO CENTRAL - PORTERFIELD      Orlando, FL        1971     55,867     88.1%   St FL Labor & E S, Comprehensive         5,362,400
                                                                                  Health Mgmt
ORLANDO CENTRAL - LEXINGTON        Orlando, FL        1972     52,704     86.8%   FL Department of Environmental           5,142,000
                                                                                  Protection, Leukemia & Lymphom
ORLANDO CENTRAL - SARATOGA         Orlando, FL        1969     40,477     77.7%   St. FL Dept Children & Family,           4,113,600
                                                                                  Telecheck Services Inc.
ORLANDO CENTRAL - INDEPENDENCE     Orlando, FL        1966     39,737    100.0%   St. FL Dept Children & Family,           3,892,300
                                                                                  Crawford & Company
ORLANDO CENTRAL - LANGLEY          Orlando, FL        1980     37,636     86.0%   GMB Engineers, HUD (US Govt)             3,526,000
ORLANDO CENTRAL - ST. PAUL         Orlando, FL        1969     36,113     95.2%   Allstate Insurance, Equity               3,379,100
                                                                                  Residential
ORLANDO CENTRAL - BENNINGTON       Orlando, FL        1971     28,789     98.1%   US Government DCM, St. FL Labor &        2,997,100
                                                                                  E S
ORLANDO CENTRAL - YORKTOWN         Orlando, FL        1979     31,968     77.8%   Honeywell International, Inc., St FL     2,938,300
                                                                                  Fire Marshall
ORLANDO CENTRAL - HOLLISTER        Orlando, FL        1974     31,346     56.4%   Childrens Home Society, Taylor &         2,791,400
                                                                                  Ziegenbein PA
ORLANDO CENTRAL - ENTERPRISE       Orlando, FL        1970     26,384    100.0%   St. FL Agency for Workforce, US Govt     2,718,000
                                                                                  Dept of Labor
ORLANDO CENTRAL - COMMODORE        Orlando, FL        1974     30,902    100.0%   Hughes Supply Management,                2,681,200
ORLANDO CENTRAL - ESSEX            Orlando, FL        1969     27,149     66.8%   US Govt DCI/DCAA, Farrell Joseph T       2,387,400
                                                                                  PA
ORLANDO CENTRAL - TEDDER           Orlando, FL        1969     24,933     90.9%   Senior Resource Alliance, Washington     2,387,400
                                                                                  Mutual Bank
ORLANDO CENTRAL - CHANDLER         Orlando, FL        1974     23,124    100.0%   FL Department of Health,                 2,350,700
ORLANDO CENTRAL - CARR             Orlando, FL        1968     24,208     60.3%   Diabetes and Endocrine Center, Katz,     2,130,300
                                                                                  Daitzman & Frank LLP CPA
ORLANDO CENTRAL - PALMETTO         Orlando, FL        1969     23,217     92.2%   Jones, Hurely & Hand, P.A., Fred         2,108,300
                                                                                  Saffer & Associates, Inc.
ORLANDO CENTRAL - AMHERST          Orlando, FL        1970     22,948     84.2%   Carley Corp, Chilington                  2,020,100
                                                                                  International Inc.
ORLANDO CENTRAL - FORRESTAL        Orlando, FL        1973     23,012     87.5%   BEM Systems, Enablesoft Inc.             1,909,900
ORLANDO CENTRAL - ROCKBRIDGE       Orlando, FL        1968     17,984     65.7%   St. FL AWI                               1,689,600
ORLANDO CENTRAL - BAINBRIDGE       Orlando, FL        1972      9,172    100.0%   Marcom Technologies                        881,500
ORLANDO CENTRAL - PRINCETON        Orlando, FL        1970      8,807    100.0%   Orange County Florida                      793,400
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                      1,391,330     88.8%                                         $138,100,000
------------------------------------------------------------------------------------------------------------------------------------

                                     A-3-44

--------------------------------------------------------------------------------
                              DRA-CRT PORTFOLIO II
--------------------------------------------------------------------------------

THE LOAN. DRA-CRT Portfolio II is a mortgage loan secured by a fee simple first mortgage interest in 30 properties located in three (3) markets (Memphis,
Tennessee, Jacksonville, Florida and Orlando, Florida) comprising approximately
1,391,330 square feet.

THE BORROWER. The Borrowers are special purpose entities owned by DRA Advisors
LLC and Colonial Properties Trust.

DRA Advisors LLC is a New York-based registered investment advisor specializing in real estate investment management services for institutional and private investors, which include pension funds, university endowments, foundations, and insurance companies. DRA Advisors was founded in 1986 and currently manages approximately $3 billion in assets.

Colonial Properties Trust, through its subsidiaries, owns a portfolio of multifamily, office and retail properties in the Sunbelt region of the United
States. Originally founded in 1970, and the company owns or manages 48,100 apartment units, 20.2 million square feet of office space and approximately 13.6 million square feet of retail shopping space with total market capitalization of approximately $5 billion. Headquartered in Birmingham, Alabama, Colonial
Properties Trust is listed on the New York Stock Exchange under the symbol
"CLP".

RELEASE. Provided no event of default, individual properties may be replaced by a defeased note upon the satisfaction of several conditions which include, among other things, the principal balance of the defeased note is equal to or greater than the release amount of the applicable individual property. DSCR for the properties remaining after the release shall be equal to or greater than the
DSCR at closing and the DSCR the day immediately preceding the release. In addition, because each mortgaged property has its own maturity date, the mortgaged properties will be released on the applicable maturity date for such property upon payment in full of the related note. The effect of such payment will be the same as a prepayment (without any penalty or yield maintenance premium) on the aggregate DRA-CRT Portfolio II. such Mortgaged Property by means of partial release upon the satisfaction of certain conditions, including but not limited to: (1) the payment of 110% of the allocated loan amount or value of such portions to be released and (2) the satisfaction of certain debt service coverage ratio and LTV ratio tests with respect to the Portions of the Mortgaged
Property remaining after giving effect to the partial release.

SUBSTITUTION. The borrower may obtain a release of an individual mortgaged property by substituting its interest in other properties as collateral during the term of the mortgage loan, subject to certain conditions, including but not limited to: (i) no event of default exists under the mortgage loan documents;
(ii) the aggregate appraised values of all mortgaged properties being released does not exceed 50% of the original value of the mortgaged properties on the date of origination; (iii) the substitute property is owned in fee (and does not include any ground lease); (iv) the fair market value of the substitute property is not less than 100% of the fair market value of the mortgaged property being released; (v) certain debt service coverage and tests are satisfied; and (vi)
the net operating income of the substitute property is greater than 100% of the net operating income of the property being released. SEE "RISK
FACTORS--Substitution of Mortgaged Properties May Lead to Increased Risks" in
the Preliminary Free Writing Prospectus.

THE PROPERTIES AND MARKETS.(1)

JACKSONVILLE JTB (JACKSONVILLE, FL) - 3 PROPERTIES

The Jacksonville JTB Mortgaged Properties consist of three Class "B+" suburban office buildings, totaling approximately 240,778 square feet, located in the
Southside -- Butler Corridor submarket about 7 miles southeast of the
Jacksonville central business district. The buildings were constructed between
1991 and 2001 and are 100% occupied with major tenants as follows: Winn-Dixie
(approximately 29,302 square feet at $11.14 per square foot modified gross expiring January 2011), Blue Cross Blue Shield (approximately 109,267 square feet at $12.14 per square foot modified gross expiring February and July 2006 and is rated (A2/A) by Moody's/Fitch), and Zurich Insurance Services
(approximately 97,913 square feet at $20.16 per square foot gross expiring
January 2007).

The Butler Corridor submarket has a vacancy rate of 12.1%. As of the second quarter of 2005, the average asking rent for Class "A" space in the submarket is
$18.65 per square foot, while Class "B" is $15.20 per square foot. This is comparable to the Mortgaged Property's in-place rent of $16.71 per square foot.

ORLANDO CENTRAL (ORLANDO, FL) - 21 PROPERTIES

The Orlando Central Mortgaged Properties consist of twenty-one Class "B"
suburban office buildings, totaling approximately 616,838 square feet, located in the 436 Corridor submarket located approximately 5 miles east of the Orlando central business district. The buildings were constructed between 1966 and 1980 and are 86% occupied with major tenants as follows: Florida Department of
Environmental Protection (approximately 38,862 square feet at $16.60 per square foot expiring September 2007), Hughes Supply Management (approximately 30,902 square feet at $15.22 per square foot expiring April 2006), and Florida
Department of Health (approximately 23,124 square feet at $16.22 per square foot expiring December 2014).

As of the second quarter of 2005, the 436 Corridor submarket has an overall vacancy rate of 10.5%. The average asking rent in the submarket is $17.43 per square foot, which is slightly above the Mortgaged Property's in-place rent of
$16.35 per square foot.

(1)  Certain information was obtained from the DRA -- CRT Portfolio II appraisals dated August 5, 2005, August 24, 2005 and August 26, 2005. The
     appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-45

--------------------------------------------------------------------------------
                              DRA-CRT PORTFOLIO II
--------------------------------------------------------------------------------

MEMPHIS (MEMPHIS, TN) -- 6 PROPERTIES

The Memphis Mortgaged Properties consist of six Class "A" and "B" suburban office buildings, totaling approximately 534,080 square feet, in the Northeast office submarket of Memphis. The buildings were built between 1987 and 1999 and are approximately 85% leased with major tenants as follows: The University of
Phoenix (approximately 30,601 square feet at $18.71 per square foot expiring in
February 2011), Ford Motor Company (approximately 21,500 square feet at $18.65 per square foot expiring in August 2007 and is rated "Baa3" by Moody's), and
Inventory Locator Services (approximately 32,686 square feet at $16.60 per square foot expiring in February 2011).

The Northeast office submarket has a vacancy rate of 6.5%. The average asking rent in the submarket is $16.33 per square foot, which is slightly below the
Mortgaged Property's in-place rent of $18.00 -- $18.50 per square foot.

PROPERTY MANAGEMENT. The property manager is Colonial Properties Trust, an affiliate of the borrower.

-----------------------------------------------------------------------------------------------------------------------------
                                                  LEASE ROLLOVER SCHEDULE(1)
-----------------------------------------------------------------------------------------------------------------------------
              NUMBER     SQUARE     % OF                                  CUMULATIVE  CUMULATIVE   CUMULATIVE    CUMULATIVE
            OF LEASES     FEET       GLA     BASE RENT   % OF BASE RENT  SQUARE FEET   % OF GLA    BASE RENT   % OF BASE RENT
   YEAR      EXPIRING   EXPIRING  EXPIRING    EXPIRING      EXPIRING       EXPIRING    EXPIRING     EXPIRING      EXPIRING
-----------------------------------------------------------------------------------------------------------------------------

VACANT         NAP       163,258    11.7%           NAP        NAP          163,258      11.7%            NAP        NAP
2005 & MTM      26        63,211     4.5%   $ 1,095,915        5.5%         226,469      16.3%    $ 1,095,915        5.5%
2006            58       191,720    13.8%     3,400,241       17.0%         418,189      30.1%    $ 4,496,156       22.5%
2007            54       287,203    20.6%     5,187,748       26.0%         705,392      50.7%    $ 9,683,904       48.5%
2008            38       290,813    20.9%     4,648,557       23.3%         996,205      71.6%    $14,332,461       71.8%
2009            21        60,171     4.3%       974,331        4.9%       1,056,376      75.9%    $15,306,792       76.7%
2010            24       141,236    10.2%     2,034,589       10.2%       1,197,612      86.1%    $17,341,381       86.9%
2011            11       140,908    10.1%     1,735,141        8.7%       1,338,520      96.2%    $19,076,522       95.6%
2012             1        12,055     0.9%       210,963        1.1%       1,350,575      97.1%    $19,287,485       96.6%
2013             1         4,500     0.3%        71,145        0.4%       1,355,075      97.4%    $19,358,630       97.0%
2014             4        32,857     2.4%       529,655        2.7%       1,387,932      99.8%    $19,888,285       99.6%
2015             1         3,398     0.2%        74,756        0.4%       1,391,330     100.0%    $19,963,041      100.0%
AFTER            0             0     0.0%             0        0.0%       1,391,330     100.0%    $19,963,041      100.0%
-----------------------------------------------------------------------------------------------------------------------------
TOTAL          239     1,391,330   100.0%   $19,963,041      100.0%
-----------------------------------------------------------------------------------------------------------------------------

(1)  Includes tenants that have signed leases but are not in occupancy or paying rent.

                                     A-3-46

--------------------------------------------------------------------------------
                              DRA-CRT PORTFOLIO II
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                SIGNIFICANT TENANTS ROLLING IN 2006
----------------------------------------------------------------------------------------------------------------------------------
                                                                              SQUARE      ANNUAL      % OF 2006     PROPERTY RENT
                                                                               FEET        BASE       BASE RENT       PSF/MARKET
PROPERTY NAME                               TENANT                           EXPIRING      RENT      EXPIRING(1)     RENT PSF(2)
----------------------------------------------------------------------------------------------------------------------------------

ORLANDO -- COMMODORE                        HUGHES SUPPLY MANAGEMENT          30,902    $  470,328      13.8%      $15.22 / $16.33
MEMPHIS -- STEWART                          SHELBY SYSTEMS INC.               16,464    $  315,944       9.3%      $19.19 / $17.43
MEMPHIS -- PARKWAY                          COOPERATIVE MARKETING CONCEPTS    12,227    $  227,055       6.7%      $18.57 / $16.33
MEMPHIS GROVE                               LOREAL USA S/D, INC                8,475    $  163,991       4.8%      $16.33 / $19.35
MEMPHIS -- KIMBROUGH                        HUB CITY TN TERMINALS              7,556    $  159,885       4.7%      $16.33 / $21.16
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                         75,624    $1,337,204      39.3%
----------------------------------------------------------------------------------------------------------------------------------
2006 TOTAL BASE RENT EXPIRING: $3,400,241
----------------------------------------------------------------------------------------------------------------------------------

(1)  Calculated based on total rent expected to be collected in 2006.

(2)  Based on certain information obtained from the appraisal.

----------------------------------------------------------------------------------------------------------------------------------
                                                SIGNIFICANT TENANTS ROLLING IN 2007
----------------------------------------------------------------------------------------------------------------------------------
                                                                        SQUARE     ANNUAL     % OF 2007          PROPERTY RENT
                                                                         FEET       BASE      BASE RENT            PSF/MARKET
PROPERTY NAME                               TENANT                     EXPIRING     RENT     EXPIRING(1)           RENT PSF(2)
----------------------------------------------------------------------------------------------------------------------------------

JACKSONVILLE JTB -- CARLTON, JACKSONVILLE   ZURICH INSURANCE
   JTB -- COLLIER                           SERVICES INC                 97,913  $1,973,926     38.0%     $20.16 / $15.20 - $18.65
ORLANDO CENTRAL -- LEXINGTON                FLORIDA DEPARTMENT OF
                                            ENVIRONMENTAL PROTECTION     38,862  $  645,109     12.4%          $16.60 / $17.43
MEMPHIS -- OAK RIDGE                        FORD MOTOR CO.               21,500  $  400,975      7.7%          $18.65 / $16.33
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                   158,275  $3,020,010     58.2%
----------------------------------------------------------------------------------------------------------------------------------
2007 TOTAL BASE RENT EXPIRING: $5,187,748
----------------------------------------------------------------------------------------------------------------------------------

(1)  Calculated based on total rent expected to be collected in 2007.

(2)  Based on certain information obtained from the appraisal.

------------------------------------------------------------------------------------------------------------------------------------
                                                 SIGNIFICANT TENANTS ROLLING IN 2008
------------------------------------------------------------------------------------------------------------------------------------
                                                                          SQUARE     ANNUAL     % OF 2008         PROPERTY RENT
                                                                           FEET       BASE      BASE RENT           PSF/MARKET
PROPERTY NAME                              TENANT                        EXPIRING     RENT     EXPIRING(1)          RENT PSF(2)
------------------------------------------------------------------------------------------------------------------------------------

JACKSONVILLE JTB -- CARLTON, JACKSONVILLE
   JTB  -- COLLIER                         BLUE CROSS & BLUE SHIELD       109,267  $1,326,112     28.5%     $12.14 / $15.20 - $18.65
ORLANDO -- CENTRAL                         ST FL DEPT CHILDREN & FAMILY    40,829  $  803,447     17.3%          $19.68 / $17.43
MEMPHIS -- KIMBROUGH                       FIRST MERCANTILE TRUST          33,246  $  681,543     14.7%          $20.50 / $16.33
ORLANDO -- BENNINGTON                      US GOVERNMENT DCM               22,967  $  388,831      8.4%          $17.06 / $17.43
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                     206,309  $3,199,933     68.8%
------------------------------------------------------------------------------------------------------------------------------------
2008 TOTAL BASE RENT EXPIRING: $4,648,557
------------------------------------------------------------------------------------------------------------------------------------

(1)  Calculated based on total rent expected to be collected in 2008.

(2)  Based on certain information obtained from the appraisal.

                                     A-3-47

--------------------------------------------------------------------------------
                              DRA--CRT PORTFOLIO II
--------------------------------------------------------------------------------

             [MAP OF MEMPHIS, JACKSONVILLE, ORLANDO CENTRAL OMITTED]

                                     A-3-48

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                                     A-3-49

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                               BLUEBIRD PORTFOLIO
--------------------------------------------------------------------------------

                    [PICTURES OF BLUEBIRD PORTFOLIO OMITTED]

                                     A-3-50

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                               BLUEBIRD PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $130,000,000

CUT-OFF DATE PRINCIPAL BALANCE:   $130,000,000

% OF POOL BY IPB:                 3.1%

LOAN SELLER:                      Nomura Credit & Capital, Inc.

BORROWER:                         Various(2)

SPONSOR:                          David M. Rosenberg, Dale S.
                                  Okonow
ORIGINATION DATE:                 09/30/05

INTEREST RATE:                    5.489000%

INTEREST ONLY PERIOD:             84 months

MATURITY DATE:                    10/11/12

AMORTIZATION TYPE:                Interest Only

ORIGINAL AMORTIZATION:            N/A

REMAINING AMORTIZATION:           N/A

CALL PROTECTION:                  L(24), Def(51), O(7)

CROSS-COLLATERALIZATION:          Yes

LOCK BOX:                         Soft

ADDITIONAL DEBT:                  Yes

ADDITIONAL DEBT TYPE:             Mezzanine Debt Permitted(3)

LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES
--------------------------------------------------------------------------------
                                                              INITIAL    MONTHLY
                                                             -------------------
TAXES:                                                       $272,482   $136,241
INSURANCE:                                                   $156,767   $ 31,353
CAPEX:                                                       $      0   $ 35,833
REQUIRED REPAIRS:                                            $435,625   $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio(1)

TITLE:                            Fee

PROPERTY TYPE:                    Multifamily -- Garden

UNITS:                            1,720

LOCATION:                         Baltimore, MD

YEAR BUILT:                       Various

OCCUPANCY:                        94.0%

OCCUPANCY DATE:                   10/12/05

HISTORICAL NOI:

  12 MONTHS ANNUALIZED/           $9,693,874
     ENDING 9/30/05:

UW REVENUES:                      $17,919,660

UW EXPENSES:                      $6,831,217

UW NOI:                           $11,088,442

UW NET CASH FLOW:                 $10,658,442

APPRAISED VALUE:                  $174,700,000

APPRAISAL DATE:                   07/13/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/UNIT:                                                  $75,581
CUT-OFF DATE LTV:                                                          74.4%
MATURITY DATE LTV:                                                         74.4%
UW DSCR:                                                                   1.47x
--------------------------------------------------------------------------------

(1)  The Bluebird Portfolio loan consists of eight (8) cross-collateralized and cross-defaulted loans. Unless otherwise specified, information is provided on an aggregate basis.

(2)  Rolling Wind Property LLC, Stratton Meadows Property LLC, Courtleigh
     Property LLC, Heraldry Property LLC, Kingswood II Property LLC, Kingswood I
     Property LLC, Coventry Property LLC, Diamond Ridge Property LLC.

(3)  On and after September 30, 2008, future mezzanine debt, up to a maximum of
     $8,333,333 is allowed upon satisfaction of certain conditions including loan-to-value ratio of no greater than 75% and a combined debt service ratio not less than 1.30x.

------------------------------------------------------------------------------------------------------------------------
                                            UNIT MIX OF MULTIFAMILY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
                          NO. OF   AVERAGE UNIT   APPROXIMATE NET     % OF       WEIGHTED AVERAGE      WEIGHTED AVERAGE
UNIT MIX                   UNITS    SQUARE FEET     RENTABLE SF     TOTAL SF   MONTHLY ASKING RENT   MONTHLY MARKET RENT
------------------------------------------------------------------------------------------------------------------------

ONE BEDROOM                   26         739             19,224        1.1%            $879                  $879
TWO BEDROOM                1,315       1,029          1,353,135       75.8             $879                  $882
THREE BEDROOM                379       1,088            412,501       23.1             $984                  $984
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    1,720       1,038          1,785,247      100.0%
------------------------------------------------------------------------------------------------------------------------

                                     A-3-51

--------------------------------------------------------------------------------
                               BLUEBIRD PORTFOLIO
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                      PORTFOLIO SUMMARY
-----------------------------------------------------------------------------------------------------------------------------
                                                                                      AVERAGE RENT PER UNIT
                                                             AVERAGE               ---------------------------
                                        # OF   % OF TOTAL     RENT     OCCUPANCY     ONE       TWO      THREE      ALLOCATED
PROPERTY NAME             YEAR BUILT   UNITS      UNITS     PER UNIT       %       BEDROOM   BEDROOM   BEDROOM    LOAN AMOUNT
-----------------------------------------------------------------------------------------------------------------------------

CROSSWINDS I                 1976        203      11.8%      $  859      93.1%       $  0     $  840    $  935   $ 14,937,000
CROSSWINDS II                1979        203      11.8          859      94.6%       $  0     $  840    $  935     14,960,000
CROSSWINDS III               1986        280      16.3          884      92.9%       $  0     $  862    $  955     20,866,000
CROSSWINDS IV                1988        122       7.1          879      88.5%       $  0     $  858    $  955      7,950,000
DIAMOND RIDGE                1991         92       5.3          878      96.7%       $  0     $  878    $    0      7,567,000
GLENS AT ROLLING ROAD        1974        270      15.7          860      97.4%       $  0     $  840    $  935     17,920,000
ROLLING WINDS APTS.          1995        280      16.3        1,053      95.4%       $900     $1,037    $1,145     24,500,000
STRATTON MEADOWS             1989        270      15.7          888      92.2%       $625     $  865    $  955     21,300,000
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                1,720     100.0%      $  902      94.0%                                   $130,000,000
-----------------------------------------------------------------------------------------------------------------------------

THE LOANS. The loans are secured by first mortgage fee interests in eight (8)
multifamily properties totaling 1,720 units located in Baltimore, Maryland. The loans are cross-collateralized and cross-defaulted with releases permitted subject to certain conditions including a 1.25x DSCR and 70% LTV.

THE BORROWERS. The borrowers are special purpose entities controlled by Sawyer
Realty Holdings. David Rosenberg, President and CEO of Sawyer Realty Holdings,
and Dale Okonow, the COO, serve as the Key Principals. Mr. Rosenberg has equity interests and management oversight in 17,432 units valued at $1.2 billion. Mr.
Okonow has equity interest in 14,391 units valued at approximately $1.03 billion.

THE PROPERTIES.

CROSSWINDS I

The property is a Class "B" 203 unit garden style apartment complex contained in
20 two-story structures that were constructed in 1976 on a 14.58 acre site. The property was 93.1% occupied as of October 12, 2005. Each unit has direct access and egress to the exterior of the building. Interior amenities include balcony or patio, full appliance package including dishwasher, frost free refrigerator, microwave, garbage disposal and washer & dryer units. Exterior amenities include a playground, however, tenants have access to the adjacent complex with a swimming pool, tennis court and playground. Units have a mix of gas and electric systems to provide heating and hot water.

CROSSWINDS II

The property is a Class "B", 203 unit garden style apartment complex contained in 26 two-story structures that were constructed in 1979 on a 12.36 acre site.
The property was 94.6% occupied as of October 12, 2005. Each unit has direct access and egress to the exterior of the building. Interior amenities include balcony or patio, full appliance package including dishwasher, frost free refrigerator, microwave, garbage disposal and washer & dryer units. Exterior amenities include a playground, however, tenants have access to the adjacent complex with a swimming pool, tennis court and playground. Units have electric systems to provide heating and hot water.

CROSSWINDS III

The property is a Class "B", 280 unit garden style apartment complex contained in 29 two-story structures that were constructed in 1986 on a 22.28 acre lot.
The property was 92.9% occupied as of October 12, 2005. Every unit has direct access and egress to the exterior of the building. Interior amenities include balcony or patio, full appliance package including dishwasher, frost free refrigerator, microwave, garbage disposal and washer & dryer units. Exterior amenities include a playground, swimming pool, basketball court and tennis court. Units have electric systems to provide heating and hot water.

CROSSWINDS IV

The property is a Class "B", 122 unit garden style apartment complex contained in 12 two-story structures that were constructed in 1988 on an 8.83 acre site.
The property is 88.5% occupied as of October 12, 2005. Each unit has direct access and egress to the exterior of the building. Interior amenities include balcony or patio, full appliance package including dishwasher, frost free refrigerator, microwave, garbage disposal and washer & dryer units. Exterior amenities include a playground, swimming pool and tennis court. Units have electric systems to provide heating and hot water.

                                     A-3-52

--------------------------------------------------------------------------------
                               BLUEBIRD PORTFOLIO
--------------------------------------------------------------------------------

DIAMOND RIDGE

The property is a Class "A", 92 unit garden style apartment complex contained in
7 three- and four-story structures that were constructed in 1991 on a 4.82 acre site. The property was 96.7% occupied as of October 12, 2005. Access to and egress from the apartments is provided by enclosed staircases leading to the front and back of each building. The complex utilizes the leasing office at
Stratton Meadows. Interior amenities include balcony or patio, full appliance package including dishwasher, frost-free refrigerator, microwave, garbage disposal and washer & dryer units. No exterior amenities are within the property. Adjacent to the property is Granite Run Apartments and the residents at Diamond Ridge utilize the amenities at Granite Run, including the pool, tennis court and fitness center.

GLENS AT ROLLING ROAD

The property is a Class "B" 270 unit garden style apartment complex contained in
36 two-story structures that were constructed in 1974 on a 29.2 acre site. The property is 97.4% occupied as October 12, 2005. Each unit has direct access and egress to the exterior of the building. The site is approximately 50% covered with grass fields due to the rolling grade of topography. Interior amenities include balcony or patio, full appliance package including dishwasher, frost free refrigerator, microwave, garbage disposal and washer & dryer units.
Exterior amenities within the property include a swimming pool, tennis court and playground. Units have electric systems to provide heating and hot water.

ROLLING WINDS APARTMENTS

The property is a gated Class "A" 280 unit garden style apartment complex contained in 10 three- and four-story structures that were constructed in 1995 on a 16.75 acre site. The property is 95.4% occupied as of October 12, 2005.
Access to and egress from the apartments is provided by enclosed staircases leading to the front and back of each building. Exterior amenities include a swimming and kiddy pool, two tennis courts and a clubhouse with fitness center and social lounge. Interior amenities include balcony or patio, full appliance package including dishwasher, frost-free refrigerator, microwave, garbage disposal, washer & dryer and fireplaces in select units.

STRATTON MEADOWS

The property is a Class "B+", 270 unit garden style apartment complex contained in 23 two-story structures that were constructed in 1989 on a 26.74 acre site.
The property was 92.2% occupied as of October 12, 2005. Approximately, 33% of the site is grass fields due to the rolling grade of topography. Each unit has direct access and egress to the exterior of the building. Interior amenities include balcony or patio, full appliance package including dishwasher, frost-free refrigerator, microwave, garbage disposal and washer & dryer units.
Exterior amenities include a swimming pool, tennis courts and playground.
Adjacent to the property, are two sister properties (Crosswinds III and IV) and the residents at Stratton Meadows share the property amenities at Crosswinds III and IV.

THE MARKET(1). The portfolio is located in the Woodlawn submarket. The Woodlawn submarket contains 14,684 units, representing 11% of the Baltimore MSA. Only 7%
of the multi-family apartment market was constructed after 1994. The strength of this submarket lies in the fact that there has not been any new multi-family construction for the last three years, with the exception of a 220-unit Class
"A" property that was just completed. There are no further completions projected for the next five years.

Over the last five years, the highest vacancy rate in the Woodlawn submarket was
4.9% and the current submarket vacancy is approximately 4.1%.

PROPERTY MANAGEMENT. Sawyer Property Management of Maryland, LLC ("SPM"), a
subsidiary of Sawyer Realty Holdings, LLC ("SRH"), manages the subject property.
David Rosenberg is CEO and Managing Partner of Sawyer Property Management. The
firm has served as the management arm for the Key Principal for more than 8 years. Headquartered in College Park, MD and staffed by more than 600 employees,
Sawyer Property Management is a full service management firm that currently operates more than 25,000 multi-family units in Alabama, Georgia, Maryland,
North Carolina, Tennessee, Washington DC, Virginia, New Jersey and Florida. SPM
is the Sawyer Property Management affiliate that manages all of the SRH properties in Maryland. SPM is a borrower-affiliated entity.

(1)  Certain information was obtained from the Crosswinds I, Crosswinds II,
     Crosswinds III, Crosswinds IV, Diamond Ridge, Glens at Rolling Road,
     Rolling Winds Apartments and Stratton Meadows appraisal dated July 31,
     2005. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-53

--------------------------------------------------------------------------------
                               BLUEBIRD PORTFOLIO
--------------------------------------------------------------------------------

                           [MAP OF BALTIMORE OMITTED]

                                     A-3-54

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-55

--------------------------------------------------------------------------------
                                COLONY PORTFOLIO
--------------------------------------------------------------------------------

                     [PICTURES OF COLONY PORTFOLIO OMITTED]

                                     A-3-56

--------------------------------------------------------------------------------
                                COLONY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                         $127,383,000

CUT-OFF DATE PRINCIPAL BALANCE:                     $127,383,000

% OF POOL BY IPB:                                   3.0%

LOAN SELLER:                                        JPMorgan Chase Bank, N.A.

BORROWER:                                           CRP Holdings A, L.P.

SPONSOR:                                            Colony Capital

ORIGINATION DATE:                                   12/05/05

INTEREST RATE:                                      5.609000%

INTEREST ONLY PERIOD:                               Various(3)

MATURITY DATE:                                      Various(3)

AMORTIZATION TYPE:                                  Interest Only

ORIGINAL AMORTIZATION:                              N/A

REMAINING AMORTIZATION:                             N/A

CALL PROTECTION:                                    Various(3)

CROSS-COLLATERALIZATION:                            Yes

LOCK BOX:                                           Cash Management Agreement

ADDITIONAL DEBT:                                    No

ADDITIONAL DEBT TYPE:                               N/A

LOAN PURPOSE:                                       Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES:
--------------------------------------------------------------------------------
                                                               INITIAL   MONTHLY
                                                              ------------------
TAXES:                                                        $      0      $0
INSURANCE:                                                    $      0      $0
CAPEX:                                                        $      0      $0
REQUIRED REPAIRS:                                             $132,518      $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                             Portfolio(1)

TITLE:                                              Fee

PROPERTY TYPE:                                      Various

SQUARE FEET/UNITS:                                  1,487,342 sf/883 Units

LOCATION:                                           Various

YEAR BUILT:                                         Various

OCCUPANCY:                                          98.3%

OCCUPANCY DATE:                                     Various

UW REVENUES:                                        20,863,188

UW EXPENSES:                                        7,926,320

UW NOI:                                             $12,936,868

UW NET CASH FLOW:                                   $11,729,694

APPRAISED VALUE:                                    $207,350,000

APPRAISAL DATE:                                     Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF & UNIT:
   OFFICE:                                                               $132
   INDUSTRIAL:                                                           $37
   MULTIFAMILY:                                                          $56,002
CUT-OFF DATE LTV:                                                        61.4%
MATURITY DATE LTV:                                                       61.4%
UW DSCR:                                                                 1.62x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                 SIGNIFICANT PORTFOLIO TENANTS
------------------------------------------------------------------------------------------------------------------------------
                                                                   MOODYS/S&P    SQUARE     % OF    BASE RENT       LEASE
TENANTS                        PARENT COMPANY                       /FITCH(2)     FEET   PORTFOLIO     PSF     EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------

ADVANCED FIBRE COMMUNICATIONS  Tellabs Petaluma, Inc.               NR/NR/NR    140,448     9.4%      $1.35          2014
NEC AMERICA INC.               NEC Corporation (NASDAQ: NIPNY)    Baa1/BBB/BBB  108,000     7.3%      $1.67          2009
FAURECIA AUTOMOTIVE            Faurecia Automotive Holdings Inc.    NR/NR/NR    101,184     6.8%      $3.45          2013
AVERY INTERNATIONAL            Avery International                  NR/NR/NR     74,880     5.0%      $3.15          2008
WOODBRIDGE CORPORATION         Woodbridge Holdings, Inc.            NR/NR/NR     70,322     4.7%      $3.03          2008
------------------------------------------------------------------------------------------------------------------------------

(1)  The Colony Portfolio loan is comprised of 4 mortgage notes and is secured by 8 mortgaged properties. For purposes of the statistical and numerical information presented herein, the Colony Portfolio loan will be deemed to consist of 8 cross-collateralized and cross-defaulted mortgage loans, each with its own maturity date and prepayment lockout period and each served by a secured mortgaged property.

(2)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(3)  Please see Summary of Portfolio Properties below.

                                     A-3-57

--------------------------------------------------------------------------------
                                COLONY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                              SUMMARY OF PORTFOLIO PROPERTIES
--------------------------------------------------------------------------------------------------------------------------
                                                                                                                ALLOCATED
PROPERTY NAME                         INTEREST    AMORTIZATION                                                    LOAN
(PROPERTY TYPE)                         RATE          TYPE       TERM   MATURITY DATE     CALL PROTECTION        AMOUNT
--------------------------------------------------------------------------------------------------------------------------

PROLOGIS - PLATTE VALLEY PORTFOLIO     5.6090%   Interest-Only    96       01/01/14     L(23), Def(69),O(4)   $ 27,790,000
(Industrial)
BRIARGATE ON MAIN                      5.6090%   Interest-Only    84       01/01/13     L(23), Def(57),O(4)     22,600,000
(Multifamily)
1465 N. MCDOWELL                       5.6090%   Interest-Only    60       01/01/11     L(23), Def(33),O(4)     18,825,000
(Office)
LODGES AT FRISCO                       5.6090%   Interest-Only    72       01/01/12     L(23), Def(45),O(4)     14,100,000
(Multifamily)
PARK CENTER BUILDING NEC               5.6090%   Interest-Only    72       01/01/12     L(23), Def(45),O(4)     14,000,000
(Office)
MANDALAY AT SHADOWLAKE                 5.6090%   Interest-Only    60       01/01/11     L(23), Def(33),O(4)     12,750,000
(Multifamly)
PROLOGIS - RIVERSIDE PORTFOLIO         5.6090%   Interest-Only    96       01/01/14     L(23), Def(69),O(4)     12,656,000
(Industrial)
PROLOGIS - CONGLETON DISTRIBUTION      5.6090%   Interest-Only    96       01/01/14     L(23), Def(69),O(4)      4,662,000
(Industrial)
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                                                                        $127,383,000
--------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                             SUMMARY OF OFFICE AND INDUSTRIAL PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          ALLOCATED
                                          LOCATION       YEAR    SQUARE   OCCUPANCY                                          LOAN
PROPERTY NAME                          (CITY, STATE)    BUILT     FEET        %                  TOP TENANTS                AMOUNT
------------------------------------------------------------------------------------------------------------------------------------

PROLOGIS - PLATTE VALLEY PORTFOLIO   Riverside, MO       1987    795,072     98.7%   Faruecia Automotive, Avery          $27,790,000
                                                                                     International Corporation
1465 N. MCDOWELL                     Petaluma, CA        1999    140,488    100.0%   Tellabs Petaluma                    $18,825,000
PARK CENTER BUILDING NEC             Herndon, VA         1987    108,000    100.0%   NEC                                 $14,000,000
PROLOGIS - RIVERSIDE PORTFOLIO       Riverside, MO       1973    329,676     98.5%   FSI, Acuity                         $12,656,000
PROLOGIS - CONGLETON DISTRIBUTION    Overland Park, KS   1977     90,163    100.0%   Falcon Design, International Paper  $ 4,662,000
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                         1,463,359                                                 $77,933,000
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                               SUMMARY OF MULTIFAMILY PORTFOLIO
--------------------------------------------------------------------------------------------
                                   AVERAGE                           WEIGHTED      WEIGHTED
                                    UNIT     APPROXIMATE   % OF      AVERAGE       AVERAGE
                          NO. OF    SQUARE       NET       TOTAL     MONTHLY       MONTHLY
UNIT MIX                  UNITS      FEET    RENTABLE SF     SF    ASKING RENT   MARKET RENT
--------------------------------------------------------------------------------------------

ONE BEDROOM                482        751      362,002      41.9%     $  789        $  750
TWO BEDROOM                361       1147      405,486      49.0%     $1,139        $1,037
THREE BEDROOM               40       1348       59,216       7.1%     $1,538        $1443
--------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    883        936      826,704                $  966        $  899
--------------------------------------------------------------------------------------------

                                     A-3-58

--------------------------------------------------------------------------------
                                COLONY PORTFOLIO
--------------------------------------------------------------------------------

THE LOAN. The loan is secured by the fee interest in an eight property cross-collateralized portfolio which includes multifamily, office and industrial properties. The Mortgaged Properties are located in California, Colorado,
Kansas, Missouri, Texas and Virginia. The terms of the mortgage loan provides for release or substitution of properties. Release prices range from 105% to
107% of the allocated loan amounts.

RELEASE. The Colony Portfolio loan permits the release of one or more mortgaged properties without releasing all of the mortgaged properties by means of partial release upon the satisfaction of certain conditions, including but not limited to: (i) the payment of 107.5% of the allocated loan amount or value of such portions to be released and (2) the satisfaction of certain debt service coverage ratio tests with respect to the mortgaged properties remaining after giving effect to the partial release.

THE BORROWER. The borrowing entity, CRP Holdings A, L.P., is controlled by
Colony Realty Partners, L.P., a newly formed investment vehicle focused on core-enhanced/value added real estate opportunities. The key principal, Colony
Capital, has investments in assets with a value of approximately $15.6 billion and has been in operation since 1991. Colony manages six other real estate funds.

THE PROPERTY. The Colony Portfolio consists of eight properties consisting of approximately 1,487,342 square feet and approximately 883 units. The portfolio includes three multifamily properties (883 units), two office properties
(approximately 248,488 square feet) and three industrial properties
(approximately 1,238,894 square feet). All eight properties are cross-collateralized.

MANDALAY AT SHADOWLAKE

The Mortgaged Property consists of ten, Class "A", 3-story garden apartment buildings with 296 units and approximately 229,595 square feet located in the
Westchase submarket of Houston, Texas. The Mortgaged Property was built in 2005 and is approximately 97% occupied with average rent of $727 (weighted average)
per month ($1.025 per square foot). The unit mix consists of 212,
1-bedroom/1-bath and 84, 2-bedroom/2-bath units. Apartment amenities include a clubhouse with offices, business center, fitness center, and a pool. Unit amenities include ceramic tile entry, pergo kitchen, washer/dryer connections and patio/balcony.

LODGES AT FRISCO

The Mortgaged Property consists of a 11 building 262 unit, Class "A", multi-family apartment complex located in Frisco, Collin County, Texas. Built in
1999, the Mortgaged Property offers a mix of 126 1-bedroom/1-bath ($831 per unit), 112 2-bedroom/2-bath ($1,151 per unit) and 24 3-bedroom/2-bath units
($1,375 per unit). The gated complex includes a clubhouse, resort style swimming pool, jogging track, stadium style theatre for 30 people, and fitness center.
The Mortgaged Property is 90% occupied with average in place rent of $1,017 per unit.

BRIARGATE ON MAIN

The Mortgaged Property consists of a 325 unit, Class "A", garden-style apartment complex located in Parker, Douglas County, Colorado. The Mortgaged Property was
constructed in 2003 and has 23, two and three story buildings with a unit mix that includes 1-bedroom/1-bath, 2-bedroom/2-bath, and 3-bedroom/2-bath units.
Average monthly rents range from $0.99 to $1.26 per square foot with an average of $1.09 per square foot. Amenities include a pool, spa, children's playground and office/clubhouse. The Mortgaged Property is 94% occupied.

1465 NORTH MCDOWELL BOULEVARD

The Mortgaged Property consists of a 2-story, Class "A", office building built in 1999 containing 140,448 square feet located in Petaluma, California. The
Mortgaged Property is 100% occupied by Tellabs Petaluma, Inc. Tellabs, Inc. is involved in the marketing and design of communications equipment to telecommunications service providers worldwide. For the twelve-month period ending 9/30/05, Tellabs had revenue of $1.74 billion. Tellabs' lease expires in
2014 with four, five-year extension options.

PARK CENTER BUILDING NEC

The Mortgaged Property consists of a 3-story office building containing approximately 108,000 square feet located in Herndon, Virginia. The building was built in 1987 with renovations in 1996, 1998, and 2004-2005. Currently the building is 100% leased to NEC America, Inc through 2009 with two 5-year extension options at $21.09 per square foot triple net. A Global Fortune 500 company, NEC has a long history of leadership and innovation in the core high-technology sectors of communications, computers and electronic components.
Although NEC is responsible for the lease they have sublet a portion of the space to Calusa Investments LLC (approximately 37,239 square feet at $14.30 per square foot triple net) and Steelcloud, Inc. (approximately 19,380 square feet at $13.50 per square foot triple net). Both subleases are coterminous with NEC's lease.

                                     A-3-59

--------------------------------------------------------------------------------
                                COLONY PORTFOLIO
--------------------------------------------------------------------------------

PROLOGIS -- CONGLETON PORTFOLIO

The Mortgaged Property consists of three 1-story multi-tenant flex industrial buildings containing approximately 90,163 square feet of rentable area located in Overland Park, Kansas. The three sites and buildings are not contiguous but are part of a larger light industrial park generally known as the Congleton
Industrial Park. The buildings were built between 1977 and 1980 and are 100%
occupied by 16 tenants at rents between $5.80 -- $7.00 per square foot.
Approximately 32% of the area is leased as office space.

PROLOGIS -- PLATTE VALLEY PORTFOLIO

The Mortgaged Property consists of eleven 1-story multi-tenant flex and distribution warehouses containing approximately 824,055 square feet of rentable area located in Riverside, Missouri. The buildings are located on three separate tracts that are not contiguous but are located within relatively close proximity. The Mortgaged Property is approximately 99.1% occupied by 40 tenants paying average rents of $4.59 per square foot. The buildings were constructed between 1987 -- 1997.

PROLOGIS -- RIVERSIDE PORTFOLIO

The Mortgaged Property consists of ten 1-story multi-tenant flex and distribution warehouses containing approximately 324,676 square feet of rentable area located in Riverside, Platte County, Missouri. The buildings were built between 1973 -- 1987 and are approximately 94.5% occupied by 44 tenants paying average rents of $4.59 per square foot.

THE MARKET.(1)

MANDALAY AT SHADOWLAKE

The Mortgaged Property is located along the north side of Oxford Park, west of
Shadowbriar and south of Westheimer Road in the Westchase apartment submarket of
Houston, Texas. Westheimer Road is the major east/west thoroughfare in the area and is Houston's most heavily developed commercial thoroughfare (excluding freeways) with the area's highest traffic count. Total multifamily inventory in the Westchase submarket consists of approximately 13,280 units with average occupancy of 89.2% and average monthly rental rate of $0.83 per square foot.

LODGES AT FRISCO

The Mortgaged Property is located in the city of Frisco, approximately 20 miles northeast of the Dallas-Fort Worth Airport and 22 miles north of the Dallas central business district. State Highway 121 provides primary access to the neighborhood. The Dallas North Tollway extends from the Dallas central business district to the south and is being extended through the city of Frisco. The West
Plano submarket, which includes Frisco, has a supply of approximately 25,987 multi-family units with an average occupancy of 94%.

BRIARGATE ON MAIN

The property is located west of South Parker Road and north of East Main Street in the town of Parker. Parker is part of the Douglas County North submarket of the overall Denver metro area market. As of the second quarter 2005 the metro wide vacancy was approximately 8%. The average monthly rent for all units is
$0.99 per square feet for the overall Denver market and $1.08 per square foot for the Douglas County North submarket.

1465 NORTH MCDOWELL BOULEVARD

The Mortgaged Property is located at the northwest corner of N. McDowell Blvd and Old Redwood Highway in Petaluma, in southern Sonoma County approximately 30 miles north of San Francisco. Primary access to the subject neighborhood is provided by U.S. Highway 101. US Highway 101 travels north to Oregon and south to San Francisco.

The Petaluma submarket has approximately 2.5 million square feet of office space and is approximately 17.2% vacant. Vacancy rates increased significantly in 1999 and 2000 given the slowdown in the economy and the technology sector. Vacancy rates have begun to decline since 2004. As with most markets surrounding San
Francisco, Petaluma had a significant amount of exposure to technology related firms within its office market as evidenced by a 2.7% vacancy rate in 4th quarter 2000, just prior to the market correction in technology. Asking rents for Class-A office space located in Petaluma range from $1.85 to $2.25 per square foot on a triple net basis.

(1)  Certain information was obtained from the Colony Portfolio loan appraisals dated 9/16/05 -- 10/10/05. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-60

--------------------------------------------------------------------------------
                                COLONY PORTFOLIO
--------------------------------------------------------------------------------

PARK CENTER BUILDING NEC

The Mortgaged Property is located within the northeast quadrant of the intersection of Sully Road (Route 28) and McLearen Road in Herndon, Virginia.
The location is approximately twenty miles west of Washington, D.C. The neighborhood is bound by the Herndon Parkway, Route 50, Fairfax County Parkway
and Sully Road and Dulles International Airport.

Herndon is located in the Fairfax County submarket of Northern Virginia, which is more broadly included in the metropolitan Washington; D.C. Area office market. Herndon consists of approximately 10.7 million square feet of office space as of the second quarter of 2005 with a vacancy rate of approximately 13%
and average asking rents of $24.47 per square foot. Northern Virginia continues to feel the effect of the downturn in the technology industry and high levels of new construction in 2001 and 2002 however vacancy has declined every year since
2002.

PROLOGIS -- CONGLETON PORTFOLIO

The Mortgaged Property is located in Overland Park, Kansas within the Johnson
County submarket of Kansas City. The area benefits from excellent freeway access and is in close proximity to Interstate 435, Interstate 70 and Interstate 35 which extends to the Kansas City central business district approximately 12 miles northeast. Johnson County has approximately 48.4 million square feet of industrial space and a vacancy rate of 10.69%. Average asking rent for industrial properties in the market is $4.39 per square foot.

PROLOGIS -- PLATTE VALLEY PORTFOLIO/RIVERSIDE PORTFOLIO

The Mortgaged Property is located in Platte County, within the city of
Riverside, Missouri, approximately 5 miles southeast of the Kansas City central business district. Riverside benefits from excellent freeway access, including
Interstate 635 which extends from southwest to northwest. Interstate 635 connects to both Interstate 70 and Interstate 35 and intersects Interstate 29, which provides linkage to Kansas City international airport approximately 9 miles south. Platte County contains approximately 4.9 million square feet of industrial space with a 14.65% vacancy rate and average asking rent of $4.32 in
2004.

PROPERTY MANAGEMENT. The Mandalay at Shadowlake and Briargate on Main are
managed by Laramar Management Services, LLC. Laramar has been in the apartment management business for over 15 years and is located in almost every major market nationwide. They currently manage a national portfolio of approximately
20,000 units. The Prologis industrial properties are managed by Block & Company.
Property management has been a cornerstone of Block & Company for over 50 years and it is responsible for managing millions of square feet of office buildings, shopping centers, retail structures, business & industrial parks, apartment complexes and medical and historical buildings. 1465 North McDowell Boulevard is managed by Trammell Crow Company. Through its Global Services Group, Trammell
Crow provides building management, brokerage and project management services.
The Park Center Building NEC is managed by Arc Management. Arc Management has been in business for over 20 years.

----------------------------------------------------------------------------------------------------
                                       LEASE ROLLOVER SCHEDULE
----------------------------------------------------------------------------------------------------
               NUMBER OF     SQUARE FEET  % OF GLA   BASE RENT     % OF BASE          CUMULATIVE
YEAR        LEASES EXPIRING   EXPIRING    EXPIRING    EXPIRING   RENT EXPIRING  SQUARE FEET EXPIRING
----------------------------------------------------------------------------------------------------

VACANT            NAP           25,734       1.7%           NAP        NAP               25,734
2005 & MTM          8           83,936       5.6    $   375,288        3.7%             143,133
2006               35          271,216      18.2      1,380,575       13.8              380,886
2007               22          237,914      16.0      1,162,503       11.6              618,800
2008               27          370,337      24.9      1,673,312       16.7              989,137
2009                8          159,992      10.8      2,450,203       24.4            1,149,129
2010                3           62,762       4.2        213,355        2.1            1,211,891
2011                2           49,643       3.3        199,452        2.0            1,261,534
2012                0                0       0.0              0        0.0            1,261,534
2013                1           85,360       5.7        294,492        2.9            1,346,894
2014                1          140,448       9.4      2,277,276       22.7            1,487,342
2015                0                0       0.0              0        0.0            1,487,342
AFTER               0                0       0.0              0        0.0            1,487,342
----------------------------------------------------------------------------------------------------
TOTAL:            107        1,487,342     100.0%   $10,026,456      100.0%
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------
                        LEASE ROLLOVER SCHEDULE
----------------------------------------------------------------------
              CUMULATIVE %        CUMULATIVE          CUMULATIVE %
YEAR        OF GLA EXPIRING  BASE RENT EXPIRING  OF BASE RENT EXPIRING
----------------------------------------------------------------------

VACANT             1.7%                  NAP              NAP
2005 & MTM         9.6%          $   412,236              4.1%
2006              25.6%          $ 1,755,863             17.5%
2007              41.6%          $ 2,918,366             29.1%
2008              66.5%          $ 4,591,678             45.8%
2009              77.3%          $ 7,041,881             70.2%
2010              81.5%          $ 7,255,236             72.4%
2011              84.8%          $ 7,454,688             72.4%
2012              84.8%          $ 7,454,688             74.4%
2013              90.6%          $ 7,749,180             77.3%
2014             100.0%          $10,026,456            100.0%
2015             100.0%          $10,026,456            100.0%
AFTER            100.0%          $10,026,456            100.0%
----------------------------------------------------------------------
TOTAL:
----------------------------------------------------------------------

                                     A-3-61

--------------------------------------------------------------------------------
                                COLONY PORTFOLIO
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                     SIGNIFICANT TENANTS ROLLING IN 2006
-------------------------------------------------------------------------------------------------------------
                                                             SQUARE     ANNUAL     % OF 2006    PROPERTY RENT
                                                              FEET       BASE      BASE RENT      PSF/MARKET
PROPERTY NAME               TENANT                          EXPIRING     RENT     EXPIRING(1)    RENT PSF(2)
-------------------------------------------------------------------------------------------------------------

PROLOGIS -- PLATTE VALLEY
   PORTFOLIO                BIMEDIA INC.                      20,843   $150,000      10.9%      $7.20 / $4.32
                            GENERAL PET SUPPLY                26,306   $ 92,076       6.7%      $3.50 / $4.32
                            WELLS FARGO ARMORED SERVICES      10,900   $ 75,864       5.5%      $6.96 / $4.32
                            NEW YORK AIR BRAKE CO.            24,216   $ 73,860       5.3%      $3.05 / $4.32
                            STRATEGIC HEALTHCARE               6,832   $ 57,600       4.2%      $8.43 / $4.32
PROLOGIS -- CONGLETON
   DISTRIBUTION             FALCON DESIGN & MANUFACTURING     15,730   $ 92,832       6.7%      $5.90 / $4.39
PROLOGIS -- RIVERSIDE
   PORTFOLIO                ACUITY SPECIALTY PRODUCTS         29,700   $100,452       7.3%      $3.38 / $4.32
                            US INSTALATION GROUP              12,000   $ 52,380       3.8%      $4.37 / $4.32
                            PAR ELECTRIC                      11,520   $ 63,360       4.6%      $5.50 / $4.32
-------------------------------------------------------------------------------------------------------------
TOTAL                                                        158,047   $758,424      54.9%
-------------------------------------------------------------------------------------------------------------
2006 TOTAL BASE RENT
   EXPIRING:                $1,380,575
-------------------------------------------------------------------------------------------------------------

(1)  Calculated based on total rent expected to be collected in 2006.

(2)  Based on certain information obtained from the appraisal

--------------------------------------------------------------------------------------------------------
                                           SIGNIFICANT TENANTS ROLLING IN 2008
--------------------------------------------------------------------------------------------------------
                                                      SQUARE      ANNUAL      % OF 2008    PROPERTY RENT
                                                       FEET        BASE       BASE RENT      PSF/MARKET
PROPERTY NAME               TENANT                   EXPIRING      RENT      EXPIRING(1)    RENT PSF(2)
--------------------------------------------------------------------------------------------------------

PROLOGIS -- PLATTE VALLEY
   PORTFOLIO                AT&T COMMUNICATIONS        61,800   $  435,600      26.0%      $7.05 / $4.32
                            AVERY INTERNATIONAL        74,880   $  236,160      14.1%      $3.15 / $4.32
                            WOODBRIDGE CORPORATION     70,322   $  213,072      12.7%      $3.03 / $4.32
                            FORCE AMERICA INC.         13,200   $   72,600       4.3%      $5.50 / $4.32
PROLOGIS -- RIVERSIDE
   PORTFOLIO                FSI LOGISTICS              32,300   $   90,440       5.4%      $2.80 / $4.32
--------------------------------------------------------------------------------------------------------
TOTAL                                                 252,502   $1,047,872     62.6%
--------------------------------------------------------------------------------------------------------
2008 TOTAL BASE RENT
   EXPIRING:                $1,673,312
--------------------------------------------------------------------------------------------------------

(1)  Calculated based on total rent expected to be collected in 2008.

(2)  Based on certain information obtained from the appraisal

                                     A-3-62

--------------------------------------------------------------------------------
                                COLONY PORTFOLIO
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                     SIGNIFICANT TENANTS ROLLING IN 2009
------------------------------------------------------------------------------------------------------------
                                                        SQUARE     ANNUAL       % OF 2009     PROPERTY RENT
                                                         FEET       BASE        BASE RENT       PSF/MARKET
PROPERTY NAME               TENANT                     EXPIRING     RENT       EXPIRING(1)      RENT PSF(2)
------------------------------------------------------------------------------------------------------------

PARK CENTER BUILDING NEC    NEC AMERICA INC             108,000   $2,162,004      88.2%      $20.02 / $24.42
PROLOGIS -- PLATTE VALLEY
 PORTFOLIO                  CLOPAY BUILDING PRODUCTS     20,700   $  103,392       4.2%       $4.99 / $4.32
PROLOGIS -- RIVERSIDE
 PORTFOLIO                  WLX                           6,000   $   36,000       1.5%       $6.00 / $4.32
------------------------------------------------------------------------------------------------------------
TOTAL                                                   134,700   $2,301,396      93.9%
------------------------------------------------------------------------------------------------------------
2009 TOTAL BASE RENT
 EXPIRING:                  $2,450,203
------------------------------------------------------------------------------------------------------------

(1)  Calculated based on total rent expected to be collected in 2009.

(2)  Based on certain information obtained from the appraisal

------------------------------------------------------------------------------------------------------------
                                     SIGNIFICANT TENANTS ROLLING IN 2014
------------------------------------------------------------------------------------------------------------
                                                        SQUARE      ANNUAL      % OF 2014     PROPERTY RENT
                                                         FEET        BASE       BASE RENT       PSF/MARKET
PROPERTY NAME          TENANT                          EXPIRING      RENT      EXPIRING(1)      RENT PSF2
------------------------------------------------------------------------------------------------------------

1465 N. MCDOWELL       ADVANCED FIBRE COMMUNICATIONS    140,448   $2,277,276      100.0%     $16.21 / $24.42
------------------------------------------------------------------------------------------------------------
TOTAL                                                   140,448   $2,277,276      100.0%
------------------------------------------------------------------------------------------------------------
2014 TOTAL BASE RENT
   EXPIRING:           $2,277,276
------------------------------------------------------------------------------------------------------------

(1)  Calculated based on total rent expected to be collected in 2014.

(2)  Based on certain information obtained from the appraisal

                                     A-3-63

--------------------------------------------------------------------------------
                                COLONY PORTFOLIO
--------------------------------------------------------------------------------

                              [MAP OF U.S. OMITTED]

                                     A-3-64

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-65

--------------------------------------------------------------------------------
                          NEC AMERICA CORPORATE CENTER
--------------------------------------------------------------------------------

             [PICTURES OF NEC NEC AMERICA CORPORATE CENTER OMITTED]

                                     A-3-66

--------------------------------------------------------------------------------
                          NEC AMERICA CORPORATE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $102,000,000

CUT-OFF DATE PRINCIPAL BALANCE:   $102,000,000

% OF POOL BY IPB:                 2.4%

LOAN SELLER:                      Eurohypo AG, New York Branch

BORROWER:                         NET1 Las Colinas LP

SPONSOR:                          Joseph Mizrachi, David Alcalay, Benzion
                                  Alcalay

ORIGINATION DATE:                 09/21/05

INTEREST RATE:                    5.570000%

INTEREST ONLY PERIOD:             18 months

MATURITY DATE:                    10/11/15

AMORTIZATION TYPE:                IO-Balloon

ORIGINAL AMORTIZATION:            397 months

REMAINING AMORTIZATION:           397 months

CALL PROTECTION:                  L(24), Def(93), O(1)

CROSS COLLATERALIZATION:          No

LOCK BOX:                         Hard

ADDITIONAL DEBT:                  Yes

ADDITIONAL DEBT TYPE:             Mezzanine(1)

LOAN PURPOSE:                     Acquisition

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES
--------------------------------------------------------------------------------
                                                           INITIAL     MONTHLY
                                                           ---------------------
TAXES:                                                        $0     $      0(2)
INSURANCE:                                                    $0     $      0(2)
CAP EX:                                                       $0     $  8,774
TI/LC:                                                        $0     $131,562(3)

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Single Asset

TITLE:                                    Fee

PROPERTY TYPE:                            Office

SQUARE FOOTAGE:                           526,245

LOCATION:                                 Irving, TX

YEAR BUILT/RENOVATED:                     2001

OCCUPANCY:                                100.0%

OCCUPANCY DATE:                           06/01/05

NUMBER OF TENANTS:                        1

HISTORICAL NOI:
   2003:                                  $8,879,155
   2004:                                  $8,891,934
   6 MONTHS ANNUALIZED/ENDING 06/30/05:   $8,892,358

UW REVENUES:                              $13,391,446

UW EXPENSES:                              $4,039,315

UW NOI:                                   $9,352,131

UW NET CASH FLOW:                         $8,975,495

APPRAISED VALUE:                          $127,500,000

APPRAISAL DATE:                           08/15/05

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                                                     $ 194
CUT-OFF DATE LTV:                                                          80.0%
MATURITY DATE LTV:                                                         71.6%
UW DSCR:                                                                   1.33x

------------------------------------------------------------------------------------------------------------
                                                   TENANT
------------------------------------------------------------------------------------------------------------
                                                                 SQUARE    % OF     BASE          LEASE
TENANT                 PARENT COMPANY   MOODY'S/ S&P/FITCH(4)     FEET     GLA    RENT PSF   EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------

NEC AMERICA, INC.(5)   NEC Corp              Baa1/BBB/BBB       526,245   100.0%   $16.89          2016

(1)  Existing mezzanine financing in the amount of $6,000,000 is held by
     Eurohypo AG, New York Branch.

(2)  Monthly escrows are waived so long as the lease with NEC America, Inc.
     remains in effect.

(3)  Monthly escrows commence November 11, 2006 and increase to $285,266 on
     October 11, 2013. In lieu of monthly escrows, the borrower is permitted to deliver a letter of credit with annual step ups, provided that if NEC
     America, Inc. has renewed its lease for at least a 5 year term, the letter of credit is not required to exceed $7,893,690.

(4)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(5)  77,667 square feet of space is sublet to Interinsurance Exchange of the
     Automobile Club, doing business as "AAA" (rated "AA" by S&P).

                                     A-3-67

--------------------------------------------------------------------------------
                          NEC AMERICA CORPORATE CENTER
--------------------------------------------------------------------------------

THE LOAN. The loan is secured by a first mortgage interest in a 526,245 square foot class "A" office building located in Irving, Texas.

THE BORROWER. The borrowing entity is NET1 Las Colinas LP, which is made up of principals from The Third Millennium Properties and its primary principal Joseph
Mizrachi. Mr. Mizrachi is a managing member of Third Millennium Group
Management, LLC. The borrowing entity is also a participant as a tenant-in-common of an adjoining 2,141-space parking structure with the adjacent property owners. The Borrower is entitled to access and use of the parking structure under a reciprocal easement agreement.

THE PROPERTY. NEC America Corporate Center is a 526,245 square foot Class "A"
office property located in Irving, Texas. The property was built in 2001 and consists of two main office structures (Buildings A and B) and an adjacent four level parking garage. The entire 526,245 square foot complex is leased to NEC
America, Inc.("NEC America") on a triple net basis at a current rent of
$16.89/SF (stepping up to $19.11/SF as of 4/1/06) for an initial term of
15-years expiring 3/31/16 (with two, 5-year renewal options). NEC USA, Inc., the principal U.S. operating subsidiary of NEC Corporation (rated
"Baa1"/"BBB"/"BBB"), guarantees the lease. In addition, NEC Corporation has provided a guaranty of real estate tax payments throughout 2007. The complex serves as the corporate headquarters of NEC America.

THE TENANT. NEC America was established in 1963 and has had a presence in Las
Colinas since 1978. The company currently employs approximately 550 employees at the property and utilizes slightly over 70% of its space. NEC America subleases
77,667 square feet to the Interinsurance Exchange of the Automobile Club (rated
"AA" by S&P and doing business as "AAA") at $14/SF (stepping to $16/SF as of
12/1/06), expiring 3/31/16 (coterminus with the NEC America, Inc. lease). Under the sublease, AAA is obligated to expand its GLA by 25,889 square feet each on
October 31, 2007 and again on October 31, 2009 at similar rents.

NEC America is a wholly owned subsidiary of NEC USA, Inc. NEC USA, Inc. is the principal operating subsidiary of NEC Corp. in the United States and reportedly employs 6,600 people nationwide directly or through its subsidiaries. NEC
Corporation, a publicly-traded Japanese entity (NASDAQ: NIPNY), owns 100% of NEC
USA's capital stock.

THE MARKET.(1) Las Colinas is a 12,000-acre, master-planned, mixed-use development with approximately 22 million square feet of office space in 148 buildings. There are more than 2,000 companies located in the development, including more than 30 Fortune 500 firms. The city serves as the global headquarters to four Fortune 500 companies; ExxonMobil, Commercial Metals,
Kimberly-Clark and Flour Corp. Nearly 40 other Fortune 500 companies have a presence in the city.

The Las Colinas Class "A" commercial office inventory consists of 51 buildings containing a total of 12,361,702 square feet. Class "A" projects in Las Colinas reported a second quarter 2005 vacancy rate of 24.8%, down from the 26.3%
reported at the end of the first quarter 2005. Net absorption within the class
"A" sector totaled positive 185,531 square feet for the quarter. Year-to-date deliveries equaled 125,000 square feet as the result of one new building coming on line, and a total of 920,000 square feet (4 buildings) under construction.
Quoted rental rates for available space averaged $19.12/SF at the end of the second quarter, down slightly from 19.55/SF in the first quarter 2005.

For single-user, Class "A" office buildings in Las Colinas, the average vacancy rate is 2.8% out of a total of 4,466,950 square feet. This includes 10 buildings occupied by Nokia, IBM, Microsoft, Washington Mutual, CapitalOne, ExxonMobile,
The Associates, Citigroup, Verizon and the subject property. According to the appraisal, rental rates for comparable properties ranged from $16.11/SF NNN to
$23.50/SF BY+E.

PROPERTY MANAGEMENT. The property is managed by CB Richard Ellis Inc., an international full-service real estate services company. The firm's institutional property and corporate facilities management portfolio includes
989 million square feet (including partner and affiliate companies).

(1)  Certain information was obtained from the NEC America Corporate Center appraisal dated August 15, 2005. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-68

--------------------------------------------------------------------------------
                          NEC AMERICA CORPORATE CENTER
--------------------------------------------------------------------------------

           [MAP OF IRVING, TX (NEC AMERICA CORPORATE CENTER) OMITTED]

                                     A-3-69

--------------------------------------------------------------------------------
                         ATLANTIC DEVELOPMENT PORTFOLIO
--------------------------------------------------------------------------------

                [PICTURES ATLANTIC DEVELOPMENT PORTFOLIO OMITTED]

                                     A-3-70

--------------------------------------------------------------------------------
                         ATLANTIC DEVELOPMENT PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                $96,590,000

CUT-OFF DATE PRINCIPAL BALANCE:            $96,590,000

% OF POOL BY IPB:                          2.3%

LOAN SELLER:                               Eurohypo AG, New York Branch

BORROWER:                                  Various

SPONSOR:                                   Albert D'Angelo, Charles R. Krauser,
                                           John R. Goltra

ORIGINATION DATE:                          11/17/05

INTEREST RATE:                             5.850000%

INTEREST ONLY PERIOD:                      N/A

MATURITY DATE:                             12/05/15

AMORTIZATION TYPE:                         Balloon

ORIGINAL AMORTIZATION:                     360

REMAINING AMORTIZATION:                    360

CALL PROTECTION:                           L(24),Def(91),O(5)(4)

CROSS COLLATERALIZATION:                   No

LOCK BOX:                                  Cash Management Agreement

ADDITIONAL DEBT:                           No

ADDITIONAL DEBT TYPE:                      N/A

LOAN PURPOSE:                              Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES
--------------------------------------------------------------------------------
                                                        INITIAL       MONTHLY
                                                      -----------------------
TAXES:                                                $  274,454     $137,227
INSURANCE:                                            $  142,200     $ 17,775
CAP EX:                                               $        0     $ 15,007
TI/LC:                                                $3,989,695(2)  $ 93,794(3)
LOC:                                                  $  700,000(2)       N/A
REQUIRED REPAIRS:                                     $    4,438     $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                    Portfolio(1)

TITLE:                                     Fee

PROPERTY TYPE:                             Various

SQUARE FOOTAGE:                            902,237

LOCATION:                                  Various, NJ

YEAR BUILT/RENOVATED:                      Various

OCCUPANCY:                                 97.5%

OCCUPANCY DATE:                            11/01/05

NUMBER OF TENANTS:                         20

HISTORICAL NOI:
   2003:                                   $9,589,475
   2004:                                   $10,122,296
   TTM AS OF 06/30/05                      $10,476,418

UW REVENUES:                               $12,931,617

UW EXPENSES:                               $3,752,098

UW NOI:(1)                                 $9,179,520

UW NET CASH FLOW:                          $8,335,444

APPRAISED VALUE:                           $122,600,000

APPRAISAL DATE:                            Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                                                     $ 107
CUT-OFF DATE LTV:                                                          78.8%
MATURITY DATE LTV:                                                         66.5%
UW DSCR:                                                                   1.22x
--------------------------------------------------------------------------------

(1)  The mortgaged property consists of eight office/flex buildings. All information is presented on an aggregate basis.

(2)  Includes an upfront escrow of (i) $840,000 (an additional $700,000 was deposited in the form of a LOC) for tenant improvements and leasing commissions and similar costs, (ii) $1,149,695 relating to tenant improvement work with respect to the space leased to Mt. Bethel Realty at
     35 Technology Drive, Warren, New Jersey and (iii) $2,000,000 relating to a vacant space at the 7 Powder Horn Drive, Warren, New Jersey property (the
     "Powder Horn Reserve"). $1,130,000 of the Powder Horn Reserve may be
     released if an acceptable lease with Cordis Corp. has been renewed for at least a 3-year term and Cordis Corp. leases an additional 44,500 square feet at this property; the remaining balance of the Powder Horn Reserve will be released upon receipt of evidence acceptable to the lender that the vacant 29,000 square feet of space at the property has been leased pursuant to a lease meeting the requirements specified in the loan documents.

(3)  Capped at $4,750,000, provided no tenant whose rental obligations are at least 10% of the property's gross income has failed to give at least 12 months notice that it is renewing its lease unless either such lease has been renewed or an acceptable lease has been entered into with an acceptable replacement tenant.

(4)  Provided no event of default exists, the Borrower may obtain a release of the mortgaged property located at 35 Technology Drive, Warren, NJ, which includes the payment of 110% of the allocated loan amount attributed to this mortgaged property under conditions set forth in the related loan documents.

                                     A-3-71

--------------------------------------------------------------------------------
                                  HANOVER MALL
--------------------------------------------------------------------------------

                       [PICTURES OF HANOVER MALL OMITTED]

                                     A-3-72

--------------------------------------------------------------------------------
                                  HANOVER MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                $87,500,000

CUT-OFF DATE PRINCIPAL BALANCE:            $87,500,000

% OF POOL BY IPB:                          2.1%

LOAN SELLER:                               IXIS Real Estate Capital Inc.

BORROWER:                                  Hanover Mall Partners, L.P.

SPONSOR:                                   Gregory Greenfield & Associates, Ltd.

ORIGINATION DATE:                          09/08/05

INTEREST RATE:                             5.635700%

INTEREST ONLY PERIOD:                      48 months

MATURITY DATE:                             10/05/15

AMORTIZATION TYPE:                         Partial Interest-Only

ORIGINAL AMORTIZATION:                     312 months

REMAINING AMORTIZATION:                    312 months

CALL PROTECTION:                           L(24), Def(90), O(4)

CROSS COLLATERALIZATION:                   No

LOCK BOX:                                  Cash Management Agreement

ADDITIONAL DEBT:                           N/A

ADDITIONAL DEBT TYPE:                      N/A

LOAN PURPOSE:                              Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                              INITIAL   MONTHLY
                                                              ------------------
TAXES:                                                        $177,829   $67,000

INSURANCE:                                                    $ 81,519   $19,000

CAP EX:                                                       $      0   $11,767

TI/LC:                                                        $180,000   $26,000

REQUIRED REPAIRS:                                             $287,750   $     0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                    Single Asset

TITLE:                                     Fee

PROPERTY TYPE:                             Retail-Anchored Mall

SQUARE FOOTAGE:                            706,005

LOCATION:                                  Hanover, MA

YEAR BUILT/RENOVATED:                      1971/2004

OCCUPANCY:                                 98.2%

OCCUPANCY DATE:                            07/31/05

NUMBER OF TENANTS:                         76

IN-LINE SALES:                             $322

OCCUPANCY COST:                            13.3%

HISTORICAL NOI:

   2003:                                   $5,635,945

   2004:                                   $6,599,514

   TTM AS OF 07/31/05                      $6,910,433

UW REVENUES:(1)                            $12,236,071

UW EXPENSES:                               $4,555,523

UW NOI:                                    $7,680,548

UW NET CASH FLOW:                          $7,292,157

APPRAISED VALUE:                           $109,500,000

APPRAISAL DATE:                            09/01/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                                                     $ 124

CUT-OFF DATE LTV:                                                          79.9%

MATURITY DATE LTV:                                                         70.7%

UW DSCR:(1)                                                                1.14x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                                SIGNIFICANT TENANTS
-------------------------------------------------------------------------------------------------------------------
                                                                                BASE
                                                 MOODY'S/S&P    SQUARE   % OF   RENT                     LEASE
TENANTS             PARENT COMPANY               /FITCH(2)       FEET    GLA     PSF   SALES PSF    EXPIRATION YEAR
-------------------------------------------------------------------------------------------------------------------

SEARS               Sears Holding Corp           Ba1/BB+/BB    125,546  17.8%  $ 2.25   $    191          2010
FILENE'S            Federated Dept. Stores     Baa2/BBB+/BBB+  101,664  14.4%  $ 2.21   $    278          2019
WALMART             Walmart Stores Inc.          Aa2/AA/AA      84,250  11.9%  $ 1.18   $    315          2007
JC PENNEY           JC Penney Company Inc.      Ba1/BB+/BBB-    61,880   8.8%  $ 7.00   $    105          2019
PATRIOT CINEMA      Patriot Cinema                 NR/NR/NR     29,715   4.2%  $12.00   $327,160(3)       2011
CIRCUIT CITY        Circuit City Stores, Inc.      NR/NR/NR     23,236   3.3%  $15.00   $    695          2015
OFFICE MAX          Office Max                   Ba1/B+/NR      23,009   3.3%  $16.00   $    279          2016
AC MOORE            A.C. Moore Arts & Craft        NR/NR/NR     21,384   3.0%  $23.14        N/A          2015
OLD NAVY            The Gap Inc.               Baa3/BBB-/BBB-   18,385   2.6%  $15.00   $    351          2007
PETCO               Petco                        Ba2/BB/NR      16,951   2.4%  $20.00   $    141          2009
FILENE'S FURNITURE  Federated Dept. Stores     Baa2/BBB+/BBB+   12,945   1.8%  $ 9.00   $    193          2011
-------------------------------------------------------------------------------------------------------------------

(1)  For all partial interest-only loans, the debt service coverage ratio was calculated on the first principal and interest payments. Payments on the
     Hanover Mall loan will be interest-only for 48 months, followed by regular principal and interest payments based on a 26-year amortization schedule.
     The increase in Revenues from the Trailing-12 month period ending on July
     31, 2005 and the UW NOI is due to the inclusion of newly signed leases which commenced in October 2005. These leases include AC Moore, Deb Shops,
     Olympia Sports, Big Top Playland and Nasr Jewelers.

(2)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(3)  Sales per screen.

                                     A-3-73

--------------------------------------------------------------------------------
                               CHARTWELL PORTFOLIO
--------------------------------------------------------------------------------

      [PICTURES OF CHARTWELL PORTFOLIO OMITTED & MAP OF DENVER, CO OMITTED]

                                     A-3-74

--------------------------------------------------------------------------------
                               CHARTWELL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $87,500,000

CUT-OFF DATE PRINCIPAL BALANCE:   $87,219,826

% OF POOL BY IPB:                 2.1%

LOAN SELLER:                      JPMorgan Chase Bank, N.A.

BORROWER:                         Arvada Meridian LP, Boulder Meridian LP,
                                  Englewood Meridian LP, Lakewood Meridian LP,
                                  Temple Meridian LP, Westland Meridian LP

SPONSOR:                          ING Real Estate Management Limited and
                                  Chartwell Senior Housing REIT

ORIGINATION DATE:                 08/19/05

INTEREST RATE:                    5.413000%

INTEREST ONLY PERIOD:             N/A

MATURITY DATE:                    09/01/15

AMORTIZATION TYPE:                Balloon

ORIGINAL AMORTIZATION:            360 months

REMAINING AMORTIZATION:           357 months

CALL PROTECTION:                  L(24), Def(89), O(4)

CROSS-COLLATERALIZATION:          No

LOCK BOX:                         Cash Management Agreement

ADDITIONAL DEBT:                  No

ADDITIONAL DEBT TYPE:             N/A

LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                         INITIAL      MONTHLY
                                                         -----------------------
TAXES:                                                   $      0   Springing(2)
INSURANCE:                                               $      0   Springing(2)
CAPEX                                                    $      0   Springing(2)
TI/LC:                                                   $      0   Springing(2)
REQUIRED REPAIRS                                         $111,375            $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio

TITLE:                            Fee

PROPERTY TYPE(1):                 Senior Housing -- Independent Living

UNITS:                            544

LOCATION:                         Various, CO

YEAR BUILT:                       Various

OCCUPANCY:                        94.5%

OCCUPANCY DATE:                   04/04/05

HISTORICAL NOI:

   2003:                          $8,051,126

   2004:                          $8,152,895

UW REVENUES:                      $19,907,147

UW EXPENSES:                      $11,263,573

UW NOI:                           $8,643,574

UW NET CASH FLOW:                 $8,480,374

APPRAISED VALUE:                  $127,500,000

APPRAISAL DATE:                   07/21/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/UNIT:                                                 $160,331
CUT-OFF DATE LTV:                                                       68.4%
MATURITY DATE LTV:                                                      57.2%
UW DSCR:                                                                1.44x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                        LOCATION      YEAR                       ALLOCATED LOAN
PROPERTY NAME        (CITY, STATE)   BUILT   UNITS   OCCUPANCY       AMOUNT
-------------------------------------------------------------------------------
ARVADA MERIDIAN      Arvada, CO       1988    125       99.2%      $14,500,000
WESTLAND MERIDIAN    Lakewood CO      1988    153       90.2        18,000,000
ENGLEWOOD MERIDIAN   Englewood CO     1985    266       94.7        55,000,000
-------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                    PORTFOLIO SUMMARY
----------------------------------------------------------------------------------------------------------------------
                                         AVERAGE UNIT   APPROXIMATE NET      % OF    AVERAGE MONTHLY   AVERAGE MONTHLY
UNIT MIX                  NO. OF UNITS    SQUARE FEET     RENTABLE SF     TOTAL SF     ASKING RENT       MARKET RENT
----------------------------------------------------------------------------------------------------------------------

STUDIO                          72             718           51,750         11.6%        $5,000(3)          $  969
ONE BEDROOM                    349             723          252,357         56.5         $2,624             $2,344
TWO BEDROOM                    123           1,158          142,525         31.9         $3,203             $3,718
----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        544             820          446,632        100.0%
----------------------------------------------------------------------------------------------------------------------

(1)  72 Units, or approximately 13.2% of the total units of portfolio, are characterized as Senior Housing -- Assisted Living.

(2)  Monthly escrows for Taxes, Insurance, Capex and TI/LC will be required if there is an event of default, any bankruptcy action of the borrower or NOI falls below a NOI threshold based on a trailing twelve month period
     (determined on a quarterly basis) immediately preceding the date of determination. Monthly collections for Taxes, Insurance and replacement reserves will equal 1/12th the amount lender estimates will be payable during the ensuing twelve months.

(3)  The studio units average monthly asking rent is higher than the one bedroom and two bedroom units due to units being utilized for assisted living.

                                     A-3-75

--------------------------------------------------------------------------------
                                   45 BROADWAY
--------------------------------------------------------------------------------

                    [PICTURES AND MAP OF 45 BROADWAY OMITTED]

                                     A-3-76

--------------------------------------------------------------------------------
                                   45 BROADWAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $76,900,000

CUT-OFF DATE PRINCIPAL BALANCE:   $76,900,000

% OF POOL BY IPB:                 1.8%

LOAN SELLER:                      JPMorgan Chase Bank, N.A.

BORROWER:                         45 Broadway LLC

SPONSOR:                          Cammeby's International; Rubin Schron

ORIGINATION DATE:                 12/09/05

INTEREST RATE:                    5.761500%

INTEREST ONLY PERIOD:             60 months

MATURITY DATE:                    01/01/16

AMORTIZATION TYPE:                Partial Interest-Only

ORIGINAL AMORTIZATION:            360 months

REMAINING AMORTIZATION:           360 months

CALL PROTECTION:                  L(23), Def(90), O(7)

CROSS COLLATERALIZATION:          No

LOCK BOX:                         Cash Management Agreement

ADDITIONAL DEBT:                  $4,000,000

ADDITIONAL DEBT TYPE:             Mezzanine; Permitted Mezzanine
                                  Debt(1)

   LOAN PURPOSE:                  Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES
--------------------------------------------------------------------------------
                                                            INITIAL     MONTHLY
                                                            --------------------
TAXES:                                                         $0     $241,143
INSURANCE:                                                     $0     $  8,700
TI/LC:                                                         $0     $34,722(3)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset

TITLE:                            Fee

PROPERTY TYPE:                    Office - CBD

SQUARE FOOTAGE:                   368,122

LOCATION:                         New York, NY

YEAR BUILT/RENOVATED:             1983

OCCUPANCY:                        92.0%

OCCUPANCY DATE:                   10/27/05

NUMBER OF TENANTS:                48

HISTORICAL NOI:
   2003:                          $6,213,982
   2004:                          $6,659,178
   TTM AS OF 09/30/05             $6,637,907

UW REVENUES:                      $13,566,814

UW EXPENSES:                      $6,537,004

UW NOI:                           $7,029,809

UW NET CASH FLOW:                 $6,483,359

APPRAISED VALUE:                  $97,500,000

APPRAISAL DATE:                   11/01/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                                                      $209
CUT-OFF DATE LTV:                                                          78.9%
MATURITY DATE LTV:                                                         73.5%
UW DSCR:                                                                   1.20x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                 SIGNIFICANT PORTFOLIO TENANTS
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          LEASE
                                                                          MOODY'S/     SQUARE              BASE RENT   EXPIRATION
TENANTS                       PARENT COMPANY                            S&P/FITCH(2)    FEET    % OF GLA       PSF        YEAR
---------------------------------------------------------------------------------------------------------------------------------

COZEN & O'CONNOR              Cozen & O'Connor                            NR/NR/NR     33,825     9.2%       $29.00       2009
VAN DER MOOLEN                Van der Moolen Holding N.V. (NYSE: VDM)     NR/NR/NR     23,450     6.4%       $35.97       2010
NYSA-ILA PENSION TRUST FUND   NYSA-ILA Pension Trust Fund                 NR/NR/NR     17,050     4.6%       $38.00       2011
HUGH WOOD INC.                Hugh Wood Inc.                              NR/NR/NR     14.375     3.9%       $24.50       2008
HILL RIVKINS & HAYDEN, LLP    Hill Rivkins & Hayden, LLP                  NR/NR/NR     12,348     3.3%       $37.00       2012
---------------------------------------------------------------------------------------------------------------------------------

(1)  The Borrower will be permitted to incur additional mezzanine debt in the future. The mezzanine debt is subject to the satisfaction of various conditions including (i) LTV for the combined debt be no greater than 90%
     and DSCR for combined debt be no less than 1.05x assuming a 30 year amortization; (ii) execution of intercreditor agreements satisfactory to the lender, and (iii) Rating Agency confirmation.

(2)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(3)  Monthly reserve is capped at $1,250,000 from TI/LC.

                                     A-3-77

--------------------------------------------------------------------------------
                                32 & 42 BROADWAY
--------------------------------------------------------------------------------

                 [PICTURES AND MAP OF 32 & 42 BROADWAY OMITTED]

                                     A-3-78

--------------------------------------------------------------------------------
                                32 & 42 BROADWAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $75,000,000

CUT-OFF DATE PRINCIPAL BALANCE:   $75,000,000

% OF POOL BY IPB:                 1.8%

LOAN SELLER:                      Eurohypo AG, New York Branch

BORROWER:                         32-42 Broadway Owner LLC

SPONSOR:                          Rubin Schron

ORIGINATION DATE:                 10/12/05

INTEREST RATE:                    5.506000%

INTEREST ONLY PERIOD:             60 months

MATURITY DATE:                    11/11/15

AMORTIZATION TYPE:                Partial Interest-Only

ORIGINAL AMORTIZATION:            360 months

REMAINING AMORTIZATION:           360 months

CALL PROTECTION:                  L(24),Def(89),O(6)

CROSS COLLATERALIZATION:          No

LOCK BOX:                         Cash Management Agreement

ADDITIONAL DEBT:                  No

ADDITIONAL DEBT TYPE:             N/A

LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                           INITIAL      MONTHLY
                                                           ---------------------
TAXES:                                                     $749,585     $149,917
INSURANCE:                                                 $ 20,290     $ 10,145
REQUIRED REPAIRS:                                          $ 53,375     $      0
CAP EX:                                                    $      0     $  6,433
TI/LC:                                                     $ 44,118     $ 44,118
OTHER:                                                     $605,900(4)  $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:   Single Asset(1)

TITLE:                    Fee

PROPERTY TYPE:            Office -- CBD

SQUARE FOOTAGE:           494,776

LOCATION:                 New York, NY

YEAR BUILT/RENOVATED:     1897/1970

OCCUPANCY:                89.8%(2)

OCCUPANCY DATE:           08/23/05

NUMBER OF TENANTS:        97

HISTORICAL NOI:
   2003:                  $4,593,358
   2004:                  $4,637,717
   TTM AS OF 06/30/05     $4,814,394

UW REVENUES:              $14,015,646

UW EXPENSES:              $7,270,200

UW NOI:                   $6,745,447(3)

UW NET CASH FLOW:         $6,266,549

APPRAISED VALUE:          $99,000,000

APPRAISAL DATE:           08/23/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                                                     $ 152
CUT-OFF DATE LTV:                                                          75.8%
MATURITY DATE LTV:                                                         70.4%
UW DSCR:                                                                   1.23x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                      SIGNIFICANT TENANTS
-------------------------------------------------------------------------------------------------------------------------------
                                                                                       SQUARE  % OF  BASE RENT       LEASE
TENANTS                                   PARENT COMPANY          MOODYS/S&P/FITCH(5)   FEET    GLA     PSF     EXPIRATION YEAR
-------------------------------------------------------------------------------------------------------------------------------

CITY OF NY DEPT CONSUMER AFFAIRS  N/A                                     N/A          57,704  11.7%   $24.56        2008
CITY OF NY BOARD OF ELECTIONS     N/A                                     N/A          39,534   8.0%   $21.04        2009
DOCUMANAGE CORP.                  N/A                                     N/A          32,000   6.5%   $17.88        2013
BROADWAY INC. (ADP INVESTOR
   COMMUNICATIONS SERVICES)       Automatic Data Processing Inc.       Aaa/AAA/NR      27,585   5.6%   $18.92        2006
-------------------------------------------------------------------------------------------------------------------------------

(1)  The mortgaged property consists of two office buildings. All information is presented on an aggregate basis.

(2)  Includes tenants under signed leases that are not in occupancy or paying rent.

(3)  Increase in UW NOI relative to TTM NOI as of June 30, 2005 is due mainly to new leases signed in 2005.

(4)  The holdback relating to tenant improvement costs, leasing commissions and rental payments for two tenants not in occupancy is allocated as follows:
     Community Resource Exchange ($200,000) and National Home Health Care
     ($405,900). The applicable portion of the reserve will be released to the borrower upon mortgagee's receipt of an executed estoppel from the relevant tenant that includes a statement that such tenant has accepted and is currently in actual physical occupancy of its space and has paid the first full month's rent under its lease.

(5)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-79

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-80

ANNEX B

CERTAIN CHARACTERISTICS OF MULTIFAMILY, SENIOR HOUSING & MANUFACTURED
HOUSING LOANS

LOAN #  SELLER  PROPERTY NAME                                   STREET ADDRESS                      CITY              STATE
------  ------  -------------                                   --------------                      ----              -----

   6      EHY   Grand Plaza                                     540 North State Street              Chicago             IL
                Bluebird Portfolio                              Various                             Baltimore           MD
   8     NCCI   Rolling Winds Apts.                             2420 Bibury Lane                    Baltimore           MD
   9     NCCI   Stratton Meadows                                2 Heatherton Court                  Baltimore           MD
  10     NCCI   Crosswinds III                                  2564 Barnesley Place                Baltimore           MD
  11     NCCI   Glens @ RR                                      2340 Noonham Road                   Baltimore           MD
  12     NCCI   Crosswinds II                                   2420 Bibury Lane                    Baltimore           MD
  13     NCCI   Crosswinds I                                    7500 Hithergreen Drive              Baltimore           MD
  14     NCCI   Crosswinds IV                                   2564 Barnesley Place                Baltimore           MD
  15     NCCI   Diamond Ridge                                   2 Heatherton Court                  Baltimore           MD
  17     JPMCB  Briargate On Main                               18901 East Briargate Lane           Parker              CO
  19     JPMCB  Lodges at Frisco                                8568 Warren Parkway                 Frisco              TX
  21     JPMCB  Mandalay at Shadow Lake                         12430 Oxford Park Drive             Houston             TX
  27     JPMCB  Chartwell I                                     Various                             Various             CO
 27.01          Arvada Meridian                                 9555 West 59th Avenue               Arvada              CO
 27.02          Westland Meridian                               10695 West 17th Avenue              Lakewood            CO
 27.03          Englewood Meridian                              3455 South Corona Street            Englewood           CO
                Fath Portfolio I                                Various                             Various          Various
  42     NCCI   Aspen Village                                   2703 Erlene Drive                   Cincinnati          OH
  43     NCCI   Lisa Ridge                                      2496 Queen City Avenue              Cincinnati          OH
  44     NCCI   Preston                                         5757 Preston View Boulevard         Dallas              TX
  45     NCCI   Slopes of Aspen                                 2720 Queen City Avenue              Cincinnati          OH
  46     NCCI   Wyoming                                         2466 Wyoming Street                 Dayton              OH
  50      PNC   The San Miguel Apartments                       5202 Texana Drive                   San Antonio         TX
  51      PNC   Signature Palms Apartment Homes                 14515 Briar Forest Drive            Houston             TX
  52     NCCI   Granite Run Apts.                               7414 Brixworth Court                Baltimore           MD
  53      PNC   Creekwood Apartments - Tulsa                    8418 S. 77th East Avenue            Tulsa               OK
  54      PNC   Villas @ Coronado Apts - Houston                9111 Lakes of 610 Drive             Houston             TX
  56      PNC   The Veranda at Centerfield                      7700 Willowchase Boulevard          Houston             TX
  61     JPMCB  Adams Station Apts                              1 Juniper Drive                     Delmar              NY
  62      EHY   The Vanderbilt Apartments                       13110 Kuykendahl                    Houston             TX
  63     JPMCB  Baywoods of Annapolis                           7101 Bay Front Drive                Annapolis           MD
  64     JPMCB  Sonterra at Buckingham                          530 Buckingham Road                 Richardson          TX
  67      PNC   AOH - SA Portfolio I                            Various                             San Antonio         TX
 67.01          Berrendo Square                                 515 Exeter Road                     San Antonio         TX
 67.02          Canlen West Apartments                          3536 West Avenue                    San Antonio         TX
 67.03          Ingram Ranch Apartments                         2400 Oakhill Road                   San Antonio         TX
 67.04          Laurel Crossing Apartments                      1415 Babcock Road                   San Antonio         TX
  68     NCCI   Scott Mountain by the Brooks Apartments         7828 South East Aspen Summit Drive  Portland            OR
  70      EHY   Aslan Birmingham Portfolio                      Various                             Birmingham          AL
 70.01          Aslan Centerpoint Apartments                    1061-G Huffman Road                 Birmingham          AL
 70.02          Aslan Chalkville Apartments                     78 Tammera Trail                    Birmingham          AL
 70.03          Aslan Terrance Apartments                       137 Town and Country Circle         Birmingham          AL
  74      PNC   Wincheseter Apartments                          5509 Southwest 9th Avenue           Amarillo            TX
  75     NCCI   Natick Place                                    4701-4711 Natick Avenue             Los Angeles         CA
  76     JPMCB  HTA-Los Ranchos                                 20843 Waalew Road                   Apple Valley        CA
  78      PNC   Copper Beech - Bowling Green                    119 East Court Street               Bowling Green       OH
  79     JPMCB  HTA-Whispering Pines                            7501 142nd Avenue North             Largo               FL
  85     JPMCB  Ferris State University Multifamily Properties  Various                             Big Rapids          MI
 85.01          Oakwood Townhouses                              19700 14 Mile Road                  Big Rapids          MI
 85.02          Hillcrest Village Apartments                    1101 Fuller Avenue                  Big Rapids          MI
  86     NCCI   Autumn Park                                     8400 West 108th Terrace             Overland Park       KS
  97     JPMCB  Sterling Hills Apts                             1 Milligan Lane                     Johnson City        TN
  99      EHY   Pottsgrove Townhomes                            201 Jay Street                      West Pottsgrove     PA
  103    JPMCB  HTA-North Bluff Estates                         660 Elm Creek Drive                 Austin              TX
  105    IXIS   Danforth Heights                                213-240 Danforth Street, 236-252A   Portland            ME
                                                                Spring Street, 48 Salem Street, 21
                                                                School Street
  107     PNC   Hickory Ridge Apartments                        7150 Terra Vista Dr.                Peoria              IL
  108    IXIS   Foxhill Apartments                              1900 South Missouri Avenue          Casper              WY
  114     PNC   Summit Ridge Apartments                         6921 West Gore Boulevard            Lawton              OK
  115    NCCI   Casa de Flores                                  701 East Lassen Avenue              Chico               CA
  116    JPMCB  Wisconsin Apartment Portfolio                   Various                             Waukesha            WI
116.01          Westwood Apartments                             1701-1713 Elder Street              Waukesha            WI
116.02          Pebble Place Apartments                         2701-2815 North University Drive    Waukesha            WI
  121    NCCI   Costa Mesa Mobile Estates                       327 West Wilson Street              Costa Mesa          CA
  123    NCCI   Quail Meadows Apartments                        10201 Telephone Road                Houston             TX
  128    JPMCB  Sunnycrest Chalet                               1925 Sunnycrest Drive               Fullerton           CA
  129     PNC   707 West Sheridan Road Apartments               707 West Sheridan Rd                Chicago             IL
  136    JPMCB  The Summit at The Ridges of Geneva East         400 South Edwards Boulevard         Lake Geneva         WI
  140    NCCI   Willis Park East                                4600 Willis Avenue                  Los Angeles         CA
  141    NCCI   Fiesta Square                                   9551 West 85th Street               Overland Park       KS
  142     PNC   Holly Park Apartments                           3338 Holly Road                     Corpus Christi      TX
  145     PNC   Willow Creek                                    3411-3801 Willow Lake Drive         Kalamazoo           MI
  154    NCCI   Lincoln Park Town Homes                         609 South Fell Street               Normal              IL
  156    NCCI   French Embassy Apartments                       9920 Quail Boulevard                Austin              TX
  158     PNC   Tall Timber Apartments                          7378 Timber Dr                      Cincinnati          OH
  159    NCCI   Montrose Square Apartments                      6531 Emmons Drive                   Fort Wayne          IN
  162     PNC   Orchard Park II                                 375 South Lancaster Rd              Clarkville          TN
  163    NCCI   Natick Park North                               4646 Natick Avenue                  Los Angeles         CA
  165    IXIS   Maureen Manor Apartments                        3084 Yale Avenue                    Memphis             TN
  169     PNC   532 West Roscoe Street Apartments               532 West Roscoe Street              Chicago             IL
  170    NCCI   Bryant Manor Apartments                         709 North 38th Street               Kansas City         KS
  171    NCCI   Willis Park West                                4573 Willis Avenue                  Sherman Oaks        CA
  172     PNC   Vista Pointe Apartments                         3300 Palm Drive                     Rapid City          SD
  174     PNC   Valley Creek Apartments                         10620 Montgomery Road               Cincinnati          OH
  175    NCCI   Coach Country Corrall MHC                       1921 208th Street East              Spanaway            WA
  178    NCCI   Villa Fontana Mobile Estates                    17377 East Valley Boulevard         Fontana             CA
  182    NCCI   Dickens Court East                              14955 Dickens Street                Los Angeles         CA
  187    IXIS   Luna Loft Apartments                            410-416 North Craig St              Pittsburgh          PA
  190    NCCI   Ivywood Apartments                              1556 Clough Street                  Bowling Green       OH
  192    NCCI   Mountain View Manufactured Housing Community    485 Idyllwild Drive                 San Jacinto         CA
  194    NCCI   Montebello MHC                                  525 South Greenwood Avenue          Montebello          CA

                                  NUMBER OF                                               CURRENT         LOAN
LOAN #  ZIP CODE  COUNTY          PROPERTIES  PROPERTY TYPE         PROPERTY SUBTYPE      BALANCE ($)     GROUP
------  --------  ------          ----------  -------------         ----------------      -----------     -----

   6      60610   Cook                 1      Multifamily           Mid/High Rise         160,000,000.00    1
          21244   Baltimore            8      Multifamily           Garden                130,000,000.00
   8      21244   Baltimore            1      Multifamily           Garden                 24,500,000.00    2
   9      21244   Baltimore            1      Multifamily           Garden                 21,300,000.00    2
  10      21244   Baltimore            1      Multifamily           Garden                 20,866,000.00    2
  11      21244   Baltimore            1      Multifamily           Garden                 17,920,000.00    2
  12      21244   Baltimore            1      Multifamily           Garden                 14,960,000.00    2
  13      21244   Baltimore            1      Multifamily           Garden                 14,937,000.00    2
  14      21244   Baltimore            1      Multifamily           Garden                  7,950,000.00    2
  15      21244   Baltimore            1      Multifamily           Garden                  7,567,000.00    2
  17      80134   Douglas              1      Multifamily           Garden                 22,600,000.00    1
  19      75034   Collin               1      Multifamily           Garden                 14,100,000.00    1
  21      77077   Harris               1      Multifamily           Garden                 12,750,000.00    1
  27     Various  Various              3      Senior Housing        Independent Living     87,219,826.41    1
 27.01    80004   Jefferson            1      Senior Housing        Independent Living     14,453,571.23
 27.02    80215   Jefferson            1      Senior Housing        Independent Living     17,942,364.29
 27.03    80113   Arapahoe             1      Senior Housing        Independent Living     54,823,890.89
         Various  Various              5      Multifamily           Garden                 34,427,000.00
  42      45238   Hamilton             1      Multifamily           Garden                 21,054,000.00    1
  43      45238   Hamilton             1      Multifamily           Garden                  3,817,000.00    1
  44      75240   Dallas               1      Multifamily           Garden                  4,305,000.00    1
  45      45238   Hamilton             1      Multifamily           Garden                  1,830,000.00    1
  46      45410   Montgomery           1      Multifamily           Garden                  3,421,000.00    1
  50      78249   Bexar                1      Multifamily           Garden                 27,200,000.00    1
  51      77077   Harris               1      Multifamily           Garden                 26,400,000.00    2
  52      21244   Baltimore            1      Multifamily           Garden                 26,000,000.00    1
  53      74133   Tulsa                1      Multifamily           Garden                 24,000,000.00    1
  54      77054   Harris               1      Multifamily           Garden                 22,000,000.00    2
  56      77070   Harris               1      Multifamily           Garden                 21,554,000.00    2
  61      12054   Albany               1      Multifamily           Garden                 17,500,000.00    2
  62      77090   Harris               1      Multifamily           Garden                 17,300,000.00    2
  63      21403   Anne Arundel         1      Senior Housing        Independent Living     17,000,000.00    1
  64      75081   Dallas               1      Multifamily           Garden                 17,000,000.00    2
  67     Various  Bexar                4      Multifamily           Garden                 16,293,000.00    2
 67.01    78209   Bexar                1      Multifamily           Garden                  3,589,302.78
 67.02    78213   Bexar                1      Multifamily           Garden                  5,450,184.67
 67.03    78238   Bexar                1      Multifamily           Garden                  5,361,402.67
 67.04    78201   Bexar                1      Multifamily           Garden                  1,892,109.88
  68      97266   Multnomah            1      Multifamily           Garden                 16,000,000.00    2
  70      35215   Jefferson            3      Multifamily           Garden                 14,733,312.25    2
 70.01    35215   Jefferson            1      Multifamily           Garden                  7,745,969.04
 70.02    35215   Jefferson            1      Multifamily           Garden                  3,353,924.74
 70.03    35215   Jefferson            1      Multifamily           Garden                  3,633,418.47
  74      79106   Potter               1      Multifamily           Garden                 14,000,000.00    2
  75      91403   Los Angeles          1      Multifamily           Garden                 13,429,000.00    1
  76      92307   San Bernardino       1      Manufactured Housing  Manufactured Housing   13,270,000.00    1
  78      43402   Wood                 1      Multifamily           Garden                 13,000,000.00    1
  79      33771   Pinellas             1      Manufactured Housing  Manufactured Housing   12,646,000.00    1
  85      49307   Mecosta              2      Multifamily           Garden                 11,560,000.00    2
 85.01    49307   Mecosta              1      Multifamily           Garden                  7,800,000.00
 85.02    49307   Mecosta              1      Multifamily           Garden                  3,760,000.00
  86      66210   Johnson              1      Multifamily           Garden                 11,500,000.00    1
  97      37601   Carter               1      Multifamily           Garden                  8,700,000.00    1
  99      19464   Montgomery           1      Multifamily           Garden                  8,650,000.00    2
  103     78744   Travis               1      Manufactured Housing  Manufactured Housing    8,150,000.00    1
  105     04102   Cumberland           1      Multifamily           Garden                  7,983,105.19    2
  107     61614   Peoria               1      Multifamily           Garden                  7,600,000.00    2
  108     82609   Natrona              1      Multifamily           Garden                  7,560,000.00    2
  114     73505   Comanche             1      Multifamily           Garden                  7,084,877.67    2
  115     95973   Butte                1      Manufactured Housing  Manufactured Housing    7,000,000.00    2
  116     53188   Waukesha             2      Multifamily           Garden                  6,900,000.00    2
116.01    53188   Waukesha             1      Multifamily           Garden                  2,925,000.00
116.02    53188   Waukesha             1      Multifamily           Garden                  3,975,000.00
  121     92627   Orange               1      Manufactured Housing  Manufactured Housing    6,486,067.15    2
  123     77075   Harris               1      Multifamily           Garden                  6,113,307.48    2
  128     92635   Orange               1      Senior Housing        Independent Living      6,000,000.00    1
  129     60613   Cook                 1      Multifamily           Garden                  6,000,000.00    2
  136     53147   Walworth             1      Multifamily           Garden                  5,500,000.00    2
  140     91403   Los Angeles          1      Multifamily           Garden                  5,057,000.00    1
  141     66212   Johnson              1      Multifamily           Garden                  4,900,000.00    2
  142     78415   Nueces               1      Multifamily           Garden                  4,900,000.00    1
  145     49008   Kalamazoo            1      Multifamily           Garden                  4,754,711.01    2
  154     61761   McLean               1      Multifamily           Garden                  4,080,000.00    2
  156     78758   Travis               1      Multifamily           Garden                  3,752,475.05    2
  158     45241   Butler               1      Multifamily           Garden                  3,500,000.00    2
  159     46835   Allen                1      Multifamily           Garden                  3,445,945.81    2
  162     37042   Montgomery           1      Multifamily           Garden                  3,269,657.19    1
  163     91403   Los Angeles          1      Multifamily           Garden                  3,151,000.00    1
  165     38112   Shelby               1      Multifamily           Garden                  3,079,487.46    2
  169     60657   Cook                 1      Multifamily           Garden                  3,000,000.00    2
  170     66103   Wyandotte            1      Multifamily           Garden                  2,873,681.52    2
  171     91403   Los Angeles          1      Multifamily           Garden                  2,840,000.00    2
  172     57701   Pennington           1      Multifamily           Garden                  2,790,562.43    2
  174     45242   Hamilton             1      Multifamily           Garden                  2,700,000.00    2
  175     98387   Pierce               1      Manufactured Housing  Manufactured Housing    2,547,047.67    2
  178     92335   San Bernadino        1      Manufactured Housing  Manufactured Housing    2,494,697.84    2
  182     91403   Los Angeles          1      Multifamily           Garden                  2,246,000.00    1
  187     15213   Allegheny            1      Multifamily           Garden                  1,643,277.88    2
  190     43402   Wood                 1      Multifamily           Garden                  1,500,000.00    2
  192     92583   Riverside            1      Manufactured Housing  Manufactured Housing    1,298,632.39    2
  194     90640   Los Angeles          1      Manufactured Housing  Manufactured Housing      998,947.99    2

                             PAD                   STUDIO                  ONE BEDROOM               TWO BEDROOM
           TOTAL     -------------------   -----------------------  ------------------------  ------------------------
        UNITS/BEDS/  NO. OF    AVERAGE      NO. OF      AVERAGE       NO. OF       AVERAGE      NO. OF       AVERAGE
LOAN #    PADS/SF     PADS   PAD RENT($)   STUDIOS  STUDIO RENT($)  1-BR UNITS  1-BR RENT($)  2-BR UNITS  2-BR RENT($)
------  -----------  ------  -----------   -------  --------------  ----------  ------------  ----------  ------------

   6            481       0            0        81           1,685         259         2,018         137         2,981
              1,720       0            0         0               0           0             0           0             0
   8            280       0            0         0               0          24           900         184         1,037
   9            270       0            0         0               0           2           625         193           865
  10            280       0            0         0               0           0             0         213           862
  11            270       0            0         0               0           0             0         212           840
  12            203       0            0         0               0           0             0         162           840
  13            203       0            0         0               0           0             0         163           840
  14            122       0            0         0               0           0             0          96           858
  15             92       0            0         0               0           0             0          92           878
  17            325       0            0         0               0         144           979         165         1,220
  19            262       0            0         0               0         126           831         112         1,151
  21            296       0            0         0               0         212           634          84           965
  27            544       0            0         0               0           0             0           0             0
 27.01          125       0            0         0               0           0             0           0             0
 27.02          153       0            0         0               0           0             0           0             0
 27.03          266       0            0         0               0           0             0           0             0
              1,492       0            0         0               0           0             0           0             0
  42            922       0            0         0               0         462           418         460           520
  43            216       0            0         0               0          18           410         198           480
  44            144       0            0         0               0          97           531          41           687
  45             96       0            0         0               0          40           425          56           485
  46            114       0            0         0               0          28           430          86           495
  50            330       0            0         0               0         174           767         120         1,126
  51            396       0            0         0               0         228           717         144           986
  52            264       0            0         0               0          48           923         162         1,042
  53            651       0            0         0               0         435           435         216           655
  54            344       0            0         0               0         192           751         120           983
  56            400       0            0         0               0         220           746         144           936
  61            282       0            0         0               0          98           830         184           962
  62            416       0            0         0               0         144           625         260           832
  63            147       0            0         0               0          31         3,200         116         3,891
  64            312       0            0         0               0         168           788         120         1,026
  67            508       0            0         0               0           0             0           0             0
 67.01          100       0            0         4             331          40           570          52           662
 67.02          132       0            0         0               0          23           512          73           616
 67.03          164       0            0         6             373          78           457          64           578
 67.04          112       0            0         0               0          56           475          56           574
  68            262       0            0         0               0          54           590         142           740
  70            465       0            0         0               0           0             0           0             0
 70.01          268       0            0         0               0          76           445         186           503
 70.02           77       0            0         0               0           0             0          18           595
 70.03          120       0            0         0               0          16           445          92           518
  74            256       0            0         0               0         130           591         118           689
  75            122       0            0         2           1,150          95         1,117          25         1,419
  76            389     389          450         0               0           0             0           0             0
  78            128       0            0         0               0          25           614          24           834
  79            392     392          425         0               0           0             0           0             0
  85            476       0            0         0               0           0             0           0             0
 85.01          336       0            0         0               0           0             0           0             0
 85.02          140       0            0         0               0           0             0         140           615
  86            232       0            0         0               0          88           628         116           734
  97            216       0            0         0               0          80           450         104           630
  99            116       0            0         0               0           0             0         116           835
  103           274     274          345         0               0           0             0           0             0
  105           166       0            0         0               0          25           790         111           961
  107           204       0            0         0               0          17           654         163           654
  108           304       0            0         5             315         184           365         115           445
  114           168       0            0         0               0           0             0         168           658
  115           309     309          312         0               0           0             0           0             0
  116           144       0            0         0               0           0             0           0             0
116.01           72       0            0         8             460          33           550          30           650
116.02           72       0            0         0               0           0             0          72           763
  121           113     113          603         0               0           0             0           0             0
  123           356       0            0         0               0         172           483         184           587
  128           130       0            0         0               0           0             0         130             0
  129           143       0            0        42             718          77           919          24         1,315
  136            96       0            0         0               0           0             0          96           841
  140            33       0            0         0               0           4           965          25         1,509
  141           102       0            0         0               0          28           494          46           671
  142           172       0            0         0               0           0             0          88           453
  145           159       0            0         0               0          74           598          85           718
  154           108       0            0         0               0           0             0           0             0
  156           142       0            0         0               0          52           503          40           617
  158           108       0            0         0               0           0             0         108           589
  159           136       0            0        29             349         100           469           7           560
  162           112       0            0         0               0          16           834          40           547
  163            19       0            0         0               0           4         1,322          15         1,634
  165           100       0            0         0               0           0             0         100           435
  169            75       0            0        28             688          47           906           0             0
  170           100       0            0         0               0          16           525          56           600
  171            22       0            0         0               0           4           858          15         1,218
  172            48       0            0         0               0           0             0          24           681
  174            71       0            0         0               0          25           731          46           836
  175            81      81          391         0               0           0             0           0             0
  178            74      74          366         0               0           0             0           0             0
  182            18       0            0         0               0           7         1,143          11         1,364
  187            14       0            0         0               0           3           753           7         1,128
  190            67       0            0        24             381          42           475           1           619
  192            71      71          295         0               0           0             0           0             0
  194            47      47          389         0               0           0             0           0             0

               THREE BEDROOM            FOUR BEDROOM
        ------------------------  ------------------------
          NO. OF       AVERAGE      NO. OF       AVERAGE                                 ELEVATOR
LOAN #  3-BR UNITS  3-BR RENT($)  4-BR UNITS  4-BR RENT($)     UTILITIES TENANT PAYS      PRESENT  LOAN #
------  ----------  ------------  ----------  ------------     ---------------------     --------  ------

   6             4         5,348           0             0           Electric               Yes      6
                 0             0           0             0    Electric, Water, Sewer        No
   8            72         1,145           0             0    Electric, Water, Sewer        No       8
   9            75           955           0             0    Electric, Water, Sewer        No       9
  10            67           955           0             0    Electric, Water, Sewer        No       10
  11            58           935           0             0    Electric, Water, Sewer        No       11
  12            41           935           0             0    Electric, Water, Sewer        No       12
  13            40           935           0             0    Electric, Water, Sewer        No       13
  14            26           955           0             0    Electric, Water, Sewer        No       14
  15             0             0           0             0    Electric, Water, Sewer        No       15
  17            16         1,783           0             0  Electric, Gas, Water, Sewer     No       17
  19            24         1,375           0             0           Electric               No       19
  21             0             0           0             0        Electric, Water           No       21
  27             0             0           0             0                                  NAP      27
 27.01           0             0           0             0                                  NAP    27.01
 27.02           0             0           0             0                                  NAP    27.02
 27.03           0             0           0             0                                  NAP    27.03
                 0             0           0             0            Various               No
  42             0             0           0             0           Electric               No       42
  43             0             0           0             0           Electric               No       43
  44             6           895           0             0  Electric, Gas, Water, Sewer     No       44
  45             0             0           0             0           Electric               No       45
  46             0             0           0             0         Electric, Gas            No       46
  50            36         1,391           0             0        Electric, Water           No       50
  51            24         1,320           0             0    Electric, Water, Sewer        No       51
  52            54         1,145           0             0           Electric               No       52
  53             0             0           0             0           Electric               No       53
  54            32         1,148           0             0                                  No       54
  56            36         1,129           0             0                                  No       56
  61             0             0           0             0           Electric               No       61
  62            12         1,065           0             0    Electric, Water, Sewer        No       62
  63             0             0           0             0             None                 Yes      63
  64            24         1,388           0             0  Electric, Gas, Water, Sewer     No       64
  67             0             0           0             0                                  No       67
 67.01           4           815           0             0                                  No     67.01
 67.02          36           730           0             0                                  No     67.02
 67.03          16           697           0             0    Electric, Water, Sewer        No     67.03
 67.04           0             0           0             0    Electric, Water, Sewer        No     67.04
  68            66           896           0             0         Electric, Gas            No       68
  70             0             0           0             0    Electric, Water, Sewer        No       70
 70.01           6           625           0             0    Electric, Water, Sewer        No     70.01
 70.02          49           730          10           825    Electric, Water, Sewer        No     70.02
 70.03          12           645           0             0    Electric, Water, Sewer        No     70.03
  74             8           883           0             0         Electric, Gas            No       74
  75             0             0           0             0  Electric, Gas, Water, Sewer     Yes      75
  76             0             0           0             0  Electric, Gas, Water, Sewer     NAP      76
  78            56         1,132          95         1,284           Electric               No       78
  79             0             0           0             0  Electric, Gas, Water, Sewer     NAP      79
  85             0             0           0             0           Electric               No       85
 85.01           0             0         336           395           Electric               No     85.01
 85.02           0             0           0             0           Electric               No     85.02
  86            28           889           0             0         Electric, Gas            No       86
  97            32           700           0             0  Electric, Gas, Water, Sewer     No       97
  99             0             0           0             0           Electric               No       99
  103            0             0           0             0  Electric, Gas, Water, Sewer     NAP     103
  105           20         1,206          10         1,298         Electric, Gas            No      105
  107           24           654           0             0                                  No      107
  108            0             0           0             0         Electric, Gas            No      108
  114            0             0           0             0                                  No      114
  115            0             0           0             0                                  No      115
  116            0             0           0             0           Electric               No      116
116.01           1           750           0             0           Electric               No     116.01
116.02           0             0           0             0           Electric               No     116.02
  121            0             0           0             0                                  NAP     121
  123            0             0           0             0             None                 No      123
  128            0             0           0             0                                  NAP     128
  129            0             0           0             0           Electric               Yes     129
  136            0             0           0             0           Electric               No      136
  140            4         1,815           0             0  Electric, Gas, Water, Sewer     Yes     140
  141           28           750           0             0  Electric, Gas, Water, Sewer     No      141
  142           84           526           0             0           Electric               No      142
  145            0             0           0             0         Electric, Gas            No      145
  154            0             0         108           515        Electric, Water           No      154
  156           50           674           0             0           Electric               No      156
  158            0             0           0             0         Electric, Gas            No      158
  159            0             0           0             0  Electric, Gas, Water, Sewer     No      159
  162           56           633           0             0         Electric, Gas            No      162
  163            0             0           0             0  Electric, Gas, Water, Sewer     Yes     163
  165            0             0           0             0           Electric               No      165
  169            0             0           0             0           Electric               Yes     169
  170           28           675           0             0         Electric, Gas            No      170
  171            3         1,771           0             0  Electric, Gas, Water, Sewer     Yes     171
  172           24           776           0             0                                  No      172
  174            0             0           0             0    Electric, Water, Sewer        Yes     174
  175            0             0           0             0           Electric               NAP     175
  178            0             0           0             0                                  NAP     178
  182            0             0           0             0  Electric, Gas, Water, Sewer     No      182
  187            2         1,520           2         1,820        Electric, Water           No      187
  190            0             0           0             0           Electric               No      190
  192            0             0           0             0     Electric, Gas, Water         No      192
  194            0             0           0             0         Electric, Gas            NAP     194

                                                                         ANNEX C

    INFORMATION IN THESE MATERIALS MAY BE AMENDED OR COMPLETED PRIOR TO SALE

DECEMBER 5, 2005                                                 JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL INFORMATION
--------------------------------------------------------------------------------

                                   ----------

                                 $3,871,203,000
                                  (Approximate)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-LDP5

                                   ----------

                            JPMORGAN CHASE BANK, N.A.
                          EUROHYPO AG, NEW YORK BRANCH
                          NOMURA CREDIT & CAPITAL, INC.
                         PNC BANK, NATIONAL ASSOCIATION
                          IXIS REAL ESTATE CAPITAL INC.
                            AIG MORTGAGE CAPITAL, LLC
                              Mortgage Loan Sellers

JPMORGAN                                                                  NOMURA

IXIS SECURITIES NORTH AMERICA INC.                       PNC CAPITAL MARKETS LLC

DEUTSCHE BANK SECURITIES          MERRILL LYNCH & CO.        WACHOVIA SECURITIES

This material is for your information, and none of J.P. Morgan Securities Inc.,
Nomura Securities International, Inc., IXIS Securities North America Inc., PNC
Capital Markets LLC, Deutsche Bank Securities Inc., Merrill Lynch, Pierce,
Fenner & Smith Incorporated and Wachovia Capital Markets, LLC. (collectively, the "Underwriters") are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-126661) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 212-834-3813 (collect call) or by emailing Avinash Bappanad at
bappanad_avinash@jpmorgan.com.

The offered certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of offered certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles"
generated by us, will not create binding contractual obligations for you or us.
As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the offered certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this free writing prospectus. This free writing prospectus is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this free writing prospectus may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this free writing prospectus. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this free writing prospectus. The information contained herein is supplemented and qualified by information contained in the free writing prospectus (the
"Preliminary Free Writing Prospectus") dated December 5, 2005. The information contained herein supersedes previous information delivered to you and may be superseded by information delivered to you prior to the time of sale.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                                  KEY FEATURES
--------------------------------------------------------------------------------
CO-LEAD MANAGERS:        J.P. Morgan Securities Inc. (Joint Bookrunner) Nomura
                         Securities International, Inc. (Joint Bookrunner)

CO-MANAGERS:             IXIS Securities North America Inc., PNC Capital Markets
                         LLC, Deutsche Bank Securities Inc., Merrill Lynch,
                         Pierce, Fenner & Smith Incorporated and Wachovia
                         Capital Markets, LLC.

MORTGAGE LOAN SELLERS:   JPMorgan Chase Bank, N.A. (31.1%), Eurohypo AG, New
                         York Branch (28.2%), Nomura Credit & Capital, Inc.
                         (22.2%), PNC Bank, National Association (9.6%), IXIS
                         Real Estate Capital Inc. (7.7%) and AIG Mortgage
                         Capital, LLC (1.3%)

MASTER SERVICERS:        Midland Loan Services, Inc. with respect to 42.0% of
                         the cut-off date principal balance of the mortgage
                         loans and GMAC Commercial Mortgage Corporation with
                         respect to 58.0% of the cut-off date principal balance
                         of the mortgage loans

SPECIAL SERVICER:        Midland Loan Services, Inc.

TRUSTEE:                 LaSalle Bank National Association

RATING AGENCIES:         Moody's, S&P and Fitch

PRICING DATE:            On or about December 16, 2005

CLOSING DATE:            On or about December 28, 2005

CUT-OFF DATE:            With respect to each mortgage loan, the related due
                         date of such mortgage loan in December 2005, or with
                         respect to those loans that were originated in either
                         November 2005 or December 2005 and have their first
                         payment date in January 2006 or February 2006,
                         respectively, the later of December 1, 2005 and the
                         origination date.

DISTRIBUTION DATE:       15th of each month, or if the 15th day is not a
                         business day, on the next succeeding business day,
                         beginning in January 2006

PAYMENT DELAY:           14 days

TAX STATUS:              REMIC and with respect to the A-MFL Certificates, a
                         grantor trust in respect of its beneficial interest in
                         the swap contract.

ERISA CONSIDERATION:     It is expected that the Offered Certificates will be
                         ERISA eligible. Plan fiduciaries should note the
                         additional representations deemed to be made with
                         respect to the Class A-MFL certificates because of the
                         swap contract.

OPTIONAL TERMINATION:    1.0% (Clean-up Call)

MINIMUM DENOMINATIONS:   $10,000 for each class of Certificates other than the
                         Class X-2 Certificates and $1,000,000 with respect to
                         the Class X-2 Certificates.

SETTLEMENT TERMS:        DTC, Euroclear and Clearstream Banking

--------------------------------------------------------------------------------
                           COLLATERAL CHARACTERISTICS(1)
--------------------------------------------------------------------------------

COLLATERAL CHARACTERISTICS                                 MORTGAGE LOANS    LOAN GROUP 1    LOAN GROUP 2
--------------------------                                 --------------   --------------   ------------

INITIAL POOL BALANCE (IPB):                                $4,196,426,780   $3,743,009,643   $453,417,137
NUMBER OF MORTGAGE LOANS:                                             195              147             48
NUMBER OF MORTGAGED PROPERTIES:                                       313              258             55
AVERAGE CUT-OFF DATE BALANCE PER MORTGAGE LOAN:            $   21,520,137   $   25,462,651   $  9,446,190
AVERAGE CUT-OFF DATE BALANCE PER PROPERTY:                 $   13,407,114   $   14,507,789   $  8,243,948
WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:                      5.3539%          5.3474%        5.4072%
WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR:(2)                         1.50x            1.52x          1.40x
WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV):                  69.0%            68.5%          73.4%
WEIGHTED AVERAGE MATURITY DATE LTV:(3)                              63.5%            63.0%          67.2%
WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS):(4)       106 months       106 months     103 months
WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS):(5)       355 months       354 months     357 months
WEIGHTED AVERAGE SEASONING (MONTHS):                             2 months         2 months        1 month
10 LARGEST MORTGAGE LOANS OR GROUPS OF
   CROSS-COLLATERALIZED MORTGAGE LOANS AS % OF IPB:                 45.0%            49.6%          65.9%
% OF MORTGAGE LOANS WITH ADDITIONAL DEBT:(6)                        27.1%            29.5%           6.7%
% OF MORTGAGE LOANS WITH SINGLE TENANTS:(7)                         11.9%            13.6%           0.0%

----------
(1)  The Class HG Certificates only represent interests in the Houston Galleria trust subordinate companion loan. Payments on these Classes of Certificates will be subordinated to payments to the other Classes of Certificates represented in this table only to the extent that payments on the Houston
     Galleria trust subordinate companion loan are generally subordinate to payments on the Houston Galleria loan and to the extent that losses and certain expenses are incurred to the Houston Galleria loan. In addition, because the Colony Portfolio mortgage loan is secured by 8 mortgaged properties, each with its own maturity date and prepayment lockout period, solely for purposes of the statistical and numerical information presented herein, it is treated as 8 cross-collateralized and cross-defaulted mortgage loans, each secured by a separate mortgaged property.

(2)  DSCR information presented in these materials with respect to mortgage loans that are interest-only for only a portion of their term is calculated based upon the debt service payment due on such loans which includes principal amortzation.

(3)  Excludes the fully amortizing mortgage loans.

(4)  Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

(5)  Excludes mortgage loans that are interest-only for the entire term.

(6)  Includes mezzanine debt, secured pari passu debt and secured subordinate debt.

(7)  Based on allocated loan amounts.

                                     2 of 14

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                        APPROXIMATE SECURITIES STRUCTURE
--------------------------------------------------------------------------------

PUBLICLY OFFERED CLASSES

------------------------------------------------------------------------------------------------------------
          EXPECTED RATINGS    APPROXIMATE FACE     CREDIT SUPPORT      EXPECTED WEIGHTED    EXPECTED PAYMENT
CLASS   (MOODY'S/S&P/FITCH)       AMOUNT(1)      (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)       WINDOW(3)
------------------------------------------------------------------------------------------------------------

A-1         Aaa/AAA/AAA        $  250,727,000          30.000%               2.98            01/06 -- 06/10
A-2         Aaa/AAA/AAA        $  497,502,000          30.000%               4.76            07/10 -- 05/11
A-3         Aaa/AAA/AAA        $  171,451,000          30.000%               7.08            01/12 -- 01/14
A-4         Aaa/AAA/AAA        $1,394,695,000          30.000%               9.67            12/14 -- 11/15
A-SB        Aaa/AAA/AAA        $  169,706,000          30.000%               6.90            06/10 -- 12/14
A-1A        Aaa/AAA/AAA        $  453,417,000          30.000%               8.19            01/06 -- 12/15
A-M         Aaa/AAA/AAA        $  319,643,000          20.000%               9.96            12/15 -- 12/15
A-MFL       Aaa/AAA/AAA        $  100,000,000          20.000%               9.96            12/15 -- 12/15
A-J         Aaa/AAA/AAA        $  298,995,000          12.875%               9.96            12/15 -- 12/15
B           Aa1/AA+/AA+        $   26,228,000          12.250%               9.96            12/15 -- 12/15
C             Aa2/AA/AA        $   73,437,000          10.500%               9.96            12/15 -- 12/15
D           Aa3/AA-/AA-        $   41,965,000           9.500%               9.96            12/15 -- 12/15
E              A1/A+/A+        $   20,982,000           9.000%               9.96            12/15 -- 12/15
F               A2/A/A         $   52,455,000           7.750%               9.96            12/15 -- 12/15
X-2         Aaa/AAA/AAA        $4,112,135,000            N/A                  N/A                  N/A
------------------------------------------------------------------------------------------------------------

PRIVATELY OFFERED CLASSES

------------------------------------------------------------------------------------------------------------
          EXPECTED RATINGS    APPROXIMATE FACE     CREDIT SUPPORT      EXPECTED WEIGHTED    EXPECTED PAYMENT
CLASS   (MOODY'S/S&P/FITCH)       AMOUNT(1)      (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)       WINDOW(3)
------------------------------------------------------------------------------------------------------------

X-1         Aaa/AAA/AAA        $4,196,426,779           N/A                   N/A                  N/A
G              A3/A-/A-        $   36,719,000          6.875%                 N/A                  N/A
H          Baa1/BBB+/BBB+      $   52,455,000          5.625%                 N/A                  N/A
J           Baa2/BBB/BBB       $   41,965,000          4.625%                 N/A                  N/A
K          Baa3/BBB-/BBB-      $   62,946,000          3.125%                 N/A                  N/A
L             NR/BB+/BB+       $   26,228,000          2.500%                 N/A                  N/A
M              NR/BB/BB        $   15,736,000          2.125%                 N/A                  N/A
N             NR/BB-/BB-       $   15,737,000          1.750%                 N/A                  N/A
O              NR/B+/B+        $    5,245,000          1.625%                 N/A                  N/A
P               NR/B/B         $    5,246,000          1.500%                 N/A                  N/A
Q              NR/B-/B-        $   10,491,000          1.250%                 N/A                  N/A
NR             NR/NR/NR        $   52,455,779           N/A                   N/A                  N/A
HG-1(4)          N/A           $   28,000,000           N/A                   N/A                  N/A
HG-2(4)          N/A           $   24,000,000           N/A                   N/A                  N/A
HG-3(4)          N/A           $   40,800,000           N/A                   N/A                  N/A
HG-4(4)          N/A           $   32,400,000           N/A                   N/A                  N/A
HG-5(4)          N/A           $    5,800,000           N/A                   N/A                  N/A
------------------------------------------------------------------------------------------------------------

(1)  Approximate, subject to a permitted variance of plus or minus 10%.

(2)  The credit support percentages set forth for Class A-1, Class A-2, Class
     A-3, Class A-4, Class A-SB and Class A-1A certificates are represented in the aggregate. The credit support percentages set forth for Class A-M and
     Class A-MFL certificates are represented in the aggregate.

(3)  The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity
     Considerations-Weighted Average Life" in the Preliminary Free Writing
     Prospectus, and the assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.

(4)  The Class HG certificates only represent interests in the Houston Galleria
     C-Note subordinate companion loan. The Class HG certificates do not provide credit support to the other classes of certificates listed above except to the extent that the Houston Galleria trust subordinate companion loan is generally subordinate to the Houston Galleria Loan.

                                     3 of 14

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o    For the purposes of making distributions to the Class A-1, A-2, A-3, A-4,
     A-SB and A-1A Certificates, the pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2"). Generally, interest and principal distributions on the Class A-1, A-2, A-3, A-4 and
     A-SB Certificates will be based on amounts available relating to Loan Group
     1 and interest and principal distributions on the Class A-1A Certificates will be based on amounts available relating to Loan Group 2.

o    Interest payments will be made concurrently to the Class A-1, A-2, A-3,
     A-4, A-SB and A-1A Certificates (pro rata to the Class A-1, A-2, A-3, A-4 and A-SB Certificates, from Loan Group 1, and to the Class A-1A
     Certificates from Loan Group 2, the foregoing classes, collectively, the
     "Class A Certificates"), the Class X-1 and X-2 Certificates and then, after payment of the principal distribution amount to such Classes (other than the Class X-1 and X-2 Certificates), interest will be paid to the Class A-M
     Certificates and Class A-MFL Regular Interest (and the fixed interest payment on the Class A-MFL Regular Interest will be converted under a swap contract to a floating interest payment to the Class A-MFL Certificates as described in the Preliminary Free Writing Prospectus), pro rata, and then, after payment of the principal distribution amount to such Classes, pro rata, interest will be paid sequentially to the Class A-J, B, C, D, E, F,
     G, H, J, K, L, M, N, O, P, Q and NR Certificates. The Class HG Certificates
     will only be entitled to distributions of interest collected or advanced in respect of the Houston Galleria trust subordinate companion loan.

o    The pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4,
     Class A-1A, Class A-SB, Class A-M, Class A-J, Class B, Class C, Class D,
     Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
     Class N, Class O, Class P, Class Q and Class NR Certificates and the Class
     A-MFL Regular Interest will equal one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii)
     above and (iv) the rate described in clause (ii) above less a specified percentage. In the aggregate, the Class X-1 and Class X-2 Certificates will receive the net interest on the mortgage loans in excess of the interest paid on the other Certificates.

o    The pass-through rate on the Class A-MFL Certificates will be based on
     LIBOR plus a specified percentage, provided, that interest payments made under the swap contract are subject to reduction as described in the
     Primary Free Writing Prospectus. The initial LIBOR rate will be determined
     2 LIBOR business days prior to the Closing Date and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the Class
     A-MFL accrual period. Under certain circumstances described in the
     Preliminary Free Writing Prospectus, the pass-through rate for the Class
     A-MFL Certificates may convert to a fixed rate, subject to a cap at the weighted average of the net mortgage rates. See "Description of the Swap
     Contract--The Swap Contract" in the Preliminary Free Writing Prospectus.
     There may be special requirements under ERISA for purchasing the Class
     A-MFL Certificates. See "Certain ERISA Considerations" in the Preliminary
     Free Writing Prospectus.

o    All Classes, except for the Class A-MFL Certificates, will accrue interest on a 30/360 basis. The Class A-MFL Certificates will accrue interest on an actual/360 basis; provided that if the pass-through rate for the Class
     A-MFL Certificates converts to a fixed rate (subject to a cap at the weighted average of the net mortgage rates), interest will accrue on a
     30/360 basis.

                                     4 of 14

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o    Generally, the Class A-1, A-2, A-3, A-4 and A-SB Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A
     Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 2 until the certificate balance of the Class A-SB Certificates has been reduced to zero. However, on any distribution date on which the certificate balances of the Class A-M Certificates through Class NR Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the mortgage loans will be distributed (without regard to loan group) to the Class A-1, A-2, A-3, A-4, A-1A and A-SB Certificates on a pro
     rata basis. Principal will generally be distributed on each Distribution
     Date to the Class of Certificates outstanding with the earliest alphabetical and numerical class designation until its certificate balance is reduced to zero (except that the Class A-SB Certificates are entitled to certain priority with respect to being paid down to their planned principal balance as described in the Preliminary Free Writing Prospectus). After the
     certificate balances of the Class A-1, A-2, A-3, A-4, A-1A and A-SB
     Certificates have been reduced to zero, principal payments will be paid to the Class A-M and Class A-MFL Certificates, pro rata, until the certificate balances for such classes have been reduced to zero and then sequentially to the Class A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and NR
     Certificates, until the certificate balance for each such Class has been reduced to zero. The Class X-1 and Class X-2 Certificates do not have a certificate balance and therefore are not entitled to any principal distributions. The Class HG certificates will only be entitled to distributions of principal to the extent collected or advanced in respect of the Houston Galleria trust subordinate companion loan.

o    Losses will be borne by the Classes (other than the Class X-1 and X-2
     Certificates) in reverse sequential order, from the Class NR Certificates up to the Class A-J Certificates, then pro rata to the Class A-M and Class
     A-MFL Certificates, and then, pro rata, to the Class A-1, Class A-2, Class
     A-3, Class A-4, Class A-1A and Class A-SB Certificates (without regard to loan group or the Class A-SB planned principal balance). In addition, losses on the Houston Galleria loan will be allocated first to the Class HG
     Certificates, then to the Houston Galleria non-trust subordinate companion loan and only then to the other principal balance certificates as described in the preceding sentence.

o    Yield Maintenance Charges calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated first to the offered certificates
     (other than the Class A-MFL Certificates and the Class X-2 Certificates)
     and the Class A-MFL Regular Interest and the Class G, Class H, Class J and
     Class K Certificates in the following manner: the holders of each class of offered certificates (other than the Class A-MFL Certificates and the Class
     X-2 Certificates) and the Class A-MFL Regular Interest and the Class G,
     Class H, Class J and Class K Certificates will receive, (with respect to the related Loan Group, if applicable in the case of the Class A-1, A-2,
     A-3, A-4, A-SB and A-1A Certificates) on each Distribution Date an amount of Yield Maintenance Charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X-1
     Certificates). Any Yield Maintenance Charges payable to the A-MFL Regular
     Interest will be paid to the Swap Counterparty.

  YM     Group Principal Paid to Class   (Pass-Through Rate on Class -- Discount Rate)
Charge x ----------------------------- x ---------------------------------------------
         Group Total Principal Paid       (Mortgage Rate on Loan -- Discount Rate)

o    Any prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X-1 certificates.

o    The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent mortgage loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such appraisal results in a downward adjustment of the collateral value, the interest portion of any
     P&I Advance will be reduced in proportion to such adjustment.

                                     5 of 14

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                        MORTGAGE LOAN CHARACTERISTICS(1)
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                              CUT-OFF DATE PRINCIPAL BALANCE
-------------------------------------------------------------------------------------------
RANGE OF                           NUMBER OF        PRINCIPAL                         WA UW
PRINCIPAL BALANCES              MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
-------------------------------------------------------------------------------------------

$866,213 - $2,999,999                     27     $   54,833,871      1.3%     66.7%   1.53x
$3,000,000 - $3,999,999                   16         52,954,375      1.3      70.0%   1.49x
$4,000,000 - $4,999,999                   17         75,689,463      1.8      75.1%   1.36x
$5,000,000 - $6,999,999                   25        149,624,030      3.6      71.0%   1.46x
$7,000,000 - $9,999,999                   26        210,795,266      5.0      72.2%   1.42x
$10,000,000 - $14,999,999                 28        358,482,998      8.5      73.3%   1.36x
$15,000,000 - $24,999,999                 24        465,869,500     11.1      70.9%   1.37x
$25,000,000 - $49,999,999                 14        478,067,704     11.4      71.7%   1.55x
$50,000,000 - $149,999,999                12        958,326,428     22.8      75.2%   1.38x
$150,000,000 - $335,000,000                6      1,391,783,146     33.2      61.0%   1.68x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  195     $4,196,426,780    100.0%     69.0%   1.50x
-------------------------------------------------------------------------------------------
AVERAGE BALANCE PER LOAN:        $21,520,137
AVERAGE BALANCE PER PROPERTY:    $13,407,114
-------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                            RANGE OF MORTGAGE INTEREST RATES
----------------------------------------------------------------------------------------
RANGE OF MORTGAGE INTEREST      NUMBER OF        PRINCIPAL                         WA UW
RATES                        MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
----------------------------------------------------------------------------------------

4.5650% - 4.9999%                     8       $  339,553,665      8.1%     56.2%   1.97x
5.0000% - 5.4999%                   106        2,508,812,308     59.8      68.5%   1.52x
5.5000% - 5.9999%                    77        1,309,448,650     31.2      73.1%   1.35x
6.0000% - 7.0000%                     4           38,612,157      0.9      74.7%   1.46x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             195       $4,196,426,780    100.0%     69.0%   1.50x
----------------------------------------------------------------------------------------
WA INTEREST RATE:                5.3539%
----------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                        ORIGINAL TERM TO MATURITY/ARD IN MONTHS
---------------------------------------------------------------------------------------
                               NUMBER OF        PRINCIPAL                         WA UW
ORIGINAL TERM TO MATURITY   MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
---------------------------------------------------------------------------------------

51 - 60                            12        $  673,737,578     16.1%     67.6%   1.70x
61 - 84                            18           306,127,984      7.3      68.6%   1.59x
85 - 120                          153         3,160,309,100     75.3      69.3%   1.45x
121 - 180                           3            18,593,655      0.4      74.2%   1.28x
181 - 240                           9            37,658,463      0.9      64.8%   1.40x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           195        $4,196,426,780    100.0%     69.0%   1.50x
---------------------------------------------------------------------------------------
WA ORIGINAL LOAN TERM:            106
---------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                 GEOGRAPHIC DISTRIBUTION(2)
-------------------------------------------------------------------------------------------
                                NUMBER OF           PRINCIPAL                         WA UW
STATE                     MORTGAGED PROPERTIES       BALANCE      % OF IPB   WA LTV    DSCR
-------------------------------------------------------------------------------------------

TEXAS                               39           $  731,887,172     17.4%     63.7%   1.62x
NEW YORK                            29              483,407,753     11.5      72.5%   1.61x
FLORIDA                             41              405,776,490      9.7      67.9%   1.54x
WASHINGTON                           9              251,847,048      6.0      71.1%   1.54x
ILLINOIS                            11              247,684,504      5.9      66.1%   1.28x
OTHER                              184            2,075,823,812     49.5      70.3%   1.45x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            313           $4,196,426,780    100.0%     69.0%   1.50x
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
-------------------------------------------------------------------------------------
                              NUMBER OF       PRINCIPAL                         WA UW
UW DSCR                   MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
-------------------------------------------------------------------------------------

1.14X - 1.19X                       5      $  103,971,333      2.5%     78.3%   1.15x
1.20X - 1.29X                      67       1,170,853,629     27.9      75.2%   1.23x
1.30X - 1.39X                      40         581,664,654     13.9      74.3%   1.33x
1.40X - 1.49X                      32         482,158,307     11.5      71.0%   1.45x
1.50X - 1.69X                      29         973,278,902     23.2      67.3%   1.60x
1.70X - 1.99X                       9         419,430,488     10.0      63.8%   1.74x
2.00X - 2.99X                      12         457,173,467     10.9      51.2%   2.10x
3.00X - 3.31X                       1           7,896,000      0.2      25.5%   3.31x
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           195      $4,196,426,780    100.0%     69.0%   1.50x
-------------------------------------------------------------------------------------
WA UW DSCR:                      1.50X
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                    REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
-------------------------------------------------------------------------------------
RANGE OF REMAINING            NUMBER OF       PRINCIPAL                         WA UW
TERMS TO MATURITY         MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
-------------------------------------------------------------------------------------

39 - 60                          12        $  673,737,578     16.1%     67.6%   1.70x
61 - 84                          18           306,127,984      7.3      68.6%   1.59x
85 - 120                        153         3,160,309,100     75.3      69.3%   1.45x
121 - 180                         3            18,593,655      0.4      74.2%   1.28x
181 - 240                         9            37,658,463      0.9      64.8%   1.40x
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         195        $4,196,426,780    100.0%     69.0%   1.50x
-------------------------------------------------------------------------------------
WA REMAINING TERM:              106
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                           PROPERTY TYPE DISTRIBUTION(2)
-------------------------------------------------------------------------------------------------------------------
                                                         NUMBER OF           PRINCIPAL                  WA    WA UW
PROPERTY TYPE                SUB PROPERTY TYPE     MORTGAGED PROPERTIES       BALANCE      % OF IPB    LTV     DSCR
-------------------------------------------------------------------------------------------------------------------

OFFICE                    CBD                               40            $1,074,549,847     25.6%    69.5%   1.55x
                          Suburban                          64               740,884,932     17.7     74.8%   1.39x
                          Office/Retail                      1                60,000,000      1.4     77.3%   1.22x
                             Subtotal:                     105            $1,875,434,779     44.7%    71.8%   1.48x
-------------------------------------------------------------------------------------------------------------------
RETAIL                    Anchored                          60            $  859,906,345     20.5%    59.0%   1.79x
                          Unanchored                        17                96,879,405      2.3     74.4%   1.29x
                          Regional                           1                87,500,000      2.1     79.9%   1.14x
                          Shadow Anchored                    5                26,388,126      0.6     73.4%   1.28x
                             Subtotal:                      83            $1,070,673,876     25.5%    62.5%   1.68x
-------------------------------------------------------------------------------------------------------------------
MULTIFAMILY               Garden                            69            $  658,921,401     15.7%    73.8%   1.38x
                          Mid/High Rise                      1               160,000,000      3.8     63.0%   1.22x
                             Subtotal:                      70            $  818,921,401     19.5%    71.7%   1.35x
-------------------------------------------------------------------------------------------------------------------
INDUSTRIAL                Flex                              20            $  123,840,268      3.0%    70.0%   1.43x
                          Warehouse/Distribution             8                49,259,979      1.2     73.1%   1.38x
                             Subtotal:                      28            $  173,100,247      4.1%    70.9%   1.42x
-------------------------------------------------------------------------------------------------------------------
SENIOR HOUSING            Independent Living                 5            $  110,219,826      2.6%    60.4%   1.48x
-------------------------------------------------------------------------------------------------------------------
HOTEL                     Full Service                       7            $   56,496,000      1.3%    62.3%   1.70x
                          Limited Service                    5                33,592,500      0.8     74.5%   1.45x
                             Subtotal:                      12            $   90,088,500      2.1%    66.9%   1.60x
-------------------------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING                                         9            $   54,891,393      1.3%    72.1%   1.38x
-------------------------------------------------------------------------------------------------------------------
SELF-STORAGE                                                 1            $    3,096,757      0.1%    70.4%   1.36x
-------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                    313            $4,196,426,780    100.0%    69.0%   1.50x
-------------------------------------------------------------------------------------------------------------------

(1)  Information with respect to any mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan(s), and in the case of the Houston Galleria loan, such information in certain circumstances, particularly as it relates to debt service coverage ratios and loan to value ratios, includes the principal balance and debt service payments of the Houston Galleria pari passu companion loan. In addition, because the Colony Portfolio mortgage loan is secured by 8 mortgaged properties, each with its own maturity date and prepayment lockout period, solely for purposes of the statistical and numerical information presented herein, it is treated as 8 cross-collateralized and cross-defaulted mortgage loans, each secured by a separate mortgaged property.

(2)  Because this table is represented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than 1 mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this structural and collateral term sheet.

                                     6 of 14

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                        MORTGAGE LOANS CHARACTERISTICS(1)
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                       ORIGINAL AMORTIZATION TERM IN MONTHS(2)
-------------------------------------------------------------------------------------
ORIGINAL AMORTIZATION        NUMBER OF        PRINCIPAL                         WA UW
TERM                      MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
-------------------------------------------------------------------------------------

120 - 240                        11        $   55,070,842      2.0%     65.0%   1.35x
241 - 300                        10            99,990,367      3.6      70.2%   1.38x
301 - 330                         2            90,545,674      3.3      79.9%   1.14x
331 - 397                       134         2,509,444,040     91.1      70.8%   1.38x
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         157        $2,755,050,923    100.0%     70.9%   1.37x
-------------------------------------------------------------------------------------
WA ORIGINAL AMORT TERM:                        355 MONTHS
-------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                            LTV RATIOS AS OF THE CUT-OFF DATE
----------------------------------------------------------------------------------------
                                NUMBER OF        PRINCIPAL                         WA UW
CUT-OFF LTV                  MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
----------------------------------------------------------------------------------------

22.7% - 50.0%                        9        $  335,890,963      8.0%     45.7%   1.98x
50.1% - 60.0%                       14           350,369,096      8.3      55.9%   1.94x
60.1% - 65.0%                       24           785,142,582     18.7      61.9%   1.53x
65.1% - 70.0%                       17           284,276,234      6.8      67.9%   1.44x
70.1% - 75.0%                       50           832,645,706     19.8      72.9%   1.51x
75.1% - 80.0%                       81         1,608,102,197     38.3      78.3%   1.30x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            195        $4,196,426,780    100.0%     69.0%   1.50x
----------------------------------------------------------------------------------------
WA CUT-OFF DATE LTV RATIO:                              69.0%
----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                    AMORTIZATION TYPES
-----------------------------------------------------------------------------------------
                                 NUMBER OF        PRINCIPAL                         WA UW
AMORTIZED TYPES               MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
-----------------------------------------------------------------------------------------

BALLOON LOANS
   PARTIAL INTEREST-ONLY(5)          71        $1,714,726,036     40.9%     71.9%   1.36x
   INTEREST-ONLY(3), (6)             38         1,441,375,857     34.3      65.3%   1.75x
   BALLOON(7)                        78         1,009,355,072     24.1      69.5%   1.40x
SUBTOTAL:                           187        $4,165,456,965     99.3%     69.0%   1.50x
-----------------------------------------------------------------------------------------
FULLY AMORTIZING                      8        $   30,969,815      0.7%     63.2%   1.37x
-----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             195        $4,196,426,780    100.0%     69.0%   1.50x
-----------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                            PARTIAL INTEREST-ONLY PERIODS
-------------------------------------------------------------------------------------
PARTIAL INTEREST-ONLY        NUMBER OF        PRINCIPAL                         WA UW
PERIODS                   MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
-------------------------------------------------------------------------------------

1 - 12                            5        $   28,085,036      1.6%     70.2%   1.56x
13 - 24                          20           377,490,000     22.0      76.5%   1.30x
25 - 36                          18           371,498,000     21.7      70.4%   1.26x
37 - 48                           2           113,900,000      6.6      79.9%   1.16x
49 - 84                          26           823,753,000     48.0      69.5%   1.44x
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          71        $1,714,726,036    100.0%     71.9%   1.36x
-------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS(2)
--------------------------------------------------------------------------------------
REMAINING AMORTIZATION        NUMBER OF        PRINCIPAL                         WA UW
TERM                       MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
--------------------------------------------------------------------------------------

118 - 240                        11         $   55,070,842      2.0%     65.0%   1.35x
241 - 300                        10             99,990,367      3.6      70.2%   1.38x
301 - 330                         2             90,545,674      3.3      79.9%   1.14x
331 - 397                       134          2,509,444,040     91.1      70.8%   1.38x
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         157         $2,755,050,923    100.0%     70.9%   1.37x
--------------------------------------------------------------------------------------
WA REMAINING AMORT TERM:                        354 MONTHS
--------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                    LTV RATIOS AS OF THE MATURITY/ARD DATE(4)
------------------------------------------------------------------------------------------------
                                        NUMBER OF        PRINCIPAL                         WA UW
MATURITY LTV                         MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
------------------------------------------------------------------------------------------------

19.1% - 30.0%                                3        $   38,005,660      0.9%     37.0%   1.69x
30.1% - 50.0%                               15           344,686,753      8.3      48.7%   1.96x
50.1% - 60.0%                               34         1,126,445,615     27.0      61.9%   1.61x
60.1% - 70.0%                               92         1,141,209,625     27.4      73.7%   1.36x
70.1% - 79.8%                               43         1,515,109,312     36.4      76.2%   1.42x
------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    187        $4,165,456,965    100.0%     69.0%   1.50x
------------------------------------------------------------------------------------------------
WA LTV RATIO AT MATURITY/ARD DATE:                              63.5%
------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                          YEAR BUILT/RENOVATED(8), (9)
-------------------------------------------------------------------------------------------
                                NUMBER OF           PRINCIPAL                         WA UW
YEAR BUILT/RENOVATED      MORTGAGED PROPERTIES       BALANCE      % OF IPB   WA LTV    DSCR
-------------------------------------------------------------------------------------------

1954 - 1959                          2           $   33,648,948      0.8%     78.8%   1.34x
1960 - 1969                          2                5,419,303      0.1      73.4%   1.24x
1970 - 1979                         23              234,874,076      5.6      74.5%   1.34x
1980 - 1989                         58              707,018,987     16.9      74.2%   1.38x
1990 - 1999                         84              862,021,843     20.6      69.3%   1.54x
2000 - 2005                        143            2,345,547,624     56.0      66.7%   1.54x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            312           $4,188,530,780    100.0%     69.1%   1.50x
-------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                   PREPAYMENT PROTECTION
------------------------------------------------------------------------------------------
                                  NUMBER OF        PRINCIPAL                         WA UW
PREPAYMENT PROTECTION          MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
------------------------------------------------------------------------------------------

DEFEASANCE(10)                       171        $3,881,284,385     92.5%     69.1%   1.48x
YIELD MAINTENANCE                     21           303,367,395      7.2      67.8%   1.77x
DEFEASANCE/YIELD MAINTENANCE           1             6,875,000      0.2      72.0%   1.20x
YIELD MAINTENANCE/PREPAYMENT
   PENALTY                             2             4,900,000      0.1      67.7%   1.48x
------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              195        $4,196,426,780    100.0%     69.0%   1.50x
------------------------------------------------------------------------------------------

(1)  Information with respect to any mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan(s), and in the case of the Houston Galleria loan such information, in certain circumstances, particularly as it relates to debt service coverage ratios and loan to value ratios, includes the principal balance and debt service payments of the Houston Galleria pari passu companion loan. In addition, because the Colony Portfolio mortgage loan is secured by 8 mortgaged properties, each with its own maturity date and prepayment lockout period, solely for purposes of the statistical and numerical information presented herein, it is treated as 8 cross-collateralized and cross-defaulted mortgage loans, each secured by a separate mortgaged property.

(2)  Excludes loans that are interest-only for the entire term.

(3)  Excludes the mortgage loans that pay interest-only for a portion of their term.

(4)  Excludes the fully amortizing mortgage loans.

(5)  Includes one partial interest-only ARD loan representing 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(6)  Includes two interest-only ARD loans representing 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(7)  Includes one amortizing ARD loan representing 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(8)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

(9)  Excludes one mortgage loan, identified as Loan No. 106 on Annex A-1, which represents 0.2% of the initial pool balance, which is secured by a parcel of land leased to a hotel.

(10) Includes 1 mortgage loan, representing 8.0% of the aggregate principal balances of the pool of mortgage loans as of the cut-off date, that is prepayable with yield maintenance until the expiration of the lockout period and then is subject to defeasance.

                                     7 of 14

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                 MORTGAGE LOAN CHARACTERISTICS -- LOAN GROUP 1*
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                               CUT-OFF DATE PRINCIPAL BALANCE
-------------------------------------------------------------------------------------------
RANGE OF                          NUMBER OF         PRINCIPAL                         WA UW
PRINCIPAL BALANCES              MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
-------------------------------------------------------------------------------------------

$866,213 - $2,999,999                      17    $   33,147,023      0.9%     63.6%   1.49x
$3,000,000 - $3,999,999                    11        36,176,467      1.0      70.6%   1.44x
$4,000,000 - $4,999,999                    14        61,954,751      1.7      74.2%   1.35x
$5,000,000 - $6,999,999                    20       118,624,655      3.2      73.5%   1.39x
$7,000,000 - $9,999,999                    18       149,400,283      4.0      71.7%   1.44x
$10,000,000 - $14,999,999                  23       288,292,686      7.7      72.3%   1.37x
$15,000,000 - $24,999,999                  13       253,636,500      6.8      69.1%   1.37x
$25,000,000 - $49,999,999                  13       451,667,704     12.1      71.2%   1.58x
$50,000,000 - $335,000,000                 18     2,350,109,573     62.8      66.8%   1.56x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   147    $3,743,009,643    100.0%     68.5%   1.52x
-------------------------------------------------------------------------------------------
AVERAGE BALANCE PER LOAN:         $25,462,651
AVERAGE BALANCE PER PROPERTY:     $14,507,789
-------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                             RANGE OF MORTGAGE INTEREST RATES
----------------------------------------------------------------------------------------
RANGE OF MORTGAGE INTEREST      NUMBER OF        PRINCIPAL                         WA UW
RATES                        MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
----------------------------------------------------------------------------------------

4.5650% - 4.9999%                     7       $  325,553,665      8.7%     55.2%   2.01x
5.0000% - 5.4999%                    70        2,167,784,992     57.9      67.7%   1.53x
5.5000% - 5.9999%                    66        1,211,058,829     32.4      73.1%   1.36x
6.0000% - 7.0000%                     4           38,612,157      1.0      74.7%   1.46x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             147       $3,743,009,643    100.0%     68.5%   1.52x
----------------------------------------------------------------------------------------
WA INTEREST RATE:                5.3474%
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                         ORIGINAL TERM TO MATURITY/ARD IN MONTHS
----------------------------------------------------------------------------------------
                              NUMBER OF         PRINCIPAL                         WA UW
ORIGINAL TERM TO MATURITY   MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
----------------------------------------------------------------------------------------

 51 - 60                           10        $  641,704,266     17.1%     67.0%   1.72x
 61 - 84                            9           159,127,984      4.3      63.7%   1.74x
 85 - 120                         116         2,885,925,275     77.1      69.0%   1.46x
121 - 180                           3            18,593,655      0.5      74.2%   1.28x
181 - 240                           9            37,658,463      1.0      64.8%   1.40x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           147        $3,743,009,643    100.0%     68.5%   1.52x
----------------------------------------------------------------------------------------
WA ORIGINAL LOAN TERM:            109
----------------------------------------------------------------------------------------

---------------------------------------------------------------------------------
                              GEOGRAPHIC DISTRIBUTION
---------------------------------------------------------------------------------
                          NUMBER OF
                           MORTGAGED     PRINCIPAL                          WA UW
STATE                     PROPERTIES      BALANCE       % OF IPB   WA LTV    DSCR
---------------------------------------------------------------------------------

TEXAS                          27      $  587,474,390     15.7%     60.8%   1.70x
NEW YORK                       28         465,907,753     12.4      72.5%   1.62x
FLORIDA                        41         405,776,490     10.8      67.9%   1.54x
WASHINGTON                      8         249,300,000      6.7      71.1%   1.54x
ILLINOIS                        7         227,004,504      6.1      66.3%   1.28x
MASSACHUSETTS                   4         205,388,568      5.5      74.0%   1.42x
IOWA                            3         197,843,146      5.3      57.6%   1.66x
OTHER                         143       1,602,157,937     42.8      69.4%   1.45x
---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       258      $3,743,009,643    100.0%     68.5%   1.52x
---------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                  UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
-------------------------------------------------------------------------------------
                             NUMBER OF        PRINCIPAL                         WA UW
UW DSCR                   MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
-------------------------------------------------------------------------------------

1.14X - 1.19X                     5        $  103,971,333      2.8%     78.3%   1.15x
1.20X - 1.29X                    55         1,008,917,316     27.0      75.0%   1.23x
1.30X - 1.39X                    32           486,864,221     13.0      74.3%   1.33x
1.40X - 1.69X                    40         1,281,628,079     34.2      68.0%   1.56x
1.70X - 1.99X                     6           409,258,174     10.9      64.1%   1.74x
2.00X - 2.99X                     8           444,474,519     11.9      50.9%   2.11x
3.00X - 3.31X                     1             7,896,000      0.2      25.5%   3.31x
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         147        $3,743,009,643    100.0%     68.5%   1.52x
-------------------------------------------------------------------------------------
WA UW DSCR:                    1.51X
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                    REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
-------------------------------------------------------------------------------------
RANGE OF REMAINING           NUMBER OF        PRINCIPAL                         WA UW
TERMS TO MATURITY         MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
-------------------------------------------------------------------------------------

 39 - 60                         10        $  641,704,266     17.1%     67.0%   1.72x
 61 - 84                          9           159,127,984      4.3      63.7%   1.74x
 85 - 120                       116         2,885,925,275     77.1      69.0%   1.46x
121 - 180                         3            18,593,655      0.5      74.2%   1.28x
181 - 240                         9            37,658,463      1.0      64.8%   1.40x
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         147        $3,743,009,643    100.0%     68.5%   1.52x
-------------------------------------------------------------------------------------
WA REMAINING TERM:              106
-------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                        PROPERTY TYPE DISTRIBUTION
---------------------------------------------------------------------------------------------------------
                                                    NUMBER OF     PRINCIPAL                   WA    WA UW
PROPERTY TYPE             SUB PROPERTY TYPE        PROPERTIES      BALANCE       % OF IPB    LTV     DSCR
---------------------------------------------------------------------------------------------------------

OFFICE                    CBD                           40      $1,074,549,847     28.7%    69.5%   1.56x
                          Suburban                      64         740,884,932     19.8     74.8%   1.39x
                          Office/Retail                  1          60,000,000      1.6     77.3%   1.22x
                             Subtotal:                 105      $1,875,434,779     50.1%    71.8%   1.48x
---------------------------------------------------------------------------------------------------------
RETAIL                    Anchored                      60      $  859,906,345     23.0%    59.0%   1.79x
                          Unanchored                    17          96,879,405      2.6     74.4%   1.29x
                          Regional Mall                  1          87,500,000      2.3     79.9%   1.14x
                          Shadow Anchored                5          26,388,126      0.7     73.4%   1.28x
                             Subtotal:                  83      $1,070,673,876     28.6%    62.5%   1.68x
---------------------------------------------------------------------------------------------------------
MULTIFAMILY               Garden                        20      $  226,329,657      6.0%    73.4%   1.36x
                          Mid/High Rise                  1         160,000,000      4.3     63.0%   1.22x
                             Subtotal:                  21      $  386,329,657     10.3%    69.1%   1.30x
---------------------------------------------------------------------------------------------------------
INDUSTRIAL                Flex                          20      $  123,840,268      3.3%    70.0%   1.43x
                          Warehouse/Distribution         8          49,259,979      1.3     73.1%   1.38x
                             Subtotal:                  28      $  173,100,247      4.6%    70.9%   1.42x
---------------------------------------------------------------------------------------------------------
SENIOR HOUSING            Independent Living             5      $  110,219,826      2.9%    60.4%   1.48x
---------------------------------------------------------------------------------------------------------
HOTEL                     Full Service                   7      $   56,496,000      1.5%    62.3%   1.70x
                          Limited Service                5          33,592,500      0.9     74.5%   1.45x
                             Subtotal:                  12      $   90,088,500      2.4%    66.9%   1.60x
---------------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING                                     3      $   34,066,000      0.9%    79.4%   1.25x
---------------------------------------------------------------------------------------------------------
SELF-STORAGE                                             1      $    3,096,757      0.1%    70.4%   1.36x
---------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                258      $3,743,009,643    100.0%    68.5%   1.52x
---------------------------------------------------------------------------------------------------------

* The Class HG Certificates only represent interests in the Houston Galleria trust subordinate companion loan. Payments on these Certificates will be subordinated to payments to the other classes of Certificates represented in this table only to the extent that payments on the Houston Galleria trust subordinate companion loan are generally subordinate to payments on the Houston
Galleria loan, and with respect to the extent that losses and certain expenses are incurred to the Houston Galleria loan. In addition, because the Colony
Portfolio is secured by 8 mortgaged properties, each with its own maturity date and prepayment lockout period, solely for purposes of the statistical and numerical information presented herein, it is treated as 8 cross-collateralized and cross-defaulted mortgage loans, each secured by a separate mortgaged property.

                                      8 of 14

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                MORTGAGE LOANS CHARACTERISTICS - LOAN GROUP 1(1)
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                       ORIGINAL AMORTIZATION TERM IN MONTHS(2)
-------------------------------------------------------------------------------------
ORIGINAL AMORTIZATION        NUMBER OF        PRINCIPAL                         WA UW
TERM                      MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
-------------------------------------------------------------------------------------

120 - 240                        10        $   48,957,535      2.0%     63.9%   1.31x
241 - 300                        10            99,990,367      4.1      70.2%   1.38x
301 - 330                         2            90,545,674      3.7      79.9%   1.14x
331 - 397                       100         2,228,040,210     90.3      70.5%   1.39x
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         122        $2,467,533,786    100.0%     70.7%   1.38x
-------------------------------------------------------------------------------------
WA ORIGINAL AMORT TERM:                        355 MONTHS
-------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                            LTV RATIOS AS OF THE CUT-OFF DATE
----------------------------------------------------------------------------------------
                                NUMBER OF        PRINCIPAL                         WA UW
CUT-OFF LTV                  MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
----------------------------------------------------------------------------------------

22.7% - 50.0%                        5        $  324,593,383      8.7%     45.7%   1.99x
50.1% - 60.0%                       12           341,388,331      9.1      55.9%   1.95x
60.1% - 65.0%                       21           771,942,582     20.6      61.9%   1.52x
65.1% - 70.0%                       12           217,322,234      5.8      67.8%   1.46x
70.1% - 75.0%                       35           637,031,929     17.0      72.6%   1.53x
75.1% - 80.0%                       62         1,450,731,184     38.8      78.3%   1.31x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            147        $3,743,009,643    100.0%     68.5%   1.52x
----------------------------------------------------------------------------------------
WA CUT-OFF DATE LTV RATIO:                              68.5%
----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                    AMORTIZATION TYPES
-----------------------------------------------------------------------------------------
                                 NUMBER OF        PRINCIPAL                         WA UW
AMORTIZED TYPES               MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
-----------------------------------------------------------------------------------------

BALLOON LOANS
   PARTIAL INTEREST-ONLY(5)          59        $1,561,172,036     41.7%     71.7%   1.37x
   INTEREST-ONLY(2), (6)             25         1,275,475,857     34.1      64.2%   1.78x
   BALLOON(7)                        55           875,391,935     23.4      69.1%   1.40x
SUBTOTAL:                           139        $3,712,039,828     99.2%     68.5%   1.52x
-----------------------------------------------------------------------------------------
FULLY AMORTIZING                      8        $   30,969,815      0.8%     63.2%   1.37x
-----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             147        $3,743,009,643    100.0%     68.5%   1.52x
-----------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                          PARTIAL INTEREST-ONLY PERIODS
-------------------------------------------------------------------------------------
PARTIAL INTEREST-ONLY        NUMBER OF        PRINCIPAL                         WA UW
PERIODS                   MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
-------------------------------------------------------------------------------------

1 - 12                            5        $   28,085,036      1.8%     70.2%   1.56x
13 - 24                          12           295,450,000     18.9      76.8%   1.31x
25 - 36                          16           342,384,000     21.9      70.5%   1.27x
37 - 48                           1            87,500,000      5.6      79.9%   1.14x
49 - 84                          25           807,753,000     51.7      69.5%   1.45x
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          59        $1,561,172,036    100.0%     71.7%   1.37x
-------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                       REMAINING AMORTIZATION TERM IN MONTHS(2)
--------------------------------------------------------------------------------------
REMAINING AMORTIZATION        NUMBER OF        PRINCIPAL                         WA UW
TERM                       MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
--------------------------------------------------------------------------------------

118 - 240                         10        $   48,957,535      2.0%     63.9%   1.31x
241 - 300                         10            99,990,367      4.1      70.2%   1.38x
301 - 330                          2            90,545,674      3.7      79.9%   1.14x
331 - 397                        100         2,228,040,210     90.3      70.5%   1.39x
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          122        $2,467,533,786    100.0%     70.7%   1.38x
--------------------------------------------------------------------------------------
WA REMAINING AMORT TERM:                        354 MONTHS
--------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                       LTV RATIOS AS OF THE MATURITY/ARD DATE(4)
---------------------------------------------------------------------------------------
                               NUMBER OF        PRINCIPAL                         WA UW
MATURITY LTV                MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
---------------------------------------------------------------------------------------

19.1% - 30.0%                       3        $   38,005,660      1.0%     37.0%   1.69x
30.1% - 50.0%                       8           318,295,100      8.6      48.1%   1.98x
50.1% - 60.0%                      31         1,093,962,510     29.5      61.6%   1.62x
60.1% - 70.0%                      66           946,660,558     25.5      73.8%   1.36x
70.1% - 79.8%                      31         1,315,116,000     35.4      76.2%   1.43x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           139        $3,712,039,828    100.0%     68.5%   1.52x
---------------------------------------------------------------------------------------
WA LTV RATIO AT MATURITY/
   ARD DATE:                                           63.0%
---------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                          YEAR BUILT/RENOVATED(8), (9)
-------------------------------------------------------------------------------------------
YEAR                              NUMBER OF         PRINCIPAL                         WA UW
BUILT/RENOVATED           MORTGAGED PROPERTIES       BALANCE      % OF IPB   WA LTV    DSCR
-------------------------------------------------------------------------------------------

1957 - 1959                          1           $   32,650,000      0.9%     79.7%   1.46x
1960 - 1969                          1                1,830,000      0.0      74.5%   1.33x
1970 - 1979                         12              160,488,620      4.3      75.9%   1.30x
1980 - 1989                         49              615,381,919     16.5      74.5%   1.36x
1990 - 1999                         74              784,254,583     21.0      68.9%   1.55x
2000 - 2005                        120            2,140,508,521     57.3      66.0%   1.56x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            257           $3,735,113,643    100.0%     68.5%   1.52x
-------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                   PREPAYMENT PROTECTION
------------------------------------------------------------------------------------------
                                  NUMBER OF        PRINCIPAL                         WA UW
PREPAYMENT PROTECTION          MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
------------------------------------------------------------------------------------------

DEFEASANCE(10)                        128       $3,484,117,811     93.1%     68.7%   1.49x
YIELD MAINTENANCE                      16          247,116,832      6.6      65.0%   1.89x
DEFEASANCE/YIELD MAINTENANCE            1            6,875,000      0.2      72.0%   1.20x
YIELD MAINTENANCE/PREPAYMENT
   PENALTY                              2            4,900,000      0.1      67.7%   1.48x
------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               147       $3,743,009,643    100.0%     68.5%   1.52x
------------------------------------------------------------------------------------------

(1)  The Class HG Certificates only represent interests in the Houston Galleria trust subordinate companion loan. Payments on these Certificates will be subordinated to payments to the other classes of Certificates represented in this table only to the extent that payments on the Houston Galleria trust subordinate companion loan are generally subordinate to payments on the Houston Galleria loan, and with respect to the extent that losses and certain expenses are incurred to the Houston Galleria loan. In addition, because the Colony Portfolio is secured by 8 mortgaged properties, each with its own maturity date and prepayment lockout period, solely for purposes of the statistical and numerical information presented herein, it is treated as 8 cross-collateralized and cross-defaulted mortgage loans each secured by a separate mortgaged property.

(2)  Excludes loans that are interest-only for the entire term.

(3)  Excludes the mortgage loans that pay interest-only for a portion of their term.

(4)  Excludes the fully amortizing mortgage loans.

(5)  Includes one partial interest-only ARD loan representing 0.3% of the aggregate principal balance of the Loan Group 1 mortgage loans as of the cut-off date.

(6)  Includes two interest-only ARD loans representing 0.4% of the aggregate principal balance of the Loan Group 1 mortgage loans as of the cut-off date.

(7)  Includes one amortizing ARD loan representing 1.5% of the aggregate principal balance of the Loan Group 1 mortgage loans as of the cut-off date.

(8)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each mortgaged property.

(9)  Excludes one mortgage loan, identified as Loan No. 106 on Annex A-1, which represents 0.2% of the initial Loan Group 1 Balance, which is secured by a parcel of land leased to a hotel.

(10) Includes 1 mortgage loan, representing 9.0% of the aggregate principal balance of the Loan Group 1 mortgage loans as of the cut-off date, that is prepayable with yield maintenance until the expiration of the lockout period and then is subject to defeasance.

                                     9 of 14

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                 MORTGAGE LOAN CHARACTERISTICS - LOAN GROUP 2*
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                             CUT-OFF DATE PRINCIPAL BALANCE
---------------------------------------------------------------------------------------
                                 NUMBER OF       PRINCIPAL                        WA UW
RANGE OF PRINCIPAL BALANCES   MORTGAGE LOANS      BALANCE     % OF IPB   WA LTV    DSCR
---------------------------------------------------------------------------------------

$998,948 - $2,999,999                   10     $ 21,686,848      4.8%     71.3%   1.60x
$3,000,000 - $3,999,999                  5       16,777,908      3.7      68.7%   1.59x
$4,000,000 - $4,999,999                  3       13,734,711      3.0      79.0%   1.40x
$5,000,000 - $6,999,999                  5       30,999,375      6.8      61.7%   1.71x
$7,000,000 - $9,999,999                  8       61,394,983     13.5      73.4%   1.38x
$10,000,000 - $14,999,999                5       70,190,312     15.5      77.6%   1.33x
$15,000,000 - $24,999,999               11      212,233,000     46.8      73.2%   1.36x
$25,000,000 - $130,000,000               1       26,400,000      5.8      79.8%   1.21x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 48     $453,417,137    100.0%     73.4%   1.40x
---------------------------------------------------------------------------------------
AVERAGE PER LOAN:               $9,446,190
---------------------------------------------------------------------------------------
AVERAGE PER PROPERTY:           $8,243,948
---------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
                          RANGE OF MORTGAGE INTEREST RATES
-----------------------------------------------------------------------------------
RANGE OF MORTGAGE            NUMBER OF       PRINCIPAL                        WA UW
INTEREST RATES            MORTGAGE LOANS      BALANCE     % OF IPB   WA LTV    DSCR
-----------------------------------------------------------------------------------

4.9800% - 4.9999%                  1       $ 14,000,000      3.1%     80.0%   1.20x
5.0000% - 5.4999%                 36        341,027,316     75.2      73.0%   1.44x
5.5000% - 5.8500%                 11         98,389,821     21.7      73.7%   1.27x
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           48       $453,417,137    100.0%     73.4%   1.40x
-----------------------------------------------------------------------------------
WA INTEREST RATE:             5.4072%
-----------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                       ORIGINAL TERM TO MATURITY/ARD IN MONTHS
-------------------------------------------------------------------------------------
                               NUMBER OF       PRINCIPAL                        WA UW
ORIGINAL TERM TO MATURITY   MORTGAGE LOANS      BALANCE     % OF IPB   WA LTV    DSCR
-------------------------------------------------------------------------------------

60 - 84                            11        $179,033,312     39.5%     74.7%   1.43x
85 - 120                           37         274,383,825     60.5      72.5%   1.38x
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            48        $453,417,137    100.0%     73.4%   1.40x
-------------------------------------------------------------------------------------
WEIGHTED AVERAGE ORIGINAL
   TERM TO MATURITY:              104
-------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                 GEOGRAPHIC DISTRIBUTION
-----------------------------------------------------------------------------------------
                                NUMBER OF          PRINCIPAL                        WA UW
STATE                     MORTGAGED PROPERTIES      BALANCE     % OF IPB   WA LTV    DSCR
-----------------------------------------------------------------------------------------

TEXAS                               12           $144,412,783     31.8%     75.2%   1.29x
MARYLAND                             8            130,000,000     28.7      74.4%   1.47x
OTHER                               35            179,004,354     39.5      71.3%   1.43x
-----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             55           $453,417,137    100.0%     73.4%   1.40x
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
                UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
-----------------------------------------------------------------------------------
                             NUMBER OF       PRINCIPAL                        WA UW
UW DSCR                   MORTGAGE LOANS      BALANCE     % OF IPB   WA LTV    DSCR
-----------------------------------------------------------------------------------

1.20X - 1.39X                    19        $224,086,745     49.4%     74.9%   1.26x
1.40X - 1.49X                    13         164,712,051     36.3      74.7%   1.47x
1.50X - 1.99X                    12          51,919,393     11.5      65.0%   1.61x
2.00X - 2.13X                     4          12,698,948      2.8      63.8%   2.08x
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          48        $453,417,137    100.0%     73.4%   1.40x
-----------------------------------------------------------------------------------
WA UW DSCR:                    1.40X
-----------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                    REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
--------------------------------------------------------------------------------------
RANGE OF REMAINING TERMS        NUMBER OF       PRINCIPAL                        WA UW
TO MATURITY                  MORTGAGE LOANS      BALANCE     % OF IPB   WA LTV    DSCR
--------------------------------------------------------------------------------------

57 - 60                             2         $ 32,033,312      7.1%     79.0%   1.37x
61 - 84                             9          147,000,000     32.4      73.8%   1.44x
85 - 120                           37          274,383,825     60.5      72.5%   1.38x
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            48         $453,417,137    100.0%     73.4%   1.40x
--------------------------------------------------------------------------------------
WEIGHTED AVERAGE REMAINING
   TERM TO MATURITY/ARD:          103
--------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                     PROPERTY TYPE DISTRIBUTION
---------------------------------------------------------------------------------------------------
                                                 NUMBER OF     PRINCIPAL                WA    WA UW
PROPERTY TYPE            SUB PROPERTY TYPE      PROPERTIES      BALANCE     % OF IPB    LTV    DSCR
---------------------------------------------------------------------------------------------------

MULTIFAMILY              Garden                     49       $432,591,744     95.4%    74.0%  1.39x
---------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING     MANUFACTURED HOUSING        6       $ 20,825,393      4.6%    60.2%  1.59x
---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                              55       $453,417,137    100.0%    73.4%  1.40x
---------------------------------------------------------------------------------------------------

*    The Class HG Certificates only represent interests in the Houston Galleria trust subordinate companion loan. Payments on these Certificates will be subordinated to payments to the other classes of Certificates represented in this table only to the extent that payments on the Houston Galleria trust subordinate companion loan are generally subordinate to payments on the Houston Galleria loan, and with respect to the extent that losses and certain expenses are incurred to the Houston Galleria loan. In addition, because the Colony Portfolio mortgage loan is secured by 8 mortgaged properties, each with its own maturity date and prepayment lockout period, solely for purposes of the statistical and numerical information presented herein, it is treated as 8 separate mortgage loans each secured by a separate mortgaged property.

                                    10 of 14

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                MORTGAGE LOANS CHARACTERISTICS - LOAN GROUP 2(1)
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                         ORIGINAL AMORTIZATION TERM IN MONTHS(2)
-----------------------------------------------------------------------------------------
ORIGINAL AMORTIZATION              NUMBER OF       PRINCIPAL                        WA UW
TERM                            MORTGAGE LOANS      BALANCE     % OF IPB   WA LTV    DSCR
-----------------------------------------------------------------------------------------

240 - 330                              1         $  6,113,307      2.1%     73.7%   1.66x
331 - 360                             34          281,403,829     97.9      73.1%   1.32x
-----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               35         $287,517,137    100.0%     73.1%   1.33x
-----------------------------------------------------------------------------------------
WEIGHTED AVERAGE ORIGINAL
   AMORTIZATION TERM:                              357 MONTHS
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                            LTV RATIOS AS OF THE CUT-OFF DATE
-----------------------------------------------------------------------------------------
                                  NUMBER OF        PRINCIPAL                        WA UW
CUT-OFF LTV                     MORTGAGE LOANS      BALANCE     % OF IPB   WA LTV    DSCR
-----------------------------------------------------------------------------------------

42.9% - 50.0%                          4         $ 11,297,580      2.5%     44.8%   1.80x
50.1% - 65.0%                          5           22,180,765      4.9      61.0%   1.71x
65.1% - 75.0%                         20          262,567,778     57.9      72.3%   1.41x
75.1% - 80.0%                         19          157,371,014     34.7      79.0%   1.30x
-----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               48         $453,417,137    100.0%     73.4%   1.40x
-----------------------------------------------------------------------------------------
WA CUT-OFF DATE LTV RATIO:                               73.4%
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                    AMORTIZATION TYPES
-----------------------------------------------------------------------------------------
                                   NUMBER OF       PRINCIPAL                        WA UW
AMORTIZED TYPES                 MORTGAGE LOANS      BALANCE     % OF IPB   WA LTV    DSCR
-----------------------------------------------------------------------------------------

BALLOON LOANS
   INTEREST-ONLY(3)                   13         $165,900,000     36.6%     73.9%   1.52x
   PARTIAL INTEREST-ONLY              12          153,554,000     33.9      74.1%   1.26x
   BALLOON                            23          133,963,137     29.5      72.0%   1.40x
-----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               48         $453,417,137    100.0%     73.4%   1.40x
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                              PARTIAL INTEREST-ONLY PERIODS
-----------------------------------------------------------------------------------------
PARTIAL INTEREST-ONLY              NUMBER OF       PRINCIPAL                        WA UW
PERIODS                         MORTGAGE LOANS      BALANCE     % OF IPB   WA LTV    DSCR
-----------------------------------------------------------------------------------------

24 - 36                               10         $111,154,000     72.4%     73.6%   1.28x
37 - 48                                1           26,400,000     17.2      79.8%   1.21x
49 - 60                                1           16,000,000     10.4      68.1%   1.28x
-----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               12         $153,554,000    100.0%     74.1%   1.26x
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                         REMAINING AMORTIZATION TERM IN MONTHS(2)
-----------------------------------------------------------------------------------------
REMAINING AMORTIZATION             NUMBER OF       PRINCIPAL                        WA UW
TERM                            MORTGAGE LOANS      BALANCE     % OF IPB   WA LTV    DSCR
-----------------------------------------------------------------------------------------

234 - 330                              1         $  6,113,307      2.1%     73.7%   1.66x
331 - 360                             34          281,403,829     97.9      73.1%   1.32x
-----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               35         $287,517,137    100.0%     73.1%   1.33x
-----------------------------------------------------------------------------------------
WEIGHTED AVERAGE REMAINING
   AMORTIZATION TERM:                              357 MONTHS
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                          LTV RATIOS AS OF THE MATURITY/ARD DATE
-----------------------------------------------------------------------------------------
                                   NUMBER OF       PRINCIPAL                        WA UW
MATURITY LTV                    MORTGAGE LOANS      BALANCE     % OF IPB   WA LTV    DSCR
-----------------------------------------------------------------------------------------

35.4% - 50.0%                          7         $ 26,391,653      5.8%     55.7%   1.67x
50.1% - 60.0%                          3           32,483,105      7.2      70.0%   1.40x
60.1% - 70.0%                         26          194,549,067     42.9      73.5%   1.35x
70.1% - 78.3%                         12          199,993,312     44.1      76.2%   1.41x
-----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               48         $453,417,137    100.0%     73.4%   1.40x
-----------------------------------------------------------------------------------------
WA LTV RATIO AT MATURITY/
   ARD DATE:                                             67.2%
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                      YEAR BUILT/RENOVATED
-----------------------------------------------------------------------------------------------
                                      NUMBER OF          PRINCIPAL                        WA UW
YEAR BUILT/RENOVATED            MORTGAGED PROPERTIES      BALANCE     % OF IPB   WA LTV    DSCR
-----------------------------------------------------------------------------------------------

1954 - 1959                            1               $    998,948      0.2%     49.5%   2.00x
1960 - 1969                            1                  3,589,303      0.8      72.9%   1.20x
1970 - 1979                           11                 74,385,456     16.4      71.7%   1.44x
1980 - 1989                            9                 91,637,067     20.2      72.8%   1.50x
1990 - 1999                           10                 77,767,260     17.2      73.0%   1.41x
2000 - 2005                           23                205,039,103     45.2      74.6%   1.33x
-----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               55               $453,417,137    100.0%     73.4%   1.40x
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                  PREPAYMENT PROTECTION
-----------------------------------------------------------------------------------------
                                   NUMBER OF       PRINCIPAL                        WA UW
PREPAYMENT PROTECTION           MORTGAGE LOANS      BALANCE     % OF IPB   WA LTV    DSCR
-----------------------------------------------------------------------------------------

DEFEASANCE                            43         $397,166,574     87.6%     72.5%   1.42x
YIELD MAINTENANCE                      5           56,250,562     12.4      79.9%   1.24x
-----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               48         $453,417,137    100.0%     73.4%   1.40x
-----------------------------------------------------------------------------------------

(1)  The Class HG Certificates only represent interests in the Houston Galleria trust subordinate companion loan. Payments on these Certificates will be subordinated to payments to the other classes of Certificates represented in this table only to the extent that payments on the Houston Galleria trust subordinate companion loan are generally subordinate to payments on the Houston Galleria loan, and with respect to the extent that losses and certain expenses are incurred to the Houston Galleria loan. In addition, because the Colony Portfolio is secured by 8 mortgaged properties, each with its own maturity date and prepayment lockout period, solely for purposes of the statistical and numerical information presented herein, it is treated as 8 cross-collateralized and cross-defaulted mortgage loans each secured by a separate mortgaged property.

(2)  Excludes loans that are interest only for the entire term.

(3)  Excludes the mortgage loans which pay interest-only for a portion of their term.

                                    11 of 14

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
    TOP 15 MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS(1)
--------------------------------------------------------------------------------

  LOAN      LOAN NAME                         LOAN    CUT-OFF DATE    % OF
SELLER(2)   (LOCATION)                       GROUP       BALANCE       IPB       UNITS
------------------------------------------------------------------------------------------

  EHY       Brookdale Office Portfolio         1     $  335,000,000    8.0%      3,106,566
               (Various)
  JPMCB     Houston Galleria                   1     $  290,000,000    6.9%      1,468,776
               (Houston, TX)
  JPMCB     Selig Office Portfolio             1     $  242,000,000    5.8%      1,507,220
               (Seattle, WA)
  NCCI      2 Grand Central Tower              1     $  190,000,000    4.5%        636,242
               (New York, NY)
  EHY       Jordan Creek                       1     $  174,783,146    4.2%        939,085
               (West Des Moines, IA)
------------------------------------------------------------------------------------------
  EHY       Grand Plaza                        1     $  160,000,000    3.8%            481
               (Chicago, IL)
  JPMCB     DRA-CRT Portfolio II               1     $  138,100,000    3.3%      1,391,330
               (Various)
  NCCI      Bluebird Portfolio                 2     $  130,000,000    3.1%          1,720
               (Baltimore, MD)
  JPMCB     Colony Portfolio                   1     $  127,383,000    3.0%  1,487,342/883
               (Various)
  EHY       NEC America Corporate Center       1     $  102,000,000    2.4%        526,245
               (Irving, TX)
------------------------------------------------------------------------------------------
  EHY       Atlantic Development Portfolio     1     $   96,590,000    2.3%        902,237
               (Various, NJ)
  IXIS      Hanover Mall                       1     $   87,500,000    2.1%        706,005
               (Hanover, MA)
  JPMCB     Chartwell Portfolio                1     $   87,219,826    2.1%            544
               (Various, CO)
  JPMCB     45 Broadway                        1     $   76,900,000    1.8%        368,122
               (New York, NY)
  EHY       32 & 42 Broadway                   1     $   75,000,000    1.8%        494,776
               (New York, NY)
------------------------------------------------------------------------------------------
            TOP 5 TOTAL/WEIGHTED AVERAGE:            $1,231,783,146   29.4%
            TOP 10 TOTAL/WEIGHTED AVERAGE:           $1,889,266,146   45.0%
            TOP 15 TOTAL/WEIGHTED AVERAGE:           $2,312,475,972   55.1%
------------------------------------------------------------------------------------------

  LOAN        UNIT OF       LOAN PER     UW     CUT-OFF       PROPERTY
SELLER(2)     MEASURE         UNIT      DSCR   LTV RATIO        TYPE
-------------------------------------------------------------------------

  EHY       Square Feet   $       108   1.67x    60.4%         Office

  JPMCB     Square Feet   $       395   2.00x    47.5%         Retail

  JPMCB     Square Feet   $       161   1.53x    71.8%         Office

  NCCI      Square Feet   $       299   1.75x    72.7%         Office

  EHY       Square Feet   $       186   1.71x    55.1%         Retail

-------------------------------------------------------------------------
  EHY          Units      $   332,640   1.22x    63.0%       Multifamily

  JPMCB     Square Feet   $        99   1.52x    76.2%         Office

  NCCI         Units      $    75,581   1.47x    74.4%       Multifamily

  JPMCB        Square     $52/$56,002   1.62x    61.4%         Various
             Feet/Units
  EHY       Square Feet   $       194   1.33x    80.0%         Office

-------------------------------------------------------------------------
  EHY       Square Feet   $       107   1.22x    78.8%         Various

  IXIS      Square Feet   $       124   1.14x    79.9%         Retail

  JPMCB        Units      $   160,331   1.44x    68.4%     Senior Housing

  JPMCB     Square Feet   $       209   1.20x    78.9%         Office

  EHY       Square Feet   $       152   1.23x    75.8%         Office

-------------------------------------------------------------------------
                                        1.74x    60.7%
                                        1.63x    64.1%
                                        1.56x    66.3%
-------------------------------------------------------------------------

(1)  Information with respect to any mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan(s), and in the case of the Houston Galleria loan in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan to value ratios, includes the principal balance and debt service payments of the Houston Galleria pari passu companion loan. In addition, because the Colony Portfolio mortgage loan is secured by
     8 mortgaged properties, each with its own maturity date and prepayment lockout period, solely for purposes of the statistical and numerical information presented herein, it is treated as 8 cross-collateralized and cross-defaulted mortgage loans each secured by a separate mortgaged property.

(2)  "JPMCB" = JPMorgan Chase Bank, N.A.; "NCCI" = Nomura Credit & Capital, Inc;
     "EHY" = Eurohypo AG, New York Branch; "IXIS" = IXIS Real Estate Capital
     Inc.

                                    12 of 14

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                LARGE LOAN PARI PASSU AND COMPANION LOAN SUMMARY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                         CUT-OFF        SHADOW RATING                  SPECIAL
          PROPERTY NAME               TRANSACTION        BALANCE     (MOODY'S/S&P/FITCH)   SERVICER   SERVICER
--------------------------------------------------------------------------------------------------------------

BROOKDALE OFFICE PORTFOLIO
                           A-NOTE   JPMCC 2005-LDP5   $335,000,000           N/A              GMAC     Midland
                           B-NOTE          N/A          81,000,000           N/A              GMAC     Midland
                TOTAL INDEBTNESS:                     $416,000,000

HOUSTON GALLERIA
              PARI PASSU A-1 NOTE   JPMCC 2005-LDP5   $290,000,000      Baa2/BBB-/BBB-      Midland    Midland
              PARI PASSU A-2 NOTE          TBD         290,000,000      Baa2/BBB-/BBB-      Midland    Midland
                    TOTAL A-NOTE:                     $580,000,000
                           B-NOTE          N/A        $110,000,000           N/A            Midland    Midland
NON-POOLED C-NOTE COMPONENT (HG1)   JPMCC 2005-LDP5     28,000,000           N/A            Midland    Midland
NON-POOLED C-NOTE COMPONENT (HG2)   JPMCC 2005-LDP5     24,000,000           N/A            Midland    Midland
NON-POOLED C-NOTE COMPONENT (HG3)   JPMCC 2005-LDP5     40,800,000           N/A            Midland    Midland
NON-POOLED C-NOTE COMPONENT (HG4)   JPMCC 2005-LDP5     32,400,000           N/A            Midland    Midland
NON-POOLED C-NOTE COMPONENT (HG5)   JPMCC 2005-LDP5      5,800,000           N/A            Midland    Midland
                TOTAL INDEBTNESS:                     $821,000,000

JORDAN CREEK

                           A-NOTE   JPMCC 2005-LDP5   $174,783,146      Baa3/BBB-/BBB-        GMAC     Midland
                           B-NOTE          N/A          22,155,610           N/A              GMAC     Midland
                TOTAL INDEBTNESS:                     $196,938,756
--------------------------------------------------------------------------------------------------------------

                                    13 of 14

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                             SHORT TERM LOAN SUMMARY
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                            CUT-OFF                                          CUT-OFF
LOAN ID     LOAN      LOAN NAME                              PROPERTY        DATE       % OF   REMAINING   REM. IO     UW      LTV
  NO.     SELLER(2)   (LOCATION)                               TYPE       BALANCE(1)     IPB      TERM       TERM     DSCR    RATIO
------------------------------------------------------------------------------------------------------------------------------------

5         EHY         Jordan Creek                            Retail     $174,783,146   4.2%      39           0     1.71x    55.1%
                         (West Des Moines, IA)
4         NCCI        2 Grand Central Tower                   Office     $190,000,000   4.5%      55          55     1.75x    72.7%
                         (New York, NY)
36        NCCI        610 Broadway (NY)                       Office     $ 45,000,000   1.1%      56          56     1.69x    75.9%
                         (New York, NY)
62        EHY         The Vanderbilt Apartments            Multifamily   $ 17,300,000   0.4%      57          57     1.49x    78.3%
                         (Houston, TX)
7         JPMCB       DRA-CRT Portfolio II                    Office     $138,100,000   3.3%      58          58     1.52x    76.2%
                         (Various, Various)
70        EHY         Aslan Birmingham Portfolio           Multifamily   $ 14,733,312   0.4%      58           0     1.23x    79.9%
                         (Birmingham, AL)
157       NCCI        Walgreens - Hobart                      Retail     $  3,570,000   0.1%      59          59     2.40x    60.5%
                         (Hobart, IN)
179       NCCI        Golfsmith                               Retail     $  2,476,400   0.1%      59          59     2.64x    53.8%
                         (Altamonte Springs, FL)
35        NCCI        Lincoln Plaza                           Retail     $ 47,499,720   1.1%      60          60     2.22x    55.9%
                         (Worcester, MA)
18        JPMCB       1465 North McDowell                     Office     $ 18,825,000   0.4%      60          60     1.62x    61.4%
                         (Petaluma, CA)
21        JPMCB       Mandalay at Shadow Lake              Multifamily   $ 12,750,000   0.3%      60          60     1.62x    61.4%
                         (Houston, TX)
97        JPMCB       Sterling Hills Apts                  Multifamily   $  8,700,000   0.2%      60          60     1.41x    79.8%
                         (Johnson City, TN)
47        JPMCB       LXP - Experian - TRW                    Office     $ 30,582,338   0.7%      65          65     1.79x    65.1%
                         (Allen, TX)
19        JPMCB       Lodges at Frisco                     Multifamily   $ 14,100,000   0.3%      72          72     1.62x    61.4%
                         (Frisco, TX)
20        JPMCB       Park Center Building NEC                Office     $ 14,000,000   0.3%      72          72     1.62x    61.4%
                         (Herndon, VA)
8-15      NCCI        Bluebird Portfolio                   Multifamily   $130,000,000   3.1%      82          82     1.47x    74.4%
                         (Baltimore, MD)
52        NCCI        Granite Run Apts.                    Multifamily   $ 26,000,000   0.6%      82          82     1.41x    75.1%
                         (Baltimore, MD)
40        NCCI        Market at Polaris                       Retail     $ 36,195,646   0.9%      84          84     2.23x    56.8%
                         (Columbus, OH)
17        JPMCB       Briargate On Main                    Multifamily   $ 22,600,000   0.5%      84          84     1.62x    61.4%
                         (Parker, CO)
64        JPMCB       Sonterra at Buckingham               Multifamily   $ 17,000,000   0.4%      84          24     1.20x    69.1%
                         (Richardson, TX)
89        JPMCB       Alstom SA & Werner Holding Co.        Industrial   $ 10,750,000   0.3%      84           0     1.41x    64.8%
                         (Erlanger, KY)
161       EHY         Bank of America Building - Houston      Office     $  3,300,000   0.1%      84           0     1.51x    71.7%
                         (Humble, TX)
189       EHY         Plazas at Legacy Park                   Retail     $  1,600,000   0.0%      84           0     1.43x    59.3%
                         (Houston, TX)
------------------------------------------------------------------------------------------------------------------------------------

(1)  Information with respect to any mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan(s), and in the case of the Houston Galleria loan in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan to value ratios, includes the principal balance and debt service payments of the Houston Galleria pari passu companion loan. In addition, because the Colony Portfolio mortgage loan is secured by
     8 mortgaged properties, each with its own maturity date and prepayment lockout period, solely for purposes of the statistical and numerical information presented herein, it is treated as 8 cross-collateralized and cross-defaulted mortgage loans each secured by a separate mortgaged property.

(2)  "JPMCB" = JPMorgan Chase Bank, N.A.; "NCCI" = Nomura Credit & Capital, Inc;
     "EHY" = Eurohypo AG, New York Branch

                                    14 of 14

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                                         ANNEX D

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 01/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   01/15/2005
135 S. LaSalle Street   Suite 1625    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
Chicago, IL 60603                                    SERIES 2005-LDP5                 Next Payment:   02/15/2005
                                                                                      Record Date:    12/XX/2005

                                                     ABN AMRO ACCT: XX-XXXX-XX-X
                                                                                      Analyst:
Administrator:

                       REPORTING PACKAGE TABLE OF CONTENTS

================================================================================

      Issue Id:                                                    XXXXXXXX
      Monthly Data File Name:                         XXXXXXXX_YYYYMM_3.zip

================================================================================

================================================================================

                                                                         Page(s)
                                                                         -------
      REMIC Certificate Report
      Bond Interest Reconciliation
      Cash Reconciliation Summary
      15 Month Historical Loan Status Summary
      15 Month Historical Payoff/Loss Summary
      Historical Collateral Level Prepayment Report
      Delinquent Loan Detail
      Mortgage Loan Characteristics
      Loan Level Detail
      Specialty Serviced Report
      Modified Loan Detail
      Realized Loss Detail
      Appraisal Reduction Detail

================================================================================

================================================================================

      Closing Date:                                            12/XX/2005
      First Payment Date:                                      01/15/2005
      Assumed Final Payment Date:                              XX/XX/XXXX

================================================================================

================================================================================

                           PARTIES TO THE TRANSACTIONS
--------------------------------------------------------------------------------
        DEPOSITOR: J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                    UNDERWRITER: J.P. MORGAN SECURITIES INC.
                                MASTER SERVICER:
                  SPECIAL SERVICER: MIDLAND LOAN SERVICES, INC.
         RATING AGENCY: Standard & Poor's/Moody's Ratings Services/Fitch
================================================================================

================================================================================

       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
--------------------------------------------------------------------------------
      LaSalle Web Site                                   www.etrustee.net
      Servicer Website
      LaSalle Factor Line                                  (800) 246-5761

================================================================================

11/30/2005 - 14:20 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 01/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   01/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP5                 Next Payment:   02/15/2005
                                                                                      Record Date:    12/XX/2005

WAC:
WA Life Term:
WA Amort Term:                                 ABN AMRO ACCT: XXXXXX.X
Current Index:
Net Index:

                                               REMIC CERTIFICATE REPORT

====================================================================================================================================
            ORIGINAL      OPENING     PRINCIPAL   PRINCIPAL      NEGATIVE     CLOSING      INTEREST     INTEREST     PASS-THROUGH
CLASS     FACE VALUE(1)   BALANCE      PAYMENT   ADJ. OR LOSS  AMORTIZATION   BALANCE     PAYMENT (2)  ADJUSTMENT        RATE
CUSIP      Per 1,000     Per 1,000    Per 1,000   Per 1,000      Per 1,000   Per 1,000     Per 1,000    Per 1,000     Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
             0.00         0.00         0.00          0.00         0.00         0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Total P&I Payment   0.00
====================================================================================================================================

Notes: (1) N denotes notional balance not included in total
       (2) Accrued Interest plus/minus Interest Adjustment minus Deferred Interest equals Interest Payment
       (3) Estimated

11/30/2005 - 14:20 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 01/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   01/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP5                 Next Payment:   02/15/2005
                                                                                      Record Date:    12/XX/2005

                                            ABN AMRO ACCT: XXXXXX.X

                                            BOND INTEREST RECONCILIATION

====================================================================================================================================
                                                         Deductions                                       Additions
                                              --------------------------------  ----------------------------------------------------
            Accrual                 Accrued              Deferred &               Prior        Int Accrual    Prepay-     Other
        -------------  Pass Thru  Certificate Allocable  Accretion   Interest   Int. Short-     on prior        ment     Interest
Class   Method   Days    Rate      Interest     PPIS      Interest   Loss/Exp    falls Due     Shortfall (3)  Penalties Proceeds (1)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                    0.00      0.00        0.00        0.00         0.00                         0.00      0.00
====================================================================================================================================

====================================================================================================================================
                                                                   Remaining
                  Distributable     Interest    Current Period    Outstanding       Credit Support
                   Certificate      Payment      (Shortfall)/      Interest      --------------------
Class              Interest (2)      Amount        Recovery       Shortfalls     Original   Current (4)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                       0.00            0.00                           0.00
====================================================================================================================================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
    Distributable Interest of the bonds.

(2) Accrued - Deductions + Additional Interest.

(3) Where applicable.

(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
(ii) the ending balance of all classes which are not subordinate to the class divided by (A).

11/30/2005 - 14:20 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 01/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   01/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP5                 Next Payment:   02/15/2005
                                                                                      Record Date:    12/XX/2005

                                            ABN AMRO ACCT: XXXXXX.X

                                              CASH RECONCILIATION SUMMARY

================================================================================
                                INTEREST SUMMARY
      ------------------------------------------------------------------
      Current Scheduled Interest
      Less Deferred Interest
      Less PPIS Reducing Schedule Int
      Plus Gross Advance Interest
      Less ASER Interest Adv Reduction
      Less Other Interest Not Advanced
      Less Other Adjustment
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      UNSCHEDULED INTEREST:
      ------------------------------------------------------------------
      Prepayment Penalties
      Yield Maintenance Penalties
      Other Interest Proceeds
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      Less Fees Paid to Servicer
      Less Fee Strips Paid by Servicer
      ------------------------------------------------------------------
      LESS FEES & EXPENSES PAID BY/TO SERVICER
      ------------------------------------------------------------------
      Special Servicing Fees
      Workout Fees
      Liquidation Fees
      Interest Due Serv on Advances
      Non Recoverable Advances
      Misc. Fees & Expenses
      ------------------------------------------------------------------
      Plus Trustee Fees Paid by Servicer
      ------------------------------------------------------------------
      Total Unscheduled Fees & Expenses
      ------------------------------------------------------------------
      Total Interest Due Trust
      ------------------------------------------------------------------
      LESS FEES & EXPENSES PAID BY/TO TRUST
      ------------------------------------------------------------------
      Trustee Fee
      Fee Strips
      Misc. Fees
      Interest Reserve Withholding
      Plus Interest Reserve Deposit
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      Total Interest Due Certs
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                               PRINCIPAL SUMMARY
      ------------------------------------------------------------------
      SCHEDULED PRINCIPAL:
      --------------------
      Current Scheduled Principal
      Advanced Scheduled Principal
      ------------------------------------------------------------------
      Scheduled Principal
      ------------------------------------------------------------------
      UNSCHEDULED PRINCIPAL:
      ----------------------
      Curtailments
      Advanced Scheduled Principal
      Liquidation Proceeds
      Repurchase Proceeds
      Other Principal Proceeds
      ------------------------------------------------------------------
      Total Unscheduled Principal
      ------------------------------------------------------------------
      Remittance Principal
      ------------------------------------------------------------------
      Remittance P&I Due Trust
      ------------------------------------------------------------------
      Remittance P&I Due Certs
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                              POOL BALANCE SUMMARY
      ------------------------------------------------------------------
                                             Balance           Count
      ------------------------------------------------------------------
      Beginning Pool
      Scheduled Principal
      Unscheduled Principal
      Deferred Interest
      Liquidations
      Repurchases
      ------------------------------------------------------------------
      Ending Pool
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                             SERVICING FEE SUMMARY
      ------------------------------------------------------------------
      Current Servicing Fees
      Plus Fees Advanced for PPIS
      Less Reduction for PPIS
      Plus Delinquent Servicing Fees
      ------------------------------------------------------------------
      Total Servicing Fees
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                                  PPIS SUMMARY
      ------------------------------------------------------------------
      Gross PPIS
      Reduced by PPIE
      Reduced by Shortfalls in Fees
      Reduced by Other Amounts
      ------------------------------------------------------------------
      PPIS Reducing Scheduled Interest
      ------------------------------------------------------------------
      PPIS Reducing Servicing Fee
      ------------------------------------------------------------------
      PPIS Due Certificate
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
      ------------------------------------------------------------------
                                              Principal      Interest
      ------------------------------------------------------------------
      Prior Outstanding
      Plus Current Period
      Less Recovered
      Less Non Recovered
      ------------------------------------------------------------------
      Ending Outstanding
      ------------------------------------------------------------------

================================================================================

11/30/2005 - 14:20 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 01/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   01/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP5                 Next Payment:   02/15/2005
                                                                                      Record Date:    12/XX/2005

                                            ABN AMRO ACCT: XXXXXX.X

                           ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

====================================================================================================================================
                                 Delinquency Aging Categories                                  Special Event Categories (1)
             -----------------------------------------------------------------------  ----------------------------------------------
             Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months  Foreclosure    REO    Modifications  Specially Serviced  Bankruptcy
Distribution -----------------------------------------------------------------------  ----------------------------------------------
   Date      #    Balance    #    Balance     #    Balance    #   Balance  # Balance   #   Balance       #    Balance     #  Balance
------------------------------------------------------------------------------------  ----------------------------------------------
01/15/05
------------------------------------------------------------------------------------  ----------------------------------------------

====================================================================================================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the
    Appropriate Delinquency Aging Category.

11/30/2005 - 14:20 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 01/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   01/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP5                 Next Payment:   02/15/2005
                                                                                      Record Date:    12/XX/2005

                                            ABN AMRO ACCT: XXXXXX.X

                              ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

====================================================================================================================================
                Ending                              Appraisal                     Realized       Remaining          Curr
               Pool (1)    Payoffs (2)  Penalties   Reduct. (2)  Liquidations (2)  Losses (2)      Term          Weighted Avg.
Distribution --------------------------------------------------------------------------------  -------------------------------------
   Date      #   Balance   #   Balance  #  Amount   #   Balance   #    Balance    #   Amount   Life   Amort.     Coupon   Remit
---------------------------------------------------------------------------------------------  -------------------------------------
01/15/05
---------------------------------------------------------------------------------------------  -------------------------------------

====================================================================================================================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

11/30/2005 - 14:20 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 01/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   01/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP5                 Next Payment:   02/15/2005
                                                                                      Record Date:    12/XX/2005

                                            ABN AMRO ACCT: XXXXXX.X

                                    HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

====================================================================================================================================
Disclosure     Payoff     Initial                    Payoff    Penalty    Prepayment    Maturity        Property        Geographic
Control #      Period     Balance        Type        Amount    Amount        Date         Date            Type           Location
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                          CURRENT                        0        0
                          CUMULATIVE
====================================================================================================================================

11/30/2005 - 14:20 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 01/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   01/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP5                 Next Payment:   02/15/2005
                                                                                      Record Date:    12/XX/2005

                                            ABN AMRO ACCT: XXXXXX.X

                                                DELINQUENT LOAN DETAIL

====================================================================================================================================
               Paid                Outstanding  Out. Property                     Special
Disclosure     Thru   Current P&I      P&I        Protection      Advance         Servicer    Foreclosure   Bankruptcy    REO
Control #      Date     Advance     Advances**     Advances   Description (1)   Transfer Date     Date         Date       Date
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
A. P&I Advance - Loan in Grace Period                    1. P&I Advance - Loan delinquent 1 month
B. P&I Advance - Late Payment but <1 month delinq        2. P&I Advance - Loan delinquent 2 months
                                                         3. P&I Advance - Loan delinquent 3 months or More
                                                         4. Matured Balloon/Assumed Scheduled Payment
                                                         5. Prepaid in Full
                                                         6. Specially Serviced
                                                         5. Prepaid in Full
                                                         6. Specially Serviced
                                                         7. P&I Advance (Foreclosure)
                                                         9. P&I Advance (REO)
                                                         9. REO
                                                        10. DPO
                                                        11. Modification
====================================================================================================================================
** Outstanding P&I Advances include the current period P&I Advance

11/30/2005 - 14:20 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 01/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   01/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP5                 Next Payment:   02/15/2005
                                                                                      Record Date:    12/XX/2005

                                            ABN AMRO ACCT: XXXXXX.X

                                             MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

              DISTRIBUTION OF PRINCIPAL BALANCES                                  DISTRIBUTION OF MORTGAGE INTEREST RATES
=================================================================  =================================================================
                                                Weighted Average                                                  Weighted Average
Current Scheduled   # of   Scheduled   % of    ------------------  Current Mortgage   # of   Scheduled   % of    ------------------
    Balances        Loans   Balance   Balance  Term  Coupon  DSCR   Interest Rate     Loans   Balance   Balance  Term  Coupon  DSCR
=================================================================  =================================================================

                                                                   =================================================================
                                                                                        0        0       0.00%
                                                                   =================================================================
                                                                   Minimum Mortgage Interest Rate 10.0000%
                                                                   Maximum Mortgage Interest Rate 10.0000%

=================================================================
                      0        0       0.00%
=================================================================
Average Scheduled Balance                                                        DISTRIBUTION OF REMAINING TERM (BALLOON)
Maximum Scheduled Balance                                          =================================================================
Minimum Scheduled Balance                                                                                         Weighted Average
                                                                   Balloon          # of   Scheduled   % of     --------------------
                                                                   Mortgage Loans  Loans    Balance   Balance   Term   Coupon   DSCR
       DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)           =================================================================
=================================================================    0 to  60
                                               Weighted Average     61 to 120
Fully Amortizing   # of   Scheduled   % of    ------------------   121 to 180
 Mortgage Loans   Loans    Balance   Balance  Term  Coupon  DSCR   181 to 240
=================================================================  241 to 360

=================================================================  =================================================================
                  0         0       0.00%                                            0         0       0.00%
=================================================================  =================================================================
                            Minimum Remaining Term                    Minimum Remaining Term 0
                            Maximum Remaining Term                    Maximum Remaining Term 0

11/30/2005 - 14:20 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:
                                                     SERIES 2005-LDP5                 Next Payment:
                                                                                      Record Date:

                                            ABN AMRO ACCT: XXXXXX.X

                                             MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

                 DISTRIBUTION OF DSCR (CURRENT)                                          GEOGRAPHIC DISTRIBUTION
 ===========================================================       ================================================================
 Debt Service     # of   Scheduled    % of                                               # of   Scheduled   % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR       Geographic Location   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================       ================================================================

 ===========================================================
                    0        0       0.00%
 ===========================================================
 Maximum DSCR 0.000
 Minimum DSCR 0.000

                 DISTRIBUTION OF DSCR (CUTOFF)
 ===========================================================
 Debt Service     # of   Scheduled    % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================

 ===========================================================       ================================================================
                    0        0       0.00%                                                 0                0.00%
 ===========================================================       ================================================================
 Maximum DSCR 0.00
 Minimum DSCR 0.00

11/30/2005 - 14:20 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:
                                                     SERIES 2005-LDP5                 Next Payment:
                                                                                      Record Date:

                                            ABN AMRO ACCT: XXXXXX.X

                                              MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

                 DISTRIBUTION OF PROPERTY TYPES                                    DISTRIBUTION OF LOAN SEASONING
     ===========================================================    ===========================================================
                      # of   Scheduled   % of                                        # of   Scheduled   % of
     Property Types   Loans   Balance   Balance  WAMM  WAC  DSCR    Number of Years  Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================

     ===========================================================    ===========================================================
                        0        0       0.00%                                         0        0       0.00%
     ===========================================================    ===========================================================

                DISTRIBUTION OF AMORTIZATION TYPE                               DISTRIBUTION OF YEAR LOANS MATURING
     ===========================================================    ===========================================================

     ===========================================================    ===========================================================
     Amortization     # of   Scheduled   % of                                        # of   Scheduled   % of
     Type             Loans   Balance   Balance  WAMM  WAC  DSCR          Year       Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================
                                                                          2003
                                                                          2004
                                                                          2005
                                                                          2006
                                                                          2007
                                                                          2008
                                                                          2009
                                                                          2010
                                                                          2011
                                                                          2012
                                                                          2013
                                                                      2014 & Longer
     ===========================================================    ===========================================================
                                                                                       0        0       0.00%
     ===========================================================    ===========================================================

11/30/2005 - 14:20 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 01/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   01/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP5                 Next Payment:   02/15/2005
                                                                                      Record Date:    12/XX/2005

                                            ABN AMRO ACCT: XXXXXX.X

                                                    LOAN LEVEL DETAIL

=================================================================================================================================
                                                       Operating                 Ending                                   Spec.
Disclosure          Property                           Statement    Maturity    Principal    Note    Scheduled    Mod.    Serv
Control #     Grp     Type      State    DSCR    NOI      Date        Date       Balance     Rate       P&I       Flag    Flag
=================================================================================================================================

=================================================================================================================================
                                W/Avg    0.00     0                                 0                    0
=================================================================================================================================

===========================================
         Loan              Prepayment
 ASER    Status   -------------------------
 Flag    Code(1)   Amount   Penalty   Date
===========================================

===========================================
                     0         0
===========================================

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:   A. P&I Adv - in Grace Period           1. P&I Adv - delinquent 1 month        7. Foreclosure
              B. P&I Adv - < one month delinq        2. P&I Adv - delinquent 2 months       8. Bankruptcy
                                                     3. P&I Adv - delinquent 3+ months      9. REO
                                                     4. Mat. Balloon/Assumed P&I           10. DPO
                                                     5. Prepaid in Full                    11. Modification
                                                     6. Specially Serviced
====================================================================================================================================

11/30/2005 - 14:20 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 01/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   01/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP5                 Next Payment:   02/15/2005
                                                                                      Record Date:    12/XX/2005

                                            ABN AMRO ACCT: XXXXXX.X

                                        SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

====================================================================================================================================
                                             Balance                           Remaining Term
Disclosure   Transfer    Loan Status   -------------------   Note   Maturity   --------------   Property                        NOI
Control #      Date        Code (1)    Scheduled    Actual   Rate    Date       Life  Amort.      Type    State   NOI   DSCR    Date
====================================================================================================================================

====================================================================================================================================
(1) Legend:     A. P&I Adv - in Grace Period            1. P&I Adv - delinquent 1 month
                B. P&I Adv - <1 month delinq.           2. P&I Adv - delinquent 2 months
                                                        3. P&I Adv - delinquent 3+ months
                                                        4. Mat. Balloon/Assumed P&I
                                                        5. Prepaid in Full
                                                        6. Specially Serviced
                                                        7. Foreclosure
                                                        8. Bankruptcy
                                                        9. REO
                                                       10. DPO
                                                       11. Modification
====================================================================================================================================

11/30/2005 - 14:20 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 01/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   01/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP5                 Next Payment:   02/15/2005
                                                                                      Record Date:    12/XX/2005

                                            ABN AMRO ACCT: XXXXXX.X

                             SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
    Disclosure                  Resolution
    Control #                    Strategy                                                Comments
====================================================================================================================================

====================================================================================================================================

11/30/2005 - 14:20 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 01/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   01/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP5                 Next Payment:   02/15/2005
                                                                                      Record Date:    12/XX/2005

                                            ABN AMRO ACCT: XXXXXX.X

                                                 MODIFIED LOAN DETAIL

====================================================================================================================================
                                Cutoff    Modified
Disclosure    Modification     Maturity   Maturity                                   Modification
Control #        Date            Date       Date                                     Description
====================================================================================================================================

====================================================================================================================================

11/30/2005 - 14:20 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 01/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   01/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP5                 Next Payment:   02/15/2005
                                                                                      Record Date:    12/XX/2005

                                            ABN AMRO ACCT: XXXXXX.X

                                                  REALIZED LOSS DETAIL

====================================================================================================================================
                                            Beginning            Gross Proceeds    Aggregate        Net      Net Proceeds
         Disclosure  Appraisal   Appraisal  Scheduled    Gross      as a % of     Liquidation   Liquidation    as a % of    Realized
Period   Control #     Date        Value     Balance   Proceeds  Sched Principal   Expenses *     Proceeds  Sched. Balance    Loss
====================================================================================================================================

====================================================================================================================================
Current Total                                 0.00       0.00                        0.00           0.00                      0.00
Cumulative                                    0.00       0.00                        0.00           0.00                      0.00
====================================================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

11/30/2005 - 14:20 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 01/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   01/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP5                 Next Payment:   02/15/2005
                                                                                      Record Date:    12/XX/2005

                                            ABN AMRO ACCT: XXXXXX.X

                                              APPRAISAL REDUCTION DETAIL

====================================================================================================================================
                                                                           Remaining Term                           Appraisal
Disclosure  Appraisal  Scheduled   ARA  Current P&I        Note  Maturity  --------------  Property                ------------
Control #   Red. Date   Balance   Amount  Advance    ASER  Rate    Date     Life   Amort.    Type    State  DSCR   Value   Date
====================================================================================================================================

====================================================================================================================================

11/30/2005 - 14:20 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

               [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX E
                    CLASS X-2 COMPONENT NOTIONAL AMOUNTS(1)

                           CLASS         CLASS         CLASS          CLASS          CLASS
                            A-1           A-2           A-3            A-4            A-SB
                       ------------- ------------- ------------- --------------- -------------

Period Ending ........
June 15, 2006 ........  219,672,000   497,502,000   171,451,000   1,394,695,000   169,706,000
December 15, 2006.....  213,111,000   497,502,000   171,451,000   1,394,695,000   169,706,000
June 15, 2007 ........  143,990,000   497,502,000   171,451,000   1,394,695,000   169,706,000
December 15, 2007.....   54,488,000   497,502,000   171,451,000   1,394,695,000   169,706,000
June 15, 2008 ........            0   462,759,000   171,451,000   1,394,695,000   169,706,000
December 15, 2008.....            0   379,706,000   171,451,000   1,394,695,000   169,706,000
June 15, 2009 ........            0    40,334,000   171,451,000   1,394,695,000   169,706,000
December 15, 2009.....            0             0   140,080,000   1,394,695,000   169,706,000
June 15, 2010 ........            0             0             0   1,266,461,000   169,706,000
December 15, 2010.....            0             0             0   1,067,458,000   158,646,000
June 15, 2011 ........            0             0             0     968,634,000   141,010,000
December 15, 2011.....            0             0             0     907,182,000   123,468,000
June 15, 2012 ........            0             0             0     851,346,000   104,836,000
December 15, 2012.....            0             0             0     794,196,000    86,273,000

                           CLASS         CLASS         CLASS         CLASS         CLASS        CLASS       CLASS
                            A-1A          A-M          A-MFL          A-J            B            C           D
                       ------------- ------------- ------------- ------------- ------------ ------------ -----------

Period Ending ........
June 15, 2006 ........ 452,636,000   319,643,000   100,000,000   298,995,000   26,228,000   73,437,000   41,965,000
December 15, 2006..... 451,732,000   319,643,000   100,000,000   298,995,000   26,228,000   73,437,000   41,965,000
June 15, 2007 ........ 443,278,000   319,643,000   100,000,000   298,995,000   26,228,000   73,437,000   41,965,000
December 15, 2007..... 433,652,000   319,643,000   100,000,000   298,995,000   26,228,000   73,437,000   41,965,000
June 15, 2008 ........ 423,831,000   319,643,000   100,000,000   298,995,000   26,228,000   73,437,000   41,965,000
December 15, 2008..... 414,323,000   319,643,000   100,000,000   298,995,000   26,228,000   73,437,000   41,965,000
June 15, 2009 ........ 404,831,000   319,643,000   100,000,000   298,995,000   26,228,000   73,437,000   41,965,000
December 15, 2009..... 395,602,000   319,643,000   100,000,000   298,995,000   26,228,000   73,437,000   41,965,000
June 15, 2010 ........ 386,547,000   319,643,000   100,000,000   298,995,000   26,228,000   73,437,000   41,965,000
December 15, 2010..... 352,630,000   319,643,000   100,000,000   298,995,000   26,228,000   73,437,000   41,965,000
June 15, 2011 ........ 344,618,000   319,643,000   100,000,000   298,995,000   26,228,000   73,437,000   41,965,000
December 15, 2011..... 336,925,000   319,643,000   100,000,000   298,995,000   26,228,000   73,437,000   41,965,000
June 15, 2012 ........ 238,789,000   319,643,000   100,000,000   298,995,000   26,228,000   73,437,000   41,965,000
December 15, 2012..... 220,957,000   319,643,000   100,000,000   298,995,000   26,228,000   73,437,000   41,965,000

                           CLASS        CLASS        CLASS        CLASS        CLASS
                             E            F            G            H            J
                       ------------ ------------ ------------ ------------ ------------

Period Ending ........
June 15, 2006 ........ 20,982,000   52,455,000    36,719,000   52,455,000   41,965,000
December 15, 2006..... 20,982,000   52,455,000    36,719,000   52,455,000   41,965,000
June 15, 2007 ........ 20,982,000   52,455,000    36,719,000   52,455,000   41,965,000
December 15, 2007..... 20,982,000   52,455,000    36,719,000   52,455,000   41,965,000
June 15, 2008 ........ 20,982,000   52,455,000    36,719,000   52,455,000   41,965,000
December 15, 2008..... 20,982,000   52,455,000    36,719,000   52,455,000   41,965,000
June 15, 2009 ........ 20,982,000   52,455,000    36,719,000   52,455,000   41,965,000
December 15, 2009..... 20,982,000   52,455,000    36,719,000   52,455,000   40,344,000
June 15, 2010 ........ 20,982,000   52,455,000    36,719,000   52,455,000   12,569,000
December 15, 2010..... 20,982,000   52,455,000    36,719,000   40,135,000            0
June 15, 2011 ........ 20,982,000   52,455,000    36,719,000   18,239,000            0
December 15, 2011..... 20,982,000   52,455,000    34,253,000            0            0
June 15, 2012 ........ 20,982,000   52,455,000    14,856,000            0            0
December 15, 2012..... 20,982,000   49,037,000             0            0            0

                           CLASS        CLASS        CLASS        CLASS       CLASS       CLASS       CLASS
                             K            L            M            N           O           P           Q
                       ------------ ------------ ------------ ------------ ----------- ----------- -----------

Period Ending ........
June 15, 2006 ........  62,946,000   26,228,000   15,737,000   15,736,000   5,245,000   5,246,000  10,491,000
December 15, 2006.....  62,946,000   26,228,000   15,737,000   15,736,000   5,245,000   5,246,000  10,491,000
June 15, 2007 ........  62,946,000   26,228,000   15,737,000   15,736,000   5,245,000   5,246,000  10,491,000
December 15, 2007.....  62,946,000   26,228,000   15,737,000   15,736,000   5,245,000   3,328,000           0
June 15, 2008 ........  62,946,000   26,228,000            0    5,014,000           0           0           0
December 15, 2008.....  60,325,000            0            0            0           0           0           0
June 15, 2009 ........  28,256,000            0            0            0           0           0           0
December 15, 2009.....           0            0            0            0           0           0           0
June 15, 2010 ........           0            0            0            0           0           0           0
December 15, 2010.....           0            0            0            0           0           0           0
June 15, 2011 ........           0            0            0            0           0           0           0
December 15, 2011.....           0            0            0            0           0           0           0
June 15, 2012 ........           0            0            0            0           0           0           0
December 15, 2012.....           0            0            0            0           0           0           0

                                   Annex E-1

                             TOTAL
                       ----------------

Period Ending ........
June 15, 2006 ........  4,112,135,000
December 15, 2006.....  4,104,670,000
June 15, 2007 ........  4,027,095,000
December 15, 2007.....  3,915,558,000
June 15, 2008 ........  3,781,474,000
December 15, 2008.....  3,655,050,000
June 15, 2009 ........  3,274,117,000
December 15, 2009.....  3,163,306,000
June 15, 2010 ........  2,858,162,000
December 15, 2010.....  2,589,293,000
June 15, 2011 ........  2,442,925,000
December 15, 2011.....  2,335,533,000
June 15, 2012 ........  2,143,532,000
December 15, 2012.....  2,031,713,000

-------
(1)   The total notional amount of the Class  X-2 Certificates from time to time will equal the sum of the components set forth in the table above.
      Each of those components of the total Notional Amount of the Class X-2
      Certificates will relate to a particular Class of Series 2005-LDP5
      Principal Balance Certificates (i.e., Classes A-1, A-2, A-3, A-4, A-SB,
      A-1A, A-M, A-MFL, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q,
      respectively). At any particular time during each indicated period through and including the related Distribution Date on which such period ends, the component of the Notional Amount of the Class X-2 Certificates
      relating to each indicated Class of Series 2005-LDP5 Principal Balance
      Certificates will equal the lesser of (a) the amount stated in the table above for that Class and period and (b) the then actual total principal balance of that Class.

                                   Annex E-2

                                    ANNEX F
                           CLASS X-2 REFERENCE RATES

 DISTRIBUTION DATE                 REFERENCE RATE
-------------------               ---------------

    January 2006%
   February 2006%
     March 2006%
     April 2006%
      May 2006%
     June 2006%
     July 2006%
    August 2006%
   September 2006%
    October 2006%
   November 2006%
   December 2006%
    January 2007%
   February 2007%
     March 2007%
     April 2007%
      May 2007%
     June 2007%
     July 2007%
    August 2007%
   September 2007%
    October 2007%
   November 2007%
   December 2007%
    January 2008%
   February 2008%
     March 2008%
     April 2008%
      May 2008%
     June 2008%
     July 2008%
    August 2008%
   September 2008%
    October 2008%
   November 2008%
   December 2008%
    January 2009%
   February 2009%
     March 2009%
     April 2009%
      May 2009%
     June 2009%
     July 2009%
    August 2009%
   September 2009%
    October 2009%
   November 2009%

                                   Annex F-1

 DISTRIBUTION DATE                 REFERENCE RATE
-------------------               ---------------

   December 2009%
    January 2010%
   February 2010%
     March 2010%
     April 2010%
      May 2010%
     June 2010%
     July 2010%
    August 2010%
   September 2010%
    October 2010%
   November 2010%
   December 2010%
    January 2011%
   February 2011%
     March 2011%
     April 2011%
      May 2011%
     June 2011%
     July 2011%
    August 2011%
   September 2011%
    October 2011%
   November 2011%
   December 2011%
    January 2012%
   February 2012%
     March 2012%
     April 2012%
      May 2012%
     June 2012%
     July 2012%
    August 2012%

                                       Annex F-2

                                     ANNEX G
                  CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

 DATE                           BALANCE
------                         ---------

                                   Annex G-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX H
                      MORTGAGE LOAN AMORTIZATION SCHEDULES

                                   Annex H-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX H

              BROOKDALE OFFICE PORTFOLIO LOAN AMORTIZATION SCHEDULE

               BROOKDALE OFFICE PORTFOLIO A-NOTE POOLED COMPONENT

                                                TOTAL
   DATE      INTEREST ($)   PRINCIPAL ($)    PAYMENT ($)
----------   ------------   -------------   ------------
 8/30/2005             --             --              --
10/11/2005   1,401,416.67             --    1,401,416.67
11/11/2005   1,448,130.56             --    1,448,130.56
12/11/2005   1,401,416.67             --    1,401,416.67
 1/11/2006   1,448,130.56             --    1,448,130.56
 2/11/2006   1,448,130.56             --    1,448,130.56
 3/11/2006   1,307,988.89             --    1,307,988.89
 4/11/2006   1,448,130.56             --    1,448,130.56
 5/11/2006   1,401,416.67             --    1,401,416.67
 6/11/2006   1,448,130.56             --    1,448,130.56
 7/11/2006   1,401,416.67             --    1,401,416.67
 8/11/2006   1,448,130.56             --    1,448,130.56
 9/11/2006   1,448,130.56             --    1,448,130.56
10/11/2006   1,401,416.67             --    1,401,416.67
11/11/2006   1,448,130.56             --    1,448,130.56
12/11/2006   1,401,416.67             --    1,401,416.67
 1/11/2007   1,448,130.56             --    1,448,130.56
 2/11/2007   1,448,130.56             --    1,448,130.56
 3/11/2007   1,307,988.89             --    1,307,988.89
 4/11/2007   1,448,130.56             --    1,448,130.56
 5/11/2007   1,401,416.67             --    1,401,416.67
 6/11/2007   1,448,130.56             --    1,448,130.56
 7/11/2007   1,401,416.67             --    1,401,416.67
 8/11/2007   1,448,130.56             --    1,448,130.56
 9/11/2007   1,448,130.56             --    1,448,130.56
10/11/2007   1,401,416.67             --    1,401,416.67
11/11/2007   1,448,130.56             --    1,448,130.56
12/11/2007   1,401,416.67             --    1,401,416.67
 1/11/2008   1,448,130.56             --    1,448,130.56
 2/11/2008   1,448,130.56             --    1,448,130.56
 3/11/2008   1,354,702.78             --    1,354,702.78
 4/11/2008   1,448,130.56             --    1,448,130.56
 5/11/2008   1,401,416.67             --    1,401,416.67
 6/11/2008   1,448,130.56             --    1,448,130.56
 7/11/2008   1,401,416.67             --    1,401,416.67
 8/11/2008   1,448,130.56             --    1,448,130.56
 9/11/2008   1,448,130.56             --    1,448,130.56
10/11/2008   1,401,416.67             --    1,401,416.67
11/11/2008   1,448,130.56             --    1,448,130.56
12/11/2008   1,401,416.67             --    1,401,416.67
 1/11/2009   1,448,130.56             --    1,448,130.56
 2/11/2009   1,448,130.56             --    1,448,130.56
 3/11/2009   1,307,988.89             --    1,307,988.89
 4/11/2009   1,448,130.56             --    1,448,130.56
 5/11/2009   1,401,416.67             --    1,401,416.67
 6/11/2009   1,448,130.56             --    1,448,130.56
 7/11/2009   1,401,416.67             --    1,401,416.67
 8/11/2009   1,448,130.56             --    1,448,130.56
 9/11/2009   1,448,130.56             --    1,448,130.56
10/11/2009   1,401,416.67             --    1,401,416.67
11/11/2009   1,448,130.56             --    1,448,130.56
12/11/2009   1,401,416.67             --    1,401,416.67
 1/11/2010   1,448,130.56             --    1,448,130.56
 2/11/2010   1,448,130.56             --    1,448,130.56
 3/11/2010   1,307,988.89             --    1,307,988.89
 4/11/2010   1,448,130.56             --    1,448,130.56
 5/11/2010   1,401,416.67             --    1,401,416.67
 6/11/2010   1,448,130.56             --    1,448,130.56
 7/11/2010   1,401,416.67             --    1,401,416.67
 8/11/2010   1,448,130.56             --    1,448,130.56
 9/11/2010   1,448,130.56             --    1,448,130.56
10/11/2010   1,401,416.67     391,479.52    1,792,896.19
11/11/2010   1,446,438.28     345,292.01    1,791,730.29
12/11/2010   1,398,334.51     394,641.50    1,792,976.01
 1/11/2011   1,443,239.71     348,573.41    1,791,813.12
 2/11/2011   1,441,732.90     350,119.24    1,791,852.14
 3/11/2011   1,300,843.34     494,657.34    1,795,500.68
 4/11/2011   1,438,081.12     353,865.59    1,791,946.71
 5/11/2011   1,390,211.07     402,975.30    1,793,186.37
 6/11/2011   1,434,809.47     357,221.97    1,792,031.44
 7/11/2011   1,387,030.91     406,237.82    1,793,268.73
 8/11/2011   1,431,509.20     360,607.70    1,792,116.90
 9/11/2011   1,429,950.37     362,206.90    1,792,157.27
10/11/2011   1,382,307.71     411,083.33    1,793,391.04
11/11/2011   1,426,607.61     365,636.22    1,792,243.83
12/11/2011   1,379,058.43     414,416.76    1,793,475.19
 1/11/2012   1,423,235.62     369,095.54    1,792,331.16
 2/11/2012   1,421,640.10     370,732.38    1,792,372.48
 3/11/2012   1,328,422.18     466,364.30    1,794,786.49
 4/11/2012   1,418,021.51     374,444.67    1,792,466.18
 5/11/2012   1,370,712.46     422,978.86    1,793,691.32
 6/11/2012   1,414,574.43     377,981.02    1,792,555.45
 7/11/2012   1,367,361.78     426,416.31    1,793,778.09
 8/11/2012   1,411,097.20     381,548.30    1,792,645.50
 9/11/2012   1,409,447.85     383,240.36    1,792,688.21
10/11/2012   1,362,378.57     431,528.57    1,793,907.14
11/11/2012   1,405,925.78     386,853.63    1,792,779.42
12/11/2012   1,358,955.00     435,040.79    1,793,995.79
 1/11/2013   1,402,372.92     390,498.51    1,792,871.43
 2/11/2013   1,400,684.88     392,230.26    1,792,915.14
 3/11/2013   1,263,603.29     532,861.77    1,796,465.06
 4/11/2013   1,396,685.91     396,332.79    1,793,018.70
 5/11/2013   1,349,973.54     444,254.85    1,794,228.38
 6/11/2013   1,393,052.24     400,060.56    1,793,112.80
 7/11/2013   1,346,441.48     447,878.37    1,794,319.85
 8/11/2013   1,389,386.79     403,820.93    1,793,207.72
 9/11/2013   1,387,641.16     405,611.77    1,793,252.93
10/11/2013   1,341,181.73     453,274.33    1,794,456.06
11/11/2013   1,383,928.39     409,420.69    1,793,349.07
12/11/2013   1,337,572.79     456,976.73    1,794,549.52
 1/11/2014   1,380,183.14     413,262.92    1,793,446.06
 2/11/2014   1,378,396.70     415,095.63    1,793,492.32
 3/11/2014   1,243,382.75     553,605.95    1,796,988.70
 4/11/2014   1,374,209.22     419,391.55    1,793,600.77
 5/11/2014   1,328,125.43     466,668.74    1,794,794.17
 6/11/2014   1,370,378.97     423,320.98    1,793,699.95
 7/11/2014   1,324,402.31     470,488.28    1,794,890.59
 8/11/2014   1,366,515.24     427,284.78    1,793,800.01
 9/11/2014   1,364,668.18     429,179.66    1,793,847.84
10/11/2014   1,318,851.22     476,183.12    1,795,034.34
11/11/2014   1,360,754.50     433,194.70    1,793,949.19
12/11/2014   1,315,046.99     480,085.86    1,795,132.85
 1/11/2015   1,356,806.59     437,244.84    1,794,051.43
 2/11/2015   1,354,916.48     439,183.90    1,794,100.38
 3/11/2015   1,222,080.76     575,459.59    1,797,540.35
 4/11/2015   1,350,530.40     443,683.56    1,794,213.96
 5/11/2015   1,305,108.82     490,281.39    1,795,390.22
 6/11/2015   1,346,493.07     447,825.44    1,794,318.51
 7/11/2015   1,301,184.41     494,307.44    1,795,491.85
 8/11/2015   1,342,420.44     452,003.54    1,794,423.98
 9/11/2015   1,340,466.53     454,008.05    1,794,474.58

                                       H-1

              BROOKDALE OFFICE PORTFOLIO LOAN AMORTIZATION SCHEDULE

             BROOKDALE OFFICE PORTFOLIO B-NOTE NON-POOLED COMPONENT

                                               TOTAL
   DATE      INTEREST ($)   PRINCIPAL ($)   PAYMENT ($)
----------   ------------   -------------   -----------
 8/30/2005            --              --            --
10/11/2005    383,916.67              --    383,916.67
11/11/2005    396,713.89              --    396,713.89
12/11/2005    383,916.67              --    383,916.67
 1/11/2006    396,713.89              --    396,713.89
 2/11/2006    396,713.89              --    396,713.89
 3/11/2006    358,322.22              --    358,322.22
 4/11/2006    396,713.89              --    396,713.89
 5/11/2006    383,916.67              --    383,916.67
 6/11/2006    396,713.89              --    396,713.89
 7/11/2006    383,916.67              --    383,916.67
 8/11/2006    396,713.89              --    396,713.89
 9/11/2006    396,713.89              --    396,713.89
10/11/2006    383,916.67              --    383,916.67
11/11/2006    396,713.89              --    396,713.89
12/11/2006    383,916.67              --    383,916.67
 1/11/2007    396,713.89              --    396,713.89
 2/11/2007    396,713.89              --    396,713.89
 3/11/2007    358,322.22              --    358,322.22
 4/11/2007    396,713.89              --    396,713.89
 5/11/2007    383,916.67              --    383,916.67
 6/11/2007    396,713.89              --    396,713.89
 7/11/2007    383,916.67              --    383,916.67
 8/11/2007    396,713.89              --    396,713.89
 9/11/2007    396,713.89              --    396,713.89
10/11/2007    383,916.67              --    383,916.67
11/11/2007    396,713.89              --    396,713.89
12/11/2007    383,916.67              --    383,916.67
 1/11/2008    396,713.89              --    396,713.89
 2/11/2008    396,713.89              --    396,713.89
 3/11/2008    371,119.44              --    371,119.44
 4/11/2008    396,713.89              --    396,713.89
 5/11/2008    383,916.67              --    383,916.67
 6/11/2008    396,713.89              --    396,713.89
 7/11/2008    383,916.67              --    383,916.67
 8/11/2008    396,713.89              --    396,713.89
 9/11/2008    396,713.89              --    396,713.89
10/11/2008    383,916.67              --    383,916.67
11/11/2008    396,713.89              --    396,713.89
12/11/2008    383,916.67              --    383,916.67
 1/11/2009    396,713.89              --    396,713.89
 2/11/2009    396,713.89              --    396,713.89
 3/11/2009    358,322.22              --    358,322.22
 4/11/2009    396,713.89              --    396,713.89
 5/11/2009    383,916.67              --    383,916.67
 6/11/2009    396,713.89              --    396,713.89
 7/11/2009    383,916.67              --    383,916.67
 8/11/2009    396,713.89              --    396,713.89
 9/11/2009    396,713.89              --    396,713.89
10/11/2009    383,916.67              --    383,916.67
11/11/2009    396,713.89              --    396,713.89
12/11/2009    383,916.67              --    383,916.67
 1/11/2010    396,713.89              --    396,713.89
 2/11/2010    396,713.89              --    396,713.89
 3/11/2010    358,322.22              --    358,322.22
 4/11/2010    396,713.89              --    396,713.89
 5/11/2010    383,916.67              --    383,916.67
 6/11/2010    396,713.89              --    396,713.89
 7/11/2010    383,916.67              --    383,916.67
 8/11/2010    396,713.89              --    396,713.89
 9/11/2010    396,713.89              --    396,713.89
10/11/2010    383,916.67       94,656.24    478,572.91
11/11/2010    396,250.29       83,488.52    479,738.81
12/11/2010    383,072.31       95,420.78    478,493.09
 1/11/2011    395,374.05       84,281.93    479,655.98
 2/11/2011    394,961.26       84,655.70    479,616.96
 3/11/2011    356,364.71      119,603.71    475,968.42
 4/11/2011    393,960.86       85,561.53    479,522.39
 5/11/2011    380,846.90       97,435.82    478,282.72
 6/11/2011    393,064.59       86,373.07    479,437.66
 7/11/2011    379,975.70       98,224.67    478,200.37
 8/11/2011    392,160.49       87,191.71    479,352.20
 9/11/2011    391,733.45       87,578.38    479,311.83
10/11/2011    378,681.79       99,396.27    478,078.06
11/11/2011    390,817.70       88,407.56    479,225.26
12/11/2011    377,791.65      100,202.26    477,993.91

                                       H-2

              BROOKDALE OFFICE PORTFOLIO LOAN AMORTIZATION SCHEDULE

             BROOKDALE OFFICE PORTFOLIO B-NOTE NON-POOLED COMPONENT

                                               TOTAL
   DATE      INTEREST ($)   PRINCIPAL ($)   PAYMENT ($)
----------   ------------   -------------   -----------
 1/11/2012    389,893.95       89,244.00    479,137.94
 2/11/2012    389,456.85       89,639.77    479,096.62
 3/11/2012    363,919.90      112,762.71    476,682.61
 4/11/2012    388,465.55       90,537.37    479,002.92
 5/11/2012    375,505.28      102,272.50    477,777.78
 6/11/2012    387,521.22       91,392.43    478,913.65
 7/11/2012    374,587.36      103,103.65    477,691.01
 8/11/2012    386,568.64       92,254.96    478,823.60
 9/11/2012    386,116.80       92,664.09    478,780.89
10/11/2012    373,222.22      104,339.74    477,561.96
11/11/2012    385,151.94       93,537.74    478,689.68
12/11/2012    372,284.34      105,188.97    477,473.30
 1/11/2013    384,178.63       94,419.04    478,597.67
 2/11/2013    383,716.19       94,837.76    478,553.96
 3/11/2013    346,162.83      128,841.20    475,004.04
 4/11/2013    382,620.68       95,829.72    478,450.40
 5/11/2013    369,823.87      107,416.84    477,240.72
 6/11/2013    381,625.24       96,731.06    478,356.30
 7/11/2013    368,856.27      108,292.98    477,149.25
 8/11/2013    380,621.09       97,640.29    478,261.38
 9/11/2013    380,142.88       98,073.29    478,216.17
10/11/2013    367,415.37      109,597.67    477,013.04
11/11/2013    379,125.77       98,994.26    478,120.03
12/11/2013    366,426.70      110,492.88    476,919.58
 1/11/2014    378,099.76       99,923.27    478,023.04
 2/11/2014    377,610.37      100,366.41    477,976.77
 3/11/2014    340,623.44      133,856.96    474,480.40
 4/11/2014    376,463.21      101,405.12    477,868.33
 5/11/2014    363,838.61      112,836.32    476,674.93
 6/11/2014    375,413.92      102,355.22    477,769.14
 7/11/2014    362,818.66      113,759.85    476,578.51
 8/11/2014    374,355.46      103,313.63    477,669.09
 9/11/2014    373,849.46      103,771.80    477,621.26
10/11/2014    361,297.95      115,136.81    476,434.76
11/11/2014    372,777.31      104,742.60    477,519.91
12/11/2014    360,255.78      116,080.46    476,336.24
 1/11/2015    371,695.78      105,721.89    477,417.67
 2/11/2015    371,177.99      106,190.73    477,368.72
 3/11/2015    334,787.78      139,140.98    473,928.75
 4/11/2015    369,976.43      107,278.71    477,255.14
 5/11/2015    357,533.23      118,545.65    476,078.88
 6/11/2015    368,870.40      108,280.18    477,150.59
 7/11/2015    356,458.14      119,519.11    475,977.25
 8/11/2015    367,754.71      109,290.41    477,045.12
 9/11/2015    367,219.44      109,775.08    476,994.52

                                       H-3

                                                                         ANNEX H

              ASLAN BIRMINGHAM PORTFOLIO LOAN AMORTIZATION SCHEDULE

               ASLAN BIRMINGHAM PORTFOLIO A-NOTE POOLED COMPONENT

                                               TOTAL
   DATE      INTEREST ($)   PRINCIPAL ($)   PAYMENT ($)
----------   ------------   -------------   -----------
 9/15/2005            --             --             --
11/11/2005     68,634.00      12,073.19      80,707.19
12/11/2005     66,365.67      14,614.56      80,980.23
 1/11/2006     68,509.90      12,212.22      80,722.13
 2/11/2006     68,453.12      12,275.85      80,728.96
 3/11/2006     61,777.06      19,755.50      81,532.56
 4/11/2006     68,304.17      12,442.72      80,746.89
 5/11/2006     66,044.82      14,974.03      81,018.85
 6/11/2006     68,176.68      12,585.55      80,762.24
 7/11/2006     65,920.80      15,112.98      81,033.78
 8/11/2006     68,047.88      12,729.86      80,777.74
 9/11/2006     67,988.69      12,796.18      80,784.87
10/11/2006     65,737.92      15,317.87      81,055.79
11/11/2006     67,857.96      12,942.64      80,800.60
12/11/2006     65,610.75      15,460.35      81,071.10
 1/11/2007     67,725.89      13,090.61      80,816.50
 2/11/2007     67,665.01      13,158.81      80,823.83
 3/11/2007     61,061.52      20,557.17      81,618.69
 4/11/2007     67,508.23      13,334.46      80,842.70
 5/11/2007     65,270.54      15,841.50      81,112.05
 6/11/2007     67,372.57      13,486.46      80,859.03
 7/11/2007     65,138.57      15,989.37      81,127.94
 8/11/2007     67,235.50      13,640.02      80,875.53
 9/11/2007     67,172.08      13,711.08      80,883.16
10/11/2007     64,943.54      16,207.87      81,151.41
11/11/2007     67,032.95      13,866.95      80,899.91
12/11/2007     64,808.20      16,359.50      81,167.70
 1/11/2008     66,892.40      14,024.42      80,916.83
 2/11/2008     66,827.19      14,097.49      80,924.68
 3/11/2008     62,454.43      18,996.59      81,451.03
 4/11/2008     66,673.30      14,269.90      80,943.20
 5/11/2008     64,458.33      16,751.48      81,209.82
 6/11/2008     66,529.05      14,431.51      80,960.56
 7/11/2008     64,318.01      16,908.70      81,226.71
 8/11/2008     66,383.32      14,594.79      80,978.10
 9/11/2008     66,315.45      14,670.82      80,986.27
10/11/2008     64,110.23      17,141.49      81,251.72
11/11/2008     66,167.53      14,836.55      81,004.08
12/11/2008     63,966.33      17,302.71      81,269.04
 1/11/2009     66,018.08      15,003.99      81,022.07
 2/11/2009     65,948.31      15,082.16      81,030.47
 3/11/2009     59,502.87      22,303.44      81,806.31
 4/11/2009     65,774.47      15,276.93      81,051.39
 5/11/2009     63,583.96      17,731.10      81,315.06
 6/11/2009     65,620.98      15,448.89      81,069.87
 7/11/2009     63,434.65      17,898.38      81,333.04
 8/11/2009     65,465.91      15,622.62      81,088.53
 9/11/2009     65,393.27      15,704.01      81,097.28
10/11/2009     63,213.14      18,146.56      81,359.70
11/11/2009     65,235.86      15,880.36      81,116.22
12/11/2009     63,060.02      18,318.11      81,378.13
 1/11/2010     65,076.84      16,058.52      81,135.37
 2/11/2010     65,002.17      16,142.18      81,144.35
 3/11/2010     58,643.84      23,265.87      81,909.71
 4/11/2010     64,818.92      16,347.49      81,166.41
 5/11/2010     62,654.43      18,772.53      81,426.95
 6/11/2010     64,655.61      16,530.45      81,186.07
 7/11/2010     62,495.56      18,950.51      81,446.07
 8/11/2010     64,490.63      16,715.30      81,205.93
 9/11/2010     64,412.90      16,802.38      81,215.28
10/11/2010     62,259.46      19,215.04      81,474.50

                                       H-4

              ASLAN BIRMINGHAM PORTFOLIO LOAN AMORTIZATION SCHEDULE

            ASLAN BIRMINGHAM PORTFOLIO MEZZ-NOTE NON-POOLED COMPONENT

                                                TOTAL
    DATE      INTEREST ($)   PRINCIPAL ($)   PAYMENT ($)
 ----------   ------------   -------------   -----------
  9/15/2005                           --             --
 11/11/2005     17,326.42       1,423.26      18,749.68
 12/11/2005     16,753.78       1,722.85      18,476.64
  1/11/2006     17,295.09       1,439.65      18,734.74
  2/11/2006     17,280.75       1,447.15      18,727.91
  3/11/2006     15,595.41       2,328.90      17,924.31
  4/11/2006     17,243.15       1,466.82      18,709.98
  5/11/2006     16,672.79       1,765.23      18,438.02
  6/11/2006     17,210.97       1,483.66      18,694.63
  7/11/2006     16,641.48       1,781.61      18,423.09
  8/11/2006     17,178.45       1,500.67      18,679.13
  9/11/2006     17,163.51       1,508.49      18,672.00
 10/11/2006     16,595.31       1,805.76      18,401.08
 11/11/2006     17,130.51       1,525.76      18,656.27
 12/11/2006     16,563.21       1,822.56      18,385.77
  1/11/2007     17,097.17       1,543.20      18,640.37
  2/11/2007     17,081.80       1,551.24      18,633.04
  3/11/2007     15,414.77       2,423.41      17,838.18
  4/11/2007     17,042.22       1,571.95      18,614.17
  5/11/2007     16,477.32       1,867.49      18,344.82
  6/11/2007     17,007.97       1,589.87      18,597.84
  7/11/2007     16,444.01       1,884.93      18,328.93
  8/11/2007     16,973.37       1,607.97      18,581.34
  9/11/2007     16,957.36       1,616.35      18,573.71
 10/11/2007     16,394.77       1,910.68      18,305.46
 11/11/2007     16,922.24       1,634.72      18,556.96
 12/11/2007     16,360.61       1,928.56      18,289.17
  1/11/2008     16,886.76       1,653.29      18,540.04
  2/11/2008     16,870.29       1,661.90      18,532.19
  3/11/2008     15,766.41       2,239.44      18,005.84
  4/11/2008     16,831.44       1,682.22      18,513.67
  5/11/2008     16,272.28       1,974.77      18,247.05
  6/11/2008     16,795.03       1,701.28      18,496.31
  7/11/2008     16,236.86       1,993.30      18,230.16
  8/11/2008     16,758.24       1,720.52      18,478.76
  9/11/2008     16,741.11       1,729.49      18,470.59
 10/11/2008     16,184.41       2,020.74      18,205.15
 11/11/2008     16,703.76       1,749.02      18,452.79
 12/11/2008     16,148.08       2,039.75      18,187.83
  1/11/2009     16,666.04       1,768.76      18,434.80
  2/11/2009     16,648.42       1,777.98      18,426.40
  3/11/2009     15,021.29       2,629.27      17,650.56
  4/11/2009     16,604.54       1,800.94      18,405.48
  5/11/2009     16,051.55       2,090.25      18,141.80
  6/11/2009     16,565.79       1,821.21      18,387.00
  7/11/2009     16,013.86       2,109.97      18,123.83
  8/11/2009     16,526.64       1,841.69      18,368.34
  9/11/2009     16,508.31       1,851.29      18,359.59
 10/11/2009     15,957.94       2,139.23      18,097.17
 11/11/2009     16,468.57       1,872.07      18,340.64
 12/11/2009     15,919.28       2,159.45      18,078.74
  1/11/2010     16,428.42       1,893.08      18,321.50
  2/11/2010     16,409.57       1,902.94      18,312.51
  3/11/2010     14,804.44       2,742.72      17,547.16
  4/11/2010     16,363.31       1,927.14      18,290.46
  5/11/2010     15,816.89       2,213.02      18,029.92
  6/11/2010     16,322.09       1,948.71      18,270.80
  7/11/2010     15,776.79       2,234.00      18,010.79
  8/11/2010     16,280.44       1,970.50      18,250.94
  9/11/2010     16,260.81       1,980.77      18,241.58
 10/11/2010     15,717.18       2,265.19      17,982.37

                                       H-5

                                                                         ANNEX H

                   INTECH ONE & TWO LOAN AMORTIZATION SCHEDULE

        INTECH ONE & TWO A-NOTE POOLED COMPONENT
-------------------------------------------------------
                                               TOTAL
   DATE      INTEREST ($)   PRINCIPAL ($)   PAYMENT ($)
----------   ------------   -------------   -----------
10/11/2005
11/11/2005     203,859.44            --      203,859.44
12/11/2005     197,283.33            --      197,283.33
 1/11/2006     203,859.44            --      203,859.44
 2/11/2006     203,859.44            --      203,859.44
 3/11/2006     184,131.11            --      184,131.11
 4/11/2006     203,859.44            --      203,859.44
 5/11/2006     197,283.33            --      197,283.33
 6/11/2006     203,859.44            --      203,859.44
 7/11/2006     197,283.33            --      197,283.33
 8/11/2006     203,859.44            --      203,859.44
 9/11/2006     203,859.44            --      203,859.44
10/11/2006     197,283.33            --      197,283.33
11/11/2006     203,859.44            --      203,859.44
12/11/2006     197,283.33            --      197,283.33
 1/11/2007     203,859.44            --      203,859.44
 2/11/2007     203,859.44            --      203,859.44
 3/11/2007     184,131.11            --      184,131.11
 4/11/2007     203,859.44            --      203,859.44
 5/11/2007     197,283.33            --      197,283.33
 6/11/2007     203,859.44            --      203,859.44
 7/11/2007     197,283.33            --      197,283.33
 8/11/2007     203,859.44            --      203,859.44
 9/11/2007     203,859.44            --      203,859.44
10/11/2007     197,283.33            --      197,283.33
11/11/2007     203,859.44            --      203,859.44
12/11/2007     197,283.33            --      197,283.33
 1/11/2008     203,859.44            --      203,859.44
 2/11/2008     203,859.44            --      203,859.44
 3/11/2008     190,707.22            --      190,707.22
 4/11/2008     203,859.44            --      203,859.44
 5/11/2008     197,283.33            --      197,283.33
 6/11/2008     203,859.44            --      203,859.44
 7/11/2008     197,283.33            --      197,283.33
 8/11/2008     203,859.44            --      203,859.44
 9/11/2008     203,859.44            --      203,859.44
10/11/2008     197,283.33            --      197,283.33
11/11/2008     203,859.44            --      203,859.44
12/11/2008     197,283.33            --      197,283.33
 1/11/2009     203,859.44            --      203,859.44
 2/11/2009     203,859.44            --      203,859.44
 3/11/2009     184,131.11            --      184,131.11
 4/11/2009     203,859.44            --      203,859.44
 5/11/2009     197,283.33            --      197,283.33
 6/11/2009     203,859.44            --      203,859.44
 7/11/2009     197,283.33            --      197,283.33
 8/11/2009     203,859.44            --      203,859.44
 9/11/2009     203,859.44            --      203,859.44
10/11/2009     197,283.33            --      197,283.33
11/11/2009     203,859.44            --      203,859.44
12/11/2009     197,283.33            --      197,283.33
 1/11/2010     203,859.44            --      203,859.44
 2/11/2010     203,859.44            --      203,859.44
 3/11/2010     184,131.11            --      184,131.11
 4/11/2010     203,859.44            --      203,859.44
 5/11/2010     197,283.33            --      197,283.33
 6/11/2010     203,859.44            --      203,859.44
 7/11/2010     197,283.33            --      197,283.33
 8/11/2010     203,859.44            --      203,859.44
 9/11/2010     203,859.44            --      203,859.44
10/11/2010     197,283.33            --      197,283.33
11/11/2010     203,859.44     39,554.40      243,413.84
12/11/2010     197,107.98     46,826.19      243,934.16
 1/11/2011     203,463.73     39,980.61      243,444.34
 2/11/2011     203,280.57     40,177.88      243,458.45
 3/11/2011     183,442.01     61,545.36      244,987.37
 4/11/2011     202,814.56     40,679.80      243,494.37
 5/11/2011     196,091.81     47,920.66      244,012.47
 6/11/2011   1,390,211.07     41,116.97      243,525.65
 7/11/2011     195,697.08     48,345.82      244,042.90
 8/11/2011     201,998.84     41,558.40      243,557.23
 9/11/2011     201,808.45     41,763.45      243,571.91
10/11/2011     195,113.35     48,974.53      244,087.88
11/11/2011     201,392.77     42,211.17      243,603.94
12/11/2011     194,709.10     49,409.94      244,119.04
 1/11/2012     200,973.05     42,663.24      243,636.29
 2/11/2012     200,777.60     42,873.75      243,651.35
 3/11/2012     187,640.47     57,023.33      244,663.80
 4/11/2012     200,319.96     43,366.66      243,686.62
 5/11/2012     193,665.77     50,533.68      244,199.44
 6/11/2012     199,889.79     43,829.98      243,719.77
 7/11/2012     193,247.42     50,984.26      244,231.69
 8/11/2012     199,455.44     44,297.81      243,753.25
 9/11/2012     199,252.51     44,516.38      243,768.89
10/11/2012     192,627.65     51,651.80      244,279.45
11/11/2012     198,811.95     44,990.89      243,802.84
12/11/2012     192,199.20     52,113.27      244,312.47
 1/11/2013     198,367.10     45,470.02      243,837.12
 2/11/2013     198,158.80     45,694.38      243,853.18
 3/11/2013     178,793.07     66,552.58      245,345.65
 4/11/2013     197,644.58     46,248.22      243,892.81
 5/11/2013     191,063.92     53,336.04      244,399.96
 6/11/2013     197,188.38     46,739.59      243,927.97
 7/11/2013     190,620.25     53,813.91      244,434.16
 8/11/2013     196,727.73     47,235.74      243,963.47
 9/11/2013     196,511.34     47,468.80      243,980.14
10/11/2013     189,961.82     54,523.08      244,484.90
11/11/2013     196,044.10     47,972.05      244,016.15
12/11/2013     189,507.42     55,012.50      244,519.92
 1/11/2014     195,572.32     48,480.19      244,052.51
 2/11/2014     195,350.23     48,719.40      244,069.63
 3/11/2014     176,243.78     69,298.34      245,542.12
 4/11/2014     194,809.57     49,301.72      244,111.29
 5/11/2014     188,306.82     56,305.62      244,612.45
 6/11/2014     194,325.77     49,822.80      244,148.58
 7/11/2014     187,836.32     56,812.39      244,648.71
 8/11/2014     193,837.27     50,348.96      244,186.23
 9/11/2014     193,606.61     50,597.39      244,204.00
10/11/2014     187,136.92     57,565.68      244,702.61
11/11/2014     193,111.11     51,131.09      244,242.19
12/11/2014     186,655.03     58,084.71      244,739.75
 1/11/2015     192,610.78     51,669.97      244,280.75
 2/11/2015     192,374.07     51,924.92      244,298.99
 3/11/2015     173,542.37     72,207.94      245,750.31
 4/11/2015     191,805.40     52,537.41      244,342.82
 5/11/2015     185,385.22     59,452.39      244,837.61
 6/11/2015     191,292.37     53,089.99      244,382.36
 7/11/2015     184,886.28     59,989.78      244,876.06
 8/11/2015     190,774.33     53,647.95      244,422.28
 9/11/2015     190,528.57     53,912.65      244,441.22
10/11/2015     184,143.47     60,789.83      244,933.31

                                      H-6

      INTECH ONE & TWO B-NOTE NON-POOLED COMPONENT
-------------------------------------------------------
                                               TOTAL
   DATE      INTEREST ($)   PRINCIPAL ($)   PAYMENT ($)
----------   ------------   -------------   -----------
10/11/2005
11/11/2005     42,848.89             --      42,848.89
12/11/2005     41,466.67             --      41,466.67
 1/11/2006     42,848.89             --      42,848.89
 2/11/2006     42,848.89             --      42,848.89
 3/11/2006     38,702.22             --      38,702.22
 4/11/2006     42,848.89             --      42,848.89
 5/11/2006     41,466.67             --      41,466.67
 6/11/2006     42,848.89             --      42,848.89
 7/11/2006     41,466.67             --      41,466.67
 8/11/2006     42,848.89             --      42,848.89
 9/11/2006     42,848.89             --      42,848.89
10/11/2006     41,466.67             --      41,466.67
11/11/2006     42,848.89             --      42,848.89
12/11/2006     41,466.67             --      41,466.67
 1/11/2007     42,848.89             --      42,848.89
 2/11/2007     42,848.89             --      42,848.89
 3/11/2007     38,702.22             --      38,702.22
 4/11/2007     42,848.89             --      42,848.89
 5/11/2007     41,466.67             --      41,466.67
 6/11/2007     42,848.89             --      42,848.89
 7/11/2007     41,466.67             --      41,466.67
 8/11/2007     42,848.89             --      42,848.89
 9/11/2007     42,848.89             --      42,848.89
10/11/2007     41,466.67             --      41,466.67
11/11/2007     42,848.89             --      42,848.89
12/11/2007     41,466.67             --      41,466.67
 1/11/2008     42,848.89             --      42,848.89
 2/11/2008     42,848.89             --      42,848.89
 3/11/2008     40,084.44             --      40,084.44
 4/11/2008     42,848.89             --      42,848.89
 5/11/2008     41,466.67             --      41,466.67
 6/11/2008     42,848.89             --      42,848.89
 7/11/2008     41,466.67             --      41,466.67
 8/11/2008     42,848.89             --      42,848.89
 9/11/2008     42,848.89             --      42,848.89
10/11/2008     41,466.67             --      41,466.67
11/11/2008     42,848.89             --      42,848.89
12/11/2008     41,466.67             --      41,466.67
 1/11/2009     42,848.89             --      42,848.89
 2/11/2009     42,848.89             --      42,848.89
 3/11/2009     38,702.22             --      38,702.22
 4/11/2009     42,848.89             --      42,848.89
 5/11/2009     41,466.67             --      41,466.67
 6/11/2009     42,848.89             --      42,848.89
 7/11/2009     41,466.67             --      41,466.67
 8/11/2009     42,848.89             --      42,848.89
 9/11/2009     42,848.89             --      42,848.89
10/11/2009     41,466.67             --      41,466.67
11/11/2009     42,848.89             --      42,848.89
12/11/2009     41,466.67             --      41,466.67
 1/11/2010     42,848.89             --      42,848.89
 2/11/2010     42,848.89             --      42,848.89
 3/11/2010     38,702.22             --      38,702.22
 4/11/2010     42,848.89             --      42,848.89
 5/11/2010     41,466.67             --      41,466.67
 6/11/2010     42,848.89             --      42,848.89
 7/11/2010     41,466.67             --      41,466.67
 8/11/2010     42,848.89             --      42,848.89
 9/11/2010     42,848.89             --      42,848.89
10/11/2010     41,466.67             --      41,466.67
11/11/2010     42,848.89       4,888.75      47,737.63
12/11/2010     41,429.81       5,787.51      47,217.31
 1/11/2011     42,765.71       4,941.42      47,707.14
 2/11/2011     42,727.22       4,965.81      47,693.02
 3/11/2011     38,557.38       7,606.73      46,164.11
 4/11/2011     42,629.27       5,027.84      47,657.11
 5/11/2011     41,216.22       5,922.78      47,139.00
 6/11/2011     42,543.95       5,081.87      47,625.83
 7/11/2011     41,133.25       5,975.33      47,108.58
 8/11/2011     42,457.81       5,136.43      47,594.24
 9/11/2011     42,417.79       5,161.78      47,579.57
10/11/2011     41,010.56       6,053.03      47,063.59
11/11/2011     42,330.42       5,217.11      47,547.53
12/11/2011     40,925.59       6,106.85      47,032.44
 1/11/2012     42,242.20       5,272.99      47,515.19
 2/11/2012     42,201.12       5,299.00      47,500.12
 3/11/2012     39,439.85       7,047.83      46,487.68
 4/11/2012     42,104.93       5,359.92      47,464.85
 5/11/2012     40,706.30       6,245.74      46,952.03
 6/11/2012     42,014.51       5,417.19      47,431.70
 7/11/2012     40,618.37       6,301.43      46,919.79
 8/11/2012     41,923.22       5,475.01      47,398.23
 9/11/2012     41,880.56       5,502.02      47,382.59
10/11/2012     40,488.10       6,383.93      46,872.03
11/11/2012     41,787.96       5,560.67      47,348.64
12/11/2012     40,398.04       6,440.97      46,839.01
 1/11/2013     41,694.46       5,619.89      47,314.35
 2/11/2013     41,650.68       5,647.62      47,298.30
 3/11/2013     37,580.23       8,225.60      45,805.83
 4/11/2013     41,542.60       5,716.07      47,258.67
 5/11/2013     40,159.42       6,592.10      46,751.51
 6/11/2013     41,446.71       5,776.80      47,223.51
 7/11/2013     40,066.16       6,651.16      46,717.32
 8/11/2013     41,349.89       5,838.12      47,188.01
 9/11/2013     41,304.40       5,866.93      47,171.33
10/11/2013     39,927.77       6,738.81      46,666.58
11/11/2013     41,206.19       5,929.13      47,135.32
12/11/2013     39,832.26       6,799.30      46,631.56
 1/11/2014     41,107.03       5,991.93      47,098.97
 2/11/2014     41,060.35       6,021.50      47,081.85
 3/11/2014     37,044.40       8,564.96      45,609.36
 4/11/2014     40,946.71       6,093.47      47,040.18
 5/11/2014     39,579.91       6,959.12      46,539.03
 6/11/2014     40,845.02       6,157.87      47,002.90
 7/11/2014     39,481.01       7,021.76      46,502.77
 8/11/2014     40,742.34       6,222.91      46,965.25
 9/11/2014     40,693.86       6,253.61      46,947.47
10/11/2014     39,334.01       7,114.86      46,448.87
11/11/2014     40,589.71       6,319.57      46,909.29
12/11/2014     39,232.72       7,179.01      46,411.73
 1/11/2015     40,484.55       6,386.18      46,870.73
 2/11/2015     40,434.80       6,417.69      46,852.48
 3/11/2015     36,476.59       8,924.58      45,401.17
 4/11/2015     40,315.27       6,493.39      46,808.66
 5/11/2015     38,965.82       7,348.05      46,313.87
 6/11/2015     40,207.43       6,561.68      46,769.12
 7/11/2015     38,860.95       7,414.47      46,275.42
 8/11/2015     40,098.55       6,630.64      46,729.20
 9/11/2015     40,046.89       6,663.36      46,710.26
10/11/2015     38,704.82       7,513.35      46,218.17

                                      H-7

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                    DEPOSITOR

                                ----------------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund.
Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     The certificates of each series will not represent an obligation of the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the prospectus supplement.

     The primary assets of the trust fund may include:

     o  multifamily and commercial mortgage loans, including participations therein;

     o  mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     o  direct obligations of the United States or other government agencies; or

     o  a combination of the assets described above.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE
INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF
THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY
OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
A CRIMINAL OFFENSE.

                                November 4, 2005

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Defined Terms" beginning on page
122 in this prospectus.

     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to
J.P. Morgan Chase Commercial Mortgage Securities Corp.

     If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities
Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212)
834-9280.

                                       ii

SUMMARY OF PROSPECTUS ................................    1
RISK FACTORS .........................................    9
   Your Ability to Resell Certificates May Be
      Limited Because of Their
      Characteristics ................................    9
   The Assets of the Trust Fund May Not Be
      Sufficient to Pay Your Certificates ............    9
   Prepayments of the Mortgage Assets Will
      Affect the Timing of Your Cash Flow
      and May Affect Your Yield ......................   10
   Ratings Do Not Guarantee Payment and
      Do Not Address Prepayment Risks ................   11
   Commercial and Multifamily Mortgage
      Loans Have Risks That May Affect
      Payments on Your Certificates ..................   12
   Borrowers May Be Unable to Make
      Balloon Payments ...............................   14
   Credit Support May Not Cover Losses ...............   15
   Assignment of Leases and Rents May Be
      Limited by State Law ...........................   15
   Failure to Comply with Environmental
      Law May Result in Additional Losses ............   15
   Hazard Insurance May Be Insufficient to
      Cover All Losses on Mortgaged
      Properties .....................................   16
   Poor Property Management
      May Adversely Affect the Performance
      of the Related Mortgaged Property ..............   16
   One Action Jurisdiction May Limit the
      Ability of the Servicer to Foreclose on a
      Mortgaged Property .............................   17
   Rights Against Tenants May Be Limited if
      Leases Are Not Subordinate to
      Mortgage or Do Not Contain
      Attornment Provisions ..........................   17
   If Mortgaged Properties Are Not in
      Compliance With Current Zoning Laws
      Restoration Following a Casualty Loss
      May Be Limited .................................   17
   Inspections of the Mortgaged Properties
      Will Be Limited ................................   18
   Compliance with Americans with
      Disabilities Act May Result in
      Additional Losses ..............................   18
   Litigation Concerns ...............................   18
   Property Insurance ................................   18
   Some Certificates May Not Be
      Appropriate for Benefit Plans ..................   18
   Certain Federal Tax Considerations
      Regarding Residual Certificates ................   19

   Certain Federal Tax Considerations
      Regarding Original Issue Discount ..............   19
   Bankruptcy Proceedings Could Adversely
      Affect Payments on Your Certificates ...........   19
   Book-Entry System for Certain Classes
      May Decrease Liquidity and Delay
      Payment ........................................   20
   Delinquent and Non-Performing
      Mortgage Loans Could Adversely
      Affect Payments on Your Certificates ...........   20
   In The Event of an Early Termination of a
      Swap Agreement Due to Certain Swap
      Termination Events, a Trust May Be
      Required to Make a Large Termination
      Payment to any Related Swap
      Counterparty ...................................   21
   Your Securities Will Have Greater Risk if
      an Interest Rate Swap Agreement
      Terminates .....................................   21
   Even if You Do Not Receive Timely
      Notices, You Will Be Deemed To Have
      Tendered Your Reset Rate Certificates ..........   21
   If a Failed Remarketing Is Declared, You
      Will Be Required To Rely On a Sale
      Through the Secondary Market If You
      Wish To Sell Your Reset Rate

   Certain Shortfalls in Collections of

   Controlled Amortization Classes and
      Companion Classes ..............................   32
   Other Factors Affecting Yield, Weighted

                                       iii

DESCRIPTION OF THE CERTIFICATES ...................    36
   General ........................................    36
   Distributions ..................................    36
   Distributions of Interest on the
      Certificates ................................    37
   Determination of Interest Rates ................    38
   Distributions of Principal on the
      Certificates ................................    43
   Distributions on the Certificates in
      Respect of Prepayment Premiums or in
      Respect of Equity Participations ............    44
   Additional Information Regarding Reset

   Book-Entry Registration and Definitive
      Certificates ................................    54
DESCRIPTION OF THE POOLING
   AGREEMENTS .....................................    57
   General ........................................    57
   Assignment of Mortgage Loans;
      Repurchases .................................    57
   Representations and Warranties;
      Repurchases .................................    58
   Collection and Other Servicing

   Modifications, Waivers and Amendments
      of Mortgage Loans ...........................    63
   Realization Upon Defaulted Mortgage
      Loans .......................................    63
   Hazard Insurance Policies ......................    64
   Due-on-Sale and Due-on-Encumbrance
      Provisions ..................................    65
   Servicing Compensation and Payment of
      Expenses ....................................    65
   Evidence as to Compliance ......................    65
   Certain Matters Regarding the Master

DESCRIPTION OF CREDIT SUPPORT                          69

   Insurance or Guarantees with Respect to

CERTAIN LEGAL ASPECTS OF MORTGAGE

   Default Interest and Limitations on

   Forfeiture for Drug, RICO and Money
      Laundering Violations .......................    83
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ...................................    84
   FEDERAL INCOME TAX CONSEQUENCES
      FOR REMIC CERTIFICATES ......................    84
   General ........................................    84
   Characterization of Investments in REMIC

   Taxes That May Be Imposed on the REMIC

   Limitations on Deduction of Certain

                                       iv

FEDERAL INCOME TAX CONSEQUENCES
   FOR CERTIFICATES AS TO WHICH NO

   Reporting Requirements and Backup

   Unrelated Business Taxable Income;

INCORPORATION OF CERTAIN

                                       v

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                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Principal Definitions is included at the end of this prospectus.

Title of Certificates.........   Mortgage pass-through certificates, issuable
                                 in series.

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly owned subsidiary of
                                 JPMorgan Chase Bank, N.A., a national banking
                                 association, which is a wholly owned subsidiary
                                 of JPMorgan Chase & Co., a Delaware
                                 corporation.

Master Servicer...............   The master servicer, if any, for a series of
                                 certificates will be named in the related
                                 prospectus supplement. The master servicer for
                                 any series of certificates may be an affiliate
                                 of the depositor or a special servicer.

Special Servicer..............   One or more special servicers, if any, for a
                                 series of certificates will be named, or the
                                 circumstances under which a special servicer
                                 will be appointed will be described, in the
                                 related prospectus supplement. A special
                                 servicer for any series of certificates may be
                                 an affiliate of the depositor or the master
                                 servicer.

Trustee.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

The Trust Assets..............   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership
                                 interest in a trust fund consisting primarily
                                 of:

A. Mortgage Assets............   The mortgage assets with respect to each
                                 series of certificates will, in general,
                                 consist of a pool of loans secured by liens on,
                                 or security interests in:

                                 o   residential properties consisting of five
                                     or more rental or cooperatively-owned
                                     dwelling units or shares allocable to a
                                     number of those units and the related
                                     leases; or

                                 o   office buildings, shopping centers, retail
                                     stores and establishments, hotels or
                                     motels, nursing homes, hospitals or other
                                     health-care related facilities, mobile home
                                     parks, warehouse facilities, mini-warehouse
                                     facilities, self-storage facilities,
                                     industrial plants, parking lots, mixed use
                                     or various other types of income-producing
                                     properties described in this prospectus or
                                     unimproved land.

                                       1

                                 If so specified in the related prospectus
                                 supplement, a trust fund may include mortgage
                                 loans secured by liens on real estate projects
                                 under construction. No one will guarantee the
                                 mortgage loans, unless otherwise provided in
                                 the related prospectus supplement. If so
                                 specified in the related prospectus
                                 supplement, some mortgage loans may be
                                 delinquent. In no event will delinquent
                                 mortgage loans comprise 20 percent or more of
                                 the trust fund at the time the mortgage loans
                                 are transferred to the trust fund.

                                 As described in the related prospectus
                                 supplement, a mortgage loan:

                                 o   may provide for no accrual of interest or
                                     for accrual of interest at a mortgage
                                     interest rate that is fixed over its term
                                     or that adjusts from time to time, or that
                                     the borrower may elect to convert from an
                                     adjustable to a fixed mortgage interest
                                     rate, or from a fixed to an adjustable
                                     mortgage interest rate;

                                 o   may provide for level payments to maturity
                                     or for payments that adjust from time to
                                     time to accommodate changes in the mortgage
                                     interest rate or to reflect the occurrence
                                     of certain events, and may permit negative
                                     amortization;

                                 o   may be fully amortizing or partially
                                     amortizing or non-amortizing, with a
                                     balloon payment due on its stated maturity
                                     date;

                                 o   may prohibit prepayments over its term or
                                     for a certain period and/or require payment
                                     of a premium or a yield maintenance penalty
                                     in connection with certain prepayments; and

                                  o  may provide for payments of principal,
                                     interest or both, on due dates that occur
                                     monthly, quarterly, semi-annually or at
                                     another interval specified in the related
                                     prospectus supplement.

                                 Some or all of the mortgage loans in any trust
                                 fund may have been originated by an affiliate
                                 of the depositor. See "Description of the
                                 Trust Funds--Mortgage Loans" in this
                                 prospectus.

                                 If specified in the related prospectus
                                 supplement, the mortgage assets with respect
                                 to a series of certificates may also include,
                                 or consist of:

                                 o   private mortgage participations, mortgage
                                     pass-through certificates or other
                                     mortgage-backed securities; or

                                 o   Certificates insured or guaranteed by any
                                     of the Federal Home Loan Mortgage
                                     Corporation, the Federal National Mortgage
                                     Association, the Governmental National
                                     Mortgage Association or the Federal
                                     Agricultural Mortgage Corporation.

                                       2

                                 Each of the above mortgage assets will
                                 evidence an interest in, or will be secured by
                                 a pledge of, one or more mortgage loans that
                                 conform to the descriptions of the mortgage
                                 loans contained in this prospectus. See
                                 "Description of the Trust Funds--MBS" in this
                                 prospectus.

B. Certificate Account........   Each trust fund will include one or more
                                 certificate accounts established and maintained
                                 on behalf of the certificateholders. The person
                                 or persons designated in the related prospectus
                                 supplement will be required to, to the extent
                                 described in this prospectus and in that
                                 prospectus supplement, deposit all payments and
                                 other collections received or advanced with
                                 respect to the mortgage assets and other assets
                                 in the trust fund into the certificate
                                 accounts. A certificate account may be
                                 maintained as an interest bearing or a
                                 non-interest bearing account, and its funds may
                                 be held as cash or invested in certain
                                 obligations acceptable to the rating agencies
                                 rating one or more classes of the related
                                 series of offered certificates. See
                                 "Description of the Trust Funds--Certificate
                                 Accounts" and "Description of the Pooling
                                 Agreements--Certificate Account" in this
                                 prospectus.

C. Other Accounts.............   The prospectus supplement for each trust fund
                                 will also describe any other accounts
                                 established for a series of offered
                                 certificates. These may include, for any series
                                 that contains reset rate certificates, a
                                 remarketing fee account.

D. Credit Support.............   If so provided in the related prospectus
                                 supplement, partial or full protection against
                                 certain defaults and losses on the mortgage
                                 assets in the related trust fund may be
                                 provided to one or more classes of certificates
                                 of the related series in the form of
                                 subordination of one or more other classes of
                                 certificates of that series, which other
                                 classes may include one or more classes of
                                 offered certificates, or by one or more other
                                 types of credit support, such as a letter of
                                 credit, insurance policy, guarantee, reserve
                                 fund or another type of credit support
                                 described in this prospectus, or a combination
                                 of these features. The amount and types of any
                                 credit support, the identification of any
                                 entity providing it and related information
                                 will be set forth in the prospectus supplement
                                 for a series of offered certificates. See "Risk
                                 Factors--Credit Support May Not Cover Losses,"
                                 "Description of the Trust Funds--Credit
                                 Support" and "Description of Credit Support" in
                                 this prospectus.

E. Cash Flow Agreements.......   If so provided in the related prospectus
                                 supplement, a trust fund may include guaranteed
                                 investment contracts pursuant to which moneys
                                 held in the funds and accounts established for
                                 the related series will be invested at a
                                 specified rate. The trust fund may also include
                                 interest rate exchange agreements, interest
                                 rate

                                       3

                                 cap or floor agreements, or currency exchange
                                 agreements, all of which are designed to
                                 reduce the effects of interest rate or
                                 currency exchange rate fluctuations on the
                                 mortgage assets or on one or more classes of
                                 certificates. The principal terms of that
                                 guaranteed investment contract or other
                                 agreement, including, without limitation,
                                 provisions relating to the timing, manner and
                                 amount of any corresponding payments and
                                 provisions relating to their termination, will
                                 be described in the prospectus supplement for
                                 the related series. In addition, the related
                                 prospectus supplement will contain certain
                                 information that pertains to the obligor under
                                 any cash flow agreements of this type. See
                                 "Description of the Trust Funds--Cash Flow
                                 Agreements" in this prospectus.

Description of Certificates...   We will offer certificates in one or more
                                 classes of a series of certificates issued
                                 pursuant to a pooling and servicing agreement
                                 or other agreement specified in the related
                                 prospectus supplement. The certificates will
                                 represent in the aggregate the entire
                                 beneficial ownership interest in the trust fund
                                 created by that agreement.

                                 As described in the related prospectus
                                 supplement, the certificates of each series,
                                 may consist of one or more classes of
                                 certificates that, among other things:

                                 o   are senior or subordinate to one or more
                                     other classes of certificates in
                                     entitlement to certain distributions on the
                                     certificates;

                                 o   are principal-only certificates entitled to
                                     distributions of principal, with
                                     disproportionately small, nominal or no
                                     distributions of interest;

                                 o   are interest-only certificates entitled to
                                     distributions of interest, with
                                     disproportionately small, nominal or no
                                     distributions of principal;

                                 o   provide for distributions of interest on,
                                     or principal of, the certificates that
                                     begin only after the occurrence of certain
                                     events, such as the retirement of one or
                                     more other classes of certificates of that
                                     series;

                                 o   provide for distributions of principal of
                                     the certificates to be made, from time to
                                     time or for designated periods, at a rate
                                     that is faster or slower than the rate at
                                     which payments or other collections of
                                     principal are received on the mortgage
                                     assets in the related trust fund;

                                 o   provide for controlled distributions of
                                     principal to be made based on a specified
                                     schedule or other methodology, subject to
                                     available funds; or

                                 o   provide for distributions based on
                                     collections of prepayment premiums, yield
                                     maintenance penalties or equity
                                     participations on the mortgage

                                       4

                                     assets in the related trust fund.

                                 Each class of certificates, other than
                                 interest-only certificates and residual
                                 certificates which are only entitled to a
                                 residual interest in the trust fund, will have
                                 a stated principal balance. Each class of
                                 certificates, other than principal-only
                                 certificates and residual certificates, will
                                 accrue interest on its stated principal
                                 balance or, in the case of interest-only
                                 certificates, on a notional amount. Each class
                                 of certificates entitled to interest will
                                 accrue interest based on a fixed, variable,
                                 reset or adjustable pass-through interest
                                 rate. The related prospectus supplement will
                                 specify the principal balance, notional amount
                                 and/or fixed pass-through interest rate, or,
                                 in the case of a variable, reset or adjustable
                                 pass-through interest rate, the method for
                                 determining that rate, as applicable, for each
                                 class of offered certificates.

                                 The certificates will not be guaranteed or
                                 insured by anyone, unless otherwise provided
                                 in the related prospectus supplement. See
                                 "Risk Factors--The Assets of the Trust Fund
                                 May Not Be Sufficient to Pay Your
                                 Certificates" and "Description of the
                                 Certificates" in this prospectus.

Distributions of Interest on
 the Certificates.............   Interest on each class of offered
                                 certificates, other than certain classes of
                                 principal-only certificates and certain classes
                                 of residual certificates, of each series will
                                 accrue at the applicable fixed, variable, reset
                                 or adjustable pass-through interest rate on the
                                 principal balance or, in the case of certain
                                 classes of interest-only certificates, on the
                                 notional amount, outstanding from time to time.
                                 Interest will be distributed to you as provided
                                 in the related prospectus supplement on
                                 specified distribution dates. Distributions of
                                 interest with respect to one or more classes of
                                 accrual certificates may not begin until the
                                 occurrence of certain events, such as the
                                 retirement of one or more other classes of
                                 certificates, and interest accrued with respect
                                 to a class of accrual certificates before the
                                 occurrence of that event will either be added
                                 to its principal balance or otherwise deferred.
                                 Distributions of interest with respect to one
                                 or more classes of certificates may be reduced
                                 to the extent of certain delinquencies, losses
                                 and other contingencies described in this
                                 prospectus and in the related prospectus
                                 supplement. See "Risk Factors--Prepayments of
                                 the Mortgage Assets Will Affect the Timing of
                                 Your Cash Flow and May Affect Your Yield";
                                 "Yield and Maturity Considerations" and
                                 "Description of the Certificates--Distributions
                                 of Interest on the Certificates" in this
                                 prospectus.

Distributions of Principal of
 the Certificates..............  Each class of certificates of each series, other than certain classes of interest-only
                                 certificates and certain

                                       5

                                 classes of residual certificates, will have a
                                 principal balance. The principal balance of a
                                 class of certificates will represent the
                                 maximum amount that you are entitled to
                                 receive as principal from future cash flows on
                                 the assets in the related trust fund.

                                 Distributions of principal with respect to one
                                 or more classes of certificates may:

                                 o   be made at a rate that is faster, and, in
                                     some cases, substantially faster, than the
                                     rate at which payments or other collections
                                     of principal are received on the mortgage
                                     assets in the related trust fund;

                                 o   be made at a rate that is slower, and, in
                                     some cases, substantially slower, than the
                                     rate at which payments or other collections
                                     of principal are received on the mortgage
                                     assets in the related trust fund;

                                 o   not commence until the occurrence of
                                     certain events, such as the retirement of
                                     one or more other classes of certificates
                                     of the same series;

                                 o   be made, subject to certain limitations,
                                     based on a specified principal payment
                                     schedule resulting in a controlled
                                     amortization class of certificates; or

                                 o   be contingent on the specified principal
                                     payment schedule for a controlled
                                     amortization class of the same series and
                                     the rate at which payments and other
                                     collections of principal on the mortgage
                                     assets in the related trust fund are
                                     received.

                                 Unless otherwise specified in the related
                                 prospectus supplement, distributions of
                                 principal of any class of offered certificates
                                 will be made on a pro rata basis among all of
                                 the certificates of that class. See
                                 "Description of the
                                 Certificates--Distributions of Principal on
                                 the Certificates" in this prospectus.

Advances......................   If provided in the related prospectus
                                 supplement, if a trust fund includes mortgage
                                 loans, the master servicer, a special servicer,
                                 the trustee, any provider of credit support
                                 and/or any other specified person may be
                                 obligated to make, or have the option of
                                 making, certain advances with respect to
                                 delinquent scheduled payments of principal
                                 and/or interest on those mortgage loans. Any of
                                 the advances of principal and interest made
                                 with respect to a particular mortgage loan will
                                 be reimbursable from subsequent recoveries from
                                 the related mortgage loan and otherwise to the
                                 extent described in this prospectus and in the
                                 related prospectus supplement. If provided in
                                 the prospectus supplement for a series of
                                 certificates, any entity making these advances
                                 may be entitled to receive interest on those
                                 advances while they are outstanding, payable
                                 from amounts in the related trust fund. If a

                                       6

                                 trust fund includes mortgage participations,
                                 pass-through certificates or other
                                 mortgage-backed securities, any comparable
                                 advancing obligation will be described in the
                                 related prospectus supplement. See
                                 "Description of the Certificates--Advances in
                                 Respect of Delinquencies" in this prospectus.

Termination...................   If so specified in the related prospectus
                                 supplement, the mortgage assets in the related
                                 trust fund may be sold, causing an early
                                 termination of a series of certificates in the
                                 manner set forth in the prospectus supplement.
                                 If so provided in the related prospectus
                                 supplement, upon the reduction of the principal
                                 balance of a specified class or classes of
                                 certificates by a specified percentage or
                                 amount, the party specified in the prospectus
                                 supplement may be authorized or required to bid
                                 for or solicit bids for the purchase of all of
                                 the mortgage assets of the related trust fund,
                                 or of a sufficient portion of the mortgage
                                 assets to retire the class or classes, as
                                 described in the related prospectus supplement.
                                 See "Description of the
                                 Certificates--Termination" in this prospectus.

Registration of Book-Entry
 Certificates.................   If so provided in the related prospectus
                                 supplement, one or more classes of the offered
                                 certificates of any series will be book-entry
                                 certificates offered through the facilities of
                                 The Depository Trust Company. Each class of
                                 book-entry certificates will be initially
                                 represented by one or more certificates
                                 registered in the name of a nominee of The
                                 Depository Trust Company. No person acquiring
                                 an interest in a class of book-entry
                                 certificates will be entitled to receive
                                 definitive certificates of that class in fully
                                 registered form, except under the limited
                                 circumstances described in this prospectus. See
                                 "Risk Factors--Book-Entry System for Certain
                                 Classes May Decrease Liquidity and Delay
                                 Payment" and "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates" in this prospectus.

Certain Federal Income Tax
 Consequences.................   The federal income tax consequences to
                                 certificateholders will vary depending on
                                 whether one or more elections are made to treat
                                 the trust fund or specified portions of the
                                 trust fund as one or more "real estate mortgage
                                 investment conduits" (each, a "REMIC") under
                                 the provisions of the Internal Revenue Code.
                                 The prospectus supplement for each series of
                                 certificates will specify whether one or more
                                 REMIC elections will be made. See "Certain
                                 Federal Income Tax Consequences" in this
                                 prospectus.

Certain ERISA Considerations...  If you are a fiduciary of any retirement plans or certain other employee benefit plans
                                 and arrangements, including individual
                                 retirement accounts, annuities,

                                       7

                                 Keogh plans, and collective investment funds
                                 and insurance company general and separate
                                 accounts in which those plans, accounts,
                                 annuities or arrangements are invested, that
                                 are subject to ERISA or Section 4975 of the
                                 Internal Revenue Code, you should carefully
                                 review with your legal advisors whether the
                                 purchase or holding of offered certificates
                                 could give rise to a transaction that is
                                 prohibited or is not otherwise permissible
                                 either under ERISA or the Internal Revenue
                                 Code. See "Certain ERISA Considerations" in
                                 this prospectus and in the related prospectus
                                 supplement.

Legal Investment..............   The applicable prospectus supplement will
                                 specify whether the offered certificates will
                                 constitute "mortgage related securities" for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "Legal Investment" in this
                                 prospectus and in the related prospectus
                                 supplement.

Rating........................   At their dates of issuance, each class of
                                 offered certificates will be rated at least
                                 investment grade by one or more nationally
                                 recognized statistical rating agencies. See
                                 "Rating" in this prospectus and "Ratings" in
                                 the related prospectus supplement.

                                       8

                                 RISK FACTORS

     You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR
CHARACTERISTICS

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates;
however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the
Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

     o  The perceived liquidity of the certificates;

     o  The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

     o  The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates;
        and

     o  The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

     Unless otherwise specified in the related prospectus supplement,

     o  The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

                                       9

    o  The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.

PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND
MAY AFFECT YOUR YIELD

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

     o  A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

     o  A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such

                                       10

as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.
As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

     o  principal prepayments on the related mortgage loans will be made;

     o  the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o  the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the

                                       11

behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS
ON YOUR CERTIFICATES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus.
Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one to four family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one to four family mortgage loans.
Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed or rental, hotel room or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

     o  Changes in general or local economic conditions and/or specific industry segments;

     o  Declines in real estate values;

     o  Declines in rental or occupancy rates;

     o  Increases in interest rates, real estate tax rates and other operating expenses;

     o  Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     o  Acts of God; and

     o  Other factors beyond the control of a master servicer or special servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

     o  Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

     o  Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

                                       12

    o  The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

     o  Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o  Construction of competing hotels or resorts;

     o  Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o  Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o  Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.
The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, mobile home parks, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to

                                       13

alternative uses would generally require substantial capital expenditures.
Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the self-storage mortgaged property were readily adaptable to other uses. Tenant privacy and efficient access may heighten environmental risks.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments)
at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

     o  The value of the related mortgaged property;

     o  The level of available mortgage interest rates at the time of sale or refinancing;

     o  The borrower's equity in the related mortgaged property;

     o  The financial condition and operating history of the borrower and the related mortgaged property;

     o  Tax laws and rent control laws, with respect to certain residential properties;

     o  Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

     o  Prevailing general economic conditions; and

     o  The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot

                                       14

assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT MAY NOT COVER LOSSES

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates.
Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Guarantee Payment and Do
Not Address Prepayment Risks," "Description of the Certificates" and
"Description of Credit Support" in this prospectus.

ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in
this prospectus.

FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of

                                       15

any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

     Under some environmental laws, such as the federal Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage.
The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver.
See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in this prospectus.

HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED
PROPERTIES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.

     For more detailed information regarding insurance policies, see
"Description of the Pooling and Servicing Agreements--Hazard Insurance
Policies."

POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED
MORTGAGED PROPERTY

     The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

     o  operating the properties;

     o  providing building services;

     o  establishing and implementing the rental structure;

     o  managing operating expenses;

                                       16

     o  responding to changes in the local market; and

     o  advising the mortgagor with respect to maintenance and capital improvements.

     Property managers may not be in a financial condition to fulfill their management responsibilities.

     Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A
MORTGAGED PROPERTY

     Several states (including California) have laws that prohibit more than one "one action" to enforce a mortgage obligation, and some courts have construed the term "one action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

     In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE
OR DO NOT CONTAIN ATTORNMENT PROVISIONS

     Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

     If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS
RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

     Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements)
but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial

                                       17

casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

     The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the act, the mortgagors may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION CONCERNS

     There may be legal proceedings pending and, from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

PROPERTY INSURANCE

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

     o  fire;

     o  lightning;

     o  explosion;

     o  smoke;

     o  windstorm and hail; and

     o  riot, strike and civil commotion.

     Each subject to the conditions and exclusions specified in each policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling
Agreements--Hazard Insurance Policies" in this prospectus.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR BENEFIT PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction

                                       18

rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal
Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the
Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA
Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Federal Income Tax Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion"
income to you, which:

     o  generally, will not be subject to offset by losses from other activities;

     o  if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

     o  if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

                                       19

     A bankruptcy court also may:

     o  grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o  reduce monthly payments due under a mortgage loan;

     o  change the rate of interest due on a mortgage loan; or

     o  otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for
The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through
The Depository Trust Company, and its participating organizations:

     o  the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

     o  your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

     o  your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository
        Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

     o  you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due.
In no event will the mortgage loans

                                       20

that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure)
at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the Trust
Funds--Mortgage Loans--General" in this prospectus.

IN THE EVENT OF AN EARLY TERMINATION OF A SWAP AGREEMENT DUE TO CERTAIN SWAP
TERMINATION EVENTS, A TRUST FUND MAY BE REQUIRED TO MAKE A LARGE TERMINATION
PAYMENT TO ANY RELATED SWAP COUNTERPARTY

     To the extent described in the related prospectus supplement, a trust fund may enter into one or more interest rate swap agreements. A swap agreement generally may not be terminated except upon the occurrence of enumerated termination events set forth in the applicable swap agreement which will be described in the related prospectus supplement. Depending on the reason for the termination, however, a swap termination payment may be due from either the trust fund or the related swap counterparty.

     If a termination event under any of these swap agreements occurs and the trust fund owes the related swap counterparty a large termination payment that is required to be paid pro rata with interest due to the related securities, the trust fund may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal, and the holders of all classes of securities may suffer a loss.

YOUR SECURITIES WILL HAVE GREATER RISK IF AN INTEREST RATE SWAP AGREEMENT
TERMINATES

     If on any distribution date a payment is due to the trust fund under an interest rate swap agreement, but the related swap counterparty defaults and the trust fund is unable to arrange for a replacement swap agreement, holders of securities entitled to payment under an interest rate swap agreement will remain entitled to the established rate of interest and principal, even though the related swap agreement has terminated. If this occurs, amounts available to make payments on the related securities will be reduced to the extent the interest rates on those securities exceed the rates which the trust fund would have been required to pay to the swap counterparty under the terminated interest rate swap agreement. In this event, the trust fund may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of securities and you may suffer a loss.

EVEN IF YOU DO NOT RECEIVE TIMELY NOTICES, YOU WILL BE DEEMED TO HAVE TENDERED
YOUR RESET RATE CERTIFICATES

     The trustee, not less than fifteen nor more than thirty calendar days prior to each remarketing terms determination date, will be required to inform
DTC, Euroclear and Clearstream, as applicable, of the identity of the remarketing agents and that such class of securities is subject to automatic tender on the upcoming reset date unless a holder elects not to tender its reset rate certificates. The trustee also will be required to request that DTC,
Euroclear and Clearstream, as applicable, notify its participants of the contents of such notice given to DTC, Euroclear and Clearstream, as applicable, inform them of the notices to be given on the remarketing terms determination date and the spread determination date and the procedures that must be followed if any beneficial owner of reset rate certificates wishes to retain its securities.

     Due to the procedures used by the clearing agencies and the financial intermediaries, however, holders of beneficial interests in any class of reset rate certificates may not receive

                                       21

timely notifications of the reset terms for any reset date. Despite this potential delay in the distribution of such notices by the related clearing agencies, even though you may not receive a copy of the notice to be delivered on the related remarketing terms determination date, you will be deemed to have tendered your class unless the remarketing agents have received a hold notice, if applicable, from you on or prior to the related notice date.

IF A FAILED REMARKETING IS DECLARED, YOU WILL BE REQUIRED TO RELY ON A SALE
THROUGH THE SECONDARY MARKET IF YOU WISH TO SELL YOUR RESET RATE CERTIFICATES

     In connection with the remarketing of your class of reset rate certificates, if a failed remarketing is declared, your reset rate certificates will not be sold even if you attempted to tender them for remarketing. In this event you will be required to rely on a sale through the secondary market, which may not then exist for your class of reset rate certificates, independent of the remarketing process.

                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund may include:

     1. various types of multifamily or commercial mortgage loans,

     2. mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans,

     3. direct obligations of the United States or other governmental agencies,
        or

     4. a combination of the assets described above.

     J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor")
will establish each trust fund. Each mortgage asset will be selected by the
Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage
Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the
"Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

     o  Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o  Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

                                       22

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each
Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related
Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that
Mortgaged Property during that period other than:

     o  non-cash items such as depreciation and amortization,

     o  capital expenditures, and

     o  debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected

                                       23

more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net
Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the
"Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio
(expressed as a percentage) of

     o  the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged
        Property to

     o  the Value of the related Mortgaged Property.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

       (a)  the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

       (b)  the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o  the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

     o  the cost replacement method which calculates the cost of replacing the property at that date,

     o  the income capitalization method which projects value based upon the property's projected net cash flow, or

     o  upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on

                                       24

inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have
Risks That May Affect Payments on Your Certificates" and "--Borrowers May Be
Unable to Make Balloon Payments" in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan:

     o  will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

     o  may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

     o  may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

     o  may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

     o  may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an
"Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

     o  the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

     o  the type or types of property that provide security for repayment of the mortgage loans,

     o  the earliest and latest origination date and maturity date of the mortgage loans,

     o  the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

                                       25

     o  the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original
        Loan-to-Value Ratio of the mortgage loans,

     o  the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

     o  with respect to mortgage loans with adjustable mortgage interest rates
        ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM
        Loan,

     o  information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

     o  the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt
        Service Coverage Ratios, and the weighted average of the Debt Service
        Coverage Ratios, and

     o  the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission following that issuance.

MBS

     MBS may include:

     o  private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities
        or

     o  certificates insured or guaranteed by the Federal Home Loan Mortgage
        Corporation ("FHLMC"), the Federal National Mortgage Association
        ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the
        Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement
(an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee")
or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS
Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS
Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

                                       26

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

     o  the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

     o  the original and remaining term to stated maturity of the MBS, if applicable,

     o  the pass-through or bond rate of the MBS or the formula for determining the rates,

     o  the payment characteristics of the MBS,

     o  the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

     o  a description of the credit support, if any,

     o  the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

     o  the terms on which mortgage loans may be substituted for those originally underlying the MBS,

     o  the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus
        Supplements" above, and

     o  the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

OTHER ACCOUNTS

     The prospectus supplement for each trust fund will also describe any other accounts established for a series of offered certificates. These may include, for any series that contains reset rate certificates, one or more remarketing fee accounts.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the

                                       27

identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk
Factors--Credit Support May Not Cover Losses" and "Description of Credit
Support" in this prospectus.

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow
Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                                       28

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable, reset or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See
"Risk Factors--Prepayments of the Mortgage Assets Will Affect the Timing of
Your Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans.
While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable, reset or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.
The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due
Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the

                                       29

related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling
Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the
Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series.
Accordingly, the yield on those interest-only certificates will be inversely related to the rate

                                       30

at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

     o  the availability of mortgage credit,

     o  the relative economic vitality of the area in which the Mortgaged
        Properties are located,

     o  the quality of management of the Mortgaged Properties,

     o  the servicing of the mortgage loans,

     o  possible changes in tax laws and other opportunities for investment,

     o  the existence of Lock-out Periods,

     o  requirements that principal prepayments be accompanied by Prepayment
        Premiums, and

     o  by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the
ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged
Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will

                                       31

elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments
(for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant
Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption
("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb
"excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or

                                       32

fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower

                                       33

rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate.
Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

                                       34

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

     1. amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

     2. Excess Funds, or

     3. any other amounts described in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, "Excess
Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity
Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                 THE DEPOSITOR

     J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is
a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMorgan Chase Bank, N.A., a national banking association, which is a wholly owned subsidiary of JPMorgan Chase & Co., a
Delaware corporation. The Depositor maintains its principal office at 270 Park
Avenue, New York, New York 10017. Its telephone number is (212) 834-9280. The
Depositor does not have, nor is it expected in the future to have, any significant assets.

                                USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                                       35

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

     o  provide for the accrual of interest on the certificates at a fixed rate, variable rate, reset rate or adjustable rate;

     o  are senior (collectively, "Senior Certificates") or subordinate
        (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o  are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

     o  are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

     o  provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o  provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o  provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

     o  provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry
Certificates") through the facilities of The Depository Trust Company ("DTC").
The offered certificates of each series (if issued as Definitive Certificates)
may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk
Factors--Your Ability to Resell Certificates May Be Limited Because of Their
Characteristics" and "--Book-Entry System for Certain Classes May Decrease
Liquidity and Delay Payment" in this prospectus.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the
Available Distribution Amount for that series and that distribution date.
Unless otherwise provided in the related prospectus supplement, the "Available
Distribution Amount" for any series of certificates and any

                                       36

distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the
Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the
Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether
Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates")
that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable, reset or adjustable.
The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable, reset or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class.
Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement ("Accrual
Certificates"), and other than any class of principal-only certificates or
Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of
Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest"
for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified period of time, or accrual period, generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     Unless otherwise provided in the related prospectus supplement, the
Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

     1. based on the principal balances of some or all of the mortgage assets in the related trust fund,

                                       37

     2. equal to the principal balances of one or more other classes of certificates of the same series, or

     3. an amount or amounts specified in the applicable prospectus supplement.

     Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued
Certificate Interest that is otherwise distributable on, or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued
Certificate Interest that is otherwise distributable on (or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of)
a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of
Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk
Factors--Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash
Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.

DETERMINATION OF INTEREST RATES

     Day Count Basis; Interest Rate Change Dates; Interest Rate Determination
Dates. The prospectus supplement for each series of certificates will specify the applicable interest rates (or the methods by which interest will be determined) and day count conventions for each class of certificates. Unless otherwise specified in the related prospectus supplement, for any class of certificates that bears interest at (i) a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an Actual/360 day year, (ii) a fixed rate, interest due for any accrual period will be determined on the basis of a 30/360 day year, and (iii) a floating rate that is not LIBOR-based, the remarketing agents, in the case of reset rate certificates, will set forth the applicable day-count convention for the related reset period as specified in the related prospectus supplement and in the written notice sent to the reset rate certificateholders on the related remarketing terms determination date. The applicable day count convention will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

     o  "30/360" which means that interest is calculated on the basis of a
        360-day year consisting of twelve 30-day months;

     o  "Actual/360" which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

     o  "Actual/365 (fixed)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

     o  "Actual/Actual (accrual basis)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

                                       38

     o  "Actual/Actual (payment basis)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be; and

     o  "Actual/Actual (ISMA)" is a calculation in accordance with the definition of "Actual/ Actual" adopted by the International Securities
        Market Association ("ISMA"), which means that interest is calculated on the following basis:

        o  where the number of days in the relevant accrual period is equal to or shorter than the determination period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such determination period and
           (B) the number of distribution dates that would occur in one calendar year; or

        o  where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

           (1) the number of days in such accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year; and

           (2) the number of days in such accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of
               distribution dates that would occur in one calendar year;

where "determination period" means the period from and including one calculation date to but excluding the next calculation date and "calculation date" means, in each year, each of those days in the calendar year that are specified herein as being the scheduled distribution dates.

     For any class of securities that bears interest at a LIBOR-based rate, the related interest rate determination dates will be LIBOR Determination Dates, as described under "--LIBOR" below. If the reset rate certificates bear interest at a floating rate, the remarketing agents and in accordance with prevailing market conventions and existing market conditions, will set forth the applicable dates, or intervals between dates, on which the applicable rate of interest will be determined, and the related dates on which such interest rates will be changed during each related accrual period during a reset period, as part of the written notice sent to the reset rate certificateholders on the related remarketing terms determination date and as set forth in the related prospectus supplement.

     LIBOR. The prospectus supplement for a series of certificates will set forth the definition of LIBOR, and how LIBOR will be determined. In most cases, we expect that LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars for a period equal to one month, which appears on the Dow Jones Market Service Page 3750 as of 11:00 a.m. London
time, on the related LIBOR Determination Date. If an applicable rate does not appear on The Dow Jones Market Service Page 3750, the rate for that accrual period will be determined on the basis of the rates at which deposits in U.S.
Dollars are offered at approximately 11:00 a.m., London time, on that LIBOR
Determination Date, to prime banks in the London interbank market by the
Reference Banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The remarketing agents, the trustee, the paying agent or another person performing similar functions will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that accrual period will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in
New York City, selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions, at approximately 11:00
a.m. New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading

                                       39

European banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. If the Reference Banks are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

     For this purpose:

     o  "LIBOR Determination Date" means, for each accrual period, the second business day before the beginning of that accrual period unless another day is specified in the related prospectus supplement.

     o  "Dow Jones Market Service Page 3750" means the display page so designated on the Dow Jones Market Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

     o  "Reference Banks" means four major banks in the London interbank market selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions.

     For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business.

     Commercial Paper Rate. If certificates of any series bear interest based on the commercial paper rate (the "Commercial Paper Rate"), the Commercial
Paper Rate for any relevant interest determination date will be the Bond
Equivalent Yield shown below of the rate for 90-day commercial paper, as published in H.15(519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading "Commercial Paper--Financial".

     If the commercial paper rate cannot be determined as described above, the following procedures will be observed:

     o  If the rate described above is not published in H.15(519) by 3:00 p.m.,
        New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having the index maturity specified on the Remarketing
        Terms Determination Date, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading "Commercial Paper-- Financial". The "Bond Equivalent Yield" will be calculated as follows:

            Bond Equivalent Yield =      N x D         x 100
                                     ------------
                                     360 (D x 90)

        where "D" refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and "N"
        refers to 365 or 366, as the case may be.

     o  If the rate described in the prior paragraph cannot be determined, the
        Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

     o  The Commercial Paper Rate will be subject to a lock-in period of six New
        York City business days.

     CMT Rate. If the reset rate certificates of any series bear interest based on the Treasury constant maturity rate (the "CMT Rate"), the CMT Rate for any relevant interest determination date will be the rate displayed on the applicable Designated CMT Money line Telerate Page shown below by 3:00 p.m.,
New York City time, on that interest determination date under the caption
"Treasury Constant Maturities Federal Reserve Board Release H.15...Mondays
Approximately 3:45 p.m.," under the column for:

                                       40

     o  If the Designated CMT Money line Telerate Page is 7051, the rate on that interest determination date; or

     o  If the Designated CMT Money line Telerate Page is 7052, the average for the week, or the month, as specified on the related remarketing terms determination date, ended immediately before the week in which the related interest determination date occurs.

     The following procedures will apply if the CMT Rate cannot be determined as described above:

     o  If the rate described above is not displayed on the relevant page by
        3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the
        CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

     o  If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00
        p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal
        Reserve System or the United States Department of the Treasury and that the remarketing agents determine to be comparable to the rate formerly displayed on the Designated CMT Money line Telerate Page shown above and published in H.15(519).

     o  If the rate described in the prior paragraph cannot be determined, then the CMT Rate will be determined to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New York
        City. The remarketing agents, the trustee, the paying agent or another person performing similar functions will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct nonmalleable fixed rate obligations of the
        United States Treasury ("Treasury Notes") with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

     o  If three Treasury Note quotations of the kind described in the prior paragraph cannot be obtained, the CMT Rate will be determined to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated
        CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the remarketing agents, the trustee, the paying agent or another person performing similar functions will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, quotations will be obtained for the Treasury Note with the shorter remaining term to maturity.

                                       41

     o  If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

     o  If fewer than three of the selected leading primary United States government securities dealers selected are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

     Federal Funds Rate. If the certificates of any series bear interest based on the federal funds rate (the "Federal Funds Rate"), the Federal Funds Rate for any relevant interest determination date will be the rate for U.S. dollar
Federal funds, as published in H.15(519) for that day opposite the caption
"Federal Funds (Effective)" as that rate is displayed on that interest determination date on Money line Telerate Page 120 under the heading "Federal
Funds Rate". The following procedures will be observed if the Federal Funds
Rate cannot be determined as described above:

     o  If the rate described above does not appear on Money line Telerate Page
        120 or is not yet published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading "Federal Funds (Effective)".

     o  If the rate described above does not appear on Money line Telerate Page
        120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New
        York City time, on that interest determination date, the Federal Funds
        Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal Funds transactions in
        New York City, selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions, on that interest determination date.

     o  If fewer than three of the selected brokers are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

     91-day Treasury Bill Rate. If the certificates of any series bear interest at the 91-day Treasury Bill Rate (the "91-day Treasury Bill Rate"), the 91-day
Treasury Bill Rate for any relevant interest determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the
United States with a maturity of thirteen weeks ("91-day Treasury Bills") sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S. Department of the Treasury.

     In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury
Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury
Bills will again be so published or reported or such auction is held, as the case may be.

     The 91-day Treasury Bill Rate will be subject to a lock-in period of six
New York City business days.

     Prime Rate. If certificates of any series bear interest based on the prime rate (the "Prime Rate"), the Prime Rate for any relevant interest determination date is the prime rate or base lending rate on that date, as published in
H.15(519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading "Bank Prime Loan."

     The following procedures will be observed if the Prime Rate cannot be determined as described above:

                                       42

     o  If the rate described above is not published in H.15(519) prior to 3:00
        p.m., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption "Bank Prime Loan."

     o  If the above rate is not published in either H.15(519), H.15 Daily
        Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the remarketing agents will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as "USPRIME1" as that bank's prime rate or base lending rate as in effect on that interest determination date.

     o  If fewer than four rates appear on the Reuters Screen USPRIME1 page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest determination date by three major banks in New York City selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions.

     o  If the selected banks are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that interest determination date.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of
Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any
Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.
Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless

                                       43

otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ADDITIONAL INFORMATION REGARDING RESET RATE CERTIFICATES

     Interest. The applicable interest rate for a class of reset rate certificates will be reset from time to time at an interest rate determined using the procedures described below or as otherwise specified in the related prospectus supplement.

     Interest will be payable on the reset rate certificates on the applicable distribution date as set forth in the related prospectus supplement. Unless otherwise specified in the prospectus supplement:

     o  interest on a class of reset rate certificates during any reset period when they bear a fixed rate of interest will accrue daily and will be computed based on a 30/360 basis;

     o  interest on a class of reset rate certificates during any reset period when they bear a floating rate of interest based on one-month LIBOR will accrue daily and will be computed based on an Actual/360 basis; and

     o  interest on a class of reset rate certificates during any reset period when they bear a floating rate of interest based on another index may be computed on a different basis and use a different interval between interest rate determination dates as described under "--Determination of
        Interest Rates--Day Count Basis; Interest Rate Change Dates; Interest
        Rate Determination Dates" above.

     Except for the initial accrual period and unless otherwise specified in the related prospectus supplement:

     o  an accrual period during any reset period when any class of reset rate certificates bears interest at a floating rate of interest will begin on the last applicable distribution date and end on the day before the next applicable distribution date; and

     o  accrual periods when a class of reset rate certificates bears interest at a fixed rate will begin generally on the first day of the month preceding the month in which the applicable distribution date occurs and end on the last day of that month.

     Principal. Payments of principal will be made to any class of reset rate certificates on each distribution date in the amount and payment priorities as set forth in the related prospectus supplement.

     Reset Periods. During the initial reset period for each class of reset rate certificates, interest will be payable on each distribution date at the interest rates shown in the applicable prospectus supplement. We refer to each initial reset date, together with each date thereafter on which the interest rate on a class of reset rate certificates may be reset, as a "reset date" and each period in between the reset dates as a "reset period". All reset dates will occur on a distribution date or at the beginning of an accrual period, and each reset period will end on the day before a distribution date or at the end of an accrual period, as specified in the related prospectus supplement.

     The applicable interest rate on each class of reset rate certificates will be reset as of each reset date as determined by:

                                       44

     o  the remarketing agents with respect to the length of the reset period, whether the interest rate is fixed or floating and, if floating, the applicable interest rate index, the day count convention, the interest rate determination dates, the interval between interest rate change dates during each accrual period, and the related all-hold rate, if applicable; and

     o  the remarketing agents with respect to the determination of the fixed rate of interest or spread to the chosen interest rate index, as applicable.

     The remarketing agents, the trustee, the paying agent or another person performing similar functions will be responsible for arranging, on behalf of the trust, any interest rate swaps or other derivative instruments that may be required to hedge any basis risk that results from the rate of interest on the reset rate certificates and for selecting one or more eligible swap counterparties. See "--Floating Rate Mode" and "--Fixed Rate Mode" below. Any such swap or derivative instrument may be entered into upon the initial issuance of the applicable series of certificates or at a later time in connection with the resetting of the interest rate on a class of reset rates certificates, as may be further specified in the related prospectus supplement.
The spread for each reset period will be determined in the manner described below under "--Spread Determination Date."

     Each reset period will be no less than three months. If specified in the related prospectus supplement, the applicable distribution dates when holders will receive interest and/or principal payments will be determined by the remarketing agents on the applicable remarketing terms determination date in connection with the establishment of each reset period.

     Absent a failed remarketing, holders that wish to be repaid on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate certificates pursuant to the remarketing process. See "--Tender of
Reset Rate Certificates; Remarketing Procedures" below.

     Interest on each class of reset rate certificates during each reset period after the initial reset period will accrue and be payable either:

     o  at a floating interest rate, in which case such reset rate certificates are said to be in floating rate mode, or

     o  at a fixed interest rate, in which case such reset rate certificates are said to be in fixed rate mode,

in each case as determined by the remarketing agents and in accordance with the remarketing agreement and the applicable remarketing agency agreement.

     Remarketing Terms Determination Date. The initial reset dates for each class of reset rate certificates will be as set forth in the related prospectus supplement. On or prior to a date set forth in the related prospectus supplement (not less than eight business days prior to the reset date) that is prior to each reset date, referred to as the "remarketing terms determination date," the remarketing agents will establish some or all of the following terms for the reset rate certificates on or prior to the remarketing terms determination date, which terms will be applicable during the following reset period:

     o  the expected weighted average life of that class of reset rate certificates;

     o  the name and contact information of the remarketing agents;

     o  the next reset date and reset period;

     o  the applicable minimum denomination and additional increments;

     o  if two or more classes of reset rate certificates are successfully remarketed on the same reset date, whether there will be any change in their relative priorities with respect to the right to receive payments of principal;

     o  the interest rate mode, i.e., fixed rate or floating rate;

                                       45

     o  if in floating rate mode, the applicable interest rate index;

     o  if in floating rate mode, the interval between interest rate change dates;

     o  if in floating rate mode, the applicable interest rate determination date;

     o  if in fixed rate mode, the applicable fixed rate pricing benchmark;

     o  whether there will be a related swap agreement and if so the identities of the eligible swap counterparties from which bids will be solicited;

     o  the applicable interest rate day count convention;

     o  the related all-hold rate, if applicable; and

     o  the principal payment priority of the applicable class, if it will differ from that previously in effect.

If specified in the related prospectus supplement, the resetting of an interest rate may require satisfaction of the "rating agency condition," which means the written confirmation or reaffirmation, as the case may be, from each rating agency then rating the securities that any intended action will not result in the downgrading of its then-current rating of any class of securities.

     The remarketing agents will communicate this information by written notice, through DTC, Euroclear Bank, as operator of the Euroclear System, in
Europe ("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream"), as applicable, to the holders of the applicable class of reset rate certificates, the trustee and the rating agencies on the related remarketing terms determination date.

     On each remarketing terms determination date, the remarketing agents will establish the related all-hold rate, as described below. In this event, the reset rate certificateholders of that class will be given not less than two business days to choose whether to hold their reset rate certificates by delivering a hold notice to the remarketing agents, in the absence of which their reset rate certificates will be deemed to have been tendered. See
"--Tender of Reset Rate Certificates; Remarketing Procedures" below.

     If applicable, the all-hold rate will be the minimum rate of interest that will be effective for the following reset period. If the rate of interest using the spread or fixed rate of interest established on the spread determination date, defined below, is higher than the all-hold rate, all certificateholders who delivered a hold notice agreeing to be subject to the all-hold rate will be entitled to the higher rate of interest for the following reset period. If 100%
of the certificateholders elect to hold their reset rate certificates for the following reset period, the related reset rate will be the all-hold rate.

     If the remarketing agents are unable to determine the terms set forth above that are required to be established on the applicable remarketing terms determination date, then a failed remarketing will be declared on the related spread determination date, all holders will retain their certificates, the failed remarketing rate as previously determined in accordance with the related prospectus supplement will apply, and a reset period of three months (or such other period specified in the related prospectus supplement) will be established as described under "--Failed Remarketing" below.

     Spread Determination Date. On a date set forth in the related prospectus supplement that is prior to the related reset date (not less than three business days prior to the reset date), which we refer to as the "spread determination date", the remarketing agents will set the applicable spread above or below the applicable index, with respect to the reset rate certificates that will be in floating rate mode during the next reset period, or applicable fixed rate of interest, with respect to reset rate certificates that will be in fixed rate mode during the next reset period, in either case, at a rate that, in the opinion of the remarketing agents, will enable all of the tendered reset rate certificates to be remarketed by the remarketing agents at 100% of the

                                       46

principal balance of that class of reset rate certificates. Also, if applicable, the remarketing agents, the trustee, the paying agent or another person performing similar functions may select from the bids received from the eligible swap counterparty or counterparties, with which the trust will enter into swap agreements to hedge basis risk for the next related reset period. If required for the immediately following reset period, on or before the related spread determination date the remarketing agents, the trustee, the paying agent or another person performing similar functions will arrange for new or additional securities identification codes to be obtained.

     In addition, on each spread determination date, the remarketing agents will send a written notice to DTC, Euroclear and Clearstream, as applicable, with instructions to distribute such notice to its related participants in accordance with DTC's, Euroclear's and Clearstream's respective procedures, the trustee, any applicable exchange then listing the applicable securities, and the rating agencies setting forth the applicable spread or fixed rate of interest, as the case may be, and, if applicable, the identity of any new swap counterparty or counterparties, including the fixed rate or floating rate (or rates) of interest to be due to each such swap counterparty on each distribution date during the upcoming reset period as well as the failed remarketing rate, if applicable.

     Timeline: The following chart shows an example of a timeline of the remarketing process:

                              [FLOW CHART OMITTED]

Timing                          Event
------                          -----

Thirty to Fifteen               (Trustee to provide notices to clearing agencies specifying the identity of
Calendar Days Prior to          the remarketing agents)
Remarketing Terms
Determination Date

At Least Eight Business         REMARKETING TERMS DETERMINATION DATE
Days Prior to Reset Date        (Notices sent to reset rate certificateholders stating the new terms of the reset rate notes, including the related all-hold rate, if applicable)

Six Business Days               NOTICE DATE
Prior to Reset Date             (Hold notices due from reset rate certificateholders, if applicable, or they are deemed to have tendered their reset rate notes; remarketing agents determine the amount of remarketed reset rate notes available for sale)

Three Business Days             SPREAD DETERMINATION DATE
Prior to Reset Date             (Based on market conditions, the spread or fixed rate is determined by remarketing agents for the next reset period or a failed remarketing is declared, identity of any swap counterparty (or counterparties) is determined; and the related failed remarketing rate for the next reset period will be determined)

Reset Date                      RESET DATE
                                (New terms of the remarketed reset rate certificates become effective; any swap agreement for previous reset period may terminate; any new swap agreement for next reset period becomes effective; payments to tendering certificateholders)

     The times shown in these timelines are estimates. The actual timing of these events will be specified in the related prospectus supplement.

     Failed Remarketing. There will be a failed remarketing if:

     o  the remarketing agents cannot determine the applicable required reset terms (other than the related spread or fixed rate) on the related remarketing terms determination date;

                                       47

     o  the remarketing agents cannot establish the required spread or fixed rate on the related spread determination date;

     o  either sufficient committed purchasers cannot be obtained for all tendered reset rate certificates at the spread or fixed rate set by the remarketing agents, or any committed purchasers default on their purchase obligations (and the remarketing agents choose not to purchase those reset rate certificates themselves);

     o  one or more interest rate swap agreements satisfying all required criteria cannot be obtained, if applicable as described under
        "--Floating Rate Mode" and "--Fixed Rate Mode" below;

     o  certain conditions specified in the related remarketing agreement are not satisfied; or

     o  any rating agency then rating the securities has not confirmed or upgraded its then-current ratings of any class of securities, if such confirmation is required.

     In the event a failed remarketing is declared with respect to a class of reset rate certificates:

     o  all holders of that class will retain their reset rate certificates;

     o  the related interest rate will be reset to a failed remarketing rate specified in the related prospectus supplement;

     o  the related reset period may be three months (or such other longer period specified in the related prospectus supplement); and

     o  any existing swap agreement may be terminated and/or amended in accordance with its terms, or a new swap agreement entered into, if so specified in the related prospectus supplement.

     If there is a failed remarketing of a class of reset rate certificates, however, the related holders of that class will not be permitted to exercise any remedies as a result of the failure of their class of reset rate certificates to be remarketed on the related reset date.

     Floating Rate Mode. If a class of reset rate certificates is to be reset to bear a floating rate of interest, then, during the corresponding reset period, it will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable spread, as determined on the relevant spread determination date.

     In addition, if the remarketing agents determine that it would be in the best interest of the trust based on then-current market conditions during any reset period when a class of reset rate certificates bears a floating rate of interest, or if otherwise required to satisfy the rating agency condition, the trust may, as specified in the related prospectus supplement, enter into one or more swap agreements with eligible swap counterparties for the next reset period to hedge some or all of the basis risk. If specified in the related prospectus supplement, these swap agreements may be entered into at the time the reset rate certificates are initially issued. In exchange for providing payments to the trust at the applicable interest rate index plus the related spread, each swap counterparty will be entitled to receive on each distribution date a payment from the trust in an amount specified in the related prospectus supplement. If applicable, the remarketing agents in determining the swap counterparty or counterparties to any swap agreements, will solicit bids regarding the interest rate and other terms from at least three eligible swap counterparties and will select the lowest of these bids to provide the swap agreements. If the lowest bidder specifies a notional amount that is less than the outstanding principal balance of the related class of reset rate certificates, the remarketing agents may select more than one eligible swap counterparty, but only to the extent that such additional eligible swap counterparties have provided the next lowest received bid or bids, and enter into more than one swap agreement to fully hedge the then outstanding principal balance of the related class of reset rate certificates. On or before the spread determination date, the remarketing agents will select the swap counterparty or counterparties.

     Fixed Rate Mode. If a class of reset rate certificates is to be reset to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the spread determination date by adding:

                                       48

     o  the applicable spread as determined by the remarketing agents on the spread determination date; and

     o  the yield to maturity on the spread determination date of the applicable fixed rate pricing benchmark, selected by the remarketing agents as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life, provided, that the remarketing agents shall establish such fixed rate equal to the rate that, in the opinion of the remarketing agents, will enable all of the tendered reset rate certificates to be remarketed by the remarketing agents at 100% of their outstanding principal balance. However, such fixed rate of interest will in no event be lower than the related all-hold rate, if applicable.

     Unless otherwise specified in the related prospectus supplement, such interest will be payable on each distribution date at the applicable fixed rate of interest, as determined on the spread determination date, during the relevant reset period.

     In addition, if a class of reset rate certificates is to be remarketed to bear interest at a fixed rate, the trust fund may, if so specified in the prospectus supplement, enter into one or more interest rate swap agreements with eligible swap counterparties on the related reset date, as applicable, to facilitate the trust's ability to pay interest at a fixed rate. If specified in the related prospectus supplement these swap agreements may be entered into at the time the reset rate certificates are initially issued.

     Each such swap agreement will terminate, unless otherwise provided in the related prospectus supplement, on the earliest to occur of:

     o  the next succeeding reset date;

     o  the distribution date on which the outstanding principal balance of the related class of reset rate certificates is reduced to zero, including as the result of the optional purchase of the remaining mortgage loans by the related servicer or an auction of the mortgage loans by the related trustee; or

     o  if applicable, the maturity date of the related class of reset rate certificates.

Each swap agreement may be required to satisfy the rating agency condition if so specified in the related prospectus supplement. The remarketing agents generally will use procedures similar to those set forth above under
"--Floating Rate Mode" in the selection of the related swap counterparties and the establishment of the applicable spread.

     Tender of Reset Rate Certificates; Remarketing Procedures. A remarketing agreement will be entered into for the remarketing of the reset rate certificates between the Depositor, or another person specified in the related prospectus supplement, and the remarketing agents named in that agreement. A remarketing agent may resign at any time provided that the resignation does not occur within a specified time period prior to a remarketing terms determination date. The Depositor or another person specified in the related prospectus supplement may appoint a successor remarketing agent upon the resignation of any remarketing agent.

     Prior to any remarketing terms determination date, the remarketing agents, the trustee, the paying agent or another person performing similar functions will:

     o  inform DTC, Euroclear and Clearstream, as applicable, of the identities of the applicable remarketing agents and that such class of securities is subject to automatic tender on the reset date unless a holder elects not to tender its particular reset rate certificates, and

     o  request that DTC, Euroclear and Clearstream, as applicable, notify its participants of the contents of the notice given to DTC, Euroclear and
        Clearstream, as applicable, the notices to be given on the remarketing terms determination date and the spread determination date, and the procedures that must be followed if any beneficial owner of a reset rate certificate wishes to retain the reset rate certificate, each as described below.

                                       49

This will be the only required notice given to holders prior to a remarketing terms determination date and with respect to the procedures for electing not to tender a class of reset rate certificates. If DTC, Euroclear and Clearstream, as applicable, or its respective nominee is no longer the holder of record of the related class of reset rate certificates, the remarketing agents, the trustee, the paying agent or another person performing similar functions will establish procedures for the delivery of any such notice to the related certificateholders.

     On the reset date that commences each reset period, each reset rate certificate will be automatically tendered, or deemed tendered, to the relevant remarketing agent for remarketing by such remarketing agent on the reset date at 100% of its outstanding principal balance, unless the holder, by delivery of a hold notice, if applicable, elects not to tender its reset rate certificate.
If the related class of reset rate certificates are held in book-entry form,
100% of the outstanding principal balance of such class will be paid in accordance with the standard procedures of DTC, which currently provide for payments in same-day funds or procedures of Euroclear and Clearstream which, due to time zone differences, will be required to provide for payment of principal and interest due on the related distribution date approximately two business days following the reset date, and, with respect to each reset date, other than for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing, additional interest at the applicable interest rate from and including the related reset date to, but excluding, the second business day following such reset date. Beneficial owners that tender their reset rate certificates through a broker, dealer, commercial bank, trust company or other institution may be required to pay fees or commissions to such institution.

     If applicable, the hold notice must be received by a remarketing agent during the period commencing on the remarketing terms determination date and ending on the notice date. To ensure that a hold notice is received on a particular day, the beneficial owner must direct its broker or other designated direct or indirect participant to give the hold notice before the broker's cut-off time for accepting instructions for that day. Different firms may have different cutoff times for accepting instructions from their customers.
Accordingly, beneficial owners should consult the brokers or other direct or indirect participants through which they own their interests in the reset rate certificates for the cut-off times for those brokers or participants. A delivered hold notice will be irrevocable. If a hold notice is not timely received for any reason by a remarketing agent on the notice date, the beneficial owner of a class of reset rate certificates will be deemed to have elected to tender such security for remarketing by the relevant remarketing agent. All of the reset rate certificates of the applicable class, whether or not tendered, will bear interest upon the same terms.

     The remarketing agents will attempt, on a reasonable efforts basis, to remarket the tendered reset rate certificates at a price equal to 100% of the aggregate principal balance so tendered. We cannot assure you that the remarketing agents will be able to remarket the entire principal balance of the reset rate certificates tendered in a remarketing. The obligations of the remarketing agents will be subject to conditions and termination events customary in transactions of this type, which may include conditions that all of the securities subject to remarketing in fact were not called, none of the securities have been downgraded or put under review by the applicable rating agencies, no events of default with respect to the securities have occurred, and no material adverse change in the trust's financial condition has occurred between the remarketing terms determination date and the reset date. If the remarketing agents are unable to remarket some or all of the tendered reset rate certificates and, in their sole discretion, elect not to purchase those reset rate certificates, then the remarketing agents will declare a failed remarketing, all holders will retain their securities, the related reset period will be fixed at three months (or such other period specified in the related prospectus supplement), and the related interest rate will be set at the applicable failed remarketing rate.

     No certificateholder or beneficial owner of any reset rate certificate will have any rights or claims against any remarketing agent as a result of the remarketing agent's not purchasing that

                                       50

reset rate certificate. The remarketing agents will have the option, but not the obligation, to purchase any reset rate certificates tendered that they are not able to remarket.

     Each of the remarketing agents, in its individual or any other capacity, may buy, sell, hold and deal in the reset rate certificates. Any remarketing agent may exercise any vote or join in any action which any beneficial owner of the reset rate certificates may be entitled to exercise or take with like effect as if it did not act in any capacity under the remarketing agency agreement. Any remarketing agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the trust, the depositor, the master servicer or the special servicer as freely as if it did not act in any capacity under the remarketing agency agreement.

     Each of the remarketing agents will be entitled to receive a fee, and be reimbursed for certain of its out-of-pocket expenses, from amounts on deposit in the related remarketing fee account in connection with their services rendered for each reset date, which may be funded, in whole or in part, by the excess interest on the applicable class of reset rate certificates, paid by the applicable swap counterparty or funded in another manner specified in the related prospectus supplement. The remarketing agents may, if so provided in the related prospectus supplement, be entitled to reimbursement from the trust if there are insufficient available funds on the related distribution date, for certain expenses associated with each remarketing.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those
Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the

                                       51

advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o  the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o  the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o  the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
        (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o  the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

     o  if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

     o  if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     o  information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

                                       52

     o  if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

     o  if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     o  the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of
        Accrual Certificates, if any, in the event that Accrued Certificate
        Interest has been added to that balance;

     o  if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

     o  the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

     o  if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

     o  to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue
Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that
MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

                                       53

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment"
in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default" and
"--Resignation and Removal of the Trustee" in this prospectus.

TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

     o  the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

     o  the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations
("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with
DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange,
Inc., the American Stock Exchange, Inc. and the National Association of
Securities Dealers, Inc. Access to the DTC system also is

                                       54

available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry
Certificates on DTC's records.

     The ownership interest of each actual purchaser of a Book-Entry
Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and
Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect
Participant through which each Certificate Owner entered into the transaction.
Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of
Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry
Certificates; DTC's records reflect only the identity of the Direct
Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time.
Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate
Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry
Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive
Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o  the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

                                       55

     o  the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Book-Entry
        Certificates agree to initiate such termination.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

                                       56

                     DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling
Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party.
All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the
Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling
Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the
Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling
Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related
Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits)
that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase
Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York
10017, Attention: President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged
Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original
Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days

                                       57

after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant
Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

     o  the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

     o  the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related
        Mortgage;

     o  the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o  the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the
Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the
Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each
Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the

                                       58

related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the
Depositor nor the master servicer, in either case unless it is the Warranting
Party, will be obligated to purchase or replace a mortgage loan if a Warranting
Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

     1. the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

     2. applicable law, and

     3. the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling
Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis;
managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in

                                       59

the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing
Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that
Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and
"--Servicing Compensation and Payment of Expenses" below.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series
("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling
Agreement, the

                                       60

following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

   1. all payments on account of principal, including principal prepayments, on the mortgage loans;

   2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

   3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer
      (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation
      Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

   4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

   5. any advances made as described under "Description of the
      Certificates--Advances in Respect of Delinquencies" in this prospectus;

   6. any amounts paid under any Cash Flow Agreement, as described under
      "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

   7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset
      Seller or any other specified person as described under "--Assignment of
      Mortgage Loans; Repurchases" and "--Representations and Warranties;
      Repurchases" above, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage
      Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the
      Certificates--Termination" in this prospectus (all of the foregoing, also
      "Liquidation Proceeds");

   8. any amounts paid by the master servicer to cover Prepayment Interest
      Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" below;

   9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges,
      Prepayment Premiums or Equity Participations with respect to the mortgage loans;

   10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" below;

   11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

   12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

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     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1. to make distributions to the certificateholders on each distribution date;

     2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

     3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of
        Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

     4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation
        Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

     5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of
        Subordinate Certificates of the related series;

     6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

     7. if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

     8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Master
        Servicer and the Depositor" below;

     9. if described in the related prospectus supplement, to pay the fees of trustee;

     10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters
        Regarding the Trustee" below;

                                       62

   11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

   12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

   13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

   14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

   15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Federal Income Tax Consequences for
       REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

   16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

   17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

   18. to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

   19. to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged
Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable

                                       63

party to assume the mortgage loan and the laws of the jurisdiction in which the
Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans"
in this prospectus.

     The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and
Mortgage Note) will be deposited in the related certificate account. The
Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.
Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements

                                       64

less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property.
Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property.
See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund.
Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each
Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single
Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified

                                       65

twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the
Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the
Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the
Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the
Pooling Agreement.

EVENTS OF DEFAULT

     Each prospectus supplement will describe the events which will trigger a default (each an "Event of Default"). For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related
Pooling Agreement.

     The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling
Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling
Agreement.

AMENDMENT

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates

     1. to cure any ambiguity,

     2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

     3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

     4. to comply with any requirements imposed by the Code, or

     5. for any other purpose specified in the related prospectus supplement;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the

                                       66

trustee) adversely affect in any material respect the interests of any holder;
and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not:

     1. reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

     2. adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause
        (1), without the consent of the holders of all certificates of that class, or

     3. modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling
Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various

                                       67

certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement.
However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling
Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the
Depositor, the servicer, the special servicer and to all certificateholders.
Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%
(or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

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                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.
Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing.
If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

     o  the nature and amount of coverage under the credit support,

     o  any conditions to payment under the credit support not otherwise described in this prospectus,

     o  any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

     o  the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

     o  a brief description of its principal business activities;

     o  its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     o  if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

     o  its total assets, and its stockholders' equity or policyholders'
        surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover
        Losses" in this prospectus.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

                                       69

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the
Depositor to be material, a copy of that instrument will accompany the Current
Report on Form 8-K to be filed with the SEC after issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C
Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC after issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the
Current Report on Form 8-K to be filed with the SEC after issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be

                                       70

deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

                                       71

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.
Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See
"Description of the Trust Funds--Mortgage Loans" in this prospectus.

GENERAL

     Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged
Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender.
In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief
Act) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC. In cases where hotels or motels constitute

                                       72

loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws" below.

PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to

                                       73

determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice.
For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v.
Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy
Code"), and, thus, could be rescinded in favor of the bankrupt's estate, if (1)
the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is
"reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the
United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531
(1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in
Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and

                                       74

burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property.
The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.
The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize

                                       75

upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative.
Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Generally. The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the

                                       76

bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court
(provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. If this is done the full amount due under the original loan may never be repaid.

     The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is
"adequately protected" as the term is defined and interpreted under the
Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding.
The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents.
Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

                                       77

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.
Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the Borrowers May Be Partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy
Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried

                                       78

on by the remaining general partner and that general partner does so or (ii)
the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended
(also known as "CERCLA"), and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

     o  may pose an imminent or substantial endangerment to human health or welfare or the environment,

     o  may result in a release or threatened release of any hazardous material,
        or

     o  may give rise to any environmental claim or demand,

     o  may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial, treatment, storage or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b)
        in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

                                       79

     Excluded from CERCLA's definition of "owner or operator" is any person
"who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

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     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance would be complicated and may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related
Mortgaged Property. The Garn-St Germain Depository Institutions Act of 1982
(the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses by providing, among other things, that "due-on-sale"
clauses in certain loans are enforceable within certain limitations as set forth in the Garn Act. Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential,

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including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"),
a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service or the National Oceanic
and Atmospheric Administration assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant

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governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

     1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the
"ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001,
also known as the USA Patriot Act, and the regulations issued pursuant to the
USA Patriot Act, as well as the narcotic drug laws. In many instances, the
United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.

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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue
Service (the "IRS") with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of
Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder"
in this discussion generally mean the beneficial owner of a certificate.

            FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of
"Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates,
Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

     1. the making of an election,

     2. compliance with the Pooling Agreement and any other governing documents
        and

     3. compliance with any changes in the law, including any amendments to the
        Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC.

     In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the
Residual Certificates will be considered to be "residual interests" in the
REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes.
See "Federal Income Tax Consequences for Certificates as to Which No REMIC
Election Is Made" in this prospectus.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of
Code Section 7701(a)(19)(C)(xi), but only in

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the same proportion that the assets of the REMIC Pool would be treated as
"loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of
Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B)
if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one
REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be "qualified mortgages" for another REMIC for purposes of Code Section 860G(a)(3). REMIC Certificates held by a regulated investment company will not constitute "Government Securities"
within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness"
within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the
Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages"
and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide
"reasonable arrangements" to prevent its residual interest from being held by
"disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See
"--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of
Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup
Day. Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

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     1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

     2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

     If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

     o  a mortgage in default or as to which default is reasonably foreseeable,

     o  a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

     o  a mortgage that was fraudulently procured by the mortgagor, and

     o  a mortgage that was not in fact principally secured by real property
        (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the
Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC
Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool's initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool.
Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC
Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a
REMIC Pool also must meet certain requirements. All of the interests in a REMIC
Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which

                                       86

distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC
Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the
Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury
Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference
Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General.

     A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as
they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

     Original Issue Discount.

     Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount"
within the meaning of Code Section 1273(a). Holders of any class of Regular
Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes

                                       87

as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on
Treasury regulations (the "OID Regulations") under Code Sections 1271 through
1275 and in part on the provisions of the Reform Act. Regular
Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the
Conference Committee Report to the Reform Act. We cannot assure you that the
IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular
Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the
Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a
Regular Certificate also includes the amount paid by an initial Regular
Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute
"qualified stated interest." Under the OID Regulations, qualified stated
interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated
redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates.
Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called
"super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular
Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated
redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity

                                       88

of the Regular Certificate multiplied by the weighted average maturity of the
Regular Certificate. For this purpose, the weighted average maturity of the
Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular
Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption")
and the anticipated reinvestment rate, if any, relating to the Regular
Certificates. The Prepayment Assumption with respect to a Series of Regular
Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular
Certificate is held as a capital asset. However, under the OID Regulations,
Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method"
below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period.
With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference
Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

     1. the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular
        Certificate during the accrual period that are included in the Regular
        Certificate's stated redemption price at maturity, over

     2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     1. the yield to maturity of the Regular Certificate at the issue date,

     2. events (including actual prepayments) that have occurred prior to the end of the accrual period, and

     3. the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular
Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular
Certificate's stated redemption price at maturity that were made on the Regular
Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

                                       89

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the mortgage loans that exceed the
Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of
Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the
OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

     The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the
Regular Certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

     Acquisition Premium.

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to
Treat All Interest Under the Constant Yield Method" below.

     Variable Rate Regular Certificates.

     Regular Certificates may provide for interest based on a variable rate.
Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

     1. the issue price does not exceed the original principal balance by more than a specified amount, and

                                       90

     2. the interest compounds or is payable at least annually at current values of

        (a) one or more "qualified floating rates,"

        (b) a single fixed rate and one or more qualified floating rates,

        (c) a single "objective rate," or

        (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the
OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID
Regulations. It is possible that a class of this type may be considered to bear
"contingent interest" within the meaning of the OID Regulations. The OID
Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular
Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular
Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular
Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the

                                       91

stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser"
rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs.
Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

     Deferred Interest.

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

     Market Discount.

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (exclusive of accrued qualified stated
interest) (1) is exceeded by the then-current principal amount of the Regular
Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular
Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.
The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a
Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular
Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in

                                       92

which the related market discount income is recognized or the Regular
Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the
Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See
"--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium.

     A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset"
within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the
Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular
Certificate rather than as a separate deduction item. See "--Election to Treat
All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method.

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

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 Sale or Exchange of Regular Certificates.

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular
Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

     1. if a Regular Certificate is held as part of a "conversion transaction"
        as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

     2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

     3. to the extent that the gain does not exceed the excess, if any, of (a)
        the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Treatment of Losses.

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of
Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general

                                       94

be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular
Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on
Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income.

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and
will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     1. the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

     2. all bad loans will be deductible as business bad debts, and

     3. the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular
Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

                                       95

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual
Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the
Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of
Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the
REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual
Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or
Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual
Certificateholder's after-tax rate of return.

     Basis and Losses.

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter.
The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual
Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the
REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual
Certificate as an offset to its share of the taxable income of the related
REMIC Pool. However, that taxable income will not include cash received by the
REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets.
That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

                                       96

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the
REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the
REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the
Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

     Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future
Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and
Expense--Market Discount" below regarding the basis of mortgage loans to the
REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

     Treatment of Certain Items of REMIC Income and Expense.

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's
deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under
"--Taxation of Regular Certificates--Original Issue Discount" and "--Variable
Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under
"--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC
Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the
REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the
REMIC Pool (or the fair market value at the

                                       97

closing date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of
Regular Certificates--Market Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method;
however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

     Limitations on Offset or Exemption of REMIC Income.

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC
Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual
Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition,
REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related
Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See
"--Taxation of Certain Foreign Investors--Residual Certificates" below.
Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of

                                       98

dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not
U.S. Persons.

     In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual
Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.
Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Tax-Related Restrictions on Transfer of Residual Certificates.

     Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that
Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC
Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable
Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the
Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified
Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the
Disqualified Organization.

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1)
the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a
Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes:

     1. "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or

                                       99

        instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511,

     2. "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a
        Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and

     3. an "electing large partnership" means any partnership having more than
        100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual
Certificate, is not a Disqualified Organization and is not purchasing the
Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual
Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a
Residual Certificateholder who is not a U.S. Person, as defined under
"--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations"
above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the
REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor

                                      100

conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading "--Disqualified Organizations" above.
The transferor must have no actual knowledge or reason to know that those statements are false.

     The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

     (i)   the present value of any consideration given to the transferee to acquire the interest;

     (ii)  the present value of the expected future distributions on the interest; and

     (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently
35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

     The assets test is satisfied if (i) the transferee must be a domestic "C"
corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
Residual Certificate that has "tax avoidance potential" to a "foreign person"
will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below) and to U.S.
partnerships that have any "foreign persons" as partners, unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable
Treasury regulations) created or organized in or under the laws of the United
States, any state, or the District of Columbia,

                                      101

including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United
States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable
Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Sale or Exchange of a Residual Certificate.

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Basis and Losses" above, in the Residual
Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual
Certificates, in which case, you will have an adjusted basis in the Residual
Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at
120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust)
that is economically comparable to a Residual Certificate.

     Mark to Market Regulations.

     Regulations under Section 475 of the Internal Revenue Code provide a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions.

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

                                      102

     1. the disposition of a qualified mortgage other than for:

        (a)   substitution within two years of the Startup Day for a defective
              (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the
              Startup Day,

        (b)   foreclosure, default or imminent default of a qualified mortgage,

        (c)   bankruptcy or insolvency of the REMIC Pool, or

        (d)   a qualified (complete) liquidation,

     2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     3. the receipt of compensation for services or

     4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell
REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day.

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool:

     1.  during the three months following the Startup Day,

     2.  made to a qualified reserve fund by a Residual Certificateholder,

     3.  in the nature of a guarantee,

     4.  made to facilitate a qualified liquidation or clean-up call, and

     5.  as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property.

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

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LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC
Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims)
to holders of Regular Certificates and Residual Certificateholders within the
90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form
1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.
The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual
Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as
"tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80%
of the amount of itemized deductions otherwise allowable for that year. Such limitations will be phased out beginning in 2006 and eliminated in 2010. In the case of a REMIC Pool, those deductions may include deductions under Code
Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual
Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC
Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a
REMIC Pool. As a result,

                                      104

individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary
Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

     Regular Certificates.

     Interest, including original issue discount, distributable to Regular
Certificateholders who are non-resident aliens, foreign corporations, or other
Non-U.S. Persons (as defined below), will be considered "portfolio interest"
and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder"
within the meaning of Code Section 871(h)(3)(B) of, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under
Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S.
Person. The appropriate documentation includes Form W-8BEN if the Non-U.S.
Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a
trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership.
An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a
non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

     If that statement, or any other required statement, is not provided, 30%
withholding will apply unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United
States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are
Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S.
Person" means any person who is not a U.S. Person.

     Residual Certificates.

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or

                                      105

lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as
"portfolio interest," subject to the conditions described in "--Regular
Certificates" above, but only to the extent that (1) the mortgage loans
(including mortgage loans underlying certain MBS) were issued after July 18,
1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual
Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual
Certificateholder will not be entitled to any exemption from the 30%
withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of
Residual Certificates--Limitations on Offset or Exemption of REMIC Income"
above. If the amounts paid to Residual Certificateholders who are Non-U.S.
Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate)
withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a
"backup" withholding tax under Code Section 3406 at a current rate of 28%
(which rate will be increased to 31% commencing after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular
Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides IRS Form
W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular
Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular
Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular
Certificates. Holders through nominees must request that information from the nominee.

     The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that

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Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the
REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual
Certificateholders, furnished annually, if applicable, to holders of Regular
Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Qualification as a REMIC" above.

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                        FEDERAL INCOME TAX CONSEQUENCES
            FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

     General.

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "--Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as
"Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard
Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below.
Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard
Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that
Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001. As a
result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard
Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the
"stripped bond" and "stripped coupon" rules of the Code, as described under
"--Stripped Certificates" and "--Standard Certificates--Recharacterization of
Servicing Fees," below.

     Tax Status.

     In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates
will have the following status for federal income tax purposes:

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     1.  Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans....secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

     2.  Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
         Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section
         856(c)(3)(B).

     3.  Standard Certificate owned by a REMIC will be considered to represent an "obligation... which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     Premium and Discount.

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium.  The treatment of premium incurred upon the purchase of a
Standard Certificate will be determined generally as described under "Federal
Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium"
above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However,
Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "Federal Income Tax Consequences for REMIC Certificates--
Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual

                                      109

methods described there will not apply and it is unclear whether a Prepayment
Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

     Recharacterization of Servicing Fees.

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the
Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation
("excess servicing") will cause the mortgage loans to be treated under the
"stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.
Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed under "--Stripped
Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a
Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates.

     Upon sale or exchange of a Standard Certificate, a Standard
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the
Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), that gain or loss would be capital gain or loss if the Standard
Certificate was held as a capital asset. However, gain on the

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sale of a Standard Certificate will be treated as ordinary income (1) if a
Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under
Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

     General.

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped
Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if:

     1.  we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

     2.  the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
         Certificates--Recharacterization of Servicing Fees" above), and

     3.  certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own
"stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under
"--Standard Certificates--
Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped
Certificates for the related period or periods. The holder of a Stripped
Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard Certificates--General"
above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage

                                      111

pool containing variable-rate mortgage loans, in the opinion of Cadwalader,
Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of
Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to
Stripped Certificates arguably should be made in one of the ways described under "--Taxation of Stripped Certificates--Possible Alternative
Characterizations" below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations provide for the treatment of a Stripped
Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the
Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

     Status of Stripped Certificates.

     No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section
860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section
7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent
"interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

     Taxation of Stripped Certificates.

     Original Issue Discount. Except as described under "--General" above, each
Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the
Reform Act, the amount of original issue discount

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required to be included in the income of a holder of a Stripped Certificate
(referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "Federal
Income Tax Consequences for REMIC Certificates--Taxation of Regular
Certificates--Original Issue Discount" and "--Variable Rate Regular
Certificates" above. However, with the apparent exception of a Stripped
Certificate qualifying as a market discount obligation, as described under
"--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated
redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate.
While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID
Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations.
Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS.
Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in that Stripped Certificate, as described under "Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a
Stripped Certificateholder other than an original Stripped

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Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates.  Where an
investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of
Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations.  The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

     1.  one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that
         Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

     2.  as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

     3.  a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of
Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

RESET RATE CERTIFICATES

     As will be further discussed in the related prospectus supplement, reset rate certificates will represent a beneficial interest in a portion of the related trust fund that is treated as a grantor trust for federal income tax purposes, consisting of a regular interest in a related REMIC and an interest in any related interest rate swap agreement or other derivative instrument. See
"Federal Income Tax Consequences for REMIC Certificates" for a discussion of the federal income tax treatment of regular interests, and see the related prospectus supplement for a discussion of the federal income tax treatment of the interest rate swap agreement or other derivative instrument.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder
at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts

                                      114

required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped
Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28% (which rate will be increased to 31% commencing after 2010)
may be required in respect of any reportable payments, as described under
"Federal Income Tax Consequences for REMIC Certificates--Backup Withholding"
above.

     On June 20, 2002, the Treasury published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust"
under Treasury regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped
Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors--Regular Certificates" above.

REPORTABLE TRANSACTIONS

     Any holder of a certificate that reports any item or items of income, gain, expense, or loss in respect of a certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                      STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain
Federal Income Tax Consequences", you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                                      115

                         CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section
3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the
Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in
Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c)
is an employer maintaining or contributing to the Plan.

     Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section
4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below)
applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United
States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant."
For this purpose, in general, equity participation in a trust fund will be
"significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

                                      116

     In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute
Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the
"Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the
Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

     The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of Prohibited Transaction Class Exemption ("PTCE")
95-60 exempt from the application of the prohibited transaction provisions of
Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code
transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE
95-60 to be available. Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE
95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c)
to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.
Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c)
Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.
Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan

                                      117

invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of
ERISA.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section
501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization,"
which term as defined above includes certain tax-exempt entities not subject to
Code Section 511 including certain governmental plans, as discussed above under the caption "Federal Income Tax Consequences for REMIC Certificates--Taxation
of Residual Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

     The sale of certificates to a Plan is in no respect a representation by the Depositor or the underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only classes of offered certificates which will qualify as
"mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the
Non-SMMEA Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United
States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the

                                      118

affected investors to rely solely upon existing state law, and not SMMEA.
Pursuant to Section 347 of the Riegle Community Development and Regulatory
Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities,"
but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this regard, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities" and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities,"
other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of
Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1,
1998), "Management of Interest Rate Risk, Investment Securities, and
Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement")
of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the
Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective

                                      119

October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above
(and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates)
may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                            METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods.
Those methods are as follows:

     1.  by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2.  by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     3.  through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus

                                      120

supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities
Act").

     This prospectus may be used in connection with the remarketing of a class of reset rate certificates.

     In connection with any remarketing of a class of reset rate certificates by remarketing agents that are affiliates of the Depositor, unless the all-hold rate will be in effect, we will prepare for distribution to prospective purchasers a new prospectus supplement that contains material information relating to the terms of the remarketing, any new swap counterparty or counterparties and any other material information relating to the remarketing.
In addition, the prospectus supplement will contain or incorporate by reference from filings under the Securities and Exchange Act of 1934, as amended, material information describing the updated characteristics of the trust fund and the related pool of mortgage loans that remains outstanding as of a date reasonably proximate to the date of that prospectus supplement.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the
Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be
"underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c),
14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of

                                      121

any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents
(unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 270 Park Avenue, New York, New York 10017,
Attention: President, or by telephone at (212) 834-9299. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

     The Depositor filed a registration statement (the "Registration
Statement") relating to the certificates with the Securities and Exchange
Commission. This prospectus is part of the Registration Statement, but the
Registration Statement includes additional information.

     Copies of the Registration Statement and other filed materials may be read and copied at the Public Reference Section of the Securities and Exchange
Commission, 450 Fifth Street N.W., Washington, D.C. 20549. Information
regarding the operation of the Public Reference Room may be obtained by calling
The Securities and Exchange Commission at 1-800-SEC-0330. The Securities and
Exchange Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system.
The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the
EDGAR system at the office referred to above.

                                 LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP or such other counsel as may be specified in the applicable prospectus supplement.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

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                             INDEX OF DEFINED TERMS

1998 Policy Statement ......................   119
30/360 .....................................    38
401(c) Regulations .........................   117
91-day Treasury Bill Rate ..................    42
91-day Treasury Bills ......................    42
Accrual Certificates .......................    37
Accrued Certificate Interest ...............    37
Actual/360 .................................    38
Actual/365 (fixed) .........................    38
Actual/Actual (accrual basis) ..............    38
Actual/Actual (ISMA) .......................    39
Actual/Actual (payment basis) ..............    39
ADA ........................................    83
Amendments .................................   117
ARM Loans ..................................    26
Available Distribution Amount ..............    36
Bankruptcy Code ............................    74
Bond Equivalent Yield ......................    40
Book-Entry Certificates ....................    36
Cash Flow Agreement ........................    28
CERCLA .....................................    79
Certificate Owner ..........................    55
Clearstream ................................    46
CMT Rate ...................................    40
Code .......................................    53
Commercial Paper Rate ......................    40
Cooperatives ...............................    23
CPR ........................................    32
Debt Service Coverage Ratio ................    23
defective obligation .......................    86
Definitive Certificates ....................    36
Depositor ..................................    22
Determination Date .........................    29
Direct Participants ........................    54
Disqualified Organization ..................    99
Distribution Date Statement ................    52
DOL ........................................   116
Dow Jones Market Service Page 3750 .........    40
DTC ........................................    36
Due Dates ..................................    25
Due Period .................................    29
EDGAR ......................................   122
electing large partnership .................   100
Equity Participation .......................    25
Euroclear ..................................    46
Event of Default ...........................    66
Excess Funds ...............................    35
excess servicing ...........................   110
Exemptions .................................   117

FAMC........................................    26
Federal Funds Rate .........................    42
FHLMC ......................................    26
FNMA .......................................    26
Garn Act ...................................    81
GNMA .......................................    26
Indirect Participants ......................    55
Insurance and Condemnation
   Proceeds ................................    61
IRS ........................................    84
ISMA .......................................    39
L/C Bank ...................................    70
LIBOR Determination Date ...................    40
Liquidation Proceeds .......................    61
Loan-to-Value Ratio ........................    24
Lock-out Date ..............................    25
Lock-out Period ............................    25
MBS ........................................    22
MBS Agreement ..............................    26
MBS Issuer .................................    26
MBS Servicer ...............................    26
MBS Trustee.................................    26
Mortgage Asset Seller ......................    22
Mortgage Notes .............................    22
Mortgaged Properties .......................    22
Mortgages ..................................    22
NCUA .......................................   119
Net Leases .................................    24
Net Operating Income .......................    23
Nonrecoverable Advance .....................    51
Non-SMMEA Certificates .....................   118
Non-U.S. Person ............................   105
OCC ........................................   119
OID Regulations ............................    88
OTS ........................................   119
Participants ...............................    54
Parties in Interest ........................   116
Pass-Through Entity ........................   100
Permitted Investments ......................    60
Plans ......................................   116
Pooling Agreement ..........................    57
prepayment .................................    32
Prepayment Assumption ......................    89
Prepayment Interest Shortfall ..............    29
Prepayment Premium .........................    25
Prime Rate .................................    42
PTCE .......................................   117
Random Lot Certificates ....................    88
Record Date ................................    37

                                      123

Reference Banks .....................      40
Reform Act ..........................      87
Registration Statement ..............     122
Regular Certificateholder ...........      87
Regular Certificates ................      84
Related Proceeds ....................      51
Relief Act ..........................      82
REMIC ...............................   7, 84
REMIC Certificates ..................      84
REMIC Pool. .........................      84
REMIC Pool ..........................      84
REMIC Regulations ...................      84
REO Property ........................      59
Residual Certificateholders .........      95
Residual Certificates ...............      37
secured-creditor exemption ..........      80
Securities Act ......................     121
Senior Certificates .................      36

Servicing Standard ..................      59
Similar Law .........................     116
SMMEA ...............................     118
SPA .................................      32
Standard Certificateholder ..........     108
Standard Certificates ...............     108
Startup Day .........................      85
Stripped Certificateholder ..........     113
Stripped Certificates ...............     111
Subordinate Certificates ............      36
Sub-Servicing Agreement .............      60
Title V .............................      81
Treasury ............................      84
Treasury Notes ......................      41
U.S. Person .........................     101
Value ...............................      24
Warranting Party ....................      58

                                      124

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     The attached diskette contains a Microsoft Excel1, 2000 spreadsheet file
(the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "JPMCC 2005-LDP5.xls." It provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool" in this free writing prospectus and in Annex A-1, Annex A-2, Annex B, Annex E, Annex F, Annex G and Annex H to the
free writing prospectus. Defined terms used in the Spreadsheet File but not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this free writing prospectus. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this free writing prospectus. To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption "Description of the
Mortgage Pool" in this free writing prospectus and in Annex A-1, Annex A-2,
Annex B, Annex E, Annex F, Annex G and Annex H to the free writing prospectus, the information in electronic format is superseded by the related information in print format.

     Open the file as you would normally open any spreadsheet in Microsoft
Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button and, after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

--------------

(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

       THE INFORMATION CONTAINED HEREIN SUPERSEDES ANY PREVIOUS SUCH
INFORMATION DELIVERED TO YOU AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO
YOU PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS DOES NOT CONTAIN
ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS AND THE
PROSPECTUS SUPPLEMENT.

       WE ARE NOT OFFERING THESE CERTIFICATES IN ANY JURISDICTION WHERE THE
OFFER IS NOT PERMITTED.

                      -----------------------------------

                            FREE WRITING PROSPECTUS

Important Notice Regarding the Offered
  Certificates ..................................    S-2
Important Notice About Information Presented in

                    PROSPECTUS

Federal Income Tax Consequences for REMIC
  Certificates ..................................     84
Federal Income Tax Consequences for Certificates

Incorporation of Certain Information by Reference    121

                                 $3,871,203,000
                                  (APPROXIMATE)

                                J.P. MORGAN CHASE
                               COMMERCIAL MORTGAGE
                                SECURITIES CORP.

                               COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                SERIES 2005-LDP5

  Class A-1 Certificates       $  250,727,000
  Class A-2 Certificates       $  497,502,000
  Class A-3 Certificates       $  171,451,000
  Class A-4 Certificates       $1,394,695,000
  Class A-SB Certificates      $  169,706,000
  Class A-1A Certificates      $  453,417,000
  Class X-2 Certificates       $4,112,135,000
  Class A-M Certificates       $  319,643,000
  Class A-MFL Certificates     $  100,000,000
  Class A-J Certificates       $  298,995,000
  Class B Certificates         $   26,228,000
  Class C Certificates         $   73,437,000
  Class D Certificates         $   41,965,000
  Class E Certificates         $   20,982,000
  Class F Certificates         $   52,455,000

                           ---------------------------
                             FREE WRITING PROSPECTUS
                           ---------------------------

                                    JPMORGAN

                                     NOMURA

                       IXIS SECURITIES NORTH AMERICA INC.
                             PNC CAPITAL MARKETS LLC
                            DEUTSCHE BANK SECURITIES
                               MERRILL LYNCH & CO.
                               WACHOVIA SECURITIES

                               DECEMBER   , 2005

================================================================================